This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 27, 2006
STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-132106) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-800-745-2063.

Free Writing Prospectus to Accompany Prospectus Dated November 27, 2006

$2,360,637,000 (Approximate)
COBALT CMBS Commercial Mortgage Trust 2006-C1
as Issuing Entity
CWCapital Commercial Funding Corp.
as Depositor

CWCapital LLC
Wachovia Bank, National Association
Citigroup Global Markets Realty Corp.
Artesia Mortgage Capital Corporation
German American Capital Corporation
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2006-C1
Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4, Class A-1A, Class XP, Class A-M, Class A-J, Class B, Class C and Class D

We, CWCapital Commercial Funding Corp., have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated November 27, 2006. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

The offered certificates will represent interests in, and represent obligations of, the issuing entity only and do not represent the obligations of the depositor, the sponsors or any of their affiliates. None of the offered certificates or the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by the depositor, the underwriters, any mortgage loan seller, or any other party. The primary assets of the trust will be a pool of multifamily and commercial mortgage loans. The initial balance of the pooled mortgage loans that we expect to transfer to the trust will be approximately $2,545,161,488.

Each class of offered certificates will receive, to the extent of available funds, monthly distributions of interest, principal or both, on the fourth business day following any related determination date in any given month, commencing in January 2007. Credit enhancement is being provided through the subordination of 16 non-offered classes of series 2006-C1 certificates, as described under “Description of the Offered Certificates—Payments” in this prospectus supplement.

You should fully consider the risk factors beginning on page S-37 in this prospectus supplement and on page 11 in the accompanying prospectus prior to investing in the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Class	Approximate Principal Balance or Notional Amount(1)	Initial Pass-Through Rate	Pass-Through Rate Description	Principal Window(2)	Rating S&P/Fitch
Class A-1	$47,257,000%		Fixed	01/07-08/11	AAA/AAA
Class A-2	$358,727,000%		Fixed	08/11-12/11	AAA/AAA
Class A-AB	$137,993,000%		Fixed	12/11-06/16	AAA/AAA
Class A-3	$102,115,000%		Fixed	10/15-06/16	AAA/AAA
Class A-4	$734,613,000%		Fixed	06/16-11/16	AAA/AAA
Class A-1A	$400,908,000%		Fixed	01/07-11/16	AAA/AAA
Class XP	$2,469,093,000	(3)%	Variable	N/A	AAA/AAA
Class A-M	$254,516,000%		Fixed	11/16-11/16	AAA/AAA
Class A-J	$209,976,000%		Fixed	11/16-12/16	AAA/AAA
Class B	$50,903,000%		Fixed	12/16-12/16	AA/AA
Class C	$28,633,000%		Fixed(4)	12/16-12/16	AA-/AA-
Class D	$34,996,000%		Fixed(4)	12/16-12/16	A/A

Footnotes to table on page S-2.

Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are the underwriters for this offering. They will purchase their respective allocations of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal approximately ___% of the total initial principal balance of the offered certificates, plus accrued interest on all of the offered certificates before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. See “Method of Distribution” in this prospectus supplement.

With respect to this offering, Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are acting as co-lead managers and joint bookrunning managers.

Wachovia Securities	Citigroup	Deutsche Bank Securities

 The date of this prospectus supplement is December __, 2006.

COBALT CMBS Commercial Mortgage Trust 2006-C1

Commercial Mortgage Pass-Through Certificates, Series 2006-C1
Geographic Overview of Mortgage Pool[1]

Idaho
8 properties
Utah
12 properties
Colorado
4 properties
Wyoming
1 property
Montana
4 properties
Minnesota
21 properties
2.0% of total
Missouri
5 properties
Washington
16 properties
$101,878,902
4.8% of total
Nebraska
South Dakota
$4,025,730
Iowa
2 properties
Illinois
10 properties
Wisconsin
Michigan
Ohio
7 properties
New York
8 properties
Indiana
7 properties
Pennsylvania
13 properties
Massachusetts
3 properties
Connecticut
Oregon
3 properties
Nevada
North California[2]
5 properties
South California[2]
16 properties
Maryland
West Virginia
5 properties
Virginia
North Carolina
13 properties
Kentucky
Tennessee
South Carolina
30 properties
Georgia
22 properties
Florida
Hawaii
Arizona
New Mexico
1 property
Texas
28 properties
Louisiana
7 properties
Mississippi
Alabama
Oklahoma
4 properties
Kansas
Arkansas
5 properties

■ > 6.0% of Initial Pool Balance
■ 3.1% to 6.0% of Initial Pool Balance
■ 1.0% to 3.0% of Initial Pool Balance
■ < 1.0% of Initial Pool Balance

Mortgaged Properties by Property Type

Self Storage
Mixed Use
Healthcare
Industrial
Land
Hospitality
Office
Multifamily
Retail

Geographic Overview of Mortgaged Properties

Ala Moana Pacific Center
Ala Moana Center
Ala Moana Building
Ala Moana Plaza

Ala Moana Porfolio, Honolulu, HI

Continental Towers, Rolling Meadows, IL

ShopKo

ShopKo Portfolio, Various

NINE WEST
Samsonite
STYLES FOR LESS

Prime Retail Outlets Portfolio, Various

311 South Wacker, Chicago, IL

ROOSEVELT
HOTEL
Cinegrill

Hollywood Roosevelt Hotel, Los Angeles, CA

Fortress/Ryan's Portfolio, Various

Chiquita Center, Cincinnati, OH

Timberlake and Glades Apartments Portfolio,
Altamonte Springs, FL

Addison Corporate Center, Windsor, CT

i

ii

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This free writing prospectus is also referred to herein as the “prospectus supplement.” This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

IMPORTANT NOTICE

Information about the offered certificates is contained in two separate documents:

•	this prospectus supplement, which describes the specific terms of the offered certificates; and

•	the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates. The annexes to this prospectus supplement are incorporated into and are part of this prospectus supplement.

In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission can be read and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

You should only rely on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

SUMMARY OF PROSPECTUS SUPPLEMENT

This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

INTRODUCTION TO THE TRANSACTION

The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2006-C1 Commercial Mortgage Pass-Through Certificates, which consist of multiple classes and are referred to in this prospectus supplement as the series 2006-C1 certificates. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.

Series 2006-C1 Commercial Mortgage Pass-Through Certificates

Class	Approximate Principal Balance or Notional Amount at Initial Issuance(1)		Approx. % Total Credit Support at Initial Issuance	Approx. % of Initial Mortgage Pool Balance	Pass-Through Rate Description	Approx. Initial Pass-Through Rate	Approx. Weighted Average Life (Years)(2)	Principal Window(2)	Expected Ratings S&P/Fitch
Offered Certificates
A-1	$47,257,000		30.000%	1.857%	Fixed		2.67	01/07 - 08/11	AAA/AAA
A-2	$358,727,000		30.000%	14.094%	Fixed		4.78	08/11 - 12/11	AAA/AAA
A-AB	$137,993,000		30.000%	5.422%	Fixed		7.27	12/11 - 06/16	AAA/AAA
A-3	$102,115,000		30.000%	4.012%	Fixed		9.32	10/15 - 06/16	AAA/AAA
A-4	$734,613,000		30.000%	28.863%	Fixed		9.77	06/16 - 11/16	AAA/AAA
A-1A	$400,908,000		30.000%	15.752%	Fixed		7.28	01/07 - 11/16	AAA/AAA
XP	$2,469,093,000	(3)	N/A	N/A	Variable		N/A	N/A	AAA/AAA
A-M	$254,516,000		20.000%	10.000%	Fixed		9.90	11/16 - 11/16	AAA/AAA
A-J	$209,976,000		11.750%	8.250%	Fixed		9.96	11/16 - 12/16	AAA/AAA
B	$50,903,000		9.750%	2.000%	Fixed		9.98	12/16 - 12/16	AA/AA
C	$28,633,000		8.625%	1.125%	Fixed(4)		9.98	12/16 - 12/16	AA-/AA-
D	$34,996,000		7.250%	1.375%	Fixed(4)		9.98	12/16 - 12/16	A/A

Non-Offered Certificates(5)
E	$22,270,000		6.375%	0.875%	Fixed(4)		(5)	(5)	A-/A-
F	$28,633,000		5.250%	1.125%	Fixed(4)		(5)	(5)	BBB+/BBB+
G	$25,452,000		4.250%	1.000%	Fixed(4)		(5)	(5)	BBB/BBB
H	$34,996,000		2.875%	1.375%	WAC(6)		(5)	(5)	BBB-/BBB-
J	$6,363,000		2.625%	0.250%	Fixed(4)		(5)	(5)	BB+/BB+
K	$9,544,000		2.250%	0.375%	Fixed(4)		(5)	(5)	BB/BB
L	$9,544,000		1.875%	0.375%	Fixed(4)		(5)	(5)	BB-/BB-
M	$3,182,000		1.750%	0.125%	Fixed(4)		(5)	(5)	B+/B+
N	$6,363,000		1.500%	0.250%	Fixed(4)		(5)	(5)	B/B
O	$6,363,000		1.250%	0.250%	Fixed(4)		(5)	(5)	B-/B-
P	$31,814,488		0.000%	1.250%	Fixed(4)		(5)	(5)	NR/NR
XC	$2,545,161,488	(3)	N/A	N/A	WAC-IO		(5)	(5)	AAA/AAA
AMP-E1(7)	$18,000,000		N/A	N/A	Loan Specific(8)		(5)	(5)	NR/BB
AMP-E2(7)	$7,000,000		N/A	N/A	Loan Specific(8)		(5)	(5)	NR/BB
R-I	N/A		N/A	N/A	N/A	N/A	N/A	N/A	NR/NR
R-II	N/A		N/A	N/A	N/A	N/A	N/A	N/A	NR/NR

(1)	Subject to a permitted variance of plus or minus 5.0%.
(2)
As of the cut-off date, the weighted average life and Principal Window were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates (or, in the case of ARD loans, their anticipated repayment dates) and the other assumptions set forth under “—Yield Considerations” in this prospectus supplement.

(3)
The class XP and class XC certificates will not have a principal balance and are sometimes referred to collectively as the interest-only certificates. For purposes of calculating the amount of accrued interest, each of the interest-only certificates will have a notional amount. The notional amount of each of the interest-only certificates is described in this prospectus supplement under “Description of the Offered Certificates—General.”

(4)
The pass-through rate applicable to each of the class C, class D, class E, class F, class G, class J, class K, class L, class M, class N, class O and class P certificates for any distribution date will be subject to a maximum rate of the applicable weighted average net mortgage rate for such date.

(5)	Not offered hereby. Any information provided herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.
(6)	The pass-through rate applicable to the class H certificates for any distribution date will be equal to the applicable weighted average net mortgage rate for such date.
(7)
The class AMP-E1 certificates, which have an aggregate initial principal balance of $18,000,000, and the class AMP-E2 certificates, which have an aggregate initial principal balance of $7,000,000, represent an interest in a subordinate note secured by the Ala Moana Portfolio properties. The mortgage loan secured by the Ala Moana Portfolio properties is evidenced by multiple notes, consisting of multiple senior notes that pay pari passu and multiple subordinate notes. One of the senior notes and one of the subordinate notes are included as assets of the trust, but only the senior note is included among the pooled mortgage loans. References in this prospectus supplement to the mortgage loans in the trust or the trust mortgage loans include the senior note and the subordinate note that is included in the trust (but not the senior notes or the subordinate notes that are not included in the trust). All of the mortgage loans included in the trust, including the senior note secured by the Ala Moana Portfolio properties, but not the subordinate note secured by the Ala Moana Portfolio properties, are pooled for purposes of distributions to the series 2006-C1 certificates (other than the class AMP-E certificates). References in this prospectus supplement to the pooled mortgage loans, the mortgage pool, the initial mortgage pool balance and all other financial and statistical information provided herein, unless otherwise indicated, include the pooled senior note secured by the Ala Moana Portfolio properties but not the senior notes that are outside the trust and neither the subordinated note in the trust nor the subordinated notes outside the trust.

(8)
“Loan Specific” refers to the pass-through rate for each class of the class AMP-E certificates as calculated based on (i) the mortgage rate of the non-pooled subordinate mortgage loan in the trust secured by the Ala Moana Portfolio properties minus (ii) the applicable servicing fee rate and trustee fee rate.

The offered certificates will evidence beneficial ownership interests in a common law trust designated as the COBALT CMBS Commercial Mortgage Trust 2006-C1. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which we sometimes collectively refer to as the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement, which are sometimes referred to as the pooled mortgage loans, and one subordinate note secured by the Ala Moana Portfolio property that is not included in the mortgage pool, which we sometimes refer to as the non-pooled mortgage loan.

The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of December 1, 2006. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the offered certificates, except as described in this prospectus supplement.

The parties to the pooling and servicing agreement will include us as depositor, a trustee, a master servicer and a special servicer. A copy of the pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection. See “Important Notice” in this prospectus supplement.

Key Certificate Features

A. Approximate Principal Balance or Notional Amount at Initial Issuance
The class A-1, class A-2, class A-AB, class A-3, class A-4, class A-1A, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class AMP-E1 and class AMP-E2 certificates will be the series 2006-C1 certificates with principal balances and are sometimes referred to as the principal balance certificates. The class AMP-E1 and class AMP-E2 certificates are collectively referred to as the “class AMP-E certificates.” Only the class A-1, class A-2, class A-AB, class A-3, class A-4, class A-1A, class XP, class A-M, class A-J, class B, class C and class D certificates are offered by this prospectus supplement. The table on page S-2 of this prospectus supplement identifies for each of those classes of principal balance certificates the approximate total principal balance of that class at initial issuance. The actual total principal balance at initial issuance may be larger or smaller than the amount shown in the table above, depending on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be up to 5% larger or smaller than the amount presented in this prospectus supplement.

The class XP and class XC certificates will not have principal balances and are sometimes referred to in this prospectus supplement collectively as the interest only certificates. For purposes of calculating the amount of accrued interest, each of the interest only certificates will have a notional amount. The initial notional amount of the class XP and class XC certificates will be $2,469,093,000 and $2,545,161,488 respectively, although in each case it may be up to 5% larger or smaller. For a further description of the principal balances and notional amounts of the series 2006-C1 certificates, see “Description of the Offered Certificates—General” in this prospectus supplement.

This prospectus supplement contains a description of certain features pertaining to the non-offered classes of the series 2006-C1 certificates. These certificates are not offered by this prospectus supplement and are provided only for informational purposes to prospective purchasers of the offered certificates to assist them in evaluating a prospective purchase of a class of the offered certificates.

The class R-I and class R-II certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R-I and class R-II certificates are not expected to receive any material payments. See “Description of the Offered Certificates—Payments—Priority of Payments” below.

The class P certificates will entitle holders to certain additional interest that may accrue with respect to any mortgage loan that has an anticipated repayment date. See “Description of the Offered Certificates—Payments—Priority of Payments” below.

B. Total Credit Support at Initial Issuance	The respective classes of the series 2006-C1 certificates, other than the class AMP-E, class R-I and class R-II certificates, will entitle their holders to varying degrees of seniority for purposes of

•	receiving payments of interest and, if and when applicable, payments of principal, and

•	bearing the effects of losses on the underlying pooled mortgage loans, as well as default related and other unanticipated expenses of the trust.

The class A-1, class A-2, class A-AB, class A-3, class A-4, class A-1A, class XP and class XC certificates will be the most senior classes of certificates. The class P certificates will be the most subordinate class of certificates and will entitle holders to collections of additional interest on any mortgage loans with an anticipated repayment date.

The class AMP-E certificates will be neither senior nor subordinate to any other series 2006-C1 certificates, but rather will receive payment out of amounts collected on the non-pooled subordinate mortgage loan in the trust secured by the Ala Moana Portfolio properties. Payments on the non-pooled subordinate mortgage loan will be senior to certain other subordinate mortgage loan in the trust that are outside the trust, but subordinated to payments on other subordinate mortgage loans that are outside the trust and the multiple senior notes secured by the Ala Moana Portfolio properties, only one of which is included among the pooled mortgage loans in this trust.

The class R-I and class R-II certificates will be residual interest certificates and will not provide any credit support to the other series 2006-C1 certificates.

The classes of principal balance certificates are listed from top to bottom in the table on page S-2 of this prospectus supplement in descending order of seniority. The table on page S-2 of this prospectus supplement shows the approximate total credit support provided to each class of the offered certificates (other than the class XP certificates) through the subordination of other classes of the series 2006-C1 certificates.

C. Pass-Through Rate
Each class of the series 2006-C1 certificates, other than the class R-I and class R-II certificates, will bear interest. The table on page S-2 of this prospectus supplement provides the indicated information regarding the pass-through rate at which each of those classes of the series 2006-C1 certificates will accrue interest.

The pass-through rates applicable to each class of offered certificates will equal one of the following rates: (i) a fixed rate, (ii) a variable rate, (iii) a rate equal to the lesser of the initial pass-through rate for that class (as described in the table on page S-2 in this prospectus supplement) and the weighted average net mortgage pass-through rate of the pooled mortgage loans, or (iv) a rate equal to the weighted average net mortgage pass- through rate of the pooled mortgage loans.

The pass through rate applicable to the class XP certificates for each payment date will be as set forth on Annex E to this prospectus supplement.

The pass-through rate for each class of the class AMP-E certificates will be equal to (a) the mortgage rate of the related non-pooled subordinate mortgage loan included in the trust that is secured by the Ala Moana Portfolio properties (as adjusted to a 30/360 equivalent rate in some months) minus (b) the applicable servicing fee rate and trustee fee rate.

The pass-through rates for each class of offered certificates is described in further detail in this prospectus supplement under the heading, “Description of the Offered Certificates—Payments—
Calculation of Pass-Through Rates.”

D. Weighted Average Life and Principal Window
The weighted average life and principal window for each class of certificates is shown in the table on page S-2 of this prospectus supplement for each class of offered certificates (other than the class XP certificates) were calculated based on the following assumptions with respect to each underlying pooled mortgage loan—

•	the related borrower timely makes all payments on the pooled mortgage loan,

•	if the pooled mortgage loan has an anticipated repayment date, the pooled mortgage loan will be paid in full on that date,

•	the pooled mortgage loan will not otherwise be prepaid prior to stated maturity, and

•	the other modeling assumptions referred to under “Yield and Maturity Considerations” in, and set forth in the glossary to, this prospectus supplement.

E. Ratings
The ratings shown in the table on page S-2 of this prospectus supplement for the offered certificates are those of S&P and Fitch, respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page S-2 of this prospectus supplement.

The ratings assigned to the respective classes of the offered certificates address the timely payment of interest and (except with respect to the class XP certificates) the ultimate payment of principal on or before the applicable rated final payment date described under “—Relevant Dates and Periods—Rated Final Payment Date” below.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

For a description of the limitations of the ratings of the offered certificates, see “Ratings” in this prospectus supplement.

Relevant Parties

Issuing Entity
The issuing entity is COBALT CMBS Commercial Mortgage Trust 2006-C1, a common law trust fund to be formed on the issue date under the laws of the State of New York pursuant to a pooling and servicing agreement by and among the depositor, the trustee, the master servicer and the special servicer. See “The Issuing Entity” in this prospectus supplement.

Who We Are/ Depositor
Our name is CWCapital Commercial Funding Corp. We are a special purpose Delaware corporation. Our principal offices are located at One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494. Our main telephone number is (781) 707-9300. We are an indirect majority owned subsidiary of Caisse de dépôt et placement du Québec and a wholly owned subsidiary of CW Financial Services LLC. We are also an affiliate of:

•	CWCapital LLC, a sponsor and one of the mortgage loan sellers and the primary servicer with respect to the mortgage loans it sells to us, and

•	CWCapital Asset Management LLC, the special servicer.

We will deposit into the trust the mortgage loans that will back the series 2006-C1 certificates. See “CWCapital Commercial Funding Corp.” in the accompanying prospectus.

Initial Master Servicer
Wachovia Bank, National Association, will act as the initial master servicer under the pooling and servicing agreement. The mortgage loans, except for the mortgage loans secured by the Ala Moana Portfolio properties, the ShopKo Portfolio properties, the 311 South Wacker property and the Fortress/Ryan’s Portfolio properties, will be serviced by the master servicer under the pooling and servicing agreement.

The mortgage loans secured by the Ala Moana Portfolio properties will be serviced under the pooling and servicing agreement entered into in connection with Deutsche Mortgage & Asset Receiving Corporation, as depositor, CD 2006-CD3 Mortgage Trust securitization. The mortgage loan secured by the 311 South Wacker property will be serviced under the pooling and servicing agreement entered into in connection with Wachovia Bank Commercial Mortgage Trust, as depositor, Wachovia Bank Commercial Mortgage Trust 2006-C28 trust. The master servicer under each such pooling and servicing agreement is Wachovia Bank, National Association.

The mortgage loan secured by the ShopKo Portfolio properties will be serviced under the pooling and servicing agreement entered into in connection with Citigroup Commercial Mortgage Securities, Inc., as depositor, Citigroup Commercial Mortgage Trust 2006-C4 securitization. The master servicer under such pooling and servicing agreement is Midland Loan Services, Inc.

The mortgage loan secured by the Fortress/Ryan’s Portfolio properties will be serviced under the pooling and servicing agreement entered into in connection with Deutsche Mortgage & Asset Receiving Corporation, as depositor, COMM 2006-C8 trust.

The master servicer under such pooling and servicing agreement is to be determined and disclosed in the final prospectus supplement.

See “The Servicers—The Master Servicer” and “Servicing Under the Pooling and Servicing Agreement—Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement. The master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers, its related mortgage loans:

•	as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and

•	as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out.

In addition, the master servicer will be the primary party responsible for making principal and interest advances and servicing advances under the pooling and servicing agreement. The fee of the master servicer will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will equal a rate per annum equal to the administrative fee rate set forth on Annex A-1 of this prospectus supplement (net of the trustee fee rate) multiplied by the stated principal balance of the related mortgage loan. The master servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers. See “The Servicers—The Master Servicer” in this prospectus supplement.

Initial Special Servicer
CWCapital Asset Management LLC, a Massachusetts limited liability company and one of our affiliates, will act as the initial special servicer under the pooling and servicing agreement. The mortgage loans, except for the mortgage loans secured by the Ala Moana Portfolio properties, the ShopKo Portfolio properties, the 311 South Wacker property and the Fortress/Ryan’s Portfolio properties, will be specially serviced by the special servicer under the pooling and servicing agreement.

The mortgage loan secured by the Ala Moana Portfolio properties will be specially serviced under the pooling and servicing agreement entered into in connection with Deutsche Mortgage & Asset Receiving Corporation, as depositor, CD 2006-CD3 Mortgage Trust securitization. The mortgage loan secured by the ShopKo Portfolio properties will be specially serviced under the pooling and servicing agreement entered into in connection with Citigroup Commercial Mortgage Securities, Inc., as depositor, Citigroup Commercial Mortgage Trust 2006-C4 securitization. The special servicer under each such pooling and servicing agreement is J.E. Robert Company, Inc.

The mortgage loan secured by the 311 South Wacker property will be specially serviced under the pooling and servicing agreement entered into in connection with Wachovia Bank Commercial Mortgage Trust, as depositor, Wachovia Bank Commercial Mortgage Trust 2006-C28 trust. The mortgage loan secured by the Fortress/Ryan’s Portfolio properties will be specially serviced under the pooling and servicing agreement entered into in connection with Deutsche Mortgage & Asset Receiving Corporation, as depositor, COMM 2006-C8 trust. The special servicer under each such pooling and servicing agreement will be LNR Partners, Inc.

See “The Servicers—The Special Servicer” in this prospectus supplement.

Generally, the special servicer will service a mortgage loan, upon the occurrence of certain events that cause that mortgage loan to become a “specially serviced mortgage loan.” See “The Servicers—The Special Servicer” in this prospectus supplement. The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

Primary Servicer
CWCapital LLC, a Massachusetts limited liability company, one of the sponsors and one of our affiliates, will act as primary servicer with respect to 58 of the underlying mortgage loans, representing 29.9% of the initial mortgage pool balance, which were originated or acquired by CWCapital LLC. See “The Servicers—Primary Servicer” in this prospectus supplement.

Trustee
Wells Fargo Bank, N.A., a national banking association, will act as the initial trustee on behalf of all the series 2006-C1 certificateholders. See “The Trustee” in this prospectus supplement. The trustee will also act as authenticating agent and certificate registrar with respect to the certificates. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. In addition, the trustee will be primarily responsible for back-up advancing if the master servicer fails to perform its advancing obligations. Following the transfer of the underlying mortgage loans into the trust, the trustee, on behalf of the trust, will become the holder of each mortgage loan transferred to the trust.

The fee of the trustee will be payable monthly on a loan-by-loan basis, and will accrue at a rate, calculated on a basis of a 360-day year consisting of twelve 30-day months equal to 0.0008% per annum and will be computed on the basis of the stated principal balance of the related mortgage loan.

Sponsors
CWCapital LLC, a Massachusetts limited liability company and one of our affiliates, Wachovia Bank, National Association, a national banking association, Citigroup Global Markets Realty Corp., a New York corporation, Artesia Mortgage Capital Corporation, a Delaware corporation, and German American Capital Corporation, a Maryland corporation, have acted as the sponsors with respect to the issuance of the certificates. Wachovia Bank, National Association is also acting as master servicer and is an affiliate of one of the underwriters. A sponsor is an entity that organizes and initiates the issuance of the certificates by selling mortgage loans to the depositor, which in turn will transfer the mortgage loans to the trust fund, which will then issue the certificates. See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement and “CWCapital LLC” in the prospectus.

Mortgage Loan Sellers	We will acquire the mortgage loans that are to back the offered certificates, from—

•	CWCapital LLC, as to 58 pooled mortgage loans, representing 29.9% of the initial mortgage pool balance,

•	Wachovia Bank, National Association, as to 41 pooled mortgage loans, representing 27.4% of the initial mortgage pool balance,

•
Citigroup Global Markets Realty Corp., as to 23 pooled mortgage loans, representing 24.2% of the initial mortgage pool balance and as to the subordinate non-pooled mortgage loans secured by the Ala Moana property that are included in the trust,

•	Artesia Mortgage Capital Corporation, as to 34 pooled mortgage loans, representing 11.0% of the initial mortgage pool balance, and

•	German American Capital Corporation, as to 11 pooled mortgage loans, representing 7.4% of the initial mortgage pool balance.

For purposes of the information contained in this prospectus supplement (including the annexes to this prospectus supplement), although the mortgage loans identified in the first bullet point above were sold to us by CWCapital Mortgage Securities I LLC or CWCapital Mortgage Securities III LLC, all references to “mortgage loan seller” or “seller” with respect to such mortgage loans will be deemed to refer to CWCapital LLC. Prior to this securitization, those mortgage loans were originated and closed or purchased by CWCapital LLC and subsequently sold by CWCapital LLC to CWCapital Mortgage Securities I LLC or CWCapital Mortgage Securities III LLC. The representations and warranties made by CWCapital LLC in connection with the sale of these mortgage loans to CWCapital Mortgage Securities I LLC or CWCapital Mortgage Securities III LLC, as applicable, will be separately made to us by CWCapital LLC and the sole recourse to cure a material document defect or a material breach in respect of such mortgage loans or to repurchase or replace any of those mortgage loans, if defective, will be solely against CWCapital LLC.

See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

Originators
We are not the originator of any of the mortgage loans that we intend to include in the trust. Each mortgage loan seller or its affiliate originated the loans as to which it is acting as mortgage loan seller; except that two of the pooled mortgage loans, representing 0.3% of the initial mortgage pool balance, as to which

CWCapital LLC is acting as mortgage loan seller, were originated by LaSalle Bank, National Association and acquired from LaSalle Bank National Association by such mortgage loan seller. In addition, the Ala Moana Portolio Loan Combination was co-originated by Citigroup Global Markets Realty Corp. and LaSalle Bank National Association and the ShopKo Portfolio Loan Combination was co-originated by Citigroup Global Markets Realty Corp. and Barclays Capital Real Estate Inc. Each of the Mortgage Loan Sellers other than German American Capital Corporation originated more than 10% of the mortgage loans in the trust fund. See “The Sponsors, the Mortgage Loan Sellers and the Originators” in this prospectus supplement.

Directing Holders
The directing holder with respect to each of the mortgage loans will at any time be one of the following parties: (1) except as set forth in (2), (3) or (4), the holder of certificates representing a majority interest in a designated controlling class of the series 2006-C1 certificates, (2) the holders of one or more related subordinate non-trust mortgage loans or, with respect to the Ala Moana Portfolio mortgage loan, upon a control appraisal event with respect to the related more subordinate non-trust mortgage loans, the holders of class AMP-E certificates, (3) the holders of related pari passu non-trust mortgage loans or (4) the holder of certificates representing a majority interest in a designated controlling class of another securitization holding a related non-trust mortgage loan. The anticipated initial directing holder as set forth in (1) above is an affiliate of CWCapital LLC and CWCapital Asset Management LLC. See “Servicing Under the Pooling and Servicing Agreement—The Directing Holders.”

In each case, the directing holder will have the right to—

•
replace the applicable special servicer with or without cause as described under “Servicing Under the Pooling and Servicing Agreement—Replacement of the Special Servicer” in this prospectus supplement; and

•	select a representative that may advise the applicable special servicer on various servicing matters.

Unless there are significant losses on the underlying pooled mortgage loans, the controlling class of series 2006-C1 certificateholders will be the holders of a non offered class of series 2006-C1 certificates.

See “Servicing Under the Pooling and Servicing Agreement—The Directing Holders” in this prospectus supplement.

Underwriters
Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are the underwriters of this offering. With respect to this offering, Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are acting as joint bookrunning managers and co-lead managers.

Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are each an affiliate of one of the mortgage loan sellers. In addition, it is intended that Wachovia

Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions. See “Method of Distribution” in this prospectus supplement.

Relevant Dates and Periods

Cut-off Date
The cut-off date for each mortgage loan included in the trust will be its due date in December 2006. Each mortgage loan will be considered part of the trust as of its cut-off date. All payments and collections received on the mortgage loans included in the trust after the cut-off date, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust.

Issue Date	The date of initial issuance for the offered certificates will be on or about December 21, 2006.

Payment Date	During any given month, the payment date will be the fourth business day following the related determination date, commencing in January 2007.

Determination Date	The determination date with respect to any payment date will be the 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in January 2007.

Record Date
The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month, except that the first record date will be the date of initial issuance. The registered holders of the series 2006-C1 certificates at the close of business on each record date will be entitled to receive, on the following payment date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

Collection Period
Amounts available for payment on the offered certificates on any payment date will depend on the payments and other collections received, and any advances of payments due, on the underlying pooled mortgage loans during the related collection period. Each collection period—

•	will relate to a particular payment date,

•	will be approximately one month long,

•	will begin immediately after the prior collection period ends or, in the case of the first collection period, will begin immediately after the cut-off date, and

•	will end on the determination date.

Interest Accrual Period	The interest accrual period for the offered certificates for any payment date will be the preceding calendar month.

Rated Final Payment Date	As discussed in this prospectus supplement, the ratings assigned to the respective classes of offered certificates will represent the likelihood of—

•	timely receipt of all interest to which each certificateholder is entitled on each payment date, and

•
the ultimate receipt of all principal to which each certificateholder is entitled by the related rated final payment date, which is the final payment date used by the rating agencies in providing their ratings.

The rated final payment dates for each class of the offered certificates is the payment date in August 2048.

Assumed Final Payment Date
With respect to any class of offered certificates, the assumed final payment date is the payment date on which the holders of those certificates would be expected to receive their last payment and the total principal balance of those certificates would be expected to be reduced to zero, based upon—

•	the assumption that each borrower timely makes all payments on its pooled mortgage loan;

•	the assumption that any pooled mortgage loan with an anticipated repayment date is paid in full on that date;

•	the assumption that no borrower otherwise prepays its pooled mortgage loan prior to stated maturity; and

•	the other modeling assumptions referred to under “Yield and Maturity Considerations” in, and set forth in the glossary to, this prospectus supplement.

Accordingly, the assumed final payment date for each class of principal balance offered certificates is the payment date in the calendar month and year set forth below for that class:
Class	Month and Year of Assumed Final Payment Date
A-1	August 2011
A-2	December 2011
A-AB	June 2016
A-3	June 2016
A-4	November 2016
A-1A	November 2016
A-M	November 2016
A-J	December 2016
B	December 2016
C	December 2016
D	December 2016

The actual final payment date is likely to vary materially from the assumed final payment date due to potential defaults by borrowers, unanticipated expenses of the trust and voluntary and involuntary prepayments on the pooled mortgage loans.

Description of the Offered Certificates

Registration and Denominations
We intend to deliver the offered certificates in book-entry form in original denominations of $25,000 initial principal balance—or, solely with respect to the class XP certificates, $1,000,000 initial notional amount—and in any greater whole dollar denominations.

You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company, in the United States, or Clearstream Banking, société anonyme, or Euroclear Bank as operator of the Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under “Description of the Offered Certificates—Registration and Denominations” in this prospectus supplement and under “Description of the Certificates—Book-Entry Registration” in the accompanying prospectus.

Payments

A. General
The trustee will make payments of interest and principal to the classes of series 2006-C1 certificateholders (exclusive of the class AMP-E certificateholders), in the following order of priority, subject to available funds:

Payment Order	Class
1st	A-1, A-2, A-AB, A-3, A-4,
A-1A, XP and XC
2nd	A-M
3rd	A-J
4th	B
5th	C
6th	D
7th	E
8th	F
9th	G
10th	H
11th	J
12th	K
13th	L
14th	M
15th	N
16th	O
17th	P

Allocation of interest and principal, if applicable, payments among the class A-1, class A-2, class A-AB, class A-3, class A-4, class A-1A, class XP and class XC certificates is described under “—C. Payments of Interest” below and “—D. Payments of Principal” below.

See “Description of the Offered Certificates—Payments—Priority of Payments” in this prospectus supplement.

B. Loan Groups	For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into:

•	a loan group no. 1 consisting of all of the pooled mortgage loans that are secured by property types other than multifamily; and

•	a loan group no. 2 consisting of all of the pooled mortgage loans that are secured by multifamily properties.

Loan group no. 1 will contain a total of 139 underlying mortgage loans that represent 84.2% of the initial mortgage pool balance, and loan group no. 2 will contain a total of 28 underlying mortgage loans that represent 15.8% of the initial mortgage pool balance.

As and to the extent described under “—Payments of Principal” and “Description of the Offered Certificates—Payments—
Payments of Principal” and “—Payments—Priority of Payments” below in this prospectus supplement, amounts collected with respect to loan group no. 2 will be distributed to the holders of the class A-1A certificates and amounts collected with respect to loan group no. 1 will be distributed to the holders of the class A-1, class A-2, class A-AB, class A-3 and class A-4 certificates.

C. Payments of Interest
Each class of series 2006-C1 certificates, other than the class R-I and class R-II certificates will bear interest. In each case, that interest will accrue during each interest accrual period based upon—

•	the pass-through rate applicable for the particular class for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of the particular class outstanding immediately prior to the related payment date, and

•	the assumption that each year consists of twelve 30-day months.

Interest payments will be allocated among the class A-1, class A-2, class A-AB, class A-3, class A-4, class A-1A, class XP and class XC certificates in the following manner:

•
interest payment in respect of loan group no. 1 will be allocated to the class A-1, class A-2, class A-AB, class A-3 and class A-4 certificates, pro rata based on the respective amounts of interest payable on each of these classes;

•	interest payments in respect of loan group no. 2 will be allocated to the class A-1A certificates; and

•	interest in respect of all of the mortgage loans will be allocated to the class XP and class XC certificates, pro rata based on the respective amounts of interest payable on each of these classes;

provided, however, that if the interest payments for the subject payment date is insufficient to pay in full the total amount of interest to be distributable with respect to any of these classes as described above, then the interest payments will be allocated among all of those classes, pro rata, in proportion to the respective amounts of interest payable on those classes, without regard to loan group.

The borrowers under the mortgage loans are generally prohibited under the related mortgage loan documents from making whole or partial prepayments that are not accompanied by a full month’s interest on the prepayment. If, however, a whole or partial voluntary prepayment (or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment) on an underlying pooled mortgage loan is not accompanied by the amount of one full month’s interest on the prepayment, then, as and to the extent described under “Description of the Offered Certificates—Payments—Payments of Interest” in this prospectus supplement, the resulting shortfall, less—

•	the amount of the master servicing fee that would have been payable from that uncollected interest, and

•
in the case of a voluntary prepayment on a non-specially serviced pooled mortgage loan, the applicable portion of the payment made by the master servicer to cover prepayment interest shortfalls resulting from voluntary prepayments on non-specially serviced pooled mortgage loans during the related collection period, may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the 2006-C1 certificates (other than the class AMP-E certificates), including the offered certificates, on a pro rata basis in accordance with respective amounts of current accrued interest for those classes. Any shortfall of the type referred to above with respect to the subordinate non-pooled mortgage loan in the trust secured by the Ala Moana Portfolio properties will be allocated between the two classes of class AMP-E certificates, on a pro rata basis in accordance with the respective amounts of current accrued interest for those classes.

On each payment date, subject to available funds and the payment priorities described under “—A. General” above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

See “Description of the Offered Certificates—Payments—Payments of Interest” and “—Payments—Priority of Payments” in this prospectus supplement.

D. Payments of Principal
Subject to available funds and the payment priorities described under “Description of the Offered Certificates—Payments—Priority of Payments” in this prospectus supplement, the holders of each class of offered certificates (other than the class XP certificates) will be entitled to receive a total amount of principal over time equal to the total initial principal balance of their particular class.

The trustee will be required to make payments of principal attributable to the mortgage loans in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to underlying mortgage loans in loan group no. 1 or underlying mortgage loans in loan group no. 2, to ensure that:

•
no payments of principal will be made to the holders of any of the class A-1, class A-2, class A-AB, class A-3 or class A-4, certificates until (i) the principal balance of the class A-AB certificates is reduced to the planned principal balance for the related payment date set forth on Annex F to this prospectus supplement and (ii) the principal balance of each other class of certificates having a prior alpha-numerical class designation has been reduced to zero;

•
no payments of principal in respect of loan group no. 2 will be made to the holders of the class A-1, class A-2, class A-AB, class A-3 or class A-4, certificates, until the total principal balance of the class A-1A certificates is reduced to zero;

•	no payments of principal in respect of loan group no. 1 will be made to the holders of the class A-1A certificates, until the total principal balance of the class A-4 certificates is reduced to zero;

•
no payments of principal will be made to the holders of the
class A-M, class A-J, class B, class C and class D certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero; and

•
no payments of principal will be made to the holders of any non-offered class of series 2006-C1 certificates (other than the class AMP-E certificates) until the total principal balance of the offered certificates is reduced to zero.

Because of losses on the underlying pooled mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O and class P certificates could be reduced to zero at a time when the class A-1, class A-2, class A-AB, class A-3, class A-4 and class A-1A certificates remain outstanding. See “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable” in the accompanying prospectus. Under those circumstances, any payments of principal on the class A-1, class A-2, class A-AB, class A-3, class A-4 and class A-1A certificates will be made on a pro rata basis in accordance with their respective principal balances.

Payments of principal on the two classes of class AMP-E certificates will be allocated on a pro rata basis, except during certain default scenarios with respect to the subordinate non-pooled mortgage loan in the trust secured by the Ala Moana Portfolio properties when no payments of principal will be made with respect to the class AMP-E2 certificates until the total principal balance of the class AMP-E1 certificates is reduced to zero.

The interest only certificates, class R-I and class R-II certificates do not have principal balances and do not entitle their holders to payments of principal.

The total payments of principal to be made on the series 2006-C1 certificates (other than the class AMP-E certificates) on any payment date will be a function of—

•
the amount of scheduled payments of principal due or, in some cases, deemed due on the pooled mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee agent; and

•	the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the pooled mortgage loans that are received during the related collection period.

However, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer or trustee under a pooling and servicing agreement related to a loan combination is reimbursed) for advances out of principal collections on the pooled mortgage loans for any advance that it (or in the case of the master servicer or the trustee, the special servicer) has determined is not recoverable out of collections on the pooled mortgage loan for which such advances were made or for any work-out delayed reimbursement amounts, as described under “Description of the Offered Certificates—Reimbursement of Advances” in this prospectus supplement, then the total payments of principal to be made on the series 2006-C1 principal balance certificates (other than the class AMP-E certificates) on the corresponding payment date will be reduced by the amount of such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying pooled mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group (i.e., loan group no. 1 or loan group no. 2, as applicable) that includes the subject underlying pooled mortgage loan as to which the advance was made, and prior to using payments of other collections of principal on the other loan group.

The total payments of principal to be made on the class AMP-E certificates on any payment date will be a function of the amount of any payments and other collections of principal with respect to the subordinate non- pooled mortgage loan in the trust secured by the Ala Moana Portfolio properties that are received during the related collection period.

See “Description of the Offered Certificates—Payments—Payments of Principal,” and “—Payments—Priority of Payments” in this prospectus supplement.

E. Payments of Prepayment Premiums and Yield Maintenance Charges

If any prepayment premium or yield maintenance charge is collected on any of the pooled mortgage loans, then the trustee will pay that amount in the proportions described under “Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges” in this prospectus supplement, to—

•
the holders of any of the classes of the offered certificates and the class E, class F, class G and class H certificates that are then entitled to receive payments of principal with respect to the loan group that includes the prepaid mortgage loan on that payment date, as described in this prospectus supplement, to the extent funds are available,

•	on or prior to the payment date in December 2013, any remaining amounts to be allocated, 30% to the holder of the class XP certificates and 70% to the holders of the class XC certificates, and

•	after the payment date in December 2013, any remaining amounts to the holders of the class XC certificates.

If any yield maintenance charges are collected on a subordinate non-pooled mortgage loan in the trust secured by the Ala Moana Portfolio properties, then the trustee will distribute that amount to the holders of one or both classes of the class AMP-E certificates.

Fees and Expenses
The amounts available for distribution on the series 2006-C1 certificates on any payment date will generally be net of the fees and other compensation payable to the master servicer, the special servicer, the trustee and certain other parties as provided in the pooling and servicing agreement. Such fees and expenses will generally be payable prior to distribution on the series 2006-C1 certificates. Further information with respect to the foregoing fees and expenses, including information regarding the general purpose of and the source of payment for such fees and expenses is set forth under “Description of the Offered Certificates—Fees and Expenses” below in this prospectus supplement.

Reductions of Certificate Principal Balances in Connection with Losses on the Underlying Mortgage Loans and Default-Related and Other Unanticipated Expenses

Future losses on the underlying mortgage loans and/or default-related and other unanticipated expenses of the trust may cause the total principal balance of the mortgage pool, net of advances of principal, to fall below the total principal balance of the series 2006-C1 certificates. If and to the extent that losses and expenses on the pooled mortgage loans cause a deficit to exist following the payments made on the series 2006-C1 certificates (other than the class AMP-E certificates) on any payment date, the total principal balances of the following classes of series 2006-C1 certificates will be sequentially reduced in the following order, until that deficit is eliminated:

Reduction Order	Class
1st	P
2nd	O
3rd	N
4th	M
5th	L
6th	K
7th	J
8th	H
9th	G
10th	F
11th	E
12th	D
13th	C
14th	B
15th	A-J
16th	A-M
17th	A-1, A-2, A-AB, A-3, A-4 and A-1A, pro rata by total principal balance

Any reduction to the respective total principal balances of the class A-1, class A-2, class A-AB, class A-3, class A-4 and class A-1A certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of reduction.

Any losses and expenses that are associated with the subordinate non-pooled mortgage loan in the trust secured by the Ala Moana Portfolio properties will be allocated to the class AMP-E2 certificates until the principal balance of the class AMP-E2 certificates is reduced to zero, and then to the class AMP-E1 certificates.

Any losses or expenses that are associated with the mortgage loans secured by the ShopKo Portfolio, the 311 South Wacker and the Fortress/Ryan’s Portfolio properties will generally be allocated pro rata between the applicable senior mortgage loans that are secured by the related property, only one of which with respect to each property or portfolio of properties is a pooled mortgage loan, in accordance with the related co-lender agreement.

See “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.

Advances of Delinquent Monthly Debt Service Payments

Except as described below in this subsection, the master servicer will be required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due on the mortgage loans, in each case net of related master servicing fees (which include any applicable primary servicing fees) and workout fees. In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make. As described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

Notwithstanding the foregoing, neither the master servicer nor the trustee will advance master servicing fees, primary servicing fees or workout fees. Moreover, neither the master servicer nor the trustee will be required to make any advance that it determines will not be recoverable from proceeds of the related mortgage loan.

In addition, if any “appraisal reduction event”, occurs or exists with respect to any mortgage loan or the mortgaged property for that mortgage loan (excluding the non-serviced mortgage loan), a new appraisal (or, in some cases involving mortgage loans or mortgaged properties with principal balances or allocated loan amounts, as the case may be, of less than $2,000,000, a valuation estimate of that property) must be obtained or conducted. If, based on that appraisal or other valuation, it is determined that the principal balance of, and other delinquent amounts due under, the mortgage loan, exceed an amount equal to—

•	90% of the new appraised or estimated value of that mortgaged property, plus

•	certain escrows and reserves and any letters of credit constituting additional security for the mortgage loan, minus

•	the amount of any obligations secured by liens on the mortgaged property, which liens are prior to the lien of the mortgage loan,

then the amount otherwise required to be advanced with respect to that mortgage loan will be reduced. The reduction will generally be in the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal. Due to the payment priorities, any reduction in advances on the pooled mortgage loans will first reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2006-C1 certificates other than the class AMP-E certificates then outstanding.

With respect to the four mortgage loans that are in a split loan structure and are being serviced pursuant to a pooling and servicing agreement entered into in connection with another securitization,

•
in the case of the mortgage loan secured by the 311 South Wacker property, which is part of a split loan structure, the master servicer under the applicable pooling and servicing agreement is the party that is responsible for making P&I advances for the mortgage loan in that split loan structure that is included in this trust;

•
in the case of the mortgage loans secured by the Ala Moana Portfolio, the ShopKo Portfolio and the Fortress/Ryan’s Portfolio properties, which are each part of a split loan structure, the master servicer under the 2006-C1 pooling and servicing agreement is the party that is responsible for making P&I advances for the mortgage loan in that split loan structure that is included in this trust, and

•
each of the split loan structures secured by the Ala Moana Portfolio, ShopKo Portfolio, 311 South Wacker and Fortress/Ryan’s Portfolio properties will be subject to appraisal reduction provisions under the applicable pooling and servicing agreement that are similar, but may not be identical, to the appraisal reduction provisions described above.

In each case, appraisal reduction amounts will be calculated with respect to an entire split loan structure as if it was a single mortgage loan and then allocated, generally in reverse order of payment priority, among the respective mortgage loans that comprise that split loan structure. See “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “Servicing Under the Pooling and Servicing Agreement—Required Appraisals” in this prospectus supplement. See also “Description of the Certificates—Advances” in the accompanying prospectus.

Reports to Certificateholders
On each payment date, the trustee will make available a monthly report to the registered holders of the series 2006-C1 certificates. The trustee’s report will detail among other things, the payments made to the series 2006-C1 certificateholders on that payment date and the performance of the mortgage loans in the trust and the mortgaged properties.

You may also review via the trustee’s website or, upon reasonable prior notice, at the trustee’s offices during normal business hours a variety of information and documents that pertain to the mortgage loans in the trust and the properties securing those mortgage loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this prospectus supplement.

Optional Termination
Specified parties to the transaction may terminate the trust by purchasing the remaining trust assets when the total principal balance of the mortgage pool, net of advances of principal, is less than 1.0% of the initial mortgage pool balance. The trust could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates (including the class XP and class XC certificates), excluding the class R-I and class R-II certificates (provided, however, that the class A-1 through class D certificates are no longer outstanding) for the mortgage loans remaining in the trust.

See “Description of the Offered Certificates—Termination” in this prospectus supplement.

Repurchase Obligation
Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by such mortgage loan seller, as described herein under “Description of the Mortgage Pool—Representations and Warranties.” If a mortgage loan seller has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan, then that mortgage loan seller will be required to either cure such breach, repurchase the affected mortgage loan from the trust fund or substitute the affected mortgage loan with another mortgage loan. If the related mortgage loan seller opts to repurchase the affected mortgage loan, such repurchase would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that such purchase will not be accompanied by any prepayment premium or yield maintenance charge.

Repurchase Due to Early Defeasance
One of the underlying mortgage loans, which represents 0.1% of the initial mortgage pool balance and 0.2% of the initial loan group no. 1 balance, may be defeased prior to the second anniversary of the creation of the related individual loan REMIC. See “Federal Income Tax Consequences” in this prospectus supplement. If such mortgage loan is defeased prior to the second anniversary of the creation of the related individual loan REMIC, then the related mortgage loan seller must repurchase the defeased mortgage loan at a price equal to the price at which it would be required to repurchase that mortgage loan in connection with a breach of a representation and warranty. See “Description of the Mortgage Pool—Cures and Repurchases” in this prospectus supplement.

Sale of Defaulted Loans
After any mortgage loan in the trust has become a specially serviced mortgage loan as to which an event of default has occurred or is reasonably foreseeable, the special servicer will give written notice of that event to the trustee. Any single certificateholder or group of certificateholders with a majority interest in the series 2006-C1 controlling class, the special servicer and any assignees of the foregoing parties will have the option to purchase that specially serviced mortgage loan at a price generally equal to the sum of—

•	the outstanding principal balance of the mortgage loan,

•	all accrued and unpaid interest on the mortgage loan, other than default interest,

•	all unreimbursed servicing advances with respect to the mortgage loan, and

•	all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan.

See “Servicing Under the Pooling and Servicing Agreement—Fair Value Option” in this prospectus supplement.

In addition, certain of the mortgage loans are subject to a purchase option upon certain events of default in favor of a subordinate lender, a pari passu lender, a mezzanine lender or, in the case of Ala Moana Portfolio pooled mortgage loan, the holders of the class AMP-E certificates or their representative.

The Underlying Mortgage Loans and the Mortgaged Properties

General
In this section, “—The Underlying Mortgage Loans and the Mortgaged Properties,” we provide summary information with respect to the mortgage loans that we intend to include in the trust. The trust’s primary assets will be 167 fixed rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on 393 commercial properties and 31 multifamily properties. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

•	“Description of the Mortgage Pool”;

•	“Risk Factors—Risks Related to the Underlying Mortgage Loans”;

•	“Annex A-1—Certain Characteristics of the Underlying Mortgage Loans”;

•	“Annex A-2—Certain Characteristics of the Underlying Multifamily Mortgage Loans”;

•	“Annex A-3—Reserve Accounts Information”;

•	“Annex A-4—Commercial Tenant Schedule”;

•	“Annex A-5—Certain Characteristics of the Mortgage Loans and Mortgaged Properties (Cross & Portfolios)”;

•	“Annex B—Structural and Collateral Term Sheet”; and

•	“Annex C—Mortgage Pool Characteristics”.

For purposes of calculating distributions on certain classes of the offered certificates, the pool of mortgage loans backing the series 2006-C1 certificates will be divided into a loan group no. 1 and a loan group no. 2.

Loan group no. 1 will consist of all of the underlying pooled mortgage loans that are secured by property types other than multifamily. Loan group no. 1 will consist of 139 mortgage loans, with an initial loan group no. 1 balance of $2,144,252,958, representing approximately 84.2% of the initial mortgage pool balance.

Loan group no. 2 will consist of all of the underlying pooled mortgage loans that are secured by multifamily properties. Loan group no. 2 will consist of 28 mortgage loans, with an initial loan group no. 2 balance of $400,908,530, representing approximately 15.8% of the initial mortgage pool balance.

When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note that—

•	All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

•
References to initial mortgage pool balance mean the aggregate cut-off date principal balance of all the underlying pooled mortgage loans, references to the initial loan group no. 1 balance mean the aggregate cut-off date principal balance of the underlying pooled mortgage loans in loan group no. 1 and references to the initial loan group no. 2 balance mean the aggregate cut-off date principal balance of the underlying pooled mortgage loans in loan group no. 2. We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the trust. We show the cut-off date principal balance for each of the underlying mortgage loans.

•	The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding.

•
All weighted average information provided with respect to the pooled mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust. We show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement.

•
If any of the mortgage loans is secured by multiple properties located in more than one state, a portion of the principal balance of that mortgage loan has been allocated to each of those properties as set forth in Annex A-1 to this prospectus supplement.

•
When information with respect to mortgaged properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or with respect to an individual property securing a multi-property mortgage loan, the portions of those loan balances allocated to such properties. The allocated loan amount for each mortgaged property securing a multi-property mortgage loan is set forth on Annex A-1 to this prospectus supplement.

•
Certain of the mortgage loans are secured by a mortgaged property that also secures another loan that is not included in the trust, which mortgage loan may be subordinated to or pari passu in right of payment with the other mortgage loan included in the trust. See “Description of the Mortgage Pool—Split Loan Structure” and “—Additional Loan and Property Information—Other Financing” in this prospectus supplement.

•
Three of the mortgage loans that we intend to include in the trust, representing 2.5% of the initial mortgage pool balance, have not rate locked as of the date of the preparation of this prospectus supplement and therefore certain mortgage loan characteristics included in this prospectus supplement for those mortgage loans, including the interest rates thereof, have been estimated. As a result, certain statistical information in this prospectus supplement may change if those mortgage loans bear a different interest rate than anticipated.

•
Except as described below, all information presented in this prospectus supplement with respect to a mortgage loan with one or more pari passu or subordinate companion loans was calculated without regard to the related pari passu or subordinate companion loans, unless otherwise indicated.

•
The loan amount used in this prospectus supplement for purposes of calculating the loan-to-value ratio, debt-service-coverage ratio and loan balance per square foot for each of the mortgage loans in a split loan structure with pari passu companion loans is the aggregate principal balance of the mortgage loan and the related pari passu companion loans, excluding any related junior companion loans outside the trust and subordinate non-pooled mortgage loan in the trust.

•
Statistical information regarding the pooled mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision. See “—Additional Statistical Information” below.

Payment and Other Terms	Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with a fixed rate of interest.

The repayment obligation of each of the mortgage loans that we intend to include in the trust is evidenced by a promissory note executed by the related borrower and is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily properties. Except for limited permitted encumbrances, which we identify in the glossary to this prospectus supplement, each mortgage lien will be a first priority lien.

All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse.

None of the mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by the depositor, the underwriters, any mortgage loan seller, or any other party.

Each of the mortgage loans that we intend to include in the trust currently accrues interest at the annual rate specified with respect to that mortgage loan on Annex A-1 to this prospectus supplement. Except as otherwise described below with respect to underlying mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

The following chart identifies payment dates for the pooled mortgage loans, subject, in some cases, to a next business day convention:
Due Date	Grace Period(1)	# Mortgage Loans	% of Initial Mortgage Pool Balance	% of Initial Loan Group No. 1 Balance	% of Initial Loan Group No. 2 Balance
11	0	90	45.1%	41.5%	63.9%
1	5	59	28.4%	30.1%	19.2%
1	3 (once a year)	1	7.9%	9.3%	0.0%
6	0	6	6.4%	7.0%	2.7%
1	0	4	5.2%	6.1%	0.7%
5	3 (twice a year)	1	3.4%	4.0%	0.0%
5	5 (once a year)	1	2.1%	0.0%	13.5%
1	7	4	1.4%	1.7%	0.0%
1	6	1	0.2%	0.2%	0.0%

(1)	As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under the mortgage loan.

The following chart identifies the amortization characteristics for the pooled mortgage loans:

	# Mortgage Loans	% of Initial Mortgage Pool Balance	% of Initial Loan Group No. 1 Balance	% of Initial Loan Group No. 2 Balance
Amortizing Partial I/O-Balloon(1)	67	35.4%	36.2%	30.7%
Full I/O	32	35.1%	33.1%	46.2%
Amortizing Balloon	42	19.2%	21.7%	5.5%
Full IO-ARD	13	4.6%	2.2%	17.6%
Amortizing Partial I/O-ARD(1)	8	3.6%	4.3%	0.0%
Amortizing ARD	4	1.7%	2.0%	0.0%
Fully Amortizing	1	0.4%	0.4%	0.0%

(1)	With respect to partial interest-only loans, interest-only periods range from 12 to 84 months.

Split Loan Structure
The mortgage loans identified in the table below are each part of a split loan structure, comprised of two or more mortgage loans that are secured by the same mortgage instruments on the same mortgaged property or portfolio of mortgaged properties. The mortgage loans in a split loan structure that are not included in the mortgage pool (also referred to as companion loans) may be subordinated and/or pari passu in right of payment with the mortgage loan included in the trust.

The payment priority between the mortgage loans in a split loan structure are as follows—

•
with respect to the mortgage loan identified in the table below as Ala Moana Portfolio (which is comprised of multiple pari passu senior mortgage loans and multiple subordinate mortgage loans), prior to certain defaults each of the pari passu senior mortgage loans and each of the subordinate mortgage loans are entitled to their respective pro rata share of all payments of principal and interest, although holders of the senior mortgage loans will be paid their share prior to holders of the subordinate mortgage loans, and subsequent to such defaults the pari passu senior mortgage loan in the trust and the pari passu senior mortgage loans outside the trust are pari passu in right of payment and all of such mortgage loans are senior to the subordinate non-pooled mortgage loans included in the trust and the subordinate mortgage loans outside the trust; and

•
with respect to each of the mortgage loans identified in the table below as ShopKo Portfolio, 311 South Wacker and Fortress/Ryan’s Portfolio, the mortgage loan included in the trust is always pari passu in right of payment with the mortgage loan or loans outside the trust.

See “Description of the Mortgage Pool—Split Loan Structure” in this prospectus supplement.
Mortgage Loan	Pooled Mortgage Loan Balance(1)	Trust Mortgage Loan as a % of Initial Mortgage Pool Balance	Aggregate Companion /Non- Pooled Mortgage Loan Balance(1)		Junior Companion /Non-Pooled Trust Note Balance		Companion Pari Passu Loan Balance		Controlling Pooling & Servicing Agreement	Initial Master Servicer	Initial Special Servicer
Ala Moana Portfolio	$200,000,000	7.9%	$1,300,000,000		$300,000,000	(4)	$1,000,000,000	(2)	CD 2006-CD3	Wachovia	JER
ShopKo Portfolio	$85,994,625	3.4%	$457,013,829	(3)	N/A		$457,013,829	(3)	CGCMT 2006-C4	Midland	JER
311 South Wacker	$85,400,000	3.4%	$158,600,000		N/A		$158,600,000		WBCMT 2006-C28	Wachovia	LNR
Fortress/Ryan’s Portfolio	$61,985,000	2.4%	$64,515,000		N/A		$64,515,000		COMM 2006-C8	To Be	LNR
										Determined

(1)	Based on cut-off date loan balances.
(2)	Comprised of seven non-trust pari passu mortgage loans.
(3)
Comprised of debt obligations evidenced by five non-trust pari passu mortgage notes, two of which have unpaid principal balances of $99,514,976 and three of which have unpaid principal balances of $85,994,625.

(4)	Comprised of 14 subordinate mortgage loans, including the Ala Moana Portfolio non-pooled subordinate trust loan with an unpaid principal balance as of the cut-off date of $25,000,000.

Delinquency Status
None of the mortgage loans that we intend to include in the trust fund were 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or at any time during the 12 month period preceding that date.

Prepayment Lock-Out Periods and Defeasance
One hundred fifty eight (158) of the pooled mortgage loans that we intend to include in the trust fund, representing 92.9% of the initial mortgage pool balance, representing 97.1% of the initial loan group no. 1 balance, and representing 70.3% of the initial loan group no. 2 balance, each by allocated loan amounts, contain provisions for a prepayment lock-out period that is currently in effect. A lock-out period is a period during which the principal balance of a pooled mortgage loan may not be voluntarily prepaid in whole or in part. See “Description of the Mortgage Pool—Terms and Conditions of the Trust Mortgage Loans—Prepayment Provisions” in this prospectus supplement.

One hundred thirty two (132) of the pooled mortgage loans that we intend to include in the trust fund, representing 80.8% of the initial mortgage pool balance provide for a period, during the prepayment lock-out period, when voluntary prepayments are still prohibited but the related borrower may defease the loan in full or, in certain cases, in part, and obtain a full or (if applicable) partial release of the mortgaged property from the mortgage lien by delivering acceptable U.S. Treasury securities or other acceptable “government securities,” as such term is defined under section 2(a)(16) of the Investment Company Act of 1940, as substitute collateral for the mortgage loan. Three other pooled mortgage loans, representing 1.4% of the initial mortgage pool balance, 1.4% of initial loan group no. 1 balance and 1.7% of the initial loan group no. 2 balance, provide the borrower with the option to defease the mortgage loan or prepay the mortgage loan with yield maintenance. One of the mortgage loans that we intend to include in the trust fund, representing 1.8% of the initial mortgage pool balance and 2.1% of the initial loan group no. 1 balance, has a yield maintenance period followed by a defeasance period. One of the mortgage loans that we intend to include in the trust fund, representing 0.1% of the initial mortgage pool balance and 0.2% of the initial loan group no. 1 balance, permits defeasance prior to the second anniversary of the creation of the related loan REMIC. Any defeasance of such mortgage loan prior to the second anniversary of the creation of the related loan REMIC would trigger a repurchase obligation on the part of the related mortgage loan seller. With respect to the modeling assumptions used in this prospectus supplement, however, such mortgage loan will be treated as being in a lockout period, prior to the second anniversary of the creation of the related individual loan REMIC and as being in a defeasance period thereafter.

Prepayment Provisions	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Lockout/Defeasance/Open	132	80.8%	88.4%	39.8%
Lockout/Yield Maintenance/Open	26	14.0	7.3	49.9
Yield Maintenance/Open	5	2.0	0.8	8.6
Yield Maintenance/Defeasance/Open	1	1.8	2.1	0.0
Lockout/Defeasance or Yield Maintenance/Open	2	1.3	1.2	1.7
Lockout/Defeasance/Open or Yield Maintenance/Open	1	0.1	0.2	0.0
	167	100.0%	100.0%	100.0%

For the pooled mortgage loans that currently prohibit voluntary prepayments, the remaining terms of the prepayment lock-out (or prepayment lock-out/defeasance) period are as follows:

Maximum remaining lock-out or lock-out/defeasance period	162 months
Minimum remaining lock-out or lock-out/defeasance period	5 months
Weighted average remaining lock-out or lock-out/defeasance period	94 months

Generally, each of the pooled mortgage loans is freely prepayable with no yield maintenance premium for a specified open period (generally not more than six months, up to 35 months) prior to its maturity date.

Additional Statistical Information

A. General Characteristics	The mortgage pool, loan group no. 1 and loan group no. 2 will have the following general characteristics as of the cut-off date:
	Mortgage Pool		Loan Group No. 1		Loan Group No. 2
Initial mortgage pool balance/loan group balance(1)	$2,545,161,488		$2,144,252,958		$400,908,530
Number of mortgage loans	167		139		28
Number of mortgaged properties	424		393		31
Maximum cut-off date principal balance	$200,000,000		$200,000,000		$54,000,000
Minimum cut-off date principal balance	$722,000		$722,000		$1,900,000
Average cut-off date principal balance	$15,240,488		$15,426,280		$14,318,162
Maximum mortgage interest rate	7.305%		7.305%		6.420%
Minimum mortgage interest rate	5.230%		5.230%		5.600%
Weighted average mortgage interest rate	6.015%		6.016%		6.014%
Maximum original term to maturity(2)	240		240		120
Minimum original term to maturity(2)	60		60		60
Weighted average original term to maturity(2)	108		111		91
Maximum remaining term to maturity(2)	238		238		120
Minimum remaining term to maturity(2)	56		56		56
Weighted average remaining term to maturity(2)	106		109		89
Weighted average underwritten debt-service-coverage ratio(3)(4)	1.41	x	1.43	x	1.26	x
Weighted average cut-off date loan-to-value ratio(3)(5)	70.6%		69.7%		74.9%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
For purposes of calculating the original term to maturity and remaining term to maturity of any pooled mortgage loan that has an anticipated repayment date, we assume that the mortgage loan will mature on its anticipated repayment date.

(3)
The loan amount used for purposes of calculating the loan-to-value ratio and debt-service-coverage ratio for each of the pooled mortgage loans with pari passu companion notes is the aggregate principal balance of the pooled mortgage loan and the related pari passu companion loan(s). The principal balance of the subordinate companion loans and any subordinate non-pooled trust loans are not included in these calculations, unless otherwise indicated. Additional adjustments to debt service ratios and loan-to-value ratios for certain of the mortgage loans with escrows and the mortgage loans with earnout provisions or performance guarantees are described in the glossary to this prospectus supplement.

(4)
For purposes of determining the debt service coverage ratios for 11 mortgage loans (Glenview Corporate Center Loan, Craig Promenade Loan, Westgate San Antonio Loan, DTR12 – Gateway 101 Building Loan, Ronler Corporate Center Loan, Nassau Bay I & II Portfolio Loan, Southlake Medical I Loan, The Overland Park Village Apartments Loan, Regency Towers Loan, SVN Multi-Tenant Office Building Loan and Kmart – Sumter, SC Loan), representing 5.8% of the initial mortgage pool balance (6.1% of the initial loan group no. 1 balance and 4.3% of the initial loan group no. 2 balance), such ratios were adjusted by taking into account amounts available under certain letters of credit, guaranties and/or cash reserves. See “Annex A-1” to this prospectus supplement.

(5)
For purposes of determining the loan to value ratios for 7 mortgage loans (Rio Grande Plaza Homewood Suites Loan, Greenwich Atrium Loan, Craig Promenade Loan, Casper Retail Loan, Wesco Self Storage Loan, Idaho Urologic Institute Loan and SVN Multi-Tenant Office Building Loan), representing approximately 4.3% of the initial mortgage pool balance (5.1% of the initial loan group no. 1 balance), such ratios were calculated using “as stabilized” appraised values as opposed to “as is” appraised values. For purposes of determining the loan to value ratios for 5 mortgage loans (Glenview Corporate Center Loan, Westgate San Antonio Loan, Nassau Bay I & II Portfolio Loan, Southlake Medical I Loan, The Overland Park Village Apartments Loan), representing 3.2% of the initial mortgage pool balance (3.4% of the initial loan group no. 1 balance and 2.3% of the initial loan group no. 2 balance), such ratios were adjusted by taking into account amounts available under certain letters of credit, guaranties and/or cash reserves. See “Annex A-1” to this prospectus supplement.

The initial mortgage pool balance and all other financial and statistical information provided in this prospectus supplement, including the table above, unless indicated otherwise, are based on the cut-off date principal balances of the pooled mortgage loans and exclude any subordinate or pari passu mortgage loans. See “—The Underlying Mortgage Loans and the Mortgaged Properties—General” in this prospectus supplement.

B. Geographic Concentration	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged properties located in the indicated jurisdiction:

State	# Mortgaged Properties	% of Initial Mortgage Pool Balance	% of Initial Loan Group No. 1 Balance	% of Initial Loan Group No. 2 Balance
Illinois	12	9.9%	11.7%	0.8%
California	21	9.8%	9.6%	11.3%
Southern*	18	9.4%	9.0%	11.3%
Northern*	3	0.5%	0.6%	0.0%
Hawaii	5	8.6%	10.3%	0.0%
Texas	28	8.1%	7.8%	9.8%
Florida	16	6.2%	3.8%	19.0%
Nevada	8	5.7%	1.6%	27.6%

*
For purposes of determining whether a mortgaged property is in Northern California or Southern California, mortgaged properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties south of or included in such counties were included in Southern California.

The remaining mortgaged properties with respect to the mortgage pool are located throughout 36 other states. No more than 5% of the initial mortgage pool balance is secured by mortgaged properties located in any of these other states.

C. Property Types	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged properties predominantly operated for each indicated purpose:

Property Type	# Mortgaged Properties	% of Initial Mortgage Pool Balance	% of Initial Loan Group No. 1 Balance	% of Initial Loan Group No. 2 Balance
Office	45	33.9%	40.3%	0.0%
Retail	305	33.2%	39.5%	0.0%
Anchored	21	13.1%	15.5%	0.0%
Single Tenant	259	8.3%	9.8%	0.0%
Regional Mall	2	7.5%	8.8%	0.0%
Shadow Anchored *	10	2.2%	2.7%	0.0%
Unanchored	13	2.2%	2.6%	0.0%
Multifamily	31	15.8%	0.0%	100.0%
Hospitality	9	7.2%	8.6%	0.0%
Industrial	16	4.5%	5.3%	0.0%
Mixed Use	8	3.1%	3.7%	0.0%
Self-Storage	6	1.4%	1.6%	0.0%
Healthcare	1	0.5%	0.6%	0.0%
Land	3	0.4%	0.5%	0.0%

*
A mortgaged property is classified as shadow anchored if it contains a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of that retail property that does not secure the related mortgage loan.

D. Encumbered Interests	The table below shows the number of, and percentage of the initial mortgage pool balance, secured by, mortgaged properties for which the whole or predominant encumbered interest is as indicated:

Ownership Interest	# Mortgaged Properties	% of Initial Mortgage Pool Balance	% of Initial Loan Group No. 1 Balance	% of Initial Loan Group No. 2 Balance
Fee	390	89.8%	87.9%	100.0%
Leasehold	30	6.9%	8.2%	0.0%
Fee/Leasehold	4	3.3%	3.9%	0.0%

It should be noted that each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement and is therefore included within the category referred to as “fee” in the chart above.

Other Considerations

Federal Income Tax Consequences
The trustee or its agent will make elections to treat designated portions of the assets of the trust as three separate real estate mortgage investment conduits, or REMICs, under sections 860A through 860G of the Internal Revenue Code of 1986, as amended. Those two REMICs are as follows:

•
REMIC I, which will consist of, among other things, the mortgage loans that are included in the trust but exclude collections of additional interest accrued as to payment with respect to the mortgage loan with an anticipated repayment date that remains outstanding past that date;

•	REMIC II, which will hold the regular interests in REMIC I; and

•	a separate individual loan REMIC, which will hold the mortgage loan that allows for defeasance prior to the second anniversary of the date of the creation of such loan REMIC.

Any assets not included in a REMIC will constitute one or more grantor trusts for federal income tax purposes.

The offered certificates will be treated as regular interests in REMIC II. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer.

It is anticipated that the classes of offered certificates, other than the class XP certificates, will be issued [at a premium] and that the class XP certificates will be issued with [a de minimis amount of] original issue discount for federal income tax purposes.

When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	the mortgage loans with anticipated repayment dates will, in each case, be paid in full on that date,

•	no other mortgage loan in the trust will be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

However, no representation is made as to the actual rate at which the underlying mortgage loans will prepay, if at all.

For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see “Federal Income Tax Consequences” in each of this prospectus supplement and the accompanying prospectus.

ERISA
We anticipate that, subject to satisfaction of the conditions referred to under “Certain ERISA Considerations” in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to:

•	Title I of the Employee Retirement Income Security Act of 1974, as amended, or

•	section 4975 of the Internal Revenue Code of 1986, as amended,

will be able to invest in the offered certificates without giving rise to a non exempt prohibited transaction. This is based upon individual prohibited transaction exemptions granted to each of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. by the U.S. Department of Labor.

If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended.

Legal Investment	The offered certificates will not be “mortgage related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulation authorities, then you may be subject to restrictions on investments in the offered certificates. You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See “Legal Investment” in this prospectus supplement and in the accompanying prospectus.

Investment Considerations
The rate and timing of payments and other collections of principal on or with respect to the underlying pooled mortgage loans will affect the yield to maturity on each offered certificate. In the case of any offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying pooled mortgage loans could result in a lower than anticipated yield. In the case of any offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying pooled mortgage loans could result in a lower than anticipated yield.

In addition, if you are contemplating the purchase of class XP certificates, you should be aware that—

•	the yield to maturity on the class XP certificates will be highly sensitive to the rate and timing of any principal prepayments and/or other early liquidations of the pooled mortgage loans;

•	a faster than anticipated rate of payments and other collections of principal on the pooled mortgage loans could result in a lower anticipated yield with respect to the class XP certificates, and

•	an extremely rapid rate of prepayments and/or other liquidations of the mortgage loans could result in a complete or partial loss of your initial investment with respect to the class XP certificates.

In addition, the pass-through rate for, and yield on, the class XP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2006-C1 principal balance certificates (other than the class AMP-E certificates).

The yield on the offered certificates with variable or capped pass-through rates could be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

See “Yield and Maturity Considerations” in this prospectus supplement and in the accompanying prospectus and “Description of the Mortgage Pool—Terms and Conditions of the Trust Mortgage Loans” in this prospectus supplement.

RISK FACTORS

The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the relevant legal, tax, accounting and investment expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

You should consider the following factors, as well as those set forth under “Risk Factors” in the accompanying prospectus, in deciding whether to purchase any offered certificates. The “Risk Factors” section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

Risks Related to the Offered Certificates

The Class A-M, Class A-J, Class B, Class C and Class D Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4 and Class A-1A Certificates and, With Respect to Interest Distributions, the Class XP and Class XC Certificates. If you purchase class A-M, class A-J, class B, class C or class D certificates, then your offered certificates will provide credit support to other classes of series 2006-C1 certificates with an earlier designation. As a result, you will receive payments after, and may bear the effects of losses on the underlying pooled mortgage loans before the holders of those other classes of offered certificates.

When making an investment decision, you should consider, among other things—

•	the risk profile you seek for your investment compared to the risk profile of each of the offered certificates;

•	the payment priorities of the respective classes of the series 2006-C1 certificates;

•	the order in which the respective classes of the series 2006-C1 certificates will be reduced in connection with losses and default-related shortfalls on the pooled mortgage loans;

•	the characteristics and quality of the pooled mortgage loans; and

•	each of the risk factors described in this prospectus supplement and the accompanying prospectus.

See “Description of the Mortgage Pool” and “Description of the Offered Certificates—Payments” and “—Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement. See also “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable,” “—Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses” and “—Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make all Required Payments on Those Certificates” in the accompanying prospectus.

We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See “Risk Factors—Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates” in the accompanying prospectus.

The Offered Certificates Have Uncertain Yields to Maturity. The yields on your offered certificates will depend on—

•	the price you paid for your offered certificates; and

•	the rate, timing and amount of payments on your offered certificates.

The rate, timing and amount of payments on your offered certificates will depend on:

•	the pass-through rate for, and other payment terms of, your offered certificates;

•	the rate and timing of payments and prepayments and other collections of principal on the underlying pooled mortgage loans;

•	the rate and timing of defaults, and the severity of losses, if any, on the underlying pooled mortgage loans;

•	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

•	the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying pooled mortgage loans;

•	servicing decisions with respect to the underlying pooled mortgage loans;

•
the purchase or a substitution of a pooled mortgage loan by a mortgage loan seller as a result of a material breach of a representation or warranty made by that mortgage loan seller or a material defect in the related mortgage loan documents delivered by such mortgage loan seller; and

•
the purchase of a pooled mortgage loan whether by (i) the holder of a related companion loan (and/or in the case of the mortgage loan secured by the Ala Moana Portfolio properties, by a holder or holders of the class AMP-E certificates), (ii) a holder of the fair value purchase option, (iii) a mezzanine lender or (iv) any other party with a purchase option.

In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your offered certificates.

In the absence of significant losses on the mortgage pool, holders of the class A-1, class A-2, class A-AB, class A-3 and class A-4, certificates should be concerned with the factors described primarily insofar as they relate to the underlying pooled mortgage loans in loan group no. 1. Until the class A-1, class A-2, class A-AB, class A-3 and class A-4, certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described primarily insofar are they relate to the underlying pooled mortgage loans in loan group no. 2.

Additionally, certain of the mortgage loans require prepayment in connection with earnout amounts if the related borrower does not satisfy performance or other criteria set forth in the related loan documents. Certain of the mortgage loans also permit prepayment without penalty or premium if, as a result of a mandatory prepayment due to casualty or condemnation, the outstanding principal balance of the mortgage loan is reduced below a specified amount. See “Description of the Mortgaged Pool—Terms and Conditions of the Trust Mortgage Loans—Prepayment Provisions” and “—Other Prepayment Provisions” in this prospectus supplement.

In addition, if the master servicer or the trustee reimburses itself (or the master servicer, the special servicer, the trustee or any fiscal agent under the pooling and servicing for any non-serviced trust loan is reimbursed) out of general collections on the mortgage loans included in the trust for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the mortgage loans in the trust, that reimbursement will reduce the amount of principal available to be distributed on the series 2006-C1 principal balance certificates (other than the class AMP-E certificates, unless the reimbursement is with respect to the related non-pooled subordinate mortgage loan secured by the Ala Moana Portfolio properties that are included in the trust) and will result in a reduction of the certificate principal balance of the series 2006-C1 principal balance certificates (other than the class AMP-E certificates, unless the reimbursement is with respect to the related non-pooled subordinate mortgage loan secured by the Ala Moana Portfolio properties that is included in the trust). See “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any work-out delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 2006-C1 principal balance certificates (other than the class AMP-E certificates, unless the reimbursement is with respect to the related non-pooled subordinate mortgage loan secured by the Ala Moana Portfolio properties that are included in the trust) on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates. See “Description of the Offered Certificates—Reimbursement of Advances” below.

See “Description of the Mortgage Pool,” “Servicing Under the Pooling and Servicing Agreement,” “Description of the Offered Certificates—Payments” and “—Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses” and “Yield and Maturity Considerations” in this prospectus supplement. See also “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable” and “Yield and Maturity Considerations” in the accompanying prospectus.

Performance Escrows. In connection with the origination of some of the mortgage loans, the related borrowers were required to escrow funds or post a letter of credit related to obtaining certain performance objectives. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. If the conditions are not satisfied, although the master servicer will be directed in the pooling and servicing agreement (in accordance with the servicing standard) to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use the funds to reduce the principal balance of the related mortgage loan, in the event such funds are required to be used to reduce the principal balance of such mortgage loans, such amounts will be passed through to the holders of the certificates as principal prepayments.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss. The offered certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “Description of the Offered Certificates—Termination” in this prospectus supplement.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to the depositor. Neither the depositor nor any of our affiliates (except, in certain circumstances, for CWCapital LLC, in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller’s representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. In addition, one or more of the mortgage loan sellers may have acquired a portion of the mortgage loans included in the trust fund in one or more secondary market purchases. Such purchases may be challenged as fraudulent conveyances. Such a challenge, if successful, may have a negative impact on the distributions on your certificates.

The Mortgage Loan Sellers, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans. In the event of the bankruptcy or insolvency of any mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur. Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of a bankruptcy or insolvency of a mortgage loan seller or the depositor, which opinions are subject to various assumptions and qualifications, the depositor and the issuing entity believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.” Even if a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

The Right of the Master Servicer, the Special Servicer and the Trustee to Receive Interest on Advances and the Right of the Special Servicer to Receive Special Servicing Compensation May Result in Additional Losses to the Trust Fund. The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest. In addition, under certain circumstances, including delinquency of payment of principal and/or interest, a mortgage loan in the trust will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. Such payments may lead to shortfalls in amounts otherwise distributable on your certificates. The non-serviced mortgage loan included in the trust is serviced under a pooling and servicing agreement with similar provisions, and interest paid on advances and compensation paid to the applicable special servicer may reduce collections on those mortgage loans.

The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the pooled mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the pooled mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. See “Yield and Maturity Considerations” in the accompanying prospectus.

Holders of the class A-1, class A-2, class A-AB, class A-3 and class A-4, certificates will be significantly affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Conversely, holders of the class A-1A certificates will be significantly affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2 and, only after the retirement of the class A-1, class A-2, class A-AB, class A-3 and class A-4, certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

If you purchase a class XP certificate, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the mortgage loans. Depending on the timing thereof, a payment of principal in reduction of the total principal balance of the class A-1, class A-2, class A-AB, class A-3, class A-4, class A-1A, class A-M, class A-J, class B, class C, class D, class E, class F, class G or class H certificates may result in a reduction in the total notional amount of the class XP certificates. Accordingly, if principal payments on the underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class XP certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by—

•
the repurchase of any mortgage loan in connection with a material breach of representation and warranty or a material document omission or material document defect, all as described under “Description of the Mortgage Pool—Cures and Repurchases” in this prospectus supplement,

•	the sale of defaulted mortgage loans out of the trust in accordance with a fair value or other purchase option, and

•	the termination of the trust, as described under “Description of the Offered Certificates—Termination” in this prospectus supplement.

Prior to investing in the class XP certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other early liquidation of the mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class XP certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

You should consider that prepayment premiums and yield maintenance charges, as applicable, may not be collected in all circumstances or at all. Furthermore, even if a prepayment premium or yield maintenance charge, as applicable, is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment. See “Risk Relating to Enforceability of Prepayment Premiums or Defeasance Provisions” in this prospectus supplement.

The yield on a class of offered certificates with a variable or capped pass through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates. In addition, the pass-through rate for, and yield on, the class XP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2006-C1 principal balance certificates.

Risks Relating to Enforceability of Prepayment Premiums or Defeasance Provisions. Provisions requiring yield maintenance charges, prepayment premiums or lockout periods, as applicable, may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Your Lack of Control Over Trust Fund Can Create Risks. You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See “Servicing Under The Pooling and Servicing Agreement—General” in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the primary servicer, the special servicer or the trustee, as applicable. With respect to the non- serviced mortgage loan included in the trust, these decisions, will be made by the master servicer, primary servicer (if any), special servicer or trustee under the applicable pooling and servicing agreement. Any decision made by one of the parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Risks Related to the Underlying Mortgage Loans

The Prospective Performance of The Commercial and Multifamily Mortgage Loans Included in The Trust Fund should be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income- producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates. All of the mortgage loans that we intend to include in the trust require the related borrower to maintain, or cause to be maintained, property insurance in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements at the mortgaged property or (ii) the outstanding principal balance of the mortgage loan. Notwithstanding the mortgage loan insurance requirements,

•	a mortgaged property may suffer losses due to risks that are not covered by insurance or for which coverage is inadequate and

•
a mortgaged property may be covered under a blanket insurance policy that covers other properties owned by affiliates of the borrower and the amount of coverage available for the mortgaged property will be reduced if insured events occur at such other properties.

Therefore, insurance proceeds following a casualty may not be sufficient to pay off the entire mortgage loan.

In addition, approximately 9.8%, 8.1%, 6.2%, 8.6% and 0.4% of the mortgaged properties, by aggregate principal balance of the pooled mortgage loans as of the cut-off date, are located in California, Texas, Florida, Hawaii and Louisiana, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance in these states or in other states. For instance, with respect to flood insurance, such insurance is typically not included in standard property or casualty policies and such insurance is generally required only if the property is located in a federally designated flood hazard area. Furthermore, the amount of flood insurance required is usually limited to the maximum amount of such insurance available under current federal standards. This insurance may be inadequate to rebuild the premises or prepay the mortgage loan. In addition, we cannot assure you that acts of nature will occur only in those areas historically at risk for such acts of nature. Moreover, if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to reconstruct or repair the premises, due to, for instance, changes in laws that materially increase the costs of the reconstruction or repairs.

In late August, September and October 2005, hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi, Alabama and Florida) and certain other parts of the southeastern United States (including offshore facilities in the Gulf of Mexico) consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known. Initial economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances, and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

In addition, following the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002, the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 90 percent (or, in 2007, 85 percent) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

There can be no assurance that upon its expiration subsequent terrorism insurance legislation will be passed. Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance.

To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result. In addition, the failure to maintain such insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of the commercial mortgage loan. Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

Substantially all of the mortgage loans provide that the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property caused by certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost of premiums and/or whether such hazards are at the time commonly insured against at properties similar to the mortgaged property that are located in the region in which such mortgaged property is located). Substantially all of the borrowers have obtained terrorism insurance, although most of the policies have exclusions for damage caused by nuclear, chemical or biological events. However, certain of the mortgage loans have specific limits on the cost of maintaining terrorism coverage that may materially limit the coverage that is required on a particular mortgaged property. In addition in certain cases, terrorism insurance coverage is provided under blanket policies that also cover other properties owned by affiliates of the related borrower and, accordingly, the amount of coverage would be reduced if insured events occur at such other properties. Most insurance policies covering commercial properties such as the mortgaged properties are subject to renewal on an annual basis and there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. In addition, depending upon the nature and extent of any damage that a mortgaged property may sustain, the coverage amount may be inadequate to cover a full restoration of such mortgaged property. In the event a mortgaged property securing a mortgage loan is damaged by an act of terrorism or suffers physical damage and the related insurance coverage is inadequate to cover the outstanding balance of the loan, certificateholders will suffer losses on their certificates based on the extent of the shortfall and the payment priority of their certificates. See “Description of the Mortgage Pool—Additional Loan and Property Information—Property, Liability and Other Insurance” in this prospectus supplement.

Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Properties. The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of property:

•	office,

•	retail,

•	multifamily rental,

•	hospitality,

•	industrial/warehouse,

•	mixed use,

•	self-storage,

•	healthcare, and

•	theater

The risks associated with lending on these types of properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on—

•	income producing properties that require the successful operation of the related mortgaged property;

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property, which may be more difficult with respect to a commercial property;

•
income from, and the market value of, a mortgaged property, which is dependent upon the ability to lease space at the mortgaged property and the length and terms of such leases (many of which have terms that expire prior to the maturity date of the related mortgage loan); and

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evaluating the amount of liquidation proceeds that can be obtained from the related mortgaged property, which are more likely to be determined based on a capitalization of the mortgaged property’s cash flow than by the absolute value of the mortgaged property and improvements on the mortgaged property.

See “Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” and “Description of the Trust Assets—Mortgage Loans—A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates” in the accompanying prospectus.

The Underlying Mortgage Loans Have a Variety of Characteristics Which May Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying pooled mortgage loans and/or the mortgaged properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus.

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The Mortgaged Property Will Be the Sole Asset Available in an Event of Default With Respect to an Underlying Mortgage Loan. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults, none of the assets of the borrower (other than the mortgaged property or other collateral pledged as security for the mortgage loan) will be available to satisfy the debt. Even if the related loan documents permit recourse under certain circumstances to the borrower or a guarantor, we have not undertaken an evaluation of the financial condition of any of these persons. In addition, the trust may not be able to ultimately collect amounts due under a recourse obligation or guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer, the depositor, any mortgage loan seller, or by any other party. See “Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse” in the accompanying prospectus.

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Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders. Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans.

There are no assurances that any such program will continue for the duration of the related mortgage loan, or would continue in the event of a mortgage loan foreclosure or deed in lieu of foreclosure.

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Tenant Actions May Affect Anticipated Cash Flow at the Property. In general, the underwritten cash flow for a particular mortgaged property is based on certain assumptions made by the applicable originator(s) in connection with the origination of the mortgage loan, including assumptions related to tenants at the mortgaged property. Unanticipated actions of a tenant may challenge these assumptions and cause a decline in the cash flow at the mortgaged property. With respect to certain of the mortgage loans, one or more tenants (which may include significant tenants) have lease expiration dates or early termination options that occur prior to the maturity date of the related mortgage loan. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases, at a mortgaged property may expire prior to the related maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties.

See “Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—The Successful Operation of a Multifamily or Commercial Property Depends on Tenants” in the accompanying prospectus.

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Certain Mortgaged Properties Have Restrictions Limiting Uses. Certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements, historical landmark designations or, in the case of condominiums, condominium declarations or other condominium use restrictions or regulations.

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In Some Cases, a Mortgaged Property Is Dependent on a Single Tenant or on One or a Few Major Tenants. In the case of 339 mortgaged properties, securing 37.9% of the initial mortgage pool balance, by allocated loan amount, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular mortgaged property. In the case of 281 of the properties listed above, securing 13.0% of the initial mortgage pool balance by allocated loan amount, the related borrower has leased all or substantially all of the particular mortgaged property to a single tenant. Accordingly, although the leased space may be re-let at similar rents, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant at the mortgaged property. Additionally, in certain instances, the related lease may expire prior to the maturity date of the related mortgage loan.

See “Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—The Successful Operation of a Multifamily or Commercial Property Depends on Tenants,” “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral” and “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Tenant Bankruptcy Adversely Affects Property Performance” in the accompanying prospectus.

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Certain Mortgaged Properties Have Significant Theater Tenants. Theater properties are exposed to certain unique risks. For example, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters and in prior years the theater industry experienced a high level of construction of new theaters, reduced attendance and an overall increase in competition among theater operators. This caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.

The inclusion in the mortgage pool of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See “Description of the Trust Assets—Mortgage Loans—A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates” in the accompanying prospectus.

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Certain Mortgaged Properties Have Significant Restaurant Tenants. Restaurant properties are subject to certain unique risks including that restaurant space is not easily convertible to other types of retail space and that restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of a restaurant, food safety concerns related to personal health or the handling of food items at the restaurant or by food suppliers and the actions/behaviors of staff and management and their treatment of the customers.

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67.2% of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Retail or Office Properties. Repayment of the mortgage loans secured by retail and office properties will be affected by, among other things:

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the exercise of termination options by tenants (including the exercise of such options by government-sponsored tenants that typically have a right to terminate its lease at any time or for lack of appropriations);

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the timing of lease expirations (many of which lease expirations occur at varying rates, close in time and/or prior to the related mortgage loan maturity date) (See Annex A-1 for the lease expiration dates for the three largest tenants at each mortgaged property);

•	the ability to renew leases or re-let space on comparable terms;

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a concentration of tenants in a particular industry (at one or more of the mortgaged properties), as such properties may be more vulnerable to industry slumps or other economic downturn (and losses may be more severe) than if tenants were in diverse industries;

•	a concentration of the same tenant at different mortgaged properties;

•	the ability to build new competing properties in the same area as the mortgaged property; and

•	the financial difficulties or bankruptcy of a tenant (certain of which tenants may currently be, may have been, or may in the future be the subject of a bankruptcy proceeding).

Three hundred five (305) of the mortgaged properties, securing 33.2% of the initial mortgage pool balance by allocated loan amount, are primarily used for retail purposes. We consider 31 of those retail properties, securing 15.3% of the initial mortgage pool balance by allocated loan amount, to be anchored or shadow anchored. An anchor tenant is a retail tenant whose space is substantially larger in size than that of other tenants and whose operation is vital in attracting customers to the retail mall or shopping center. A “shadow anchor” is a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of that retail property that does not secure the related mortgage loan. Despite the importance of a shadow anchor to any particular retail property that is not part of the mortgaged property, the borrower and/or lender may have little or no ability to ensure that any shadow anchor continues operations at or near the mortgaged property. Retail tenants often have co-tenancy provisions permitting them to, among other things, cease operation, terminate their leases or reduce their rent in the event an anchor or other significant tenant ceases operations, goes dark or fails to renew its lease. Many tenants at retail properties have co-tenancy provisions in their leases. There can be no assurance that the actions of a significant tenant at a retail center (including a tenant that is not leasing a portion of the mortgaged property) will not have a significant impact on the collateral for the mortgage loan or the related borrower’s ability to make its mortgage loan payments. In addition, two of these retail properties, securing 7.5% of the initial mortgage pool balance by allocated loan amount, are regional malls. See “Description of the Trust Assets—Mortgage Loans—A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates—Retail Properties” in the accompanying prospectus.

Forty-five (45) of the mortgaged properties, securing 33.9% of the initial mortgage pool balance by allocated loan amount, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of or the entire property.

With respect to 67 of the mortgaged properties, representing 32.4% of the initial mortgage pool balance and 38.4% of the initial loan group no. 1 balance, each by allocated loan amount, the sole or other tenant at the related mortgaged property that represents greater than 20% of the net rentable area at the related mortgaged property has a lease that will expire during the term of the related mortgage loan. In addition, certain sole or significant tenants (for example the sole or a significant tenant at the mortgaged property known as Continental Towers and INS Buildings I & II) has an early termination option prior to the mortgage loan maturity date. There can be no assurance that the related borrower will be able to relet the premises at favorable terms and an inability to do so may have a material adverse affect on the related borrower’s ability to meet its obligations under the mortgage loan documents. See “Annex A-1” to this prospectus supplement.

See “Description of the Trust Assets—Mortgage Loans—A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates—Office Properties” in the accompanying prospectus.

With respect to certain office properties, the related mortgaged property is a medical office where, in some cases, surgical procedures are conducted. The performance of a medical office property may depend on reimbursement for patient fees from private or government- sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. In addition, medical office properties may not be easily converted to other uses.

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Multifamily Properties.     Thirty-one (31) of the mortgaged properties, representing 15.8% of the initial mortgage pool balance and 100% of the initial loan group no. 2 balance, by allocated loan amount, are multifamily properties. The economic success of multifamily properties is generally subject to the factors included in “Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Many Risk Factors are Common to Most or all Multifamily and Commercial Properties” and “—The Successful Operation of a Multifamily or Commercial Property Depends on Tenants” in the accompanying prospectus.

Multifamily properties may be subject to rent stablization, rent control or other programs limiting the amount of rent a landlord may charge. Other multifamily properties may be leased to persons eligible for low income housing tax credits or persons who receive government rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. There is no assurance that such programs will be continued in their present form or that the level of assistance provided to these tenants will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.

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Hospitality Properties.     Nine (9) of the mortgaged properties, representing 7.2% of the initial mortgage pool balance and 8.6% of the initial loan group no. 1 balance, by allocated loan amount, are hospitality properties. Hospitality properties can be seasonal in nature, which can be expected to cause periodic fluctuations in room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the viability of any hospitality property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hospitality property, the property would not have the right to use the franchise license without the franchisor’s consent. The economic success of hospitality properties is generally subject to the factors included in “Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” and “Description of the Trust Assets—Mortgage Loans—A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates—Hospitality Properties” and “—Recreational and Resort Properties” in the accompanying prospectus.

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Industrial Facilities.     Sixteen (16) of the mortgaged properties, representing 4.5% of the initial mortgage pool balance and 5.3% of the initial loan group no. 1 balance by allocated loan amount, are industrial properties. Industrial properties have unique rights related to their use. See “Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” and “Description of the Trust Assets—Mortgage Loans—A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates—Industrial Properties” in the accompanying prospectus.

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Geographic Concentration Risk.     The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See “Risk Factors—Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss” in the accompanying prospectus. The mortgaged properties located in any given state may be concentrated in one or more areas within that state. Annex A-1 to this prospectus supplement contains the address for each mortgaged property.

The table below shows the states with concentrations of mortgaged properties over 5% of the initial mortgage pool balance. With respect to multi-property mortgage loans with properties located in different states, the cut-off date balance and percentage of initial pool balance in this chart are based on the allocated loan amount for such mortgaged property.

Geographic Distribution

State	# Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Mortgage Pool Balance	% of Initial Loan Group No. 1 Balance	% of Initial Loan Group No. 2 Balance
Illinois	12	$253,135,708	9.9%	11.7%	0.8%
California	21	$250,616,880	9.8%	9.6%	11.3%
Southern*	18	$238,284,407	9.4%	9.0%	11.3%
Northern*	3	$12,332,473	0.5%	0.6%	0.0%
Hawaii	5	$219,958,322	8.6%	10.3%	0.0%
Texas	28	$206,633,733	8.1%	7.8%	9.8%
Florida	16	$157,408,223	6.2%	3.8%	19.0%
Nevada	8	$144,132,581	5.7%	1.6%	27.6%

*
For purposes of determining whether a mortgaged property is in Northern California or Southern California, mortgaged properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties south of or included in such counties were included in Southern California.

•	The Mortgage Pool Will Include Material Concentrations of Balloon Loans. One hundred sixty-six (166) pooled mortgage loans, representing 99.6% of the initial mortgage pool balance, of which 138 pooled mortgage loans are in loan group no. 1, representing 99.6% of the initial loan group no. 1 balance, and 28 pooled mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, respectively, are balloon loans. 25 pooled mortgage loan(s), representing 10.0% of the initial mortgage pool balance, 8.6% of the initial loan group no. 1 balance and 17.6% of the initial loan group no. 2 balance, are balloon loans with anticipated repayment dates. The ability of a borrower to make the required balloon payment on a balloon loan at maturity depends upon the borrower’s ability either to refinance the loan or to sell the mortgaged property, which depends on economic and market factors that cannot be predicted. See “Description of the Mortgage Pool—Terms and Conditions of the Trust Mortgage Loans” in this prospectus supplement and “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—There is an Increased Risk of Default Associated with Balloon Payments” in the accompanying prospectus.

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The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans.     The effect of mortgage pool losses will be more severe if the losses relate to pooled mortgage loans that account for a disproportionately large percentage of the total mortgage pool balance. See “Description of the Mortgage Pool—General,” “—Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers” and “Annex B—Structural and Collateral Term Sheet” in this prospectus supplement and “Risk Factors—Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss” in the accompanying prospectus.

The table below presents information regarding loan concentration for all pooled mortgage loans in the trust:

Loan Concentration

	Aggregate Cut-off Date Balance ($)	% of Initial Mortgage Pool Balance	% of Initial Loan Group No. 1 Balance	% of Initial Loan Group No. 2 Balance
Largest Single Mortgage Loan	200,000,000	7.9%	9.3%	0.0%
Largest 5 Mortgage Loans	586,394,625	23.0%	27.3%	0.0%
Largest 10 Mortgage Loans	890,419,991	35.0%	39.0%	13.5%
Largest Related Borrower Concentration	84,753,000	3.3%	0.0%	21.1%
Next Largest Related Borrower Concentration	72,530,000	2.8%	3.4%	0.0%

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The Mortgage Pool Will Include Leasehold Mortgaged Properties.     Thirty-four (34) mortgaged properties, representing 10.2% of the initial mortgage pool balance and 12.1% of the initial loan group no. 1 balance, by allocated loan amount, are secured in whole or in part by a mortgage lien on the related borrower’s leasehold interest in all or a material portion of the related mortgaged property, but not by the corresponding fee interest in the property that is subject to the ground lease. Because of possible termination of the related ground lease and potential rental payment increases, lending on a leasehold interest in a property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. See “Description of the Mortgage Pool—Additional Loan and Property Information—Ground Leases” in this prospectus supplement. See also “Risk Factors—Ground Leases Create Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property” and “Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Considerations” in the accompanying prospectus. Each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement.

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Condominium Ownership May Limit Use of the Property and Decision Making Related to the Property.     In the case of the condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers. Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests. We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium. See “Description of the Trust Assets—Mortgage Loans—A Discussion of Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates” in the accompanying prospectus.

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Risks Related to Redevelopment and Renovation at the Mortgaged Properties.     Certain of the mortgaged properties are properties which are currently undergoing or are expected to undergo in the future redevelopment or renovation. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related underlying mortgage loan, which could affect the ability of the related borrower to repay the related underlying mortgage loan. In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related underlying mortgage loan. For example, with respect to the underlying pooled mortgage loan identified on Annex A-1 to this prospectus supplement as Ala Moana Portfolio, which represents 7.9% of the initial mortgage pool balance and 9.3% of the initial loan group no. 1 balance, expansion space intended to be occupied by Nordstrom and other in-line tenants are under construction.

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Some of the Mortgaged Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures.     Some of the mortgage loans are secured by a mortgage lien on a property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged property to its current form or use following a major casualty. See “Description of the Mortgage Pool—Additional Loan and Property Information—Zoning and Building Code Compliance” in this prospectus supplement and “Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property” in the accompanying prospectus.

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Some of the Mortgaged Properties May Not Comply with the Americans with Disabilities Act of 1990 or Similar Laws.     Some of the mortgaged properties securing mortgage loans that we intend to include in the trust may not comply with the Americans with Disabilities Act of 1990 or similar state laws. Compliance, if required, can be expensive. A borrower may be required to comply with other existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws, expenditures of costs associated therewith or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and consequently, its ability to pay its mortgage loan. See “Risk Factors—Compliance with the Americans with Disabilities Act of 1990 May Be Expensive” and “Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in the accompanying prospectus.

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Multiple Mortgaged Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants.     Seven (7) separate groups of pooled mortgage loans have borrowers that, in the case of each of those groups, are the same or under common control. The four largest of these other separate groups represent 8.4%, 3.3%, 2.8% and 2.4%, respectively, of the initial mortgage pool balance. See “Description of the Mortgage Pool—Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers” in this prospectus supplement.

In addition, there are tenants who lease space at more than one mortgaged property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three largest tenants (based on square feet occupied) at each of the mortgaged properties.

The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged properties securing mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. A bankruptcy proceeding of a borrower or a tenant could materially and adversely affect the ability to liquidate the related mortgaged property. See “Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Tenant Bankruptcy Adversely Affects Property Performance,” “—Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss” and “—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates” in the accompanying prospectus.

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The Borrower’s Form of Entity May Cause Special Risks.     Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities” and, in many cases, these entities are not newly formed and in the past had not observed single purpose entity covenants. In general, a special purpose entity borrower’s organizational documents or the terms of the related mortgage loans limit the borrower’s activities to the ownership of only the related mortgaged property or properties and partially limit the borrower’s ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related special purpose entity borrowers will comply with these requirements, and not all borrowers are special purpose entities, and many borrowers, though structured as special purpose entities are not structured to be bankrupty remote. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “Risk Factors—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates” in the accompanying prospectus.

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Some of the Mortgaged Properties Are Owned by Borrowers That Are Tenants-In-Common. Twenty-six (26) of the pooled mortgage loans (as identified on Annex A-1 to this prospectus supplement), which collectively represent 17.4% of the initial mortgage pool balance, 19.2% of the initial loan group no. 1 balance and 8.2% of the initial loan group no. 2 balance, including the mortgage loan identified on Annex A-1 to this prospectus supplement as Continental Towers, have one or more borrowers that own the related mortgaged properties as tenants-in-common. Each tenant-in-common borrower is a single purpose entity. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if a tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant-in-common has the ability to seek a partition of the property (requesting that a court order a sale of the property and a distribution of the proceeds proportionally). If a tenant-in-common exercises its right of partition, the related mortgage loan may be subject to prepayment. In order to reduce the likelihood of a partition action, the tenant-in-common borrowers have (i) covenanted in their loan documents not to commence a partition action and/or (ii) affirmatively waived their right to seek a partition or covenanted not to exercise their right to commence a partition action under their respective tenant-in-common agreements or it is an event of default under the loan documents to seek to partition the mortgaged property. However, there can be no assurance that, if challenged, a waiver would be enforceable or that it would be enforced in a bankruptcy proceeding. The non-SPE tenant-in-common borrowers are not precluded from commencing a partition action under their organizational documents and have not waived their right to seek a partition action under their organizational documents. As such, there is a greater risk of prepayment as a result of a partition.

In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases. With respect to each of the tenant-in-common loans, the loan documents provide that either the portion of the loan attributable to each tenant-in-common interest that files for bankruptcy protection or the entire outstanding loan balance will become full recourse to such tenant-in-common borrower, and/or its owner or guarantor, if such tenant-in-common borrower files for bankruptcy. In the event a mortgage loan is cross-collateralized and cross defaulted with a mortgage loan to tenant-in-common borrowers, the tenant-in-common concerns discussed above may impact the benefits of the cross- collateralization agreement.

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Substitution of Mortgaged Properties May Lead to Increased Risks.     Thirteen (13) pooled mortgage loans, representing 18.5% of the initial mortgage pool balance and 22.0% of the initial loan group no. 1 balance, permit the related borrowers the right to substitute mortgaged properties of like kind and quality for the properties currently securing the related mortgage loans. As a result, it is possible that one or more (and possibly all) of the mortgaged properties that secure the mortgage loans may not secure such mortgage loans for their entire term. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics. See “Description of the Mortgage Pool—Terms and Conditions of the Trust Mortgage Loans—Substitution” in this prospectus supplement.

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Some of the Mortgaged Properties Are or May Be Encumbered by Additional Debt. Certain mortgaged properties that secure mortgage loans that we intend to include in the trust are or may in the future be encumbered by subordinate debt. 4 of the pooled mortgage loans, representing 17.0% of the initial mortgage pool balance and 20.2% of the initial loan group no. 1 balance, are secured by mortgaged properties that also secure other mortgage loans in a split loan structure, which other mortgage loans (also referred to as companion loans) are either subordinate or pari passu to the mortgage loans included in the mortgage pool. The mortgage loans in each split loan structure are cross defaulted with each other. See “Description of the Mortgage Pool—Split Loan Structure,” and “Annex B—Structural and Collateral Term Sheet—Fifteen Largest Mortgage Loans—Ala Moana Portfolio,” “—ShopKo Portfolio,” “—Continental Towers,” “—311 South Wacker” and “—Fortress/Ryan’s Portfolio” in this prospectus supplement for a discussion of subordinate and pari passu companion loans. See also, “Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing” in this prospectus supplement.

The existence of secured subordinate indebtedness may adversely affect the borrower’s financial viability and/or the trust’s security interest in the mortgaged property. Any or all of the following may result from the existence of secured subordinate indebtedness on a mortgaged property:

•	refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

•	reduced cash flow could result in deferred maintenance at the particular property;

•	borrower may have difficulty servicing and repaying multiple loans;

•	if the holder of the other debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular property could be delayed; and

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if the mortgaged property depreciates for whatever reason, the related borrower’s equity is more likely to be extinguished, thereby eliminating the related borrower’s incentive to continue making payments on its mortgage loan in the trust.

The holder of a subordinate companion note may in the future be an affiliate of the borrower; however, the related co-lender agreement will provide that such holder will not be entitled to advise or direct the special servicer.

Other loans may have secured subordinate debt as described under “Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing” in this prospectus supplement.

In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower.

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The Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt. Certain borrowers or affiliates of borrowers under certain mortgage loans we intend to include in the trust have pledged or may in the future pledge their interest in the borrower as security for a loan. The mortgage loan sellers have informed us that with respect to 35 pooled mortgage loans that we intend to include in the trust, representing 33.9% of the initial mortgage pool balance, 34.5% of the initial loan group no. 1 balance and 30.7% of the initial loan group no. 2 balance, certain equity owners of the related borrower have pledged, or are permitted pursuant to the related loan documents to pledge, its interest in the related borrower as security for a mezzanine loan. See “Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing” in this prospectus supplement.

In general, with respect to the equity pledges described above, the related mezzanine lender has (or, with respect to a future mezzanine loan, that mezzanine lender may have) the option to purchase the mortgage loan if one or more of the following events occurs: (i) an acceleration of the mortgage loan has occurred, (ii) certain enforcement actions in respect of the related mortgage loan, such as a foreclosure, have been commenced or (iii) the mortgage loan becomes a specially serviced mortgage loan. The purchase price must generally be at least equal to the outstanding principal balance of the mortgage loan together with accrued and unpaid interest thereon and other amounts due on the mortgage loan, but in some cases, may exclude any yield maintenance premium, default interest and/or late charges that would have otherwise been payable by the related borrower and, in some cases, may not include a liquidation fee that may be payable by the trust.

The related mezzanine lender may also have the right to receive notice from the related mortgagee of any borrower default and the right to cure that default after or prior to the expiration of the related borrower’s cure period or in some cases for a period extending beyond the related borrower’s cure period. The mezzanine lender generally will have a specified period of time, set forth in the related intercreditor agreement, to cure any default. The mezzanine lender may be prohibited from curing monetary defaults for longer than a specified number of months or be subject to other requirements. Before the lapse of a mezzanine lender’s cure period, neither the master servicer nor the special servicer may foreclose on the related mortgaged property or exercise any other remedies with respect to the mortgaged property.

While a mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to these mortgage loans, the relative rights of the mortgagee and the related mezzanine lender are set forth in an intercreditor agreement, which generally provides that the rights of the mezzanine lender (including the right to payment) are subordinate to the rights of the mortgage loan lender against the mortgage loan borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing” and “Annex B—Structural and Collateral Term Sheet—Fifteen Largest Mortgage Loans.”

The mezzanine debt holder with respect to any mezzanine debt and any future mezzanine debt may in the future be an affiliate of the borrower. Therefore, the interests of the mezzanine debt holder may conflict with your interests.

The existence of mezzanine indebtedness may result in reduced cash flow to the related borrowers (after payments of debt service on the mortgage loan and the mezzanine loan), which in turn could result in the deferral of expenditures for property maintenance and/or increase the likelihood of a borrower bankruptcy. See “Risk Factors—Subordinate or Mezzanine Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates” and “Legal Aspects of Mortgage Loans—Subordinate Financing” in the accompanying prospectus. In a bankruptcy proceeding, the trust would face certain limitations, and the holders of mezzanine indebtedness would likely contest any attempt to foreclose on the related property or properties. See, generally, “Risk Factors—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates” in the accompanying prospectus.

In addition, the borrowers under certain mortgage loans are permitted to pledge direct interests in themselves or issue preferred equity or debt granting similar rights as preferred equity so long as confirmation has been received from each rating agency that the debt would not result in the downgrade, withdrawal or qualification of the then-current ratings of the certificates. See “Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing” in this prospectus supplement.

See “Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing” in this prospectus supplement and “Risk Factors—Subordinate or Mezzanine Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates” in the accompanying prospectus.

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The Mortgaged Properties that Secure Four Pooled Mortgage Loans also Secure Another Mortgage Loan that Is Not in the Trust and the Interests of the Holders of those Other Mortgage Loans May Conflict with Your Interests. Four (4) pooled mortgage loans, representing 17.0% of the initial mortgage pool balance and 20.2% of the initial loan group no. 1 balance, are each part of a split loan structure, each comprised of two or more mortgage loans that are secured by a single mortgage instrument on the same mortgaged property. Each of such mortgage loans is subject to a co-lender agreement or intercreditor agreement, as applicable, which provides, among other things, that the holder of the mortgage loans that are not included in the trust (whether subordinate or pari passu in right of payment with the mortgage loan included in the trust) may have certain rights (i) to advise, consult or consent with the special servicer with respect to various servicing matters affecting all of the mortgage loans in the split loan structure and/or (ii) replace the special servicer with respect to the mortgage loans in the split loan structure. See “Description of the Mortgage Pool—Split Loan Structure” and “Servicing Under the Pooling and Servicing Agreement—The Directing Holders” in this prospectus supplement. The holders of the mortgage loans that are not included in the trust may have interests that conflict with your interests. See “—Conflicts of Interest” below.

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Changes in Mortgage Pool Composition Can Change the Nature of Your Investment. If you purchase any of the class A-2, class A-AB, class A-3, class A-4, class A-1A, class A-M, class A-J, class B, class C and class D certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own any other class of offered certificates with a shorter weighted average life, such as the class A-1 certificates. This is so because the longer mortgage loans are outstanding in a mortgage pool the greater the chances are that a borrower in such mortgage pool will default or prepay a mortgage loan. Such default or prepayment will in turn increase the concentration of all other borrowers, or other loans or property characteristics and therefore a certificate with a longer weighted average life is more likely to be exposed to such increased concentrations. See “Risk Factors—Changes in Pool Composition Will Change the Nature of Your Investment” in the accompanying prospectus.

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Lending on Income-Producing Real Properties Entails Environmental Risks. The trust could become liable for a material adverse environmental condition at any of the mortgaged properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

With respect to each of the mortgaged properties securing mortgage loans that we intend to include in the trust (other than the properties identified on Annex A-1 to this prospectus supplement as the Fortress/Ryan’s Portfolio mortgaged properties), a third-party consultant conducted a Phase I environmental site assessment or updated a previously conducted Phase I environmental site assessment. In the case of 178 mortgaged properties, securing 93.1% of the initial mortgage pool balance, 91.8% of the initial loan group no. 1 balance and 100.0% of the initial loan group no. 2 balance, by allocated loan amount, all of the environmental assessments were completed during the 12-month period ending on the cut-off date. To the extent that any Phase I environmental site assessment recommended a Phase II environmental site assessment or other follow-up measures, such Phase II or other follow-up was performed. Phase II investigation typically consists of sampling and/or testing. With respect to the mortgaged properties securing the Fortress/Ryan’s Portfolio mortgage loan, a historical and data review was conducted with respect to each mortgaged property.

If the environmental assessments identified the presence of material amounts of asbestos-containing materials, lead-based paint and/or radon, the environmental consultant generally recommended, and the related loan documents generally required the establishment of, or there was generally implemented, an operation and maintenance plan or the implementation of a remediation program to address the issue. The presence of such materials could result in a claim for damages.

If the environmental assessments identified potential problems at properties adjacent or otherwise near to the related mortgaged properties, the related borrower was generally required to monitor the environmental condition and/or to carry out additional testing, or obtain confirmation that a third party is the responsible party. To the extent a third party “responsible party” was identified, generally the borrower will not be required to take any action regarding potential problems at an adjacent or nearby property.

In other cases, the environmental testing identified problems at certain of the mortgaged properties. In these cases, unless a state funded program was identified as a source of funding for remediation costs or the related borrower received a “no further action” letter from the relevant governmental department, the related borrower was required to do one or more of the following:

•	take remedial action if no third party was identified as being responsible for the remediation;

•	deposit a cash reserve in an amount generally equal to 100% to 125% of the estimated cost of the remediation;

•	monitor the environmental condition and/or carry out additional testing; and/or

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obtain an environmental insurance policy (which may contain specific coverage limits and deductibles and which may not be sufficient to cover all losses resulting from certain environmental conditions).

In a few cases where a responsible party, other than the related borrower, had been identified with respect to a potential adverse environmental condition at a mortgaged property securing a mortgage loan that we intend to include in the trust, the environmental consultant did not recommend that any action be taken by the related borrower. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

Furthermore, any particular environmental assessment may not have tested for or revealed all potentially adverse conditions and there may be material environmental liabilities of which we are not aware. For example, testing for lead-based paint, lead in drinking water and radon was done only if the originating lender determined or the environmental consultant recommended that the use, age and condition of the subject property warranted that testing. There can be no assurance that—

•	the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

•	the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

•	any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action; or

•	the required environmental insurance policy will be obtained.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

See “Description of the Mortgage Pool—Assessments of Property Condition—Environmental Assessments” in this prospectus supplement and “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Legal Aspects of Mortgage Loans—Environmental Considerations” in the accompanying prospectus.

The following is a list of environmental issues at mortgaged properties secured by mortgage loans representing 1% or more of the initial mortgage pool balance that may affect the value and operation of that property:

With respect to the underlying mortgaged real property identified on Annex A-1 to this prospectus supplement as 1150 West Washington Street (which is a property securing the ShopKo Portfolio mortgage loan), the Phase I consultant recommended a file review be conducted to determine the impact, if any, of a historical on-site leaking underground storage tank (“LUST”) incident. That review indicated that the LUST incident stemmed from underground storage tanks that have since been removed from the subject property. The property owner enrolled in the Michigan Underground Storage Tank Financial Assurance Fund and received reimbursement for site activities relating to cleanup of the LUST incident until 1995. Since that time, the owner has continued to address the LUST incident by operating a groundwater treatment system and conducting quarterly groundwater monitoring. Results from the quarterly monitoring indicate that concentrations of contaminants in off-site monitoring wells remain below statutory limits. In addition, the environmental consultant conducting the activities has indicated that if the on-site concentrations continue to decrease or remain stable, closure with a deed restriction will likely be obtained from the state in the near future.

Property Inspectors May Not Adequately Identify Property Conditions and Such Conditions Could Result in Loss to Certificateholders. In general, in connection with the origination of the mortgage loans, engineering firms assessed each mortgaged property securing the mortgage loans that we intend to include in the trust, to assess—

•	the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

•	the general condition of the site, buildings and other improvements located at each mortgaged property.

The mortgaged properties were generally inspected during the 12-month period preceding the cut-off date. In some cases, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In those cases, the related originator generally required the related borrower to fund reserves, obtain a guaranty from the parent or sponsor or deliver letters of credit or other instruments, to cover these costs. The mortgaged properties identified on Annex A-1 to this prospectus supplement as the Fortress/Ryan’s Portfolio and Amarillo Land Leases were not inspected in connection with origination.

There can be no assurance that the above-referenced inspections identified all risks related to property conditions at the mortgaged properties securing the mortgage loans or that adverse property conditions, including deferred maintenance and waste, have not developed at any of the mortgaged properties since that inspection.

Limitations Related to Multi-Property Mortgage Loans. The mortgage pool will include mortgage loans that are secured by multiple mortgaged properties. These mortgage loans are identified in the tables contained in Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan with multiple properties is to reduce the risk of default or ultimate loss on such mortgage loan or mortgage loans as a result of an inability of any particular mortgaged property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit—

•	the release of one or more of the mortgaged properties from the related mortgage lien, and/or

•	a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under “Description of the Mortgage Pool—Terms and Conditions of the Trust Mortgage Loans” and “—Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers” in this prospectus supplement.

When multiple properties secure an individual mortgage loan, the amount of the mortgage encumbering any particular one of those mortgaged properties may be less than the full amount of that individual mortgage loan, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the mortgaged property will be available to offset declines in value of the other properties securing the same mortgage loan.

4 multi-property pooled mortgage loans identified on Annex A-1 to this prospectus supplement as Fortress/Ryan’s Portfolio, Shopko Portfolio, Prime Retail Outlets Portfolio, and Alice G. Smith Retail Portfolio, representing 9.9% of the initial mortgage pool balance and 11.7% of the initial loan group no. 1 balance, are secured by mortgaged properties located in two or more states. Upon a default under these pooled mortgage loans, it may not be possible to foreclose on the related mortgaged properties simultaneously because foreclosure actions are brought in state or local court and the courts of one state cannot exercise jurisdiction over property in another state.

Limited Information Causes Uncertainty. Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those properties.

No Reunderwriting of the Mortgage Loans. We have not re-underwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, the applicable mortgage loan seller’s obligation to repurchase or cure a mortgage loan or substitute a mortgaged property with respect to a mortgage loan secured by a portfolio of mortgaged properties in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had re- underwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan or substitute a mortgaged property if a representation or warranty has been breached. See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures and Repurchases” in this prospectus supplement.

Tax Considerations Related to Foreclosure. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. In the event of a foreclosure on a mortgaged property that is being redeveloped or renovated, the special servicer will only be permitted under existing tax regulations to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject REMIC I or, if applicable, the individual loan REMIC, to federal, and possibly state or local, tax as described under “Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes” in the accompanying prospectus. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 2006-C1 certificates. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution with respect to the series 2006-C1 certificates.

Prior Bankruptcies. Other than as set forth below, we are not aware of any other mortgage loans that we intend to include in the trust as to which a direct principal of the related borrower was a party to a bankruptcy proceeding during the past ten years. However, there can be no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See “Risk Factors—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates” in the accompanying prospectus. In addition, certain tenants at some of the mortgaged properties may have been, may currently be or in the future may become a party to a bankruptcy proceeding, as discussed above under “—67.2% of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Retail or Office Properties.”

With respect to the underlying pooled mortgage loan identified on Annex A-1 to this prospectus supplement as Timberlake and Glades Apartments Portfolio, which represents 2.1% of the initial mortgage pool balance and 13.5% of the initial loan group no. 2 balance, the related mortgage loan’s sponsor, Greystar Financial, LLC, was indirectly involved in a Chapter 11 bankruptcy proceeding filed in May 2006. In late 2004 a wide water intrusion at a multifamily property located in New Orleans that was developed by an affiliate of the sponsor in partnership with the Crow Family’s first opportunity fund, (the “Partnership”) resulted in a lawsuit against the general contractors, architect and various subcontractors. In August 2005,

Hurricane Katrina hit New Orleans and rendered the property largely uninhabitable. Fannie Mae (the lender) held the proceeds of the business interruption insurance, releasing funds only for utility expenses and taxes. The Partnership filed for Chapter 11 bankruptcy in 2006, and sought to gain access to insurance proceeds to continue the operation of the property and pursue the recovery of damages from insurance companies and related parties. The Partnership negotiated a plan with Fannie Mae to emerge from bankruptcy and to use the funds from the settlement of its claims and insurance proceeds to fully restore the property. A joint motion was filed to dismiss the bankruptcy and the bankruptcy was dismissed on September 27, 2006.

Litigation and Other Matters Affecting the Mortgaged Properties or Borrowers. There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation will not have a material adverse effect on your investment.

With respect to 1 of the underlying pooled mortgage loans, identified on Annex A-1 to this prospectus supplement as Chiquita Center, which represents approximately 2.6% of the initial mortgage pool balance and 3.0% of the initial loan group no. 1 balance, Triple Net Properties, LLC or G REIT, Inc., a public company affiliated with Triple Net Properties, LLC, is the sponsor of the related borrowers and an affiliate of the property managers. Triple Net Properties, LLC has advised the related mortgage loan seller that the SEC commenced an investigation regarding certain of its activities. In its filings with the SEC, G REIT, Inc., indicated that the SEC requested information relating to disclosure in securities offerings and exemptions from the registration requirements of the Securities Act of 1933, as amended, for the private offerings in which Triple Net Properties, LLC and its affiliated entities were involved and exemptions from the registration requirements of the Securities Exchange Act of 1934, as amended, for several entities. In a recent filing with the SEC, G REIT, Inc. indicated that the information disclosed in connection with these securities offerings relating to the prior performance of all public and non public investment programs sponsored by Triple Net Properties, LLC contained certain errors. G REIT, Inc. reported that these errors included the following: (i) the prior performance tables included in the offering documents were stated to be presented on a GAAP basis but generally were not, (ii) a number of the prior performance data figures were themselves erroneous, even as presented on a tax or cash basis and (iii) with respect to certain programs sponsored by Triple Net Properties, LLC, where Triple Net Properties, LLC invested either alongside or in other programs sponsored by Triple Net Properties, LLC, the nature and results of these investments were not fully and accurately disclosed in the tables, resulting in an overstatement of Triple Net Properties, LLC’s program and aggregate portfolio operating results. We cannot assure you that G REIT, Inc. or Triple Net Properties, LLC will be able to adequately address these disclosure issues or that these investigations will not result in fines, penalties or administrative remedies or otherwise have an adverse effect on the performance, operations or financial condition of G REIT, Inc. or Triple Net Properties, LLC. In addition, we cannot assure you that if litigation were to commence or security holders were to assert claims related to the foregoing, it would not have a material adverse effect on your certificates.

Impact Of Current Events On Financial Markets. The impact of recent domestic and international events involving the United States, such as hurricanes Katrina, Rita and Wilma, the war in Iraq and terrorist attacks, is uncertain. These events could lead to general economic downturn, including a reduction in travel and personal spending, increased oil prices, loss of jobs and an overall weakened investor confidence. Among other things, reduced investor confidence may result in substantial volatility in securities markets and a decline in real estate-related investments.

Furthermore, it is uncertain what effects the recent hurricanes or future terrorist activities and/or any consequent actions on the part of the United States Government and others, including military action, will have on: (a) U.S. and world financial markets; (b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the mortgaged properties that secure the mortgage loans included in the trust; and/or (e) insurance costs and the availability of insurance coverage for hurricane related losses and terrorist acts.

As a result of the foregoing, defaults on commercial real estate loans could increase, and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See “Risk Factors—Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates,” “—The Market Value of Your Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally” and “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” in the accompanying prospectus.

Conflicts of Interest

General. The potential for various conflicts of interest exists with respect to the offered certificates, including conflicts of interest among certain of the borrowers, the holders of the loans in a split loan structure, the property or asset managers, the depositor, the sponsors, Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., in their capacity as underwriters and as mortgage loan sellers or affiliates thereof, and the master servicer, the special servicer and the primary servicer, who are affiliated with other parties described herein or act in other capacities described herein and who may purchase some of the non-offered certificates.

Conflicts of Interest May Arise Between the Trust and the Mortgage Loan Sellers or their Affiliates that Engage in the Acquisition, Development, Operation, Financing and Disposition of Real Estate. Conflicts may arise because the mortgage loan sellers or their affiliates intend to continue to actively acquire, develop, operate, finance or dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, those affiliates may acquire or sell properties, or finance mortgage loans secured by properties, including the mortgaged properties or properties that are in the same markets as the mortgaged properties. In such case, the interests of those affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the value of the mortgaged properties and therefore the amount and, particularly in the case of a refinancing or sale of a mortgaged property, timing of distributions with respect to the offered certificates.

Additionally, certain of the mortgage loans that we intend to include in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

The Special Servicer and the Primary Servicer May Experience Certain Conflicts of Interest. The holder of certain of the non-offered certificates has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder, and also has the right to direct or advise the special servicer with respect to various servicing matters. It is anticipated that the special servicer or an affiliate thereof will be the holder of such non-offered certificates.

The special servicer is an affiliate of the depositor and of the sponsor. This could cause a conflict between the special servicer’s duty to the trust under the pooling and servicing agreement and its interests in such other capacity. In addition, CWCapital LLC will be the primary servicer with respect the mortgage loans that it will sell to us. This could cause a conflict between such primary servicer’s duty to the trust under the pooling and servicing agreement (and the applicable primary servicing agreement) and its interests in such other capacity. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by a servicer or any of their affiliates. See “Servicing Under the Pooling and Servicing Agreement—General” in this prospectus supplement.

Conflicts Between the Directing Holder and Other Certificateholders. With respect to each mortgage loan, the directing holder will be one of

•	the holder of certificates representing a majority interest in a designated controlling class of the series 2006-C1 certificates,

•	the holder of the applicable subordinate non-trust mortgage loan or

•
the holder of one or more pari passu mortgage loans (or if such pari passu mortgage loans are assets in a securitization, the holder of certificates representing a majority interest in a designated controlling class of such securitization).

See “Servicing Under the Pooling and Servicing Agreement—The Directing Holders.” The directing holder will generally have the right, subject to certain limitations described in this prospectus supplement, to direct certain actions of the special servicer with respect to the mortgage loans. In addition, the special servicer generally may be removed and replaced by the directing holder, although in some cases the special servicer may only be removed for cause. See “Servicing Under the Pooling and Servicing Agreement—Replacement of the Special Servicer” in this prospectus supplement. The directing holder may have interests that differ from those of the holders of the series 2006-C1 certificates (if the directing holder is a holder of a companion loan) or from the holders of other classes of the series 2006-C1 certificates (if the directing holder is the majority holder of the controlling class) and as a result may direct the special servicer to take actions that conflict with the interest of certain classes of the offered certificates. The directing holder will have no duty or liability to any other certificateholder. The anticipated initial directing holder is an affiliate of CWCapital LLC and CWCapital Asset Management LLC.

Conflicts of Interest May Arise In Connection with the Servicing of the Non-Serviced Mortgage Loans. The mortgage loans secured by the related mortgaged properties identified on Annex A-1 to this prospectus supplement as Ala Moana Portfolio, ShopKo Portfolio, 311 South Wacker and Fortress/Ryan’s Portfolio, respectively, are pari passu with one or more companion loans that are not assets of the trust. The Ala Moana Portfolio, ShopKo Portfolio and 311 South Wacker mortgage loans will be serviced under a pooling and servicing agreement separate from the pooling and servicing agreement under which the series 2006-C1 certificates are issued. The master servicer and the special servicer that are parties to each of those pooling and servicing agreements will service the subject mortgage loan according to the servicing standard provided for in the related separate pooling and servicing agreement. As a result, you will have less control over the servicing of this mortgage loan than you would if they were being serviced by the master servicer and the special server under the pooling and servicing agreement for this transaction. See “Servicing Under the Pooling and Servicing Agreement—Servicing of the Non-Serviced Loan Combination” in this prospectus supplement.

Holders of certain interests in the non-serviced loan combinations will have certain rights to remove the special servicer under the controlling pooling and servicing agreement and appoint a successor special servicer with respect to such mortgage loans. The parties with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of series 2006-C1 certificates. In addition, they do not have any duties to the holders of any class of certificates, and may act solely in their own interests, without any liability to any certificateholders. No certificateholder may take any action against the majority certificateholder of the controlling class, the holders of companion loans or any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—Split Loan Structure” in this prospectus supplement.

With respect to the non-serviced loan combinations, holders of pari passu companion loans or beneficial interests therein (including the related controlling class of certificateholders of any trust), holders of subordinate companion loans or beneficial interests therein or, in the case of the Ala Moana Portfolio mortgage loan, the holders of the class AMP-E certificates, may have certain rights, directly or through a representative (including operating advisors appointed thereby), to direct or advise the special servicer with respect to certain servicing matters. The interests of any of these holders or controlling class of certificateholders or operating advisors may also conflict with those of the holders of the controlling class or the interests of the holders of the offered certificates. As a result, approvals to proposed servicer actions may not be granted in all instances thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against any of the parties with these approval or consent rights for having acted solely in their respective interests. See “Description of the Mortgage Pool—Split Loan Structure” in this prospectus supplement.

Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged properties because:

•	A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	the property managers also may manage additional properties, including properties that may compete with those mortgaged properties; or

•
affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged properties.

Conflicts Where a Borrower or its Affiliate is a Tenant at the Mortgaged Property. With respect to mortgage loans where the borrower or an affiliate is a tenant at the mortgaged property, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. There can be no assurance that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases, this affiliated tenant is physically occupying space related to its business; in other cases, the affiliated tenant is a tenant under a master lease with the borrower, under which the borrower tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a “stabilized” level but may not provide additional economic support for the mortgage loan. There can be no assurance that the space “leased” by this borrower affiliate will eventually be occupied by third party tenants.

Other Conflicts. Each of CWCapital LLC (one of the sponsors and a primary servicer), the depositor and CWCapital Asset Management LLC, the special servicer is a wholly owned subsidiary of CW Financial Services LLC. In addition, each of such parties and the anticipated holder of certificates representing a majority interest in the controlling class of the series 2006-C1 certificate is an indirectly wholly-owned subsidiary of Cadim Inc. In addition, Wachovia Bank, National Association (one of the sponsors and the master servicer) and Wachovia Capital Markets, LLC (the joint bookrunning manager) are affiliated and each of the co-managers is affiliated with a sponsor. Finally, both Wachovia Bank, National Association and German American Capital Corporation, sponsors and underwriter affiliates, and/or their respective affiliates provided financing to CWCapital LLC in order to fund a portion of the mortgage loans sold to the trust fund under the related mortgage loan purchase agreement, which financing arrangements must be terminated on or prior to the closing date. All amounts owing to Wachovia Bank, National Association or German American Capital Corporation and/or their respective affiliates in connection with such financing arrangements (solely with respect to such mortgage loans) must be repaid by the closing date from the proceeds of the offering of the certificates. This may result in a conflict of interest between the interests of Wachovia Capital Markets, LLC or German American Capital Corporation and/or its affiliates and the interests of the holders of the certificates.

CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

From time to time we use capitalized terms in this prospectus supplement, including in Annexes A and B to this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus includes the words “expects,” “intends,” “anticipates,” “estimates” and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

General

CWCapital LLC (“CWCapital”) is a sponsor of this securitization transaction and acquired or originated and underwrote 58 mortgage loans included in this trust. CWCapital was organized as a limited liability company in 2002 in the State of Massachusetts. CWCapital is an indirect majority owned subsidiary of Caisse de dépôt et placement du Québec (the “Caisse”) and a wholly owned subsidiary of CWCapital Financial Services LLC. CWCapital is also one of our affiliates. The principal offices of CWCapital are located at One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494.

For more information regarding CWCapital and its securitization program, see “CWCapital LLC” in the prospectus.

Wachovia Bank, National Association, Citigroup Global Markets Realty Corp., Artesia Mortgage Capital Corporation and German American Capital Corporation are also acting as mortgage loan sellers in this transaction. Each mortgage loan seller or its affiliate originated the loans as to which it is acting as mortgage loan seller; except that two of the loans as to which CWCapital LLC is acting as mortgage loan seller, which represent 0.3% of the initial loan pool balance, were originated by LaSalle Bank, National Association and purchased from LaSalle Bank, National Association by such mortgage loan seller. Each mortgage loan seller, other than German American Capital Corporation, originated more than 10% of the mortgage loans in the trust fund.

For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), although 58 mortgage loans (the “CWCapital Mortgage Loans”) representing 29.9% of the mortgage pool were sold to us by CWCapital Mortgage Securities I LLC or CWCapital Mortgage Securities III LLC and subsequently sold to the trust, all references to “mortgage loan seller” or “seller” with respect to such mortgage loans refer or will be deemed to refer to CWCapital LLC. Prior to this securitization, those mortgage loans were originated and closed by CWCapital LLC and subsequently sold by CWCapital LLC to CWCapital Mortgage Securities I LLC or CWCapital Mortgage Securities III LLC. The representations and warranties made by CWCapital LLC in connection with the sale of these mortgage loans to CWCapital Mortgage Securities I LLC or CWCapital Mortgage Securities III LLC, as applicable, will be separately made to us by CWCapital LLC and the sole recourse to cure a material document defect or a material breach in respect of such mortgage loans or to repurchase or replace any of those mortgage loans, if defective, will be solely against CWCapital LLC.

Wachovia Bank, National Association

General.     Wachovia Bank, National Association (“Wachovia”), a national banking association, is a sponsor of this securitization and acquired or originated and underwrote 41 mortgage loans included in the trust. Wachovia is a national bank and acquires and originates mortgage loans for its own portfolio and for public and private securitizations through its network of 13 regional offices and approximately 3,400 financial centers. Wachovia’s principal offices are located in Charlotte, North Carolina, and its telephone number is (704) 374- 6161. Wachovia is also acting as a Mortgage Loan Seller and as the Master Servicer with respect to the Offered Certificates. Wachovia is an affiliate of Wachovia Capital Markets, LLC, one of the Underwriters.

Wachovia’s Securitization Program.     One of Wachovia’s primary business lines is the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With respect to mortgage loans that are originated for securitization purposes, Wachovia sells these loans through its CMBS securitization program. Wachovia, with its commercial mortgage lending affiliates and predecessors, began originating and securitizing commercial mortgage loans in 1995. As of October 1, 2006, the total amount of commercial mortgage loans originated and securitized by Wachovia since 1995 is approximately $57.0 billion. Approximately $53.7 billion have been securitized by an affiliate of Wachovia acting as depositor, and approximately $3.9 billion have been securitized by an unaffiliated entity acting as depositor. In its fiscal year ended December 31, 2005, Wachovia originated and securitized approximately $16.2 billion of commercial mortgage loans, of which approximately $15.7 billion were securitized by an affiliate of Wachovia acting as depositor, and approximately $500 million were securitized by an unaffiliated entity acting as depositor.

Wachovia and its affiliates have been and are currently involved with the origination and/or securitization of auto loans and leases, student loans, home equity loans, credit card receivables, manufactured housing contracts, commercial equipment leases, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Wachovia and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations and asset-backed commercial paper programs. Wachovia and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions. Additionally, Wachovia acts as master servicer, special servicer and/or swap counterparty on various commercial mortgage-backed securitizations.

Wachovia’s commercial mortgage loan securitization program has grown from approximately $423 million of securitized commercial mortgage loans in 1995 to approximately $3.4 billion of securitized commercial mortgage loans in 2001 and to approximately $16.2 billion of securitized commercial mortgage loans in 2005. The commercial mortgage loans originated and securitized by Wachovia include both fixed and floating-rate loans, that generally range in size from $2 million up to $500 million. Wachovia primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, land subject to a ground lease and mixed use properties. Wachovia originates loans in each of the 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands.

As a sponsor, Wachovia originates mortgage loans with the intent to securitize them and, either by itself or together with other sponsors or loan sellers, initiates a securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuer for the related securitization. In coordination with Wachovia Capital Markets, LLC and other underwriters, Wachovia works with rating agencies, other loan sellers and servicers in structuring securitization transactions. Wachovia, or an affiliate, acts as sponsor, originator, underwriter or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Wachovia’s primary securitization program is the Wachovia Bank Commercial Mortgage Trust program, in which Wachovia and other national banks and corporations generally act as mortgage loan sellers and Wachovia Commercial Mortgage Securities, Inc., an affiliate of Wachovia, acts as the depositor. As of October 1, 2006, Wachovia securitized approximately $55.3 billion through the Wachovia Bank Commercial Mortgage Trust program (or predecessor programs).

Wachovia’s Underwriting Standards

General.     Wachovia’s commercial real estate finance group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien commercial or multifamily mortgage loans for securitization. Wachovia’s commercial real estate finance operation is staffed by real estate professionals. Wachovia’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of a loan application, Wachovia’s loan underwriters commence an extensive review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this “—Wachovia’s Underwriting Standards” section.

Loan Analysis.     Generally, Wachovia performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wachovia typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Wachovia generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wachovia to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wachovia or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report.

Loan Approval.     Prior to commitment, all mortgage loans to be originated by Wachovia must be approved by one or more—depending on loan size—specified internal committees or by officers of Wachovia, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Determination of Revenue and Expense at a Mortgaged Property.     The repayment of a mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that mortgaged property to generate income sufficient to make payments on the loan. Accordingly, Wachovia will analyze whether cash flow expected to be derived from the mortgaged property will be sufficient to make the required payments under that mortgage loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt service reserves and other sources of income or payment or factors expected to affect such matters.

Wachovia uses both objective and subjective measures to determine the revenue generated and the expenses incurred at each mortgaged property. In determining the “revenue” component of Net Cash Flow for each mortgaged property securing a Wachovia Loan, Wachovia generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5.0%, Wachovia determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related mortgaged property, (b) historical vacancy at comparable properties in the same market as the related mortgaged property, and (c) 5.0%. In determining revenue for multifamily and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 85.0% and daily rates achieved during the prior one-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. The borrowers’ financial information used to determine revenue was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

In determining the “expense” component of Net Cash Flow for each mortgaged property securing a Wachovia Loan, Wachovia generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue, (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, Wachovia recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing “net cash flow”) where Wachovia determined appropriate.

The amounts described as revenue and expense in the two preceding paragraphs are often highly subjective values. For example, when calculating revenue or expense for a mortgaged property securing a Wachovia Loan, Wachovia may make assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•
the assumption that a particular tenant at a mortgaged property has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•
the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at a mortgaged property or is out for signature will be executed and in place on a future date;

•
the assumption that a portion of currently vacant and unleased space at a mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•
the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•
assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a mortgaged property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increase or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular Wachovia Loan will conform to the foregoing descriptions in every respect or to any similar analysis which may be performed by other persons or entities.

Debt Service Coverage Ratios and Loan-to-Value Ratios.     Generally, the debt service coverage ratios for Wachovia Loans will be equal to or greater than 1.20x; provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wachovia may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wachovia’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wachovia Loans will be equal to or less than 80%; provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wachovia may originate a mortgage loan with an loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wachovia’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios and loan-to-value ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio and the loan-to-value ratio disclosed in this prospectus supplement. For specific details on the calculations of the debt service coverage ratio and the loan-to-value ratio in this prospectus supplement, see “Description of the Mortgage Pool—Additional Loan and Property Information” in this prospectus supplement.

Additional Debt.     When underwriting a multifamily or commercial mortgage loan, Wachovia will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wachovia or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The debt service coverage ratios and loan-to-value ratios described above under “—Debt Service Coverage Ratios and Loan-to-Value Ratios” may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.     As part of the underwriting process, Wachovia will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wachovia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.     Wachovia will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wachovia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wachovia may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.     Wachovia may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wachovia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wachovia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wachovia or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wachovia may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessment.     In connection with the origination process, Wachovia may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wachovia will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.     If the subject real property collateral consists of improvements located in California or in seismic zone 3 or 4, Wachovia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Wachovia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.     In connection with the origination of a multifamily or commercial mortgage loan, Wachovia will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wachovia will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wachovia to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wachovia’s judgment constitute adequate security for the related mortgage loan;

•	a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus supplement. For specific details on the calculations of debt service coverage ratio in this prospectus supplement, see “Description of the Mortgage Pool—Additional Loan and Property Information” in this prospectus supplement.

Escrow Requirements.     Generally, Wachovia requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wachovia are as follows:

•
Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wachovia with sufficient funds to satisfy all taxes and assessments. Wachovia may waive this escrow requirement under certain circumstances.

•
Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wachovia with sufficient funds to pay all insurance premiums. Wachovia may waive this escrow requirement under certain circumstances.

•
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Wachovia may waive this escrow requirement under certain circumstances.

•
Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Wachovia generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Wachovia may waive this escrow requirement under certain circumstances.

•
Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the Wachovia Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Wachovia Loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Furthermore, Wachovia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Wachovia may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Wachovia’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Citigroup Global Markets Realty Corp.

Citigroup Global Markets Realty Corp (“CGMRC”) is a New York corporation, which is a wholly owned subsidiary of Citigroup Financial Products Inc. and an affiliate of Citigroup Global Markets Inc., one of the underwriters. CGMRC is a sponsor of this securitization transaction and acquired or originated and underwrote 23 mortgage loans included in the trust. CGMRC originates, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage- backed securitization (“CMBS”) transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets. The principal offices of CGMRC are located at 388 Greenwich Street, New York, New York 10013.

CGMRC’s Commercial Real Estate Securitization Program

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $717 million, $822 million, $1.23 billion, $1.91 billion and $3.24 billion of commercial mortgage loans in public offerings during the fiscal years 2001, 2002, 2003, 2004 and 2005, respectively.

When CGMRC originates mortgage loans in conjunction with third-party correspondents, another third party due diligence provider generally performs the underwriting based on various criteria established or reviewed by CGMRC, and CGMRC originates or acquires the subject mortgage loan prior to inclusion in a securitization.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions it participates in, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions it participates in. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates.

In connection with CGMRC contributing mortgage loans to a commercial mortgage securitization transaction, CGMRC may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by CGMRC fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then CGMRC will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the mortgage asset.

CGMRC’s Underwriting Standards

General.     Set forth below is a discussion of certain general underwriting guidelines of CGMRC with respect to multifamily and commercial mortgage loans originated by CGMRC. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by CGMRC from third party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this “—CGMRC’s Underwriting Standards” section.

Loan Analysis.     CGMRC performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, CGMRC’s underwriting staff and/or legal counsel will review leases of significant tenants. CGMRC may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. CGMRC generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a CGMRC staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

Loan Approval.     Prior to commitment, all multifamily and commercial mortgage loans to be originated by CGMRC must be approved by one or more—depending on loan size—specified officers of CGMRC. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.     The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, CGMRC will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•
the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

•
the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, CGMRC may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•
the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•
the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

•
the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•
the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•
assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

In addition, CGMRC may “normalize” operating expenses by discounting certain extraordinary property-related expenses that may have occurred during the period under review or by assuming the existence of certain expenses that did not occur during the period under review.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by CGMRC, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under “—Additional Debt” below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CGMRC may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/ or guarantees, CGMRC’s judgment of improved property performance in the future and/or other relevant factors.

Loan-to-Value Ratio.     CGMRC also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

•	the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by CGMRC, calculated as described above, will be equal to or less than 80% (subject to the discussion under

“—Additional Debt” below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CGMRC may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CGMRC’s judgment of improved property performance in the future and/or other relevant factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, CGMRC will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that CGMRC or an affiliate will be the lender on that additional debt.

The debt service coverage ratios described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios described above under “—Loan-to-Value Ratio” may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the underwriting process, CGMRC will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, CGMRC may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

Appraisals. CGMRC will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, CGMRC will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, CGMRC may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. CGMRC may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, CGMRC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, CGMRC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when CGMRC or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, CGMRC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

Engineering Assessment. In connection with the origination process, CGMRC may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, CGMRC will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, CGMRC may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, CGMRC may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, CGMRC will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, CGMRC will analyze whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by CGMRC to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in CGMRC’s judgment constitute adequate security for the related mortgage loan; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, CGMRC may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. CGMRC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by CGMRC. Furthermore, CGMRC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this “—CGMRC’s Underwriting Standards” section, CGMRC may include mortgage loans in a trust fund which vary from, or do not comply with, CGMRC’s underwriting guidelines. In addition, in some cases, CGMRC may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Artesia Mortgage Capital Corporation

Artesia Mortgage Capital Corporation (“Artesia”) is a Delaware Corporation, with its principal offices in Issaquah, Washington. Artesia is a wholly owned non-bank U.S. subsidiary of Dexia Bank. Dexia Bank, which is rated “AA+” by Fitch, “AA” by S&P and “Aa2” by Moody’s, is part of Dexia Group, a diversified financial services firm located in Brussels, Belgium with a balance sheet of 506 billion Euros ($603 billion) and a stock market capitalization of approximately 22 billion Euros ($26 billion) as of December 2005.

Artesia is a sponsor of this securitization transaction and acquired or originated and underwrote 34 mortgage loans included in the trust.

Artesia originates commercial and multifamily mortgage loans for the purpose of securitizing them in commercial mortgage-backed securitization (“CMBS”) transactions.

Artesia also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes.

 Artesia’s Securitization Program

Artesia, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States. Artesia has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996. The multifamily and commercial mortgage loans originated and securitized by Artesia include both fixed-rate loans and floating-rate loans and both conduit balance loans, which are average-sized loans by industry standards, and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations by Artesia have been originated, directly or through correspondents, by Artesia. During the fiscal years 2001 through 2005, the aggregate annual principal balance of commercial mortgage loans securitized by Artesia ranged from approximately $412.5 million in 2001, to approximately $610.1 million in 2003, and to approximately $1.5 billion in 2005.

When originating mortgage loans in conjunction with third-party correspondents, Artesia performs the underwriting based on its underwriting criteria (see “—Artesia’s Underwriting Standards” below) and originates the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In addition, in the normal course of its securitization program, Artesia may acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Artesia.

In connection with the commercial mortgage securitization transactions it is involved in, Artesia generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Artesia also works, with respect to the mortgage loans it has originated, with rating agencies, unaffiliated sponsors, originators and servicers in putting together the securitization transaction. Artesia will generally act as a sponsor or originator in the commercial mortgage securitization transactions to which it contributes mortgage loans. Artesia does not act as servicer of the multifamily and commercial mortgage loans in the commercial mortgage securitizations it is involved in. Instead, Artesia and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into an issuing entity for a series of securities.

Artesia may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by Artesia fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Artesia will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

 Artesia’s Underwriting Standards

General. Set forth below is a discussion of certain general underwriting guidelines of Artesia with respect to multifamily and commercial mortgage loans originated by Artesia. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by Artesia from third-party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this “—Artesia’s Underwriting Standards” section.

Loan Analysis. Artesia performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property involved and other relevant circumstances, Artesia’s underwriting staff, third party reviewers, and/or legal counsel will review leases of significant tenants. Artesia may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Artesia generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by an Artesia staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by Artesia must be approved by one or more —depending on loan size—specified credit committees of Artesia or Dexia Bank. The credit committee(s) responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, Artesia will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•
the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

•
the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Artesia may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•
the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•
the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

•
the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•
the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•
assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under “—Additional Debt” below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property. For example, Artesia may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Artesia’s judgment of improved property performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratios presented in this prospectus supplement.

Loan-to-Value Ratio. Artesia also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

•	the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or less than 80% (subject to the discussion under “—Additional Debt” below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property. For example, Artesia may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Artesia’s judgment of improved property performance in the future and/or other relevant factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Artesia will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Artesia will be the lender on that additional debt.

The debt service coverage ratios described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios described above under “—Loan-to-Value Ratio” may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the underwriting process, Artesia will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Artesia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

Appraisals. Artesia will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, Artesia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Artesia may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. Artesia may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Artesia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Artesia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Artesia or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, Artesia may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment. In connection with the origination process, Artesia may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. Based on the resulting report, Artesia will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. If the subject real property includes any material improvements and is located in California or in seismic zones 3 or 4, Artesia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Artesia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Artesia will generally examine whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Artesia will analyze whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Artesia to be sufficient to pay off the related mortgage loan in full;

•	the real property, if permitted to be repaired or restored in conformity with current law, would in Artesia’s judgment constitute adequate security for the related mortgage loan; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements. Based on its analysis of the real property, the borrower and the principals of the borrower, Artesia may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, tenant improvements, leasing commissions, debt service and/or environmental remediation. Artesia conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Artesia. Furthermore, Artesia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this “—Artesia’s Underwriting Standards” section, Artesia may include mortgage loans in an issuing entity which vary from, or do not comply with, Artesia’s underwriting guidelines. In addition, in some cases, Artesia may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Certain Relationships. The Mortgage Loans that will be sold to the Depositor by Artesia Mortgage Capital Corporation were previously the subject of a custodial arrangement between Artesia and Wells Fargo Bank, N.A. in which Wells Fargo acted as a document custodian for Artesia. The terms of the custodial arrangement are customary for agreements in the commercial mortgage securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

Wachovia Bank, National Association is currently servicing two of the Mortgage Loans that will be sold to the Depositor by Artesia pursuant to an interim servicing arrangement between Artesia and Wachovia. The terms of the interim servicing agreement are customary for agreements in the commercial mortgage securitization industry providing for the servicing of mortgage loans.

German American Capital Corporation

German American Capital Corporation (“GACC”) is a sponsor of this securitization transaction. GACC or an affiliate of GACC originated all of the GACC Loans and underwrote all of the GACC Loans in this transaction. GACC is a sponsor of this securitization transaction and acquired or originated and underwrote 11 mortgage loans included in the trust. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation.

GACC is an affiliate of Deutsche Bank Securities Inc., one of the underwriters. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates large loans (both fixed rate and floating rate loans in amounts greater than $50 million), on a direct origination basis. Conduit loans, primarily fixed rate loans in amounts less than $50 million, are originated by GACC’s wholly-owned subsidiary, Deutsche Bank Mortgage Capital, LLC (“DBMC”). Just subsequent to origination conduit loans are sold by DBMC to GACC which aggregates and warehouses the loans pending sale via a commercial mortgage-backed securities (“CMBS”) securitization.

GACC, through another wholly owned subsidiary, Deutsche Bank Berkshire Mortgage, Inc. (“DBBM”) is one of the leading originators and seller-servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators and servicers in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program. DBBM sells its loan originations in the form of certificates directly to third party investors at the time of loan origination.

 GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for just under ten years.

GACC has been a seller of loans both into securitizations in the “COMM” program, in which its affiliate is the depositor, and into programs where third party entities, including affiliates of General Electric Capital Corporation, GMAC Commercial Mortgage Corporation and Citigroup, have acted as depositors.

Under the COMM name, GACC has two primary securitization programs, the COMM FL program, into which large floating rate commercial mortgage loans are securitized, and the COMM Conduit/Fusion program, into which both fixed rate conduit loans and large loans are securitized.

GACC originates both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties.

Total loans securitized on an annual basis for each of the past three years by GACC and its subsidiary, DBMC, have been as follows:

Year	Total Securitizations (Amts in $ billions)
2005	9.7
2004	5.4
2003	5.5

The securitizations in the table above include both fixed and floating rate loan securitizations, and both public and private securitizations.

During the past five years, loans sold by GACC to DMARC into the COMM FL securitizations have represented between 85% to 100% of loans sold into such securitizations with third party originators/sellers representing a small percentage of the loans sold into such securitizations.

Under the COMM Conduit/Fusion securitizations, GACC originated loans have represented a range of between of approximately 40% to 60% of the total loans included in the transactions, with the remaining loans having been supplied by third party originator/sellers including, without limitation, GMAC Commercial Mortgage Corporation, PNC Bank and LaSalle Bank National Association.

Loans sold by GACC to securitizations of third party depositors have represented between 25% to 40% of the total amount of loans sold in such securitizations on average during the 5 years ending December 31, 2005.

Generally, GACC has not purchased significant amounts of mortgage loans for securitization; however it may elect to purchase loans for securitization in the future. In that event GACC will either re-underwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters, GACC works with rating agencies, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

 GACC’s Underwriting Standards

General. GACC originates loans located in the United States secured by retail, multifamily, office, hotel, industrial/warehouse and self-storage properties. All of the mortgage loans originated by GACC or its affiliate, DBMC, generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines. References to GACC in this section also include DBMC.

Loan Analysis. In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. The credit of the borrower and certain of its key principals is examined for financial strength and character prior to approval of the mortgage loan through a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities. A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s market and the utility of the mortgaged property within the market. Unless otherwise specified in a prospectus supplement, all financial, occupancy and other information contained in such prospectus supplement is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval. Prior to commitment, all mortgage loans must be approved by credit risk management officers (the number of which varies by loan size) in accordance with its credit policies. The credit risk management officers may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. GACC’s underwriting standards generally require the following minimum debt service coverage ratios and maximum LTV Ratios for each of the indicated property types:

Property Type	DSCR Guideline	LTV Ratio Guideline
Office	1.25x	75%
Retail	1.25x	75%
Multifamily	1.20x	80%
Manufactured Housing	1.20x	80%
Industrial/Warehouse	1.25x	75%
Self-Storage	1.25x	75%
Hotel	1.50x	70%

The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement may differ from the amount calculated at the time of origination. In addition, with respect to certain mortgage loans originated by GACC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account. In addition, GACC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, the mortgage loans originated by GACC may provide for interest only payments until maturity, or for a specified period. Moreover, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated or purchased by GACC and its affiliates may vary from the guidelines above, based on asset quality, sponsor equity, loan structure and other factors. See “Description of the Mortgage Pool” in the prospectus supplement and Annex A-1 to the prospectus supplement.

Escrow Requirements. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

•
Taxes and Insurance — Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

•	Replacement Reserves — Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

Office	$0.20 per square foot
Retail	$0.15 per square foot of in-line space
Multifamily	$250 per unit
Manufactured housing	$50 per pad
Industrial/Warehouse	$0.10 per square foot
Self storage	$0.15 per square foot
Hotel	4% of gross revenue

•
Re-tenanting — Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term. To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

•
Deferred Maintenance/Environmental Remediation — Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

Third Party Reports. In connection with underwriting commercial mortgage loans, GACC generally will perform the procedures and obtain the third party reports or other documents described in this prospectus supplement under “Description of the Mortgage Pool—Assessments of Property Condition.”

Servicing. For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the rating agencies. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

THE DEPOSITOR

We are CWCapital Commercial Funding Corp., the depositor of this securitization transaction. We are an indirect majority owned subsidiary of the Caisse and a wholly owned subsidiary of CW Financial Services LLC. Our principal executive offices are located at One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494. Our telephone number is (781) 707-9300.

We do not have, nor are we expected in the future to have, any significant assets.

This is the first securitization transaction with respect to which we will act as depositor.

We do not engage in any business operations other than securitizing mortgage assets and related activities.

We have minimal ongoing duties with respect to the certificates and the underlying mortgage loans. Our duties pursuant to the pooling and servicing agreement include, without limitation, the duty

•
to keep in full force our existence, rights and franchises (subject to our right to merge, consolidate or sell substantially all of our assets, so long as we obtain written confirmation from each of the rating agencies that the successor depositor entity will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned to any class of certificates);

•	to appoint a successor trustee in the event of the resignation or removal of the trustee;

•	to provide the trustee with a copy of any private placement memorandum used by us or an affiliate in connection with the resale of any certificates that have been privately offered;

•	to provide information in its possession to the trustee to the extent necessary to perform REMIC tax administration; and

•
to notify the trustee of certain events that might require reporting under the Exchange Act and to sign any Annual Report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the trust.

We are required under the underwriting agreement to indemnify the Underwriters for certain securities law liabilities.

THE ISSUING ENTITY

The issuing entity for the certificates will be COBALT CMBS Commercial Mortgage Trust 2006-C1. The trust is a New York common law trust that will be formed on the issue date pursuant to the pooling and servicing agreement. The only activities that the trust may perform are those set forth in the pooling and servicing agreement, which are generally limited to owning and administering the underlying mortgage loans and any REO Property, disposing of defaulted underlying mortgage loans and REO Property, issuing the certificates and making distributions and providing reports to certificateholders. Accordingly, the trust may not issue securities other than the certificates, or invest in securities, other than investment of funds in the distribution account and other accounts maintained under the pooling and servicing agreement in certain short-term high-quality investments. The trust may not lend or borrow money, except that the master servicer (or, if the master servicer fails to do so, the trustee) may make advances of delinquent monthly debt service payments and servicing advances to the trust, but only to the extent such party deems such advances to be recoverable from the related mortgage loan; such advances are intended to be in the nature of a liquidity, rather than a credit, facility. The pooling and servicing agreement may be amended as set forth in the prospectus under “Description of the Governing Documents—Amendment.” The trust administers the underlying mortgage loans through the master servicer and special servicer. A discussion of the duties of the master servicer and special servicer, including any discretionary activities performed by each of them, is set forth herein under “Servicing Under the Pooling and Servicing Agreement.”

The only assets of the trust other than the underlying mortgage loans and any REO Properties are the distribution accounts and other accounts maintained pursuant to the pooling and servicing agreement and the short-term investments in which funds in the custodial account and other accounts are invested. The trust has no present liabilities, but has potential liability relating to ownership of the underlying mortgage loans and any REO Properties, and indemnity obligations to the trustee, master servicer and special servicer. The fiscal year of the trust is the calendar year. The Trust has no executive officers or board of directors. It acts through the trustee, master servicer and special servicer.

We are contributing the underlying mortgage loans to the trust. We are purchasing the underlying mortgage loans from the Mortgage Loan Seller(s), as described herein under “Description of the Mortgage Pool—Representations and Warranties.”

Since the trust fund is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust.” In addition, in connection with the sale of the underlying mortgage loans from each seller to us and from us to the trust, legal opinions are required to be rendered to the effect that:

1.

If the such seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) the underlying mortgage loans and payments thereunder and proceeds thereof are not property of the estate of such seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such seller is not applicable to payments on the certificates.

2.

If we were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the underlying mortgage loans, and payments thereunder and proceeds thereof are not property of our estate under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of our bankruptcy case is not applicable to payments on the certificates.

Such legal opinions are based on numerous assumptions, and we make no assurance that all or any of such assumed facts are true, or will continue to be true. Moreover, we make no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although we have been structured as a bankruptcy remote entity, and the transfer of the underlying mortgage loans from each seller to us and from us to the trust has been structured as a sale, we make no assurance that we will not be subject to a bankruptcy proceeding or that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that we or the trust is deemed to be a creditor of the related seller rather than an owner of the underlying mortgage loans.

THE SERVICERS

General

The parties primarily responsible for servicing the underlying mortgage loans (other than the Ala Moana Portfolio, Shopko Portfolio, 311 South Wacker and Fortress/Ryan’s Portfolio mortgage loans) include the master servicer and the special servicer. The obligations of the master servicer and the special servicer are set forth in the pooling and servicing agreement, and are described under “Servicing Under The Pooling and Servicing Agreement” in this prospectus supplement and “Description of the Governing Documents” in the base prospectus. In addition, as permitted under the pooling and servicing agreement, the master servicer and/or special servicer may delegate their respective servicing obligations to one or more sub-servicers. In particular, CWCapital LLC, a sponsor of this securitization and one of our affiliates, will act as primary servicer with respect to the mortgage loans originated or acquired by it. In addition, with respect to most of the mortgage loans (excluding the mortgage loans originated by CWCapital LLC), the master servicer is responsible for master servicing and primary servicing functions and the special servicer is responsible for special servicing functions. However, with respect to certain mortgage loans or groups of underlying mortgage loans, in each case aggregating less than 10% of the Initial Mortgage Pool Balance, the master servicer has engaged or will engage a sub-servicer, and the master servicer will be responsible for overseeing the obligations of the related sub-servicer and aggregating relating collections and reports with the remaining mortgage pool.

The Master Servicer

Wachovia Bank, National Association (“Wachovia”) will be the master servicer under the pooling and servicing agreement. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia is a mortgage loan seller and a sponsor, and is an affiliate of Wachovia Capital Markets, LLC, one of the underwriters. Wachovia’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia’s primary servicing system runs on EnableUs software, and Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of September 30, 2006
By Approximate Number	10,015	15,531	17,641	19,827
By Approximate Aggregate Unpaid Principal Balance (in Billions)	$88.6	$141.3	$182.5	$232.2

Within this portfolio, as of September 30, 2006, are approximately 16,620 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $183.1 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia’s servicing portfolio as of September 30, 2006 were located in all 50 states, the District of Columbia, Guam, Mexico, Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and property protection advances (i) made by Wachovia on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

Date	Securitized Master Serviced Portfolio (UPB)*	Outstanding Advances (P&I and PPA)*	Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wachovia acts as primary servicer with respect to mortgage loans owned by Wachovia from time to time, including, prior to their inclusion in the trust fund, some or all of the underlying mortgage loans being contributed by Wachovia. There are currently no outstanding property protection advances made by Wachovia on those underlying mortgage loans being contributed by Wachovia that were serviced by Wachovia prior to their inclusion in the trust fund. Pursuant to an interim servicing agreement between Wachovia and CGMRC, a sponsor and a mortgage loan seller, Wachovia acts as primary servicer with respect to mortgage loans owned by CGMRC from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by CGMRC. There are currently no outstanding property protection advances made by Wachovia on those underlying mortgage loans being contributed by CGMRC that were serviced by Wachovia prior to their inclusion in the trust. Pursuant to an interim servicing agreement between Wachovia and Artesia, a sponsor and a mortgage loan seller, Wachovia acts as primary servicer with respect to mortgage loans owned by Artesia from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by Artesia. There are currently no outstanding property protection advances made by Wachovia on those underlying mortgage loans being contributed by Artesia that were serviced by Wachovia prior to their inclusion in the trust.

Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia are A-1+ by S&P, P-1 by Moody’s, F1+ by Fitch.

Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wachovia’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. Wachovia may perform any of its obligations under the pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third- party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents

•	provision of Strategy and Strategy CS software

•	identification, classification, imaging and storage of documents

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance

•	entry of rent roll information and property performance data from operating statements

•	tracking and reporting of flood zone changes

•	tracking, maintenance and payment of rents due under ground leases

•	abstracting of insurance requirements contained in loan documents

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any

•	abstracting of leasing consent requirements contained in loan documents

•	legal representation

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia

•	maintenance and storage of letters of credit

•	tracking of anticipated repayment dates for loans with such terms

•	reconciliation of deal pricing, tapes and annexes prior to securitization

•	entry of new loan data and document collection

•	initiation of loan payoff process and provision of payoff quotes

•	printing, imaging and mailing of statements to borrowers

•	performance of property inspections

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes

•	review of financial spreads performed by sub-servicers

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval

•	performance of UCC searches and filing of UCCs

Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account within the time required by the pooling and servicing agreement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Master Servicer Servicing Standard.

There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the Certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in this prospectus supplement concerning Wachovia has been provided by it.

The mortgage loans, except for the mortgage loans secured by the Ala Moana Portfolio properties, the ShopKo Portfolio properties, the 311 South Wacker property and the Fortress/Ryan’s Portfolio properties, will be serviced by the master servicer under the pooling and servicing agreement.

The mortgage loan secured by the Ala Moana Portfolio properties will be serviced under the pooling and servicing agreement entered into in connection with Deutsche Mortgage & Asset Receiving Corporation, as depositor, CD 2006-CD3 Mortgage Trust securitization. The mortgage loan secured by the 311 South Wacker property will be serviced under the pooling and servicing agreement entered into in connection with Wachovia Bank Commercial Mortgage Trust, Wachovia Bank Commercial Mortgage Trust 2006-C28 trust. The master servicer under each such pooling and servicing agreement is Wachovia Bank, National Association. The mortgage loan secured by the ShopKo Portfolio properties will be serviced under the pooling and servicing agreement entered into in connection with Citigroup Commercial Mortgage Securities, Inc., as depositor, Citigroup Commercial Mortgage Trust (“CGCMT”) 2006-C4 securitization. The master servicer under such pooling and servicing agreement will be Midland Loan Services, Inc.

The mortgage loan secured by the Fortress/Ryan’s Portfolio properties will be serviced under the pooling and servicing agreement entered into in connection with Deutsche Mortgage & Asset Receiving Corporation, as depositor, COMM 2006-C8 trust. The master servicer under such pooling and servicing agreement will be determined at a later date and disclosed in the final prospectus supplement.

Primary Servicer

CWCapital will be the primary servicer for all of the mortgage loans originated or acquired by CWCapital that are included in the trust, and will perform its duties as primary servicer pursuant to a primary servicing agreement entered into with the master servicer. The primary servicing agreement will require CWCapital to perform its obligations under the primary servicing agreement in a manner which is generally consistent with the pooling and servicing agreement. In connection with its duties as primary servicer of the loans originated or acquired by CWCapital, CWCapital will receive a portion of the master servicing fee rate for each such mortgage loan equal to 0.02%, except with respect to 2 such mortgage loans, representing 1.1% of the Initial Mortgage Pool Balance and 1.3% of the Initial Loan Group No. 1 Balance, with respect to which CWCapital will receive a portion of the master servicing fee rate equal to 0.07%. The principal servicing offices of CWCapital are located at One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494. See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement and “CWCapital LLC” in the prospectus for additional information regarding CWCapital.

CWCapital has been servicing loans since 1986. As of December 31, 2005, CWCapital was responsible for servicing approximately 904 commercial and multifamily mortgage loans, totaling approximately $6.27 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions. The properties securing these loans include multifamily, office, retail, hospitality, industrial and other types of income-producing properties.

The following tables provide, in the aggregate and by asset type, the number of commercial mortgage loans primary serviced by the CWCapital Primary Servicer and the aggregate outstanding principal balances of these loans as of December 31, 2005 and the end of the preceding two calendar years.

Servicing Volumes for CWCapital LLC as Primary Servicer

	December 31, 2003	December 31, 2004	December 31, 2005
Number of Loans Serviced	802	804	904
Aggregate Outstanding Principal Balance ($ in millions)	4,562	4,823	6,272

Servicing Volumes by Asset Type for CWCapital LLC as Primary Servicer

	December 31, 2003		December 31, 2004		December 31, 2005
Asset Type	Number of Loans Servicer	AOPB* ($ in millions)	Number of Loans Servicer	AOPB* ($ in millions)	Number of Loans Servicer	AOPB* ($ in millions)
Number of Loans Serviced Aggregate Outstanding Principal Balance ($ in millions)	802	4561.1	804	4822.9	904	6272.0
Retail	71	453.6	67	456.2	90	601.7
Office	47	332.6	59	429.6	87	1142.7
Multifamily	396	2058.3	395	2196	395	2533.5
Industrial	17	125.2	16	123.1	30	242.9
Hospitality	36	262.4	38	328.5	41	375.9
Other	235	1329.4	229	1289.3	261	1375.3
Total	802	4561.6	804	4822.9	904	6272.0

*	Aggregate Outstanding Principal Balance

CWCapital is rated by S&P and Fitch as a primary servicer and master servicer. CWCapital’s ratings by each of these Rating Agencies is outlined below:

	S&P	Fitch
Primary Servicer	Average	CPS2
Master Servicer	Average	CMS3

CWCapital has made certain changes to its servicing policies and procedures during the past three years including, but not limited to, the addition of (i) a lock-box system for processing payments, (ii) an insurance and risk-management division, (iii) a website where mortgage loan borrowers can access information regarding their mortgage loans and (iv) a disaster recovery site.

Under the primary servicing agreement, CWCapital, as primary servicer with respect to all mortgage loans in the trust that were originated or acquired by it, will perform substantially all of the servicing duties of the master servicer described under “Servicing Under The Pooling and Servicing Agreement” in this prospectus supplement with respect to such mortgage loans, except for advancing and remitting funds to the trustee.

Payments received by CWCapital with respect to the mortgage loans are required to be deposited into a segregated custodial account, and are not commingled with funds relating to any mortgage loans that are not included in the trust.

CWCapital may exercise some custodial responsibility with respect to the mortgage loans included in the trust and may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise, including custody of any applicable letters of credit. To the extent CWCapital performs custodial functions as servicer, documents will be maintained in its vault.

In consideration of the performance of its servicing obligations, CWCapital, as primary servicer, will be paid a servicing fee, which is included in the administration fee rate for the applicable mortgage loans as set forth on Annex A-1. In addition, CWCapital will be entitled to the additional compensation described under “Servicing under the Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses— Additional Master Servicing Compensation” with respect to the mortgage loans that it services.

The primary servicing agreement provides that CWCapital may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or the parties otherwise agree.

In addition, unless an event of default under the primary servicing agreement occurs or the pooling and servicing agreement is terminated, the primary servicing agreement will remain in full force and effect until all of the mortgage loans serviced by CWCapital are repaid, repurchased or liquidated or the related mortgaged properties become REO property. Events of default under the primary servicing agreement will include, but are not limited to:

•
the occurrence of an event of default by the master servicer under the pooling and servicing agreement which occurs as a direct result of the failure of CWCapital to perform its obligations under the primary servicing agreement,

•	the failure of CWCapital to perform in any material respect its obligations under the primary servicing agreement which is not cured within the period set forth in the primary servicing agreement,

•
a breach by CWCapital of any representation or warranty contained in the primary servicing agreement which materially and adversely affects the interests of any class of certificates or the master servicer which is not cured within the period set forth in the primary servicing agreement,

•
the failure by CWCapital to remit to the master servicer amounts required to be deposited into the certificate account or any other amounts required to be remitted under the primary servicing agreement, or the failure by CWCapital to deliver reports to the master servicer as required by the primary servicing agreement, and

•	certain events of bankruptcy or insolvency involving CWCapital.

Upon the occurrence and continuance of an event of default by CWCapital under the primary servicing agreement, the master servicer may (but is not required to) terminate the rights and obligations of CWCapital under the primary servicing agreement. The master servicer is also authorized under the primary servicing agreement to waive any event of default under the primary servicing agreement. If the master servicer terminates CWCapital as primary servicer under the primary servicing agreement or the parties otherwise agree to terminate the primary servicing agreement, the master servicer will be required to itself perform its servicing responsibilities under the pooling and servicing agreement until a new primary servicer, if any, is appointed.

Any successor primary servicer is required to transact business in the states in which the related mortgaged properties are located, if required by applicable law.

Under the primary servicing agreement, CWCapital will indemnify the master servicer from and against any claims, losses, damages, penalties, fines, legal fees and expenses incurred by the master servicer related to the performance of its duties as primary servicer resulting from any breach by the primary servicer of a representation, warranty, convenant or agreement made by the primary servicer in the primary servicing agreement or any willful misfeasance, bad faith or negligence by the primary servicer in the performance of its obligations or duties under the primary servicing agreement or by reason of reckless disregard of such obligations and duties.

The Special Servicer

CWCapital Asset Management LLC (“CWCAM”), a Massachusetts limited liability company, will initially be appointed as special servicer of the underlying mortgage loans under the Pooling and Servicing Agreement. The principal servicing offices of CWCAM are located at 701 Thirteenth Street, NW, Suite 1000 Washington, DC 20005 and its telephone number is (202) 715-9500. CWCAM and its affiliates are involved in the real estate investment, finance and management business including:

•	originating commercial and multifamily real estate loans;

•	investing in high-yielding real estate loans and other commercial real estate debt instruments; and

•	investing in, surveilling and managing unrated and non-investment grade rated securities issued pursuant to CMBS transactions.

CWCAM was organized in June 2005. In July of 2005, it acquired Allied Capital Corporation’s special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE, Inc. and the special servicing operations of CRIIMI MAE Services L.P., the special servicing subsidiary of CRIIMI MAE, Inc., were consolidated into the special servicing operations of CWCAM. An affiliate or affiliates of CWCAM may acquire certain of the certificates not offered hereunder, including but not limited to a majority of the initial Controlling Class certificates. CWCAM is a wholly owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth.

Because CWCAM was not formed until June 2005, CWCAM did not service any CMBS pools as of December 31, 2003 or as of December 31, 2004. As of December 31, 2005, CWCAM acted as special servicer with respect to 25 domestic CMBS pools containing approximately 3670 loans secured by properties throughout the United States with a then current face value in excess of $32 billion. Since December 31, 2005, CWCAM has been appointed special servicer for a number of CMBS pools and as of August 31, 2006, CWCAM acted as special servicer with respect to 72 domestic and 2 Canadian pools containing approximately 8,230 loans secured by properties throughout the United States and Canada with a then current face value in excess of $73.4 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the mortgage loans backing the Certificates.

CWCAM has three offices (Washington, D.C., Rockville, Maryland and Needham, Massachusetts) and CWCAM manages or services investments in over 88 markets throughout the U.S. As of December 31, 2005, CWCAM had 36 employees responsible for the special servicing of commercial real estate assets, of which 25 employees worked full-time on special servicing and 11 employees had shared-time responsibilities in special servicing. As of December 31, 2005, within the CMBS pools described in the preceding paragraph, 138 assets were actually in special servicing. CWCAM also serves as collateral manager, disposition consultant or consultant for 12 collateralized debt obligation transactions. The assets owned or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has developed policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB of the Exchange Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Since its formation, policies and procedures of special servicing at CWCAM have been adopted from the best practices of the Allied Capital Corporation and CRIIMI MAE Services L.P. operations that it has acquired. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. CWCAM does not have any material primary principal and interest advancing obligations with respect to the CMBS pools as to which it acts as special servicer and only has primary property protection advancing obligations for one CMBS pool.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that is material to its obligations under the Pooling and Servicing Agreement. CWCAM is not an affiliate of the depositor, either sponsor, the trust fund, the master servicer, the trustee or any originator of any of the underlying mortgage loans identified in this offering prospectus.

CWCAM, as disclosed above, is an affiliate of the depositor, one of the sponsors, one of the mortgage loan sellers and a primary servicer. There are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between CWCAM or any of its affiliates, on the one hand, and the depositor, the sponsors or the trust fund, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the offered certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by CWCAM with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer.

From time-to-time CWCAM and its affiliates may be parties to lawsuits and other legal proceedings arising in the ordinary course of business. CWCAM does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as special servicer.

The mortgage loans, except for the mortgage loans secured by the Ala Moana Portfolio properties, the ShopKo Portfolio properties, the 311 South Wacker property and the Fortress/Ryan’s Portfolio properties, will be specially serviced by the special servicer under the pooling and servicing agreement.

The mortgage loan secured by the Ala Moana Portfolio properties will be specially serviced under the pooling and servicing agreement entered into in connection with Deutsche Mortgage & Asset Receiving Corporation, as depositor, CD 2006-CD3 trust. The mortgage loan secured by the ShopKo Portfolio properties will be specially serviced under the pooling and servicing agreement entered into in connection with Citigroup Commercial Mortgage Securities, Inc., as depositor, CGCMT 2006-C4 trust. The special servicer under each such pooling and servicing agreement is J.E. Robert Company, Inc.

The mortgage loan secured by the 311 South Wacker property will be specially serviced under the pooling and servicing agreement entered into in connection with Wachovia Bank Commercial Mortgage Trust, Wachovia Bank Commercial Mortgage Trust 2006-C28 trust. The mortgage loan secured by the Fortress/Ryan’s Portfolio properties will be specially serviced under the pooling and servicing agreement entered into in connection with Deutsche Mortgage & Asset Receiving Corporation, as depositor, COMM 2006-C8 trust. The special servicer under such pooling and servicing agreement will be LNR Partners, Inc.

THE TRUSTEE

General

Wells Fargo National Association (“Wells Fargo”) will act as the trustee and custodian to the COBALT CMBS Commercial Mortgage Trust 2006-C1 pursuant to the pooling and servicing agreement. Wells Fargo is a national banking association and wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors and the servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Its office for certificate transfer service is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

Wells Fargo has provided corporate trust services since 1934. Wells Fargo acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of September 30, 2006, Wells Fargo was acting as trustee on more than 280 series of commercial mortgage-backed securities with an aggregate principal balance of over $270 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

The trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, trust company or national banking association, organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the pooling and servicing agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the depositor, any master servicer or either special servicer (except during any period when the trustee is acting as, or has become successor to, a master servicer or special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated “AA-” or higher by S&P and Fitch (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the certificates.

The trustee is, in general, responsible for managing the assets of the issuing entity on behalf of the series 2006-C1 certificateholders and pursuant to the pooling and servicing agreement. Additionally, pursuant to the pooling and servicing agreement, Wells Fargo will act as custodian of the mortgage loan documents evidencing the underlying mortgage loans. In that capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains its commercial document custody facilities in Minneapolis, Minnesota. As of September 30, 2006, Wells Fargo was acting as custodian of more than 40,000 commercial mortgage loan files.

Wells Fargo has served as loan file custodian for various mortgage loans owned by the depositor or an affiliate of the depositor, including for mortgage loans included in the issuing entity. The terms of the custodial agreement provided by Wells Fargo are customary for the commercial mortgage backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files. The terms of the pooling and servicing agreement with respect to the custody of the mortgage loans supersede any such custodial agreement.

Under the terms of the pooling and servicing agreement, the trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the trustee is responsible for the preparation of all REMIC tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D (in regards to distribution and pool performance information) and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the trust. Wells Fargo has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage backed securities since 1997. It has acted as securities administrator with respect to more than 350 series of commercial mortgage-backed securities, and, as of September 30, 2006, was acting as securities administrator with respect to more than $310 billion of outstanding commercial mortgage-backed securities.

There have been no material changes to Wells Fargo’s policies or procedures with respect to its securities administration function other than changes required by applicable laws.

In the past three years, Wells Fargo has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

The trustee will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the pooling and servicing agreement. In addition, the trustee and each of its respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability, damage, claims, unanticipated expense (including attorney fees and expenses) or expense incurred in connection with any legal action incurred without negligence or willful misconduct on its respective parts, arising out of, or in connection with the pooling and servicing agreement and the certificates.

The trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if in the good faith business judgment of the trustee, the repayment of such funds or adequate indemnity against such risk or liability would not be ultimately recoverable. The master servicer and the special servicer will each indemnify the trustee and certain related parties for similar losses incurred related to the willful misconduct, bad faith and/or negligence in the performance of the master servicer or the special servicer duties as applicable, under the pooling and servicing agreement or by reason of negligent disregard of its respective obligations and duties under the pooling and servicing agreement.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of any mortgaged property or any assets of the trust is located, the depositor, the trustee or certificateholders evidencing a majority of voting rights will have the power to appoint one or more persons to act as co-trustee or co-trustees, jointly with the trustee, or separate trustee or separate trustees, of all or any part of the trust. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the pooling and servicing agreement.

The information set forth in this prospectus supplement concerning the trustee has been provided by the trustee.

Duties of the Trustee

The trustee will make no representation as to the validity or sufficiency of the pooling and servicing agreement, the offered certificates or any mortgage loan or related document and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the mortgage loans to the trust, or any funds deposited in or withdrawn from a custodial account or any other account by or on behalf of the depositor, the master servicer or the special servicer. The trustee will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the depositor, the master servicer or the special servicer, and accepted by the trustee in good faith, pursuant to the pooling and servicing agreement. The pooling and servicing agreement provides that no provision of such agreement shall be construed to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that if no event of default has occurred and is continuing, the trustee will be required to perform, and will be liable for, only those duties specifically required under the pooling and servicing agreement. Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

As consideration for performing these duties, Wells Fargo will receive a trustee fee of 0.0008% per annum on the stated principal balance of each underlying mortgage loan and a portion of such fee will be paid to the securities administrator. The trustee fee is payable out of general collections on the mortgage pool in the issuing entity.

Certain Matters Regarding the Trustee

The fees and normal disbursements of any trustee are required to be borne by the trust fund.

The pooling and servicing agreement provides that the trustee will not be liable for an error of judgment made in good faith by a responsible officer of the trustee, unless it shall be proved that the trustee was negligent in ascertaining the pertinent facts. In addition, the trustee is not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of directing holder, controlling class or holders of certificates entitled to at least 25% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee, under the pooling and servicing agreement. If no event of default shall have occurred and be continuing, the trustee shall not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of certificates entitled to at least 25% of the voting rights; provided, however, that if the payment within a reasonable time to the trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the trustee, not reasonably assured to the trustee by the security afforded to it by the terms of the pooling and servicing agreement, the trustee may require reasonable indemnity from such requesting holders against such expense or liability as a condition to taking any such action.

The trustee will be entitled to execute any of its trusts or powers under the pooling and servicing agreement or perform any of its duties under the pooling and servicing agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

The trustee will be permitted at any time to resign from its obligations and duties under the pooling and servicing agreement by giving written notice to us, the master servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, we will be required to promptly appoint a successor trustee acceptable to the master servicer. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

If at any time a trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, or if the trustee shall fail (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the trustee’s reasonable control) to deliver or otherwise make available certain reports and such failure shall continue for five days (other than by reason of the failure of the master servicer or special servicer to timely perform its obligations or other causes beyond the reasonable control of the trustee), we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates entitled to at least 51% of the voting rights may at any time, with or without cause, remove the trustee under the pooling and servicing agreement and appoint a successor trustee.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Each of CWCapital LLC (one of the sponsors and a primary servicer), the depositor and CWCapital Asset Management LLC (the special servicer) is a wholly owned subsidiary of CW Financial Services LLC. In addition, each of such parties and the anticipated holder of certificates representing a majority interest in the controlling class of the series 2006-C1 certificate is an indirectly wholly-owned subsidiary of Cadim Inc. In addition, Wachovia Bank, National Association (one of the sponsors and the master servicer) and

Wachovia Capital Markets, LLC (a joint bookrunning manager) are affiliated and each of the co-managers is affiliated with a sponsor.

Both Wachovia Bank, National Association and German American Capital Corporation, sponsors and underwriter affiliates, and/or their respective affiliates provided financing to CWCapital in order to fund a portion of the mortgage loans sold to the trust fund under the related mortgage loan purchase agreement, which financing arrangements must be terminated on or prior to the closing date. All amounts owing to Wachovia Bank, National Association or German American Capital Corporation and/or their respective affiliates in connection with such financing arrangements (solely with respect to such mortgage loans) must be repaid by the closing date from the proceeds of the offering of the certificates. This may result in a conflict of interest between the interests of Wachovia Capital Markets, LLC or German American Capital Corporation and/or its affiliates and the interests of the holders of the certificates.

DESCRIPTION OF THE MORTGAGE POOL

General

We intend to include the 167 pooled mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The pooled mortgage loans will have an Initial Mortgage Pool Balance as of the cut-off date of $2,545,161,488. However, the actual initial mortgage loan balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the Mortgage Pool or any other mortgage loans are added to the Mortgage Pool. See “—Changes In Mortgage Pool Characteristics” below.

For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into a “Loan Group No. 1” and a “Loan Group No. 2.” “Loan Group No. 1” will consist of all of the pooled mortgage loans backing the series 2006- C1 certificates that are secured by property types other than multifamily. Loan Group No. 1 will consist of 139 pooled mortgage loans, with an Initial Loan Group No. 1 Balance of $2,144,252,958, representing approximately 84.2% of the Initial Mortgage Pool Balance. “Loan Group No. 2” will consist of all of the pooled mortgage loans backing the series 2006-C1 certificates that are secured by multifamily properties. Loan Group No. 2 will consist of 28 pooled mortgage loans, with an Initial Loan Group No. 2 Balance of $400,908,530, representing approximately 15.8% of the Initial Mortgage Pool Balance.

The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the underlying pooled mortgage loans, the Initial Loan Group No. 1 Balance will equal the total cut-off date principal balance of the pooled mortgage loans in Loan Group No. 1, and the Initial Loan Group No. 2 Balance will equal the total cut-off date principal balance of the pooled mortgage loans in Loan Group No. 2. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $722,000 to $200,000,000, and the average of those cut-off date principal balances is $15,240,488.

Of the mortgage loans to be included in the trust:

•
58 pooled mortgage loans, representing approximately 29.9% of the Initial Mortgage Pool Balance, were originated or, in the case of two such pooled mortgage loans, acquired, by CWCapital LLC (the “CWCapital Loans”); and

•	41 pooled mortgage loans (the “Wachovia Loans”), representing approximately 27.4% of the Initial Mortgage Pool Balance, were originated or acquired by Wachovia Bank, National Association; and

•
23 pooled mortgage loans (the “Citigroup Loans”), representing approximately 24.2% of the Initial Mortgage Pool Balance and the subordinate non-pooled mortgage loans secured by the Ala Moana Portfolio properties that we intend to include in the trust, were originated or acquired by Citigroup Global Markets Realty Corp.; and

•	34 pooled mortgage loans (the “Artesia Loans”), representing approximately 11.0% of the Initial Mortgage Pool Balance, were originated or acquired by Artesia Mortgage Capital Corporation; and

•	11 pooled mortgage loans (the “GACC Loans”), representing approximately 7.4% of the Initial Mortgage Pool Balance, were originated or acquired by German American Capital Corporation.

Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

You should consider each of the mortgage loans that we intend to include in the trust to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged property or properties for satisfaction of that borrower’s obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer, any Mortgage Loan Seller or any other party.

We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that—

•	All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

•
All weighted average information provided with respect to the pooled mortgage loans reflects a weighting by their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust. We show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement.

•
If any mortgage loan is secured by multiple mortgaged properties located in more than one state, a portion of the principal balance of that mortgage loan has been allocated to each of those properties.

•
When information with respect to mortgaged properties is expressed as a percentage of the Initial Mortgage Pool Balance, the Initial Loan group No. 1 Balance on the Initial Loan group No. 2 Balance, the percentages are based upon the cut-off date principal balances of the related pooled mortgage loans included in the trust or the portions of those balances allocated to such properties. We show the allocated loan amount for each individual mortgaged property securing a multi-property pooled mortgage loan on Annex A-1 to this prospectus supplement.

•
Certain of the mortgage loans included in the trust are secured by properties that also secure another mortgage loan that is not included in the trust, which mortgage loan may be subordinated to or pari passu in right to payment with the mortgage loan included in the trust. See “Description of the Mortgage Pool—Split Loan Structure” and “—Additional Loan and Property Information—Other Financing” in this prospectus supplement.

•
The Initial Mortgage Pool Balance, and all other financial and statistical information provided in this prospectus supplement, unless indicated otherwise, is based on the cut-off date principal balances of the pooled mortgage loans and excludes any non-pooled, subordinate or pari passu mortgage loans.

•
With respect to the mortgage loans that are part of a split loan structure, the underwritten debt service coverage ratio was calculated based on the monthly debt service payment due in respect of the mortgage loan included in the trust fund plus the non trust pari passu mortgage loan(s) in that split loan structure, if any, without regard to the monthly debt service that is due in connection with any subordinate mortgage loan in that split loan structure.

•
With respect to the mortgage loans that are part of a split loan structure, the cut off date principal balance used in the calculation of Cut-Off Date Loan to Appraised Value ratio includes the cut off date principal balance of the pooled mortgage loan that has been included in the trust plus any related non trust pari passu mortgage loan, but excludes the principal balance of any subordinate mortgage loan in that split loan structure.

•
Statistical information regarding the pooled mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the Mortgage Pool prior to that date.

•
The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either Loan Group No. 1 or Loan Group No. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of Loan Group No. 1 and Loan Group No. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

A description of the underwriting standards of each Mortgage Loan Seller or, if applicable, Originator is set forth above under “The Sponsors, Mortgage Loan Sellers and Originators”.

Multi-Property Mortgage Loans

The Mortgage Pool will include 13 pooled mortgage loans, representing 24.3% of the Initial Mortgage Pool Balance, 24.6% of the Initial Loan Group No. 1 Balance and 22.7% of the Initial Loan Group No. 2 Balance, that are, in each case, individually secured by two or more real properties. In certain cases, in order to minimize the amount of mortgage recording tax due in connection with the transaction, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

Mortgage Loans with Affiliated Borrowers

The mortgage pool includes 7 separate groups of mortgaged real properties (with a combined Initial Mortgage Pool Balance of at least 1.00%) that are under common ownership and/or control and that secure two or more pooled mortgage loans that are not cross- collateralized, as identified in the following table:

Loan	Number of Pooled Mortgage Loans	Combined % of Initial Mortgage Pool Balance
Continental Towers, Prime Retail Outlets Portfolio	2	8.4%
Carefree Pebble, Carefree Spring Valley, Valley View Portfolio	3	3.3%
Physicians Medical Center of Dallas, Westgate San Antonio, Nassau Bay I & II Portfolio, Southlake Medical I	4	2.8%
DHL Perimeter Center Building, DTR12 – Gateway 101 Building	2	2.4%
Florence Square, The Centre at Riverchase, Tree Trail Village, Five Forks Corners and Riverdale Crossing	5	2.1%
Royal Oaks Apartments, Dover Farms	2	1.1%
The Exchange at Lubbock, Town Center at Timber Springs	2	1.0%

Terms and Conditions of the Trust Mortgage Loans

Due Dates. The following chart identifies the days on which scheduled debt service payments are due with respect to the pooled mortgage loans we intend to include in the trust, subject, in some cases, to a next business day convention:

Due Date	Grace Period(1)	# of Mortgage Loans	% of Initial Mortgage Pool Balance	% of Initial Loan Group No. 1 Balance	% of Initial Loan Group No. 2 Balance
11	0	90	45.1%	41.5%	63.9%
1	5	59	28.4%	30.1%	19.2%
1	3 (once a year)	1	7.9%	9.3%	0.0%
6	0	6	6.4%	7.0%	2.7%
1	0	4	5.2%	6.1%	0.7%
5	3 (twice a year)	1	3.4%	4.0%	0.0%
5	5 (once a year)	1	2.1%	0.0%	13.5%
1	7	4	1.4%	1.7%	0.0%
1	6	1	0.2%	0.2%	0.0%

(1)
As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under the pooled mortgage loan. See Annex A-1 to this prospectus supplement for information on the number of days before late payment charges are due under each pooled mortgage loan.

Mortgage Rates; Calculations of Interest. Except as otherwise described below with respect to 25 pooled mortgage loans that have an anticipated repayment date, each of the other mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity.

As described below under “—ARD Loan,” any mortgage loan that has an anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date.

The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, the mortgage interest rates for the mortgage loans included in the trust ranged from 5.230% per annum to 7.305% per annum, and the weighted average of those mortgage interest rates was 6.015% per annum.

None of the pooled mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

All of the mortgage loans included in the trust will accrue interest on the basis of the actual number of days elapsed during each one-month accrual period in a year of 360 days.

Balloon Loans.     166 of the pooled mortgage loans, representing 99.6% of the Initial Mortgage Pool Balance, 99.6% of the Initial Loan Group No. 1 Balance and 100.0% of the Initial Loan Group No. 2 Balance, respectively, are each characterized by:

•
either (a) an amortization schedule that is significantly longer than the actual term of the mortgage loan and that may begin after the end of an initial interest-only period or (b) no amortization prior to stated maturity, and

•	a substantial balloon payment being due with respect to the pooled mortgage loan on its stated maturity date.

45 of the pooled mortgage loans identified in the prior paragraph, representing 39.8% of the Initial Mortgage Pool Balance, 35.3% of the Initial Loan Group No. 1 Balance, and 63.8% of the Initial Loan Group No. 2 Balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another 75 of the mortgage loans identified in the prior paragraph, representing 39.0% of the Initial Mortgage Pool Balance, 40.6% of the Initial Loan Group No. 1 Balance, and 30.7% of the Initial Loan Group No. 2 Balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date.

ARD Loans.     25 of the balloon loans that we intend to include in the trust, representing approximately 10.0% of the Initial Mortgage Pool Balance, of which 8.6% of the Initial Loan Group No. 1 Balance and 17.6% of the Initial Loan Group No. 2 Balance, are each generally characterized by the following features:

•	A maturity date that is usually more than 30 years following origination.

•
The designation of an anticipated repayment date that is usually approximately 10 years following origination. The anticipated repayment date for the ARD Loan is listed on Annex A-1 to this prospectus supplement.

•
The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is usually 3 months prior to the anticipated repayment date.

•	Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

•	From and after its anticipated repayment date, the accrual of interest at a revised annual rate.

•
The deferral of any interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the revised mortgage interest rate. Any post-anticipated repayment date additional interest accrued with respect to the mortgage loan following its anticipated repayment date will be due and payable with the entire unpaid principal balance of the mortgage loan on the extended maturity date.

•
From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

In the case of any ARD Loan that we intend to include in the trust, the related borrower has entered or may enter into a cash management agreement. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement, in certain cases upon the occurrence of certain trigger events, to deposit or cause the deposit of all revenue from the property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

Amortization of Principal.     The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the pooled mortgage loans that we expect to back the offered certificates. For purposes of the following table, any ARD Loan is assumed to mature on its anticipated repayment date.

Initial Mortgage Pool Balance	Mortgage Pool	Loan Group No. 1	Loan Group No. 2
Original Term to Maturity (Mos.)
Maximum	240	240	120
Minimum	60	60	60
Weighted Average	108	111	91

Remaining Term to Maturity (Mos.)
Maximum	238	238	120
Minimum	56	56	56
Weighted Average	106	109	89

Original Amortization Term (Mos.)
Maximum	420	420	420
Minimum	240	240	300
Weighted Average	358	357	367

Remaining Amortization Term (Mos.)
Maximum	420	420	420
Minimum	238	238	300
Weighted Average	357	356	366

The calculation of original and remaining amortization terms in the foregoing table does not take into account 45 mortgage loans that we intend to include in the trust, collectively representing 39.8% of the Initial Mortgage Pool Balance, of which 36 mortgage loans are in Loan Group No. 1, representing 35.3% of the Initial Loan Group No. 1 Balance, and 9 mortgage loans are in Loan Group No. 2, representing 63.8% of the Initial Loan Group No. 2 Balance, respectively, that each provides for payments of interest only until the related stated maturity date. In addition, with respect to 75 other mortgage loans that we intend to include in the trust, representing 39.0% of the Initial Mortgage Pool Balance, of which 61 mortgage loans are in Loan Group No. 1, representing 40.6% of the Initial Loan Group No. 1 Balance, and 14 mortgage loans are in Loan Group No. 2, representing 30.7% of the Initial Loan Group No. 2 Balance, respectively, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest-only period.

Some of the mortgage loans included in the trust provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

Prepayment Provisions.     As noted in the table below, the pooled mortgage loans may be prepaid with yield maintenance consideration or provide for a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by one of the following:

•	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged property through defeasance,

•
a yield maintenance or prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of an amount equal to the greater of the prepayment premium specified in the related loan documents and the yield maintenance premium specified in the related loan documents, or

•	a defeasance or yield maintenance period.

The following chart sets forth the number of pooled mortgage loans that we intend to include in the trust fund that have each of the defeasance or prepayment provisions described above.

Defeasance/Prepayment

Prepayment Provisions	Number of Mortgage Loans	Aggregate Cut-Off Date Pool Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Lockout/Defeasance/Open	132	$2,055,933,959	80.8%	88.4%	39.8%
Lockout/Yield Maintenance/Open	26	356,735,219	14.0	7.3	49.9
Yield Maintenance/Open	5	51,397,307	2.0	0.8	8.6
Yield Maintenance/Defeasance/Open	1	45,000,000	1.8	2.1	0.0
Lockout/Defeasance or Yield Maintenance/Open	2	32,800,000	1.3	1.2	1.7
Lockout/Defeasance/Open or Yield Maintenance/Open	1	3,295,003	0.1	0.2	0.0
	167	$2,545,161,488	100.0%	100.0%	100.0%

With respect to the pooled mortgage loans that are in a prepayment lock-out period—

•
the maximum remaining prepayment lock-out period as of the cut-off date is 162 months with respect to the entire mortgage pool, 162 months with respect to Loan Group No. 1 and 116 months with respect to Loan Group No. 2;

•
the minimum remaining prepayment lock-out period as of the cut-off date is 5 months with respect to the entire mortgage pool, 5 months with respect to Loan Group No. 1 and 22 months with respect to Loan Group No. 2; and

•
the weighted average remaining prepayment lock-out period as of the cut-off date is 94 months with respect to the entire mortgage pool, 96 months with respect to Loan Group No. 1 and 76 months with respect to Loan Group No. 2.

Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the pooled mortgage loans may occur under the circumstances described under “—Other Prepayment Provisions” below.

The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under “Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges” in this prospectus supplement. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” and “Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the accompanying prospectus.

Open Prepayment Periods.     All of the mortgage loans that we intend to include in the trust provide for an open prepayment period that generally begins not more than six months prior to stated maturity and up to 35 months prior to stated maturity or, in the case of any ARD Loan, generally begins not more than three months prior to the related anticipated repayment date, although certain mortgage loans secured by multiple properties may permit prepayment in part during the applicable open period based on the allocated loan amount for such parcel and contain restrictions on any partial prepayment (including, for example, satisfaction of a DSCR test).

Other Prepayment Provisions.     Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan’s principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender’s application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

With respect to the underlying pooled mortgage loan identified on Annex A-1 to this prospectus supplement as ShopKo Portfolio, representing in the aggregate approximately 3.4% of the Initial Mortgage Pool Balance and 4.0% of the Initial Loan Group No. 1 Balance, with respect to the property located at 7401 Mineral Point Road, Madison, Wisconsin (the “ShopKo Madison Property”), if the existing third party purchase is exercised before the permitted defeasance date, the ShopKo Portfolio loan will be subject to prepayment with respect to the ShopKo Madison Property in an amount up to 120% of the allocation amount for the ShopKo Madison Property and the greater of (a) one percent (1%) of the outstanding principal amount of the ShopKo Portfolio loan to be prepaid or satisfied, or (b) the yield maintenance premium that would be required if a defeasance event had occurred in an amount equal to the outstanding principal amount of the ShopKo Portfolio loan to be satisfied or prepaid and (ii) all accrued and unpaid interest on the amount of principal being prepaid through and including the date of prepayment. With respect to the ShopKo Portfolio loan, “yield maintenance premium” shall mean the amount (if any) which, when added to the remaining principal amount of the note or the principal amount of the undefeased note (as applicable), will be sufficient to purchase defeasance collateral providing the required scheduled defeasance payments.

Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in the prior paragraph.

With respect to certain mortgage loans, certain amounts were escrowed at closing, which amounts may be released to the related borrower upon the satisfaction of certain conditions specified in the related mortgage loan documents. In the event such conditions are not satisfied, the related loan documents provide that the lender may hold the escrowed funds as additional collateral for the related mortgage loan or, after expiration of the related defeasance lockout period, use such amounts to partially defease the related mortgage loan. In addition, with respect to certain other mortgage loans with a performance related escrow or reserve, in the event such performance condition is not satisfied, the related loan documents may provide the master servicer with the option to hold such escrow amounts as additional collateral or use such amounts to partially prepay the mortgage loan. The master servicer may determine, based on the servicing standard, that such amounts should be used to reduce the principal balance of the related mortgage loan. Unless otherwise indicated in this prospectus supplement or Annex A-1 to this prospectus supplement, all calculations with respect to the mortgage loans with reserves treat any reserves as fully disbursed.

Release Provisions.     6 multi-property pooled mortgage loans, representing 19.6% of the Initial Mortgage Pool Balance and 23.3% of the Initial Loan Group No. 1 Balance, and secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Fortress/Ryan’s Portfolio, Nassau Bay I & II Portfolio, ShopKo Portfolio and Prime Retail Outlets Portfolio permit the borrower to obtain a release of one or more of its properties from the lien of the mortgage in connection with a partial defeasance following the expiration of the Defeasance Lock-Out Period, subject to the satisfaction of certain conditions, including: (i) the deposit of Government Securities in an amount generally equal to at least 115% of the allocated loan amount of the property or properties to be released (exceptions are listed below), (ii) in some cases, satisfaction of certain debt-service-coverage ratio tests and/or certain loan-to-value percentages and (iii) no event of default. In some cases, the loan documents require that the Government Securities be in an amount equal to the greater of (i) the sale or refinancing proceeds and (ii) the specified percentage of the allocated loan amount for such mortgaged property. In addition, certain underlying pooled mortgage loans secured by mortgaged properties comprised of more than one building, including the mortgaged properties identified on Annex A-1 to this prospectus supplement as Intergraph Corporate Campus and Glenview Corporate Center may also provide for partial defeasance. The following multi-property mortgage loans permit partial defeasance with a release price in an amount less than 115% of the allocated loan amount for the mortgaged property to be released:

With respect to the underlying pooled mortgage loan identified on Annex A-1 to this prospectus supplement as Fortress/Ryan’s Portfolio, which represents 2.4% of the Initial Mortgage Pool Balance and 2.9% of the Initial Loan Group No. 1 Balance, the related loan documents permit, prior to May 1, 2006, the borrower to obtain the release of one or more portions of the related mortgaged real properties from the lien of the mortgage after the date which is the earlier of (a) two years after the closing date of the securitization of the related pari passu companion loan and (b) November 1, 2009, upon the satisfaction of certain conditions, including, among other things: (i) a lease coverage ratio (in general, a ratio of which the numerator is the gross receipts from the property and the denominator is the rent paid with respect to the property) as of the release date for all the properties then remaining subject to the liens of the mortgage is not less than the greater of (A) 1.50x and (B) 100% of the lease coverage ratio for the properties subject to the lien of the mortgage immediately prior to the release date; and (ii) delivery of defeasance collateral sufficient to defease in an amount equal to the allocated loan amount for such property or properties multiplied by a percentage ranging from 105% to 115% depending on the remaining outstanding principal balance following such release of property. In addition, at any time prior to the expiration of the defeasance lockout period (and not subject to the coverage tests above), the borrower is permitted to obtain the release from the lien of the mortgage of up to five mortgaged properties, provided, among other things, the borrower delivers to lender defeasance collateral in an amount that would be sufficient to defease 105% of the allocated loan amount for such mortgaged property.

With respect to the underlying pooled mortgage loan identified on Annex A-1 to the prospectus supplement as ShopKo Portfolio, which represents approximately 3.4% of the Initial Mortgage Pool Balance and 4.0% of Initial Loan Group No. 1 Balance, the related loan documents permit the borrowers to obtain the release of the property located at 7401 Mineral Point Road, Madison, Wisconsin in connection with a purchase option which exists with respect to such property. The release price is the greater of: (i) 100% of the allocated loan amount; or (ii) the price received by the related borrower in connection with the exercise of the purchase option relating to such property (up to 120% of the allocated loan amount). If the purchase option is exercised before the permitted defeasance date, a yield maintenance payment specified in the related mortgage loan documents is due instead of defeasance.

In addition to the partial defeasance releases permitted with respect to multi-property pooled mortgage loans described above, the following mortgage loans contain provisions permitting a portion of the mortgaged property to be released from the lien of the related mortgage:

With respect to the underlying pooled mortgage loan secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as the Ala Moana Portfolio, which represents 7.9% of the Initial Mortgage Pool Balance and 9.3% of the Initial Loan Group No. 1 Balance, the related loan documents permit the borrower to obtain the release of any one or more properties upon a sale of such property to a bona fide third party purchaser, subject to the satisfaction of certain conditions, including among others, that (i) no event of default has occurred and is continuing, (ii) borrower delivers to lender evidence which would be satisfactory to a prudent lender acting reasonably that (A) the parcel to be released (the “Release Parcel”) has been legally subdivided from the remainder of the property; (B) after giving effect to such release, each of the Release Parcel and the balance of the property conforms to and is in compliance in all material respects with applicable legal requirements and constitutes a separate tax lot and (C) the Release Parcel is not necessary for the property to comply with any zoning, building, land use or parking or other legal requirements applicable to the property or for the then current use of the property; (iii) in the event that the release would reasonably be expected to materially adversely affect lender’s rights under the title insurance policy as to any portion of the property other than as to the Release Parcel, borrower shall deliver to lender an appropriate endorsement to the title insurance policy insuring the mortgage; (iv) prior to the date of the release, borrower delivers to lender approvals to the release executed by any entities other than lender holding liens encumbering the property or holding any other interest in the property that would be affected by the release, if required; (v) borrower has complied with any requirements applicable to the release in any applicable agreements affecting the property and the release does not violate any of the provisions of such documents in any respect that would result in a termination (or give any other party thereto the right to terminate), extinguishment or other loss of material rights of borrower or in a material increase in borrower’s obligations under such documents; (vi) the Release Parcel shall be vacant, non-income producing and unimproved; and (vii) in the event of a securitization, the Rating Agencies shall have confirmed that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to any class of securities by the Rating Agencies and borrower shall deliver an opinion of counsel opining on matters related to REMIC issues.

With respect to the underlying pooled mortgage loan identified on Annex A-1 to this prospectus supplement as Craig Promenade, which represents 0.9% of the Initial Mortgage Pool Balance and 1.1% of the Initial Loan Group No. 1 Balance, the related loan documents permit the partial release of a portion of the related mortgaged property, provided that certain conditions precedent set forth in the loan documents are satisfied, including, among other things, the completion of a partial defeasance of a portion of the loan equal to 125% of the allocated loan amount for the property or properties being released.

With respect to the underlying pooled mortgage loan identified on Annex A-1 to this prospectus supplement as Timberlake and Glades Apartment Portfolio which represents 2.1% of the Initial Mortgage Pool Balance and 13.5% of the Initial Loan Group No. 2 Balance, the related loan documents permit the borrower to obtain the partial release of a portion of the related mortgaged real property, subject to the satisfaction of certain conditions, including among others: (i) the related mortgage loan is prepaid in an amount equal to 110% of the allocated loan amount for the individual property being released, (ii) any applicable prepayment penalty and other fees as set forth in the related loan documents are paid, (iii) the debt service coverage ratio on the mortgaged property that remains part of the collateral after giving effect to the release is no less than the greater of (x) 1.28x or (y) the debt service coverage ratio of both mortgaged properties immediately prior to the requested release and (iv) the loan-to-value ratio of the mortgaged property that remains part of the collateral after giving effect to the release is no greater than 78%.

With respect to the underlying pooled mortgage loan identified on Annex A-1 to this prospectus supplement as Alice G. Smith Retail Portfolio, which represents 0.1% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group No. 1 Balance, the related loan documents permit the partial release of a portion of the related mortgaged property, provided that certain conditions precedent set forth in the loan documents are satisfied, including, among other things, (i) the delivery of a partial prepayment of the loan; and (ii) the satisfaction of certain financial covenants, including loan-to-value and debt-service coverage ratios.

With respect to the underlying pooled mortgage loan identified on Annex A-1 to this prospectus supplement as Midway Plaza, which represents 0.4% of the Initial Mortgage Pool Balance and 0.4% of the Initial Loan Group No. 1 Balance, the related loan documents permit the borrower to obtain the partial release of a portion of the related mortgaged real property, known as the 2707 Stemmons parcel from the lien of the mortgage, subject to the satisfaction of certain conditions, including, among other things, the payment of the greater of (i) 120% of the allocated loan amount for the 2707 Stemmons parcel or (ii) the amount that after giving effect to the partial release would result in (a) a minimum debt service coverage ratio equal to the greater of 1.10x or the actual debt service coverage ratio immediately preceding the partial release and (b) a maximum loan to value ratio of 70%.

In addition, certain of the pooled mortgage loans provide for the release or exchange of undeveloped land or certain portions of the related mortgaged property that were not considered material in underwriting such mortgage loan.

Substitution. 13 of the underlying pooled mortgage loans identified on Annex A-1 to this prospectus supplement as Ala Moana Portfolio, Prime Retail Outlets Portfolio, ShopKo Portfolio, Fortess/Ryan’s

Portfolio, CVS-Chandler, AZ, CVS-Mobile, AL, CVS-Baton Rouge, LA, Walgreens-Harvey, LA, Walgreens-Penn Hills, PA, Dollar General-Crossville, TN, Dollar General-Ardmore, TN, Advance Auto-Columbia Heights, MN and Advance Auto-Fergus Falls, MN, collectively representing approximately 18.5% of the Initial Mortgage Pool Balance and 22.0% of the Initial Loan Group No. 1 Balance, the related borrowers are permitted to replace one or more of the related mortgaged properties subject to certain conditions such as the non-existence or discontinuance of an event of default or the satisfaction of specific debt service coverage ratios or loan-to-value ratios. Below are descriptions of substitution provisions for underlying pooled mortgage loans representing at least 1.00% of the initial mortgage pool balance.

With respect to the underlying pooled mortgage loan identified on Annex A-1 to this prospectus supplement as ShopKo Portfolio, representing approximately 3.4% of the Initial Mortgage Pool Balance and 4.0% of the Initial Loan Group No. 1 Balance, the related borrower may obtain a release of any of the related mortgaged real properties by substituting another retail property of like kind and quality, subject to satisfaction of the following conditions, among others: (a) the aggregate combined amount (by square foot) of rentable space (expressed as a percentage of the total rentable space) that can be substituted may not exceed 20% in any one calendar year and 30% over the term of the related operating leases at the ShopKo Portfolio mortgaged real properties; (b) based on a current appraisal of the replaced property and the substitute property, the appraised value of the substitute property must be equal to or greater than the appraised value of the replaced property as of origination and immediately prior to the date of proposed substitution; (c) based on a certificate of the related borrower, together with other evidence that would be satisfactory to a prudent institutional mortgage loan lender, after the substitution of a substitute property and the release of the replaced property, the debt service coverage ratio for the 12 full calendar months immediately preceding the date of the substitution with respect to all properties remaining subject to the lien of the related mortgage instrument after the substitution will be equal to or greater than the (i) debt service coverage ratio for the 12 full calendar months immediately preceding the origination date and (ii) debt service coverage ratio for the 12 full calendar months immediately preceding the substitution (including the replaced property and excluding the substitute property); (d) after individual properties with an aggregate square footage of at least ten percent (10%) of the original square footage demised under the related operating leases have been released, the lender shall have received confirmation in writing from the rating agencies to the effect that such release and substitution will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such release and substitution for the certificates then outstanding; (e) the lender has received evidence that the store-level profitability as set forth in the P&L report of the substitute property is equal to or greater than the store-level profitability of the replaced property as set forth in the P&L report for the immediately preceding 12-month period; and (f) no event of default shall have occurred and be continuing and borrower shall be in compliance in all material respects with all terms and conditions set forth in the loan documents.

With respect to one of the mortgaged properties comprising a portion of the Prime Retail Outlets Portfolio, which represents, 3.9% of the Initial Mortgage Pool Balance and 4.7% of the Initial Loan Group No. 1 Balance, the related loan documents permit the borrower to obtain a release of one portion of mortgaged property from the lien of the mortgage specifically described in the related loan documents by substituting another property specifically described in the mortgage loan documents, subject to satisfaction of the following conditions, among others: (i) no event of default exists at the time; (ii) the borrower provides lender with certain loan documents, environmental reports, property condition reports and physical condition reports as set forth in the loan documents; (iii) the borrower provides an endorsement to the existing title policy insuring the lien over the substituted property; (iv) the released parcel and the substituted parcel are separate tax lots; and (v) the borrower provides, at the request of the lender, evidence that the loan-to-value ratio immediately following the substitution is the same as the loan-to-value immediately prior to the substitution.

With respect to the underlying pooled mortgage loan identified on Annex A-1 to this prospectus supplement as Ala Moana Portfolio, which represents 7.9% of the Initial Mortgage Pool Balance and 9.3% of the Initial Loan Group No. 1 Balance, the related loan documents permit the borrower to obtain the release of one or more portions of the related mortgaged real property from the lien of the mortgage by simultaneously substituting another property for the released property, subject to the satisfaction of certain conditions, including, among other things, that: (i) no event of default has occurred and is continuing; (ii) simultaneously with the substitution, the borrower will acquire fee simple or leasehold interest to a parcel of real property reasonably equivalent in use, value and condition to the parcel being released as established by a letter of value; and (iii) the parcel to be released is vacant, non-income- producing and unimproved or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas or, if improved, subject to rating agency confirmation. In addition, the related loan documents provide for the release of one or more portions of the related mortgaged real property acquired by the borrower after the closing of the mortgage loan from the lien of the mortgage, subject to the satisfaction of certain conditions in the loan documents, including, among other things, that: (i) the borrower delivers to the lender evidence which would be satisfactory to a prudent lender acting reasonably that the portion of the related mortgaged real property being released is not necessary for the borrower’s operation or use of the related mortgaged real property for its then current use and may be readily separated from the related mortgaged real property without a material diminution in the value of the related mortgaged real property, provided, however, that this condition will not apply to the release of an acquired portion; (ii) no event of default has occurred and is continuing; and (iii) the borrower delivers to the lender evidence that the portion being released has been legally subdivided from the remainder of the related mortgaged real property, after giving effect to such transfer, each of the portion being released and the remaining related mortgaged real property conforms to and is in compliance in all material respects with applicable legal requirements, and the portion being released is not necessary for the remaining related mortgaged real property to comply with any zoning, building, land use or parking requirements.

With respect to the underlying pooled mortgage loan identified on Annex A-1 to this prospectus supplement as Fortress/Ryan’s Portfolio, which represents 2.4% of the Initial Mortgage Pool Balance and 2.9% of the Initial Loan Group No. 1 Balance, the related loan documents permit the borrower to substitute one or more properties (but not more than 15% of the Fortress/Ryan’s Portfolio mortgaged real properties) for an existing Fortress/Ryan’s Portfolio mortgaged real property, provided, among other things, the substituted property is subject to the master lease, the master lease rental payment is not reduced and each substituted property has an equivalent or stronger financial operating history than the replaced Fortress/Ryan’s Portfolio mortgaged real property. Additionally, the Fortress/Ryan’s Portfolio loan documents require that prior to the release of an existing Fortress/Ryan’s Portfolio mortgaged real property in connection with a substitution, the borrower establish that, after giving effect to the substitution (i) the debt service coverage ratio as of the date of the substitution is not less than the greater of (A) the debt service coverage ratio on the closing date of the Fortress/Ryan’s Portfolio loan and (B) 80% of the debt service coverage ratio for the properties that were collateral for the Fortress/Ryan’s Portfolio loan immediately prior to the substitution and (2) as of the date of substitution, the loan-to-value for all of the properties that will serve as collateral for the Fortress/Ryan’s Portfolio loan does not exceed 50%.

Defeasance Loans. 132 of the pooled mortgage loans, representing 80.8% of the Initial Mortgage Pool Balance, representing 88.4% of the Initial Loan Group No. 1 Balance, and 39.8% of the Initial Loan Group No. 2 Balance, respectively, permit the respective borrowers to defease the subject mortgage loan in whole or, in some cases, in part, as described above under “—Release Provisions” during a period that voluntary prepayments are prohibited. 1 of the underlying pooled mortgage loans, representing 0.1% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group No. 1 Balance, permits the borrower to prepay the subject mortgage loan with the payment of yield maintenance or to defease the subject mortgage loan after a lock-out period. 2 of the underlying pooled mortgage loans, representing 1.3% of the Initial Mortgage Pool Balance, 1.2% of the Initial Loan Group No. 1 Balance and 1.7% of the Initial Loan Group No. 2 Balance, permit either prepayment with yield maintenance or defeasance after the lockout period. Each of these mortgage loans permits the related borrower to obtain a release of all or a portion of the mortgaged property or properties, as applicable, from the lien of the related mortgage during specified periods and subject to specified conditions, by pledging to the holder of the mortgage loan the requisite amount of Government Securities.

In general, the Government Securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that:

•
will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, if applicable, the related anticipated repayment date or the expiration of the prepayment lock-out period; and

•	will, in the case of each due date, be in a total amount at least equal to the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date.

In connection with a defeasance, the related borrower will generally be required to deliver a security agreement granting a first priority security interest in the collateral to the trust, together with an opinion of counsel confirming, among other things, the first priority status of the security interest and a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity or, if applicable, the related anticipated repayment date, or, in certain circumstances, the expiration of the prepayment lockout period.

One of the underlying pooled mortgage loans, identified on Annex A-1 to this prospectus supplement as 350 Long Beach, representing 0.1% of the initial mortgage pool balance and 0.2% of the initial loan group no. 1 balance, permits defeasance prior to the second anniversary of the date of initial issuance of the offered certificates. With respect to such mortgage loan and the modeling assumptions used in this prospectus supplement, that underlying pooled mortgage loan will be treated as being in a lockout period prior to the second anniversary of the formation of the related individual loan REMIC (although the related loan seller is required to repurchase such mortgage loan if the borrower defeases during such period) followed by a defeasance period.

In addition, the Fortress/Ryan’s Portfolio Loan documents permit the release of up to five mortgaged properties from the lien of the mortgage prior to the second anniversary of the date of initial issuance of the offered certificates provided, among other things, the borrower delivers defeasance collateral in an amount sufficient to defease 105% of the allocated loan amount for such mortgaged property.

Although many of the mortgage loans require that the Government Securities used as defeasance collateral consist of U.S. Treasury securities, subject to obtaining confirmation from the Rating Agencies that the use of other Government Securities would not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates, other types of obligations that constitute Government Securities may be acceptable as defeasance collateral.

For purposes of determining the defeasance collateral for any ARD Loan, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

Due-on-Sale and Due-on-Encumbrance Provisions. The mortgage loans that we intend to include in the trust generally contain “due-on-sale” and “due-on-encumbrance” clauses. In general, except for the permitted transfers discussed below in this “—Due-on-Sale and Due-on-Encumbrance Provisions” subsection, these clauses either:

•	permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged property, or

•	prohibit the borrower from transferring or encumbering the corresponding mortgaged property without the consent of the holder of the mortgage.

See, however, “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable,” “—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses” and “Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” in the accompanying prospectus.

The mortgage loans that we intend to include in the trust generally permit one or more of the following types of transfers (which transfers will not trigger the “due-on-sale” or “due-on-encumbrance” provisions):

•	transfers of the corresponding mortgaged property if specified conditions are satisfied, which conditions generally include one or more of the following—

1.	the Rating Agencies have confirmed that the transfer will not result in a qualification, downgrade or withdrawal of the then current ratings of the Certificates;

2.	the transferee or its sponsors satisfies eligible transferee provisions set forth in the loan documents; and/or

3.	the transferee is reasonably acceptable to the lender.

•	a transfer of the corresponding mortgaged property, or transfers of ownership interests in the related borrower, to a person or persons affiliated with or otherwise related to the borrower;

•	transfers by the borrower of the corresponding mortgaged property, or transfers of ownership interests in the related borrower, to specified entities or types of entities;

•	issuance by the borrower of new partnership or membership interests;

•	changes in ownership between existing shareholders, partners, members or to their respective affiliates, as applicable, of the related borrower;

•	a transfer of non-controlling ownership interests in the related borrower;

•	transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal;

•	transfers of undeveloped land or certain portions of the related mortgaged property not considered material in underwriting such mortgage loan;

•	transfers and pledges of direct or indirect equity interests in borrower to specified entities or types of entities; or

•	other transfers similar in nature to the foregoing.

Split Loan Structure

The Mortgage Pool will include four mortgage loans that are each part of a split loan structure, also referred to as a Loan Combination. A Loan Combination generally consists of two or more mortgage loans that are each evidenced by a separate promissory note, but that are both or all, as the case may be, secured by the same mortgage instrument or instruments encumbering the related mortgaged property or properties. The mortgage loans in a Loan Combination that are outside the trust (the “Companion Loans”) may be subordinated and/or pari passu in right of payment with the mortgage loan included in the trust. The mortgage loans in a Loan Combination are generally cross-defaulted and secured by the same mortgaged property. The allocation of payments to the respective mortgage loans in a Loan Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is reflected in the promissory notes evidencing those loans, an intercreditor agreement, or a co-lender agreement, as applicable, which also governs the respective rights of the noteholders, including in connection with the servicing of the mortgage loans in the Loan Combination.

For the purpose of the information presented in this offering prospectus with respect to the Loan Combinations, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the related trust loan and any related pari passu companion loans, but exclude any related junior companion loans or junior trust loans.

The following is a brief description of the Loan Combination of which one or more mortgage loans are included in the trust—

•
One of the Loan Combinations (the “Ala Moana Portfolio Loan Combination”), which is secured by the Ala Moana Portfolio properties, consists of multiple pari passu senior mortgage loans (the “Ala Moana Portfolio Note A Loans”), one of which is included in the trust (the “Ala Moana Portfolio Trust Loan”) and the others of which are not included in the trust (the “Ala Moana Portfolio Pari Passu Companion Loans”), and multiple subordinate mortgage loans (the “Ala Moana Portfolio

Subordinate Loans”), one of which is included in the trust (the “Ala Moana Portfolio Non-Pooled Junior Trust Loan”) and the others of which are not included in the trust (the “Ala Moana Portfolio Junior Companion Loans”). The Ala Moana Portfolio Pari Passu Companion Loans and the Ala Moana Portfolio Junior Companion Loans (collectively, the “Ala Moana Portfolio Companion Loans”) are currently owned by Citigroup, LaSalle Bank National Association and/or various securitization trusts, respectively.

•
One of the Loan Combinations (the “ShopKo Portfolio Loan Combination”), which is secured by the ShopKo Portfolio properties, consists of multiple pari passu mortgage loans, one of which is included in the trust (the “ShopKo Portfolio Trust Loan”) and the others of which are not included in the trust (the “ShopKo Portfolio Pari Passu Companion Loans”). The ShopKo Portfolio Pari Passu Companion Loans are owned by the various securitization trusts.

•
One of the Loan Combinations, which is secured by the 311 South Wacker property, consists of two pari passu mortgage loans, of which one loan is included in the trust (the “311 South Wacker Trust Loan”) and the remaining loan is not included in the trust (the “311 South Wacker Pari Passu Companion Loan”). The 311 South Wacker Pari Passu Companion Loan is owned by the trust fund (the “WBCMT 2006-C28 Trust”) established pursuant to the pooling and servicing agreement related to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28, among Wachovia Commercial Mortgage Securities, Inc., as depositor, Wachovia Bank, National Association, as master servicer, LNR Partners, Inc., as special servicer, Wells Fargo Bank, N.A., as trustee and U.S. Bank National Association, as co-trustee.

•
One of the Loan Combinations, which is secured by the Fortress/Ryan’s Portfolio property, consists of two pari passu mortgage loans, of which one loan is included in the trust (the “Fortress/Ryan’s Portfolio Trust Loan”) and the remaining loan is not included in the trust (the “Fortress/Ryan’s Portfolio Pari Passu Companion Loan”). The Fortress/Ryan’s Portfolio Pari Passu Companion Loan will be owned by the trust fund (the “COMM 2006-C8 Trust”) which will be established pursuant to the pooling and servicing agreement related to the Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates Series COMM 2006-C8, among Deutsche Mortgage & Asset Receiving Corporation, as depositor, a master servicer to be determined, LNR Partners, Inc., as special servicer and LaSalle Bank, National Association, as trustee.

•
With respect to these Loan Combinations, to the extent DSCR or LTV ratios are shown in this prospectus supplement, unless otherwise specified, the DSCR and LTV ratios reflect any related pari passu Companion Loan(s), if applicable, but do not reflect the subordinate Companion Loan(s). Furthermore, unless otherwise specified, the DSCR and LTV ratios for the Ala Moana Portfolio Trust Loan do not reflect the Ala Moana Portfolio Non-Pooled Junior Trust Loan. The following chart identifies the LTV ratio and the DSCR for the Loan Combination(s) with a subordinate Companion Loan:

Mortgage Loan	Loan Combination DSCR	Loan Combination LTV Ratio
Ala Moana Portfolio	1.44x	64.4%

Four of the fifteen largest mortgage loans in the Mortgage Pool are each part of a Loan Combination. For a discussion of these mortgage loans, we refer you to “Annex B—Structural and Collateral Term Sheet—Fifteen Largest Mortgage Loans—Ala Moana Portfolio,” “—ShopKo Portfolio,” “—311 South Wacker,” and “—Fortress/Ryan’s Portfolio.”

The notes comprising each Loan Combination amortize at the same monthly rate and mature at the same maturity date.

The table below identifies each of the pooled mortgage loans and its corresponding Companion Loan(s).

Loan Combinations

Mortgage Loan	Trust Pooled Mortgage Loan Balance	Trust Pooled Mortgage Loan as a % of Initial Mortgage Pool Balance	Aggregate Companion /Non- Pooled Mortgage Loan Balance(1)		Junior Companion/ Non-Pooled Trust Note Balance		Companion Pari Passu Note Balance(1)		Controlling Pooling & Servicing Agreement(4)	Initial Master Servicer	Initial Special Servicer
Ala Moana Portfolio	$200,000,000	7.9%	$1,300,000,000		$300,000,000	(5)	$1,000,000,000	(2)	CD 2006-CD3	Wachovia	JER
ShopKo Portfolio	$85,994,625	3.4%	$457,013,829	(3)	N/A		$457,013,829	(3)	CGCMT 2006-C4	Midland	JER
311 South Wacker	$85,400,000	3.4%	$158,600,000		N/A		$158,600,000		WBCMT 2006-C28	Wachovia	LNR
Fortress/Ryan’s Portfolio	$61,985,000	2.4%	$64,515,000		N/A		$64,515,000		COMM 2006-C8	To Be Determined	LNR

(1)	Based on cut-off date loan balances.

(2)	Comprised of seven non-trust pari passu mortgage loans.

(3)	Comprised of five non-trust pari passu mortgage loans, two of which have unpaid principal balances of $99,514,976 and three of which have unpaid principal balances of $85,994,625.

(4)
The Ala Moana Portfolio Loan Combination will be serviced under the CD 2006-CD3 PSA entered into in connection with the issuance of the Deutsche Mortgage & Asset Receiving Corporation, as depositor, CD 2006-CD3 Commercial Mortgage Pass-Through Certificates. The ShopKo Portfolio Loan Combination will be serviced under the CGCMT 2006-C4 PSA entered into in connection with the issuance of the Citigroup Commercial Mortgage Securities Inc., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2006-C4. The 311 South Wacker Loan Combination will be serviced under the WBCMT 2006-C28 PSA entered into in connection with the issuance of the Wachovia Commercial Mortgage Securities, Inc., as depositor, Commercial Mortgage Pass-Through Certificates, Series COMM 2006-C28. The Fortress/Ryan’s Portfolio Loan Combination will be serviced under the COMM 2006-C8 PSA entered into in connection with the issuance of the Deutsche Mortgage & Asset Receiving Corporation, as depositor, Commercial Mortgage Pass-Through Certificates, Series 2006- C8. See “Servicing Under the Pooling and Servicing Agreement—Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

(5)	Comprised of 14 subordinate mortgage loans, including the Ala Moana Portfolio Non-Pooled Junior Trust Loan with an unpaid principal balance as of the cut-off date of $25,000,000.

Information with respect to the co-lender agreements governing the Loan Combinations is set forth below.

The Ala Moana Portfolio Loan Combination

General. The Ala Moana Portfolio Loan Combination, which is evidenced by multiple promissory notes, has an aggregate unpaid principal balance as of the cut-off date of $1,500,000,000 and consists of: (a) the Ala Moana Portfolio Trust Loan; (b) the Ala Moana Portfolio Pari Passu Companion Loans; (c) the Ala Moana Portfolio Non-Pooled Junior Trust Loan; and (d) the Ala Moana Portfolio Junior Companion Loans. The Ala Moana Portfolio Loan Combination is subject to a co-lender agreement dated as of October 19, 2006 (the “Ala Moana Portfolio Co-Lender Agreement”), among the respective holders of the promissory notes evidencing the Ala Moana Portfolio Loan Combination. The Ala Moana Portfolio Trust Loan, representing 7.9% of the Initial Mortgage Pool Balance and 9.3% of the Initial Loan Group No. 1 Balance, has a cut-off date principal balance of $200,000,000 and is evidenced by Note A-5. The Ala Moana Portfolio Non-Pooled Junior Trust Loan has a cut-off date principal balance of $25,000,000 and is evidenced by Note E-1. The Ala Moana Portfolio Pari Passu Companion Loans are evidenced by Note A-1, Note A-2, Note A-3, Note A-4, Note A-6, Note A-7 and Note A-8, respectively. The Ala Moana Portfolio Junior Companion Loans are evidenced by Note B-1A, Note B-2A, Note B-1B, Note B-2B, Note B-1C, Note B-2C, Note C-1, Note C-2, Note D-1, Note D-2, Note E-2, Note F-1 and Note F-2, respectively. Set forth below is the principal balance as of the cut-off date and current holder of each of the promissory notes evidencing an Ala Moana Portfolio Companion Loan:

Note	Cut-Off Date Principal Balance	Current Holder*
A-1	$96,000,000	CGCMT 2006-C5
A-2	$50,000,000	Citigroup and/or LaSalle
A-3	$300,000,000	CD 2006-CD3
A-4	$50,000,000	Citigroup and/or LaSalle
A-6	$204,000,000	Citigroup and/or LaSalle
A-7	$200,000,000	Citigroup and/or LaSalle
A-8	$100,000,000	Citigroup and/or LaSalle
B-1A	$20,000,000	CGCMT 2006-C5
B-2A	$20,000,000	CGCMT 2006-C5
B-1B	$24,000,000	CGCMT 2006-C5
B-2B	$24,000,000	CGCMT 2006-C5
B-1C	$13,500,000	CGCMT 2006-C5
B-2C	$13,500,000	CGCMT 2006-C5
C-1	$17,500,000	Citigroup and/or LaSalle
C-2	$17,500,000	Citigroup and/or LaSalle
D-1	$25,000,000	Citigroup and/or LaSalle
D-2	$25,000,000	Citigroup and/or LaSalle
E-2	$25,000,000	Citigroup and/or LaSalle
F-1	$25,000,000	Citigroup and/or LaSalle
F-2	$25,000,000	Citigroup and/or LaSalle

* Notes currently held by Citigroup and/or LaSalle are subject to transfer.

Each of the loans in the Ala Moana Portfolio Loan Combination has the same maturity date. Each of the Ala Moana Portfolio Pari Passu Companion Loans has the same interest rate as the Ala Moana Portfolio Trust Loan. Each Ala Moana Portfolio Non-Pooled Junior Trust Loan and each Ala Moana Portfolio Junior Companion Loan has the same interest rate of 5.52150% per annum.

Distributions. If no monetary event of default or non-monetary event of default which causes the Ala Moana Portfolio Loan Combination to become a specially serviced mortgage loan has occurred and is continuing (or if it is being cured by the holder of a portion of the Ala Moana Portfolio Loan Combination), all amounts tendered by the borrower or otherwise available for payment of the Ala Moana Portfolio Loan Combination, whether received in the form of monthly debt service payments, balloon payments, liquidation proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar domain (other than any amounts for required reserves or escrows required by the loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged property or released to the borrower) will be applied in the following order of priority:

(i)
to any servicer or the trustee (if any), as applicable, and any holder of an Ala Moana Portfolio Note A Loan up to the amount of any unreimbursed costs paid or advanced by such person, with respect to the property or the Ala Moana Portfolio Loan Combination pursuant to the Ala Moana Portfolio Co-Lender Agreement or the CD 2006-CD3 PSA;

(ii)
to the master servicer, the applicable accrued and unpaid servicing fee, and then to the special servicer, any special servicing fees, workout fees and liquidation fees earned by it with respect to the Ala Moana Portfolio Loan Combination under the Ala Moana Portfolio Co-Lender Agreement or the CD 2006-CD3 PSA;

(iii)
pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8 in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

(iv)
pro rata and pari passu, to each of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8, an amount equal to their pro rata portion of any payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination in accordance with their respective percentage interests;

(v)
pro rata and pari passu, to each of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8, an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

(vi)
in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such note, pro rata to Note B-1A and Note B-2A;

(vii)
pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note B-1A and Note B-2A in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

(viii)
pro rata and pari passu, to each of Note B-1A and Note B-2A, an amount equal to their pro rata portion of any payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination in accordance with their respective percentage interests;

(ix)
pro rata and pari passu, to each of Note B-1A and Note B-2A, an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

(x)
in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such note, pro rata to Note B-1B and Note B-2B;

(xi)
pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note B-1B and Note B-2B in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

(xii)
pro rata and pari passu, to each of Note B-1B and Note B-2B, an amount equal to their pro rata portion of any payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination in accordance with their respective percentage interests;

(xiii)
pro rata and pari passu, to each of Note B-1B and Note B-2B, an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

(xiv)
in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such note, pro rata to Note B-1C and Note B-2C;

(xv)
pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note B-1C and Note B-2C in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

(xvi)
pro rata and pari passu, to each of Note B-1C and Note B-2C, an amount equal to their pro rata portion of any payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination in accordance with their respective percentage interests;

(xvii)
pro rata and pari passu, to each of Note B-1C and Note B-2C, an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

(xviii)
in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such note, pro rata to Note C-1 and Note C-2;

(xix)
pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note C-1 and Note C-2 in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

(xx)
pro rata and pari passu, to each of Note C-1 and Note C-2 an amount equal to their pro rata portion of any payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination in accordance with their respective percentage interests;

(xxi)
pro rata and pari passu, to each of Note C-1 and Note C-2, an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

(xxii)
in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such note, pro rata to the Note D-1 and the Note D-2;

(xxiii)
pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note D-1 and Note D-2 in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

(xxiv)
pro rata and pari passu, to each of Note D-1 and Note D-2 an amount equal to their pro rata portion of any payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination in accordance with their respective percentage interests;

(xxv)
pro rata and pari passu, to each of Note D-1 and Note D-2, an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

(xxvi)	in connection with the exercise of its cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of Note E-1;

(xxvii)	to Note E-1 in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

(xxviii)
to Note E-1, an amount equal to its pro rata portion of any payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination in accordance with its respective percentage interest;

(xxix)
to Note E-1, an amount equal to any realized loss allocated to that note, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed; and

(xxx)	to such other payments as are provided in the Ala Moana Portfolio Co-Lender Agreement.

If a monetary event of default or non-monetary event of default which causes the Ala Moana Portfolio Loan Combination to become a specially serviced mortgage loan has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment of the Ala Moana Portfolio Loan Combination, whether received in the form of monthly debt service payments, balloon payments, liquidation proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar domain (other than any amounts for required reserves or escrows required by the loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged property or released to the borrower) will be applied in the following order of priority:

(i)
to any servicer or the trustee (if any), as applicable, and any holder of an Ala Moana Portfolio Pari Passu Companion Loan or the pooled portion of the Ala Moana Portfolio Mortgage Loan up to the amount of any unreimbursed costs paid or advanced by such person, with respect to the property or the Ala Moana Portfolio Loan Combination pursuant to the Ala Moana Portfolio Co-Lender Agreement or the CD 2006-CD3 PSA;

(ii)
to the master servicer, the applicable accrued and unpaid servicing fee, and then to the special servicer, any special servicing fees, workout fees and liquidation fees earned by it with respect to the Ala Moana Portfolio Loan Combination under the Ala Moana Portfolio Co-Lender Agreement or the CD 2006-CD3 PSA;

(iii)
pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8 in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

(iv)
pro rata and pari passu, to each of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination until their principal balances are reduced to zero;

(v)
pro rata and pari passu, to each of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8, an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

(vi)
in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such Note, pro rata to Note B-1A and Note B-2A;

(vii)
pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note B-1A and Note B-2A in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

(viii)
pro rata and pari passu, to each of Note B-1A and Note B-2A, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination until their principal balances are reduced to zero;

(ix)
pro rata and pari passu, to each of Note B-1A and Note B-2A, an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

(x)
in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such Note, pro rata to Note B-1B and Note B-2B;

(xi)
pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note B-1B and Note B-2B in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

(xii)
pro rata and pari passu, to each of Note B-1B and Note B-2B, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination until their principal balances are reduced to zero;

(xiii)
pro rata and pari passu, to each of Note B-1B and Note B-2B, an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

(xiv)
in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such Note, pro rata to Note B-1C and Note B-2C;

(xv)
pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note B-1C and Note B-2C in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

(xvi)
pro rata and pari passu, to each of Note B-1C and Note B-2C, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination until their principal balances are reduced to zero;

(xvii)
pro rata and pari passu, to each of Note B-1C and Note B-2C, an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

(xvii)
in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such Note, pro rata to Note C-1 and Note C-2;

(xviii)
pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note C-1 and Note C-2 in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

(xvix)
pro rata and pari passu, to each of Note C-1 and Note C-2, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination until their principal balances are reduced to zero;

(xx)
pro rata and pari passu, to each of Note C-1 and Note C-2, an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

(xxi)
in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such Note, pro rata to Note D-1 and Note D-2;

(xxii)
pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note D-1 and Note D-2 in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

(xxiii)
pro rata and pari passu, to each of Note D-1 and Note D-2, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination until their principal balances are reduced to zero;

(xxiv)
pro rata and pari passu, to each of Note D-1 and Note D-2, an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

(xxv)	in connection with the exercise of its cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of Note E-1;

(xxvi)	to Note E-1, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

(xxvii)	to Note E-1, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination until its principal balance is reduced to zero;

(xxviii)
to Note E-1, an amount equal to any realized loss allocated to that Note, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed; and

(xxix)	to such other payments as are provided in the Ala Moana Portfolio Co-Lender Agreement.

For information regarding the servicing of the Ala Moana Portfolio Trust Loan, see “Servicing Under the Pooling and Servicing Agreement—Servicing of the Non-Serviced Loan Combinations—Ala Moana Portfolio” in this prospectus supplement.

The ShopKo Portfolio Loan Combination

General. The ShopKo Portfolio Loan Combination, which is evidenced by multiple notes, has an aggregate unpaid principal balance as of the cut-off date of $543,008,454 and consists of: (a) the ShopKo Portfolio Trust Loan; and (b) the ShopKo Portfolio Pari Passu Companion Loans. The ShopKo Portfolio Loan Combination is subject to a co-lender agreement dated as of May 31, 2006 (the “ShopKo Portfolio Loan Combination”), among the respective holders of the promissory notes evidencing the ShopKo Portfolio Loan Combination. The ShopKo Portfolio Trust Loan, representing 3.4% of the Initial Mortgage Pool Balance and 4.0% of the Initial Loan Group No. 1 Balance, has a cut-off date principal balance of $85,994,625 and is evidenced by Note A-5. The ShopKo Portfolio Pari Passu Companion Loans are evidenced by Note A-1, Note A-2, Note A-3, Note A-4 and Note A-6, respectively. Set forth below is the principal balance as of the cut-off date and current holder of each of the promissory notes evidencing a ShopKo Portfolio Pari Passu Companion Loan:

Note	Cut-Off Date Principal Balance	Current Holder
A-1	$99,514,976	CGCMT 2006-C4
A-2	99,514,976	CGCMT 2006-C4
A-3	85,994,625	CD 2006-CD3
A-4	85,994,625	CD 2006-CD3
A-6	85,994,625	CD 2006-CD3

The ShopKo Portfolio Pari Passu Companion Loans have the same maturity date and amortization term as the ShopKo Portfolio Trust Loan. Only the ShopKo Portfolio Trust Loan is being transferred to the issuing entity. The ShopKo Portfolio Pari Passu Companion Loans will not be assets of the issuing entity.

Distributions. Pursuant to the ShopKo Co-Lender Agreement, following the allocation of payments to each mortgage loan in the ShopKo Portfolio Loan Combination in accordance with the related loan documents, collections on the ShopKo Portfolio Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

(i)
first, to the holder of the ShopKo Portfolio Trust Loan and the holders of the ShopKo Portfolio Pari Passu Companion Loans, on a pro rata and pari passu basis, in an amount up to all accrued and unpaid interest (other than default interest) on the respective principal balances of such mortgage loans (net of related master servicing fees), until all such interest is paid in full;

(ii)
second, to the holder of the ShopKo Portfolio Trust Loan and the holders of the ShopKo Portfolio Pari Passu Companion Loans, on a pari passu basis, their respective pro rata portions (based on outstanding principal balance) of any payments and other collections of principal with respect to the ShopKo Portfolio Loan Combination;

(iii)
third, to the holder of the ShopKo Portfolio Trust Loan and the holders of the ShopKo Portfolio Pari Passu Companion Loans, on a pari passu basis, their respective pro rata portions (based on outstanding principal balance) of any prepayment consideration on the ShopKo Portfolio Loan Combination , to the extent actually paid by the borrower;

(iv)
fourth, to the holder of the ShopKo Portfolio Trust Loan and the holders of the ShopKo Portfolio Pari Passu Companion Loans, their respective pro rata portions (based on outstanding principal balance) of any late payment charges and default interest (after application as provided in the CGCMT 2006-C4 PSA), to the extent actually paid by the borrower, based on their respective principal balances; and

(v)
fifth, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to any other party under the loan documents, pro rata (based on outstanding principal balance) to the ShopKo Portfolio Trust Loan and the holders of the ShopKo Portfolio Pari Passu Companion Loans.

For information regarding the servicing of the ShopKo Portfolio Trust Loan, see “Servicing Under the Pooling and Servicing Agreement—Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

The 311 South Wacker Loan Combination

General. The 311 South Wacker Loan Combination, which is represented by two notes, has an aggregate unpaid principal balance as of the cut-off date of $244,000,000 and consists of: (a) a mortgage loan with a Cut-Off Date balance of $85,400,000 (the “311 South Wacker Trust Loan”), representing approximately 3.4% of the Initial Pool Mortgage Balance (or approximately 4.0% of the Initial Loan Group No. 1 Balance), and one pari passu mortgage loan (the “311 South Wacker Pari Passu Companion Loan” and, together with the 311 South Wacker Trust Loan, the “311 South Wacker Loan Combination”). The 311 South

Wacker Pari Passu Companion Loan is pari passu in right of payment with the 311 South Wacker Trust Loan, and has a Cut-off Date Balance of $158,600,000. The 311 South Wacker Trust Loan and the 311 South Wacker Pari Passu Companion Loan have the same interest rate and maturity date. Only the 311 South Wacker Trust Loan is included in the trust. The 311 South Wacker Pari Passu Companion Loan is not an asset of the trust.

The 311 South Wacker Pari Passu Companion Loan is beneficially owned by the securitization trust created pursuant to the pooling and servicing agreement relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass Through Certificates, Series 2006-C28 (the “WBCMT 2006-C28 PSA”).

Distributions. The holders of the 311 South Wacker Trust Loan and the 311 South Wacker Pari Passu Companion Loan have entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the 311 South Wacker Loan Combination. Pursuant to the terms of that intercreditor agreement:

•
the 311 South Wacker Trust Loan and the 311 South Wacker Pari Passu Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

•
all payments, proceeds and other recoveries on or in respect of the 311 South Wacker Trust Loan and/or the 311 South Wacker Pari Passu Companion Loan will be applied to the 311 South Wacker Trust Loan and the 311 South Wacker Pari Passu Companion Loan on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the master servicer, the special servicer, the trustee and the co-trustee under the WBCMT 2006-C28 PSA and any other service providers with respect to the 311 South Wacker Loan Combination, in accordance with the terms of the WBCMT 2006-C28 PSA or the pooling and servicing agreement).

For information regarding the servicing of the 311 South Wacker Trust Loan, see “Servicing Under the Pooling and Servicing Agreement—Servicing of the Non-Serviced Loan Combinations—311 South Wacker” in this prospectus supplement.

The Fortress/Ryan’s Portfolio Loan Combination

General. With respect to underlying pooled mortgage loan identified as on Annex A-1 to this free writing prospectus as the Fortress/Ryan’s Portfolio loan which is comprised of one promissory note (the “Fortress/Ryan’s Portfolio Trust Loan”), representing approximately 2.4% of the Initial Mortgage Pool Balance (or approximately 2.9% of the Initial Loan Group No. 1 Balance), the related mortgaged property also secures once other pari passu note (the “Fortress/Ryan’s Portfolio Pari Passu Companion Loan” and, together with the Fortress/Ryan’s Portfolio Trust Loan, the “Fortress/Ryan’s Portfolio Loan Combination”). The Fortress/Ryan’s Portfolio Pari Passu Companion Loan is pari passu in right of payment with the Fortress/Ryan’s Portfolio Trust Loan, and has a Cut-off Date Balance of $64,515,000. The Fortress/Ryan’s Portfolio Trust Loan and the Fortress/Ryan’s Portfolio Pari Passu Companion Loan have the same interest rate and maturity date. Only the Fortress/Ryan’s Portfolio Trust Loan is included in the trust. The Fortress/Ryan’s Portfolio Pari Passu Companion Loan is not an asset of the trust.

Distributions. The Fortress/Ryan’s Portfolio Pari Passu Companion Loan is beneficially owned by the securitization trust created pursuant to the pooling and servicing agreement relating to the Deutsche Bank Mortgage & Asset Receiving Corporation, Series COMM 2006-C8 trust (the “COMM 2006-C8 PSA”).

The holders of the Fortress/Ryan’s Portfolio Trust Loan and the Fortress/Ryan’s Portfolio Pari Passu Companion Loan have entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the Fortress/Ryan’s Portfolio Loan Combination. Pursuant to the terms of that intercreditor agreement:

•
the Fortress/Ryan’s Portfolio Trust Loan and the Fortress/Ryan’s Portfolio Pari Passu Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

•
all payments, proceeds and other recoveries on or in respect of the Fortress/Ryan’s Portfolio Trust Loan and/or the Fortress/Ryan’s Portfolio Pari Passu Companion Loan will be applied to the Fortress/Ryan’s Portfolio Trust Loan and the Fortress/Ryan’s Portfolio Pari Passu Companion Loan on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the master servicer, the special servicer, the trustee and the fiscal agent under the COMM 2006-C8 PSA and any other service providers with respect to the Fortress/Ryan’s Portfolio Loan Combination, in accordance with the terms of the COMM 2006-C8 PSA or the pooling and servicing agreement).

For information regarding the servicing of the Fortress/Ryan’s Portfolio Trust Loan, see “Servicing Under the Pooling and Servicing Agreement—Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

Mortgage Pool Characteristics

A detailed presentation of various characteristics of the mortgage loans that we intend to include in the pool, and of the corresponding mortgaged properties, on an individual basis and in tabular format, is shown on Annex A-1, Annex A-2, Annex B and Annex C to this prospectus supplement. The statistics in the tables and schedules on Annex A-1, Annex A-2, Annex B and Annex C to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters. Three of the mortgage loans that we intend to include in the trust, representing 2.5% of the Initial Mortgage Pool Balance, have not rate locked as of the date of the preparation of this prospectus supplement and therefore certain mortgage loan characteristics included in this prospectus supplement for those mortgage loans, including the interest rates thereof, have been estimated. As a result, certain statistical information in this prospectus supplement may change if those mortgage loans bear a different interest rate than anticipated.

Significant Underlying Mortgage Loans

No pooled mortgage loan has an outstanding principal balance as of the Cut-off Date which exceeds 7.9% of the initial mortgage pool balance.

The fifteen largest mortgage loans that we intend to include in the issuing trust fund represent 42.9% of the initial mortgage pool balance. Information with respect to each of the above mortgage loans or groups of mortgage loan is set forth in Annex B.

Additional Loan and Property Information

Loan Purpose. 73 of the pooled mortgage loans that we intend to include in the trust, representing 42.9% of the Initial Mortgage Pool Balance, were originated in connection with the borrowers acquisition of the mortgaged property that secures such pooled mortgage loan and 94 of the pooled mortgage loans that we intend to include in the trust, representing 57.1% of the Initial Mortgage Pool Balance, were originated in connection with the borrowers refinancing of a previous mortgage loan.

Delinquencies. None of the mortgage loans that we intend to include in the trust were, as of the cut-off date, or have been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged properties for the mortgage loans that we intend to include in the trust—

•
339 of the mortgaged properties, securing 37.9% of the Initial Mortgage Pool Balance by allocated loan amount, are each leased to one or more major tenants that each occupy 25% or more of the net rentable area of the particular mortgaged property.

•	281 of the mortgaged properties, securing 13.0% of the Initial Mortgage Pool Balance by allocated loan amount, are entirely or substantially leased to a single tenant.

•
A number of companies are major tenants at more than one of the mortgaged properties. Annex A-1 to this prospectus supplement identifies the three largest tenants at each mortgaged property. In addition, the tenants listed on Annex A-1 may also be tenants (but not one of the largest three) at other mortgaged properties.

•	Certain tenant leases at the mortgaged properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

Ground Leases. 34 of the mortgaged properties that we intend to include in the Mortgage Pool, representing 10.2% of the Initial Mortgage Pool Balance, and 12.1% of the Initial Loan Group No. 1 Balance are secured by a mortgage lien on the borrower’s leasehold interest in all or a material portion of the corresponding mortgaged property, but not by a mortgage lien on the fee interest in the portion of that property subject to the related ground lease. Except as discussed below, each ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 20 years after the stated maturity of the related mortgage loan and the related ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

With respect to the underlying pooled mortgage loan identified on Annex A-1 to this prospectus supplement as ShopKo Portfolio, representing 3.4% of the initial mortgage pool balance and 4.0% of the loan group no. 1 balance, which is secured in part by the related borrower’s ground leasehold interest covering a small portion of two of the related mortgaged real properties, the term of such ground lease expires prior to the stated maturity date of the related mortgage loan.

With respect to the underlying pooled mortgage loan identified on Annex A-1 to this prospectus supplement as Fortress/Ryan’s Portfolio, which represents 2.4% of the initial mortgage pool balance and 2.9% of the initial loan group no. 1 balance, all but three of the ground leases with respect to the related mortgaged real properties have terms that do not extend beyond 20 years following the stated maturity date of the related mortgage loan, and none of the related ground lessors is required to give the related lender notice of, or the right to cure, a default or breach by the lessee.

With respect to the underlying pooled mortgage loan identified on Annex A-1 to this prospectus supplement as Southgate Shopping Center, which represents 0.2% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group No. 1 Balance, the ground lease expires less than 20 years after the maturity date of the mortgage loan.

With respect to the underlying pooled mortgage loan identified on Annex A-1 to this prospectus supplement as DHL Perimeter Center Building, representing 1.7% of the Initial Mortgage Pool Balance and 2.1% of the Initial Loan Group No. 1 Balance, which is secured by the borrower’s ground leasehold interest, the term of such ground lease does not extend beyond 20 years following the stated maturity date of the related mortgage loan.

With respect to the underlying pooled mortgage loan identified on Annex A-1 to this prospectus supplement as Manoa Marketplace, which represents 0.8% of the Initial Mortgage Pool Balance and 0.9% of the Initial Loan Group No. 1 Balance, the term of the borrower’s ground leasehold interest, which secures the mortgage loan, extends 10 years following the current maturity date of the related mortgage loan (Feb. 1, 2019). The loan maturity date will be extended to October 1, 2026 unless the mortgage loan is in default. The borrower has deposited the associated extension fee into the rollover reserve. The fee will be refunded to the borrower if the ground lease (which is scheduled to expire on March 15, 2029) is extended beyond December 31, 2036. If the ground lease is not extended, the offered certificates may not be eligible for investment by ERISA plans at that time.

Other Financing. The borrowers are generally permitted to incur unsecured trade debt in the ordinary course of business and to the extent a borrower does not meet single-purpose entity criteria, such borrower is generally not restricted from incurring unsecured debt. In addition, the terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds as additional collateral for the benefit of the lender under the related mortgage loan. Such obligations may constitute a contingent reimbursement obligation of the related borrower. However, in most or all such cases, the related issuing bank or surety did not agree to subordination and standstill protection benefiting the lender.

Based on information received from the Mortgage Loan Sellers, we are aware of the following borrowers that have incurred or are permitted to incur other debt secured by the mortgaged property:

With respect to the underlying pooled mortgage loan identified on Annex A-1 to this prospectus supplement as Continental Towers, which represents 4.5% of the Initial Mortgage Pool Balance and 5.4% of the Initial Loan Group No. 1 Balance, the related mortgaged property is encumbered by a subordinate lien, evidenced by a subordinate note held by Prime Group Realty L.P., the sponsor of the mortgage loan, with an outstanding balance of is $165,080,192 as of November 15, 2006. The subordinate loan has a maturity date that is earlier than the maturity date of the mortgage loan. Although Prime Group Realty L.P. expects to foreclose on its lien at such time (and such foreclosure is a permitted transfer under the mortgage loan documents), if the borrower attempts to delay or prevent the foreclosure by filing a petition for bankruptcy, payment on the mortgage loan may be accelerated, resulting in a prepayment and loss of yield on the class XP certificates and any other class of offered certificates purchased at a premium to par. See “Yield and Maturity Considerations” and “Annex B—Structural and Collateral Term Sheet—Continental Towers” to this prospectus supplement.

With respect to the underlying pooled mortgage loan identified on Annex A-1 to this prospectus supplement as 181 Freeman Avenue, which represents 0.1% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group 1 Balance, the related borrower guaranteed the full payment of a subordinate loan in the original amount of $1,550,000 to the Gold’s Gym tenant at the mortgaged property. The guaranty is secured by a subordinate mortgage. The junior lender entered into a subordination and standstill agreement with the lender in which it subordinated the junior loan to the mortgage loan, waived all rights to receive payment from the borrower until after the mortgage loan is paid in full and agreed not to take enforcement action against the borrower until the mortgage loan is paid in full.

With respect to the underlying pooled mortgage loan identified in Annex A-1 to this prospectus supplement as Chiquita Center, which represents 2.6% of the initial mortgage pool balance and 3.0% of the initial loan group no. 1 balance, the related mortgaged property is encumbered by a subordinate lien, evidenced by a subordinate note held by NNN 250 East Fifth Street, LLC, with an outstanding balance of $20,500,000 as of the Cut-off Date. The subordinate lender has the right to cure monetary defaults on the part of the related borrower, under certain circumstances, for up to four consecutive months unless the subordinate lender has commenced and is continuing to diligently pursue its rights against the separate collateral, in which case there is no restriction on the number of monetary cure periods. The subordinate lender is also entitled to cure any non-monetary default within the same period of time the related borrower is entitled to cure such default under the loan documents. Additionally, if the Chiquita Center mortgage loan has been accelerated, any enforcement action has been commenced and is continuing under the loan documents or the Chiquita Center mortgage loan is a “specially serviced mortgage loan” under the pooling and servicing agreement, upon ten business days prior written notice to the lender, the subordinate lender will have the right to purchase, in whole but not in part, the interest and other amounts due thereon, any protective advances made by the lender and any interest charged by the lender on any advances and all costs and expenses actually incurred by the lender in enforcing the terms of the loan documents.

Except as disclosed in the previous paragraphs and in this subsection, we are not aware of any other borrowers under the mortgage loans that we intend to include in the trust that have incurred or are permitted to incur debt secured by the related mortgaged property.

Excluding mortgage loans to individuals or to borrowers not restricted from incurring other debt, based on information we received from the Mortgage Loan Sellers, we are aware of the following borrowers

(excluding borrowers that do not meet the single-purpose entity criteria) that have incurred or are permitted to incur unsecured debt:

With respect to the underlying mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospecuts supplement as San Mateo Corporate Center, which represents 0.2% of the initial mortgage pool balance and 0.3% of the Initial Loan Group No. 1 Balance, the borrower has established a $300,000 line of credit that is subordinate to the mortgage loan pursuant to a subordination and standstill agreement with the mortgage loan lender. The loan documents permit the borrower to obtain an additional $700,000 of unsecured debt. The existing unsecured line of credit and the additional unsecured debt is to be used to supplement debt service on the mortgage loan in the case of a shortfall and to fund tenant improvements.

Although the mortgage loans generally include restrictions on the pledging of the general partnership and managing member equity interests in the borrower, the mortgage loans generally permit the pledge of less than a controlling interest in the partnership or membership interests in a borrower. Mezzanine debt is secured by direct or indirect ownership interests in a borrower. While a mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under the mezzanine loan could cause a change in control of the related borrower. Mortgage Loans with a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. Based on information received from the Mortgage Loan Sellers, we are aware of the following existing mezzanine indebtedness with respect to the pooled mortgage loans:

Pooled Mortgage Loan	Loan Group	Cut-off Date Balance	% of Initial Pool Balance	% of Initial Loan Group No. 1 Balance	% of Initial Loan Group No. 2 Balance	Initial Principal Amount of Mezzanine Debt	Additional Permitted Mezzanine Debt Draws	Holder of Mezzanine Loan	Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement
Timberlake and Glades Apartments Portfolio	2	$54,000,000	2.1%	0.0%	13.5%	$3,000,000	NA	CWCapital LLC	L + 2.50%	11/5/11	Yes
El Dorado Pointe Apartments	2	$25,900,000	1.0%	0.0%	6.5%	$8,350,000	$2,210,00	CWCapital LLC	L + 2.75%	1/1/11	Yes
The Exchange at Lubbock	2	$16,510,000	0.6%	0.0%	4.1%	$2,515,369	NA	Wachovia, N.A.	10.33%	10/11/16	Yes
Ronler Corporate Center	1	$14,325,000	0.6%	0.7%	0.0%	$1,000,000		CWCapital LLC	L + 4.00%	8/11/11	Yes
Wesco Self Storage	1	$10,000,000	0.4%	0.5%	0.0%	$2,500,000	$2,800,000	CWCapital LLC	L + 2.25%	10/9/11	Yes
Town Center at Timber Springs	1	$7,767,500	0.3%	0.4%	0.0%	$4,182,500	NA	Wachovia, N.A.	L + 2.50%	10/11/16	Yes
Evanston Heights	2	$3,400,000	0.1%	0.0%	0.8%	$425,000	NA	RAIT Partnership L.P.	12.5%	10/11/16	Yes

In the case of the above described mortgage loans with existing mezzanine debt, the holder of the mezzanine loan generally has the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the mortgage loan from the trust if certain mortgage loan defaults occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan. The specific rights of the related mezzanine lender with respect to any future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above.

With respect to the mortgage loans listed in the chart below, the Mortgage Loan Sellers have informed us that the direct and/or indirect equity owners of the borrower are permitted to pledge its interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio and a combined minimum debt-service-coverage ratio, as listed below:

Mortgage Loan	Loan Cut-off Date Balance ($)	Combined Maximum LTV Ratio	Combined Minimum DSCR
Ala Moana Portfolio	$200,000,000	64.5%	1.45	x
311 South Wacker	$85,400,000	75.0%	1.20	x
Hollywood Roosevelt Hotel	$69,929,646	71.5%	1.35	x
Intergraph Corporate Campus	$45,000,000	TBD	TBD
Quality King - Ronkonkoma Portfolio	$37,402,955	88.0%	1.00	x
Physicians Medical Center of Dallas	$28,450,000	90.0%	1.10	x
Greenwich Atrium	$26,000,000	80.0%	1.10	x
The Crossings at Paso Robles II	$25,000,000	85.0%	1.20	x
North Bay Village	$23,500,000	85.0%	1.10	x
Westgate San Antonio	$18,400,000	90.0%	1.10	x
Arbutus Shopping Plaza	$16,000,000	90.0%	1.10	x
One Pacific Place	$14,950,000	85.0%	1.10	x
Kandi Mall	$14,800,000	80.0%	1.25	x
Nassau Bay I & II Portfolio	$14,000,000	90.0%	1.10	x
Southlake Medical I	$11,680,000	90.0%	1.10	x
Residence Inn Saratoga	$11,500,000	80.0%	1.40	x
Scotts Village Shopping Center	$10,979,887	60.0%	1.40	x
Idaho Urologic Institute	$9,731,771	85.0%	1.10	x
Midway Plaza	$9,364,078	80.0%	1.10	x
Village Medical Park	$8,975,000	85.0%	1.10	x
Spyglass Hill Apartments	$8,500,000	80.0%	1.20	x
Youngstown Shopping Center	$8,280,000	80.0%	1.15	x
Regency Towers	$7,935,906	80.0%	1.25	x
International Paper Distribution - Marianna, FL	$7,600,000	85.0%	1.10	x
Palm Gardens	$6,800,000	85.0%	1.10	x
Storage Express - Lancaster, CA	$6,000,000	85.0%	1.10	x
Park Lane Shopping Center	$3,200,000	80.0%	1.20	x
Advance Auto - Columbia Heights, MN	$1,038,000	65.0%	1.50	x

In addition, the related sponsor with respect to each of the Quality King-Ronkonkoma Portfolio loan and the Intergraph Corporate Campus has a line of credit secured by, among other things, a pledge of interests in the related borrower.

Except as disclosed under this “—Other Financing” subsection, we are not aware of any other mezzanine debt affecting borrowers under the mortgage loans that we intend to include in the Mortgage Pool.

With respect to the underlying mortgage loans identified on Annex A-1 to this prospectus supplement as Ala Moana Portfolio and ShopKo Portfolio, the sponsors of the related borrowers are permitted to pledge indirect interests in one or more of the related borrowers in connection with a line of credit or similar corporate facility secured by all, or substantially all, of such sponsor’s equity interests in such borrower or borrowers.

Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See “Risk Factors—Subordinate or Mezzanine Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates” and “Legal Aspects of Mortgage Loans—Subordinate Financing” in the accompanying prospectus.

Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator examined whether the use and operation of the mortgaged property were in material compliance with zoning, land-use, building, fire and safety ordinances, rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator—

•	determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	determined that casualty insurance proceeds would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

•
determined that the mortgaged property, if permitted to be repaired or restored in conformity with current law, would in the originator’s judgment constitute adequate security for the related mortgage loan; and/or

•	required law and ordinance insurance.

Lockboxes.     79 pooled mortgage loans, representing approximately 63.9% of the Initial Mortgage Pool Balance, generally provide that all rents and other income derived from the related mortgaged properties will be paid into one of the following types of lockboxes:

•	Direct Pay. With respect to 3 pooled mortgage loans, representing 1.8% of the Initial Mortgage Pool Balance, the borrower is required to direct the tenants to pay rents directly to the lender.

•
Hard Lockbox. With respect to 26 pooled mortgage loans, representing 34.7% of the Initial Mortgage Pool Balance, the related borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. With respect to hospitality properties that have a hard lockbox, although cash or “over-the-counter” receipts are deposited into the lockbox account by the manager of the related mortgaged property, credit card receivables are required to be deposited directly into the hard lockbox account.

•
Springing Lockbox. With respect to 43 pooled mortgage loans, representing 20.5% of the Initial Mortgage Pool Balance, prior to a triggering event, the related borrower is required to direct the tenants to pay rents to the borrower. Upon and after a triggering event, the related borrower is required to establish a lockbox account and direct the tenants to pay rents directly to such lockbox account.

•
Soft Lockbox. With respect to 7 pooled mortgage loans, representing 7.0% of the Initial Mortgage Pool Balance, the related borrower is required to direct tenants to pay rents to the property manager and to cause the property manager to deposit all rents collected into a lockbox account.

Cash Management.     With respect to lockbox accounts, funds deposited into the lockbox account are disbursed either:

•
“In-Place Cash Management” in accordance with the related loan documents to satisfy the borrower’s obligation to pay, among other things, current debt service payments, taxes and insurance, operating expenses and reserve account deposits with the remainder disbursed to the borrower or retained by the lender; or

•
“Springing Cash Management” to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower’s obligation to pay, among other things, debt service payments, taxes and insurance, operating expenses and reserve account deposits with the remainder disbursed to the borrower or retained by the lender.

Examples of triggering events may include:

•	a decline, by more than a specified amount, in the net operating income of the related mortgaged property; or

•	a failure to meet a specified debt service coverage ratio; or

•	a failure to satisfy a condition specified in the related loan documents; or

•	an event of default under the related loan documents; or

•	a failure to pay the mortgage loan in full on any related anticipated repayment date.

The pooled mortgage loans provide for cash management as follows:

	# Mortgage Loans	% of Initial Mortgage Pool Balance	% of Initial Loan Group No. 1 Balance	% of Initial Loan Group No. 2 Balance
Springing	65	46.9%	51.1%	24.1%
In-Place	14	17.1%	18.8%	7.9%

In addition, certain of the mortgage loans include a “cash trap” feature under which, upon a triggering event such as those listed above, excess cash will not be released from the lender controlled account to the borrower; rather, the lender will be permitted to retain such excess cash as additional collateral for the mortgage loan or, in certain cases, the lender may apply such excess cash as a prepayment of the mortgage loan. Generally, such prepayment will not require yield maintenance. The pooling and servicing agreement will provide that the master servicer will not be permitted to apply any of such excess funds to the prepayment of the mortgage loan without the consent of the special servicer.

Property, Liability and Other Insurance.     Although exceptions exist, such as in cases where tenants are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged property the following insurance coverage—

•	property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of—

1.	the outstanding principal balance of the subject mortgage loan (or, in the case of a Loan Combination, the outstanding principal balance of the Loan Combination), and

2.	the full insurable replacement cost of the improvements located on the insured property;

•
if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the lesser of—

1.	the outstanding principal balance of the subject mortgage loan (or, in the case of a Loan Combination, the outstanding principal balance of the Loan Combination),

2.	the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

3.	the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

4.	the full replacement cost of the improvements located on the mortgaged property;

•
comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged properties in similar locales; and

•	business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

Substantially all of the mortgage loans that we intend to include in the trust provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, (i) the commercial availability of that coverage, (ii) certain limitations with respect to the cost thereof, (iii) whether such hazards are at the time commonly insured against for property similar to such mortgaged properties located in or around the region in which such mortgaged property is located and (iv) the qualification with respect to certain of the applicable mortgage loan documents that such insurance is required only for certified acts of terrorism) or (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties.

Substantially all of the borrowers have obtained the required insurance against damage caused by terrorism; however, most of these policies have exclusions from coverage for damage caused by nuclear, chemical or biological events.

The mortgaged properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. A seismic assessment was conducted with respect to each mortgaged property that is located in California or in seismic zone 3 or 4. The seismic reports concluded that such mortgaged properties were not likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake and, therefore, neither of the borrowers nor any tenant occupying an entire mortgaged property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Various forms of insurance are maintained with respect to any of the mortgaged properties for the mortgage loans included in the trust, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See “Risk Factors—Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses” in the accompanying prospectus.

The applicable originator(s) and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 2006-C1 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers’ title to the subject mortgaged property.

Assessments of Property Condition

Property Inspections.     Generally, the mortgaged properties securing a mortgage loan that we intend to include in the trust were inspected in connection with the origination or acquisition of that mortgage loan to assess their general condition. The mortgaged properties described on Annex A-1 to this prospectus supplement as Fortress/Ryan’s Portfolio were not inspected in connection with the origination of the loan.

Appraisals.     Each of the mortgaged properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation’s Uniform Standards of Professional Appraisal Practices. Those appraisals were generally conducted within 12 months of the origination of the related mortgage loan that we intend to include in the trust. The resulting appraised values and the dates of those appraisals are indicated on Annex A-1 to this prospectus supplement. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties.

The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged property. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. There can be no assurance that another appraiser would have arrived at the same opinion of value. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties. Historical operating results of the mortgaged properties used in these appraisals may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

Environmental Assessments.     Except with respect to the mortgaged properties set forth on Annex A-1 to this prospectus supplement as Fortress/Ryan’s Portfolio Loan, a third-party consultant conducted a Phase I environmental assessment or updated a previously conducted Phase I environmental site assessment with respect to each mortgaged property. Except in the case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as ShopKo Portfolio, 350 Long Beach, Youngstown Shopping Center, KMart– Sumter, SC, Plaza Aldine Shopping Center, Springs Industries Portfolio 2, and the Shoppes at Shugart Shopping Center, securing mortgage loans representing 4.5% of the initial mortgage pool balance by allocated loan amount, such assessments or updates were completed during the 12-month period ending on the cut-off date. In all cases, such assessments or updates were conducted within 12 months of origination. With respect to the mortgaged properties set forth on Exhibit A-1 to this prospectus supplement as Fortress/Ryan’s Portfolio Loan, an environmental historical and data review was conducted with respect to each mortgaged property.

The environmental testing conducted at any particular mortgaged property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in drinking water were performed in most instances only at multifamily rental properties and only when the originator(s) of the related mortgage loan or the environmental consultant involved believed this testing was warranted under the circumstances.

The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged properties. In cases where the testing identified the presence of asbestos-containing materials, lead-based paint and/or radon, the environmental consultant generally recommended, and the related loan documents generally required:

•	the continuation or the establishment of an operation and maintenance plan to address the issue, or

•	the implementation of a remediation program.

If the particular asbestos-containing materials or lead-based paint was in poor condition, then this could result in a claim for damages by any party injured by the condition.

In cases where the environmental assessment identified an adverse or potentially adverse environmental condition at the mortgaged property, the related originator(s) of the mortgage loan generally required the related borrower:

•	to carry out the specific remedial measures prior to closing if no third party was identified as being responsible for the remediation; or

•
to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

•	to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

•	to obtain environmental insurance (which contains specific coverage limits and deductibles and which may not be sufficient to cover all losses from certain environmental conditions).

Some borrowers under the mortgage loans may not have satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged property because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

In several cases, the environmental assessment for a mortgaged property identified environmental problems at nearby properties. Such assessment generally indicated, however, that—

•	the mortgaged property had not been affected or had been minimally affected,

•	the potential for the problem to affect the mortgaged property was limited, or

•	a person responsible for remediation had been identified.

See “Risk Factors—Risks Related to the Underlying Mortgage Loans—Lending on Income-Producing Real Properties Entails Environmental Risk” in this prospectus supplement.

The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged properties is based on the results of the environmental assessments referred to in this “—Environmental Assessments” subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged properties securing the mortgage loans.

Engineering Assessments.     In connection with the origination process, the mortgaged properties securing the mortgage loans that we intend to include in the trust, were generally inspected by engineering firms to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. However, the mortgaged properties described on Annex A-1 to this prospectus supplement as Fortress/Ryan’s Portfolio, among other mortgaged properties, were not inspected by an engineering firm in connection with the origination process. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm’s estimated cost of the recommended repairs, corrections or replacements to assure their completion or in some cases to have the repairs guaranteed by the sponsor or parent of the borrower in lieu of reserves.

Assignment of the Underlying Mortgage Loans

On or before the date of initial issuance of the offered certificates, the following transfers of the underlying mortgage loans will occur. In each case, the transferor will assign the mortgage loans to be included in the trust, without recourse (other than the repurchase obligation of the applicable Mortgage Loan Seller in connection with a breach of a representation or a warranty with respect to a mortgage loan sold by it), to the transferee.

In connection with the foregoing transfers, the Mortgage Loan Sellers will be required to deliver to the trustee the following documents, among others, with respect to each mortgage loan other than the Ala Moana Portfolio Trust Loan, the ShopKo Portfolio Trust Loan, the 311 South Wacker Trust Loan and the Fortress/Ryan’s Portfolio Trust Loan:

•	either—

1.	the original promissory note evidencing that mortgage loan, or

2.	if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

•	the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

•	an original or copy of the related lender’s title insurance policy, or if a title insurance policy has not yet been issued, a “marked-up” commitment for title insurance or a pro forma policy;

•	the original or a copy of the co-lender agreement or intercreditor agreement, if such mortgage loan is part of a split loan structure;

•	the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

•	either—

1.	an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument, or

2.	a certified copy of that assignment as sent for recording; and;

•	either—

1.
an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents, or

2.	a certified copy of that assignment as sent for recording.

With respect to the Non-Serviced Loan Combinations, the applicable trustee under the applicable Non-Serviced Trust Loan Servicing Agreement will hold the original documents related to the applicable Non-Serviced Loan Combination for the benefit of the related trust and the trust fund formed by the pooling and servicing agreement for this transaction, other than the related notes that are not assets of the trust fund formed by the applicable Non-Serviced Trust Loan Servicing Agreement, which notes will be held by the trustee under the pooling and servicing agreement for this transaction.

The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in the trust, in trust for the benefit of the series 2006-C1 certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee’s review (or the review of a custodian on the trustee’s behalf, as applicable) of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

If, as provided in the pooling and servicing agreement—

•	any of the above-described documents required to be delivered by the applicable Mortgage Loan Seller to the trustee is not delivered or is otherwise defective, and

•	that omission or defect materially and adversely affects the interests of the series 2006-C1 certificateholders in the subject loan,

then the omission or defect will constitute a material document defect as to which the trust will have the rights against the applicable Mortgage Loan Seller, as applicable, described under “—Cures and Repurchases” below.

Within a specified period following the later of—

•	the date on which the offered certificates are initially issued, and

•	the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above (other than with respect to the Non-Serviced Loan Combination). Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

Representations and Warranties

As of the date of initial issuance of the offered certificates, each of the Mortgage Loan Sellers (except in the case of the CWCapital Mortgage Loans with respect to which the representations and warranties made by CWCapital to CWCapital Mortgage Securities I LLC, or CWCapital Mortgage Securities III LLC, as applicable, in connection with the sale of such mortgage loans to CWCapital Mortgage Securities I LLC, or CWCapital Mortgage Securities III LLC will also be made separately by CWCapital to the depositor) will make with respect to each mortgage loan sold by it that we include in the trust, representations and warranties generally to the effect described below subject to certain exceptions set forth in the applicable mortgage loan purchase agreement for each of the Mortgage Loan Sellers, together with any other representations and warranties as may be required by the applicable rating agencies as set forth and subject to the exceptions described in the related mortgage loan purchase agreement:

•
the information set forth in the mortgage loan schedule attached to the applicable mortgage loan purchase agreement is complete, true and correct in all material respects as of the date of the related mortgage loan purchase agreement and as of the applicable cut-off date;

•
except with respect to any mortgage loan with a companion loan, each mortgage loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the depositor of the mortgage loans, the mortgage loan seller had good title to, and was the sole owner of, each mortgage loan. The mortgage loan seller has full right, power and authority to transfer and assign each of the mortgage loans to or at the direction of the depositor and has validly and effectively conveyed (or caused to be conveyed) to the Depositor or its designee all of the mortgage loan seller’s legal and beneficial interest in and to the mortgage loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the mortgage loans to the Depositor or its designee does not require the seller to obtain any governmental or regulatory approval or consent that has not been obtained;

•
no scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the applicable cut-off date, and no mortgage loan was 30 days or more delinquent in the 12-month period immediately preceding the applicable cut-off date;

•
the mortgage related to and delivered in connection with each mortgage loan constitutes a valid and, subject to certain exceptions described in the tenth bullet point of this section, enforceable first priority lien upon the related mortgaged property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender’s title insurance policy, (c) exceptions and exclusions specifically referred to in such lender’s title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such mortgage, the marketability or current use of the mortgaged property or the current ability of the mortgaged property to generate operating income sufficient to service the mortgage loan debt and (e) if such mortgage loan is cross-collateralized with any other mortgage loan, the lien of the mortgage for such other mortgage loan;

•
with respect to the mortgaged properties securing the mortgage loans that were the subject of an engineering report within 18 months prior to the applicable cut-off date, each mortgaged property is, to the applicable mortgage loan seller’s knowledge, free and clear of any damage (or adequate reserves therefor have been established or indemnities received) that would materially and adversely affect its value as security for the related mortgage loan, and with respect to the mortgaged properties securing the mortgage loans that were not the subject of an engineering report within 18 months prior to the applicable cut-off date, each mortgaged property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each mortgaged property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related mortgage loan as of the date hereof. The applicable mortgage loan seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

•
each mortgaged property is covered by an American Land Title Association (or an equivalent form of) lender’s title insurance policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy in the original principal amount of the related mortgage loan after all advances of principal. Each title policy insures that the related mortgage is a valid first priority lien on such mortgaged property, subject only to permitted encumbrances;

•	the proceeds of each mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

•
the mortgage note or mortgage for each mortgage loan, together with applicable state law, contains customary and enforceable provisions (subject to certain exceptions described in paragraph 10 below) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby;

•
(a) with respect to the mortgaged properties securing the mortgage loans that were the subject of an environmental site assessment within 18 months prior to the applicable cut-off date, an environmental site assessment, or an update of a previous such report, was performed with respect to each mortgaged property in connection with the origination or the sale of the related mortgage loan, a report of each such assessment has been delivered to the depositor, and the applicable mortgage loan seller has no knowledge of any material and adverse environmental condition or circumstance affecting any mortgaged property that was not disclosed in such report; or (b) with respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within 18 months prior to the applicable cut-off date, (i) no specified hazardous material is present on such mortgaged property such that (1) the value of such mortgaged property is materially and adversely affected or (2) under applicable federal, state or local law, (x) such hazardous material could be required to be eliminated at a cost materially and adversely affecting the value of the mortgaged property before such mortgaged property could be altered, renovated, demolished or transferred or (y) the presence of such hazardous material could (upon action by the appropriate governmental authorities) subject the owner of such mortgaged property, or the holders of a security interest therein, to liability for the cost of eliminating such hazardous material or the hazard created thereby at a cost materially and adversely affecting the value of the mortgaged property, and (ii) such mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to such hazardous materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such mortgaged property and neither the applicable mortgage loan seller nor, to such mortgage loan seller’s knowledge, the related borrower or any current tenant thereon, has received any notice of violation or potential violation of any such law;

•
each mortgage note, mortgage and other agreement that evidences or secures such mortgage loan and was executed by or on behalf of the related borrower is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

•
each mortgaged property is, and is required pursuant to the related mortgage to be, insured by a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such mortgage loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the mortgaged property in an amount not less than the lesser of the principal balance of the related mortgage loan and the replacement cost of the mortgaged property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the mortgaged property;

•
as of the closing date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest or penalties would be first payable thereon.

•	all escrow deposits and payments relating to each mortgage loan that are, as of the closing date, required to be deposited or paid have been so deposited or paid;

•	each mortgage loan complied with all applicable usury laws in effect at its date of origination;

•	no mortgage loan is cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans included in the mortgage pool;

•
there exists no material event of default, breach, violation or event of acceleration (and, to the seller’s actual knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the mortgage loan, in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the applicable mortgage loan seller;

•
based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the mortgaged property is located, the improvements located on or forming part of each mortgaged property comply with applicable zoning laws and ordinances, or constitute a legal nonconforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related mortgaged property, such value as determined by the appraisal performed at origination or in connection with the sale of the related mortgage loan by the applicable mortgage loan seller under the mortgage loan purchase agreement;

•
to the applicable mortgage loan seller’s knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each mortgage loan or as of the date of the sale of the related mortgage loan by such mortgage loan seller under the mortgage loan purchase agreement, the related borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related mortgaged property as it was then operated;

•
each mortgage loan contains a “due-on-sale” clause, which provides for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without prior written consent of the holder of the mortgage, the property subject to the mortgage or any material portion thereof, or a controlling interest in the related borrower, is transferred, sold or encumbered; provided, however, that certain mortgage loans provide a mechanism for the assumption of the loan by a third party upon the borrower’s satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the borrower or constituent entities of the borrower to a third party or parties related to the borrower upon the borrower’s satisfaction of certain conditions precedent; and

•
(x) each mortgage loan with a cut-off date principal balance in excess of $5 million, requires the borrower to be for at least as long as the mortgage loan is outstanding and, to the mortgage loan seller’s actual knowledge, each such borrower is, an entity, other than an individual, whose organizational documents provide, or which entity represented and covenanted in the related mortgage loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such mortgaged property or properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related mortgage loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a borrower for a mortgage loan that is cross-collateralized and cross-defaulted with the related mortgage loan), and that it holds itself out as a legal entity, separate and apart from any other person; (y) the organizational documents of the borrower with respect to each mortgage loan with a cut-off date principal balance in excess of $15 million provide substantially to such effect and (z) each mortgage loan with a cut-off date principal balance of $20,000,000 or more has a counsel’s opinion regarding non-consolidation of the borrower in any insolvency proceeding involving any other party.

If, as provided in the pooling and servicing agreement—

•	there exists a breach of any of the above-described representations and warranties made by the applicable Mortgage Loan Seller, and

•	that breach materially and adversely affects the interests of the series 2006-C1 certificateholders in the subject mortgage loan,

then that breach will be a material breach as to which the trust will have the rights against the applicable Mortgage Loan Seller, as applicable, described under “—Cures and Repurchases” below.

Cures and Repurchases

If there exists a material breach of any of the representations and warranties made by the applicable Mortgage Loan Seller with respect to any of the mortgage loans sold by it, as discussed under “—Representations and Warranties” above, or if there exists a material document defect with respect to any mortgage loan sold by it, as discussed under “—Assignment of the Underlying Mortgage Loans” above, then the applicable Mortgage Loan Seller, as applicable, will be required either:

•	to remedy that material breach or material document defect, as the case may be, in all material respects, or

•	to repurchase the affected mortgage loan at a price generally equal to the sum of—

1.	the unpaid principal balance of that mortgage loan at the time of purchase, plus

2.
all unpaid interest, other than Default Interest and Post-ARD Additional Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

3.	all unreimbursed servicing advances relating to that mortgage loan, plus

4.	all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, plus

5.
to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees (including all unpaid workout fees and liquidation fees due to the special servicer) and other Additional Trust Fund Expenses related to that mortgage loan, plus

6.
if the affected mortgage loan is not repurchased by the mortgage loan seller within the applicable cure period (generally 90 days after discovery by or notice to the applicable mortgage loan seller of such breach or defect, plus, in certain cases, an additional 90 days as described in the next paragraph), a liquidation fee in connection with such repurchase (to the extent such fee is payable under the terms of the pooling and servicing agreement).

The time period within which the applicable Mortgage Loan Seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of the responsible party’s discovery or receipt of notice of the subject material breach or material document defect, as the case may be. However, if the applicable Mortgage Loan Seller is diligently attempting to correct the problem, then, with limited exception, it will be entitled to an additional 90 days (or more in the case of a material document defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy or repurchase.

If a material breach or a material document defect exists with respect to any mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, and if the cross-collateralization can be terminated without any adverse tax consequence for the trust, then the applicable Mortgage Loan Seller will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of—

•	determining the materiality of the subject breach or document defect, and

•	the repurchase remedy.

In addition, if the borrower with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as 350 Long Beach, which permits prepayment prior to the second anniversary of the creation of the related individual loan REMIC notifies the master servicer that it intends to defease such mortgage loan on or before the second anniversary of the creation of the related individual loan REMIC, then the related mortgage loan seller is required to repurchase that mortgage loan at a purchase price equal to the purchase price that would be applicable in connection with a repurchase as a result of a material breach prior to the defeasance or, if the defeasance has occurred, as soon as reasonably practicable after that mortgage loan seller has been made aware of it.

The cure/repurchase obligations described above will constitute the sole remedy available to the series 2006-C1 certificateholders in connection with a material breach of any representations or warranties or a material document defect with respect to any mortgage loan in the trust. None of the depositor, the underwriters, the master servicer, the special servicer, the trustee, any other Mortgage Loan Seller nor any other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties or a material document defect if the applicable Mortgage Loan Seller defaults on its obligations to do so. There can be no assurance that the applicable Mortgage Loan Seller will have sufficient assets to repurchase a mortgage loan if required to do so. With respect to the CWCapital Mortgage Loans, the sole recourse to cure a material document defect or a material breach in respect of such mortgage loans or repurchase or replace the defective mortgage loan, will be against CWCapital, and neither CWCapital Mortgage Securities I LLC, or CWCapital Mortgage Securities III LLC will in any event be obligated to repurchase or replace such mortgage loans if CWCapital defaults in its obligations to do so.

Changes In Mortgage Pool Characteristics

The description in this prospectus supplement of the Mortgage Pool is based upon the Mortgage Pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the Mortgage Pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the

Mortgage Pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans included in the trust described in this prospectus supplement, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this prospectus supplement.

A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. We will file that current report on Form 8-K, together with the pooling and servicing agreement as an exhibit, with the SEC after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the Mortgage Pool, that removal or addition will be noted in that current report on Form 8-K.

SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

General

The pooling and servicing agreement will govern the servicing and administration of the mortgage loans in the trust (other than the Non-Serviced Trust Loans) as well as the servicing and administration of the Companion Loans (other than the Non-Serviced Companion Loans), and any REO Properties acquired by the trust as a result of foreclosure or other similar action. The following summaries describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of those mortgage loans and REO Properties. You should also refer to the accompanying prospectus, in particular the section captioned “Description of the Governing Documents” for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

The pooling and servicing agreement provides that, except for the Non-Serviced Loan Combination, the master servicer and the special servicer must each service and administer the mortgage loans and the Companion Loans and any REO Properties in the trust, directly or through the primary servicer or sub-servicers, in accordance with—

•	any and all applicable laws,

•	the express terms of the pooling and servicing agreement and, in the case of the Loan Combinations, the related co-lender agreement,

•	the express terms of the subject mortgage loans, and

•	to the extent consistent with the foregoing, the Servicing Standard.

In general, the master servicer will be responsible for the servicing and administration of each mortgage loan and the Companion Loans (other than the Non-Serviced Loan Combination)—

•	as to which no Servicing Transfer Event has occurred, or

•	that is a worked-out mortgage loan as to which no new Servicing Transfer Event has occurred.

The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan and each Companion Loan (other than the Non-Serviced Loan Combination) as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property acquired by the trust.

Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to collect information and prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced mortgage loans and, otherwise, to render other incidental services with respect to any such specially serviced assets to the extent provided in the pooling and servicing agreement. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement.

The master servicer will transfer servicing of a mortgage loan (other than a Non-Serviced Loan Combination) to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist. In the case of any Loan Combination (other than a Non-Serviced Loan Combination), the occurrence of a Servicing Transfer Event with respect to any mortgage loan in the Loan Combination will automatically result in the occurrence of a Servicing Transfer Event with respect to the other loans in the Loan Combination.

Each of the Non-Serviced Loan Combinations is being serviced and administered in accordance with the applicable Non-Serviced Trust Loan Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the Non- Serviced Loan Combination will be effected in accordance with the applicable Non-Serviced Trust Loan Servicing Agreement and related intercreditor agreement). Consequently, the servicing provisions set forth in this prospectus supplement and the administration of accounts will not be applicable to the Non-Serviced Loan Combinations, but instead the servicing and administration of the Non-Serviced Loan Combinations will be governed by the applicable Non-Serviced Trust Loan Servicing Agreement.

Each of the applicable Non-Serviced Trust Loan Servicing Agreements provides or will provide for servicing transfer events that are similar but not identical to those set forth in this prospectus supplement. Upon the occurrence of a servicing transfer event under the applicable Non-Serviced Trust Loan Servicing Agreement, servicing of the related Non-Serviced Loan Combination and its related Non-Serviced Companion Loan(s) will be transferred to the related special servicer.

Some of the mortgage loans that we intend to include in the trust are currently being serviced by third party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

The master servicer intends to enter into an agreement with CWCapital LLC acting as primary servicer for the mortgage loans sold to us by CWCapital LLC under which the primary servicer will perform many of the servicing obligations of the master servicer presented in this section with respect to those mortgage loans. See “The Servicers—Primary Servicers” in the prospectus supplement.

In general, for so long as any mortgage loan that is part of a Loan Combination is included in the trust (other than the Non-Serviced Loan Combinations), the related Companion Loan will be serviced and administered under the pooling and servicing agreement generally as if it was a mortgage loan included in the trust.

Servicing of the Non-Serviced Loan Combinations

The master servicer, the special servicer or the trustee under the pooling and servicing agreement for this transaction will have no obligation or authority to supervise any Non-Serviced Trust Loan Master Servicer, Non-Serviced Trust Loan Special Servicer or related trustee or to make servicing advances with respect to the Loan Combinations. The obligation of the master servicer and the special servicer to provide information and collection to the trustee and the series COBALT 2006-C1 certificateholders with respect to a Loan Combination will be dependent on their receipt of the corresponding information and collections from the related Non-Serviced Trust Loan Master Servicer or Non-Serviced Trust Loan Special Servicer. The related Non-Serviced Trust Loan Master Servicer with respect to each Loan Combination will be responsible for making servicing and advances and remitting collections on the related Trust Loan to or on behalf of the trust, but will not make advances of principal or interest. Descriptions of the servicing of each Loan Combination are set forth below.

Ala Moana Portfolio

General. The Ala Moana Portfolio Loan Combination and any related REO property are being serviced under the CD 2006-CD3 PSA. The CD 2006-CD3 PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the CD 2006-CD3 PSA are generally similar to, but not identical to, the servicing arrangements under the pooling and servicing agreement for this transaction.

Ala Moana Portfolio Controlling Holder. The term “Ala Moana Portfolio Controlling Holder” will mean, as of any date of determination, (i) the holder(s) of the most subordinate Ala Moana Portfolio Subordinate Loan(s) (initially Note F-2, then Note F-1 and E-2 (taken as a whole), then Note E-1, then Note D-1 and Note D-2 (taken as a whole), then Note C-1 and C-2 (taken as a whole), then Note B-1C and B-2C (taken as a whole), then Note B-1B and B-2B (taken as a whole), then Note B-1A and B-2A (taken as a whole)) as to which no control appraisal event, as described below, exists and at least 50% of the principal balance of that Ala Moana Portfolio Subordinate Loan and each Ala Moana Portfolio Subordinate Loan subordinate to that Note is not held by the related borrower or an affiliate thereof, or (ii) if a control appraisal event, as described below, has occurred and is continuing with respect to, or the borrower or an affiliate thereof holds more than 50% of the principal balance of each Ala Moana Portfolio Subordinate Loan, the holders of Note A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-8.

For purposes of the foregoing, a control appraisal event will be deemed to have occurred with respect to an Ala Moana Portfolio Subordinate Loan if and so long as (a)(1) the initial principal balance of the Ala Moana Portfolio Subordinate Loan minus (2) the sum of (x) any payments of principal allocated to, and received on, the subject Ala Moana Portfolio Subordinate Loan, (y) any Appraisal Reduction Amount allocated to the subject Ala Moana Portfolio Subordinate Loan and (z) any losses realized with respect to the subject Ala Moana Portfolio Subordinate Loan, is less than (b) 25% of (1) the initial principal balance of the subject Ala Moana Portfolio Subordinate Loan, minus (2) any payments of principal allocated to, and received on, the subject Ala Moana Portfolio Subordinate Loan; provided that the holder of an Ala Moana Portfolio Subordinate Loan can avoid such a control appraisal event by posting cash collateral or a standby letter of credit satisfying the requirements, including with respect to the amount thereof and the ratings of any letter of credit provider, set forth in the Ala Moana Portfolio Co-Lender Agreement. For purposes of determining a control appraisal event, each note with the same priority will be considered one Ala Moana Portfolio Subordinate Loan.

The Ala Moana Portfolio Co-Lender Agreement permits the Ala Moana Portfolio Controlling Holder to act through a representative.

Rights of the Ala Moana Portfolio Controlling Holder. The applicable master servicer or special servicer, as the case may be, under the CD 2006-CD3 PSA will be required to notify the Ala Moana Portfolio Controlling Holder in writing and receive the written approval of the Ala Moana Portfolio Controlling Holder prior to taking any of the following actions (collectively, “Ala Moana Portfolio Major Decisions”):

1.	reinstating the Ala Moana Portfolio Loan Combination, or waiving any default or event of default under the Ala Moana Portfolio Loan Combination prior to or after acceleration of the indebtedness;

2.
consenting to (a) any sale or transfer of the related mortgaged real property, the related borrower, or any interest in any of them or (b) any modification of the provisions of the related mortgage loan documents with regard to any matter restricted pursuant to the foregoing clause (a);

3.
entering into any material amendment, modification, renewal, replacement, consolidation or supplement to the related loan documents or material waiver of the terms thereof, including, without limitation, amending or modifying any provisions of the related loan documents relating to financial terms, transfers, cash management, the timing, matter or method of payments or the application thereof, waiving or extending fees and costs of collection;

4.	converting or exchanging the Ala Moana Portfolio Loan Combination into or for any other indebtedness;

5.
accelerating the maturity of the Ala Moana Portfolio Loan Combination or commencing the pursuit of remedies, including any foreclosure upon or comparable conversion of the ownership of the related mortgaged real property;

6.
consenting to any release of the related borrower, any guarantor or other obligor from liability with respect to the Ala Moana Portfolio Loan Combination or any change of the borrower or sponsor thereof;

7.
making any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower);

8.	consenting to the adoption or approval of a plan in a bankruptcy or reorganization of the Ala Moana Portfolio Loan Combination;

9.
consenting to any material change in the standards contained in the related loan documents for alterations, construction of improvements, leasing and budget approvals, if any, at the related mortgaged real property;

10.	consenting to any change in the property manager for any portion of the related mortgaged real property or any material amendment or modification or termination of any property management agreement;

11.	consenting to any replacement of the then existing insurance policies or any waiver, modification or amendment of any material insurance requirements under the related loan documents;

12.	consenting to the waiver of any of the special purpose entity covenants of the related borrower;

13.	appointing a property manager after foreclosure, or receipt of an assignment-in-lieu of foreclosure, or authorizing the sale of the related mortgaged real property following foreclosure;

14.	consenting to the modification of any reciprocal easement agreement;

15.
consenting to any material modification to any existing membership program or similar program at the related mortgaged real property, or consenting to any new membership or similar program at the related mortgaged real property;

16.	consenting to any zoning reclassification of any portion of the related mortgaged real property;

17.	approving any (i) material lease, (ii) modification to any material lease, or (iii) termination of any material lease, if lender’s approval is required under the related loan documents;

18.
making any decisions with respect to any casualty and condemnation affecting all or any portion of the related mortgaged real property, including, without limitation, release, application, settlement disposition of insurance and condemnation proceeds or reconstruction or restoration of the related mortgaged real property;

19.
making any decisions with respect to the operation, maintenance or disposition of the related mortgaged real property following the acquisition of the related mortgaged real property by foreclosure, deed-in-lieu or otherwise (e.g. any transfer of all or any portion of the related mortgaged real property, incurring financing, engaging any property manager or leasing agent, decisions with respect to operating and capital expenses, etc.);

20.	consenting to the related borrower or any beneficial owner of the related borrower incurring any additional indebtedness except as expressly permitted under the related loan documents;

21.	approving any asset status report delivered by the special servicer under the series CD 2006-CD3 pooling and servicing agreement; or

22.	entering into, or materially modifying, any intercreditor agreement with a mezzanine lender.

The applicable master servicer or special servicer, as the case may be, under the CD 2006-CD3 PSA must provide written notice and request for approval of any Ala Moana Portfolio Major Decision and the Ala Moana Portfolio Controlling Holder will have five (5) business days after receipt of such notice within which to approve or reject such Ala Moana Portfolio Major Decision. If the Ala Moana Portfolio Controlling Holder has been provided with all reasonably requested information and fails to respond within five (5) business days after receipt of such first notice, the applicable master servicer or the special servicer, as the case may be, under the CD 2006-CD3 PSA may deliver a second notice and request for approval of such Ala Moana Portfolio Major Decision to the Ala Moana Portfolio Controlling Holder. If the Ala Moana Portfolio Controlling Holder fails to approve or reject such Ala Moana Portfolio Major Decision within five (5) business days after receipt of such second notice, such Ala Moana Portfolio Major Decision will be deemed to have been approved by the Ala Moana Portfolio Controlling Holder.

Notwithstanding the foregoing, the applicable master servicer or the special servicer, as the case may be, under the CD 2006-CD3 PSA may not comply with any advice, direction or objection of the Ala Moana Portfolio Controlling Holder if such master servicer or special servicer, as the case may be, has determined that such advice, direction or objection would require or cause such master servicer or the special servicer, as the case may be, to violate any law of any applicable jurisdiction, any provision of the Ala Moana Portfolio Co-Lender Agreement, the related loan documents, the CD 2006-CD3 PSA (including the REMIC provisions), or such master servicer’s or special servicer’s, as the case may be, obligation to act in accordance with the applicable servicing standard. In addition, the special servicer under the CD 2006-CD3 PSA will not be obligated to seek approval from the Ala Moana Portfolio Controlling Holder for any actions to be taken by such special servicer if such special servicer has notified the Ala Moana Portfolio Controlling Holder in writing of various actions that such special servicer proposes to take with respect to the workout or liquidation of the Ala Moana Portfolio Loan Combination and for 60 days following the first such notice, the Ala Moana Portfolio Controlling Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that such special servicer considers to be consistent with the applicable servicing standard. In such event, the special servicer under the CD 2006-CD3 PSA may proceed with the proposed action without the consent of the Ala Moana Portfolio Controlling Holder provided that such action is in accordance with the applicable servicing standard.

Removal and Replacement of the Special Servicer. The Ala Moana Portfolio Controlling Holder, at its expense, may remove the special servicer under the series CD 2006-CD3 pooling and servicing agreement with respect to the Ala Moana Portfolio Loan Combination at any time for any reason whatsoever or no reason, upon prior notice to such special servicer and the other noteholders of the Ala Moana Portfolio Loan Combination. Upon any such termination, the Ala Moana Portfolio Controlling Holder shall be required to appoint a successor special servicer in accordance with the terms, conditions and procedures set forth in the Pooling and Servicing Agreement.

Cure Rights. In the event that the borrower under the Ala Moana Portfolio Loan Combination commits a monetary default by failing to make any payment of principal or interest on the Ala Moana Portfolio Loan Combination by the end of the applicable grace period or a non-monetary default beyond the applicable notice and grace periods, the applicable master servicer or the special servicer, as the case may be, under the CD 2006-CD3 PSA must provide notice of such default to the holder of each Ala Moana Portfolio Subordinate Loan. The holder of each Ala Moana Portfolio Subordinate Loan will have the right, but not the obligation, to cure such monetary default within five (5) business days after receiving the monetary default notice or within 30 days after receiving the non-monetary default notice. The holder of each Ala Moana Portfolio Subordinate Loan will have no right to exercise its cure rights with respect to the Ala Moana Portfolio Loan Combination unless such holder is also simultaneously exercising its cure rights with respect to each Ala Moana Portfolio Subordinate Loan with a higher priority. At the time a cure payment is made, the holder of the Ala Moana Portfolio Subordinate Loan effecting the cure must pay or reimburse the holders of the Ala Moana Portfolio Trust Loan and the Ala Moana Portfolio Pari Passu Companion Loans (collectively, the “Ala Moana Portfolio Note A Loans”), all securitization master servicers, special servicers and trustees, as applicable, for all costs, expenses, losses, liabilities, obligations, damages, penalties, and disbursements imposed on, incurred by or asserted against the holders of the Ala Moana Portfolio Note A Loans (including, without limitation, any interest on advances but excluding default interest and late payment charges) during the period of time from the expiration of such grace period until the cure payment is made or a cure is otherwise effected. So long as a monetary default exists for which a permitted cure payment is made or non-monetary default exists for which the holder(s) of an Ala Moana Portfolio Subordinate Loan are pursuing a cure in accordance with the time limit and terms described above, such default will not be treated as an event of default under the Ala Moana Portfolio Loan Combination (including for purposes of treating the Ala Moana Portfolio Loan Combination as a specially serviced mortgage loan), provided, that, such limitation will not prevent the holders of the Ala Moana Portfolio Note A Loans from sending notices of the default to, or making any demands on, the borrower or any related guarantor or from collecting default interest, late charges or any other similar or applicable amounts from the borrower or guarantor.

In the event that more than one holder of an Ala Moana Portfolio Subordinate Loan desires to cure the default specified in the cure option notice, the holder of Ala Moana Portfolio Subordinate Loan with the lowest payment priority with respect to the other holders of any Ala Moana Portfolio Junior Companion Loan or Ala Moana Portfolio Non-Pooled Junior Trust Loan (collectively, the “Ala Moana Portfolio Subordinate Loans”) (i.e. first, the Note F-2 holder, second, the Note F-1 and Note E-2 holders, third, the Note E-1 holder, fourth, the Note D-1 and Note D-2 holders, fifth, the Note C-1 and Note C-2 holders, sixth, the Note B-1C and Note B-2C holders, seventh, the Note B-1B and Note B-2B holders, and eighth, the Note B-1A and Note B-2A holders) will have the exclusive right to cure the default specified in the cure option notice with respect to the Ala Moana Portfolio Loan Combination.

Notwithstanding the foregoing, the right of the holders of the Ala Moana Portfolio Subordinate Loans collectively to cure a monetary default or non-monetary default will be limited as follows: (A) there may not be more than nine (9) cure events during the term of the Ala Moana Portfolio Loan Combination, (B) no single cure event may exceed three (3) consecutive months and (C) there may not be more than six (6) cure events, whether or not consecutive, in any 12-month period. For purposes of the foregoing, an individual “cure event” shall mean the exercise by the holder of an Ala Moana Portfolio Subordinate Loan of its cure rights, whether for one month or consecutive months in the aggregate.

Purchase Option. Upon the occurrence of (i) a monetary event of default or (ii) a non-monetary event of default under the Ala Moana Portfolio Loan Combination which causes the Ala Moana Portfolio Loan Combination to become a specially serviced mortgage loan, the special servicer under the CD 2006-CD3 PSA is required to deliver notice thereof to the holders of the Ala Moana Portfolio Subordinate Loans and the holders will have the right, by written notice to such special servicer and the holders of the Ala Moana Note A Loans, delivered within ninety (90) business days after receipt of notice from such special servicer to purchase the Ala Moana Portfolio Note A Loans in whole but not in part at the Ala Moana Portfolio Defaulted Mortgage Loan Purchase Price. Upon the delivery of the purchase notice to the holders of the Ala Moana Portfolio Note A Loans, the holders of the Ala Moana Note A Loans (and, where applicable, the applicable holders of the Ala Moana Portfolio Subordinate Loans) must sell, and the holder(s) of the Ala Moana Portfolio Subordinate Loan(s) that exercised such purchase option must purchase, the Ala Moana Portfolio Note A Loans (including, without limitation, any participations therein) (and, where applicable, the applicable Ala Moana Portfolio Subordinate Loans) at the Ala Moana Portfolio Defaulted Mortgage Loan Purchase Price (and, where applicable, the purchase price for the Ala Moana Portfolio Subordinate Loans, as discussed below), on a date not more than sixty (60) business days after the date of the purchase notice. The right of the holders of the Ala Moana Portfolio Subordinate Loans to purchase the Ala Moana Portfolio Note A Loans will automatically terminate (a) upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related mortgaged real properties, (b) upon the cure of the applicable event of default or (c) the modification of the Ala Moana Portfolio Loan Combination.

In the event that more than one holder of an Ala Moana Portfolio Subordinate Loan elects to purchase the Ala Moana Portfolio Note A Loans, the holder of an Ala Moana Portfolio Subordinate Loan with the lowest payment priority with respect to the other holders of any Ala Moana Portfolio Subordinate Loans (i.e. first, the Note F-2 holder, second, the Note F-1 and Note E-2 holders, third, the Note E-1 holder, fourth, the Note D-1 and Note D-2 holders, fifth, the Note C-1 and Note C-2 holders, sixth, the Note B-1C and Note B- 2C holders, seventh, the Note B-1B and Note B-2B holders, and eighth, the Note B-1A and Note B-2A holders) will have the exclusive right to purchase the Ala Moana Portfolio Note A Loans, provided that such holder must also concurrently purchase each Ala Moana Portfolio Subordinate Loan with a higher payment priority at a price generally equal to the principal balance of such Ala Moana Portfolio Subordinate Loan plus accrued interest. A holder of an Ala Moana Portfolio Subordinate Loan may not purchase the Ala Moana Portfolio Note A Loans without concurrently purchasing the Ala Moana Portfolio Subordinate Loans with a higher payment priority.

The “Ala Moana Portfolio Defaulted Mortgage Loan Purchase Price” shall mean the sum, without duplication, of: (a) the outstanding principal balance of each loan in the Ala Moana Portfolio Loan Combination being purchased (the “Ala Moana Portfolio Defaulted Loans”) as of the date of purchase; (b) accrued and unpaid interest on such Ala Moana Portfolio Defaulted Loans at the applicable interest rate, up to the end of the accrual period relating to the monthly payment date immediately following the date of purchase; (c) any unreimbursed advances and interest thereon and any interest on any advances for principal and interest; (d) any unreimbursed servicing advances and any expenses incurred in enforcing the related loan documents, including, without limitation, fees and expenses payable or reimbursable to the applicable master servicer, the special servicer and/or the trustee under the series CD 2006-CD3 pooling and servicing agreement, including, without limitation, earned and unpaid special servicing fees, and any liquidation fees and workout fees (unless such purchase is consummated within 90 days after notice) required to be paid pursuant to the series CD 2006-CD3 pooling and servicing agreement; and (e) any unreimbursed costs allocable to the Ala Moana Portfolio Defaulted Loans.

Controlling AMP-E Class. As of any date of determination, the controlling class of class AMP-E certificates (the “Controlling AMP-E Class”) will be: (1) the holders of the class AMP-E2 certificates for so long as either (a) the total principal balance of the class AMP-E1 certificates is zero or (b) the total principal balance of the class AMP-E2 certificates than outstanding, reduced (to not less than zero) by any Appraisal Reduction Amount in respect of the Ala Moana Loan Combination that is allocable to Note E-1, is equal to or greater than 25% of an amount equal to (a) the initial total principal balance of the class AMP-E2 certificates, minus (b) all payments of principal previously made with respect to the class AMP-E2 certificates.

The holders of greater than 50% of the total principal balance of the Controlling AMP-E Class will be entitled to designate a representative (the “Class AMP Representative”) in substantially the same manner in which the holders of the series 2006-C1 controlling class certificates can designate the series 2006-C1 controlling class representative. In the absence of any such designated party acting as the Class AMP Representative, then the Class AMP Representative will be any single holder or beneficial owner of certificates representing greater than 50% of the total principal balance of the Controlling AMP Class.

The Class AMP Representative will be the designee of the issuing entity, as holder of the Ala Moana Portfolio Junior Non-Pooled Trust Loans, for purposes of exercising any rights that the issuing entity may have in that capacity regarding: (a) cure rights and/or purchase options to which the holder of the Ala Moana Portfolio Junior Non-Pooled Trust Loans is entitled; and (b) if the holder of the Ala Moana Portfolio Junior Non-Pooled Trust Loans is the Ala Moana Portfolio Controlling Holder, directing and/or replacing the special servicer of the Ala Moana Portfolio Loan Combination.

ShopKo Portfolio

General. The ShopKo Portfolio Loan Combination and any related REO property are being serviced under the CGCMT 2006-C4 PSA. The CGCMT 2006-C4 PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the CGCMT 2006-C4 PSA are generally similar to, but not identical to, the servicing arrangements under the pooling and servicing agreement for this transaction.

ShopKo Co-Lender Agreement. The respective rights of the other noteholders of the ShopKo Portfolio Loan Combination and the issuing entity, as holder of the promissory note for the ShopKo Portfolio Trust Loan, will be governed by ShopKo Portfolio Co-Lender Agreement, which generally provides that:

•
the holders of promissory notes representing more than 50% of the total principal balance of the ShopKo Portfolio Loan Combination (the “ShopKo Portfolio Controlling Party”) will have the ability to advise and direct the applicable servicer under the CGCMT 2006- C4 PSA with respect to certain specified servicing actions regarding the ShopKo Portfolio Loan Combination, including (but not limited to) those involving foreclosure or material modification of the ShopKo Portfolio Loan Combination pursuant to the terms of the CGCMT 2006-C4 PSA;

•
the holders of promissory notes representing more than 50% of the total principal balance of the ShopKo Portfolio Loan Combination (exclusive of the ShopKo Portfolio Pari Passu Companion Loans evidenced by Note A-1 and Note A-2) will be entitled to replace the special servicer with respect to the ShopKo Portfolio Loan Combination;

•
if and for so long as the ShopKo Portfolio Loan Combination remains a specially serviced mortgage loan and upon the date when any monthly payment becomes at least 60 days delinquent, then the issuing entity and the other noteholders of the ShopKo Portfolio Loan Combination will each have the option to purchase the entire remaining portion of the ShopKo Portfolio Loan Combination (with preference to be given to the first such party to exercise such option) at a price at least equal to the unpaid principal balance of the ShopKo Portfolio notes to be purchased, together with all accrued unpaid interest on those notes (other than default interest) to but not including the date of such purchase; and

•
any holder of a promissory note evidencing a mortgage loan that is part of the ShopKo Portfolio Loan Combination will be entitled to appoint a representative to exercise any of its rights set forth in the preceding three bullets, which representative will, in the case of the issuing entity, be the series 2006-C1 controlling class representative pursuant to the series 2006-C1 pooling and servicing agreement.

Rights of ShopKo Portfolio Controlling Party. With respect to the ShopKo Portfolio Loan Combination, the applicable special servicer will, in general, not be permitted to take, or consent to the applicable master servicer’s taking, any of the following actions, among others, under the CGCMT 2006-C4 PSA with respect to the ShopKo Portfolio Loan Combination, if the ShopKo Portfolio Controlling Party has objected within 30 business days of having been notified thereof in writing and receiving the information reasonably necessary to make an informed decision with respect thereto:

•	any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the related Mortgaged Properties following a default;

•
any modification, extension, amendment or waiver of a monetary term (including the timing of payments, but excluding the waiver of default charges) or any material non-monetary term (including any material term relating to insurance) of a specially serviced mortgage loan in ShopKo Portfolio Loan Combination;

•	any proposed sale of an REO Property for less than the outstanding principal balance of, together with accrued interest on, the ShopKo Portfolio Loan Combination;

•	any acceptance of a discounted payoff with respect to a specially serviced mortgage loan comprising the ShopKo Portfolio Loan Combination;

•
any determination to bring a Mortgaged Property securing a specially serviced mortgage loan in the ShopKo Portfolio Loan Combination or a related REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at a Mortgaged Property securing a specially serviced mortgage loan in the ShopKo Portfolio Loan Combination or a related REO Property;

•	any release of collateral for a mortgage loan in the ShopKo Portfolio Loan Combination, other than in accordance with the terms of, or upon satisfaction of, such mortgage loan;

•	any acceptance of substitute or additional collateral for the mortgage loans in the ShopKo Portfolio Loan Combination, other than in accordance with the terms of such mortgage loans;

•	any waiver of a “due on sale” or “due on encumbrance” clause with respect to any mortgage loan in the ShopKo Portfolio Loan Combination;

•	any acceptance of an assumption agreement releasing a borrower from liability under any mortgage loan in the ShopKo Portfolio Loan Combination;

•	any adoption or approval of a plan in bankruptcy of a related borrower;

•	any replacement of the property manager or, if applicable, the franchise in respect of a related Mortgaged Property, if lender approval is required by the loan documents;

•
any release, waiver or reduction of the amounts of escrows or reserves held in conjunction with the mortgage loans in the ShopKo Portfolio Loan Combination not expressly required by the terms of the loan documents or under applicable law;

•
any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the loan documents or any material waiver, modification or amendment of any material insurance requirements under the loan documents, in each case if lender’s approval is required by the loan documents; and

•	any approval of a material capital expenditure, if lender’s approval is required by the loan documents.

Notwithstanding any approval or disapproval of, or right to approve or disapprove, any loan modification by the ShopKo Portfolio Controlling Party, no such modification may adversely affect the REMIC status of any REMIC under the Pooling and Servicing Agreement, the CGCMT 2006-C4 PSA or result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions of the Code. In addition, neither the master servicer nor the special servicer under the CGCMT 2006-C4 PSA may agree to any modification of the ShopKo Portfolio Loan Combination if such modification would constitute a “significant modification” of the ShopKo Portfolio Loan Combination under the Pooling and Servicing Agreement under such REMIC provisions unless such modification is permitted by such REMIC provisions.

311 South Wacker

General. The 311 South Wacker Loan Combination and any related REO property are being serviced under the WBCMT 2006-C28 PSA. The servicing arrangements under the WBCMT 2006-C28 PSA are generally similar to, but not identical to, the servicing arrangements under the pooling and servicing agreement for this transaction.

Consultation and Consent. Subject to the succeeding paragraphs, the controlling class representative under the WBCMT 2006-C28 Pooling and Servicing Agreement (the “WBCMT 2006-C28 Directing Certificateholder”) is entitled to advise the WBCMT 2006-C28 Special Servicer with respect to the following actions listed in the bullet points below. The WBCMT 2006-C28 Special Servicer is not permitted to take any of the following actions listed in the bullet points below (the “Special Actions”) as to which the WBCMT 2006-C28 Directing Certificateholder has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the WBCMT 2006-C28 Special Servicer within such ten business day period, then the WBCMT 2006-C28 Directing Certificateholder’s approval will be deemed to have been given) and that the Directing Certificate Holder has not consented to. In the event that the WBCMT 2006-C28 Directing Certificateholder and Directing Certificateholder give conflicting instructions to the WBCMT 2006-C28 Special Servicer, such conflict shall be resolved by an operating advisor appointed pursuant to the terms of the 311 South Wacker Trust Loan intercreditor agreement. The Special Actions are:

•
any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of the REO Property related to the 311 South Wacker Trust Loan) of the ownership of properties securing the 311 South Wacker Trust Loan as come into and continue in default;

•
any modification of a term of the 311 South Wacker Trust Loan relating to the maturity date (other than extension of the maturity date for one year or less), interest rate, stated principal balance, amortization term or payment frequency or any provision requiring the payment of a prepayment premium or yield maintenance charge in connection with a principal prepayment or a material non-monetary term;

•
any actual or proposed sale of the REO Property related to the 311 South Wacker Trust Loan (other than in connection with the termination of the Trust Fund or the resolution of a default of the 311 South Wacker Trust Loan);

•
any determination to bring the REO Property related to the 311 South Wacker Trust Loan into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at the REO Property;

•	any acceptance of substitute or additional collateral or release of material collateral for the 311 South Wacker Trust Loan unless required by the underlying loan documents;

•	any waiver of a “due-on-sale” clause or “due-on-encumbrance” clause;

•	any release of any performance or “earn-out” reserves, escrows or letters of credit;

•
any acceptance of an assumption agreement releasing the related borrower from liability under the 311 South Wacker Trust Loan (other than in connection with a defeasance permitted under the terms of the 311 South Wacker Trust Loan documents);

•	any termination of the related property manager for the 311 South Wacker Trust Loan;

•	any determination to allow the related borrower not to maintain terrorism or windstorm insurance; and

•	any determination to decrease the time period related to the forced placement of terrorism insurance coverage.

In addition, the WBCMT 2006-C28 Directing Certificateholder may direct the WBCMT 2006-C28 Special Servicer to take, or to refrain from taking, such other actions as the WBCMT 2006-C28 Directing Certificateholder may deem advisable or as to which provision is otherwise made in the WBCMT 2006-C28 PSA; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the WBCMT 2006-C28 Special Servicer to violate any REMIC provisions, any provision of the WBCMT 2006-C28 PSA or applicable law, including the WBCMT 2006-C28 Special Servicer’s obligation to act in accordance with the servicing standard under the WBCMT 2006-C28 PSA, or (ii) expose the WBCMT 2006-C28 Master Servicer, the WBCMT 2006-C28 Special Servicer or the WBCMT 2006-C28 Trustee to liability, or materially expand the scope of the WBCMT 2006-C28 Special Servicer or its responsibilities under the WBCMT 2006-C28 PSA or cause the WBCMT 2006-C28 Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the WBCMT 2006-C28 Special Servicer, is not in the best interests of the holders of the certificates issued pursuant to the WBCMT 2006-C28 PSA.

Sale of Defaulted Mortgage Loan. The WBCMT 2006-C28 PSA contains provisions requiring that, if the 311 South Wacker Trust Loan is in default, the WBCMT 2006-C28 Special Servicer shall determine the fair value of the Mortgage Loan in accordance with the servicing standard under the WBCMT 2006-C28 PSA within 60 days after the 311 South Wacker Trust Loan becomes a Defaulted Mortgage Loan. In the event the 311 South Wacker Trust Loan becomes a Defaulted Mortgage Loan, the WBCMT 2006-C28 Special Servicer and any single holder of certificates entitled to greater than 50% of the voting rights allocated to the controlling class under the WBCMT 2006-C28 PSA (the “WBCMT 2006-C28 Majority Subordinate Certificateholder”) will each have an assignable option to purchase the 311 South Wacker Trust Loan from the trust fund created pursuant to the WBCMT 2006-C28 PSA at a price equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the WBCMT 2006-C28 Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the WBCMT 2006-C28 Special Servicer, if the WBCMT 2006- C28 Special Servicer has made such fair value determination. If the option to purchase is not exercised by the WBCMT 2006-C28 Directing Certificateholder or any assignee thereof within 60 days of the 311 South Wacker Trust Loan becoming a Defaulted Mortgage Loan, then the WBCMT 2006-C28 Special Servicer shall have the right to exercise its option to purchase for 15 days following the preceding 60-day period. If the option to purchase is not exercised by the WBCMT 2006-C28 Special Servicer within such 15-day period, then the option to purchase shall revert to the WBCMT 2006-C28 Majority Subordinate Certificateholder.

Unless and until the option to purchase with respect to the 311 South Wacker Trust Loan is exercised, the WBCMT 2006-C28 Special Servicer will be required to pursue such other resolution strategies available under the WBCMT 2006-C28 PSA, including workout and foreclosure, consistent with the WBCMT 2006-C28 Servicing Standard, but the WBCMT 2006-C28 Special Servicer generally will not be permitted to sell the 311 South Wacker Trust Loan other than pursuant to the exercise of the option to purchase.

Termination of the Master Servicer and Special Servicer. If an event of default has occurred with respect to the WBCMT 2006-C28 Master Servicer or the WBCMT 2006-C28 Special Servicer under the WBCMT 2006-C28 PSA, then either of the WBCMT 2006-C28 Trustee or the depositor under the WBCMT 2006-C28 PSA may terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the WBCMT 2006-C28 Master Servicer or the WBCMT 2006-C28 Special Servicer, as applicable, under the WBCMT 2006-C28 PSA, other than its rights as a certificateholder thereunder.

Fortress/Ryan’s Portfolio

General. The Fortress/Ryan’s Portfolio Loan Combination and any related REO property will be serviced pursuant to an interim pooling and servicing agreement, substantially similar to the Deutsche COMM 2006-C8 PSA until such time that the Fortress/Ryan’s Portfolio Companion Loan is transferred to Deutsche

COMM 2006-C8, at which time the Fortress/Ryan’s Portfolio Loan Combination will be serviced under the Deutsche COMM 2006-C8 PSA. The servicing arrangements under the Deutsche COMM 2006-C8 PSA are generally similar to, but not identical to, the servicing arrangements under the pooling and servicing agreement for this transaction.

Consultation and Consent.     Any decision to be made with respect to the Fortress/Ryan’s Portfolio Loan Combination which requires the approval of the directing certificateholder under the COMM 2006-C8 PSA (the “COMM 2006-C8 Directing Certificateholder”) or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the Fortress/Ryan’s Portfolio Pari Passu Companion Loan (or their designees), provided that the holder of the Fortress/Ryan’s Portfolio Trust Loan has non-binding consultation rights with respect to such matters. The COMM 2006-C8 Directing Certificateholder will be entitled to direct the COMM 2006-C8 Master Servicer or the COMM 2006-C8 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the COMM 2006-C8 PSA (provided that such action does not violate the COMM 2006-C8 Servicing Standard or another provision of the COMM 2006-C8 PSA, the Fortress/Ryan’s Portfolio Loan Combination or any applicable REMIC provisions), and the COMM 2006-C8 Master Servicer or the COMM 2006-C8 Special Servicer, as applicable, will be required to implement the course of action in accordance with the COMM 2006-C8 Servicing Standard. Pursuant to the related intercreditor agreement, each holder of the Fortress/Ryan’s Portfolio Loan Combination may consult separately with the COMM 2006-C8 Master Servicer or the COMM 2006-C8 Special Servicer, as applicable, about a particular course of action. Except as otherwise described in this section, the holder of the Fortress/ Ryan’s Portfolio Loan will be entitled to approve the following:

•
any modification or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, that relates to any exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the Fortress/Ryan’s Portfolio Loan Combination, a modification or waiver of any other monetary term of the Fortress/Ryan’s Portfolio Loan Combination relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring any related Mortgaged Property;

•
the waiver of any “due-on-sale” clause and/or “due-on-encumbrance” clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

•
any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the Mortgaged Property if the Fortress/Ryan’s Portfolio Loan Combination should become a specially serviced loan and continue in default or any acquisition of such related Mortgaged Property by deed in lieu of foreclosure;

•
any proposed or actual sale of the REO Property or the Fortress/Ryan’s Portfolio Loan Combination (other than in connection with exercise of the fair value purchase option, the termination of the trust fund pursuant to the COMM 2006-C8 PSA, or the purchase of the Fortress/Ryan’s Portfolio Trust Loan by the related mortgage loan seller under the COMM 2006-C8 PSA and/or the related Purchase Agreement by reason of a breach of a representation or warranty or a document defect);

•	any release of the related borrower, any guarantor or other obligor from liability;

•	any modification or amendment of, or waiver of any term of the Fortress/Ryan’s Portfolio Loan Combination that would result in a discounted pay-off;

•	any action to bring the Mortgaged Property, or REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property;

•	any substitution or release of collateral or acceptance of additional collateral for the Fortress/Ryan’s Portfolio Loan Combination (other than any release made in connection with the grant of a non-

material easement or right-of-way or other non-material release such as a “curb-cut”) unless required by the related mortgage loan documents;

•	any consent, waiver or approval with respect to any change in the property manager at any property securing the Fortress/Ryan’s Portfolio Loan Combination;

•	any adoption or approval of a plan in a bankruptcy of the borrower;

•	any consent to the execution of a new lease, the amendment, modification, waiver or termination of any major lease to the extent lender’s approval is required under the mortgage loan documents; or

•
any renewal or replacement of the then-existing insurance policies (to the extent the lender’s approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents.

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the COMM 2006-C8 Special Servicer or the COMM 2006-C8 Master Servicer by the holders of the Fortress/Ryan’s Portfolio Loan Combination, in no event will the COMM 2006-C8 Special Servicer or the COMM 2006-C8 Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the COMM 2006-C8 Servicing Standard, violate the REMIC provisions of the Code or violate any other provisions of the COMM 2006-C8 PSA or the related mortgage loan documents.

Sale of Defaulted Mortgage Loan.     Under the COMM 2006-C8 PSA, if the Fortress/Ryan’s Portfolio Pari Passu Companion Loan is subject to a fair value purchase option, the COMM 2006-C8 Special Servicer will be required to determine the purchase price for the Fortress/Ryan’s Portfolio Trust Loan and the Fortress/Ryan’s Portfolio Pari Passu Companion Loan. The Directing Certificateholder will have an option to purchase the Fortress/Ryan’s Portfolio Trust Loan and the holder of the Fortress/Ryan’s Portfolio Pari Passu Companion Loan (or its designee) will have an option to purchase the Fortress/Ryan’s Portfolio Pari Passu Companion Loan, at the purchase price determined by the COMM 2006-C8 Special Servicer under the COMM 2006-C8 PSA.

Termination of the Master Servicer.     If an event of default has occurred with respect to the COMM 2006-C8 Master Servicer under the COMM 2006-C8 PSA that affects the holder of the Fortress/Ryan’s Portfolio Loan, and the COMM 2006-C8 Master Servicer is not otherwise terminated under the COMM 2006-C8 PSA, then the holder of the Fortress/Ryan’s Portfolio Loan (or its designee) will be entitled to direct the COMM 2006-C8 Trustee to appoint a sub-servicer with respect to the Fortress/Ryan’s Portfolio Loan Combination (or, if the related Fortress/Ryan’s Portfolio Loan Combination is currently being sub-serviced, to replace, the then current sub-servicer with a new sub-servicer).

Termination of the Special Servicer.     The noteholder holding a majority of the outstanding principal balance of the Fortress/Ryan’s Portfolio Pari Passu Companion Loan will be entitled to terminate the COMM 2006-C8 Special Servicer with respect to the special servicing of the Fortress/Ryan’s Portfolio Loan Combination at any time, with cause, and to appoint a replacement special servicer and if such holders (or their designees) cannot agree with respect to the termination and appointment of a successor special servicer within 60 days, then at the direction of the COMM 2006-C8 Directing Certificateholder, subject to satisfaction of the conditions contained in the COMM 2006-C8 PSA.

See “—Servicing Advances—Non-Serviced Loan Combinations” and “—Fair Value Option—Non-Serviced Loan Combinations” below in this prospectus supplement.

Servicing and Other Compensation and Payment of Expenses

The Master Servicing Fee.     The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee will be earned with respect to each and every mortgage loan in the trust, including each such mortgage loan—

•	that is a Non-Serviced Trust Loan,

•	that is being specially serviced,

•	as to which the corresponding mortgaged property has become an REO Property, or

•	that has been defeased.

In the case of each mortgage loan in the trust, the master servicing fee will—

•
be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at the related master servicing fee rate,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•
be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

The master servicer will also be entitled to a primary servicing fee with respect to each Companion Loan (excluding the Non-Serviced Companion Loans), however, such amounts will only be payable out of funds received in respect of such Companion Loans and will not be obligations of the Trust.

The master servicing fee rate will vary on a loan-by-loan basis and ranges from 0.0200% per annum to 0.1000% per annum. The weighted average master servicing fee rate, as of the Cut-Off Date, will be approximately 0.0260% per annum. The master servicing fee rate includes any servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer. See the administrative fee rate, which includes the master servicing fee rate and the trustee fee rate, stated on Annex A-1 under the column heading “Administrative Fee Rate.”

The Ala Moana Portfolio Trust Loan will be serviced by the CD 2006-CD3 Master Servicer under the CD 2006-CD3 PSA. A master servicing fee will be payable on the Ala Moana Portfolio Trust Loan to the master servicer by the trust at a master servicing fee rate of 0.01% per annum and a primary servicing fee will be payable to the CD 2006-CD3 Master Servicer at a primary servicing fee rate of 0.01% per annum. The ShopKo Portfolio Trust Loan will be serviced by the Citigroup 2006-C4 Master Servicer under the CGCMT 2006-C4 PSA. A master servicing fee will be payable on the ShopKo Portfolio Trust Loan to the master servicer by the trust at a master servicing fee rate of 0.01% per annum and a primary servicing fee will be payable to the Citigroup 2006-C4 Master Servicer at a primary servicing fee rate of 0.02% per annum. The 311 South Wacker Trust Loan will be serviced by the WBCMT 2006-C28 Master Servicer under the WBCMT 2006-C28 PSA. A master servicing fee will be payable on the 311 South Wacker Trust Loan to the master servicer by the trust at a master servicing fee rate of 0.01% per annum and a primary servicing fee will be payable to the WBCMT 2006-C28 Master Servicer at a primary servicing fee rate of 0.02% per annum. The Fortress/Ryan’s Portfolio Trust Loan will be serviced by the COMM 2006-C8 Master Servicer under the COMM 2006-C8 PSA. A master servicing fee will be payable on the Fortress/Ryan’s Portfolio Trust Loan to the master servicer by the trust at a master servicing fee rate of 0.01% per annum and a primary servicing fee will be payable to the COMM 2006-C8 Master Servicer at a primary servicing fee rate per annum, to be determined and disclosed in the final prospectus supplement.

Additional Master Servicing Compensation.     As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire Mortgage Pool.

In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow and/or reserve accounts maintained by the master servicer, in Permitted Investments. See “—Custodial Account” below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts meeting the requirements set forth in the pooling and servicing agreement.

All modification fees, assumption fees, assumption application fees, defeasance fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the mortgage loans included in the trust will be paid to, or allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to a particular mortgage loan included in the trust during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable—

•
to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to that mortgage loan,

•
to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to that mortgage loan and that, if paid from a source other than late payment charges and Default Interest collected with respect to that mortgage loan, would be an Additional Trust Fund Expense, or

•
to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to that mortgage loan which payment was made from a source other than late payment charges and Default Interest collected with respect to that mortgage loan.

Some or all of the items referred to in the prior paragraph that are collected in respect of any Companion Loan may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement.

Prepayment Interest Shortfalls.     The pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the trust during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

•	the total amount of those Prepayment Interest Shortfalls, and

•
with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2006-C1 certificates on that payment date as described under “Description of the Offered Certificates—Payments” in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2006-C1 certificates, in reduction of the interest payable on those certificates, as and to the extent described under “Description of the Offered Certificates—Payments—Payments of Interest” in this prospectus supplement.

Principal Special Servicing Compensation.     The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage loans and the Companion Loans will be—

•	the special servicing fee,

•	the workout fee, and

•	the liquidation fee.

The Special Servicing Fee.     The special servicing fee will be earned with respect to each mortgage loan and each Companion Loan (excluding the Non-Serviced Loan Combination)—

•	that is being specially serviced, or

•	as to which the corresponding mortgaged property has become an REO Property.

In the case of each mortgage loan referred to in the prior paragraph, the special servicing fee will—

•
be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at a special servicing fee rate of 0.25% per annum,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

The Workout Fee.     The special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan and each Companion Loan (excluding the Non-Serviced Loan Combination) that is a worked-out mortgage loan. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each collection of—

•	interest, other than Default Interest and Post-ARD Additional Interest,

•	principal, and

•	prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.

The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

If the special servicer is terminated or replaced other than for cause or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The resigning or terminated special servicer will also receive a workout fee on any worked-out mortgage loan for which the resigning or terminated special servicer has cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a worked-out mortgage loan solely because the borrower had not made three consecutive full and timely monthly payments and which subsequently becomes a worked-out mortgage loan as a result of the borrower making such three consecutive timely monthly payments, but such fee will cease to be payable in each case if the worked-out mortgage loan again becomes a specially serviced mortgage loan. The successor special servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2006-C1 certificateholders.

The Liquidation Fee.     The special servicer will be entitled to receive a liquidation fee with respect to (i) each specially serviced mortgage loan and Companion Loan (excluding the Non-Serviced Loan Combination) for which it obtains a full, partial or discounted payoff from the related borrower, except as described in the next paragraph and (ii) each specially serviced mortgage loan that was repurchased by the applicable mortgage loan seller, except as described in the next paragraph. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property as to which it receives any Liquidation Proceeds, except as described in the next paragraph. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest.

Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

•
the repurchase of any mortgage loan in the trust by the applicable Mortgage Loan Seller due to a breach of representation or warranty or for defective or deficient mortgage loan documentation within 90 days of the discovery by or notice to the applicable Mortgage Loan Seller of such breach, defect or omission, as described under “Description of the Mortgage Pool—Cures and Repurchases” in this prospectus supplement. If the applicable Mortgage Loan Seller is entitled to an additional 90 days to repurchase a mortgage loan, as described under “Description of the Mortgage Pool—Cures and Repurchases” in this prospectus supplement, no liquidation fee will be payable during that additional 90-day period;

•	the purchase of any specially serviced mortgage loan out of the trust by any holder of a fair value purchase option, as described under “—Fair Value Option” below;

•
the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement within 60 days after the purchase right is first exercisable;

•
the purchase of all of the mortgage loans and REO Properties in the trust by us, a mortgage loan seller, the special servicer, any certificateholder(s) of the series 2006-C1 controlling class or the master servicer in connection with the termination of the trust or the exchange by a sole remaining series 2006-C1 certificateholder for the remaining mortgage loans in connection with the termination of the trust, as described under “Description of the Offered Certificates—Termination” in this prospectus supplement; or

•
the purchase of any mortgage loan that is part of a Loan Combination by the holder of a related Companion Loan (or in the case of the Ala Moana Portfolio Loan Combination by either a holder or holders of the class AMP-E certificates or the holder of an Ala Moana Portfolio Junior Companion Loan) as described under “Description of the Mortgage Pool—Split Loan Structure” above in this prospectus supplement and within any period specified in such intercreditor agreement or co-lender agreement.

Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2006-C1 certificateholders.

Additional Special Servicing Compensation.     As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See “—REO Properties” below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer’s REO account meeting the requirements set forth in the pooling and servicing agreement.

All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the mortgage loans will be paid to or allocated between, the master servicer and the special servicer in accordance with the pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to a particular mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable—

•
to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to that mortgage loan,

•
to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to that mortgage loan and that, if paid from a source other than late payment charges and Default Interest collected with respect to that mortgage loan, would be an Additional Trust Fund Expense, or

•
to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to that mortgage loan which payment was made from a source other than late payment charges and Default Interest collected with respect to that mortgage loan.

Some or all of the items referred to in the prior paragraph that are collected in respect of any Companion Loan may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement.

Payment of Expenses.     Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

Trustee Compensation.     The trustee will be entitled to receive monthly, out of general collections with respect to the mortgage pool on deposit in its distribution account, the trustee fee. With respect to each calendar month, the trustee fee will equal one-twelfth of the product of 0.0008% multiplied by the total Stated Principal Balance of the entire mortgage pool outstanding immediately prior to the payment date in that month. In addition, the trustee will be authorized to invest or direct the investment of funds held in its distribution account and its interest reserve account in Permitted Investments. See “Description of the Offered Certificates—Distribution Account” and “—Interest Reserve Account” below. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee’s distribution account or interest reserve account meeting the requirements set forth in the pooling and servicing agreement.

Servicing Advances

Serviced Loans.     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a mortgage loan and any Companion Loan under the pooling and servicing agreement (excluding the Non-Serviced Loan Combination), if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property under the pooling and servicing agreement, in lieu of the special servicer’s making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer’s receipt of the request. The Special Servicer may elect to make certain servicing advances on an emergency basis.

If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

•	if it has actual knowledge of the failure, to give the master servicer notice of its failure; and

•	if the failure continues for three more business days, to make the servicing advance.

Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the master servicer or special servicer, as applicable, exercised in accordance with the Servicing Standard, or the trustee, as applicable, in its good faith business judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. Additionally, the master servicer and the trustee will be required to acknowledge any determination by the special servicer that a servicing advance would be non-recoverable and will not be permitted to make such a servicing advance. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer’s custodial account from time to time.

The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer’s custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged properties securing a mortgage loan. In addition, the pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer’s custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2006-C1 certificateholders and, if that specially serviced asset is a Loan Combination (other than a Non-Serviced Loan Combination), the holder of the related Companion Loan, as a collective whole.

The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period when the advance is reimbursed—

•	first, out of Default Interest and late payment charges collected on the related mortgage loan in that collection period, and

•
then, if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer’s custodial account.

Non-Serviced Loan Combinations.     None of the master servicer, the special servicer, the trustee, or the fiscal agent will be required to make any servicing advances with respect to any Non-Serviced Loan Combination.

Servicing advances in the case of each Loan Combination will be made by the applicable Non-Serviced Loan Master Servicer or Non-Serviced Loan Trustee in accordance with the related Non-Serviced Trust Loan Servicing Agreement on generally the same terms and conditions as are applicable under the pooling and servicing agreement for this transaction. If any servicing advances are made with respect to a Loan Combination under the related Non-Serviced Trust Loan Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the Non-Serviced Trust Loan Servicing

Agreement, including in the event that the applicable Non-Serviced Loan Master Servicer or Non-Serviced Loan Trustee has made a servicing advance on such Loan Combination that it subsequently determines is not recoverable from expected collections on such Loan Combination, as applicable.

The Directing Holders

General.     The directing holder will be as follows:

•
Non-Split Loans.     With respect to the mortgage loans that are not part of a Loan Combination, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2006-C1 certificates.

•	Split Loans – Senior/Subordinate:

•	With respect to the Ala Moana Loan Combination, the directing holder will be the Ala Moana Portfolio Controlling Holder.

•	Split Loans – Pari Passu:

•	With respect to the Loan Combination secured by the ShopKo Portfolio property, the directing holder will be the ShopKo Portfolio Controlling Holder.

•
With respect to the Loan Combination secured by the 311 South Wacker property, the directing holder will be the WBCMT 2006-C28 Directing Certificateholder, subject to the requirements to obtain the consent of the holder of certificates representing a majority interest in a designated controlling class of the series 2006-C1 certificates.

•	With respect to the Loan Combination secured by the Fortress/Ryan’s Portfolio properties, the directing holder will be the COMM 2006-C8 Directing Certificateholder.

The pooling and servicing agreement provides that a directing holder may appoint a representative to exercise the rights of the directing holder. The directing holder (or its representative) with respect to any Loan Combination will have the right to advise and approve certain actions of the master servicer or the special servicer, as applicable, only as they relate to the related Loan Combination and any rights to replace the special servicer will be limited to the related Loan Combination.

Series 2006-C1 Controlling Class.     As of any date of determination, the controlling class of series 2006-C1 certificateholders will be the holders of the most subordinate class of series 2006-C1 certificates then outstanding, other than the class AMP-E, class XP, class XC, class R-I and class R-II certificates, that has a total principal balance that is not less than 25% of that class’s original total principal balance. However, if no class of series 2006-C1 certificates, exclusive of the class AMP-E, class XP, class XC, class R-I and class R-II certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2006-C1 certificateholders will be the holders of the most subordinate class of series 2006-C1 certificates then outstanding, other than the class AMP-E, class XP, class XC, class R-I and class R-II certificates, that has a total principal balance greater than zero. The class A-1, class A-2, class A-AB, class A-3, class A-4 and class A-1A certificates will be treated as one class for purposes of determining and exercising the rights of the controlling class of series 2006-C1 certificates.

For a description of the controlling class of the class AMP-E certificates, see “Servicing of the Non-Serviced Loan Combinations—Ala Moana Portfolio—Controlling AMP-E Class” above.

Rights and Powers of the Directing Holder

Serviced Loans.     Neither the master servicer nor the special servicer will, in general, be permitted to take any of the following actions with respect to the mortgage loans it services as to which the directing holder (or its representative) has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action—

•
any proposed or actual foreclosure upon or comparable conversion, which may include acquisition as an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

•
any modification, extension, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term (including any material term relating to insurance) of a mortgage loan in the trust;

•
any proposed or actual sale of an REO Property in the trust, other than in connection with the termination of the trust as described under “Description of the Offered Certificates—Termination” in this prospectus supplement, for less than the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest) thereon;

•	any acceptance of a discounted payoff with respect to a mortgage loan in the trust;

•
any determination to bring an REO Property, or the mortgaged property securing a defaulted mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

•
any release of collateral for a mortgage loan or any release of a borrower or any guarantor under a mortgage loan, other than in accordance with the terms of the mortgage loan (with no material discretion by the mortgagee), or upon satisfaction of the mortgage loan;

•	any acceptance of substitute or additional collateral for a mortgage loan, other than in accordance with the terms of that mortgage loan (with no material discretion by the mortgagee);

•	any waiver of a due-on-sale or due-on-encumbrance clause with respect to a mortgage loan;

•	any acceptance of an assumption agreement releasing a borrower or a guarantor from liability under a mortgage loan;

•
any acceptance of a change in the property management company, subject to certain thresholds set forth in the pooling and servicing agreement or, if applicable, hotel franchise for any mortgaged real property securing any mortgage loan in the trust;

•	any extension of the maturity date of a mortgage loan;

•	any determination by the special servicer that a Servicing Transfer Event pursuant to clause (2), (3) or (4) of that definition has occurred;

•
any determination by the special servicer that a Servicing Transfer Event has occurred with respect to any mortgage loan in the trust solely by reason of the failure of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism; and

•	taking any action to enforce rights against a mezzanine lender under the related intercreditor agreement;

provided that, in the event that the special servicer determines that immediate action is necessary to protect the interests of the certificateholders (as a collective whole) (or, in the case of a Loan Combination (other than the Non-Serviced Loan Combination), to protect the interests of the certificateholders and the related Companion Loan Holders (as a collective whole)), the special servicer may take any such action without waiting for the directing holder’s response.

In addition, the directing holder (or its representative) may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage assets in the trust fund that the directing holder (or its representative) may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

No advice, direction or objection given or made by the directing holder (or its representative), as contemplated by either of the two preceding paragraphs, may require or cause the special servicer or master servicer to violate any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus (including the special servicer’s or master servicer’s obligation to act in accordance with the Servicing Standard), the related mortgage loan documents or the REMIC provisions of the Code. Furthermore, the special servicer will not be obligated to seek approval from the directing holder (or its representative) for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan in the trust if—

•
the special servicer has, as described above, notified the directing holder (or its representative) in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan, and

•
for 60 days following the first of those notices, the directing holder (or its representative) has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

Non-Serviced Loan Combinations.     The rights of the directing holders with respect to the Non-Serviced Loan Combinations are set forth under “—Servicing of the Non-Serviced Loan Combinations —Ala Moana Portfolio,” “—ShopKo Portfolio,” “—311 South Wacker” and “Fortress/Ryan’s Portfolio” in this prospectus supplement. The mortgage loans, except for the mortgage loans secured by the Ala Moana Portfolio properties, the ShopKo Portfolio properties, the 311 South Wacker property and the Fortress/Ryan’s Portfolio properties, will be serviced by the master servicer under the pooling and servicing agreement.

Limitation on Liability of the Directing Holder.     The directing holder will not be liable to the trust or the series 2006-C1 certificateholders for any action taken, or for refraining from the taking of any action, pursuant to the pooling and servicing agreement, or for errors in judgment; except that the directing holder will not be protected against any liability to the controlling class, which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2006-C1 certificateholder acknowledges and agrees, by its acceptance of its series 2006-C1 certificates, that:

•
the directing holder or any directing holder representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2006-C1 certificates;

•
the directing holder or any directing holder representative may act solely in the interests of the holders of the series 2006-C1 controlling class or the related Companion Loan or a holder or holders of the class AMP-E certificates, as applicable;

•
the directing holder or any directing holder representative does not have any duties to the holders of any class of series 2006-C1 certificates (other than the series 2006-C1 controlling class if the directing holder representative was appointed by such class);

•
the directing holder or any directing holder representative may take actions that favor the interests of the holders of the series 2006-C1 controlling class or the related Companion Loan or a holder or holders of the class AMP-E certificates, as the case may be, over the interests of the holders of one or more classes of series 2006-C1 certificates; and

•
the directing holder and any directing holder representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2006-C1 controlling class or the related Companion Loan or a holder or holders of the class AMP-E certificates, as the case may be, and no series 2006-C1 certificateholder may take any action whatsoever against the directing holder or any directing holder representative for having so acted.

In addition, the directing holders of the Non-Serviced Loan Combination will have limitations on their liability to the holders of the series 2006-C1 certificates similar to those described above for the directing holder and its representative.

Replacement of the Special Servicer

The directing holder (or its representative) with respect to any mortgage loan may terminate an existing special servicer without cause, and appoint a successor to any special servicer that has resigned or been terminated.

Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of—

1.
written confirmation from each of S&P and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the respective classes of series 2006-C1 certificates, and

2.
the written agreement of the proposed successor special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed successor special servicer.

Any costs and expenses incurred in connection with the removal of a special servicer as described in this section that are not paid by the replacement special servicer will be paid by parties that exercised their rights to replace the special servicer.

The special servicer with respect to each of the Loan Combinations may be removed as set forth in “—Servicing of the Non-Serviced Loan Combinations—Ala Moana Portfolio,” “—ShopKo Portfolio,” “—311 South Wacker” and “Fortress/Ryan’s Portfolio” in this prospectus supplement.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

Due-on-Sale.     Subject to the discussion under “—The Directing Holders” above, the master servicer, with respect to performing loans, or the special servicer, with respect to specially serviced loans, will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right that the lender under any mortgage loan (other than a Non-Serviced Trust Loan) may have under a due-on-sale clause to accelerate payment of that mortgage loan. The master servicer or special servicer, as applicable, may not waive any rights of the lender or grant consent under any due-on-sale clause, unless—

•
the master servicer or special servicer, as applicable, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2006-C1 certificates or any Companion Loan Securities;

provided, however, that if such mortgage loan (A), together with all mortgage loans cross-collateralized with such mortgage loan, represents less than 5% of the principal balance of all of the pooled mortgage loans, (B) together with all mortgage loans cross-collateralized with such mortgage loan, has a principal balance that is less than $35,000,000 and (C) is not one of the ten largest mortgage loans in the pool based on principal balance, then the master servicer or special servicer, as applicable, may waive such requirement without confirmation by S&P in accordance with the Servicing Standard; provided, further, that if such mortgage loan is not one of the ten largest mortgage loans in the pool based on principal balance, then the master servicer or special servicer, as applicable, may waive such requirement without approval by Fitch in accordance with the Servicing Standard.

Due-on-Encumbrance.     Subject to the discussion under “—The Directing Holders” above, the master servicer, with respect to performing loans, or the special servicer, with respect to specially serviced loans, will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right that the lender under any mortgage loan (other than a Non-Serviced Trust Loan) may have under a due-on-encumbrance clause to accelerate payment of that mortgage loan. The master servicer or the special servicer, as applicable, may not waive any rights of the lender or grant consent under any due-on-encumbrance clause, unless—

•
the master servicer or the special servicer, as applicable, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2006-C1 certificates or any Companion Loan Securities;

•
such mortgage loan (A), together with all mortgage loans cross-collateralized with such mortgage loan, represents less than 2% of the principal balance of all of the pooled mortgage loans, (B) together with all mortgage loans cross-collateralized with such mortgage loan, has a principal balance that is less than $20,000,000 million, (C) is not one of the ten largest mortgage loans in the pool based on principal balance, (D) does not have an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than 85%, and (E) does not have an aggregate debt service coverage ratio (including the debt service on the existing and proposed additional debt) that is equal to or less than 1.20x to 1.0x; or

•
the encumbrance relates to the grant of an easement, right-of-way or similar encumbrance that the special servicer determines will not have a material adverse impact on the value, use or operation of the mortgaged property or the ability of the borrower to perform its obligations under the mortgage loan.

Modifications, Waivers, Amendments and Consents

The pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term (including, with respect to waivers, a term requiring terrorism insurance) of any mortgage loan or Companion Loan (other than the Non-Serviced Loan Combination) if that modification, extension, waiver or amendment:

•	is consistent with the Servicing Standard, and

•	except under the circumstances described below, will not—

1.
affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and other amounts constituting additional servicing compensation, payable under the mortgage loan,

2.	affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

3.
except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

4.	in the special servicer’s judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under “—The Directing Holders” above, the special servicer may—

•	reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge,

•	reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

•	forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

•	accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

•	subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that—

1.
the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

2.
in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2006-C1 certificateholders and, if the mortgage loan is part of a Loan Combination (other than the Non-Serviced Loan Combination), to the related Companion Loan Holder, as a collective whole, on a present value basis, and

3.
that modification, extension, waiver or amendment does not result in a tax on “prohibited transactions” or “contributions” being imposed on the trust after the startup day under the REMIC provisions of the Code or cause any REMIC created pursuant to the pooling and servicing agreement to fail to qualify as such under the Code.

In no event, however, will the master servicer or special servicer be permitted to:

•
extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final payment date (or in the case of an ARD Loan, five years prior to the last rated final payment date);

•	extend the maturity date of any mortgage loan for more than five years beyond its original maturity date; or

•
if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

Notwithstanding the foregoing, the master servicer will be permitted, in the case of any ARD Loan that is not a specially serviced loan or a Non-Serviced Trust Loan, in its discretion, after the anticipated repayment date, to waive any or all of the Post-ARD Additional Interest accrued on that mortgage loan, if the borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the master servicer’s determination to waive the trust’s right to receive that Post-ARD Additional Interest—

•	must be in accordance with the Servicing Standard, and

•	will be subject to approval by the special servicer.

The master servicer will not have any liability to the trust, the series 2006-C1 certificateholders or any other person for any determination that is made in accordance with the Servicing Standard. The pooling and servicing agreement will also limit the master servicer’s and the special servicer’s ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

Any modification, extension, waiver or amendment of the payment terms of a mortgage loan that is part of a Loan Combination (other than the Non-Serviced Loan Combination) will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related co lender agreement, such that neither the trust as holder of that mortgage loan nor the Companion Loan Holder (or in the case of the Ala Moana Portfolio Loan Combination, the holders of the class AMP-E certificates or the holders of the Ala Moana Portfolio Junior Companion Loans) gains a priority over the other such holder that is not reflected in the related loan documents and the related co lender agreement.

Each of the special servicer and the master servicer will be required to notify the trustee in writing of any modification, extension, waiver or amendment of any term of any mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, extension, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this prospectus supplement.

Except as described above and in other limited matters, neither the master servicer nor the special servicer may agree to waive, modify or amend any term of any mortgage loan. Furthermore, neither the master servicer nor the special servicer may agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the pooling and servicing agreement to fail to qualify as such under the Code or result in the imposition of any tax on “prohibited transactions” or “contributions” after the startup day under the REMIC provisions of the Code.

Required Appraisals

Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the mortgage loans (other than the Non-Serviced Loan Combination), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged property, from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged property, assuming there is more than one mortgaged property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged property instead of obtaining an appraisal.

As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent monthly debt service payments required to be made with respect to the affected mortgage loan. The Appraisal Reduction Amount for any mortgage loan will be determined following either—

•	the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

•	the receipt of a new appraisal or estimate, if one is required and obtained.

See “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement.

If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than a Non-Serviced Loan Combination), then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when—

•
(i) if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under “—General” above, (ii) the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and (ii) no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months; or

•
the subject mortgage loan or REO Property is under contract for sale within 90 days prior to the Appraisal Trigger Event or the anniversary thereof and the special servicer reasonably believes the sale will close within such 90 day period; provided that if such closing does not occur within such 90 day period, the special servicer shall promptly obtain or perform, as applicable, such required appraisal or other valuation.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the special servicer or, at its request, by the master servicer and will be reimbursable to the special servicer or the master servicer, as the case may be, as a servicing advance.

At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust or with respect to a mortgage loan that is part of a Loan Combination (excluding the Non-Serviced Loan Combinations), the applicable directing holder (or its representative) will be entitled, at its own expense, to direct the special servicer to obtain a new appraisal that satisfies the criteria for a required appraisal. The applicable directing holder will pay for such appraisal at the request of the special servicer. Upon request of the directing holder, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

With respect to each Loan Combination, the Non Serviced Trust Loan Special Servicer will be required to calculate an appraisal reduction under the related Non-Serviced Trust Loan Servicing Agreement upon the occurrence of events substantially similar, but not identical, to those listed above. The appraisal reduction under the related Non-Serviced Trust Loan Servicing Agreement will generally be calculated in a manner similar to but not identical to that set forth above. The resulting appraisal reductions will be applied first to any junior mortgage loan in the related Loan Combination and then pro rata to each pari passu mortgage loan in the related Loan Combination.

Custodial Account

General.     The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the mortgage loans included in the trust. Payments and collections received in respect of a Companion Loan will be deposited in a custodial account for such Companion Loan (which may be a sub-account of the custodial account). The custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. With respect to the Ala Moana Portfolio Junior Trust Loan, a separate sub-account will be established for deposit of amounts allocable thereto.

The funds held in the master servicer’s custodial account may be held as cash or invested by the master servicer in Permitted Investments. Any interest or other income earned on funds in the master servicer’s custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

Deposits.     Under the pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account (or in the case of payments or collections allocable to the Ala Moana Portfolio Non-Pooled Junior Trust Loan, into the sub- account therefor) within one business day following receipt, in the case of payments and other collections on the mortgage loans included in the trust, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage loans subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

•	all payments on account of principal on the subject mortgage loans, including principal prepayments;

•	all payments on account of interest on the subject mortgage loans, including Default Interest and Post-ARD Additional Interest;

•	all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the subject mortgage loans;

•
all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the subject mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer’s REO account;

•	any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

•
all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under “—Maintenance of Insurance” below;

•	any amount required to be transferred from the special servicer’s REO account; and

•	any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans.

Upon receipt of any of the amounts described in the first four bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer’s custodial account.

Withdrawals.     The master servicer may make withdrawals from its custodial account (other than the sub-account for the Ala Moana Portfolio Non-Pooled Junior Trust Loan) for any of the following purposes, which are not listed in any order of priority and as are more specifically described in the pooling and servicing agreement:

1.
to remit to the trustee for deposit in the trustee’s distribution account described under “Description of the Offered Certificates—Distribution Account,” in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust attributable to the mortgage loans that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)	monthly debt service payments due on a due date subsequent to the end of the related collection period,

(b)	payments and other collections received after the end of the related collection period, and

(c)	amounts that are payable or reimbursable from the custodial account to any person other than the series 2006-C1 certificateholders in accordance with any of clauses 3. through 8., below;

2.
to apply amounts held for future distribution on the series 2006-C1 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement;

3.
to reimburse the trustee, the master servicer or the special servicer (or any other party that has made such advance), as applicable, for any unreimbursed advances (including interest thereon to the extent not paid pursuant to clause 5. below) made by that party under the pooling and servicing agreement or, with respect to the advances made on a Non-Serviced Trust Loan, under the applicable Pari Passu PSA, which reimbursement is to be made first out of collections on the mortgage loan or REO Property as to which the advance was made and then out of general collections on deposit in the custodial account; see “Description of the Offered Certificates—Reimbursement of Advances” in this prospectus supplement;

4.
to pay out of general collections on deposit in the custodial account: (a) to the master servicer earned and unpaid servicing fees in respect of each mortgage loan and any items of additional servicing compensation on deposit in the custodial account (b) certain servicing expenses that would, if advanced, be nonrecoverable, as discussed under “—Servicing and Other Compensation and Payment of Expenses—Payment of Expenses; Servicing Advances” above; (c) certain other costs and expenses incurred by the trust that are permitted to be paid out of the custodial account pursuant to the pooling and servicing agreement; (d) to the trustee, the master servicer, the special servicer, the depositor or any of their respective members, managers, directors, officers, employees and agents, as the case may be, any of the reimbursements or indemnities to which they are entitled as described under “Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us” and “—Matters regarding the Trustee” in the accompanying prospectus; (e) to pay the special servicer earned and unpaid special servicing fees, earned and unpaid workout fees and liquidation fees and any items of additional special servicing compensation on deposit in the custodial account to which it is entitled with respect to any mortgage loan, which payment is to be made from the sources described under “—Servicing and Other Compensation and Payment of Expenses” above;

5.
to pay the trustee, the master servicer or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the pooling and servicing agreement, which payment is to be made out of Default Interest and late payment charges received with respect to the related mortgage loan during the collection period in which the advance is reimbursed;

6.
to pay unpaid expenses, other than interest on advances covered by clause 5. above, and other than special servicing fees, workout fees and liquidation fees, that were incurred with respect to any mortgage loan or related REO Property and that, if paid from a source other than the late payment charges and Default Interest referred to below in this clause 6., would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges received with respect to the related mortgage loan, to the extent such amounts have not been otherwise applied according to clause 5. above;

7.	to pay any other items described in this prospectus supplement as being payable from the custodial account;

8.	to withdraw amounts deposited in the custodial account in error; and

9.	to clear and terminate the custodial account upon the termination of the pooling and servicing agreement.

With respect to each Loan Combination (other than the Non-Serviced Loan Combinations), the pooling and servicing agreement will provide that a subaccount be established to receive and apply payments as required pursuant to the related co lender or intercreditor agreement, as applicable.

The pooling and servicing agreement will prohibit the application of amounts received on any Companion Loan or Ala Moana Portfolio Non-Pooled Junior Trust Loan to cover expenses payable or reimbursable out of general collections on non-related mortgage loans and REO Properties in the trust unless such amounts are identifiable as being solely attributable to such Companion Loans or Ala Moana Portfolio Non-Pooled Junior Trust Loan.

Maintenance of Insurance

The pooling and servicing agreement will require the master servicer (with respect to mortgage loans and companion loans) or the special servicer (with respect to REO Property), as applicable, consistent with the Servicing Standard, to cause to be maintained for each mortgaged property (excluding the properties securing the Non-Serviced Loan Combination), all insurance coverage as is required under the related mortgage loan. However, the master servicer will be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain only to the extent that the trust has an insurable interest, such insurance is available at a commercially reasonable rate and the subject hazards are at the time commonly insured against for properties similar to the subject mortgaged property and located in or around the region in which such mortgaged property is located.

Notwithstanding the foregoing, the master servicer or special servicer, as applicable, will not be required to cause a borrower to maintain (and shall not cause a mortgagor to be in default with respect to the failure of the related mortgagor to obtain such insurance) for a mortgaged property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related mortgage loan, in the event the special servicer determines that such insurance (a) is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in the region in which such mortgaged property is located (but only by reference to such insurance that has been obtained at current market rates) or (b) is not available at any rate.

Any holder of a certificate that belongs to the series 2006-C1 controlling class (or in the case of a Loan Combination, the holder of the related Companion Note or, if applicable, a holder or holders of the class AMP-E certificates) may request that earthquake insurance be secured for one or more mortgaged properties by the related borrower, to the extent that insurance may reasonably be obtained and to the extent the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee’s request.

The pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate (including insurance that covers losses arising from terrorism) and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located.

If either the master servicer or the special servicer obtains and maintains a blanket policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the pooling and servicing agreement, then, to the extent such policy—

•
is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the pooling and servicing agreement, and

•	provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties and/or REO Properties. That blanket policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged property or REO Property an individual hazard insurance policy complying with the requirements described above in this “—Maintenance of Insurance” section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer’s custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy because of the deductible clause in the blanket policy.

Fair Value Option

Serviced Loans.     After any mortgage loan in the trust (excluding the 311 South Wacker Trust Loan) has become a specially serviced mortgage loan as to which an event of default has occurred or is reasonably foreseeable, the special servicer will give notice of that event to the trustee, and the trustee will promptly notify each certificateholder of the series 2006-C1 controlling class. Any single certificateholder or group of certificateholders with a majority interest in the series 2006-C1 controlling class, the special servicer and any assignees of the foregoing parties will have the option to purchase that specially serviced mortgage loan as described below at a price generally equal to the sum of—

•	the outstanding principal balance of the mortgage loan,

•	all accrued and unpaid interest on the mortgage loan, other than Default Interest and Post-ARD Additional Interest,

•	all unreimbursed servicing advances with respect to the mortgage loan, and

•	all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan.

With respect to a Loan Combination that consists of two or more pari passu mortgage loans, the party that exercises the foregoing purchase option will only be entitled to purchase the pari passu mortgage loan in the trust.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan as described in the prior paragraph, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan as set forth below.

Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph under “—Fair Value Option” above, the special servicer is required to promptly obtain an appraisal of the related mortgaged property by an independent appraiser (unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal). Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the penultimate paragraph of this “—Fair Value Option—Serviced Loans” section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option. Any single certificateholder or group of certificateholders with a majority interest in the series 2006-C1 controlling class will have the exclusive right to purchase the related specially serviced mortgage loan for 60 days after receipt of the special servicer’s report of such fair value price.

There can be no assurance that the special servicer’s fair market value determination for any specially serviced mortgage loan will equal the amount that could have actually been realized in an open bid or will equal or be greater than the amount that could have been realized through foreclosure or a workout of the subject specially serviced mortgage loan.

If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from the special servicer’s most recent determination of the fair value price and the special servicer thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer is required to, within 45 days, recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates. In connection with such recalculation, the special servicer may obtain an updated appraisal if it determines that market conditions or conditions at the mortgaged property warrant an updated appraisal.

If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee is required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years’ experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than another holder of the purchase option and, upon such assignment, such third party will have all of the rights that had been granted to the assignor in respect of the purchase option. Such assignment will only be effective after written notice (together with a copy of the executed assignment and assumption agreement) has been delivered to the trustee, the master servicer and the special servicer.

In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling such mortgage loan to a holder of the purchase option.

The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the purchase option has been exercised by an optionholder, (b) such specially serviced mortgage loan has ceased to be a specially serviced mortgage loan, (c) the related mortgaged property has become an REO Property or (d) a final recovery determination has been made with respect to such specially serviced mortgage loan. Until a specially serviced mortgage loan is purchased in the manner set forth above, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the Servicing Standard.

Non-Serviced Loan Combinations.   With respect to the 311 South Wacker Trust Loan and the Fortress/Ryan’s Portfolio Trust Loan, the applicable Non-Serviced Trust Loan Special Servicer will use the fair value method determined by such Non-Serviced Trust Loan Special Servicer under the applicable Non-Serviced Trust Loan Servicing Agreement, which generally provides for a similar method of fair value determination as the pooling and servicing agreement for this transaction. The holder of that option under the Non-Serviced Trust Loan Servicing Agreement will be entitled to purchase the related Loan Combination, and will be required to purchase (and the trust will be required to sell) the 311 South Wacker Trust Loan or Fortress/Ryan’s Portfolio Trust Loan, as applicable, from the trust in connection with the exercise of that option. With respect to each of the Ala Moana Portfolio Trust Loan and the ShopKo Portfolio Trust Loan, the CD 2006-CD3 Master Servicer under the CD 2006-CD3 PSA and the Citigroup 2006-C4 Special Servicer under the CGCMT 2006-C4 PSA, respectively, is required to provide the Special Servicer with certain information to calculate the fair value price in accordance with the pooling and servicing agreement.

Realization Upon Defaulted Mortgage Loans

With respect to any specially serviced mortgage loan (excluding the Non-Serviced Trust Loans) that has become and continues to be in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under “—The Directing Holders” above, the special servicer may, on behalf of the trust, take any of the following actions:

•	institute foreclosure proceedings;

•	exercise any power of sale contained in the related mortgage instrument;

•	obtain a deed in lieu of foreclosure; or

•	otherwise acquire title to the corresponding mortgaged property, by operation of law or otherwise.

Notwithstanding the foregoing, the special servicer may not, on behalf of the trust, obtain title to a mortgaged property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged property, if, as a result of that action, the trustee, on behalf of the series 2006-C1 certificateholders and/or the Companion Loan Holder, could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged property within the meaning of CERCLA or any comparable law, unless:

•
the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

•	in the event that the determination described in the preceding bullet cannot be made—

1.
The special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2006-C1 certificateholders and, if the subject mortgaged property secures a Loan Combination, the related Companion Loan Holder, as a collective whole, on a present value basis to acquire title to or possession of the mortgaged property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet, and

2.	the applicable directing holder has not objected to the special servicer’s doing so,

in any event as described under “—The Directing Holders—Rights and Powers of the Directing Holder” above.

The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the preceding paragraph will generally be payable directly out of the master servicer’s custodial account.

If neither of the conditions set forth in the two bullets of the second preceding paragraph has been satisfied with respect to any mortgaged property securing a defaulted mortgage loan serviced under the pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the mortgaged property. In connection with the foregoing, the special servicer may, on behalf of the trust, but subject to the discussion under “—The Directing Holders—Rights and Powers of The Directing Holder” above, release all or a portion of the mortgaged property from the lien of the related mortgage.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of the Liquidation Proceeds to the series 2006-C1 certificateholders, for—

•	any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

•	unreimbursed servicing expenses incurred with respect to the mortgage loan, and

•	any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

In addition, amounts otherwise payable on the series 2006-C1 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

REO Properties

If title to any mortgaged property is acquired by the special servicer on behalf of the trust, then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

•	the IRS grants an extension of time to sell the property, or

•
the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the pooling and servicing agreement to fail to qualify as such under the Code.

Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that is in accordance with the Servicing Standard. The special servicer may be required to retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

•	maintains its status as foreclosure property under the REMIC provisions of the Code, and

•
would, to the extent consistent with the preceding bullet and is in accordance with the Servicing Standard, maximize the trust’s net after-tax proceeds from that property without materially impairing the special servicer’s ability to sell the REO Property promptly at a fair price.

The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust’s federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Code.

This determination is most likely to occur in the case of an REO Property on which an operating business, such as a hotel, is located. To the extent that income the trust receives from an REO Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties and other operating businesses. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2006-C1 certificateholders. See “Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer’s custodial account.

The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested by the Special Servicer in Permitted Investments. Any interest or other income earned on funds in the special servicer’s REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

The REO account and account activity conducted by the special servicer will not be independently verified by any other person or entity. Cash in the REO account in any collection period will generally be held in such account until required or permitted to be disbursed in accordance with the terms of such account.

The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer’s custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of—

•	any withdrawals made out of those amounts as described in the preceding sentence, and

•	any portion of those amounts that may be retained as reserves as described in the next sentence.

The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

Inspections; Collection of Operating Information

The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged property (excluding the properties securing the Non Serviced Loan Combination) as soon as practicable after the related mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as the related mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust at least once per calendar year, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. Beginning in 2007, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged property (excluding the properties securing the Non Serviced Loan Combination) securing a non-specially serviced mortgage loan—

•	at least once every two calendar years in the case of mortgaged properties securing mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

•	at least once every calendar year in the case of all other mortgaged properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged property if such property has been inspected by the master servicer or the special servicer in the preceding six months.

The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the mortgaged property and that specifies the existence of any sale, transfer or abandonment of the mortgaged property or any material change in its condition or value.

The special servicer, in the case of any specially serviced mortgage loans, and the master servicer, in the case of all other mortgage loans (excluding the Non-Serviced Loan Combination), will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers and review the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged properties and to the extent required under the loan documents, REO Properties. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects. The master servicer will be required to deliver, based on reports generated by itself and the special servicer, to the trustee, an operating statement analysis report with respect to each mortgaged property and REO Property for the applicable period. See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this prospectus supplement. Each of the mortgage loans requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

Evidence as to Compliance

On or before March 15 of each year (or April 15 for any year after termination of the offering described in this prospectus supplement), commencing in March 2007, the master servicer and the special servicer will be required to deliver annually to the trustee and to us an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement in all material respects throughout the year, or, if there has been a default in the fulfillment of any obligation in any material respect, specifying the default known to the officer and the nature and status of the default. Each of the master servicer and the special servicer will be required to use commercially reasonable efforts to cause its respective sub-servicer to provide a similar officer’s certificate, if such sub-servicer is either affiliated with the master servicer or special servicer, as applicable, or services 10% or more of the underlying mortgage loans.

In addition, the master servicer, the special servicer and the trustee will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

•
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Each of the master servicer and the special servicer will be required to use commercially reasonable efforts to cause its respective sub-servicer to provide an Assessment of Compliance and an Attestation Report, unless such sub-servicer’s activities relate to 5% or less of the underlying mortgage loans.

Events of Default

Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

•
the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer’s custodial account or the special servicer’s REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

•
the master servicer fails to remit to the trustee for deposit in the trustee’s distribution account any amount required to be so remitted, and that failure continues unremedied until 11:00 a.m., New York

City time, on the applicable payment date, or the master servicer fails to make in a timely manner any payments required to be made to any Companion Loan Holder, and that failure continues unremedied until 11:00 a.m., New York City time, on the first business day following the applicable payment date;

•
the master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer by the trustee or any other parties to the pooling and servicing agreement;

•
the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days or, if the responsible party is diligently attempting to remedy the failure, 60 days after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by series 2006-C1 certificateholders entitled to not less than 25% of the voting rights for the series or by a Companion Loan Holder, if affected;

•
it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2006-C1 certificateholders or a Companion Loan Holder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by series 2006-C1 certificateholders entitled to not less than 25% of the voting rights for the series or by the affected Companion Loan Holder;

•
various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

•
one or more ratings assigned by Fitch to the series 2006-C1 certificates are qualified, downgraded or withdrawn, or otherwise made the subject of a “negative” credit watch (and such “watch status” placement shall not have been withdrawn within 60 days of the date such servicing officer obtained actual knowledge), and Fitch has given written notice to the trustee that such action is solely or in material part a result of the master servicer or special servicer acting in that capacity; and

•
the master servicer or the special servicer is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within 60 days.

The pooling and servicing agreement will also provide that upon the master servicer’s failure to perform certain of its responsibilities with respect to the Companion Loans, the holders of the Companion Loans will have certain remedies as more particularly described below under “—Rights Upon Event of Default.”

Rights Upon Event of Default

If an event of default described above under “—Events of Default” occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series 2006-C1 certificateholders entitled to not less than 25% of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2006-C1 certificateholder. Upon any termination, the trustee must either:

•	succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

•	appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

The holders of series 2006-C1 certificates entitled to a majority of the voting rights for the series may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor.

Notwithstanding the foregoing discussion in this “—Rights Upon Event of Default” section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last two bullets under “—Events of Default” above, the master servicer will have the right for a period of 45 days, at its expense, to sell its master servicing rights with respect to the mortgage loans to a master servicer whose appointment the applicable rating agencies have confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2006-C1 certificates.

Notwithstanding the foregoing in this “—Rights Upon Event of Default” section, if an event of default on the part of the master servicer affects a Companion Loan and if the master servicer is not otherwise terminated, the trustee, at the direction of the Companion Loan Holder, will be required to direct the master servicer to appoint a sub-servicer (if a sub-servicer or primary servicer is not already in place and an event of default with respect to such sub servicer or primary servicer has not occurred) that will be responsible for servicing the related Loan Combination. If an event of default on the part of the master servicer only affects a Companion Loan the master servicer may not be terminated, however, the trustee, at the direction of the Companion Loan Holder, will be required to direct the master servicer to appoint a sub-servicer (if a sub-servicer or primary servicer is not already in place and an event of default with respect to such sub servicer or primary servicer has not occurred) that will be responsible for servicing such Loan Combination. If an event of default has occurred with respect to the master servicer but not the primary servicer for any mortgage loan under the relevant primary servicing agreement, the primary servicer will remain responsible for servicing such mortgage loan.

In general, series 2006-C1 certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2006-C1 certificates affected by any event of default may waive the event of default. However, the events of default described in the first two and last two bullets under “—Events of Default” above may only be waived by all of the holders of the affected classes of the series 2006-C1 certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

No series 2006-C1 certificateholder will have the right under the pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any mortgage loan unless—

•	that holder previously has given to the trustee written notice of default,

•
except in the case of a default by the trustee, series 2006-C1 certificateholders entitled to not less than 25% of the voting rights for the series 2006-C1 certificates have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

•	except in the case of a default by the trustee, the trustee for 60 days has failed to institute that suit, action or proceeding.

The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the series 2006-C1 certificateholders, unless in the trustee’s opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The series 2006-C1 certificates will be issued, on or about December 21, 2006, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

•	the mortgage loans;

•	any and all payments under and proceeds of the mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

•
the loan documents for the mortgage loans (subject to the rights of the holders of any Companion Loans in any Loan Combination), including any intercreditor agreement or co-lender agreement with respect to any Loan Combination;

•	our rights under our mortgage loan purchase agreement with each Mortgage Loan Seller;

•	any REO Properties acquired by the trust with respect to defaulted mortgage loans; and

•
those funds or assets as from time to time are deposited in the master servicer’s custodial account described under “Servicing Under the Pooling and Servicing Agreement—Custodial Account,” the special servicer’s REO account described under “Servicing Under the Pooling and Servicing Agreement—REO Properties,” the trustee’s distribution account described under “—Distribution Account” below or the trustee’s interest reserve account described under “—Interest Reserve Account” below.

The series 2006-C1 certificates will include the following classes:

•
class A-1, class A-2, class A-AB, class A-3, class A-4, class A-1A, class A-M, class A-J, class B, class C, class D and class XP, which are the classes of series 2006-C1 certificates that are offered by this prospectus supplement, and

•
class XC, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class AMP-E1, class AMP-E2, class R-I and class R-II, which are the classes of series 2006-C1 certificates, which will be retained or privately placed by us, and are not offered by this prospectus supplement.

The class AMP-E1 and the class AMP-E2 certificates are collectively referred to as the “class AMP-E certificates.”

The class A-1, class A-2, class A-AB, class A-3, class A-4, class A-1A, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P and class AMP-E certificates are the series 2006-C1 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See “—Payments” below. On any particular payment date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses (in the case of the class AMP-E certificates, only to the extent related to the Ala Moana Portfolio Loan Combination). However, in limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2006-C1 principal balance certificates (other than the class AMP-E certificates) immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2006-C1 principal balance certificates that was previously so reduced, without a corresponding payment of principal, may be reinstated, with past due interest on such balance, to the extent of funds available therefor. See “—Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses” below.

The class XP and class XC certificates will not have principal balances and are sometimes referred to in this prospectus supplement collectively, as the interest-only certificates. For purposes of calculating the amount of accrued interest, each of the interest-only certificates will have a notional amount. The initial notional amounts of the class XP and class XC certificates will be $2,469,093,000 and $2,545,161,488, respectively, although in each case it may be as much as 5% larger or smaller.

The notional amount of the class XP certificates will vary over time and will be determined in accordance with Annex E to this prospectus supplement.

On each payment date, the notional amount of the class XC certificates will generally equal the aggregate outstanding principal balance of the class A-1, class A-2, class A-AB, class A-3, class A-4, class A-1A, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O and class P certificates.

The class R-I and class R-II certificates will not have principal balances or notional amounts.

In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount of that class, and the denominator of which will be the original total principal balance or notional amount of that class. Certificate factors will be reported monthly in the trustee’s payment date statement.

Registration and Denominations

General. The offered certificates will be issued in book-entry form in original denominations of $25,000 initial principal balance—or, solely in the case of the class XP certificates, $1,000,000 initial notional amount—and in any additional whole dollar denominations.

Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under “Description of the Certificates—Book-Entry Registration.” For so long as any class of offered certificates is held in book-entry form—

•
all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

•
all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC’s procedures.

The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

DTC, Euroclear and Clearstream. You will hold your certificates through DTC, in the United States, or Clearstream Banking, société anonyme, or Euroclear Bank as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers’ securities accounts in

Clearstream’s or Euroclear’s names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see “Description of the Certificates—Book-Entry Registration—DTC, Euroclear and Clearstream” in the accompanying prospectus.

Transfers between participants in DTC will occur in accordance with DTC’s rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See “Description of the Certificates—Book-Entry Registration—Holding and Transferring Book-Entry Certificates” in the accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex G to this prospectus supplement.

Distribution Account

General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2006-C1 certificates and from which it will make those payments. A separate sub-account of the distribution account will be established for deposit of amounts allocable to the class AMP-E certificates. Each distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The trustee will be authorized to invest or direct the investment of funds held in its distribution account. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee’s distribution account if such depository is not an affiliate of the party maintaining the account and satisfied the eligibility requirement in the pooling and servicing agreement at the time such deposit was made and as of a date 30 days prior to such bankruptcy or insolvency.

Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

•
All payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the master servicer’s custodial account (other than the sub-account for the Ala Moana Portfolio Non-Pooled Junior Trust Loan), exclusive of any portion of those payments and other collections that represents one or more of the following:

1.	monthly debt service payments due on a due date subsequent to the end of the related collection period;

2.	payments and other collections received after the end of the related collection period;

3.	amounts that are payable or reimbursable from the master servicer’s custodial account to any person other than the series 2006-C1 certificateholders, including—

(a)
amounts payable to the master servicer (including any primary servicer) or the special servicer as compensation, as described under “Servicing Under the Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement,

(b)	amounts payable in reimbursement of outstanding advances, together with interest on those advances, as permitted under the pooling and servicing agreement,

(c)	amounts payable to any other party under a Non-Serviced Trust Loan Servicing Agreement or the related intercreditor agreement, as applicable, with respect to a Loan Combination, and

(d)	amounts payable with respect to other expenses of the trust; and

4.	amounts deposited in the master servicer’s custodial account in error.

•	Any advances of delinquent monthly debt service payments made by the master servicer on the pooled mortgage loans with respect to that payment date.

•	Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

The master servicer will remit amounts on deposit in the sub-account for the Ala Moana Portfolio Non-Pooled Junior Trust Loan to the trustee for deposit into the sub-account for the class AMP-E certificates.

See “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing Under the Pooling and Servicing Agreement—Custodial Account” and “—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

With respect to each payment date that occurs during March, commencing in 2007 (or February if the related payment date is the final payment date), the trustee will be required to transfer from its interest reserve account, which we describe under “—Interest Reserve Account” below, to its distribution account or the sub-account, as applicable, the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis.

Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

•	to pay itself a monthly fee and reimburse expenses which are described under “—The Trustee” below;

•	to indemnify itself and various related persons as described under “Description of the Governing Documents—Matters Regarding the Trustee” in the accompanying prospectus;

•	to pay for various opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and the administration of the trust;

•
to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under “Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes” in the accompanying prospectus and “Servicing Under the Pooling and Servicing Agreement—REO Properties” in this prospectus supplement;

•	to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

•
with respect to each payment date during January 2007 or any year thereafter that is not a leap year or during February 2007 or any year thereafter (unless, in either case, such payment date is the final payment date), to transfer to the trustee’s interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis; and

•	to pay to the person entitled thereto any amounts deposited in the distribution account in error;

provided, however, that funds otherwise distributable to the Class AMP-E certificates will not be used to pay any Additional Trust Fund Expenses related solely to a mortgage loan or mortgage loans other than the Ala Moana Portfolio Loan Combination.

On each payment date, all amounts on deposit in the trustee’s distribution account (other than funds in the sub-account for the class AMP-E certificates), exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2006-C1 certificates (other than the class AMP-E certificates). For any payment date, those funds will consist of two separate components—

•
the portion of those funds that represent prepayment consideration collected on the pooled mortgage loans included in the trust as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, class A-2, class A-AB, class A-3, class A-4, class A-1A, class B, class C, class D, class E, class F, class G, class H, class XP and class XC certificates, as described under “—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges” below,

•
the portion of those funds that represent Post-ARD Additional Interest collected on any ARD Loan in the trust during the related collection period, which will be paid to the holders of the class P certificates as described under “—Payments—Payments of Post-ARD Additional Interest” below, and

•
the remaining portion of those funds, which we refer to as the Available P&I Funds and will be paid to the holders of all the series 2006-C1 certificates (other than the class AMP-E certificates) as described under “—Payments—Priority of Payments” below.

On each payment date, funds in the sub-account with respect to the class AMP-E certificates, which we refer to as the Available AMP-E Funds, will be withdrawn and applied to make payments on the class AMP-E certificates.

Interest Reserve Account

The trustee will be required to maintain an account in which it will hold the interest reserve amounts described below with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis and a separate account or sub-account in which it will hold the interest reserve amounts described below with respect to the Ala Moana Portfolio Non-Pooled Junior Trust Loan. That interest reserve accounts must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. The trustee will be authorized to invest or direct the investment of funds held in its interest reserve accounts. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee’s interest reserve accounts if such depository is not an affiliate of the party maintaining the accounts and satisfied the eligibility requirement in the pooling and servicing agreement at the time such deposit was made and as of a date 30 days prior to such bankruptcy or insolvency.

During January, except in a leap year, and during February of each calendar year, beginning in 2007, the trustee will, on or before the payment date in that month (unless, in either case, the related payment date is the final payment date), withdraw from its distribution account and deposit in the applicable interest reserve account the interest reserve amounts with respect to those mortgage loans included in the trust that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans included in the trust will equal one day’s interest accrued at the related mortgage interest rate on the Stated Principal Balance of that loan as of the end of the related collection period, exclusive, however, of Post-ARD Additional Interest.

During March of each calendar year (or February, if the related payment date is the final payment date), beginning in 2007, the trustee will, on or before the payment date in that month, withdraw from the applicable interest reserve account and deposit in its distribution account or the sub-account thereof, as applicable, any and all interest reserve amounts then on deposit in the interest reserve account with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account or sub-account will be included in the Available P&I Funds for the payment date during the month of transfer.

Payments

General. For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series 2006-C1 certificates will be divided into:

1.
Loan group No. 1, which will consist of 139 underlying mortgage loans, with an Initial Loan Group No. 1 Balance of $2,144,252,958, representing approximately 84.2% of the Initial Mortgage Pool Balance.

2.	Loan group No. 2, which will consist of 28 underlying mortgage loans, with an Initial Loan Group No. 2 Balance of $400,908,530, representing approximately 15.8% of the Initial Mortgage Pool Balance.

On each payment date, the trustee will, subject to the available funds, make all payments required to be made on the series 2006-C1 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur (or, in the case of the initial payment date, the holders of record as of the close of business on the date of initial issuance). The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

In order for a series 2006-C1 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to (or, in the case of the initial payment date, no later than) the record date for that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See “—Registration and Denominations” above.

Payments of Interest. All of the classes of the series 2006-C1 certificates will bear interest, except for the class R-I and class R-II certificates.

With respect to each interest-bearing class of the series 2006-C1 certificates that interest will accrue during each interest accrual period based upon—

•	the pass-through rate applicable for that class for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

•	the assumption that each year consists of twelve 30-day months.

If the holders of any interest-bearing class of the series 2006-C1 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, without further interest accrued on the unpaid portion, subject to the Available P&I Funds or, in the case of the class AMP-E certificates, the Available AMP-E Funds, for those future payment dates and the priorities of payment described under “—Priority of Payments” below.

The Net Aggregate Prepayment Interest Shortfall for any payment date will be allocated among the respective interest-bearing classes of the series 2006-C1 certificates (exclusive of the class AMP-E certificates) on a pro rata basis in accordance with the respective amounts of accrued interest in respect of such interest-bearing classes of series 2006-C1 certificates. The Class AMP-E Prepayment Interest Shortfall for any payment date will be allocated to the class AMP-E1 and class AMP-E2 certificates on a pro rata basis in accordance with the respective amounts of accrued interest in respect of such interest-bearing classes of series 2006-C1 certificates.

Calculation of Pass-Through Rates. The pass-through rates for each of the class A-1, A-2, A-AB, A-3, A-4, A-1A, A-M, A-J and B certificates will be fixed at the rate per annum identified in the table on page S-2 of this prospectus supplement as the initial pass- through rate for the subject class.

The pass-through rates for each other class of certificates will generally be one of the following:

•
the fixed rate per annum identified in the table on page S-2 of this prospectus supplement as the initial pass-through rate for that class; provided that, if the Weighted Average Pool Pass-Through Rate is below the fixed pass-through rate for the subject class of certificates, then the pass-through rate that will be in effect for the subject class of certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate; or

•	the Weighted Average Pool Pass-Through Rate.

The pass-through rate applicable to the class XC certificates for each payment date will equal the weighted average of the class XC strip rates at which interest accrues from time to time on the various components of the class XC certificates outstanding immediately prior to such payment date (weighted on the basis of the balances of those class XC components immediately prior to the related payment date). Each class XC component will be comprised of all or a designated portion of the principal balance certificates (other than the class AMP-E certificates). In general, the entire principal balance of each class of principal balance certificates (other than the class AMP-E certificates) will constitute a separate class XC component. However, if a portion, but not all, of the principal balance of any particular class of principal balance certificates is identified under “Annex E—Terms of the Class XP Certificates,” as being part of the notional amount of the class XP certificates immediately prior to any such payment date, then the identified portion of the principal balance of such class will also represent one or more separate class XC components for purposes of calculating the pass-through rate of the class XC certificates, and the remaining portion of the principal balance of such class will represent one or more other separate class XC components for purposes of calculating the pass-through rate of the class XC certificates. For each payment date through and including the payment date in December 2013 the class XC strip rate for each class XC component will be calculated as follows:

•
if such class XC component consists of the entire principal balance or a designated portion of any class of principal balance certificates (other than the class AMP-E certificates), and if the principal balance does not, in whole or in part, also constitute a class XP component immediately prior to the payment date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the payment date, over (b) the pass-through rate in effect for the payment date for the applicable class of principal balance certificates; and

•
if such class XC component consists of the entire principal balance or a designated portion of the principal balance of any class of principal balance certificates (other than the class AMP-E certificates), and if the designated portion of the principal balance also constitutes one or more class XP components immediately prior to the payment date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the payment date, over (b) the sum of (i) the class XP strip rate (as described in Annex E) for the applicable class XP component(s), and (ii) the pass-through rate in effect for the payment date for the applicable class of principal balance certificates.

For each payment date after the payment date in December 2013 the principal balance of each class of principal balance certificates (other than the class AMP-E certificates) will constitute one or more separate class XC components, and the applicable class XC strip rate with respect to each such class XC component for each payment date will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the related payment date, over (b) the pass-through rate in effect for the payment date for the related class of principal balance certificates.

The pass-through rate applicable to the class XP certificates for each payment date will be as set forth on Annex E to this prospectus supplement.

The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan from what it was on the date of initial issuance of the offered certificates, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

The pass-through rate for the class AMP-E certificates will be equal to (a) the mortgage rate of the Ala Moana Non-Pooled Junior Trust Loan (as adjusted to a 30/360 equivalent rate in some months) minus (b) the applicable servicing fee rate and trustee fee rate.

The class R-I and class R-II certificates will not be interest-bearing and, therefore, will not have pass-through rates.

Payments of Principal. Subject to the Available P&I Funds and the priority of payments described under “—Priority of Payments” below, the total amount of principal payable with respect to each class of the series 2006-C1 certificates, other than the class AMP-E, class XP, class XC, class R-I and class R-II certificates, on each payment date will equal that class’s allocable share of the Total Principal Payment Amount for that payment date.

In general, on each payment date, the portion of the Total Principal Payment Amount that is attributable to the mortgage loans will be distributed to the holders of the class A-1, class A-2, class A-AB, class A-3, class A-4, and class A-1A certificates in the following order of priority:

A.	To the class A-1, class A-2, class A-3, class A-AB and class A-4 certificates:

•
First, to the class A-AB certificates, from collections of principal in respect to Loan Group No. 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, Loan Group No. 2, until the principal balance of the class A-AB certificates has been reduced to the planned principal balance for such payment date set forth on Annex F to this prospectus supplement;

•
Second, to the class A-1 certificates, from collections of principal in respect to Loan Group No. 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, Loan Group No. 2, until the principal balance of the class A-1 certificates has been reduced to zero;

•
Third, to the class A-2 certificates, from collections of principal in respect to Loan Group No. 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, Loan Group No. 2, until the principal balance of the class A-2 certificates has been reduced to zero;

•
Fourth, to the class A-3 certificates, from collections of principal in respect to Loan Group No. 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, Loan Group No. 2, until the principal balance of the class A-3 certificates has been reduced to zero;

•
Fifth, to the class A-AB certificates, from collections of principal in respect to Loan Group No. 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, Loan Group No. 2, until the principal balance of the class A-AB certificates has been reduced to zero;

•
Sixth, to the class A-4 certificates, from collections of principal in respect to Loan Group No. 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, Loan Group No. 2, until the principal balance of the class A-4 certificates has been reduced to zero; and, concurrently,

B.
To the class A-1A certificates, from collections of principal in respect to Loan Group No. 2 and, after the principal balance of the class A-4 certificates has been reduced to zero, Loan Group No. 1, until the principal balance of the class A-1A certificates has been reduced to zero.

However, on each payment date coinciding with and following the Cross-Over Date, and in any event on the final payment date, assuming that any two or more of the class A-1, class A-2, class A-AB, class A-3, class A-4 and class A-1A certificates are outstanding at that time, the Total Principal Payment Amount will be allocable among those outstanding classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that payment date, in each case up to that total principal balance.

While any of the class A-1, class A-2, class A-AB, class A-3, class A-4 and class A-1A certificates are outstanding, no portion of the Total Principal Payment Amount for any payment date will be allocated to any other class of series 2006-C1 certificates.

Following the retirement of the class A-1, class A-2, class A-AB, class A-3, class A-4 and class A-1A certificates, the Total Principal Payment Amount for each payment date will be allocated to the class A-M certificates to the extent necessary to reduce such total principal balances to zero. Following the retirement of the class A-M certificates, the Total Principal Payment Amount for each payment date will be allocated to the respective classes of series 2006-C1 certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of—

•	the portion of that Total Principal Payment Amount that remains unallocated, and

•	the total principal balance of the particular class immediately prior to that payment date.

Order of Allocation	Class
1st	A-J
2nd	B
3rd	C
4th	D
5th	E
6th	F
7th	G
8th	H
9th	J
10th	K
11th	L
12th	M
13th	N
14th	O
15th	P

In no event will the holders of any class of series 2006-C1 certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1, class A-2, class A-AB, class A-3, class A-4 and class A- 1A certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 2006-C1 certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of series 2006- C1 certificates, if any, listed above it in the foregoing table is reduced to zero.

If the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the underlying mortgage loans, that reimbursement will reduce the amount of principal available to be distributed on the series 2006-C1 principal balance certificates (exclusive of the class AMP-E certificates) and will result in a reduction of the certificate principal balance of the series 2006-C1 principal balance certificates (exclusive of the class AMP-E certificates). See “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described above in this paragraph, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any Work-out Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 2006-C1 principal balance certificates (exclusive of the class AMP-E certificates) on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates. See “—Reimbursement of Advances” below. If there is a subsequent recovery of a non-recoverable advance or Work-out Delayed Reimbursement Amount that was reimbursed out of general principal collections, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2006-C1 principal balance certificates (exclusive of the class AMP-E certificates). For purposes of determining the respective portions of the Total Principal Payment Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series 2006-C1 principal balance certificates (exclusive of the class AMP-E certificates) will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that in which reductions were made.

On each payment date, subject to Available AMP-E Funds, the class AMP-E1 and class AMP-E2 certificates will receive a payment of principal equal to the principal paid on the Ala Moana Portfolio Non-Pooled Junior Trust Loan during the related collection period, on a pro rata basis, unless a monetary event of default or non-monetary event of default which causes the Ala Moana Portfolio Loan Combination to become a specially serviced mortgage loan has occurred and is continuing, in which event such principal payments shall be distributed first to the class AMP-E1 certificates (until paid in full) and then to the class AMP-E2 certificates.

Reimbursement Amounts. As discussed under “—Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses” below, the total principal balance of any class of series 2006-C1 certificates, other than the class XP, class XC, class R-I and class R-II certificates, may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2006-C1 certificates, then, subject to Available P&I Funds or Available AMP-E Funds, as applicable, and the priority of payments described under “—Priority of Payments” below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the “loss reimbursement amount” under “—Priority of Payments” below means, in the case of any class of series 2006-C1 certificates, other than the class XP, class XC, class R-I and class R-II certificates, for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class, on all prior payment dates as discussed under “—Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses” below.

In limited circumstances, if and to the extent the total Stated Principal Balance of the pooled mortgage loans exceeds the total principal balance of the series 2006-C1 principal balance certificates (excluding the class AMP-E certificates) immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2006-C1 principal balance certificates that was previously reduced as described in the preceding paragraph, without a corresponding payment of principal, may be reinstated, with past due interest on such balance, to the extent of funds available therefor. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2006-C1 principal balance certificates. See “—Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses” below.

Priority of Payments. On each payment date, the trustee will apply the Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

Order of Payment	Recipient Class or Classes	Type and Amount of Payment

1	A-1, A-2, A-AB, A-3 and A-4	Interest in respect of loan group no. 1, up to the total interest payable on the respective amounts of interest payable on these classes

	A-1A*	Interest in respect of loan group no. 2, up to the total interest payable on that class

	XP and XC*	Interest in respect of the mortgage paid, up to the total interest payable on the respective amounts of interest payable on these classes

2	A-AB	Principal in respect of loan group no. 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, loan group no. 2, up to the portion of the Total Principal Payment Amount necessary to reduce the principal balance of the class A-AB certificates to the planned principal balance for such payment date as set forth on Annex F to this prospectus supplement

	A-1A	Principal in respect of loan group no. 2 and, after the principal balance of the class A-4 certificates has been reduced to zero, loan group no. 1, up to the total principal payable in this class

3	A-1, A-2, A-3, A-AB, and A-4	Principal in respect of loan group no. 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, loan group no. 2, up to the total principal payable on those classes, allocable among those classes as described above under “—Payments of Principal”

Order of Payment	Recipient Class or Classes	Type and Amount of Payment

4	A-1, A-2, A-AB, A-3, A-4 and A-1A	Reimbursement up to the total loss reimbursement amount for those classes, pro rata based on the loss reimbursement amount for each of those classes

5	A-M	Interest up to the total interest payable on that class

6	A-M	Principal up to the total principal payable on that class

7	A-M	Reimbursement up to the loss reimbursement amount for that class

8	A-J	Interest up to the total interest payable on that class

9	A-J	Principal up to the total principal payable on that class

10	A-J	Reimbursement up to the loss reimbursement amount for that class

11	B	Interest up to the total interest payable on that class

12	B	Principal up to the total principal payable on that class

13	B	Reimbursement up to the loss reimbursement amount for that class

14	C	Interest up to the total interest payable on that class

15	C	Principal up to the total principal payable on that class

16	C	Reimbursement up to the loss reimbursement amount for that class

17	D	Interest up to the total interest payable on that class

18	D	Principal up to the total principal payable on that class

19	D	Reimbursement up to the loss reimbursement amount for that class

20	E	Interest up to the total interest payable on that class

21	E	Principal up to the total principal payable on that class

22	E	Reimbursement up to the loss reimbursement amount for that class

23	F	Interest up to the total interest payable on that class

24	F	Principal up to the total principal payable on that class

25	F	Reimbursement up to the loss reimbursement amount for that class

26	G	Interest up to the total interest payable on that class

27	G	Principal up to the total principal payable on that class

28	G	Reimbursement up to the loss reimbursement amount for that class

29	H	Interest up to the total interest payable on that class

30	H	Principal up to the total principal payable on that class

31	H	Reimbursement up to the loss reimbursement amount for that class

32	J	Interest up to the total interest payable on that class

33	J	Principal up to the total principal payable on that class

34	J	Reimbursement up to the loss reimbursement amount for that class

35	K	Interest up to the total interest payable on that class

36	K	Principal up to the total principal payable on that class

37	K	Reimbursement up to the loss reimbursement amount for that class

38	L	Interest up to the total interest payable on that class

39	L	Principal up to the total principal payable on that class

40	L	Reimbursement up to the loss reimbursement amount for that class

41	M	Interest up to the total interest payable on that class

42	M	Principal up to the total principal payable on that class

43	M	Reimbursement up to the loss reimbursement amount for that class

44	N	Interest up to the total interest payable on that class

45	N	Principal up to the total principal payable on that class

46	N	Reimbursement up to the loss reimbursement amount for that class

47	O	Interest up to the total interest payable on that class

48	O	Principal up to the total principal payable on that class

49	O	Reimbursement up to the loss reimbursement amount for that class

50	P	Interest up to the total interest payable on that class

51	P	Principal up to the total principal payable on that class

52	P	Reimbursement up to the loss reimbursement amount for that class

53	R-I and R-II	Any remaining Available P&I Funds

*
Provided, however, that if the interest payments for the subject payment date is insufficient to pay in full the total amount of interest to be distributable with respect to any of these classes as described above, then the interest payments will be allocated among all of those classes, pro rata, in proportion to the respective amounts of interest payable on those classes, without regard to loan group.

Available AMP-E Funds will be applied on each payment date: first, to pay interest up to the total interest payable on the class AMP-E1 certificates; second, to pay principal up to the total principal payable on the class AMP-E1 certificates; third, to reimburse the holders of the class AMP-E1 certificates up to the loss reimbursement amount for the class AMP-E1 certificates; fourth, to pay interest up to the total interest payable on the class AMP-E2 certificates; fifth, to pay principal up to the total principal payable on the class AMP-E2 certificates; and sixth, to reimburse the holders of the class AMP-E2 certificates up to the loss reimbursement amount for the class AMP-E2 certificates.

Payments of Prepayment Premiums and Yield Maintenance Charges. If any prepayment consideration is collected during any particular collection period with respect to any pooled mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class of offered certificates and the class E, class F, class G and class H certificates that are then entitled to payments of principal from the loan group (i.e. Loan group No. 1 or Loan group No. 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those certificates and/or regular interest, the product of—

•	the full amount of that prepayment consideration, net of workout fees and liquidation fees payable from it, multiplied by

•
a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates and/or regular interest over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

•
a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2006-C1 principal balance certificates or with respect to that regular interest, as the case may be, on that payment date with respect to the Loan Group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Net Total Principal Payment Amount for that payment date attributable to the Loan Group that includes the prepaid mortgage loan.

On or before the payment date in December 2013, the trustee will thereafter pay any remaining portion of that net prepayment consideration, 30% to the holders of the class XP certificates and 70% to the holders of the class XC certificates. After the payment date in December 2013, the trustee will thereafter pay any remaining portion of that net prepayment consideration 100% to the holders of the class XC certificates.

Notwithstanding the foregoing, generally the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 certificates will only be entitled to receive distributions of prepayment premiums or yield maintenance charges with respect to the mortgage loans in loan group no. 1 until the certificate balance of the class A-1A certificates has been reduced to zero, and the class A-1A certificates will only be entitled to receive distributions of prepayment premiums or yield maintenance charges in respect of mortgage loans in loan group no. 2 until the certificate balance of the class A-4 certificates has been reduced to zero.

The discount rate applicable to any class of offered certificates or regular interest with respect to any prepaid pooled mortgage loan will equal the yield, when compounded monthly, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid pooled mortgage loan. In the event that there are two such U.S. Treasury issues—

•	with the same coupon, the issue with the lower yield will be utilized, or

•	with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

Neither we nor the underwriters make any representation as to—

•	the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

•	the collectability of any prepayment premium or yield maintenance charge.

Prepayment consideration allocable to an Ala Moana Portfolio Non-Pooled Junior Trust Loan will be paid to the holders of the two classes of class AMP-E certificates, on a pro rata basis in accordance with the respective amounts of principal prepaid.

See “Description of the Mortgage Pool—Terms and Conditions of the Trust Mortgage Loans—Prepayment Provisions” in this prospectus supplement.

Payments of Post-ARD Additional Interest. The class P certificates will entitle the holders to all amounts, if any, applied as Post-ARD Additional Interest collected on any ARD Loan in the trust.

Treatment of REO Properties

Notwithstanding that any mortgaged property securing a mortgage loan included in the trust may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

•	payments on the series 2006-C1 certificates,

•	allocations of Realized Losses and Additional Trust Fund Expenses to the series 2006-C1 certificates, and

•	the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

In connection with the foregoing, that pooled mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each payment date.

Operating revenues and other proceeds derived from an REO Property will be applied—

•
first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

•	thereafter, as collections of principal, interest and other amounts due on the related pooled mortgage loan.

To the extent described under “—Advances of Delinquent Monthly Debt Service Payments” below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan included in the trust as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the Mortgage Pool may decline below the total principal balance of the series 2006-C1 certificates. If this occurs following the payments made to the certificateholders on any payment date, then the respective total principal balances of the following classes of the series 2006-C1 certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following that payment date.

Order of Allocation	Class
1st	P
2nd	O
3rd	N
4th	M
5th	L
6th	K
7th	J
8th	H
9th	G
10th	F
11th	E
12th	D
13th	C
14th	B
15th	A-J
16th	A-M
17th	A-1, A-2, A-AB, A-3, A-4 and A-1A pro rata based on total outstanding principal balances

The reductions in the total principal balances of the respective classes of series 2006-C1 certificates with principal balances will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between the pooled mortgage loans and those classes of series 2006-C1 certificates.

Any amounts similar to Realized Losses or Additional Trust Fund Expenses that are calculated under a Non-Serviced Trust Loan Servicing Agreement and the related intercreditor agreement and are associated with the Loan Combination serviced thereunder will generally be allocated first to the corresponding junior Companion Loans in such Loan Combination, if applicable, and then pro rata among the corresponding pari passu Companion Loans in such Loan Combination. Any such amounts allocable to the Ala Moana Portfolio Non-Pooled Junior Loan shall be allocable to the class AMP-E2 certificates, until the total principal balance thereof is reduced to zero, and then to the class AMP-E1 certificates.

The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, is an amount generally equal to the excess, if any, of:

•
the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest), over

•
the total amount of Liquidation Proceeds, if any, recovered in connection with the liquidation, net of all related unreimbursed servicing advances and unpaid liquidation expenses payable from such Liquidation Proceeds;

provided that, in the case of the 311 South Wacker Loan Combination any Realized Loss shall also take into account the principal balance of, and application of the net Liquidation Proceeds referred to in the second bullet of this sentence to the payment of amounts due in respect of, the related Companion Loans.

If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

Some examples of Additional Trust Fund Expenses are:

•	any special servicing fees, workout fees and liquidation fees paid to the special servicer;

•
any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust;

•
the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans included in the trust and the administration of the other trust assets that is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust;

•
any unanticipated, non-trust mortgage loan specific expense of the trust that is not covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust, including—

1.	any reimbursements and indemnifications to the trustee described under “Description of the Governing Documents—Matters Regarding the Trustee” in the accompanying prospectus,

2.
any reimbursements and indemnification to the master servicer, the special servicer and us described under “Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us” in the accompanying prospectus, and

3.
any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under “Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes” in the accompanying prospectus;

•
rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust; and

•
any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan as described under “Servicing Under the Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans” in this prospectus supplement and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust.

The Total Principal Payment Amount may from time to time include Recovered Amounts. In such circumstances, it is possible that the total Stated Principal Balance of the mortgage pool may exceed the total principal balance of the series 2006-C1 principal balance certificates (exclusive of the class AMP-E certificates). If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2006-C1 principal balance certificates (exclusive of the class AMP-E certificates), the total principal balances of one or more classes of series 2006-C1 principal balance certificates (exclusive of the class AMP-E certificates) that had previously been reduced as described above in this “—Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses” section may be increased. Any such increases would be made among the respective classes of series 2006-C1 principal balance certificates (exclusive of the class AMP-E certificates) in the reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2006-C1 principal balance certificates (exclusive of the class AMP-E certificates) being in excess of the Stated Principal Balance of the mortgage pool.

Any Additional Trust Fund Expenses that relate to the Ala Moana Portfolio Loan Combination are to be paid first out of collections on the Ala Moana Portfolio Junior Trust Loan and the Ala Moana Portfolio Junior Companion Loans and then, pro rata, out of collections on the Ala Moana Portfolio Pari Passu Companion Loans and the Ala Moana Portfolio Trust Loan, thereby potentially resulting in a loss to the trust.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

Type/Recipient(1)	Amount		General Purpose	Source (2)	Frequency

Fees
Master Servicing Fee/Master Servicer	With respect to each mortgage loan, one-twelfth of the product of the related annual master servicing fee rate(3) multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan		Compensation	First, out of recoveries of interest with respect to that mortgage loan and then, if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account (4).	Monthly
Non-Serviced Trust Loan Servicing Fee/ Master Servicer under the applicable Non-Serviced Trust Loan Servicing Agreement	Interest accrued on the stated principal balance of the Non-Serviced Trust Loan at the applicable servicing fee rate under the related Non-Serviced Trust Loan Servicing Agreement as calculated under such agreement		Compensation	Interest payment on the related Non-Serviced Trust Loan	Monthly
Additional Master Servicing Compensation/Master Servicer	•	Prepayment Interest Excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after its due date in any collection period	Compensation	Interest payments made by the related mortgagor intended to cover interest accrued on the subject principal prepayment with respect to the subject mortgage loan during the period from and after the related due date	Time to time
	•	All interest and investment income earned on amounts on deposit in the master servicer’s custodial account and in any Loan Combination-specific account	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Monthly
	•	All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account, to the extent not otherwise payable to the borrowers	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Monthly
	•	Late payment charges and Default Interest actually collected with respect to any mortgage loan in the trust fund during any collection period, but only to the extent that such late payment charges and Default Interest accrued while it was a non-specially serviced mortgage loan and are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or mortgaged property from collections on the mortgage pool and not previously reimbursed	Compensation	Payments of late payment charges and Default Interest made by mortgagors with respect to the underlying mortgage loans	Time to time

Type/Recipient(1)	Amount	General Purpose	Source (2)	Frequency

Special Servicing Fee/Special Servicer	With respect to each mortgage loan and Companion Loan that is being specially serviced or as to which the related mortgaged real property has become an REO Property (excluding an REO Property that corresponds to a Non-Serviced Trust Loan), one-twelfth of the product of the annual special servicing fee rate(5) multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan	Compensation	Out of general collections on all the mortgage loans and any REO Properties in the trust on deposit in the custodial account (6)	Monthly
Workout Fee/Special Servicer	With respect to each underlying mortgage loan and each Companion Loan that is a worked-out mortgage loan, the workout fee rate of 1.0% multiplied by each collection of interest (other than Default Interest), principal, and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan	Compensation	Out of each collection of interest (other than Default Interest), principal, and prepayment consideration received on the subject mortgage loan (6)	Time to time
Liquidation Fee/Special Servicer	With respect to any specially serviced mortgage loan for which the special servicer obtains a full, partial or discounted payoff and with respect to any specially serviced mortgage loan or REO Property for which the special servicer receives any Liquidation Proceeds(7) an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of Default Interest).	Compensation	Out of the full, partial or discounted payoff obtained from the related borrower and/or Liquidation Proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest) in respect of the related specially serviced mortgage loan or related REO Property, as the case may be (6)	Time to time
Additional Special Servicing Compensation/Special Servicer	• All interest and investment income earned on amounts on deposit in the special servicer’s REO Accounts	Compensation	Interest and investment income related to the subject accounts (net of investment losses)
	• Late payment charges and Default Interest actually collected with respect to any mortgage loan, but only to the extent such late payment charges and Default Interest (a) accrued with respect to that mortgage loan while it was specially serviced or after the related mortgaged property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or mortgaged real property from collections on the mortgage pool and not previously reimbursed	Compensation	Late payment charges and Default Interest actually collected in respect of the mortgage loans	Time to time

Type/Recipient(1)	Amount	General Purpose	Source (2)	Frequency

Additional Servicing Compensation/Master Servicer and/or Special Servicer(8)	All assumption fees, assumption application fees, modification fees, consent fees, extension fees and similar fees actually collected on the underlying mortgage loans and Companion Loans	Compensation	Related payments made by mortgagors with respect to the subject mortgage loans	Monthly
Trustee Fee/Trustee	With respect to each payment date, an amount equal to one-twelfth of the product of the annual trustee fee rate(9), multiplied by the aggregate Stated Principal Balance of the mortgage pool outstanding immediately prior to such payment date.	Compensation	Interest Remittance Amount	Monthly
Additional Trustee Compensation/Trustee	All interest and investment income earned on amounts on deposit in the trustee’s distribution account and interest reserve account.	Compensation	Interest and investment income realized on funds deposited in the trustee’s distribution account and interest reserve account (net of investment losses).	Monthly
Expenses
Servicing Advances/Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	Reimbursement of expenses	Amounts on deposit in the custodial account that represent (a) payments made by the related mortgagor to cover the item for which such servicing advance was made or (b) Liquidation Proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the particular mortgage loan or related REO Property, provided that if the master servicer, special servicer or trustee determines that a servicing advance is not recoverable out of collections on the related mortgage loan, then out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the custodial account(10)	Time to time
Interest on servicing advances/Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, accrued on the amount of each outstanding servicing advance	Payment of interest on Servicing Advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account(11)	Monthly
P&I Advances/Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances.	Reimbursement of P&I Advances made with respect to the mortgage pool	Amounts on deposit in the master servicer’s custodial account that represent late collections of interest and principal (net of related master servicing, workout and liquidation fees) received in respect of the related underlying mortgage loan or REO Property as to which such P&I advance was made, provided that if the master servicer or trustee determines that a P&I advance is not recoverable out of collections on the related mortgage loan, then out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the custodial account(12)	Time to Time

Type/Recipient(1)	Amount	General Purpose	Source (2)	Frequency

Interest on P&I Advances/Master Servicer and Trustee	At a rate per annum equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, accrued on the amount of each outstanding P&I advance	Payment of interest on P&I advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account(11)	Monthly
Unpaid expenses (other than interest on servicing advances or P&I advances, special servicing fees, workout fees and liquidation fees)	To the extent of funds available, the amount of any outstanding expenses.	Reimbursement of Expenses	Default Interest and late payment charges on deposit in the custodial account that were received with respect to the mortgage loan as to which the expense was incurred, to the extent not applied to the payment of interest on outstanding servicing or P&I advances	Time to Time
Reimbursement of costs and expenses for the remediation of adverse environmental conditions at any mortgaged property/Special Servicer	To the extent of funds available, the costs and expenses in connection with the remediation of adverse environmental condition at any mortgaged real property that secures a defaulted mortgage loan in the trust (such costs and expenses will be incurred only if the Special Servicer has determined to acquire title or possession of the related mortgaged real property)	Reimbursement of Expenses	Out of general collections on deposit in the master servicer’s custodial account.	Time to time
Cost of an independent appraiser or other expert in real estate matters	To the extent of funds available, the cost of such independent appraiser or other expert in real estate matters	Payment of Expenses	Out of general collections on deposit in the master servicer’s custodial account.	Time to time
Fees of an independent contractor retained to manage an REO Property	To the extent of funds available, the amount of the fees of such independent contractor	Payment of Expenses	Out of general collections on deposit in the master servicer’s custodial account.	Time to time
Servicing expenses, that would, if advanced by the master servicer or special servicer, constitute nonrecoverable servicing advances	To the extent of funds available, the amount of such servicing advance	Payment of servicing expenses	Out of general collections on deposit in the master servicer’s custodial account.	Time to time
Amounts payable or reimbursable to a Companion Noteholder	Amounts (other than normal monthly payments) specifically payable or reimbursable to such party by the trust in its capacity as holder of the related underlying mortgage loan that is part of the relevant Loan Combination, pursuant to the terms of the related Co-Lender Agreement	Payment or reimbursement or amounts payable by the trust	Out of general collections on deposit in the master servicer’s custodial account.
Reimbursement of nonrecoverable advances and interest thereon/Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any P&I advance or servicing advance, and interest thereon, that the advancing party has determined to be not recoverable out of collections on the related mortgage loan	Reimbursement of Expenses	First, out of amounts on deposit in the custodial account that represent payments or collections of principal on the mortgage loans and second, out of any other payments and/or collections on the mortgage loans and third, out any other amounts on deposit in the custodial account.	Time to time

Type/Recipient(1)	Amount	General Purpose	Source (2)	Frequency

Indemnification of expenses in connection with the termination and removal of the master servicer or the special servicer as a result of an Event of Default/the applicable party to the pooling and servicing agreement
	Any cost or expenses in connection with any actions taken by any party to the pooling and servicing agreement with respect to the termination and removal of the master servicer or special servicer following an Event of Default (if not paid by the defaulting party within 90 days after notice of such costs and expenses).	Indemnification	General collections on the mortgage pool on deposit in the Trustee’s distribution account.	Time to time
Cost of transferring mortgage files and related documents to a successor trustee/ trustee	The cost of transferring mortgage files and related documents to a successor trustee	Payment of expenses	General collections on the mortgage pool on deposit in the trustee’s distribution account	Time to Time
Cost of opinions or advice of counsel/Party incurring such expense	To the extent of funds available, the cost of such opinions of counsel or advice of counsel	Payment of expenses	General collections on the mortgage pool on deposit in the trustee’s distribution account or the master servicer’s custodial account	Time to time
Payment of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust/Party payment such expense
	The amount of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses	Payment of taxes and related expenses	General collections on the mortgage pool on deposit in the trustee’s distribution account	Time to time
Indemnification Expenses/Tax Administrator	The amount of any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities	Indemnification	General collections on the mortgage pool on deposit in the trustee’s distribution account	Time to time
Funds necessary for the proper operation, management, leasing, maintenance and disposition of any administered REO Property/ special servicer	To the extent of funds available, the amount of the expenses for the proper operation, management, leasing, maintenance and disposition of such REO Property	Payment of expenses	Amounts on deposit in the account established by the special servicer for the retention of revenues and other proceeds derived from such REO Property(4)	Time to time
The cost or expenses incurred in connection with determining the identity of the Controlling Class Representative	The amount of such cost or expenses	Indemnification of expenses	Out of the trust funds (in any event, out of amounts otherwise payable with respect to the controlling class certificates	Time to time

Type/Recipient(1)	Amount	General Purpose	Source (2)	Frequency

Indemnification Expenses/ Trustee and any director, officer, employee or agent of the Trustee	Any loss, liability or reasonable “out-of-pocket” expense arising out of, or incurred in connection with the pooling and servicing agreement, the certificates (provided that such loss, liability or expense constitutes an “unanticipated expense” within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii)(9)	Indemnification	Amounts on deposit on the master servicer’s custodial account and the trustee’s distribution account (and, to the extent that a Loan Combination or any related REO Property is affected, such indemnity will be payable out of the related Loan Combination custodial account)	Time to time
Indemnification Expenses/ depositor, the master servicer or the special servicer and any director, officer, employee or agent of the master servicer or the special servicer	Any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to the pooling and servicing agreement or the certificates(12)	Indemnification	Amounts on deposit on the master servicer’s custodial account(13)	Time to time

(1)
If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this offering prospectus. Any change to the fees and expenses described in this offering prospectus would require an amendment to the pooling and servicing agreement. See “Description of the Governing Documents—Amendment” in the accompanying base prospectus.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer or trustee in the case of amounts owed to either of them) prior to distributions on the certificates.

(3)
The master servicing fee rate for each mortgage loan will range, on a loan-by-loan basis, from 0.0200% per annum to 0.1000% per annum, as described in this offering prospectus under “Servicing Under the Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses.”

(4)	In the case of a mortgage loan in a Loan Combination, first, out of amounts on deposit in the Loan Combination-specific custodial account.

(5)
The special servicing fee rate for each mortgage loan will equal .025% per annum, as described in this offering prospectus under “Servicing Under the Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses.”

(6)
If the subject underlying mortgage loan is part of a Loan Combination, such amounts will generally be paid first, to the maximum extent permitted under the related Co-Lender Agreement, out of any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the related Companion Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Subordinate Companion Loan(s) included in the subject Loan Combination with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable, prior to affecting amounts distributable to the trust.

(7)
Circumstances as to when a liquidation fee is not payable are set forth under “Servicing Under the Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Liquidation Fee” in this prospectus supplement.

(8)	Allocable between the master servicer and the special servicer as provided in the pooling and servicing agreement.

(9)
The trustee fee rate will equal 0.0008% per annum, as described in this prospectus supplement under “Servicing Under the Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Trustee Compensation.”

(10)
If the subject underlying mortgage loan is part of a Loan Combination, such servicing advance will generally be paid out of amounts on deposit in the related Loan Combination-specific custodial account that represent payments made by the related mortgagor to cover the item for which such servicing advance was made, and amounts on deposit in the related Loan Combination-specific account that represent Liquidation Proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the subject Loan Combination or any related REO Property, provided that if the party entitled to the reimbursement of such servicing advance or the special servicer has made a determination that such servicing advance is nonrecoverable, then such servicing advance shall generally be paid out of first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the related Companion Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Subordinate Companion Loan(s) included in the subject Loan Combination, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans comprising the subject Loan Combination.

(11)
If the subject underlying mortgage loan is part of a Loan Combination, such amounts will generally be paid out of first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to holders of the mortgage loans comprising the subject Loan Combination as Default Interest and late payment charges, with such payment to be deducted from the amounts otherwise so distributable; and, second, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to related Companion Loan Noteholder(s), as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Subordinate Companion Loan(s) included in the subject Loan Combination with such payment to be deducted (if and to the extent so provided in the related Co- Lender Agreement) from such amounts otherwise so distributable; and, third, any remaining amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans comprising the subject Loan Combination with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable.

(12)
If the subject underlying mortgage loan is part of a Loan Combination, reimbursement of P&I advances will generally be paid out of amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable to the trust or the related Companion Loan Noteholder, as applicable, as late collections of interest on and/or principal of the mortgage loan included in the subject Serviced Loan Combination without regard to such P&I advances, such reimbursement to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from the amounts otherwise so distributable, provided that if the party entitled to the reimbursement of such P&I advance or the special servicer has made a determination that such P&I advance is nonrecoverable, then such P&I advance will generally be paid out of first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the related Companion Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Subordinate Companion Loan(s) included in the subject Loan Combination, with such payment to be deducted (if and to the extent so provided in the related Co- Lender Agreement) from such amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans comprising the subject Loan Combination.

(13)
In general, none of the above specified persons will be entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the pooling and servicing agreement, or allocable overhead.

(14)
If a Loan Combination is involved, such indemnity will be payable out of the related Loan Combination-specific custodial account and, if and to the extent not solely attributable to one or more Companion Loans included in such Loan Combination, will also be payable out of the master servicer’s custodial account if amounts on deposit in the related Loan Combination-specific account(s) are insufficient therefor.

Advances of Delinquent Monthly Debt Service Payments

Except as described below in this section, the master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees, that—

•	were due or deemed due, as the case may be, with respect to the mortgage loans (including the Ala Moana Non-Pooled Junior Trust Loan) during the related collection period, and

•	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

The master servicer will not be required to make any advances of delinquent monthly debt service payments with respect to any of the Companion Loans.

If it is determined that an Appraisal Reduction Amount (including such amounts as calculated under a Non-Serviced Trust Loan Servicing Agreement, if applicable) exists with respect to any mortgage loan then the master servicer will reduce the amount of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The amount of any P&I advance required to be made with respect to any such mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

•	the amount of that P&I advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

•
a fraction, the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount for such mortgage loan, and the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

With respect to any payment date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer’s custodial account that are not required to be paid on the series 2006-C1 certificates on that payment date.

The trustee as successor servicer will be required to make any P&I advance relating to a mortgage loan that the master servicer is required, but fails, to make.

Neither the master servicer nor the trustee will be obligated to make any P&I advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. The trustee will be entitled to rely on the master servicer’s determination that an advance, if made, would not be ultimately recoverable from collections on the related mortgage loan. See “Description of the Certificates—Advances” in the accompanying prospectus and “Servicing Under the Pooling and Servicing Agreement—Custodial Account” in this prospectus supplement.

A monthly debt service payment will be assumed to be due with respect to:

•
each mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

•	each mortgage loan as to which the corresponding mortgaged property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for any ARD Loan do not include Post-ARD Additional Interest or accelerated amortization payments.

Reimbursement of Advances

The master servicer and the trustee will each be entitled to recover any advance made by it out of its own funds from collections on the mortgage loan or related mortgaged property as to which the advance was made.

If the master servicer or the trustee makes any advance that it subsequently determines will not be recoverable out of collections on the related mortgage loan (including an Ala Moana Non-Pooled Junior Trust Loan) or related mortgaged property, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans included in the trust and any REO Properties in the trust on deposit in the master servicer’s custodial account from time to time.

Upon a determination that a previously made advance is not recoverable out of collections on the related mortgage loan or related mortgaged property, instead of obtaining reimbursement immediately out of general collections on the mortgage pool, any of the master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable advance over a period of time (not to exceed twelve months in any event), with interest thereon at the prime rate described below. At any time after such determination, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable advance over time, or not to do so, benefits some classes of series 2006-C1 certificateholders to the detriment of other classes of series 2006-C1 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2006-C1 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2006-C1 certificateholders. The master servicer’s or the trustee’s decision to defer reimbursement of such nonrecoverable advances as set forth above is an accommodation to the series 2006-C1 certificateholders and is not to be construed as an obligation on the part of the master servicer or the trustee or a right of the series 2006-C1 certificateholders. Nothing in this prospectus supplement will be deemed to create in the series 2006-C1 certificateholders a right to prior payment of distributions over the master servicer’s or the trustee’s right to reimbursement for advances (deferred or otherwise) in accordance with the pooling and servicing agreement. Any requirement of the master servicer or the trustee to make an advance under the pooling and servicing agreement is intended solely to provide liquidity for the benefit of the certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans.

In addition, the master servicer, the special servicer or the trustee, as applicable, will be entitled to recover any advance that is outstanding at the time that a mortgage loan is modified that is not repaid in full by the borrower in connection with such modification but rather becomes an obligation of the borrower to pay such amounts in the future (such advance, together with interest thereon, a “Work-out Delayed Reimbursement Amount”), out of collections of principal in the custodial account and, if related to a Loan Combination, the related Loan Combination Custodial Account, in each case, net of the amount of any principal collection used to reimburse any nonrecoverable advance and interest on those advances as described in the previous paragraph. The master servicer, the special servicer or the trustee will be permitted to recover a Work-out Delayed Reimbursement Amount from general collections in the custodial account received and, if related to a Loan Combination, the related Loan Combination Custodial Account, if the master servicer, the trustee or the fiscal agent, as applicable, (a) has determined or the special servicer has determined, that such Work-out Delayed Reimbursement Amount would not be recoverable out of collections on the related mortgage loan or (b) has determined or the special servicer has determined that such Work-out Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Work-out Delayed Reimbursement Amounts and non-recoverable advances, out of the principal portion of future collections on the mortgage loans and the REO Properties.

When the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed to be reimbursed first out of payments and other collections of principal (other than principal collected with respect to the Ala Moana Portfolio Non-

Pooled Junior Trust Loan), until there are no remaining principal payments or collections of principal for the related collection period, and then out of other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C1 certificates (other than the class AMP-E certificates, unless the advance was related to the Ala Moana Portfolio Loan Combination). As a result, the Total Principal Payment Amount for the corresponding payment date and the portions attributable to collections on the mortgage loans would be reduced, to not less than zero, by the amount of any such reimbursement. Likewise, the total principal payment amount for the corresponding payment date would be reduced by a Work-Out Delayed Reimbursement Amount paid from principal collections on the underlying mortgage loan.

The master servicer and the trustee will each be entitled to receive interest on advances made by it out of its own funds. That interest will commence accruing upon the date the applicable advance was made and will continue to accrue on the amount of each advance, and compounded annually, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time.

Interest accrued with respect to any advance will be payable during the collection period in which that advance is reimbursed—

•	first, out of Default Interest and late payment charges collected by the trust on the related mortgage loan during that collection period, and

•
then, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer’s custodial account.

To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding advances will result in a reduction in amounts payable on one or more classes of the certificates.

The co-lender agreement for the Non-Serviced Loan Combinations provides that, if any of the master servicer, the special servicer or the trustee under the applicable Non-Serviced Trust Loan Servicing Agreement has determined that a servicing advance made with respect to the Loan Combinations is not recoverable out of collections on the related mortgaged property, then the party that made such advance will be entitled to seek reimbursement with interest thereon from the holders of the applicable Non-Serviced Trust Loan and the applicable Pari Passu Companion Loan for their proportionate shares of such non-recoverable advance and if such amounts are insufficient to reimburse the party that made such advance, the full amount of such advance and interest thereon may be reimbursed out of general collections on the mortgage loans in either the trust formed under the pooling and servicing agreement or the trust formed under the applicable Non-Serviced Trust Loan Servicing Agreement.

Rated Final Payment Date

As discussed in this prospectus supplement, the ratings assigned to the respective classes of offered certificates will represent the likelihood of—

•	timely receipt of all interest to which each certificateholder is entitled on each payment date, and

•
the ultimate receipt of all principal to which each certificateholder is entitled by the related rated final payment date, which is the final payment date used by the rating agencies in providing their ratings.

The rated final payment dates for each class of the offered certificates is the payment date in August 2048.

Assumed Final Payment Date

With respect to any class of offered certificates, the assumed final payment date is the payment date on which the holders of those certificates would be expected to receive their last payment and the total principal balance or notional amount of those certificates would be expected to be reduced to zero, based upon—

•	the assumption that each borrower timely makes all payments on its mortgage loan;

•	the assumption that no borrower otherwise prepays its mortgage loan prior to stated maturity; and

•	the other modeling assumptions referred to under “Yield and Maturity Considerations” in, and set forth in the glossary to, this prospectus supplement.

Accordingly, the assumed final payment date for each class of principal balance offered certificates is the payment date in the calendar month and year set forth below for that class:

Class	Month and Year of Assumed Final Payment Date
A-1	August 2011
A-2	December 2011
A-AB	June 2016
A-3	June 2016
A-4	November 2016
A-1A	November 2016
A-M	November 2016
A-J	December 2016
B	December 2016
C	December 2016
D	December 2016

The actual final payment date is likely to vary materially from the assumed final payment date due to potential defaults by borrowers, unanticipated expenses of the trust and voluntary and involuntary prepayments on the mortgage loans.

Reports to Certificateholders; Available Information

Certificateholder Reports.     Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available as described under “—Information Available Electronically” below, on each payment date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

•	A payment date statement setting forth among other things:

(a)	the record date, interest accrual period, and determination date for such payment date;

(b)	the amount of the distribution on the payment date to the holders of each class of certificates in reduction of the certificate balance of the certificates;

(c)	the amount of the distribution on the payment date to the holders of each class of certificates allocable to interest accrual amount and interest shortfalls;

(d)
the aggregate amount of advances made in respect of the payment date and the amount on interest paid on advances since the prior payment date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(e)
the aggregate amount of compensation paid to the trustee and servicing compensation paid to the master servicer and the special servicer for the related determination date and any other fees or expenses accrued and paid from the trust fund;

(f)	the aggregate stated principal balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the payment date;

(g)
the number (as of the related and the next preceding determination date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the mortgage loans as of the related determination date;

(h)
the number and aggregate stated principal balance of the mortgage loans or serviced loan combinations (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are specially serviced but that are not delinquent, or (E) current, but not specially serviced, as to which foreclosure proceedings have been commenced, but not REO Property;

(i)
the available funds for the payment date, and any other cash flows received on the mortgage loans and applied to pay fees and expenses (including the components of the available funds, or such other cash flows);

(j)	the amount of the distribution on the payment date to the holders of any class of certificates allocable to prepayment premiums and yield maintenance charges;

(k)	the accrued interest accrual amount in respect of each class of certificates for such payment date;

(l)	the pass-through rate for each class of certificates for the payment date and the next succeeding payment date;

(m)	the principal distribution amount for the payment date;

(n)
the certificate balance or notional amount, as the case may be, of each class of certificates immediately before and immediately after the payment date, separately identifying any reduction in these amounts as a result of the allocation of any realized loss on the payment date;

(o)
the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related certificate balance, and the denominator of which is the related initial aggregate certificate balance, for each class of certificates immediately following the payment date;

(p)
the amount of any appraisal reduction amounts allocated during the related collection period on a loan-by-loan basis; the total appraisal reduction amounts allocated during the related collection period; and the total appraisal reduction amounts as of such payment date on a loan-by-loan basis;

(q)
the number and related principal balances of any mortgage loans modified, extended or waived on a loan-by-loan basis since the previous determination date (including a description of any material modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments during the collection period or that have cumulatively become material over time);

(r)	the amount of any remaining unpaid interest shortfalls for each class of certificates as of the payment date;

(s)
a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment (other than liquidation proceeds and insurance proceeds) during the related collection period and the amount of principal prepayment occurring, together with the aggregate amount of principal prepayments made during the related collection period and any excess prepayment interest shortfall for such payment date;

(t)	a loan-by-loan listing of any mortgage loan which was defeased since the previous determination date;

(u)	the amount of the distribution to the holders of each class of certificates on the payment date attributable to reimbursement of Realized Losses;

(v)
as to any mortgage loan repurchased by a mortgage loan seller or otherwise liquidated or disposed of during the related collection period, (A) the loan number of the related mortgage loan and (B) the amount of proceeds of any repurchase of a mortgage loan, liquidation proceeds and/or other amounts, if any, received thereon during the related collection period and the portion thereof included in the available funds for such payment date;

(w)
the amount on deposit in each account established pursuant to the pooling and servicing agreement before and after giving effect to the distribution made on such payment date (and any material account activity since the prior payment date);

(x)	the current credit support levels for each class of certificates;

(y)	the original and then-current ratings for each class of certificates;

(z)
with respect to any REO Loan as to which the related mortgaged property became an REO Property during the preceding calendar month, the city, state, property type, the current stated principal balance and the stated principal balance of such mortgage loan as of the date each became an REO Loan;

(a)(a)	the value of any REO property included in the trust fund as of the related determination date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(b)(b)
with respect to any REO property sold or otherwise disposed of during the related collection period and for which a final recovery determination has been made, (A) the realized loss attributable to such mortgage loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such REO property during the related collection period and the portion thereof included in the available funds for such payment date, (C) the date of the final recovery determination and (E) the balance of the excess liquidations proceeds account for such payment date;

(c)(c)	material breaches of any covenants under the pooling and servicing agreement of which the trustee, the master servicer or the special servicer has received written notice; and

(d)(d)	such other information and in such form as will be specified in the pooling and servicing agreement.

•	A CMSA Loan Periodic Update File, a CMSA Financial File and a CMSA Property File setting forth information with respect to the mortgage loans and the corresponding mortgaged properties, respectively.

•
A trust data update report, which is to contain substantially the categories of information regarding the mortgage loans set forth on Annex A-1 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The Mortgage Pool data update report may be included as part of the payment date statement.

The master servicer or the special servicer, as specified in the pooling and servicing agreement, is required to deliver to the trustee monthly, and the trustee is required to make available as described below under “—Information Available Electronically,” a copy of each of the following reports with respect to the mortgage loans and the corresponding mortgaged properties:

•	A CMSA Delinquent Loan Status Report.

•	A CMSA Historical Loan Modification and Corrected Mortgage Loan Report.

•	A CMSA Historical Liquidation Report.

•	A CMSA REO Status Report.

•	A CMSA Servicer Watch List.

•	A CMSA Loan Level Reserve/LOC Report.

•	A loan payoff notification report.

•	A CMSA Comparative Financial Status Report.

•	a CMSA Advance Recovery Report.

In addition, upon the request of any holder of a series 2006-C1 certificate or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

•	with respect to any mortgaged property or REO Property, a CMSA Operating Statement Analysis Report; and

•	with respect to any mortgaged property or REO Property, a CMSA NOI Adjustment Worksheet.

The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package. Forms of these reports are available at the CMSA’s internet website, located at www.cmbs.org.

Within a reasonable period of time after the end of each calendar year, the trustee is required to send to each person who at any time during the calendar year was a series 2006-C1 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly payment date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Code.

Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the depositor (including information in this prospectus supplement), any mortgage loan seller or other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable.

Book-Entry Certificates.     If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee’s internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 2006-C1 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2006-C1 certificates are registered on the books and records of the certificate registrar.

Information Available Electronically.     The trustee will make available each month, for the relevant reporting periods, to the series 2006-C1 certificateholders and beneficial owners of series 2006-C1 certificates identified to the reasonable satisfaction of the trustee, the payment date statement, any Mortgage Pool data update report, any loan payment notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee’s internet website. The trustee’s internet website will initially be located at www.ctslink.com. Assistance in using the website can be obtained by calling the trustee’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The trustee shall have the right to change the way payment date statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the trustee will provide timely and adequate notification to all above parties regarding any such changes.

The master servicer also may make some or all of the reports identified in the preceding paragraph available via its internet website, www.wachovia.com.

None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

The trustee and the master servicer may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to their respective internet websites. Neither the trustee nor the master servicer will be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

At the request of the underwriters, as provided in the pooling and servicing agreement, the trustee will be required to make available electronically, on each payment date, to the Trepp Group, Intex Solutions, Inc. and any other similar third party information provider, a copy of the reports made available to the series 2006-C1 certificateholders.

Other Information. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

•
this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series 2006-C1 certificates, in the form most recently provided by us or on our behalf to the trustee;

•	the pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the date of initial issuance of the offered certificates, and any amendments to those agreements;

•	all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2006-C1 certificateholders since the date of initial issuance of the offered certificates;

•
all officer’s certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under “Servicing Under the Pooling and Servicing Agreement—Evidence as to Compliance” in this prospectus supplement;

•
all accountant’s reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under “Servicing Under the Pooling and Servicing Agreement—Evidence as to Compliance” in this prospectus supplement;

•	the most recent appraisal, if any, with respect to each mortgaged property for a mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

•
the mortgage files for the mortgage loans included in the trust, including all documents, such as modifications, waivers and amendments of such mortgage loans, that are to be added to the mortgage files from time to time pursuant to the pooling and servicing agreement;

•
upon request, the most recent inspection report with respect to each mortgaged property with respect to a mortgage loan included in the trust prepared by the master servicer or the special servicer and delivered to the trustee as described under “Servicing Under the Pooling and Servicing Agreement—Inspections; Collection of Operating Information” in this prospectus supplement; and

•
upon request, the most recent quarterly and annual operating statement and rent roll for each mortgaged property for a mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under “Servicing Under the Pooling and Servicing Agreement—Inspections; Collection of Operating Information” in this prospectus supplement.

Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above, the trustee may require:

•
in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

•
in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

Voting Rights

The voting rights for the series 2006-C1 certificates will be allocated among the respective classes of those certificates as follows:

•	99% of the voting rights will be allocated among the holders of the various classes of series 2006-C1 certificates that have principal balances, pro rata in accordance with those principal balances;

•	1% of the voting rights will be allocated among the holders of the interest-only certificates pro rata, based on their respective notional amount as of any date of determination; and

•	0% of the voting rights will be allocated among the holders of the class R-I and class R-II certificates.

Voting rights allocated to a class of series 2006-C1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

Termination

The obligations created by the pooling and servicing agreement will terminate following the earliest of—

1.	the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust,

2.
the purchase of all of the mortgage loans and REO Properties remaining in the trust by us, the special servicer, any single certificateholder or group of certificateholders of the series 2006-C1 controlling class or the master servicer, in that order of preference, and

3.
after the certificate balances of the class A-1 through class E have been reduced to zero, if all of the then outstanding series 2006-C1 certificates (excluding class R-I and class R-II certificates) are held by a single certificateholder and such single certificateholder elects to exchange such certificates for the remaining mortgage loans in the trust.

Written notice of termination of the pooling and servicing agreement will be given to each series 2006-C1 certificateholder. The final payment with respect to each series 2006-C1 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2006-C1 certificate registrar or at any other location specified in the notice of termination.

Any purchase by us, the special servicer, any single holder or group of holders of the controlling class or the master servicer of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

•	the sum of—

1.
the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged properties have become REO Properties, together with (a) interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

2.	the appraised value of all REO Properties then included in the trust, minus

•	solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

The purchase will result in early retirement of the outstanding series 2006-C1 certificates. However, our right, and the rights of the special servicer, any single holder or group of holders of the series 2006-C1 controlling class or the master servicer, to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage loans that are included in the trust be less than 1.0% of the initial balance of the mortgage loans included in the trust. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2006-C1 certificateholders, will constitute part of the Available P&I Funds or Available AMP-E Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

The trust may also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates (excluding the Class R Certificates), including the Class XC and Class XP Certificates (provided, however, that the Class A-1 through Class D Certificates are no longer outstanding), for the mortgage loans remaining in the trust. Following such termination, no further amount shall be payable on the certificates, regardless of whether any recoveries are received on the REO properties.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.     The yield on any offered certificate will depend on:

•	the price at which the certificate is purchased by an investor, and

•	the rate, timing and amount of payments on the certificate.

The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things—

•	the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

•
the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

•
the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of, or the total payments on, the certificate,

•	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate, and

•
the purchase of a mortgage loan whether by the applicable mortgage loan seller as a result of a material breach of a representation or warranty or document defect, by the holder of a related Companion Loan (or, in the case of the Ala Moana Portfolio Trust Loan, by class AMP-E certificateholders or their representative), by a holder of the fair value purchase option or by a mezzanine lender.

See “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” and “Description of the Mortgage Pool” in this prospectus supplement and “—Rate and Timing of Principal Payments” below.

Pass-Through Rates. If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default.

See “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” and “Description of the Mortgage Pool” in this prospectus supplement and “—Rate and Timing of Principal Payments” below.

Rate and Timing of Principal Payments. The yield to maturity on the class XP certificates will be extremely sensitive to, and yield to maturity on, any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of underlying mortgage loans from the trust.

Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2006-C1 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to accelerate the rate at which the total notional amount of the class XP certificates is reduced and further tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2006-C1 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See “Servicing Under the Pooling and Servicing Agreement—Modifications, Waivers, Amendments and Consents” in this prospectus supplement.

In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have a higher interest rate relative to the other underlying mortgage loans, the Weighted Average Pool Pass-Through Rate would decline. Such a decline in the Weighted Average Pool Pass-Through Rate could cause a corresponding decline in the pass-through rate on those classes that bear interest at a rate limited by the Weighted Average Pool Pass-Through Rate and would cause a decline in the pass-through rate on those classes that bear interest at a rate equal to or based on the Weighted Average Pool Pass-Through Rate. The pass-through rates on those classes of certificates may be limited by the Weighted Average Pool Pass-Through Rate even if prepayments and early liquidations do not occur. In addition, the ability of a borrower under any ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid and result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class XP certificates or if you purchase your offered certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

The yield to investors on the class XP certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the mortgage loans. Depending on the timing thereof, a payment of principal on the underlying mortgage loans that is, in turn, applied in reduction of any of the principal balances of the offered certificates and the class E, class F, class G or class H certificates may result in a reduction in the total notional amount of the class XP certificates. If you are considering the purchase of class XP certificates, you should consider the risk that an extremely rapid rate of payments and other collections of principal on or with respect to the underlying mortgage loans could result in your failure to fully recover your initial investment.

In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate. In addition, the pass-through rate for, and the yield on, the class XP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2006-C1 principal balance certificates.

Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the Mortgage Pool.

Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the Mortgage Pool.

Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

If—

•
you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

•	the additional losses result in a reduction of the total payments on or the principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

Depending on the timing thereof, any reduction of the total principal balance of the offered certificates and the class E, class F, class G or class H certificates caused by a Realized Loss with respect to the underlying mortgage loans or an Additional Trust Fund Expense may result in a reduction in the total notional amount of the class XP certificates.

Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the underlying mortgage loans, that reimbursement will reduce the amount of principal available to be distributed on the series 2006-C1 principal balance certificates (other than the class AMP-E certificates, unless the advance was with respect to the Ala Moana Portfolio Loan Combination) and will result in a reduction of the certificate principal balance of the series 2006-C1 principal balance certificates (other than the class AMP-E certificates, unless the advance was with respect to the Ala Moana Portfolio Loan Combination). See “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any Work-out Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 2006-C1 principal balance certificates (other than the class AMP-E certificates, unless the advance was with respect to the Ala Moana Portfolio Loan Combination) on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates.

The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates. As a result, the holders of the class A-1, class A-2, class A-AB, class A-3 and class A-4 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 2. In addition, the holders of the class A-1A certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 2 and, prior to the retirement of the class A-1, class A-2, class A-AB, class A-3 and class A-4 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 1. Investors should take this into account when reviewing this “Yield and Maturity Considerations” section.

Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

•	prevailing interest rates;

•	the terms of the mortgage loans, including—

1.	provisions that require the payment of prepayment premiums and yield maintenance charges,

2.	provisions that impose prepayment lock-out periods,

3.	amortization terms that require balloon payments, and

4.	provisions requiring amounts held in escrow to be applied to prepay the mortgage loan if the borrower does not achieve specified targets under the loan documents;

•	the demographics and relative economic vitality of the areas in which the related mortgaged properties are located;

•	the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged properties in the areas in which those properties are located;

•	the quality of management of the mortgaged properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

See “Risk Factors—Risks Related to the Underlying Mortgage Loans,” “Description of the Mortgage Pool” and “Servicing Under the Pooling and Servicing Agreement” in this prospectus supplement and

“Description of the Governing Documents” and “Yield and Maturity Considerations—Yield and Prepayment Considerations” in the accompanying prospectus.

The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties prior to the exhaustion of tax depreciation benefits.

Certain of the mortgage loans provide for a “cash trap” feature under which, upon the occurrence of certain trigger events, the lender will be permitted to apply excess cash in the lock box to repay the mortgage loan. The pooling and servicing agreement will provide that the master servicer will not be permitted to apply any of such excess funds as a prepayment of the mortgage loan without the consent of the special servicer.

A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

We make no representation or warranty regarding:

•	the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

•	the relative importance of those factors;

•	the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

•	the overall rate of prepayment or default on the underlying mortgage loans.

Unpaid Interest. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under “Description of the Offered Certificates—Payments—Priority of Payments” in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

Weighted Average Lives

The weighted average life of any offered certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate is determined as follows:

•	multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related payment date;

•	sum the results; and

•	divide the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the class of offered certificates to which the subject certificate belongs.

As described in this prospectus supplement, the Total Principal Payment Amount for each payment date will be payable after class A-AB has been reduced to its planned principal balance, first with respect to the class A-1, class A-2, class A-3, class A-AB, class A- 4 and class A-1A certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of series 2006-C1 certificates with principal balances sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal Payment Amount is applied, the weighted average lives of the class A-1, class A-2, class A-AB, class A-3, class A-4 and class A-1A certificates may be shorter, and the weighted average lives of the other classes of series 2006-C1 certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a pro rata basis among the respective classes of certificates with principal balances.

The tables set forth in Annex D show with respect to each class of offered certificates (other than the class XP certificates)—

•	the weighted average life of that class, and

•	the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

We make no representation that—

•	the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

•	all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate,

•
mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise, or

•	any ARD Loan in the trust will be paid in full on its anticipated repayment date.

LEGAL PROCEEDINGS

There are no legal proceedings pending against us, the sponsors, the trustee, the trust or the master servicer, or to which any property of the foregoing parties are subject, that is material to the series 2006-C1 certificateholders, nor does the depositor have actual knowledge of any proceedings of this type contemplated by governmental authorities.

USE OF PROCEEDS

Substantially all of the proceeds from the sale of the offered certificates will be used by us to—

•	purchase the mortgage loans that we will include in the trust, and

•	pay expenses incurred in connection with the issuance of the series 2006-C1 certificates.

FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming (i) the making of appropriate elections, (ii) compliance with the pooling and servicing agreement (iii) each of the Non-Serviced Trust Loan Servicing Agreements is or will be administered in accordance with its terms and the related REMICs formed thereunder continue to qualify as REMICs, and subject to any other assumptions set forth in the opinion REMIC I, REMIC II and the individual loan REMIC will qualify as a REMIC under the Code.

The assets of REMIC I will generally include—

•	the mortgage loans included in the trust,

•	the trust’s interest in any REO Properties (or beneficial interests therein, in the case of the Non-Serviced Trust Loan) acquired on behalf of the series 2006-C1 certificateholders,

•	the master servicer’s custodial account (or the trust’s interest therein in the case of the Non-Serviced Trust Loan),

•	the trust’s interest in the special servicer’s REO account,

•	the trustee’s distribution account and interest reserve account, and

•	but will exclude any collections of Post-ARD Additional Interest on any ARD Loan,

provided that the mortgage loan that provides for defeasance prior to the second anniversary of the creation of the related individual loan REMIC will constitute the primary asset of a separate individual loan REMIC, and the regular interest in that individual loan REMIC will be an asset of REMIC I instead of the related mortgage loan or any related REO Property.

For federal income tax purposes,

•	the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

•	the class R-I certificates will evidence the sole class of residual interests in REMIC I,

•
the class A-1, class A-2, class A-AB, class A-3, class A-4, class A-1A, class XP, class XC, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P (other than the right to receive Post-ARD Additional Interest) and class AMP-E certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC II,

•	the class R-II certificates will evidence the sole class of residual interests in REMIC II,

•	the class R-I certificates will evidence the sole class of residual interests in the individual loan REMIC, and

•
in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Post-ARD Additional Interest and the related account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the class P certificates will represent, in addition to a regular interest in REMIC II, undivided beneficial interests in the grantor trust.

Discount and Premium; Prepayment Consideration

It is anticipated that the classes of offered certificates, other than the class XP certificates, will be treated for federal income tax purposes as having been issued [at a premium] and that the class XP certificates will be issued with more than [a de minimis amount of] original issue discount. Whether any holder of a class of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the accompanying prospectus.

Although unclear for federal income tax purposes, it is anticipated that the class XP certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the Weighted Average Pool Pass-Through Rate changes in accordance with the prepayment assumption (as described below)), over their issue price (including accrued interest, if any). Any “negative” amounts of original issue discount on the class XP certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any class XP certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” described in Treasury regulations may be promulgated with respect to the certificates.

When determining the rate of accrual of original issue discount, market discount and amortization of premium, if any, with respect to the series 2006-C1 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	no mortgage loan in the trust will otherwise be prepaid prior to maturity,

•	there will be no extension of maturity for any mortgage loan in the trust, and

•	any ARD Loan in the trust will be paid in full on its anticipated repayment date.

For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see “Federal Income Tax Consequences” in each of this prospectus supplement and the accompanying prospectus.

Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer’s actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. In such event, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Characterization of Investments in Offered Certificates

Except to the extent noted below, the offered certificates will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that those certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a “domestic building and loan association” under section 7701(a)(19)(C) of the Code. The offered certificates will be treated as “qualified mortgages” for another REMIC under section 860G(a)(3)(C) of the Code.

In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the mortgage loan documents allow that substitution;

(3)
the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a “loan secured by an interest in real property” or a “real estate asset” and interest on that loan would not constitute “interest on obligations secured by real property” for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Code, respectively.

See “Description of the Mortgage Pool” in this prospectus supplement and “Federal Income Tax Consequences—REMICs—Characterization of Investments in REMIC Certificates” in the accompanying prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences—REMICs” in the accompanying prospectus.

CERTAIN ERISA CONSIDERATIONS

If you are—

•	a fiduciary of a Plan, or

•	any other person investing “plan assets” of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a “prohibited transaction” or would otherwise be impermissible under ERISA or section 4975 of the Code. See “Certain ERISA Considerations” in the accompanying prospectus.

If a Plan acquires a series 2006-C1 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See “Certain ERISA Considerations—Plan Asset Regulations” in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans, as well as entities deemed to hold plan assets because of a Plan’s investment therein, but this exception will be tested immediately after each acquisition of a series 2006-C1 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2006-C1 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2006-C1 certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Code will not apply to transactions involving the trust’s underlying assets. However, if the trust is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

The U.S. Department of Labor issued individual prohibited transaction exemptions to Wachovia Capital Markets LLC (Prohibited Transaction Exemption (“PTE”) 96-22), Citigroup Global Markets Inc. (PTE 89-89) and Deutsche Bank Securities Inc. (Final Authorization Number 97-03E). Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Code, specified transactions relating to, among other things—

•	the servicing and operation of pools of real estate loans, such as the Mortgage Pool, and

•	the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

•	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch, Inc. or Moody’s;

•	third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter;

•	fourth, the following must be true—

1.	the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

3.	the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the pooling and servicing agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

•	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of S&P and Fitch. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan’s authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

The Underwriter Exemption also requires that the trust meet the following requirements:

•	the trust assets must consist solely of assets of the type that have been included in other investment pools;

•
certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch, Inc. or Moody’s for at least one year prior to the Plan’s acquisition of an offered certificate; and

•
certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an offered certificate.

We believe that these requirements have been satisfied as of the date of this prospectus supplement.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with—

•
the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or any mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

•	the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

•	the continued holding of an offered certificate by a Plan.

However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by sections 4975(a) and (b) of the Code, by reason of section 4975(c)(1)(E) of the Code, in connection with:

•
the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the

Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

•	the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

•	the continued holding of offered certificates by a Plan.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust assets.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code, by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of—

•	providing services to the Plan, or

•	having a specified relationship to this person,

solely as a result of the Plan’s ownership of offered certificates.

Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that:

•	the offered certificates are “securities” for purposes of the Underwriter Exemption, and

•	the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

•	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

•	the investment is appropriate for Plans generally or for any particular Plan.

In addition, persons who have an ongoing relationship the the California State Teachers’ Retirement System, which is a governmental plan, should note that this plan owns an equity interest in the borrower under the Timberlakes and Glades Apartments Loan. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Offered Certificates.

LEGAL INVESTMENT

The offered certificates will not be mortgage related securities for purposes of SMMEA.

Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates—

•	are legal investments for them, or

•	are subject to investment, capital or other restrictions.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor’s assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for them.

See “Legal Investment” in the accompanying prospectus.

LEGAL MATTERS

Particular legal matters relating to the certificates will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York and for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

RATINGS

It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

Class	S&P	Fitch
A-1	AAA	AAA
A-2	AAA	AAA
A-AB	AAA	AAA
A-3	AAA	AAA
A-4	AAA	AAA
A-1A	AAA	AAA
XP	AAA	AAA
A-M	AAA	AAA
A-J	AAA	AAA
B	AA	AA
C	AA-	AA-
D	A	A

The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each payment date and (except with respect to the class XP certificates) the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final payment date. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of interest and principal required under the offered certificates.

The ratings on the respective classes of offered certificates do not represent any assessment of—

•	the tax attributes of the offered certificates or of the trust,

•	whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

•	the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

•	whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

•	whether and to what extent prepayment premiums, yield maintenance charges or Default Interest or Post-ARD Additional Interest will be received, and

•	the yield to maturity that investors may experience.

Also, a security rating does not represent any assessment of the possibility that the holders of the class XP certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the underlying mortgage loans.

In general, ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class XP certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class XP certificates receive only a single month’s interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the ratings received on the class XP certificates. The ratings of the class XP certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.

There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Fitch.

The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See “Rating” in the accompanying prospectus.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this “Glossary” section whenever they are used in this prospectus supplement, including in Annexes A and B to this prospectus supplement.

“30/360 Basis” means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

“311 South Wacker Loan Group” means, collectively, the two mortgage loans secured by the mortgaged property identified as 311 South Wacker on Annex A-1 to this prospectus supplement. These loans are pari passu with each other.

“311 South Wacker Pari Passu Companion Loan” means the mortgage loan that is part of a split loan structure secured by the 311 South Wacker property and that is pari passu with the 311 South Wacker Trust Loan but is not an asset of the Trust.

“311 South Wacker Trust Loan” means the one mortgage loan that is included in the trust and is secured by the mortgaged property identified as 311 South Wacker on Annex A-1 to this prospectus supplement. The 311 South Wacker Trust Loan is pari passu with the 311 South Wacker Pari Passu Companion Loan.

“Actual/360 Basis” means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

“Additional Trust Fund Expense” means an expense of the trust that—

•	arises out of a default on a mortgage loan or an otherwise unanticipated event,

•	is not required to be paid by any party to the pooling and servicing agreement,

•	is not included in the calculation of a Realized Loss,

•	is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the Mortgage Pool, and

•	causes a shortfall in the payments of interest (other than Post-ARD Additional Interest) or principal on any class of series 2006-C1 certificates.

We provide some examples of Additional Trust Fund Expenses under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.

“Administrative Fee Rate” means, with respect to each mortgage loan in the trust, the sum of the master servicing fee rate and the per annum rate at which the monthly fee of the trustee is calculated.

“Ala Moana Portfolio Loan Combination” means, collectively, the multiple mortgage loans secured by the mortgaged property identified as Ala Moana Portfolio on Annex A-1 to this prospectus supplement. Some of these loans are pari passu with each other and some of which are subordinate to some or all of the other loans.

“Ala Moana Portfolio Junior Companion Loans” mean the mortgage loans that are part of a split loan structure secured by the Ala Moana Portfolio properties which mortgage loans are subordinate to the Ala Moana Portfolio Trust Loan and the Ala Moana Portfolio Pari Passu Companion Loans, some of which are subordinate to the Ala Moana Portfolio Non-Pooled Junior Trust Loan and some of which are senior to the Ala Moana Portfolio Non-Pooled Junior Trust Loan.

“Ala Moana Portfolio Non-Pooled Junior Trust Loan” means the mortgage loan that is subordinate to the Ala Moana Portfolio Trust Loan, the Ala Moana Portfolio Pari Passu Companion Loans and certain of the Ala Moana Portfolio Junior Companion Loans and that are senior to certain other of the Ala Moana Portfolio Junior Companion Loans. The Ala Moana Portfolio Non-Pooled Junior Trust Loan is an asset of the trust but are not pooled with the other loans in the trust.

“Ala Moana Portfolio Pari Passu Companion Loans” means the mortgage loans that are part of a split loan structure secured by the Ala Moana Portfolio properties and that are pari passu with the Ala Moana Portfolio Trust Loan but are not assets of the Trust.

“Ala Moana Portfolio Trust Loan” means the one mortgage loan that is included in the trust and is secured by the mortgaged property identified as Ala Moana Portfolio on Annex A-1 to this prospectus supplement. The Ala Moana Portfolio Trust Loan is pari passu with the Ala Moana Portfolio Pari Passu Companion Loans and senior to the Ala Moana Junior Companion Loan and the Ala Moana Non-Pooled Junior Trust Loan.

“Appraisal Reduction Amount” means, for any mortgage loan in the trust (other than a Non-Serviced Loan Combination) as to which an Appraisal Trigger Event has occurred, an amount calculated by the master servicer and reviewed by the special servicer that will equal the excess, if any, of “x” over “y” where—

•	“x” is equal to the sum of:

1.	the Stated Principal Balance of the mortgage loan;

2.
to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

3.	all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

4.
all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the mortgage loan, together with interest on those advances as permitted under the pooling and servicing agreement;

5.	any other unpaid Additional Trust Fund Expenses in respect of the mortgage loan; and

6.
all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged property, net of any escrow reserves held by the master servicer or the special servicer which covers any such item; and

•	“y” is equal to the sum of:

1.	the excess, if any, of—

(a)
90% of the resulting appraised or estimated value (as it may be adjusted downward by the special servicer in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the appraisal or estimate and such other information as it may deem appropriate) of the related mortgaged property or REO Property, over

(b)	the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

2.	the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that—

(a)	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

(b)	are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the next 12 months, and

(c)	may be used to reduce the principal balance of the mortgage loan; and

3.	the amount of any letter of credit that constitutes additional security for the mortgage loan that may be used to reduce the principal balance of the mortgage loan.

If, however—

•	an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust,

•
no appraisal or other valuation estimate, as described under “Servicing Under the Pooling and Servicing Agreement—Required Appraisals,” is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

•	either—

1.	no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

2.
there has been a material change in the circumstances surrounding the related mortgaged property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that, in the special servicer’s judgment, materially affects the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount.

Each Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to those loans.

For each Non-Serviced Loan Combination, any “Appraisal Reduction Amount” will be calculated in a similar (but not identical) manner to that above, and allocated among the mortgage loans included in that Non-Serviced Loan Combination, in accordance with the related co-lender agreement and the pooling and servicing agreement pursuant to which that Non-Serviced Loan Combination is serviced.

“Appraisal Trigger Event” means, with respect to any mortgage loan in the trust, any of the following events:

•	the mortgage loan has been modified by the special servicer in a manner that—

1.	affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

2.
except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

3.	in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due on the mortgage loan;

•	the mortgage loan is 60 days or more delinquent in respect of any monthly debt service payment (other than a balloon payment);

•
that date on which the mortgage loan is, in respect of its balloon payment, (A) 60 days after the subject balloon payment was due; or (B) if the related borrower has delivered a refinancing commitment acceptable to the special servicer prior to the date the balloon payment was due and is making assumed monthly debt service payments on each due date, 120 days after the subject balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

•
the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

•	the mortgaged property securing the mortgage loan becomes an REO Property; or

•	the mortgage loan remains outstanding five years after any extension of its maturity.

Appraisal Trigger Events or the equivalent with respect to each Non-Serviced Loan Combination are similar, but not identical, to those identified in the prior paragraph.

“ARD Loan” means any mortgage loan in the trust having the characteristics described in the first paragraph under “Description of the Mortgage Pool—Terms and Conditions of the Trust Mortgage Loans—ARD Loans” in this prospectus supplement.

“Artesia” means Artesia Mortgage Capital Corporation.

“Artesia Loans” means the mortgage loans originated or acquired by Artesia.

“Available P&I Funds” means the total amount available to make payments of interest and principal on the series 2006-C1 certificates on each payment date pursuant to the pooling and servicing agreement.

“Available AMP-E Funds” means, in general, the amount (other than prepayment premiums, if any) received in respect of the Ala Moana Portfolio Non-Pooled Junior Trust Loan (as allocated thereto pursuant to the related Loan Combination co-lender agreement) net of the Administrative Fee Rate and any advances made in respect of any delinquent payments on such loan.

“Balloon Loan” means any mortgage loan in the trust fund that by its original terms or by virtue of any modification entered into as of the issue date for the series 2006-C1 certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

“CD 2006-CD3 Master Servicer” means, with respect to the Ala Moana Portfolio Loan Combination, Wachovia Bank, National Association, as master servicer under the CD 2006-CD3.

“CD 2006-CD3 PSA” means the pooling and servicing agreement dated as of October 1, 2006 among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Capmark Finance Inc., as master servicer, J.E. Robert Company, Inc., as special servicer and LaSalle Bank National Association, as trustee, relating to the CD 2006-CD3 Mortgage Trust, CD 2006-CD3 Commercial Mortgage Pass-Through Certificates.

“CD 2006-CD3 Special Servicer” means J.E. Robert Company, Inc., as special servicer, under the CD 2006-CD3 PSA.

“CD 2006-CD3 Trust” means the trust created pursuant to the CD 2006-CD3 PSA.

“CD 2006-CD3 Trustee” means LaSalle Bank National Association, as trustee, under the CD 2006-CD3 PSA.

“CERCLA” means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

“CGCMT 2006-C4 PSA” means the pooling and servicing agreement dated as of June 1, 2006 among Citigroup Commercial Mortgage Securities, Inc., as depositor, Midland Loan Services, Inc., as master servicer, J.E. Robert Company, Inc., as special servicer and LaSalle Bank National Association, as trustee, relating to the Citigroup Commercial Mortgage Trust 2006-C4, Commercial Mortgage Pass-Through Certificates, Series 2006-C4.

“Citigroup” means Citigroup Global Markets Realty Corp.

“Citigroup Loans” means the mortgage loans originated or acquired by Citigroup.

“Citigroup 2006-C4 Master Servicer” means Midland Loan Services, Inc., as master servicer, under the CGCMT 2006-C4 PSA.

“Citigroup 2006-C4 Special Servicer” means J.E. Robert Company, Inc., as special servicer, under the CGCMT 2006-C4 PSA.

“Citigroup 2006-C4 Trust” means the trust created pursuant to the CGCMT 2006-C4 PSA.

“Citigroup 2006-C4 Trustee” means LaSalle Bank National Association, as trustee, under the CGCMT 2006-C4 PSA.

“Class AMP-E Prepayment Interest Shortfall” means, with respect to any payment date and each Ala Moana Portfolio Non-Pooled Junior Trust Loan, the excess, if any, of—

•	the Prepayment Interest Shortfalls incurred with respect to an Ala Moana Portfolio Non-Pooled Junior Trust Loan during the related collection period, over

•	the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

“Clearstream” means Clearstream Banking, société anonyme.

“Code” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“COMM 2006-C8 Master Servicer” means, with respect to the Fortress/Ryan’s Portfolio Loan Combination, a master servicer to be determined and disclosed in the final prospectus supplement under the COMM 2006-C8.

“COMM 2006-C8 PSA” means the pooling and servicing agreement among Deutsche Mortgage & Asset Receiving Corporation, as depositor, a master servicer to be determined, LNR Partners, Inc., as special servicer and LaSalle Bank National Association, as trustee, relating to the COMM 2006-C8 Mortgage Trust, COMM 2006-C8 Commercial Mortgage Pass-Through Certificates.

“COMM 2006-C8 Special Servicer” means LNR Partners, Inc., as special servicer, under the COMM 2006-C8 PSA.

“COMM 2006-C8 Trust” means the trust created pursuant to the COMM 2006-C8 PSA.

“COMM 2006-C8 Trustee” means LaSalle Bank National Association, as trustee, under the COMM 2006-C8 PSA.

“Companion Loan” means a mortgage loan that is part of a Loan Combination but is not included in the trust. A subordinate Companion Loan is a Companion Loan as to which subsequent to either (i) a monetary event of default with respect to the Loan Combination or (ii) a material non-monetary event of default with respect to the Loan Combination, the mortgage loan in the trust is senior in right of payment to the Companion Loan. A pari passu Companion Loan is a Companion Loan that is pari passu in right of payment to a mortgage loan in the Trust.

“Companion Loan Holder(s)” means the holder of a note evidencing a Companion Loan.

“Companion Loan Securities” means any securities issued in connection with a securitization of any Companion Loan.

“Condemnation Proceeds” means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

“CPR” means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

“Cross-Over Date” means the payment date on which—

•	the class A-1, class A-2, class A-AB, class A-3, class A-4 and class A-1A certificates, or any two or more of those classes, remain outstanding, and

•
the total principal balance of the class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O and class P certificates are reduced to zero as described under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.

“Cut-off Date Loan-to-Value Ratio,” “Cut-off Date Loan-to-Appraised Value Ratio” or “Cut-off Date LTV” means:

•	with respect to any mortgage loan in the trust (other than the Ala Moana Portfolio Non-Pooled Junior Trust Loan), the ratio, expressed as a percentage, of—

1.
the cut-off date principal balance of the subject mortgage loan, as shown on Annex A-1 to this prospectus supplement (plus, if applicable, each related non-trust pari passu Companion Loan), adjusted by taking into account amounts available under certain letters of credit and/or cash reserves, as applicable, to

2.	the appraised value of the related mortgaged property, in certain cases based on an “as stabilized” value, as shown on Annex A-1 to this prospectus supplement;

•	with respect to any mortgage loan with a related subordinate Companion Loan, the calculation of Cut-off Date LTV Ratio does not include the principal balance of the subordinate Companion Loan; and

•	with respect to any cross-collateralized and cross-defaulted mortgage loans in the trust, the ratio, expressed as a percentage, of—

1.	the combined cut-off date principal balances of the subject mortgage loans, as shown on Annex A-1 to this prospectus supplement, to

2.	the combined appraised value of the related mortgaged properties, as shown on Annex A-1 to this prospectus supplement.

“CWCapital” means CWCapital LLC.

“CWCapital Loans” means the mortgage loans originated or acquired by CWCapital.

“Default Interest” means any interest that—

•	accrues on a defaulted mortgage loan solely by reason of the subject default, and

•	is in excess of all interest at the related mortgage interest ratio accrued on the mortgage loan and any Post-ARD Additional Interest accrued on the mortgage loan.

“DSCR” means, with respect to any mortgage loan, the debt service coverage ratio calculated in accordance with the related loan documents.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

“Euroclear” means Euroclear Bank, as operator of the Euroclear System.

“Exemption-Favored Party” means any of—

•	Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. or Deutsche Bank Securities Inc.;

•
any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. or Deutsche Bank Securities Inc.; and

•	any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

“Fitch” means Fitch, Inc.

“Fortress/Ryan’s Portfolio Loan Group” means, collectively, the two mortgage loans secured by the mortgaged property identified as Fortress/Ryan’s Portfolio on Annex A-1 to this prospectus supplement. These loans are pari passu with each other.

“Fortress/Ryan’s Portfolio Pari Passu Companion Loan” means the mortgage loan that is part of a split loan structure secured by the Fortress/Ryan’s Portfolio properties and that is pari passu with the Fortress/Ryan’s Portfolio Trust Loan but is not an asset of the Trust.

“Fortress/Ryan’s Portfolio Trust Loan” means the one mortgage loan that is included in the trust and is secured by the mortgaged property identified as Fortress/Ryan’s Portfolio on Annex A-1 to this prospectus supplement. The Fortress/Ryan’s Portfolio Trust Loan is pari passu with the Ryan Portfolio Pari Passu Companion Loan.

“GACC” means German American Capital Corporation.

“GACC Loans” means the mortgage loans originated or acquired by GACC.

“Government Securities” means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

“Initial Loan Group No. 1 Balance” means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group No. 1, excluding the Ala Moana Portfolio Non-Pooled Portion, after application of all scheduled payments of principal due on or before the cut-off date.

“Initial Loan Group No. 2 Balance” means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group No. 2, after application of all scheduled payments of principal due on or before the cut-off date.

“Initial Mortgage Pool Balance” means the aggregate principal balance of the mortgage loans included in the trust as of the cut-off date.

“Insurance Proceeds” means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan included in the trust, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

“Internal Revenue Code” or “Code” means the Internal Revenue Code of 1986, as amended.

“IRS” means the Internal Revenue Service.

“Issue Date” means the date of initial issuance for the Series 2006-C1 certificates, which is expected to be on or about December 21, 2006.

“LIBOR” has the meaning given to that term under “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” in this prospectus supplement.

“LIBOR Business Day” has the meaning given to that term under “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” in this prospectus supplement.

“LIBOR Determination Date” has the meaning given to that term under “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” in this prospectus supplement.

“Liquidation Proceeds” means all cash proceeds received and retained by the trust in connection with—

•	the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

•	the repurchase of any mortgage loan by the applicable Mortgage Loan Seller, as described under “Description of the Mortgage Pool—Cures and Repurchases” in this prospectus supplement;

•
the purchase of any specially serviced mortgage loan by any holder of a purchase option as described under “Servicing Under the Pooling and Servicing Agreement—Fair Value Option” in this prospectus supplement;

•
the purchase of all remaining mortgage loans and REO Properties in the trust by us, the applicable Mortgage Loan Seller, the special servicer, any certificateholder of the series 2006-C1 controlling class or the master servicer, as described under “Description of the Offered Certificates—Termination” in this prospectus supplement;

•	the purchase of a mortgage loan in the trust by the related Companion Loan holder or the holders of class AMP-E certificates or their representative, if applicable;

•	the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

•	the sale of an REO Property.

“Loan Combination” means, a group of two or more mortgage loans secured by a single mortgage instrument on the same mortgaged property. Each of the Loan Combinations is more particularly identified on the table entitled “Loan Combinations” under “Description of the Mortgage Pool—Split Loan Structure.”

“Loan Group No. 1” has the meaning assigned to that term under “Description of the Mortgage Pool—General” in this prospectus supplement.

“Loan Group No. 2” has the meaning assigned to that term under “Description of the Mortgage Pool—General” in this prospectus supplement.

“Moody’s” means Moody’s Investors Service, Inc.

“Modeling Assumptions” means, collectively, the following assumptions regarding the series 2006-C1 certificates and the mortgage loans in the trust:

•
the mortgage loans have the characteristics set forth on Annex A-1 and the Initial Mortgage Pool Balance is approximately $2,545,161,488; the Initial Loan Group No. 1 Balance is approximately $2,144,252,958 and the Initial Loan Group No. 2 Balance is approximately $400,908,530;

•	the initial total principal balance or notional amount, as the case may be, of each class of series 2006-C1 certificates is as described in this prospectus supplement;

•	the pass-through rate for each class of series 2006-C1 certificates is as described in this prospectus supplement;

•	there are no delinquencies or losses with respect to the mortgage loans;

•	there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

•	there are no Appraisal Reduction Amounts with respect to the mortgage loans;

•	there are no casualties or condemnations affecting the corresponding mortgaged properties;

•	each of the mortgage loans provides for monthly payments to be due on the first, fifth, sixth or eleventh day of each month, which monthly payments are timely received;

•	all prepayments on the mortgage loans are assumed to be accompanied by a full month’s interest;

•	there are no breaches of our representations and warranties or those of any Mortgage Loan Seller regarding the mortgage loans;

•	no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan’s prepayment lock-out period, defeasance period or yield maintenance period in each case if any;

•	any ARD Loan will be paid in full on its anticipated repayment date;

•
except as otherwise assumed in the immediately preceding bullet, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

•	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

•	no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under “Description of the Offered Certificates—Termination”;

•
the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as 350 Long Beach will be treated as being in a lockout period prior to the second anniversary of the creation of the related individual loan REMIC although the related mortgage loan seller is required to repurchase such underlying mortgage loan if the borrrower defeases during such period, followed by a defeasance period;

•	no mortgage loan is required to be repurchased by us or any Mortgage Loan Seller;

•	there are no Additional Trust Fund Expenses;

•	payments on the offered certificates are made on the fifteenth day of each month, commencing in January 2007; and

•	the offered certificates are settled on December 21, 2006.

For purposes of the Modeling Assumptions, a “yield maintenance period” is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a yield maintenance charge.

“Mortgage Loan Seller” means any of CWCapital LLC, Wachovia Bank, National Association, Citigroup Global Markets Realty Corp., Artesia Mortgage Capital Corporation and German American Capital Corporation that have each transferred mortgage loans to us for inclusion in the trust.

“Mortgage Pool” means the pool of mortgage loans comprised of the mortgage loans included in the trust, other than the Ala Moana Portfolio Non-Pooled Junior Trust Loan.

“NAP” means that, with respect to a particular category of data, the data is not applicable.

“Net Aggregate Prepayment Interest Shortfall” means, with respect to any payment date, the excess, if any, of—

•	the Prepayment Interest Shortfalls incurred with respect to the entire Mortgage Pool during the related collection period, over

•	the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

“Net Cash Flow” or “U/W Net Cash Flow” means for any mortgaged property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	the total of the following items—

(a)	allowances for vacancies and credit losses,

(b)	operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

(c)	fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

(d)	replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

In determining the Net Cash Flow for any mortgaged property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

•	rolling 12-month operating statements;

•	anticipated percentage rents to be collected, as deemed reasonable by the applicable mortgage loan seller;

•	applicable year-to-date financial statements, if available;

•	full year budgeted financial statements, if available; and

•	rent rolls were generally current as of the date not earlier than 6 months prior to the cut-off date.

In general, these items were not audited or otherwise confirmed by an independent party.

In determining the “revenue” component of Net Cash Flow for each mortgaged property (other than a hospitality property), the related originator(s) generally relied on the most recent rent roll supplied by the related borrower and/or other known, signed leases, executed lease extension options, master leases or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit). Where the actual vacancy shown on that rent roll and the market vacancy was less than 5.0%, the originator(s) generally assumed a minimum of 5.0% vacancy, for most property types, and 7.5% vacancy, for office types, in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the applicable originator’s underwriting standards.

In determining rental revenue for multifamily rental, mobile home park and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

For the other mortgaged properties other than hospitality properties, the related originator(s) generally annualized rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements. Downward adjustments were made to assure that, in the judgment of the applicable mortgage loan seller, occupancy levels and average daily rates were limited to sustainable levels.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation.

In determining the “expense” component of Net Cash Flow for each mortgaged property, the related originator(s) generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used;

•	property management fees were generally assumed to be 2% to 5% of effective gross revenue;

•	in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

•	expenses were generally assumed to include annual replacement reserves equal to—

(a)	in the case of retail, office, self-storage and industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.25 per square foot of net rentable commercial area;

(b)	in the case of multifamily rental apartments, generally not less than $250 or more than $400 per residential unit per year, depending on the condition of the property; and

(c)	in the case of hospitality properties, 4% of the gross revenues received by the property owner on an ongoing basis.

In some instances, the related originator(s) recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing “Net Cash Flow,” where the originator(s) determined appropriate.

“Non-Serviced Companion Loan” means each of an Ala Moana Portfolio Companion Loans, a ShopKo Portfolio Companion Loan, the 311 South Wacker Companion Loan and the Fortress/Ryan’s Portfolio Companion Loan.

“Non-Serviced Loan Combination” means each of the Ala Moana Portfolio Loan Combination, the ShopKo Portfolio Loan Combination, the 311 South Wacker Loan Combination and the Fortress/Ryan’s Portfolio Loan Combination.

“Non-Serviced Trust Loan” means each of the Ala Moana Portfolio Trust Loan, the Ala Moana Portfolio Non-Pooled Junior Trust Loan, the ShopKo Portfolio Trust Loan, the 311 South Wacker Trust Loan and the Fortress/Ryan’s Portfolio Trust Loan.

“Non-Serviced Trust Loan Master Servicer” means each of the Citigroup 2006-C4 Master Servicer, the COMM 2006-C8 Master Servicer, the CD 2006-CD3 Master Servicer and the WBCMT 2006-C28 Master Servicer, as applicable.

“Non-Serviced Trust Loan Servicing Agreement” means each of the CGCMT 2006-C4 PSA, the COMM 2006-C8 PSA, the CD 2006-CD3 PSA and the WBCMT 2006-C28 PSA, as applicable.

“Non-Serviced Trust Loan Trustee” means each of the Citigroup 2006-C4 Trustee, the COMM 2006-C8 Trustee, the CD 2006-CD3 Trustee and the WBCMT 2006-C28 Trustee, as applicable.

“Original Amortization Term” means, with respect to each mortgage loan in the trust, the number of months from origination (or, with respect to partial interest-only mortgage loans, the number of payments from the first principal and interest payment date) to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

“Original Term to Maturity” means, with respect to each mortgage loan in the trust, the number of months from origination to maturity.

“P&I” means principal and/or interest.

“Party in Interest” means any person that is a “party in interest” within the meaning of ERISA or a “disqualified person” within the meaning of the Internal Revenue Code.

“Permitted Encumbrances” means, with respect to any mortgaged property securing a mortgage loan in the trust, any and all of the following:

•	liens for real estate taxes, water charges and sewer rents and special assessments not yet due and payable,

•	covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

•	exceptions and exclusion specifically referred to in the related lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy on title policy commitment),

•
other matters to which like properties are commonly subject, the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged property, and condominium declarations, and

•
if the subject loan is a cross-collateralized mortgage loan, the lien of any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized or any related Companion Loan.

“Permitted Investments” means U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

“Plan” means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

“Plan Asset Regulations” means the regulations of the U.S. Department of Labor promulgated under ERISA describing what constitutes the assets of a Plan.

“Post-ARD Additional Interest” means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

“Prepayment Interest Excess” means, with respect to any full or partial prepayment of a mortgage loan included in the trust made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period after the due date for that loan and prior to the determination date following such due date, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Default Interest or Post-ARD Additional Interest included in that interest collection.

“Prepayment Interest Shortfall” means, with respect to any full or partial prepayment of a mortgage loan included in the trust made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment prior to that due date, less the amount of related master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest or Post-ARD Additional Interest.

“Rating Agency” means each of S&P and Fitch.

“Realized Losses” mean losses on or with respect of the mortgage loans in the trust arising from the inability to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property. We discuss the calculation of Realized Losses under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.

“Recovered Amount” has the meaning assigned to that term in the fourth paragraph of the definition of “Total Principal Payment Amount” below in this glossary.

“Relevant Persons” has the meaning assigned to that term under “Notice to Residents of the United Kingdom” in this prospectus supplement.

“Remaining Amortization Term” means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date (or, with respect to partial interest-only mortgage loans, the number of payments from the first principal and interest payment date) to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

“Remaining Term to Maturity” means, with respect to each mortgage loan in the trust, the number of months remaining to maturity or, in the case of any ARD Loan, to the anticipated repayment date.

“REMIC” means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

“REO Property” means any mortgaged property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan included in the trust.

“Replacement Reserve” means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

“Restricted Group” means, collectively—

1.	the trustee,

2.	the Exemption-Favored Parties,

3.	us,

4.	the master servicer,

5.	the special servicer,

6.	any sub-servicers,

7.	the mortgage loan sellers,

8.
each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the offered certificates, and

9.	any and all affiliates of any of the aforementioned persons.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission.

“Servicing Standard” means, with respect to either the master servicer or special servicer, to service and administer those mortgage loans and any REO Properties subject to the pooling and servicing agreement:

•	in accordance with the higher of the following standards of care—

1.
the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties, and

2.
the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans owned by the master servicer or special servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective subject mortgage loans;

•	with a view to—

1.	the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

2.
in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan in the trust as to which the related mortgaged property is an REO Property, the maximization of recovery on that mortgage loan to the series 2006-C1 certificateholders (as a collective whole) (or, if a Loan Group is involved, with a view to the maximization of recovery on the Loan Group to the series 2006-C1 certificateholders and the related Companion Loan Holder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

•	without regard to—

1.
any relationship, including as lender on any other debt, that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the pooling and servicing agreement,

2.	the ownership of any series 2006-C1 certificate by the master servicer or the special servicer, as the case may be, or any affiliate thereof,

3.	the obligation of the master servicer or the special servicer, as the case may be, to make advances,

4.
the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the pooling and servicing agreement generally or with respect to any particular transaction, and

5.
The ownership, servicing or management for others of any mortgage loan or property not covered by the pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

“Servicing Transfer Event” means, with respect to any mortgage loan being serviced under the pooling and servicing agreement, any of the following events:

1.
the related borrower fails to make when due any scheduled debt service payment, including a balloon payment, and either the failure actually continues, or the master servicer determines in its reasonable, good faith judgment in consultation with the special servicer, that the failure will continue, unremedied (without regard to any grace period)—

(a)	except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

(b)
solely in the case of a delinquent balloon payment for 60 days after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment if the related borrower is making assumed monthly debt service payment, on each due date, for 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

2.
the master servicer or special servicer (in the case of the special servicer, with the consent of the directing holder) determines, in accordance with the servicing standard, that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition;

3.
a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged property that covers acts of terrorism in the event the special servicer determines that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against by prudent owners of similar mortgaged properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) is not available at any rate) occurs under the mortgage loan that in the judgment of the master servicer or special servicer materially impairs the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2006-C1 certificateholders or, in the case of the Loan Combination, the interests of the related Companion Loan Holder(s) (provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the Series 2006-C1 Certificateholders, or, in the case of the Loan Combination, the interests of the related Companion Loan Holder(s)), and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan);

4.
the master servicer or special servicer (in the case of the special servicer, with the consent of the directing holder) determines that (i) a default (other than as described in clause 2. of this definition) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2006-C1 certificateholders or, in the case of the Loan Combination, the interests of the related Companion Loan Holder(s), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days, (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a Servicing Transfer Event has occurred under this clause 4. with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism will be subject to the approval of the directing holder as described under “Servicing Under the Pooling and Servicing Agreement—The Directing Holders Agreement—Rights and Powers of the Directing Holder” in this prospectus supplement;

5.
various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

6.	the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

A Servicing Transfer Event will cease to exist, if and when:

•
with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

•
with respect to the circumstances described in clauses 2., 4. and 5. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 5., no later than the entry of an order or decree dismissing the proceeding;

•	with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

•	with respect to the circumstances described in clause 6. of this definition, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to one mortgage loan in a Loan Combination, it will also be considered to exist for the remainder of the Loan Combination.

For the Non-Serviced Trust Loan, similar but not identical events will result in a transfer to special servicing under the applicable Non-Serviced Trust Loan Servicing Agreement.

“ShopKo Portfolio Loan Group” means, collectively, the six mortgage loans secured by the mortgaged property identified as ShopKo Portfolio on Annex A-1 to this prospectus supplement. These loans are pari passu with each other.

“ShopKo Portfolio Pari Passu Companion Loans” means the mortgage loans that are part of a split loan structure secured by the ShopKo Portfolio property and that are pari passu with the ShopKo Portfolio Trust Loan but are not assets of the Trust.

“ShopKo Portfolio Trust Loan” means the one mortgage loan that is included in the trust and is secured by the mortgaged property identified as ShopKo Portfolio on Annex A-1 to this prospectus supplement. The ShopKo Portfolio Trust Loan is pari passu with the ShopKo Portfolio Pari Passu Companion Loans.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“Stated Principal Balance” means, for each mortgage loan in the trust, an amount that:

•	will initially equal its cut-off date principal balance; and

•	will be permanently reduced on each payment date, to not less than zero, by—

1.	all payments of principal (whether received or advanced), including voluntary principal prepayments, received by or on behalf of the trust on such mortgage loan;

2.
all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the mortgage loans during the related collection period and that were identified and applied by the master servicer as recoveries of principal of such mortgage loan; and

3.	the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

However, the “Stated Principal Balance” of a mortgage loan in the trust will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

When determining the aggregate Stated Principal Balance of all the mortgage loans in the pool, other than for purposes of determining the Weighted Average Pool Pass-Through Rate, the Stated Principal Balance of the pool will not be reduced by the amount of principal collections that were used to reimburse the master servicer, the special servicer or the trustee for any Work-out Delayed Reimbursement Amount unless the corresponding advances are determined to be nonrecoverable.

“Total Principal Payment Amount” means, for any payment date, an amount equal to the total, without duplication, of the following:

•
all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the pooled mortgage loans included in the trust during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

•	all monthly payments of principal received by or on behalf of the trust on the pooled mortgage loans included in the trust prior to, but that are due during, the related collection period;

•
all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan included in the trust or, in the case of an REO Property, of the related mortgage loan included in the trust, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date; and

•	all advances of principal made with respect to the pooled mortgage loans included in the trust for that payment date.

The Total Principal Payment Amount will not include any payments or other collections of principal with respect to the Companion Loans or the Ala Moana Portfolio Non-Pooled Junior Trust Loan.

Notwithstanding the foregoing, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, as described under “Description of the Offered Certificates—Reimbursement of Advances,” then, to the extent such reimbursement is made from collections of principal on the underlying mortgage loans, the Total Principal Payment Amount for the corresponding payment date by the amount of any such reimbursement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections for any Work-Out Delayed Reimbursement Amounts as described under “Description of the Offered Certificates—Reimbursement of Advances,” then the Total Principal Payment Amount for the corresponding payment date will be reduced by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

If any advance is considered to be nonrecoverable and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool or if any Work-out Delayed Reimbursement Amount is reimbursed or paid out of payments or other collections of principal with respect to the entire mortgage pool, as described under “Description of the Offered Certificates—Reimbursement of Advances,” and if there is a subsequent recovery of any such item (such recovery, a “Recovered Amount”), that Recovered Amount would generally be included as part of the Total Principal Payment Amount for the payment date following the collection period in which that Recovered Amount was received. For purposes of determining the respective portions of the Total Principal Payment Amount attributable to each loan group, those Recovered Amounts will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the next to last sentence of the prior paragraph.

“Underwriter Exemption” means, collectively, Prohibited Transaction Exemption (“PTE”) 96-22, granted to Wachovia Capital Markets LLC, PTE 89-89, granted to Citigroup Global Markets Inc., and Final Authorization Number 97-03E, granted to Deutsche Bank Securities Inc., as amended to date, including by Prohibited Transaction Exemption 2002-41, as described under “Certain ERISA Considerations” in this prospectus supplement.

“Underwritten Debt Service Coverage Ratio,” “DSCR Net Cash Flow,” or “U/W NCF DSCR” means:

•	with respect to any mortgage loan in the trust (other than the Ala Moana Portfolio Non-Pooled Junior Trust Loan), the ratio of—

1.	the Net Cash Flow for the related mortgaged property, to

2.
the annualized amount of debt service that will be payable under that mortgage loan (plus, if applicable, each non-trust pari passu Companion Loan) commencing after the cut-off date or, if the mortgage loan is in an initial interest-only period, after the commencement of amortization (except as otherwise set forth in any of the footnotes in Annex A-1); taking into account amounts available under certain letters of credit and/or cash reserves. With respect to any subordinate Companion Loan, the calculation of underwritten DSCR does not include the monthly debt service that is due in connection with such subordinate Companion Loan; and

•	with respect to any cross-collateralized and cross-defaulted mortgage loans in the trust, the ratio of—

1.	the combined Net Cash Flow for each mortgage loan that is cross-collateralized and cross-defaulted with another mortgage loan in the trust, to

2.
the annualized amount of debt service that will be payable under those mortgage loans commencing after the cut-off date or, if the mortgage loan is in an initial interest-only period, after the commencement of amortization (except as otherwise set forth in any of the footnotes in Annex A-1).

“Wachovia” means Wachovia Bank, National Association.

“Wachovia Loans” means the mortgage loans originated or acquired by Wachovia.

“WBCMT 2006-C28 Master Servicer” means Wachovia Bank, National Association, as master servicer, under the WBCMT 2006-C28 PSA.

“WBCMT 2006-C28 PSA” means the pooling and servicing agreement dated as of May 1, 2006 among Wachovia Commercial Mortgage Securities, Inc., as depositor, Wachovia Bank, National Association, as master servicer, CWCapital Asset Management LLC, as special servicer, Wells Fargo Bank, N.A., as trustee and U.S. Bank National Association, as co-trustee, relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C25.

“WBCMT 2006-C28 Special Servicer” means CWCapital Asset Management LLC, as special servicer, under the WBCMT 2006-C28 PSA.

“WBCMT 2006-C28 Trust” means the trust created pursuant to the WBCMT 2006-C28 PSA.

“WBCMT 2006-C28 Trustee” means Wells Fargo Bank, N.A., as trustee, under the WBCMT 2006-C28 PSA.

“Weighted Average Pool Pass-Through Rate” means, for each interest accrual period, as applicable, the weighted average of the below-described annual rates with respect to all of the mortgage loans, weighted on the basis of such mortgage loans’ respective Stated Principal Balances immediately prior to the related payment date:

•	in the case of each mortgage loan that accrues interest on a 30/360 Basis, an annual rate equal to—

1.	the mortgage interest rate in effect for that mortgage loan as of the cut-off date, minus

2.	the related Administrative Fee Rate; and

•	in the case of each mortgage loan that accrues interest on an Actual/360 Basis, an annual rate generally equal to—

1.
the product of (a) twelve (12), times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during that interest accrual period, based on its Stated Principal Balance immediately preceding the related payment date and its mortgage interest rate in effect as of the cut-off date, and the denominator of which is the Stated Principal Balance of the mortgage loan immediately prior to the related payment date, minus

2.	the related Administrative Fee Rate.

Notwithstanding the foregoing, if the related payment date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the trustee’s distribution account to the trustee’s interest reserve account during that month. Furthermore, if the related payment date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be increased to reflect any interest reserve amounts with respect to that mortgage loan that are transferred from the trustee’s interest reserve account to the trustee’s distribution account during that month.

“Work-out Delayed Reimbursement Amount” means any advance that is outstanding at the time that a mortgage loan becomes corrected that is not repaid in full by the borrower in connection with such correction but rather becomes an obligation of the borrower to pay such amounts in the future.

ANNEX A-1

Certain Characteristics of the Underlying Mortgage Loans

A-1-1

(THIS PAGE WAS INTENTIONALLY LEFT BLANK)

                                     ANNEX A
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

MORTGAGE   LOAN
  LOAN     GROUP
 NUMBER   NUMBER                 PROPERTY NAME                                  ADDRESS                         CITY
--------  ------  ------------------------------------------  ------------------------------------------  ----------------
  1          1    Ala Moana Portfolio (1)                     Various                                     Honolulu
1.001             Ala Moana Center                            1450 Ala Moana Boulevard                    Honolulu
1.002             Ala Moana Building                          1441 Kapiolani Boulevard                    Honolulu
1.003             Ala Moana Pacific Center                    1585 Kapiolani Boulevard                    Honolulu
1.004             Ala Moana Plaza                             451 Piikoi Street                           Honolulu
  2          1    Continental Towers                          1701 West Golf Road                         Rolling Meadows
  3          1    Prime Retail Outlets Portfolio              Various                                     Various
3.001             Queenstown Outlet                           441 Outlet Center Drive                     Queenstown
3.002             Pismo Beach Outlet                          333 Five Cities Drive                       Pismo Beach
  4          1    ShopKo Portfolio (2)                        Various                                     Various
4.001             10808 South 132nd Street                    10808 South 132nd Street                    Omaha
4.002             700 Pilgrim Way                             700 Pilgrim Way                             Green Bay
4.003             1717 Lawrence Drive                         1717 Lawrence Drive                         De Pere
4.004             301 Bay Park Square                         301 Bay Park Square                         Ashwaubenon
4.005             55 Lake Boulevard                           55 Lake Boulevard                           Redding
4.006             217 West Ironwood Drive                     217 West Ironwood Drive                     Coeur D'Alene
4.007             1001 East Gowen Road                        1001 East Gowen Road                        Boise
4.008             801 West Central Entrance (Highway 53)      801 West Central Entrance (Highway 53)      Duluth
4.009             4161 Second Street South (Highway 23)       4161 Second Street South (Highway 23)       Saint Cloud
 4.01             7401 Mineral Point Road                     7401 Mineral Point Road                     Madison
4.011             1000 West Northland Avenue                  1000 West Northland Avenue                  Appleton
4.012             2201 Zeier Road                             2201 Zeier Road                             Madison
4.013             1850 Madison Avenue                         1850 Madison Avenue                         Mankato
4.014             2820 Highway 63 South                       2820 Highway 63 South                       Rochester
4.015             3708 Highway 63 North                       3708 Highway 63 North                       Rochester
4.016             3200 Broadway Street                        3200 Broadway Street                        Quincy
4.017             2430 East Mason Street                      2430 East Mason Street                      Green Bay
4.018             867 North Columbia Center Boulevard         867 North Columbia Center Boulevard         Kennewick
4.019             14445 West Center Road                      14445 West Center Road                      Omaha
 4.02             5646 North 90th Street                      5646 North 90th Street                      Omaha
4.021             616 West Johnson Street                     616 West Johnson Street                     Fond du Lac
4.022             1150 West Washington Street                 1150 West Washington Street                 Marquette
4.023             1601 West 41st Street                       1601 West 41st Street                       Sioux Falls
4.024             1845 Haines Avenue                          1845 Haines Avenue                          Rapid City
4.025             699 Green Bay Road                          699 Green Bay Road                          Neenah
4.026             955 West Clairemont Avenue                  955 West Clairemont Avenue                  Eau Claire
4.027             1100 East Riverview Expressway              1100 East Riverview Expressway              Wisconsin Rapids
4.028             2510 South Reserve Street                   2510 South Reserve Street                   Missoula
4.029             1300 Koeller Street                         1300 Koeller Street                         Oshkosh
 4.03             800 East Maes Street                        800 East Maes Street                        Kimberly
4.031             North 9520 Newport Highway                  North 9520 Newport Highway                  Spokane
4.032             4801 Washington Avenue                      4801 Washington Avenue                      Racine
4.033             4515 South Regal Street                     4515 South Regal Street                     Spokane
4.034             1306 North Central Avenue                   1306 North Central Avenue                   Marshfield
4.035             2500 US Highway 14                          2500 US Highway 14                          Janesville
4.036             1209 18th Avenue Northwest                  1209 18th Avenue Northwest                  Austin
4.037             501 Highway 10 Southeast                    501 Highway 10 Southeast                    Saint Cloud
4.038             1400 Big Thunder Boulevard                  1400 Big Thunder Boulevard                  Belvidere
4.039             2101 West Broadway                          2101 West Broadway                          Monona
 4.04             2208 North Webb Road                        2208 North Webb Road                        Grand Island
4.041             5300 52nd Street                            5300 52nd Street                            Kenosha
4.042             905 South 24th Street West                  905 South 24th Street West                  Billings
4.043             701 South Church Street                     701 South Church Street                     Watertown
4.044             1964 West Morton Avenue                     1964 West Morton Avenue                     Jacksonville
4.045             4200 South 27th Street                      4200 South 27th Street                      Lincoln
4.046             1710 South Main Street                      1710 South Main Street                      West Bend
4.047             1578 Appleton Road                          1578 Appleton Road                          Menasha
4.048             2761 Prairie Avenue                         2761 Prairie Avenue                         Beloit
4.049             9366 State Highway 16                       9366 State Highway 16                       Onalaska
 4.05             2602 Shopko Drive                           2602 Shopko Drive                           Madison
4.051             518 South Taylor Drive                      518 South Taylor Drive                      Sheboygan
4.052             1553 West 9000 South                        1553 West 9000 South                        West Jordan
4.053             2290 South 1300 East                        2290 South 1300 East                        Salt Lake City
4.054             405 Cottonwood Drive                        405 Cottonwood Drive                        Winona
4.055             5801 Summit View Avenue                     5801 Summit View Avenue                     Yakima
4.056             1900 North Main Street                      1900 North Main Street                      Mitchell
4.057             1771 Wisconsin Avenue                       1771 Wisconsin Avenue                       Grafton
4.058             4344 Mormon Coulee Road (State Highway 14)  4344 Mormon Coulee Road (State Highway 14)  La Crosse
4.059             1200 Susan Drive                            1200 Susan Drive                            Marshall
 4.06             2677 South Prairie View Road                2677 South Prairie View Road                Chippewa Falls
4.061             230 North Wisconsin Street                  230 North Wisconsin Street                  De Pere
4.062             3415 Calumet Avenue                         3415 Calumet Avenue                         Manitowoc
4.063             700 9th Avenue Southeast                    700 9th Avenue Southeast                    Watertown
4.064             1105 East Grand Avenue                      1105 East Grand Avenue                      Rothschild
4.065             1200 Main Street (State Highway 10)         1200 Main Street (State Highway 10)         Stevens Point
4.066             125 Main Street                             125 Main Street                             Hutchinson
4.067             190 South 500 West                          190 South 500 West                          West Bountiful
4.068             500 North Highway 281                       500 North Highway 281                       Aberdeen
4.069             301 Northwest Bypass                        301 Northwest Bypass                        Great Falls
 4.07             3101 North Montana Avenue                   3101 North Montana Avenue                   Helena
4.071             South 1450 Grand Avenue                     South 1450 Grand Avenue                     Pullman
4.072             500 South Carpenter Avenue                  500 South Carpenter Avenue                  Kingsford
4.073             4060 Riverdale Road                         4060 Riverdale Road                         Riverdale
4.074             615 South Monroe                            615 South Monroe                            Mason City
4.075             1150 North Main Street                      1150 North Main Street                      Layton
4.076             2655 Broadway Avenue                        2655 Broadway Avenue                        Boise
4.077             4850 West 3500 South                        4850 West 3500 South                        West Valley City
4.078             1001 South Highway 15 (State Street)        1001 South Highway 15 (State Street)        Fairmont
4.079             1450 East Geneva Street                     1450 East Geneva Street                     Delavan
 4.08             601 Galvin Road South                       601 Galvin Road South                       Bellevue
4.081             1018 Washington Boulevard                   1018 Washington Boulevard                   Ogden
4.082             1777 Paulson Road                           1777 Paulson Road                           River Falls
4.083             405 West 8th Street                         405 West 8th Street                         Monroe
4.084             2610 North Bridge Avenue                    2610 North Bridge Avenue                    Albert Lea
4.085             2005 Krenzien Drive                         2005 Krenzien Drive                         Norfolk
4.086             510 East Philip Avenue                      510 East Philip Avenue                      North Platte
4.087             2530 First Avenue North                     2530 First Avenue North                     Escanaba
4.088             1755 North Humiston Avenue                  1755 North Humiston Avenue                  Worthington
4.089             2100 Caldwell Boulevard                     2100 Caldwell Boulevard                     Nampa
 4.09             900 West Memorial Drive                     900 West Memorial Drive                     Houghton
4.091             2741 Roosevelt Street                       2741 Roosevelt Street                       Marinette
4.092             2266 North University Parkway               2266 North University Parkway               Provo
4.093             1649 Pole Line Road East                    1649 Pole Line Road East                    Twin Falls
4.094             320 County Road O                           320 County Road O                           Rice Lake

MORTGAGE                     CROSS COLLATERALIZED
  LOAN                        AND CROSS DEFAULTED
 NUMBER    STATE   ZIP CODE        LOAN FLAG       LOAN PURPOSE  MORTGAGE LOAN SELLER  GENERAL PROPERTY TYPE  SPECIFIC PROPERTY TYPE
--------  -------  --------  --------------------  ------------  --------------------  ---------------------  ----------------------
  1         HI       96814             N             Refinance            CGM                  Various                Various
1.001       HI       96814                                                                     Retail              Regional Mall
1.002       HI       96814                                                                     Office                   CBD
1.003       HI       96814                                                                     Office                   CBD
1.004       HI       96814                                                                     Retail              Regional Mall
  2         IL       60008             N             Refinance         CWCapital               Office                 Suburban
  3       Various   Various            N             Refinance            CGM                  Retail                 Anchored
3.001       MD       21658                                                                     Retail                 Anchored
3.002       CA       93449                                                                     Retail                 Anchored
  4       Various   Various            N            Acquisition           CGM                  Various                Various
4.001       NE       68138                                                                   Industrial              Warehouse
4.002       WI       54304                                                                     Office                 Suburban
4.003       WI       54115                                                                   Industrial              Warehouse
4.004       WI       54304                                                                     Retail              Single Tenant
4.005       CA       96003                                                                     Retail              Single Tenant
4.006       ID       83814                                                                     Retail              Single Tenant
4.007       ID       83716                                                                   Industrial              Warehouse
4.008       MN       55811                                                                     Retail              Single Tenant
4.009       MN       56301                                                                     Retail              Single Tenant
 4.01       WI       53717                                                                     Retail              Single Tenant
4.011       WI       54914                                                                     Retail              Single Tenant
4.012       WI       53704                                                                     Retail              Single Tenant
4.013       MN       56001                                                                     Retail              Single Tenant
4.014       MN       55904                                                                     Retail              Single Tenant
4.015       MN       55906                                                                     Retail              Single Tenant
4.016       IL       62301                                                                     Retail              Single Tenant
4.017       WI       54302                                                                     Retail              Single Tenant
4.018       WA       99336                                                                     Retail              Single Tenant
4.019       NE       68144                                                                     Retail              Single Tenant
 4.02       NE       68134                                                                     Retail              Single Tenant
4.021       WI       54935                                                                     Retail              Single Tenant
4.022       MI       49855                                                                     Retail              Single Tenant
4.023       SD       57105                                                                     Retail              Single Tenant
4.024       SD       57701                                                                     Retail              Single Tenant
4.025       WI       54956                                                                     Retail              Single Tenant
4.026       WI       54701                                                                     Retail              Single Tenant
4.027       WI       54494                                                                     Retail              Single Tenant
4.028       MT       59801                                                                     Retail              Single Tenant
4.029       WI       54902                                                                     Retail              Single Tenant
 4.03       WI       54136                                                                     Retail              Single Tenant
4.031       WA       99218                                                                     Retail              Single Tenant
4.032       WI       53406                                                                     Retail              Single Tenant
4.033       WA       99223                                                                     Retail              Single Tenant
4.034       WI       54449                                                                     Retail              Single Tenant
4.035       WI       53545                                                                     Retail              Single Tenant
4.036       MN       55912                                                                     Retail              Single Tenant
4.037       MN       56304                                                                     Retail              Single Tenant
4.038       IL       61008                                                                     Retail              Single Tenant
4.039       WI       53713                                                                     Retail              Single Tenant
 4.04       NE       68803                                                                     Retail              Single Tenant
4.041       WI       53144                                                                     Retail              Single Tenant
4.042       MT       59102                                                                     Retail              Single Tenant
4.043       WI       53094                                                                     Retail              Single Tenant
4.044       IL       62650                                                                     Retail              Single Tenant
4.045       NE       68502                                                                     Retail              Single Tenant
4.046       WI       53095                                                                     Retail              Single Tenant
4.047       WI       54952                                                                     Retail              Single Tenant
4.048       WI       53511                                                                     Retail              Single Tenant
4.049       WI       54650                                                                     Retail              Single Tenant
 4.05       WI       53704                                                                     Retail              Single Tenant
4.051       WI       53081                                                                     Retail              Single Tenant
4.052       UT       84088                                                                     Retail              Single Tenant
4.053       UT       84106                                                                     Retail              Single Tenant
4.054       MN       55987                                                                     Retail              Single Tenant
4.055       WA       98908                                                                     Retail              Single Tenant
4.056       SD       57301                                                                     Retail              Single Tenant
4.057       WI       53024                                                                     Retail              Single Tenant
4.058       WI       54601                                                                     Retail              Single Tenant
4.059       MN       56258                                                                     Retail              Single Tenant
 4.06       WI       54729                                                                     Retail              Single Tenant
4.061       WI       54115                                                                     Retail              Single Tenant
4.062       WI       54220                                                                     Retail              Single Tenant
4.063       SD       57201                                                                     Retail              Single Tenant
4.064       WI       54474                                                                     Retail              Single Tenant
4.065       WI       54481                                                                     Retail              Single Tenant
4.066       MN       55350                                                                     Retail              Single Tenant
4.067       UT       84010                                                                     Retail              Single Tenant
4.068       SD       57401                                                                     Retail              Single Tenant
4.069       MT       59404                                                                     Retail              Single Tenant
 4.07       MT       59602                                                                     Retail              Single Tenant
4.071       WA       99163                                                                     Retail              Single Tenant
4.072       MI       49802                                                                     Retail              Single Tenant
4.073       UT       84405                                                                     Retail              Single Tenant
4.074       IA       50401                                                                     Retail              Single Tenant
4.075       UT       84041                                                                     Retail              Single Tenant
4.076       ID       83706                                                                     Retail              Single Tenant
4.077       UT       84120                                                                     Retail              Single Tenant
4.078       MN       56031                                                                     Retail              Single Tenant
4.079       WI       53115                                                                     Retail              Single Tenant
 4.08       NE       68005                                                                     Retail              Single Tenant
4.081       UT       84404                                                                     Retail              Single Tenant
4.082       WI       54022                                                                     Retail              Single Tenant
4.083       WI       53566                                                                     Retail              Single Tenant
4.084       MN       56007                                                                     Retail              Single Tenant
4.085       NE       68701                                                                     Retail              Single Tenant
4.086       NE       69101                                                                     Retail              Single Tenant
4.087       MI       49829                                                                     Retail              Single Tenant
4.088       MN       56187                                                                     Retail              Single Tenant
4.089       ID       83651                                                                     Retail              Single Tenant
 4.09       MI       49931                                                                     Retail              Single Tenant
4.091       WI       54143                                                                     Retail              Single Tenant
4.092       UT       84604                                                                     Retail              Single Tenant
4.093       ID       83301                                                                     Retail              Single Tenant
4.094       WI       54868                                                                     Retail              Single Tenant

MORTGAGE                                                                              % OF AGGREGATE   % OF AGGREGATE
  LOAN                               CUT-OFF DATE LOAN  % OF AGGREGATE CUT-OFF DATE    CUT-OFF DATE     CUT-OFF DATE
 NUMBER   ORIGINAL LOAN BALANCE ($)      BALANCE ($)              BALANCE            GROUP 1 BALANCE  GROUP 2 BALANCE
--------  -------------------------  -----------------  ---------------------------  ---------------  ---------------
  1              200,000,000             200,000,000                7.9%                   9.3%
1.001            188,881,734
1.002             6,181,584
1.003             4,121,056
1.004              815,626
  2              115,000,000             115,000,000                4.5%                   5.4%
  3              100,000,000             100,000,000                3.9%                   4.7%
3.001            66,150,000
3.002            33,850,000
  4              86,413,753              85,994,625                 3.4%                   4.0%
4.001             2,262,093
4.002             2,237,899
4.003             1,669,352
4.004             1,395,965
4.005             1,288,304
4.006             1,270,159
4.007             1,264,111
4.008             1,209,675
4.009             1,161,288
 4.01             1,092,337
4.011             1,081,450
4.012             1,040,321
4.013             1,022,175
4.014             1,022,175
4.015             1,022,175
4.016             1,018,547
4.017             1,016,127
4.018             1,004,030
4.019              979,837
 4.02              979,837
4.021              979,837
4.022              978,627
4.023              967,740
4.024              925,402
4.025              907,256
4.026              907,256
4.027              895,160
4.028              877,015
4.029              867,337
 4.03              863,708
4.031              846,773
4.032              839,515
4.033              837,095
4.034              822,579
4.035              822,579
4.036              816,531
4.037              813,507
4.038              810,482
4.039              810,482
 4.04              810,482
4.041              810,482
4.042              810,482
4.043              808,063
4.044              802,015
4.045              795,966
4.046              789,918
4.047              786,289
4.048              786,289
4.049              780,241
 4.05              768,144
4.051              768,144
4.052              762,095
4.053              762,095
4.054              762,095
4.055              756,047
4.056              749,999
4.057              743,950
4.058              737,902
4.059              729,434
 4.06              725,805
4.061              720,966
4.062              716,128
4.063              713,708
4.064              707,660
4.065              707,660
4.066              707,660
4.067              707,660
4.068              689,515
4.069              683,466
 4.07              683,466
4.071              683,466
4.072              679,838
4.073              667,741
4.074              665,321
4.075              660,483
4.076              641,128
4.077              638,708
4.078              629,031
4.079              629,031
 4.08              629,031
4.081              619,354
4.082              616,934
4.083              610,886
4.084              604,838
4.085              598,789
4.086              595,160
4.087              590,321
4.088              586,692
4.089              585,483
 4.09              562,499
4.091              546,773
4.092              545,564
4.093              544,354
4.094              505,644

MORTGAGE                                                                                           INTEREST   ORIGINAL TERM TO
  LOAN                                      MATURITY DATE OR                 LOAN ADMINISTRATIVE    ACCRUAL   MATURITY OR ARD
 NUMBER   ORIGINATION DATE  FIRST PAY DATE         ARD        MORTGAGE RATE        COST RATE        METHOD         (MOS.)
--------  ----------------  --------------  ----------------  -------------  -------------------  ----------  ----------------
  1            08/14/06         10/01/06         09/01/11         5.603%           0.02080%       Actual/360         60
1.001
1.002
1.003
1.004
  2            11/17/06         01/01/07         12/01/16         5.874%           0.03080%       Actual/360         120
  3            10/11/06         12/06/06         11/06/16         5.842%           0.02080%       Actual/360         120
3.001
3.002
  4            05/31/06         07/05/06         06/05/16         6.588%           0.03080%       Actual/360         120
4.001
4.002
4.003
4.004
4.005
4.006
4.007
4.008
4.009
 4.01
4.011
4.012
4.013
4.014
4.015
4.016
4.017
4.018
4.019
 4.02
4.021
4.022
4.023
4.024
4.025
4.026
4.027
4.028
4.029
 4.03
4.031
4.032
4.033
4.034
4.035
4.036
4.037
4.038
4.039
 4.04
4.041
4.042
4.043
4.044
4.045
4.046
4.047
4.048
4.049
 4.05
4.051
4.052
4.053
4.054
4.055
4.056
4.057
4.058
4.059
 4.06
4.061
4.062
4.063
4.064
4.065
4.066
4.067
4.068
4.069
 4.07
4.071
4.072
4.073
4.074
4.075
4.076
4.077
4.078
4.079
 4.08
4.081
4.082
4.083
4.084
4.085
4.086
4.087
4.088
4.089
 4.09
4.091
4.092
4.093
4.094

MORTGAGE  REMAINING TERM TO
  LOAN     MATURITY OR ARD    REMAINING IO  ORIGINAL AMORT TERM  REMAINING AMORT TERM   MONTHLY P&I  MATURITY DATE OR ARD
 NUMBER         (MOS.)       PERIOD (MOS.)         (MOS.)               (MOS.)         PAYMENTS ($)   BALLOON BALANCE ($)  ARD LOAN
--------  -----------------  -------------  -------------------  --------------------  ------------  --------------------  --------
  1               57               57                 IO                   IO               IO            200,000,000          N
1.001
1.002
1.003
1.004
  2              120              120                 IO                   IO               IO            115,000,000          N
  3              119              119                 IO                   IO               IO            100,000,000          N
3.001
3.002
  4              114                                 360                  354             551,176         74,538,847           N
4.001
4.002
4.003
4.004
4.005
4.006
4.007
4.008
4.009
 4.01
4.011
4.012
4.013
4.014
4.015
4.016
4.017
4.018
4.019
 4.02
4.021
4.022
4.023
4.024
4.025
4.026
4.027
4.028
4.029
 4.03
4.031
4.032
4.033
4.034
4.035
4.036
4.037
4.038
4.039
 4.04
4.041
4.042
4.043
4.044
4.045
4.046
4.047
4.048
4.049
 4.05
4.051
4.052
4.053
4.054
4.055
4.056
4.057
4.058
4.059
 4.06
4.061
4.062
4.063
4.064
4.065
4.066
4.067
4.068
4.069
 4.07
4.071
4.072
4.073
4.074
4.075
4.076
4.077
4.078
4.079
 4.08
4.081
4.082
4.083
4.084
4.085
4.086
4.087
4.088
4.089
 4.09
4.091
4.092
4.093
4.094

MORTGAGE
  LOAN                                                                      MORTGAGE LOAN                            CUT-OFF DATE
 NUMBER   PREPAYMENT PROVISIONS  APPRAISED VALUE ($)  MORTGAGE LOAN NUMBER      NUMBER     APPRAISAL DATE  DSCR (X)    LTV RATIO
--------  ---------------------  -------------------  --------------------  -------------  --------------  --------  ------------
  1          L(27),D(24),O(9)        2,329,500,000              1                  1           08/01/06      1.81        51.5%
1.001                                2,200,000,000            1.001              1.001         08/01/06
1.002                                  72,000,000             1.002              1.002         08/01/06
1.003                                  48,000,000             1.003              1.003         08/01/06
1.004                                  9,500,000              1.004              1.004         08/01/06
  2          L(24),D(92),O(4)         147,000,000               2                  2           09/12/06      1.42        78.2%
  3          L(25),D(92),O(3)         128,200,000               3                  3           Various       1.34        78.0%
3.001                                  84,500,000             3.001              3.001         09/18/06
3.002                                  43,700,000             3.002              3.002         09/22/06
  4          L(30),D(87),O(3)         714,325,000               4                  4           Various       1.51        76.0%
4.001                                  18,700,000             4.001              4.001         05/13/05
4.002                                  18,500,000             4.002              4.002         05/13/05
4.003                                  13,800,000             4.003              4.003         05/13/05
4.004                                  11,540,000             4.004              4.004         05/13/05
4.005                                  10,650,000             4.005              4.005         05/24/05
4.006                                  10,500,000             4.006              4.006         04/29/05
4.007                                  10,450,000             4.007              4.007         04/26/05
4.008                                  10,000,000             4.008              4.008         05/06/05
4.009                                  9,600,000              4.009              4.009         05/05/05
 4.01                                  9,030,000              4.01                4.01         05/09/05
4.011                                  8,940,000              4.011              4.011         05/13/05
4.012                                  8,600,000              4.012              4.012         05/09/05
4.013                                  8,450,000              4.013              4.013         05/05/05
4.014                                  8,450,000              4.014              4.014         05/02/05
4.015                                  8,450,000              4.015              4.015         05/02/05
4.016                                  8,420,000              4.016              4.016         05/09/05
4.017                                  8,400,000              4.017              4.017         05/13/05
4.018                                  8,300,000              4.018              4.018         05/09/05
4.019                                  8,100,000              4.019              4.019         05/12/05
 4.02                                  8,100,000              4.02                4.02         05/12/05
4.021                                  8,100,000              4.021              4.021         05/09/05
4.022                                  8,090,000              4.022              4.022         05/14/05
4.023                                  8,000,000              4.023              4.023         05/03/05
4.024                                  7,650,000              4.024              4.024         04/27/05
4.025                                  7,500,000              4.025              4.025         05/09/05
4.026                                  7,500,000              4.026              4.026         05/14/05
4.027                                  7,400,000              4.027              4.027         05/13/05
4.028                                  7,250,000              4.028              4.028         05/16/05
4.029                                  7,170,000              4.029              4.029         05/09/05
 4.03                                  7,140,000              4.03                4.03         05/13/05
4.031                                  7,000,000              4.031              4.031         04/30/05
4.032                                  6,940,000              4.032              4.032         05/09/05
4.033                                  6,920,000              4.033              4.033         04/30/05
4.034                                  6,800,000              4.034              4.034         05/14/05
4.035                                  6,800,000              4.035              4.035         05/09/05
4.036                                  6,750,000              4.036              4.036         05/03/05
4.037                                  6,725,000              4.037              4.037         05/05/05
4.038                                  6,700,000              4.038              4.038         05/08/05
4.039                                  6,700,000              4.039              4.039         05/09/05
 4.04                                  6,700,000              4.04                4.04         05/12/05
4.041                                  6,700,000              4.041              4.041         05/09/05
4.042                                  6,700,000              4.042              4.042         05/09/05
4.043                                  6,680,000              4.043              4.043         05/09/05
4.044                                  6,630,000              4.044              4.044         05/09/05
4.045                                  6,580,000              4.045              4.045         05/12/05
4.046                                  6,530,000              4.046              4.046         05/09/06
4.047                                  6,500,000              4.047              4.047         05/09/05
4.048                                  6,500,000              4.048              4.048         05/09/05
4.049                                  6,450,000              4.049              4.049         05/10/05
 4.05                                  6,350,000              4.05                4.05         05/09/05
4.051                                  6,350,000              4.051              4.051         05/12/05
4.052                                  6,300,000              4.052              4.052         04/25/05
4.053                                  6,300,000              4.053              4.053         04/25/05
4.054                                  6,300,000              4.054              4.054         05/03/05
4.055                                  6,250,000              4.055              4.055         05/09/05
4.056                                  6,200,000              4.056              4.056         05/03/05
4.057                                  6,150,000              4.057              4.057         05/12/05
4.058                                  6,100,000              4.058              4.058         05/10/05
4.059                                  6,000,000              4.059              4.059         05/02/05
 4.06                                  6,000,000              4.06                4.06         05/14/05
4.061                                  5,960,000              4.061              4.061         05/13/05
4.062                                  5,920,000              4.062              4.062         05/12/05
4.063                                  5,900,000              4.063              4.063         05/04/05
4.064                                  5,850,000              4.064              4.064         05/13/05
4.065                                  5,850,000              4.065              4.065         05/13/05
4.066                                  5,850,000              4.066              4.066         05/05/05
4.067                                  5,850,000              4.067              4.067         04/25/05
4.068                                  5,700,000              4.068              4.068         05/04/05
4.069                                  5,650,000              4.069              4.069         05/16/05
 4.07                                  5,650,000              4.07                4.07         05/16/05
4.071                                  5,650,000              4.071              4.071         07/06/05
4.072                                  5,620,000              4.072              4.072         05/14/05
4.073                                  5,520,000              4.073              4.073         04/26/05
4.074                                  5,500,000              4.074              4.074         05/06/05
4.075                                  5,460,000              4.075              4.075         04/26/05
4.076                                  5,300,000              4.076              4.076         04/25/05
4.077                                  5,280,000              4.077              4.077         04/25/05
4.078                                  5,200,000              4.078              4.078         05/04/05
4.079                                  5,200,000              4.079              4.079         05/10/05
 4.08                                  5,200,000              4.08                4.08         05/12/05
4.081                                  5,120,000              4.081              4.081         04/26/05
4.082                                  5,100,000              4.082              4.082         05/14/05
4.083                                  5,050,000              4.083              4.083         05/10/05
4.084                                  5,000,000              4.084              4.084         05/03/05
4.085                                  4,950,000              4.085              4.085         05/12/05
4.086                                  4,920,000              4.086              4.086         05/12/05
4.087                                  4,880,000              4.087              4.087         05/14/05
4.088                                  4,850,000              4.088              4.088         05/04/05
4.089                                  4,840,000              4.089              4.089         04/25/05
 4.09                                  4,650,000              4.09                4.09         05/14/05
4.091                                  4,520,000              4.091              4.091         05/12/05
4.092                                  4,510,000              4.092              4.092         04/23/05
4.093                                  4,500,000              4.093              4.093         04/26/05
4.094                                  4,180,000              4.094              4.094         05/14/05

MORTGAGE
  LOAN      LTV RATIO AT      YEAR                                                       CUT-OFF DATE LOAN
 NUMBER   MATURITY OR ARD    BUILT    YEAR RENOVATED  NUMBER OF UNITS  UNIT OF MEASURE  AMOUNT PER (UNIT) ($)  OCCUPANCY RATE
--------  ---------------  ---------  --------------  ---------------  ---------------  ---------------------  --------------
  1            51.5%        Various       Various        1,989,759         Sq. Ft.              603.09               95.8%
1.001                        1959          2004          1,606,435         Sq. Ft.                                   97.3%
1.002                        1961          2004           199,362          Sq. Ft.                                   89.2%
1.003                        1983                         169,918          Sq. Ft.                                   88.8%
1.004                        1989                          14,044          Sq. Ft.                                  100.0%
  2            78.2%       1977-1983     2000-2006        932,854          Sq. Ft.              123.28               90.2%
  3            78.0%        Various       Various         443,515          Sq. Ft.              225.47               95.9%
3.001                        1989          2006           296,419          Sq. Ft.                                   95.7%
3.002                        1994          1999           147,096          Sq. Ft.                                   96.1%
  4            65.9%        Various       Various        10,974,960        Sq. Ft.              49.48               100.0%
4.001                        2000          2004           535,000          Sq. Ft.                                  100.0%
4.002                        2000                         218,323          Sq. Ft.                                  100.0%
4.003                        1987          1992           494,000          Sq. Ft.                                  100.0%
4.004                        1979          2003           126,658          Sq. Ft.                                  100.0%
4.005                        1989          2004            94,418          Sq. Ft.                                  100.0%
4.006                        1987          2004            84,379          Sq. Ft.                                  100.0%
4.007                        1992          1997           347,000          Sq. Ft.                                  100.0%
4.008                        1993                         119,842          Sq. Ft.                                  100.0%
4.009                        1991          2004           100,803          Sq. Ft.                                  100.0%
 4.01                        1980          2004            99,101          Sq. Ft.                                  100.0%
4.011                        1971          2004           112,794          Sq. Ft.                                  100.0%
4.012                        1988          1994            94,120          Sq. Ft.                                  100.0%
4.013                        1971          1994            90,494          Sq. Ft.                                  100.0%
4.014                        1981                          90,499          Sq. Ft.                                  100.0%
4.015                        1981          1992            90,499          Sq. Ft.                                  100.0%
4.016                        1986                          97,537          Sq. Ft.                                  100.0%
4.017                        1966          2002           105,923          Sq. Ft.                                  100.0%
4.018                        1989                         106,238          Sq. Ft.                                  100.0%
4.019                        1985          1992            90,514          Sq. Ft.                                  100.0%
 4.02                        1984          1992            90,441          Sq. Ft.                                  100.0%
4.021                        1985          1994           102,205          Sq. Ft.                                  100.0%
4.022                        1969          2004           124,761          Sq. Ft.                                  100.0%
4.023                        1987          1999            90,585          Sq. Ft.                                  100.0%
4.024                        1988                          94,106          Sq. Ft.                                  100.0%
4.025                        1990          2003            94,225          Sq. Ft.                                  100.0%
4.026                        1978          2003            94,705          Sq. Ft.                                  100.0%
4.027                        1969          2004           100,247          Sq. Ft.                                  100.0%
4.028                        1987                         102,327          Sq. Ft.                                  100.0%
4.029                        1984          1992            90,464          Sq. Ft.                                  100.0%
 4.03                        1979          1994            98,030          Sq. Ft.                                  100.0%
4.031                        1986                          94,076          Sq. Ft.                                  100.0%
4.032                        1979          1994           100,010          Sq. Ft.                                  100.0%
4.033                        1995                          99,279          Sq. Ft.                                  100.0%
4.034                        1968          2000           101,483          Sq. Ft.                                  100.0%
4.035                        1980          1994            98,005          Sq. Ft.                                  100.0%
4.036                        1983          1993            90,461          Sq. Ft.                                  100.0%
4.037                        1985          1993            90,414          Sq. Ft.                                  100.0%
4.038                        1995                          77,690          Sq. Ft.                                  100.0%
4.039                        1981          1994            97,931          Sq. Ft.                                  100.0%
 4.04                        1983          1993           103,875          Sq. Ft.                                  100.0%
4.041                        1980          1994            97,961          Sq. Ft.                                  100.0%
4.042                        1990                         100,800          Sq. Ft.                                  100.0%
4.043                        1972          1995            96,325          Sq. Ft.                                  100.0%
4.044                        1996                         101,688          Sq. Ft.                                  100.0%
4.045                        1983          1993            86,739          Sq. Ft.                                  100.0%
4.046                        1972          1995            94,130          Sq. Ft.                                  100.0%
4.047                        1981          1994            81,171          Sq. Ft.                                  100.0%
4.048                        1978          1993            93,845          Sq. Ft.                                  100.0%
4.049                        1989                          94,413          Sq. Ft.                                  100.0%
 4.05                        1982          1994            98,160          Sq. Ft.                                  100.0%
4.051                        1993                          97,859          Sq. Ft.                                  100.0%
4.052                        1988                          94,230          Sq. Ft.                                  100.0%
4.053                        1991                          94,222          Sq. Ft.                                  100.0%
4.054                        1986          1995            84,375          Sq. Ft.                                  100.0%
4.055                        1988                          94,237          Sq. Ft.                                  100.0%
4.056                        1973                          71,846          Sq. Ft.                                  100.0%
4.057                        1989                          83,363          Sq. Ft.                                  100.0%
4.058                        1978          1992            88,161          Sq. Ft.                                  100.0%
4.059                        1972                          71,847          Sq. Ft.                                  100.0%
 4.06                        1982          1993            91,012          Sq. Ft.                                  100.0%
4.061                        1967          2002            65,459          Sq. Ft.                                  100.0%
4.062                        1977          1995            87,954          Sq. Ft.                                  100.0%
4.063                        1985                          66,745          Sq. Ft.                                  100.0%
4.064                        1977          1995            88,030          Sq. Ft.                                  100.0%
4.065                        1985                          90,334          Sq. Ft.                                  100.0%
4.066                        1991                          71,806          Sq. Ft.                                  100.0%
4.067                        1991                         100,761          Sq. Ft.                                  100.0%
4.068                        1984                          66,735          Sq. Ft.                                  100.0%
4.069                        1985                          90,505          Sq. Ft.                                  100.0%
 4.07                        1992                         116,992          Sq. Ft.                                  100.0%
4.071                        1996                          77,559          Sq. Ft.                                  100.0%
4.072                        1970                          94,250          Sq. Ft.                                  100.0%
4.073                        1990                          94,248          Sq. Ft.                                  100.0%
4.074                        1985                          90,430          Sq. Ft.                                  100.0%
4.075                        1988                          94,013          Sq. Ft.                                  100.0%
4.076                        1989                         100,843          Sq. Ft.                                  100.0%
4.077                        1989                          94,336          Sq. Ft.                                  100.0%
4.078                        1984          1993            66,781          Sq. Ft.                                  100.0%
4.079                        1995                          75,844          Sq. Ft.                                  100.0%
 4.08                        1984          1992            67,256          Sq. Ft.                                  100.0%
4.081                        1988                          94,230          Sq. Ft.                                  100.0%
4.082                        1994                          75,775          Sq. Ft.                                  100.0%
4.083                        1994                          73,956          Sq. Ft.                                  100.0%
4.084                        1985          1993            66,784          Sq. Ft.                                  100.0%
4.085                        1984          1994            66,827          Sq. Ft.                                  100.0%
4.086                        1985          1993            70,118          Sq. Ft.                                  100.0%
4.087                        1971                          83,179          Sq. Ft.                                  100.0%
4.088                        1984          1993            66,713          Sq. Ft.                                  100.0%
4.089                        1986                          90,526          Sq. Ft.                                  100.0%
 4.09                        1994                          73,956          Sq. Ft.                                  100.0%
4.091                        1990                          83,180          Sq. Ft.                                  100.0%
4.092                        1988                          94,042          Sq. Ft.                                  100.0%
4.093                        1986                          94,068          Sq. Ft.                                  100.0%
4.094                        1995                          75,844          Sq. Ft.                                  100.0%

MORTGAGE
  LOAN
 NUMBER   OCCUPANCY "AS OF" DATE   2004 NOI   2005 NOI       MOST RECENT PERIOD    MOST RECENT NOI ($)  UW REVENUES ($)
--------  ----------------------  ---------  -----------  -----------------------  -------------------  ---------------
  1              Various                     102,850,117  T12 through 05/31/2006       107,239,288        161,818,908
1.001            06/27/06                    97,132,542   T12 through 05/31/2006       101,277,714        152,823,180
1.002            06/27/06                     3,178,883   T12 through 05/31/2006        3,314,543          5,001,486
1.003            06/15/06                     2,119,255   T12 through 05/31/2006        2,209,696          3,334,324
1.004            06/27/06                      419,436    T12 through 05/31/2006         437,336            659,918
  2              09/08/06         6,734,836   6,647,156   T-12 through 07-31-2006       7,201,162         21,098,643
  3              08/31/06                     5,369,272    Annualized 07/31/2006        5,697,489         11,671,618
3.001            08/31/06                     2,953,342    Annualized 07/31/2006        3,305,228          7,762,626
3.002            08/31/06                     2,415,930    Annualized 07/31/2006        2,392,261          3,908,992
  4              05/31/06                                                                                 64,440,146
4.001            05/31/06                                                                                  1,680,606
4.002            05/31/06                                                                                  1,662,632
4.003            05/31/06                                                                                  1,240,234
4.004            05/31/06                                                                                  1,037,123
4.005            05/31/06                                                                                   957,137
4.006            05/31/06                                                                                   943,656
4.007            05/31/06                                                                                   939,162
4.008            05/31/06                                                                                   898,720
4.009            05/31/06                                                                                   862,771
 4.01            05/31/06                                                                                   811,544
4.011            05/31/06                                                                                   803,456
4.012            05/31/06                                                                                   772,899
4.013            05/31/06                                                                                   759,418
4.014            05/31/06                                                                                   759,418
4.015            05/31/06                                                                                   759,418
4.016            05/31/06                                                                                   756,722
4.017            05/31/06                                                                                   754,925
4.018            05/31/06                                                                                   745,938
4.019            05/31/06                                                                                   727,963
 4.02            05/31/06                                                                                   727,963
4.021            05/31/06                                                                                   727,963
4.022            05/31/06                                                                                   727,065
4.023            05/31/06                                                                                   718,976
4.024            05/31/06                                                                                   687,521
4.025            05/31/06                                                                                   674,040
4.026            05/31/06                                                                                   674,040
4.027            05/31/06                                                                                   665,053
4.028            05/31/06                                                                                   651,572
4.029            05/31/06                                                                                   644,382
 4.03            05/31/06                                                                                   641,686
4.031            05/31/06                                                                                   629,104
4.032            05/31/06                                                                                   623,712
4.033            05/31/06                                                                                   621,914
4.034            05/31/06                                                                                   611,130
4.035            05/31/06                                                                                   611,130
4.036            05/31/06                                                                                   606,636
4.037            05/31/06                                                                                   604,389
4.038            05/31/06                                                                                   602,142
4.039            05/31/06                                                                                   602,142
 4.04            05/31/06                                                                                   602,142
4.041            05/31/06                                                                                   602,142
4.042            05/31/06                                                                                   602,142
4.043            05/31/06                                                                                   600,345
4.044            05/31/06                                                                                   595,851
4.045            05/31/06                                                                                   591,358
4.046            05/31/06                                                                                   586,864
4.047            05/31/06                                                                                   584,168
4.048            05/31/06                                                                                   584,168
4.049            05/31/06                                                                                   579,674
 4.05            05/31/06                                                                                   570,687
4.051            05/31/06                                                                                   570,687
4.052            05/31/06                                                                                   566,194
4.053            05/31/06                                                                                   566,194
4.054            05/31/06                                                                                   566,194
4.055            05/31/06                                                                                   561,700
4.056            05/31/06                                                                                   557,206
4.057            05/31/06                                                                                   552,713
4.058            05/31/06                                                                                   548,219
4.059            05/31/06                                                                                   541,928
 4.06            05/31/06                                                                                   539,232
4.061            05/31/06                                                                                   535,637
4.062            05/31/06                                                                                   532,042
4.063            05/31/06                                                                                   530,245
4.064            05/31/06                                                                                   525,751
4.065            05/31/06                                                                                   525,751
4.066            05/31/06                                                                                   525,751
4.067            05/31/06                                                                                   525,751
4.068            05/31/06                                                                                   512,270
4.069            05/31/06                                                                                   507,777
 4.07            05/31/06                                                                                   507,777
4.071            05/31/06                                                                                   507,777
4.072            05/31/06                                                                                   505,081
4.073            05/31/06                                                                                   496,093
4.074            05/31/06                                                                                   494,296
4.075            05/31/06                                                                                   490,701
4.076            05/31/06                                                                                   476,322
4.077            05/31/06                                                                                   474,524
4.078            05/31/06                                                                                   467,334
4.079            05/31/06                                                                                   467,334
 4.08            05/31/06                                                                                   467,334
4.081            05/31/06                                                                                   460,145
4.082            05/31/06                                                                                   458,347
4.083            05/31/06                                                                                   453,854
4.084            05/31/06                                                                                   449,360
4.085            05/31/06                                                                                   444,866
4.086            05/31/06                                                                                   442,170
4.087            05/31/06                                                                                   438,575
4.088            05/31/06                                                                                   435,879
4.089            05/31/06                                                                                   434,980
 4.09            05/31/06                                                                                   417,905
4.091            05/31/06                                                                                   406,221
4.092            05/31/06                                                                                   405,323
4.093            05/31/06                                                                                   404,424
4.094            05/31/06                                                                                   375,665

MORTGAGE
  LOAN                                                                                                  LARGEST TENANT SQ.
 NUMBER   UW EXPENSES ($)  UW NET OPERATING INCOME ($)  UW NET CASH FLOW ($)     LARGEST TENANT NAME            FT.
--------  ---------------  ---------------------------  --------------------  ------------------------  ------------------
  1         38,279,942             123,538,966               123,538,966
1.001       36,151,909             116,671,271               116,671,271      Sears                           341,199
1.002        1,183,153              3,818,332                 3,818,332       Kaiser Foundation Health         21,958
1.003         788,769               2,545,555                 2,545,555       Macy's                           15,099
1.004         156,111                503,808                   503,808        Blockbuster, Inc.                6,052
  2         10,449,886              10,648,757                9,711,733       Ameriquest Mortgage             232,078
  3          3,485,765              8,185,853                 7,934,425
3.001        2,409,963              5,352,663                 5,174,475       Vanity Fair                      23,572
3.002        1,075,802              2,833,190                 2,759,950       Polo Ralph Lauren                10,000
  4           322,201               64,117,945               63,020,449
4.001          8,403                1,672,203                 1,618,703       ShopKo Stores, Inc.             535,000
4.002          8,313                1,654,319                 1,632,487       ShopKo Stores, Inc.             218,323
4.003          6,201                1,234,032                 1,184,632       ShopKo Stores, Inc.             494,000
4.004          5,186                1,031,937                 1,019,272       ShopKo Stores, Inc.             126,658
4.005          4,786                 952,351                   942,909        ShopKo Stores, Inc.              94,418
4.006          4,718                 938,938                   930,500        ShopKo Stores, Inc.              84,379
4.007          4,696                 934,467                   899,767        ShopKo Stores, Inc.             347,000
4.008          4,494                 894,226                   882,242        ShopKo Stores, Inc.             119,842
4.009          4,314                 858,457                   848,377        ShopKo Stores, Inc.             100,803
 4.01          4,058                 807,486                   797,576        ShopKo Stores, Inc.              99,101
4.011          4,017                 799,438                   788,159        ShopKo Stores, Inc.             112,794
4.012          3,864                 769,035                   759,623        ShopKo Stores, Inc.              94,120
4.013          3,797                 755,621                   746,572        ShopKo Stores, Inc.              90,494
4.014          3,797                 755,621                   746,571        ShopKo Stores, Inc.              90,499
4.015          3,797                 755,621                   746,571        ShopKo Stores, Inc.              90,499
4.016          3,784                 752,939                   743,185        ShopKo Stores, Inc.              97,537
4.017          3,775                 751,150                   740,558        ShopKo Stores, Inc.             105,923
4.018          3,730                 742,208                   731,584        ShopKo Stores, Inc.             106,238
4.019          3,640                 724,323                   715,272        ShopKo Stores, Inc.              90,514
 4.02          3,640                 724,323                   715,279        ShopKo Stores, Inc.              90,441
4.021          3,640                 724,323                   714,103        ShopKo Stores, Inc.             102,205
4.022          3,635                 723,429                   710,953        ShopKo Stores, Inc.             124,761
4.023          3,595                 715,381                   706,323        ShopKo Stores, Inc.              90,585
4.024          3,438                 684,083                   674,673        ShopKo Stores, Inc.              94,106
4.025          3,370                 670,670                   661,247        ShopKo Stores, Inc.              94,225
4.026          3,370                 670,670                   661,199        ShopKo Stores, Inc.              94,705
4.027          3,325                 661,728                   651,703        ShopKo Stores, Inc.             100,247
4.028          3,258                 648,314                   638,081        ShopKo Stores, Inc.             102,327
4.029          3,222                 641,160                   632,114        ShopKo Stores, Inc.              90,464
 4.03          3,208                 638,478                   628,675        ShopKo Stores, Inc.              98,030
4.031          3,146                 625,959                   616,551        ShopKo Stores, Inc.              94,076
4.032          3,119                 620,593                   610,592        ShopKo Stores, Inc.             100,010
4.033          3,110                 618,805                   608,877        ShopKo Stores, Inc.              99,279
4.034          3,056                 608,074                   597,926        ShopKo Stores, Inc.             101,483
4.035          3,056                 608,074                   598,273        ShopKo Stores, Inc.              98,005
4.036          3,033                 603,603                   594,557        ShopKo Stores, Inc.              90,461
4.037          3,022                 601,367                   592,326        ShopKo Stores, Inc.              90,414
4.038          3,011                 599,132                   591,363        ShopKo Stores, Inc.              77,690
4.039          3,011                 599,132                   589,339        ShopKo Stores, Inc.              97,931
 4.04          3,011                 599,132                   588,744        ShopKo Stores, Inc.             103,875
4.041          3,011                 599,132                   589,336        ShopKo Stores, Inc.              97,961
4.042          3,011                 599,132                   589,052        ShopKo Stores, Inc.             100,800
4.043          3,002                 597,343                   587,711        ShopKo Stores, Inc.              96,325
4.044          2,979                 592,872                   582,703        ShopKo Stores, Inc.             101,688
4.045          2,957                 588,401                   579,727        ShopKo Stores, Inc.              86,739
4.046          2,934                 583,930                   574,517        ShopKo Stores, Inc.              94,130
4.047          2,921                 581,247                   573,130        ShopKo Stores, Inc.              81,171
4.048          2,921                 581,247                   571,863        ShopKo Stores, Inc.              93,845
4.049          2,898                 576,776                   567,335        ShopKo Stores, Inc.              94,413
 4.05          2,853                 567,834                   558,018        ShopKo Stores, Inc.              98,160
4.051          2,853                 567,834                   558,048        ShopKo Stores, Inc.              97,859
4.052          2,831                 563,363                   553,940        ShopKo Stores, Inc.              94,230
4.053          2,831                 563,363                   553,940        ShopKo Stores, Inc.              94,222
4.054          2,831                 563,363                   554,925        ShopKo Stores, Inc.              84,375
4.055          2,809                 558,892                   549,468        ShopKo Stores, Inc.              94,237
4.056          2,786                 554,420                   547,236        ShopKo Stores, Inc.              71,846
4.057          2,764                 549,949                   541,613        ShopKo Stores, Inc.              83,363
4.058          2,741                 545,478                   536,662        ShopKo Stores, Inc.              88,161
4.059          2,710                 539,219                   532,034        ShopKo Stores, Inc.              71,847
 4.06          2,696                 536,536                   527,435        ShopKo Stores, Inc.              91,012
4.061          2,678                 532,959                   526,413        ShopKo Stores, Inc.              65,459
4.062          2,660                 529,382                   520,587        ShopKo Stores, Inc.              87,954
4.063          2,651                 527,594                   520,919        ShopKo Stores, Inc.              66,745
4.064          2,629                 523,122                   514,319        ShopKo Stores, Inc.              88,030
4.065          2,629                 523,122                   514,089        ShopKo Stores, Inc.              90,334
4.066          2,629                 523,122                   515,942        ShopKo Stores, Inc.              71,806
4.067          2,629                 523,122                   513,046        ShopKo Stores, Inc.             100,761
4.068          2,561                 509,709                   503,036        ShopKo Stores, Inc.              66,735
4.069          2,539                 505,238                   496,187        ShopKo Stores, Inc.              90,505
 4.07          2,539                 505,238                   493,539        ShopKo Stores, Inc.             116,992
4.071          2,539                 505,238                   497,482        ShopKo Stores, Inc.              77,559
4.072          2,525                 502,555                   493,130        ShopKo Stores, Inc.              94,250
4.073          2,480                 493,613                   484,188        ShopKo Stores, Inc.              94,248
4.074          2,471                 491,825                   482,782        ShopKo Stores, Inc.              90,430
4.075          2,454                 488,248                   478,846        ShopKo Stores, Inc.              94,013
4.076          2,382                 473,940                   463,856        ShopKo Stores, Inc.             100,843
4.077          2,373                 472,152                   462,718        ShopKo Stores, Inc.              94,336
4.078          2,337                 464,998                   458,320        ShopKo Stores, Inc.              66,781
4.079          2,337                 464,998                   457,413        ShopKo Stores, Inc.              75,844
 4.08          2,337                 464,998                   458,272        ShopKo Stores, Inc.              67,256
4.081          2,301                 457,844                   448,421        ShopKo Stores, Inc.              94,230
4.082          2,292                 456,055                   448,478        ShopKo Stores, Inc.              75,775
4.083          2,269                 451,584                   444,189        ShopKo Stores, Inc.              73,956
4.084          2,247                 447,113                   440,435        ShopKo Stores, Inc.              66,784
4.085          2,224                 442,642                   435,959        ShopKo Stores, Inc.              66,827
4.086          2,211                 439,959                   432,948        ShopKo Stores, Inc.              70,118
4.087          2,193                 436,383                   428,065        ShopKo Stores, Inc.              83,179
4.088          2,179                 433,700                   427,029        ShopKo Stores, Inc.              66,713
4.089          2,175                 432,806                   423,753        ShopKo Stores, Inc.              90,526
 4.09          2,090                 415,815                   408,420        ShopKo Stores, Inc.              73,956
4.091          2,031                 404,190                   395,872        ShopKo Stores, Inc.              83,180
4.092          2,027                 403,296                   393,892        ShopKo Stores, Inc.              94,042
4.093          2,022                 402,402                   392,995        ShopKo Stores, Inc.              94,068
4.094          1,878                 373,787                   366,202        ShopKo Stores, Inc.              75,844

MORTGAGE
  LOAN    LARGEST TENANT                                                         2ND LARGEST TENANT  2ND LARGEST TENANT %
 NUMBER      % OF NRA     LARGEST TENANT EXP. DATE    2ND LARGEST TENANT NAME          SQ. FT.              OF NRA
--------  --------------  ------------------------  ---------------------------  ------------------  --------------------
  1
1.001           21.2%             08/31/09          Macy's                             326,860               20.3%
1.002           11.0%        12/31/07; 06/30/11     Bank of Hawaii                      18,200                9.1%
1.003           8.9%              11/30/06          Data House Holdings Corp.           14,061                8.3%
1.004           43.1%             03/31/10          I Love Country Cafe                 3,122                22.2%
  2             24.9%             06/14/11          Komatsu America Corporation        105,437               11.3%
  3
3.001           8.0%              01/10/08          Chesapeake Gourment                 14,721                5.0%
3.002           6.8%              01/31/16          Bass Company                        8,500                 5.8%
  4
4.001          100.0%             05/31/26
4.002          100.0%             05/31/26
4.003          100.0%             05/31/26
4.004          100.0%             05/31/26
4.005          100.0%             05/31/26
4.006          100.0%             05/31/26
4.007          100.0%             05/31/26
4.008          100.0%             05/31/26
4.009          100.0%             05/31/26
 4.01          100.0%             05/31/26
4.011          100.0%             05/31/26
4.012          100.0%             05/31/26
4.013          100.0%             05/31/26
4.014          100.0%             05/31/26
4.015          100.0%             05/31/26
4.016          100.0%             05/31/26
4.017          100.0%             05/31/26
4.018          100.0%             05/31/26
4.019          100.0%             05/31/26
 4.02          100.0%             05/31/26
4.021          100.0%             05/31/26
4.022          100.0%             05/31/26
4.023          100.0%             05/31/26
4.024          100.0%             05/31/26
4.025          100.0%             05/31/26
4.026          100.0%             05/31/26
4.027          100.0%             05/31/26
4.028          100.0%             05/31/26
4.029          100.0%             05/31/26
 4.03          100.0%             05/31/26
4.031          100.0%             05/31/26
4.032          100.0%             05/31/26
4.033          100.0%             05/31/26
4.034          100.0%             05/31/26
4.035          100.0%             05/31/26
4.036          100.0%             05/31/26
4.037          100.0%             05/31/26
4.038          100.0%             05/31/26
4.039          100.0%             05/31/26
 4.04          100.0%             05/31/26
4.041          100.0%             05/31/26
4.042          100.0%             05/31/26
4.043          100.0%             05/31/26
4.044          100.0%             05/31/26
4.045          100.0%             05/31/26
4.046          100.0%             05/31/26
4.047          100.0%             05/31/26
4.048          100.0%             05/31/26
4.049          100.0%             05/31/26
 4.05          100.0%             05/31/26
4.051          100.0%             05/31/26
4.052          100.0%             05/31/26
4.053          100.0%             05/31/26
4.054          100.0%             05/31/26
4.055          100.0%             05/31/26
4.056          100.0%             05/31/26
4.057          100.0%             05/31/26
4.058          100.0%             05/31/26
4.059          100.0%             05/31/26
 4.06          100.0%             05/31/26
4.061          100.0%             05/31/26
4.062          100.0%             05/31/26
4.063          100.0%             05/31/26
4.064          100.0%             05/31/26
4.065          100.0%             05/31/26
4.066          100.0%             05/31/26
4.067          100.0%             05/31/26
4.068          100.0%             05/31/26
4.069          100.0%             05/31/26
 4.07          100.0%             05/31/26
4.071          100.0%             05/31/26
4.072          100.0%             05/31/26
4.073          100.0%             05/31/26
4.074          100.0%             05/31/26
4.075          100.0%             05/31/26
4.076          100.0%             05/31/26
4.077          100.0%             05/31/26
4.078          100.0%             05/31/26
4.079          100.0%             05/31/26
 4.08          100.0%             05/31/26
4.081          100.0%             05/31/26
4.082          100.0%             05/31/26
4.083          100.0%             05/31/26
4.084          100.0%             05/31/26
4.085          100.0%             05/31/26
4.086          100.0%             05/31/26
4.087          100.0%             05/31/26
4.088          100.0%             05/31/26
4.089          100.0%             05/31/26
 4.09          100.0%             05/31/26
4.091          100.0%             05/31/26
4.092          100.0%             05/31/26
4.093          100.0%             05/31/26
4.094          100.0%             05/31/26

MORTGAGE
  LOAN                                                                                       3RD LARGEST TENANT
 NUMBER   2ND LARGEST TENANT EXP. DATE  3RD LARGEST TENANT NAME  3RD LARGEST TENANT SQ. FT.       % OF NRA
--------  ----------------------------  -----------------------  --------------------------  ------------------
  1
1.001               12/31/15            Shirokiya                        53,515                      3.3%
1.002               03/31/26            Kapiolani Health                 10,979                      5.5%
1.003               06/30/08            Ameriprise Financial SE          10,126                      6.0%
1.004               12/31/10            Payless Shoesource               3,080                      21.9%
  2                 07/31/21            Fifth Third Holdings            101,384                     10.9%
  3
3.001               02/28/08            L.L. Bean Factory Store          13,400                      4.5%
3.002               12/31/11            Mikasa                           7,500                       5.1%
  4
4.001
4.002
4.003
4.004
4.005
4.006
4.007
4.008
4.009
 4.01
4.011
4.012
4.013
4.014
4.015
4.016
4.017
4.018
4.019
 4.02
4.021
4.022
4.023
4.024
4.025
4.026
4.027
4.028
4.029
 4.03
4.031
4.032
4.033
4.034
4.035
4.036
4.037
4.038
4.039
 4.04
4.041
4.042
4.043
4.044
4.045
4.046
4.047
4.048
4.049
 4.05
4.051
4.052
4.053
4.054
4.055
4.056
4.057
4.058
4.059
 4.06
4.061
4.062
4.063
4.064
4.065
4.066
4.067
4.068
4.069
 4.07
4.071
4.072
4.073
4.074
4.075
4.076
4.077
4.078
4.079
 4.08
4.081
4.082
4.083
4.084
4.085
4.086
4.087
4.088
4.089
 4.09
4.091
4.092
4.093
4.094

MORTGAGE
  LOAN                                                LARGEST AFFILIATED SPONSOR FLAG ((GREATER)
 NUMBER   3RD LARGEST TENANT EXP. DATE   LOCKBOX    THAN 4% OF POOL, LOAN GROUP 1 OR LOAN GROUP (2)   MORTGAGE LOAN NUMBER
--------  ----------------------------  ---------  -------------------------------------------------  --------------------
  1                                        Hard                                                                 1
1.001               01/31/20                                                                                 1.001
1.002               02/28/09                                                                                 1.002
1.003               12/31/07                                                                                 1.003
1.004               08/31/09                                                                                 1.004
  2             Multiple Spaces            Hard                                                                2
  3                                     Springing                                                              3
3.001               08/31/12                                                                                 3.001
3.002               06/30/10                                                                                 3.002
  4                                        Hard                                                                4
4.001                                                                                                        4.001
4.002                                                                                                        4.002
4.003                                                                                                        4.003
4.004                                                                                                        4.004
4.005                                                                                                        4.005
4.006                                                                                                        4.006
4.007                                                                                                        4.007
4.008                                                                                                        4.008
4.009                                                                                                        4.009
 4.01                                                                                                         4.01
4.011                                                                                                        4.011
4.012                                                                                                        4.012
4.013                                                                                                        4.013
4.014                                                                                                        4.014
4.015                                                                                                        4.015
4.016                                                                                                        4.016
4.017                                                                                                        4.017
4.018                                                                                                        4.018
4.019                                                                                                        4.019
 4.02                                                                                                         4.02
4.021                                                                                                        4.021
4.022                                                                                                        4.022
4.023                                                                                                        4.023
4.024                                                                                                        4.024
4.025                                                                                                        4.025
4.026                                                                                                        4.026
4.027                                                                                                        4.027
4.028                                                                                                        4.028
4.029                                                                                                        4.029
 4.03                                                                                                         4.03
4.031                                                                                                        4.031
4.032                                                                                                        4.032
4.033                                                                                                        4.033
4.034                                                                                                        4.034
4.035                                                                                                        4.035
4.036                                                                                                        4.036
4.037                                                                                                        4.037
4.038                                                                                                        4.038
4.039                                                                                                        4.039
 4.04                                                                                                         4.04
4.041                                                                                                        4.041
4.042                                                                                                        4.042
4.043                                                                                                        4.043
4.044                                                                                                        4.044
4.045                                                                                                        4.045
4.046                                                                                                        4.046
4.047                                                                                                        4.047
4.048                                                                                                        4.048
4.049                                                                                                        4.049
 4.05                                                                                                         4.05
4.051                                                                                                        4.051
4.052                                                                                                        4.052
4.053                                                                                                        4.053
4.054                                                                                                        4.054
4.055                                                                                                        4.055
4.056                                                                                                        4.056
4.057                                                                                                        4.057
4.058                                                                                                        4.058
4.059                                                                                                        4.059
 4.06                                                                                                         4.06
4.061                                                                                                        4.061
4.062                                                                                                        4.062
4.063                                                                                                        4.063
4.064                                                                                                        4.064
4.065                                                                                                        4.065
4.066                                                                                                        4.066
4.067                                                                                                        4.067
4.068                                                                                                        4.068
4.069                                                                                                        4.069
 4.07                                                                                                         4.07
4.071                                                                                                        4.071
4.072                                                                                                        4.072
4.073                                                                                                        4.073
4.074                                                                                                        4.074
4.075                                                                                                        4.075
4.076                                                                                                        4.076
4.077                                                                                                        4.077
4.078                                                                                                        4.078
4.079                                                                                                        4.079
 4.08                                                                                                         4.08
4.081                                                                                                        4.081
4.082                                                                                                        4.082
4.083                                                                                                        4.083
4.084                                                                                                        4.084
4.085                                                                                                        4.085
4.086                                                                                                        4.086
4.087                                                                                                        4.087
4.088                                                                                                        4.088
4.089                                                                                                        4.089
 4.09                                                                                                         4.09
4.091                                                                                                        4.091
4.092                                                                                                        4.092
4.093                                                                                                        4.093
4.094                                                                                                        4.094

MORTGAGE   LOAN
  LOAN     GROUP
 NUMBER   NUMBER              PROPERTY NAME                           ADDRESS                      CITY          STATE   ZIP CODE
--------  ------  -------------------------------------  ---------------------------------  ------------------  -------  --------
4.095             4215 Yellowstone Highway               4215 Yellowstone Highway           Chubbuck              ID       83202
4.096             800 East 17th Street                   800 East 17th Street               Idaho Falls           ID       83404
4.097             1350 North Galena Avenue               1350 North Galena Avenue           Dixon                 IL       61021
4.098             1600 Rose Street                       1600 Rose Street                   Walla Walla           WA       99362
4.099             2530 Rudkin Road                       2530 Rudkin Road                   Union Gap             WA       98903
 4.1              555 West South Street                  555 West South Street              Freeport              IL       61032
4.101             955 North Main Street                  955 North Main Street              Spanish Fork          UT       84660
4.102             1341 North Main Street                 1341 North Main Street             Logan                 UT       84341
4.103             747 South Main Street                  747 South Main Street              Brigham City          UT       84302
4.104             1425 Janesville Avenue                 1425 Janesville Avenue             Fort Atkinson         WI       53538
4.105             2120 Thain Grade                       2120 Thain Grade                   Lewiston              ID       83501
4.106             3705 Monroe Road                       3705 Monroe Road                   Ledgeview             WI       54115
4.107             2585 Lineville Road                    2585 Lineville Road                Howard                WI       54313
4.108             1190 North 6th Street                  1190 North 6th Street              Monmouth              IL       61462
4.109             1450 West Main Avenue                  1450 West Main Avenue              De Pere               WI       54115
4.110             East 13414 Sprague Avenue              East 13414 Sprague Avenue          Spokane Valley        WA       99216
4.111             313 North Roosevelt Avenue             313 North Roosevelt Avenue         Burlington            IA       52601
4.112             1011 North Wisconsin Street            1011 North Wisconsin Street        Port Washington       WI       53074
  5          1    311 South Wacker (3)                   311 South Wacker Drive             Chicago               IL       60606
  6          1    Hollywood Roosevelt Hotel              7000 Hollywood Boulevard           Los Angeles           CA       90028
  7          1    Chiquita Center                        250 East Fifth Street              Cincinnati            OH       45202
  8          1    Fortress/Ryan's Portfolio (4)          Various                            Various             Various   Various
8.001             Ryans - Picayune, MS                   232 Frontage Road                  Picayune              MS       39466
8.002             Ryans - Crestview, FL                  3000 South Ferdon Boulevard        Crestview             FL       32536
8.003             Fire Mountain - Fayetteville, NC       1470 Skibo Road                    Fayetteville          NC       28303
8.004             Ryans - Bowling Green, KY              1920 Mel Browning Street           Bowling Green         KY       42104
8.005             Fire Mountain - Pensacola, FL          9006 Pensacola Boulevard           Pensacola             FL       32534
8.006             Ryans - Macon, GA                      4690 Presidential Parkway          Macon                 GA       31206
8.007             Ryans - Conroe, TX                     1413 North Loop 336 West           Conroe                TX       77304
8.008             Ryans - Columbus, GA                   1900 Manchester Expressway         Columbus              GA       31904
8.009             Ryans - Beckley, WV                    1320 North Eisenhower Drive        Beckley               WV       25801
 8.01             Ryans - Aiken, SC                      1953 Whiskey Road                  Aiken                 SC       29803
8.011             Ryans - Pearl, MS                      438 Riverwind Drive                Pearl                 MS       39208
8.012             Ryans - Asheville, NC                  1000 Brevard Road                  Asheville             NC       28806
8.013             Ryans - Beaumont, TX                   4260 Dowlen Road                   Beaumont              TX       77706
8.014             Ryans - Albany, GA                     1228 North Westover Boulevard      Albany                GA       31707
8.015             Old Country Buffet - Coon Rapids, MN   3580 Main Street                   Coon Rapids           MN       55448
8.016             Ryans - Surfside Beach, SC             8671 Highway 17 Bypass             Surfside Beach        SC       29575
8.017             Ryans - Montgomery, AL                 6561 Atlanta Highway               Montgomery            AL       36117
8.018             Ryans - North Charleston, SC           7321 Rivers Avenue                 North Charleston      SC       29406
8.019             Fire Mountain - Flowood, MS            205 Belle Meade Point              Flowood               MS       39232
 8.02             Ryans - Hanover, PA                    341 Eisenhower Drive               Hanover               PA       17331
8.021             Ryans - Princeton, WV                  195 Greasy Ridge Road              Princeton             WV       24740
8.022             Ryans - Hermitage, TN                  3435 Lebanon Pike                  Hermitage             TN       37076
8.023             Ryans - Martinez, GA                   208 Bobby Jones Expressway         Martinez              GA       30907
8.024             Fire Mountain - Columbia, SC           1304 Bower Parkway                 Columbia              SC       29212
8.025             Ryans - Columbia, SC                   10052 Two Notch Road               Columbia              SC       29223
8.026             Fire Mountain - Decatur, AL            921 Wimberly Drive SW              Decatur               AL       35603
8.027             Ryans - Greer, SC                      1501 West Poinsett                 Greer                 SC       29650
8.028             Fire Mountain - Athens, GA             1021 Dowdy Road                    Athens                GA       30606
8.029             Fire Mountain - Burleson, TX           1045 Southwest Wilshire Boulevard  Burleson              TX       76028
 8.03             Ryans - Charleston, SC                 829 Saint Andrews Boulevard        Charleston            SC       29407
8.031             Ryans - Martinsburg, WV                925 Foxcroft Avenue                Martinsburg           WV       25401
8.032             Ryans - Commerce, GA                   243 Steven B. Tanger Boulevard     Commerce              GA       30529
8.033             Fire Mountain - Horn Lake, MS          988 Goodman Road                   Horn Lake             MS       38637
8.034             Ryans - Fredericksburg, VA             1780 Carl D. Silver Parkway        Fredericksburg        VA       22401
8.035             Fire Mountain - North Augusta, SC      1275 Knox Avenue                   North Augusta         SC       29841
8.036             Ryans - Anderson, SC                   3517 Clemson Boulevard             Anderson              SC       29621
8.037             Fire Mountain - Mobile, AL             4439 Rangeline Road                Mobile                AL       36619
8.038             Ryans - Alcoa, TN                      1053 Hunters Xing                  Alcoa                 TN       37701
8.039             Ryans - Texas City, TX                 2310 FM 2004                       Texas City            TX       77591
 8.04             Ryans - Hixson, TN                     5104 Hixson Pike                   Hixson                TN       37343
8.041             Ryans - Denham Springs, LA             910 South Range Avenue             Denham Springs        LA       70726
8.042             Fire Mountain - Dawsonville, GA        126 Highway 400 North              Dawsonville           GA       30534
8.043             Ryans - Murfreesboro, TN               1829 Old Fort Parkway              Murfreesboro          TN       37129
8.044             Ryans - Jasper, AL                     2009 Highway 78 East               Jasper                AL       35501
8.045             Ryans - Florence, AL                   362 Cox Creek Parkway              Florence              AL       35630
8.046             Ryans - North Myrtle Beach, SC         3607 Highway 17                    North Myrtle Beach    SC       29582
8.047             Fire Mountain - Bossier City, LA       2400 Airline Drive                 Bossier City          LA       71111
8.048             Ryans - Canton, GA                     150 Keith Drive                    Canton                GA       30114
8.049             Ryans - Owensboro, KY                  4500 Frederica Street              Owensboro             KY       42301
 8.05             Ryans - Rome, GA                       2305 Shorter Avenue SW             Rome                  GA       30165
8.051             Fire Mountain - Lake Charles, LA       4051 Ryan Street                   Lake Charles          LA       70605
8.052             Fire Mountain - Hickory, NC            2664 Highway 70 SE                 Hickory               NC       28602
8.053             Ryans - Cartersville, GA               823 Joe Frank Harris Parkway       Cartersville          GA       30120
8.054             Ryans - Crossville, TN                 2854 North Main Street             Crossville            TN       38555
8.055             Ryans - Carrollton, GA                 1156 Bankhead Highway              Carrollton            GA       30116
8.056             Ryans - Pace, FL                       4955 Highway 90                    Pace                  FL       32571
8.057             Ryans - Christiansburg, VA             2580 North Franklin Street         Christiansburg        VA       24073
8.058             Ryans - Prattville, AL                 1915 Cobbs Ford Road               Prattville            AL       36066
8.059             Fire Mountain - Lexington, KY          1973 Bryant Road                   Lexington             KY       40509
 8.06             Ryans - Paducah, KY                    5140 Hinkleville Road              Paducah               KY       42001
8.061             Fire Mountain - Spanish Fort, AL       30179 Eastern Shore Court          Spanish Fort          AL       36527
8.062             Ryans - Lake Jackson, TX               119 West Highway 332               Lake Jackson          TX       77566
8.063             Ryans - Hiram, GA                      55 Pace Court                      Hiram                 GA       30141
8.064             Ryans - Greenville, SC                 6124 White Horse Road              Greenville            SC       29611
8.065             Fire Mountain - Auburn, IN             1411 Shook Drive                   Auburn                IN       46706
8.066             Ryans - Seymour, IN                    203 North Sandy Creek Drive        Seymour               IN       47274
8.067             Ryans - Springfield, MO                1950 East Kearney Street           Springfield           MO       65803
8.068             Fire Mountain - Cullman, AL            1720 Cherokee Avenue SW            Cullman               AL       35055
8.069             Fire Mountain - Spartanburg, SC        151 Dorman Center Drive            Spartanburg           SC       29301
 8.07             Ryans - West Columbia, SC              1707 Charleston Highway            West Columbia         SC       29169
8.071             Ryans - Dothan, AL                     3240 South Oates Street            Dothan                AL       36301
8.072             Ryans - Easley, SC                     6410 Calhoun Memorial Highway      Easley                SC       29640
8.073             Fire Mountain - Gardendale, AL         838 Odum Road                      Gardendale            AL       35071
8.074             Ryans - Joplin, MO                     510 Rangeline Road                 Joplin                MO       64801
8.075             Ryans - Greenwood, SC                  1703 Bypass 72 NE                  Greenwood             SC       29649
8.076             Ryans - Conway, SC                     2904 Church Street                 Conway                SC       29526
8.077             Ryans - Chambersburg, PA               1635 Lincoln Way East              Chambersburg          PA       17201
8.078             Ryans - Lumberton, NC                  220 Jackson Court                  Lumberton             NC       28358
8.079             Fire Mountain - Griffin, GA            1323 North Expressway              Griffin               GA       30223
 8.08             Ryans - Springfield, MO                2501 South Campbell Avenue         Springfield           MO       65807
8.081             Fire Mountain - Calhoun, GA            422 West Belmont Drive             Calhoun               GA       30701
8.082             Fire Mountain - North Little Rock, AR  4000 Springhill Plaza Court        North Little Rock     AR       72117

MORTGAGE  CROSS COLLATERALIZED
  LOAN     AND CROSS DEFAULTED                  MORTGAGE      GENERAL         SPECIFIC         ORIGINAL        CUT-OFF DATE
 NUMBER         LOAN FLAG       LOAN PURPOSE  LOAN SELLER  PROPERTY TYPE   PROPERTY TYPE   LOAN BALANCE ($)  LOAN BALANCE ($)
--------  --------------------  ------------  -----------  -------------  ---------------  ----------------  ----------------
4.095                                                         Retail       Single Tenant        494,757
4.096                                                         Retail       Single Tenant        492,338
4.097                                                         Retail       Single Tenant        471,773
4.098                                                         Retail       Single Tenant        459,677
4.099                                                         Retail       Single Tenant        441,531
 4.1                                                          Retail       Single Tenant        441,531
4.101                                                         Retail       Single Tenant        436,693
4.102                                                         Retail       Single Tenant        423,386
4.103                                                         Retail       Single Tenant        423,386
4.104                                                         Retail       Single Tenant        410,080
4.105                                                         Retail       Single Tenant        374,999
4.106                                                         Retail       Single Tenant        362,903
4.107                                                         Retail       Single Tenant        350,806
4.108                                                         Retail       Single Tenant        325,403
4.109                                                       Industrial    Flex Industrial       280,645
4.110                                                         Retail       Single Tenant        266,129
4.111                                                         Retail       Single Tenant        216,532
4.112                                                         Retail       Single Tenant        193,548
  5                 N            Acquisition    Wachovia      Office            CBD           85,400,000        85,400,000
  6                 N             Refinance     Wachovia    Hospitality    Full Service       70,000,000        69,929,646
  7                 N            Acquisition    Wachovia      Office            CBD           65,000,000        65,000,000
  8                 N            Acquisition      GACC        Retail       Single Tenant      61,985,000        61,985,000
8.001                                                         Retail       Single Tenant        881,032
8.002                                                         Retail       Single Tenant        759,771
8.003                                                         Retail       Single Tenant        727,562
8.004                                                         Retail       Single Tenant        725,645
8.005                                                         Retail       Single Tenant        714,071
8.006                                                         Retail       Single Tenant        694,574
8.007                                                         Retail       Single Tenant        688,854
8.008                                                         Retail       Single Tenant        687,033
8.009                                                         Retail       Single Tenant        679,071
 8.01                                                         Retail       Single Tenant        660,412
8.011                                                         Retail       Single Tenant        658,545
8.012                                                         Retail       Single Tenant        655,585
8.013                                                         Retail       Single Tenant        651,251
8.014                                                         Retail       Single Tenant        647,664
8.015                                                         Retail       Single Tenant        638,988
8.016                                                         Retail       Single Tenant        634,345
8.017                                                         Retail       Single Tenant        630,254
8.018                                                         Retail       Single Tenant        624,408
8.019                                                         Retail       Single Tenant        623,354
 8.02                                                         Retail       Single Tenant        617,445
8.021                                                         Retail       Single Tenant        606,301
8.022                                                         Retail       Single Tenant        600,954
8.023                                                         Retail       Single Tenant        599,552
8.024                                                         Retail       Single Tenant        598,083
8.025                                                         Retail       Single Tenant        596,179
8.026                                                         Retail       Single Tenant        592,886
8.027                                                         Retail       Single Tenant        592,437
8.028                                                         Retail       Single Tenant        589,249
8.029                                                         Retail       Single Tenant        587,354
 8.03                                                         Retail       Single Tenant        587,354
8.031                                                         Retail       Single Tenant        584,385
8.032                                                         Retail       Single Tenant        583,563
8.033                                                         Retail       Single Tenant        574,159
8.034                                                         Retail       Single Tenant        574,092
8.035                                                         Retail       Single Tenant        573,144
8.036                                                         Retail       Single Tenant        568,408
8.037                                                         Retail       Single Tenant        564,760
8.038                                                         Retail       Single Tenant        563,168
8.039                                                         Retail       Single Tenant        561,547
 8.04                                                         Retail       Single Tenant        561,542
8.041                                                         Retail       Single Tenant        558,934
8.042                                                         Retail       Single Tenant        558,402
8.043                                                         Retail       Single Tenant        551,383
8.044                                                         Retail       Single Tenant        549,678
8.045                                                         Retail       Single Tenant        549,461
8.046                                                         Retail       Single Tenant        542,983
8.047                                                         Retail       Single Tenant        537,369
8.048                                                         Retail       Single Tenant        536,198
8.049                                                         Retail       Single Tenant        534,567
 8.05                                                         Retail       Single Tenant        530,237
8.051                                                         Retail       Single Tenant        529,588
8.052                                                         Retail       Single Tenant        525,783
8.053                                                         Retail       Single Tenant        523,108
8.054                                                         Retail       Single Tenant        521,040
8.055                                                         Retail       Single Tenant        519,146
8.056                                                         Retail       Single Tenant        516,880
8.057                                                         Retail       Single Tenant        513,044
8.058                                                         Retail       Single Tenant        512,609
8.059                                                         Retail       Single Tenant        511,567
 8.06                                                         Retail       Single Tenant        511,567
8.061                                                         Retail       Single Tenant        511,567
8.062                                                         Retail       Single Tenant        511,567
8.063                                                         Retail       Single Tenant        509,712
8.064                                                         Retail       Single Tenant        509,443
8.065                                                         Retail       Single Tenant        507,025
8.066                                                         Retail       Single Tenant        502,497
8.067                                                         Retail       Single Tenant        502,093
8.068                                                         Retail       Single Tenant        499,467
8.069                                                         Retail       Single Tenant        498,192
 8.07                                                         Retail       Single Tenant        496,775
8.071                                                         Retail       Single Tenant        492,620
8.072                                                         Retail       Single Tenant        492,328
8.073                                                         Retail       Single Tenant        487,236
8.074                                                         Retail       Single Tenant        486,844
8.075                                                         Retail       Single Tenant        486,835
8.076                                                         Retail       Single Tenant        485,397
8.077                                                         Retail       Single Tenant        484,121
8.078                                                         Retail       Single Tenant        483,146
8.079                                                         Retail       Single Tenant        479,520
 8.08                                                         Retail       Single Tenant        479,217
8.081                                                         Retail       Single Tenant        475,554
8.082                                                         Retail       Single Tenant        471,524

MORTGAGE                         % OF AGGREGATE   % OF AGGREGATE
  LOAN       % OF AGGREGATE       CUT-OFF DATE     CUT-OFF DATE   ORIGINATION    FIRST     MATURITY   MORTGAGE  LOAN ADMINISTRATIVE
 NUMBER   CUT-OFF DATE BALANCE  GROUP 1 BALANCE  GROUP 2 BALANCE      DATE     PAY DATE  DATE OR ARD    RATE         COST RATE
--------  --------------------  ---------------  ---------------  -----------  --------  -----------  --------  -------------------
4.095
4.096
4.097
4.098
4.099
 4.1
4.101
4.102
4.103
4.104
4.105
4.106
4.107
4.108
4.109
4.110
4.111
4.112
  5               3.4%                4.0%                          08/10/06   09/11/06    08/11/16    6.570%         0.02080%
  6               2.7%                3.3%                          10/27/06   12/11/06    11/11/16    5.950%         0.02080%
  7               2.6%                3.0%                          10/25/06   12/11/06    11/11/16    6.092%         0.02080%
  8               2.4%                2.9%                          11/01/06   12/01/06    11/01/16    6.005%         0.02080%
8.001
8.002
8.003
8.004
8.005
8.006
8.007
8.008
8.009
 8.01
8.011
8.012
8.013
8.014
8.015
8.016
8.017
8.018
8.019
 8.02
8.021
8.022
8.023
8.024
8.025
8.026
8.027
8.028
8.029
 8.03
8.031
8.032
8.033
8.034
8.035
8.036
8.037
8.038
8.039
 8.04
8.041
8.042
8.043
8.044
8.045
8.046
8.047
8.048
8.049
 8.05
8.051
8.052
8.053
8.054
8.055
8.056
8.057
8.058
8.059
 8.06
8.061
8.062
8.063
8.064
8.065
8.066
8.067
8.068
8.069
 8.07
8.071
8.072
8.073
8.074
8.075
8.076
8.077
8.078
8.079
 8.08
8.081
8.082

MORTGAGE   INTEREST   ORIGINAL TERM TO  REMAINING TERM TO
  LOAN      ACCRUAL    MATURITY OR ARD   MATURITY OR ARD    REMAINING IO  ORIGINAL AMORT  REMAINING AMORT   MONTHLY P&I
 NUMBER     METHOD        (MOS.)              (MOS.)       PERIOD (MOS.)    TERM (MOS.)     TERM (MOS.)    PAYMENTS ($)
--------  ----------  ----------------  -----------------  -------------  --------------  ---------------  ------------
4.095
4.096
4.097
4.098
4.099
 4.1
4.101
4.102
4.103
4.104
4.105
4.106
4.107
4.108
4.109
4.110
4.111
4.112
  5       Actual/360         120               116               56             360             360          543,724
  6       Actual/360         120               119                              360             359          417,438
  7       Actual/360         120               119               59             360             360          393,561
  8       Actual/360         120               119               23             360             360          371,831
8.001
8.002
8.003
8.004
8.005
8.006
8.007
8.008
8.009
 8.01
8.011
8.012
8.013
8.014
8.015
8.016
8.017
8.018
8.019
 8.02
8.021
8.022
8.023
8.024
8.025
8.026
8.027
8.028
8.029
 8.03
8.031
8.032
8.033
8.034
8.035
8.036
8.037
8.038
8.039
 8.04
8.041
8.042
8.043
8.044
8.045
8.046
8.047
8.048
8.049
 8.05
8.051
8.052
8.053
8.054
8.055
8.056
8.057
8.058
8.059
 8.06
8.061
8.062
8.063
8.064
8.065
8.066
8.067
8.068
8.069
 8.07
8.071
8.072
8.073
8.074
8.075
8.076
8.077
8.078
8.079
 8.08
8.081
8.082

MORTGAGE                                                                                                                     CUT-OFF
  LOAN        MATURITY DATE OR                   PREPAYMENT      APPRAISED     MORTGAGE     MORTGAGE   APPRAISAL            DATE LTV
 NUMBER   ARD BALLOON BALANCE ($)  ARD LOAN      PROVISIONS      VALUE ($)   LOAN NUMBER  LOAN NUMBER     DATE    DSCR (X)    RATIO
--------  -----------------------  --------  -----------------  -----------  -----------  -----------  ---------  --------  --------
4.095                                                            4,090,000      4.095        4.095      04/26/05
4.096                                                            4,070,000      4.096        4.096      04/26/05
4.097                                                            3,900,000      4.097        4.097      05/08/05
4.098                                                            3,800,000      4.098        4.098      05/09/05
4.099                                                            3,650,000      4.099        4.099      05/09/05
 4.1                                                             3,650,000       4.1          4.1       05/08/05
4.101                                                            3,610,000      4.101        4.101      04/23/05
4.102                                                            3,500,000      4.102        4.102      04/26/05
4.103                                                            3,500,000      4.103        4.103      04/26/05
4.104                                                            3,390,000      4.104        4.104      05/09/05
4.105                                                            3,100,000      4.105        4.105      05/09/05
4.106                                                            3,000,000      4.106        4.106      11/30/05
4.107                                                            2,900,000      4.107        4.107      11/30/05
4.108                                                            2,690,000      4.108        4.108      05/10/05
4.109                                                            2,320,000      4.109        4.109      05/13/05
4.110                                                            2,200,000      4.11         4.11       05/01/05
4.111                                                            1,790,000      4.111        4.111      05/07/05
4.112                                                            1,600,000      4.112        4.112      11/30/05
  5              80,492,870            N     L(28),D(56),O(36)  307,000,000       5            5        06/20/06    1.20      79.5%
  6              59,278,028            N     L(25),D(92),O(3)   106,600,000       6            6        09/01/06    1.35      65.6%
  7              60,887,771            N     L(25),D(91),O(4)    93,000,000       7            7        09/08/06    1.24      69.9%
  8              54,933,590            N     L(25),D(88),O(7)   347,177,075       8            8        Various     2.88      36.4%
8.001                                                            4,650,000      8.001        8.001      10/01/06
8.002                                                            4,010,000      8.002        8.002      10/01/06
8.003                                                            4,070,000      8.003        8.003      10/01/06
8.004                                                            3,829,887      8.004        8.004      10/01/06
8.005                                                            3,768,800      8.005        8.005      10/01/06
8.006                                                            3,665,896      8.006        8.006      10/01/06
8.007                                                            3,635,703      8.007        8.007      10/01/06
8.008                                                            3,626,096      8.008        8.008      10/01/06
8.009                                                            3,584,071      8.009        8.009      10/01/06
 8.01                                                            3,485,591      8.01         8.01       10/01/06
8.011                                                            3,475,736      8.011        8.011      10/01/06
8.012                                                            3,460,116      8.012        8.012      10/01/06
8.013                                                            3,437,242      8.013        8.013      10/01/06
8.014                                                            3,418,308      8.014        8.014      10/01/06
8.015                                                            3,372,514      8.015        8.015      10/01/06
8.016                                                            3,348,010      8.016        8.016      10/01/06
8.017                                                            3,326,421      8.017        8.017      10/01/06
8.018                                                            3,295,568      8.018        8.018      10/01/06
8.019                                                            3,290,000      8.019        8.019      10/01/06
 8.02                                                            3,258,813      8.02         8.02       10/01/06
8.021                                                            3,200,000      8.021        8.021      10/01/06
8.022                                                            3,171,780      8.022        8.022      10/01/06
8.023                                                            3,164,377      8.023        8.023      10/01/06
8.024                                                            3,156,622      8.024        8.024      10/01/06
8.025                                                            3,146,573      8.025        8.025      10/01/06
8.026                                                            3,129,194      8.026        8.026      10/01/06
8.027                                                            3,126,824      8.027        8.027      10/01/06
8.028                                                            3,100,000      8.028        8.028      10/01/06
8.029                                                            3,100,000      8.029        8.029      10/01/06
 8.03                                                            3,100,000      8.03         8.03       10/01/06
8.031                                                            3,084,328      8.031        8.031      10/01/06
8.032                                                            3,079,990      8.032        8.032      10/01/06
8.033                                                            3,030,354      8.033        8.033      10/01/06
8.034                                                            3,000,000      8.034        8.034      10/01/06
8.035                                                            3,025,000      8.035        8.035      10/01/06
8.036                                                            3,000,000      8.036        8.036      10/01/06
8.037                                                            2,980,749      8.037        8.037      10/01/06
8.038                                                            2,972,348      8.038        8.038      10/01/06
8.039                                                            2,963,789      8.039        8.039      10/01/06
 8.04                                                            2,963,765      8.04         8.04       10/01/06
8.041                                                            2,950,000      8.041        8.041      10/01/06
8.042                                                            2,947,194      8.042        8.042      10/01/06
8.043                                                            2,910,145      8.043        8.043      10/01/06
8.044                                                            2,901,149      8.044        8.044      10/01/06
8.045                                                            2,900,000      8.045        8.045      10/01/06
8.046                                                            2,865,811      8.046        8.046      10/01/06
8.047                                                            2,836,180      8.047        8.047      10/01/06
8.048                                                            2,800,000      8.048        8.048      10/01/06
8.049                                                            2,821,393      8.049        8.049      10/01/06
 8.05                                                            2,798,540      8.05         8.05       10/01/06
8.051                                                            2,795,114      8.051        8.051      10/01/06
8.052                                                            2,775,031      8.052        8.052      10/01/06
8.053                                                            2,760,911      8.053        8.053      10/01/06
8.054                                                            2,750,000      8.054        8.054      10/01/06
8.055                                                            2,700,000      8.055        8.055      10/01/06
8.056                                                            2,728,043      8.056        8.056      10/01/06
8.057                                                            2,707,796      8.057        8.057      10/01/06
8.058                                                            2,705,501      8.058        8.058      10/01/06
8.059                                                            2,800,000      8.059        8.059      10/01/06
 8.06                                                            2,800,000      8.06         8.06       10/01/06
8.061                                                            2,700,000      8.061        8.061      10/01/06
8.062                                                            2,700,000      8.062        8.062      10/01/06
8.063                                                            2,690,212      8.063        8.063      10/01/06
8.064                                                            2,688,789      8.064        8.064      10/01/06
8.065                                                            2,676,030      8.065        8.065      10/01/06
8.066                                                            2,652,128      8.066        8.066      10/01/06
8.067                                                            2,650,000      8.067        8.067      10/01/06
8.068                                                            2,636,136      8.068        8.068      10/01/06
8.069                                                            2,629,411      8.069        8.069      10/01/06
 8.07                                                            2,621,930      8.07         8.07       10/01/06
8.071                                                            2,600,000      8.071        8.071      10/01/06
8.072                                                            2,598,460      8.072        8.072      10/01/06
8.073                                                            2,571,585      8.073        8.073      10/01/06
8.074                                                            2,569,515      8.074        8.074      10/01/06
8.075                                                            2,569,471      8.075        8.075      10/01/06
8.076                                                            2,561,876      8.076        8.076      10/01/06
8.077                                                            2,555,143      8.077        8.077      10/01/06
8.078                                                            2,710,000      8.078        8.078      09/26/06
8.079                                                            2,530,862      8.079        8.079      10/01/06
 8.08                                                            2,529,262      8.08         8.08       10/01/06
8.081                                                            2,509,930      8.081        8.081      10/01/06
8.082                                                            2,488,661      8.082        8.082      10/01/06

MORTGAGE                                                            CUT-OFF DATE
  LOAN      LTV RATIO AT     YEAR      YEAR    NUMBER OF  UNIT OF    LOAN AMOUNT   OCCUPANCY    OCCUPANCY
 NUMBER   MATURITY OR ARD   BUILT   RENOVATED    UNITS    MEASURE  PER (UNIT) ($)     RATE    "AS OF" DATE   2004 NOI    2005 NOI
--------  ---------------  -------  ---------  ---------  -------  --------------  ---------  ------------  ----------  ----------
4.095                        1986                90,430   Sq. Ft.                     100.0%    05/31/06
4.096                        1986                90,510   Sq. Ft.                     100.0%    05/31/06
4.097                        1993                71,839   Sq. Ft.                     100.0%    05/31/06
4.098                        1989                83,211   Sq. Ft.                     100.0%    05/31/06
4.099                        1989                94,136   Sq. Ft.                     100.0%    05/31/06
 4.1                         1994                75,844   Sq. Ft.                     100.0%    05/31/06
4.101                        1991                71,345   Sq. Ft.                     100.0%    05/31/06
4.102                        1989                94,225   Sq. Ft.                     100.0%    05/31/06
4.103                        1990                71,340   Sq. Ft.                     100.0%    05/31/06
4.104                        1984      1995      75,063   Sq. Ft.                     100.0%    05/31/06
4.105                        1987                94,091   Sq. Ft.                     100.0%    05/31/06
4.106                        2005                15,060   Sq. Ft.                     100.0%    05/31/06
4.107                        2005                14,265   Sq. Ft.                     100.0%    05/31/06
4.108                        1971                60,985   Sq. Ft.                     100.0%    05/31/06
4.109                        2000                28,953   Sq. Ft.                     100.0%    05/31/06
4.110                        1987                90,590   Sq. Ft.                     100.0%    05/31/06
4.111                        1985                80,327   Sq. Ft.                     100.0%    05/31/06
4.112                        1982                12,821   Sq. Ft.                     100.0%    05/31/06
  5            74.9%         1990      2001    1,281,000  Sq. Ft.      190.48          71.3%    08/01/06    18,122,023  11,640,832
  6            55.6%         1917      2006       300      Rooms     233,098.82        82.3%    07/31/06
  7            65.5%         1984               537,400   Sq. Ft.      120.95          79.3%    12/01/06     5,280,978   5,935,090
  8            32.3%       Various   Various   1,339,957  Sq. Ft.       94.41         100.0%    11/01/06
8.001                        2000      2002      10,485   Sq. Ft.                     100.0%    11/01/06
8.002                        2001                10,854   Sq. Ft.                     100.0%    11/01/06
8.003                        2005                10,211   Sq. Ft.                     100.0%    11/01/06
8.004                        1992                10,065   Sq. Ft.                     100.0%    11/01/06
8.005                        2003                10,211   Sq. Ft.                     100.0%    11/01/06
8.006                        2003                10,825   Sq. Ft.                     100.0%    11/01/06
8.007                        1993      2001      10,100   Sq. Ft.                     100.0%    11/01/06
8.008                        2002                9,023    Sq. Ft.                     100.0%    11/01/06
8.009                        1995                10,388   Sq. Ft.                     100.0%    11/01/06
 8.01                        2000      2001      10,485   Sq. Ft.                     100.0%    11/01/06
8.011                        2000                10,485   Sq. Ft.                     100.0%    11/01/06
8.012                        1997                10,627   Sq. Ft.                     100.0%    11/01/06
8.013                        2002                11,083   Sq. Ft.                     100.0%    11/01/06
8.014                        2004                9,353    Sq. Ft.                     100.0%    11/01/06
8.015                                            9,097    Sq. Ft.                     100.0%    11/01/06
8.016                        2000      2001      10,485   Sq. Ft.                     100.0%    11/01/06
8.017                        2003                9,282    Sq. Ft.                     100.0%    11/01/06
8.018                        1986                9,727    Sq. Ft.                     100.0%    11/01/06
8.019                        2006                10,825   Sq. Ft.                     100.0%    11/01/06
 8.02                        1999      2001      9,921    Sq. Ft.                     100.0%    11/01/06
8.021                        2001                10,825   Sq. Ft.                     100.0%    11/01/06
8.022                        1990      2002      11,530   Sq. Ft.                     100.0%    11/01/06
8.023                        1982                9,561    Sq. Ft.                     100.0%    11/01/06
8.024                        2005                8,891    Sq. Ft.                     100.0%    11/01/06
8.025                        2002                10,143   Sq. Ft.                     100.0%    11/01/06
8.026                        2004                9,058    Sq. Ft.                     100.0%    11/01/06
8.027                        1984                9,327    Sq. Ft.                     100.0%    11/01/06
8.028                        2005                10,825   Sq. Ft.                     100.0%    11/01/06
8.029                        2006                10,825   Sq. Ft.                     100.0%    11/01/06
 8.03                        1988      2004      11,099   Sq. Ft.                     100.0%    11/01/06
8.031                        2003                10,825   Sq. Ft.                     100.0%    11/01/06
8.032                        1996                10,349   Sq. Ft.                     100.0%    11/01/06
8.033                        1995      2004      10,349   Sq. Ft.                     100.0%    11/01/06
8.034                        2002                10,825   Sq. Ft.                     100.0%    11/01/06
8.035                        2003                10,901   Sq. Ft.                     100.0%    11/01/06
8.036                        2000                10,724   Sq. Ft.                     100.0%    11/01/06
8.037                        2003                10,825   Sq. Ft.                     100.0%    11/01/06
8.038                        1999      2001      9,921    Sq. Ft.                     100.0%    11/01/06
8.039                        2002                11,530   Sq. Ft.                     100.0%    11/01/06
 8.04                        2001      2002      9,353    Sq. Ft.                     100.0%    11/01/06
8.041                        1999      2001      9,921    Sq. Ft.                     100.0%    11/01/06
8.042                        2005                10,825   Sq. Ft.                     100.0%    11/01/06
8.043                        1993                10,065   Sq. Ft.                     100.0%    11/01/06
8.044                        2000                10,642   Sq. Ft.                     100.0%    11/01/06
8.045                        1994      2002      10,349   Sq. Ft.                     100.0%    11/01/06
8.046                        1992                10,065   Sq. Ft.                     100.0%    11/01/06
8.047                        2004                11,860   Sq. Ft.                     100.0%    11/01/06
8.048                        1998      2001      9,921    Sq. Ft.                     100.0%    11/01/06
8.049                        1997                10,349   Sq. Ft.                     100.0%    11/01/06
 8.05                        1984                9,616    Sq. Ft.                     100.0%    11/01/06
8.051                        1988      2005      11,860   Sq. Ft.                     100.0%    11/01/06
8.052                        2005                10,825   Sq. Ft.                     100.0%    11/01/06
8.053                        1993                10,100   Sq. Ft.                     100.0%    11/01/06
8.054                        1996      2002      10,349   Sq. Ft.                     100.0%    11/01/06
8.055                        1995      2002      10,349   Sq. Ft.                     100.0%    11/01/06
8.056                        2002                10,825   Sq. Ft.                     100.0%    11/01/06
8.057                        1995      2002      10,349   Sq. Ft.                     100.0%    11/01/06
8.058                        1997                10,466   Sq. Ft.                     100.0%    11/01/06
8.059                        2004                11,035   Sq. Ft.                     100.0%    11/01/06
 8.06                        1992                10,017   Sq. Ft.                     100.0%    11/01/06
8.061                        2005                10,825   Sq. Ft.                     100.0%    11/01/06
8.062                        1994      2003      10,398   Sq. Ft.                     100.0%    11/01/06
8.063                        1999      2002      9,921    Sq. Ft.                     100.0%    11/01/06
8.064                        1999                9,921    Sq. Ft.                     100.0%    11/01/06
8.065                        2005                10,825   Sq. Ft.                     100.0%    11/01/06
8.066                        1996                10,349   Sq. Ft.                     100.0%    11/01/06
8.067                        2002                10,825   Sq. Ft.                     100.0%    11/01/06
8.068                        1996      2005      10,349   Sq. Ft.                     100.0%    11/01/06
8.069                        2004                10,825   Sq. Ft.                     100.0%    11/01/06
 8.07                        1982                9,023    Sq. Ft.                     100.0%    11/01/06
8.071                        1998                9,921    Sq. Ft.                     100.0%    11/01/06
8.072                        1985                9,253    Sq. Ft.                     100.0%    11/01/06
8.073                        2004                10,825   Sq. Ft.                     100.0%    11/01/06
8.074                        1992      2003      10,065   Sq. Ft.                     100.0%    11/01/06
8.075                        1980                9,616    Sq. Ft.                     100.0%    11/01/06
8.076                        1999      2001      9,921    Sq. Ft.                     100.0%    11/01/06
8.077                        2002                10,825   Sq. Ft.                     100.0%    11/01/06
8.078                        1993                10,065   Sq. Ft.                     100.0%    11/01/06
8.079                        2004                10,825   Sq. Ft.                     100.0%    11/01/06
 8.08                        1990      2005      11,530   Sq. Ft.                     100.0%    11/01/06
8.081                        1998      2003      9,921    Sq. Ft.                     100.0%    11/01/06
8.082                        2005                10,825   Sq. Ft.                     100.0%    11/01/06

MORTGAGE
  LOAN     MOST RECENT   MOST RECENT                                    UW NET OPERATING UW NET CASH
 NUMBER       PERIOD       NOI ($)    UW REVENUES ($)  UW EXPENSES ($)     INCOME ($)      FLOW ($)
--------  -------------  -----------  ---------------  ---------------  ----------------  ----------
4.095                                     367,576           1,838            365,739        356,696
4.096                                     365,779           1,829            363,950        354,899
4.097                                     350,501           1,753            348,748        341,564
4.098                                     341,514           1,708            339,806        331,485
4.099                                     389,455           1,947            387,508        378,094
 4.1                                      328,033           1,640            326,393        318,808
4.101                                     324,438           1,622            322,816        315,681
4.102                                     373,450           1,867            371,583        362,160
4.103                                     314,552           1,573            312,979        305,845
4.104                                     304,666           1,523            303,143        295,636
4.105                                     330,770           1,654            329,116        319,707
4.106                                     269,616           1,348            268,268        266,762
4.107                                     260,629           1,303            259,326        257,899
4.108                                     241,756           1,209            240,547        234,448
4.109                                     208,503           1,043            207,461        204,565
4.110                                     234,740           1,174            233,566        224,507
4.111                                     190,993            955             190,038        182,005
4.112                                     143,795            719             143,076        141,794
  5                                      50,273,176       25,991,193       24,281,983     22,325,965
  6       T6 Mos Aug-06   8,273,672      35,339,950       27,883,644       7,456,306       6,749,507
  7                                      11,952,500        5,795,675       6,156,825       5,871,028
  8                                      26,201,440                       26,201,440      26,201,440
8.001
8.002
8.003
8.004
8.005
8.006
8.007
8.008
8.009
 8.01
8.011
8.012
8.013
8.014
8.015
8.016
8.017
8.018
8.019
 8.02
8.021
8.022
8.023
8.024
8.025
8.026
8.027
8.028
8.029
 8.03
8.031
8.032
8.033
8.034
8.035
8.036
8.037
8.038
8.039
 8.04
8.041
8.042
8.043
8.044
8.045
8.046
8.047
8.048
8.049
 8.05
8.051
8.052
8.053
8.054
8.055
8.056
8.057
8.058
8.059
 8.06
8.061
8.062
8.063
8.064
8.065
8.066
8.067
8.068
8.069
 8.07
8.071
8.072
8.073
8.074
8.075
8.076
8.077
8.078
8.079
 8.08
8.081
8.082

MORTGAGE                                                                                                     LARGEST
  LOAN                                                                                      LARGEST TENANT   TENANT
 NUMBER                                  LARGEST TENANT NAME                                    SQ. FT.     % OF NRA
--------  --------------------------------------------------------------------------------  --------------  --------
4.095     ShopKo Stores, Inc.                                                                   90,430       100.0%
4.096     ShopKo Stores, Inc.                                                                   90,510       100.0%
4.097     ShopKo Stores, Inc.                                                                   71,839       100.0%
4.098     ShopKo Stores, Inc.                                                                   83,211       100.0%
4.099     ShopKo Stores, Inc.                                                                   94,136       100.0%
 4.1      ShopKo Stores, Inc.                                                                   75,844       100.0%
4.101     ShopKo Stores, Inc.                                                                   71,345       100.0%
4.102     ShopKo Stores, Inc.                                                                   94,225       100.0%
4.103     ShopKo Stores, Inc.                                                                   71,340       100.0%
4.104     ShopKo Stores, Inc.                                                                   75,063       100.0%
4.105     ShopKo Stores, Inc.                                                                   94,091       100.0%
4.106     ShopKo Stores, Inc.                                                                   15,060       100.0%
4.107     ShopKo Stores, Inc.                                                                   14,265       100.0%
4.108     ShopKo Stores, Inc.                                                                   60,985       100.0%
4.109     ShopKo Stores, Inc.                                                                   28,953       100.0%
4.110     ShopKo Stores, Inc.                                                                   90,590       100.0%
4.111     ShopKo Stores, Inc.                                                                   80,327       100.0%
4.112     ShopKo Stores, Inc.                                                                   12,821       100.0%
  5       Freeborn & Peters LLP                                                                 109,977       8.6%
  6
  7       Chiquita Brands                                                                       119,820       22.3%
  8       Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company     1,339,957     100.0%
8.001     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,485       100.0%
8.002     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,854       100.0%
8.003     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,211       100.0%
8.004     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,065       100.0%
8.005     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,211       100.0%
8.006     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,825       100.0%
8.007     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,100       100.0%
8.008     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company       9,023       100.0%
8.009     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,388       100.0%
 8.01     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,485       100.0%
8.011     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,485       100.0%
8.012     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,627       100.0%
8.013     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      11,083       100.0%
8.014     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company       9,353       100.0%
8.015     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company       9,097       100.0%
8.016     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,485       100.0%
8.017     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company       9,282       100.0%
8.018     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company       9,727       100.0%
8.019     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,825       100.0%
 8.02     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company       9,921       100.0%
8.021     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,825       100.0%
8.022     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      11,530       100.0%
8.023     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company       9,561       100.0%
8.024     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company       8,891       100.0%
8.025     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,143       100.0%
8.026     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company       9,058       100.0%
8.027     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company       9,327       100.0%
8.028     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,825       100.0%
8.029     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,825       100.0%
 8.03     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      11,099       100.0%
8.031     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,825       100.0%
8.032     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,349       100.0%
8.033     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,349       100.0%
8.034     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,825       100.0%
8.035     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,901       100.0%
8.036     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,724       100.0%
8.037     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,825       100.0%
8.038     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company       9,921       100.0%
8.039     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      11,530       100.0%
 8.04     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company       9,353       100.0%
8.041     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company       9,921       100.0%
8.042     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,825       100.0%
8.043     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,065       100.0%
8.044     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,642       100.0%
8.045     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,349       100.0%
8.046     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,065       100.0%
8.047     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      11,860       100.0%
8.048     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company       9,921       100.0%
8.049     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,349       100.0%
 8.05     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company       9,616       100.0%
8.051     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      11,860       100.0%
8.052     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,825       100.0%
8.053     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,100       100.0%
8.054     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,349       100.0%
8.055     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,349       100.0%
8.056     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,825       100.0%
8.057     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,349       100.0%
8.058     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,466       100.0%
8.059     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      11,035       100.0%
 8.06     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,017       100.0%
8.061     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,825       100.0%
8.062     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,398       100.0%
8.063     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company       9,921       100.0%
8.064     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company       9,921       100.0%
8.065     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,825       100.0%
8.066     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,349       100.0%
8.067     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,825       100.0%
8.068     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,349       100.0%
8.069     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,825       100.0%
 8.07     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company       9,023       100.0%
8.071     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company       9,921       100.0%
8.072     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company       9,253       100.0%
8.073     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,825       100.0%
8.074     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,065       100.0%
8.075     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company       9,616       100.0%
8.076     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company       9,921       100.0%
8.077     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,825       100.0%
8.078     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,065       100.0%
8.079     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,825       100.0%
 8.08     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      11,530       100.0%
8.081     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company       9,921       100.0%
8.082     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company      10,825       100.0%

MORTGAGE
  LOAN     LARGEST TENANT                             2ND LARGEST     2ND LARGEST       2ND LARGEST
 NUMBER      EXP. DATE     2ND LARGEST TENANT NAME  TENANT SQ. FT.  TENANT % OF NRA  TENANT EXP. DATE     3RD LARGEST TENANT NAME
--------  ---------------  -----------------------  --------------  ---------------  ----------------  -----------------------------
4.095         05/31/26
4.096         05/31/26
4.097         05/31/26
4.098         05/31/26
4.099         05/31/26
 4.1          05/31/26
4.101         05/31/26
4.102         05/31/26
4.103         05/31/26
4.104         05/31/26
4.105         05/31/26
4.106         05/31/26
4.107         05/31/26
4.108         05/31/26
4.109         05/31/26
4.110         05/31/26
4.111         05/31/26
4.112         05/31/26
  5           11/30/22        Duff & Phelps, LLC        81,996            6.4%           09/30/21      First Industrial Realty Trust
  6
  7       Multiple Spaces     Deloitte & Touche         79,100           14.7%           12/31/18      US Dept of Energy (GSA)
  8           11/01/25
8.001         11/01/25
8.002         11/01/25
8.003         11/01/25
8.004         11/01/25
8.005         11/01/25
8.006         11/01/25
8.007         11/01/25
8.008         11/01/25
8.009         11/01/25
 8.01         11/01/25
8.011         11/01/25
8.012         11/01/25
8.013         11/01/25
8.014         11/01/25
8.015         11/01/25
8.016         11/01/25
8.017         11/01/25
8.018         11/01/25
8.019         11/01/25
 8.02         11/01/25
8.021         11/01/25
8.022         11/01/25
8.023         11/01/25
8.024         11/01/25
8.025         11/01/25
8.026         11/01/25
8.027         11/01/25
8.028         11/01/25
8.029         11/01/25
 8.03         11/01/25
8.031         11/01/25
8.032         11/01/25
8.033         11/01/25
8.034         11/01/25
8.035         11/01/25
8.036         11/01/25
8.037         11/01/25
8.038         11/01/25
8.039         11/01/25
 8.04         11/01/25
8.041         11/01/25
8.042         11/01/25
8.043         11/01/25
8.044         11/01/25
8.045         11/01/25
8.046         11/01/25
8.047         11/01/25
8.048         11/01/25
8.049         11/01/25
 8.05         11/01/25
8.051         11/01/25
8.052         11/01/25
8.053         11/01/25
8.054         11/01/25
8.055         11/01/25
8.056         11/01/25
8.057         11/01/25
8.058         11/01/25
8.059         11/01/25
 8.06         11/01/25
8.061         11/01/25
8.062         11/01/25
8.063         11/01/25
8.064         11/01/25
8.065         11/01/25

8.066         11/01/25
8.067         11/01/25
8.068         11/01/25
8.069         11/01/25
 8.07         11/01/25
8.071         11/01/25
8.072         11/01/25
8.073         11/01/25
8.074         11/01/25
8.075         11/01/25
8.076         11/01/25
8.077         11/01/25
8.078         11/01/25
8.079         11/01/25
 8.08         11/01/25
8.081         11/01/25
8.082         11/01/25

MORTGAGE                                                                 LARGEST AFFILIATED SPONSOR FLAG
  LOAN      3RD LARGEST     3RD LARGEST       3RD LARGEST                ((GREATER) THAN 4% OF POOL, LOAN    MORTGAGE
 NUMBER   TENANT SQ. FT.  TENANT % OF NRA  TENANT EXP. DATE   LOCKBOX        GROUP 1 OR LOAN GROUP(2)     LOAN NUMBER
--------  --------------  ---------------  ----------------  ---------  --------------------------------  -----------
4.095                                                                                                        4.095
4.096                                                                                                        4.096
4.097                                                                                                        4.097
4.098                                                                                                        4.098
4.099                                                                                                        4.099
 4.1                                                                                                          4.1
4.101                                                                                                        4.101
4.102                                                                                                        4.102
4.103                                                                                                        4.103
4.104                                                                                                        4.104
4.105                                                                                                        4.105
4.106                                                                                                        4.106
4.107                                                                                                        4.107
4.108                                                                                                        4.108
4.109                                                                                                        4.109
4.110                                                                                                         4.11
4.111                                                                                                        4.111
4.112                                                                                                        4.112
  5           66,064            5.2%           06/30/18         Hard                                           5
  6                                                             None                                           6
  7           38,856            7.2%           12/30/15      Springing                                         7
  8                                                             Hard                                           8
8.001                                                                                                        8.001
8.002                                                                                                        8.002
8.003                                                                                                        8.003
8.004                                                                                                        8.004
8.005                                                                                                        8.005
8.006                                                                                                        8.006
8.007                                                                                                        8.007
8.008                                                                                                        8.008
8.009                                                                                                        8.009
 8.01                                                                                                         8.01
8.011                                                                                                        8.011
8.012                                                                                                        8.012
8.013                                                                                                        8.013
8.014                                                                                                        8.014
8.015                                                                                                        8.015
8.016                                                                                                        8.016
8.017                                                                                                        8.017
8.018                                                                                                        8.018
8.019                                                                                                        8.019
 8.02                                                                                                         8.02
8.021                                                                                                        8.021
8.022                                                                                                        8.022
8.023                                                                                                        8.023
8.024                                                                                                        8.024
8.025                                                                                                        8.025
8.026                                                                                                        8.026
8.027                                                                                                        8.027
8.028                                                                                                        8.028
8.029                                                                                                        8.029
 8.03                                                                                                         8.03
8.031                                                                                                        8.031
8.032                                                                                                        8.032
8.033                                                                                                        8.033
8.034                                                                                                        8.034
8.035                                                                                                        8.035
8.036                                                                                                        8.036
8.037                                                                                                        8.037
8.038                                                                                                        8.038
8.039                                                                                                        8.039
 8.04                                                                                                         8.04
8.041                                                                                                        8.041
8.042                                                                                                        8.042
8.043                                                                                                        8.043
8.044                                                                                                        8.044
8.045                                                                                                        8.045
8.046                                                                                                        8.046
8.047                                                                                                        8.047
8.048                                                                                                        8.048
8.049                                                                                                        8.049
 8.05                                                                                                         8.05
8.051                                                                                                        8.051
8.052                                                                                                        8.052
8.053                                                                                                        8.053
8.054                                                                                                        8.054
8.055                                                                                                        8.055
8.056                                                                                                        8.056
8.057                                                                                                        8.057
8.058                                                                                                        8.058
8.059                                                                                                        8.059
 8.06                                                                                                         8.06
8.061                                                                                                        8.061
8.062                                                                                                        8.062
8.063                                                                                                        8.063
8.064                                                                                                        8.064
8.065                                                                                                        8.065
8.066                                                                                                        8.066
8.067                                                                                                        8.067
8.068                                                                                                        8.068
8.069                                                                                                        8.069
 8.07                                                                                                         8.07
8.071                                                                                                        8.071
8.072                                                                                                        8.072
8.073                                                                                                        8.073
8.074                                                                                                        8.074
8.075                                                                                                        8.075
8.076                                                                                                        8.076
8.077                                                                                                        8.077
8.078                                                                                                        8.078
8.079                                                                                                        8.079
 8.08                                                                                                         8.08
8.081                                                                                                        8.081
8.082                                                                                                        8.082

MORTGAGE   LOAN
  LOAN     GROUP
 NUMBER   NUMBER                 PROPERTY NAME                                        ADDRESS
--------  ------  ------------------------------------------  -------------------------------------------------------
8.083             Ryans - Oak Ridge, TN                       401 South Tulane Avenue
8.084             Fire Mountain - Foley, AL                   2301 South Mckenzie Street
8.085             Ryans - Hot Springs, AR                     4538 Central Avenue
8.086             Ryans - Johnstown, PA                       420 Galleria Drive
8.087             Ryans - Seneca, SC                          1616 Sandifer Road
8.088             Ryans - Greenville, SC                      1255 Woodruff Road
8.089             Ryans - Marietta, OH                        823 Pike Street
 8.09             Ryans - Orangeburg, SC                      2580 North Road
8.091             Ryans - Lafayette, LA                       3253 Ambassador Caffery
8.092             Fire Mountain - Fort Smith, AR              3600 Massard Road
8.093             Ryans - Cincinnati, OH                      4450 Ryans Way
8.094             Ryans - Akron, OH                           2863 Arlington Road
8.095             Ryans - Gastonia, NC                        2900 East Franklin Boulevard
8.096             Fire Mountain - Concord, NC                 8601 Concord Mills Boulevard
8.097             Ryans - Elizabethtown, KY                   1034 Executive Drive
8.098             Fire Mountain - Clarksville, TN             2702 Wilma Rudolph Boulevard
8.099             Ryans - Corydon, IN                         2230 Edsel Lane NW
 8.1              Ryans - Jonesboro, AR                       2809 East Highland Drive
8.101             Ryans - Morristown, TN                      203 North Davy Crockett Parkway
8.102             Ryans - Simpsonville, SC                    3940 Grandview Drive
8.103             Ryans - Sevierville, TN                     502 Winfield Dunn Parkway
8.104             Ryans - Cookeville, TN                      791 South Jefferson Avenue
8.105             Fire Mountain - Columbia, SC                7550 Garner's Ferry Road
8.106             Fire Mountain - Mansfield, OH               994 North Lexington Springmill Road
8.107             Ryans - Tyler, TX                           5626 South Broadway Avenue
8.108             Ryans - Millington, TN                      8165 U.S. Highway 51 North
8.109             Fire Mountain - Winston-Salem, NC           333 Summit Square Court
 8.11             Ryans - Tupelo, MS                          3990 Gloster
8.111             Ryans - Cleveland, TN                       138 Paul Huff Parkway NW
8.112             Ryans - Indianapolis, IN                    8180 U.S. Route 31 South
8.113             Ryans - Danville, IL                        4117 North Vermilion
8.114             Ryans - Slidell, LA                         1100 Robert Road
8.115             Ryans - Clarksburg, WV                      519 Emily Drive
8.116             Ryans - Charleston, WV                      103 R H L Boulevard
8.117             Ryans - Hagerstown, MD                      17830 Garland Groh Boulevard
8.118             Home Town Buffet - Burbank, CA              1850 Empire Avenue
8.119             Ryans - Summerville, SC                     1314 North Main Street
 8.12             Fire Mountain - Beaver Falls, PA            400 Chippewa Town Center
8.121             Fire Mountain - Mechanicsburg, PA           6476 Carlisle Pike
8.122             Home Town Buffet - Canoga Park, CA          6705 North Fallbrook Avenue
8.123             Ryans - Searcy, AR                          3608 East Race Avenue
8.124             Ryans - West Plains, MO                     1321 Preacher Roe Boulevard
8.125             Home Town Buffet - Lynwood, CA              3102 East Imperial Highway
8.126             Ryans - Lexington, SC                       5579 Sunset Boulevard
8.127             Home Town Buffet - Fresno, CA               3617 West Shaw Avenue
8.128             Old Country Buffet - Union Gap, WA          2513 Main Street
8.129             Old Country Buffet - Fairness Hills , PA    650 Commerce Boulevard
 8.13             Ryans - Tuscaloosa, AL                      4373 Courtney Drive
  9          2    Timberlake and Glades Apartments Portfolio  Various
9.001             Timberlake Apartments                       686 Jamestown Boulevard
9.002             The Glades Apartments                       651 Glades Circle
  10         1    Addison Corporate Center                    175 Addison Road
  11         1    Intergraph Corporate Campus                 170 Graphics Boulevard
  12         1    DHL Perimeter Center Building               8667 & 8701 East Hartford Drive
  13         2    San Lagos at Arrowhead Highlands            5901 West Behrend Drive
  14         1    Quality King - Ronkonkoma Portfolio         Various
14.001            2060 Ninth Avenue                           2060 Ninth Avenue
14.002            201 Comac Street                            201 Comac Street
14.003            2145 Ninth Avenue                           2145 Ninth Avenue
  15         1    International Plaza                         7900 International Drive
  16         2    Carefree Pebble                             1450 East Pebble Road
  17         1    Seattle SpringHill Suites                   1800 Yale Avenue
  18         1    900 Circle 75 Parkway                       900 Circle 75 Parkway SE
  19         1    Pheasant Run Resort                         4051 East Main Street
  20         1    Physicians Medical Center of Dallas (5)     7115 Greenville Avenue
  21         1    Glenview Corporate Center (6)               3050, 3220 & 3260 Tillman Drive
  22         2    Valley View Portfolio                       Various
22.001            Carefree Valley View                        1600 South Valley View Road
22.002            Carefree Valley View - Full Service         1600 South Valley View Boulevard
  23         1    Rio Grande Plaza Homewood Suites (7)        423 West 300 South
  24         2    Blue Harbor Apartments                      3380 Swenson Street
  25         1    Greenwich Atrium (8)                        75 Holly Hill Lane
  26         2    El Dorado Pointe Apartments                 12159 Calle Sombra Avenue
  27         1    The Crossings at Paso Robles II             2005 - 2307 Theatre Drive
  28         1    North Bay Village                           26381 S. Tamiami Trail
  29         1    Craig Promenade (9)                         (525,605,655,675,715,725,755,775) & 785 West Craig Road
  30         2    Carefree Spring Valley                      3925 South Jones Boulevard
  31         1    Preferred Freezer                           45 Campanelli Drive
  32         1    Monterey Oaks Corporate Park                5700 South Mopac Expressway
  33         1    Forest Hills Medical Office Building        96-10 Metropolitan Avenue
  34         1    Manoa Marketplace (10)                      2851 E. Manoa Road and 2750-2764 Woodlawn Drive
  35         1    INS I & II                                  1709 Zoy Street & 1717 Zoy Street
  36         2    Mountain Shadow Apartments                  1352 West 5th Street
  37         1    Evergreen Marketplace                       3307 Evergreen Way
  38         1    Westgate San Antonio (11)                   5280-5282 Medical Drive
  39         1    Four Points by Sheraton                     99 Erdman Way
  40         2    The Exchange at Lubbock                     210 North Winston Avenue
  41         1    Research Park Office Portfolio              1901 & 2001 South First Street
  42         2    Royal Oaks Apartments                       7475 Glenmont Drive
  43         1    Arbutus Shopping Plaza                      1054 Maiden Choice Lane
  44         1    DTR12 - Gateway 101 Building (12)           8711 East Hartford Drive
  45         1    Auburn Distribution Center                  28 Millbury Street
  46         1    Springs Industries Portfolio 2              Various
46.001            Springs Industries Fort Mill EO             205 North White Street
46.002            Springs Industries Fort Mill CDC            123 North White Street
46.003            Springs Industries Lancaster                136 Grace Avenue
  47         2    Twin Lakes                                  777 N.W. 155th Lane
  48         1    One Pacific Place                           1125 South 103rd  Street
  49         1    Kandi Mall (13)                             1605 South First Street
  50         1    Florence Square                             111-191 Cox Creek Parkway
  51         1    Sehome Village                              220-404 36th Street
  52         1    Ronler Corporate Center (14)                23215, 23225, 23235, 23245 Northwest Evergreen Parkway
  53         1    Everett Mall Office Park II & III           906 & 1000 SE Everett Mall Way

MORTGAGE
  LOAN                                         CROSS COLLATERALIZED AND                MORTGAGE LOAN     GENERAL
 NUMBER          CITY        STATE  ZIP CODE  CROSS DEFAULTED LOAN FLAG  LOAN PURPOSE      SELLER     PROPERTY TYPE
--------  -----------------  -----  --------  -------------------------  ------------  -------------  -------------
8.083     Oak Ridge            TN     37830                                                              Retail
8.084     Foley                AL     36535                                                              Retail
8.085     Hot Springs          AR     71913                                                              Retail
8.086     Johnstown            PA     15904                                                              Retail
8.087     Seneca               SC     29678                                                              Retail
8.088     Greenville           SC     29607                                                              Retail
8.089     Marietta             OH     45750                                                              Retail
 8.09     Orangeburg           SC     29118                                                              Retail
8.091     Lafayette            LA     70506                                                              Retail
8.092     Fort Smith           AR     72903                                                              Retail
8.093     Cincinnati           OH     45245                                                              Retail
8.094     Akron                OH     44312                                                              Retail
8.095     Gastonia             NC     28056                                                              Retail
8.096     Concord              NC     28027                                                              Retail
8.097     Elizabethtown        KY     42701                                                              Retail
8.098     Clarksville          TN     37040                                                              Retail
8.099     Corydon              IN     47112                                                              Retail
 8.1      Jonesboro            AR     72401                                                              Retail
8.101     Morristown           TN     37814                                                              Retail
8.102     Simpsonville         SC     29680                                                              Retail
8.103     Sevierville          TN     37876                                                              Retail
8.104     Cookeville           TN     38501                                                              Retail
8.105     Columbia             SC     29209                                                              Retail
8.106     Mansfield            OH     44906                                                              Retail
8.107     Tyler                TX     75703                                                              Retail
8.108     Millington           TN     38053                                                              Retail
8.109     Winston-Salem        NC     27105                                                              Retail
 8.11     Tupelo               MS     38804                                                              Retail
8.111     Cleveland            TN     37312                                                              Retail
8.112     Indianapolis         IN     46227                                                              Retail
8.113     Danville             IL     61834                                                              Retail
8.114     Slidell              LA     70458                                                              Retail
8.115     Clarksburg           WV     26301                                                              Retail
8.116     Charleston           WV     25309                                                              Retail
8.117     Hagerstown           MD     21740                                                              Retail
8.118     Burbank              CA     91504                                                              Retail
8.119     Summerville          SC     29483                                                              Retail
 8.12     Beaver Falls         PA     15010                                                              Retail
8.121     Mechanicsburg        PA     17050                                                              Retail
8.122     Canoga Park          CA     91307                                                              Retail
8.123     Searcy               AR     72143                                                              Retail
8.124     West Plains          MO     65775                                                              Retail
8.125     Lynwood              CA     90262                                                              Retail
8.126     Lexington            SC     29072                                                              Retail
8.127     Fresno               CA     93711                                                              Retail
8.128     Union Gap            WA     98903                                                              Retail
8.129     Fairness Hills       PA     19030                                                              Retail
 8.13     Tuscaloosa           AL     35405                                                              Retail
  9       Altamonte Springs    FL     32714               N               Acquisition    CWCapital     Multifamily
9.001     Altamonte Springs    FL     32714                                                            Multifamily
9.002     Altamonte Springs    FL     32714                                                            Multifamily
  10      Windsor              CT     06095               N               Acquisition    Wachovia        Office
  11      Madison              AL     35758               N                Refinance     CWCapital       Office
  12      Scottsdale           AZ     85255               N                Refinance      Artesia        Office
  13      Glendale             AZ     85308               N                Refinance     Wachovia      Multifamily
  14      Ronkonkoma           NY     11779               N                Refinance     CWCapital     Industrial
14.001    Ronkonkoma           NY     11779                                                            Industrial
14.002    Ronkonkoma           NY     11779                                                            Industrial
14.003    Ronkonkoma           NY     11779                                                            Industrial
  15      Bloomington          MN     55425               N               Acquisition    CWCapital       Office
  16      Las Vegas            NV     89123               N               Acquisition    Wachovia      Multifamily
  17      Seattle              WA     98101               N               Acquisition       CGM        Hospitality
  18      Atlanta              GA     30339               N                Refinance     CWCapital       Office
  19      St. Charles          IL     60174               N                Refinance     CWCapital     Hospitality
  20      Dallas               TX     75231               N                Refinance       GACC          Office
  21      Bensalem             PA     19020               N               Acquisition      GACC          Office
  22      Las Vegas            NV     89102               N               Acquisition    Wachovia      Multifamily
22.001    Las Vegas            NV     89102                                                            Multifamily
22.002    Las Vegas            NV     89102                                                            Multifamily
  23      Salt Lake City       UT     84101               N                Refinance     Wachovia       Mixed Use
  24      Las Vegas            NV     89169               N               Acquisition     Artesia      Multifamily
  25      Greenwich            CT     06830               N               Acquisition    Wachovia        Office
  26      Moreno Valley        CA     92557               N               Acquisition    CWCapital     Multifamily
  27      Paso Robles          CA     93446               N                Refinance     Wachovia        Retail
  28      Bonita Springs       FL     34134               N                Refinance     CWCapital      Mixed Use
  29      North Las Vegas      NV     89032               N                Refinance      Artesia        Retail
  30      Las Vegas            NV     89103               N               Acquisition    Wachovia      Multifamily
  31      Westfield            MA     01085               N               Acquisition    CWCapital     Industrial
  32      Austin               TX     78749               N                Refinance     CWCapital       Office
  33      Forest Hills         NY     11375               N                Refinance      Artesia        Office
  34      Honolulu             HI     96822               N               Acquisition    CWCapital       Retail
  35      Harlingen            TX     78550               N               Acquisition    CWCapital       Office
  36      Ontario              CA     91762               N                Refinance        CGM        Multifamily
  37      Washougal            WA     98671               N                Refinance     CWCapital       Retail
  38      San Antonio          TX     78229               N                Refinance       GACC          Office
  39      Leominster           MA     01453               N                Refinance     Wachovia      Hospitality
  40      Lubbock              TX     79416               N               Acquisition    Wachovia      Multifamily
  41      Champaign            IL     61820               N               Acquisition    CWCapital       Office
  42      North Royalton       OH     44133               N               Acquisition       CGM        Multifamily
  43      Arbutus              MD     21229               N                Refinance     Wachovia        Retail
  44      Scottsdale           AZ     85255               N                Refinance      Artesia        Office
  45      Auburn               MA     01610               N                Refinance        CGM        Industrial
  46      Various              SC    Various              N               Acquisition       CGM          Office
46.001    Fort Mill            SC     29715                                                              Office
46.002    Fort Mill            SC     29715                                                              Office
46.003    Lancaster            SC     29720                                                              Office
  47      Miami Dade           FL     33169               N               Acquisition    CWCapital     Multifamily
  48      Omaha                NE     68124               N               Acquisition       CGM          Office
  49      Willmar              MN     56201               N                Refinance     CWCapital       Retail
  50      Florence             AL     35630               N               Acquisition    Wachovia        Retail
  51      Bellingham           WA     98225               N                Refinance      Artesia        Retail
  52      Hillsboro            OR     97124               N                Refinance     CWCapital       Office
  53      Everett              WA     98208               N                Refinance      Artesia        Office

MORTGAGE                                                                                      % OF AGGREGATE   % OF AGGREGATE
  LOAN                               ORIGINAL LOAN    CUT-OFF DATE    % OF AGGREGATE CUT-OFF    CUT-OFF DATE     CUT-OFF DATE
 NUMBER     SPECIFIC PROPERTY TYPE    BALANCE ($)   LOAN BALANCE ($)       DATE BALANCE       GROUP 1 BALANCE  GROUP 2 BALANCE
--------  -------------------------  -------------  ----------------  ----------------------  ---------------  ---------------
8.083           Single Tenant             471,014
8.084           Single Tenant             470,090
8.085           Single Tenant             469,523
8.086           Single Tenant             469,130
8.087           Single Tenant             468,864
8.088           Single Tenant             464,755
8.089           Single Tenant             463,483
 8.09           Single Tenant             460,671
8.091           Single Tenant             459,154
8.092           Single Tenant             457,141
8.093           Single Tenant             450,144
8.094           Single Tenant             440,526
8.095           Single Tenant             436,502
8.096           Single Tenant             436,228
8.097           Single Tenant             436,104
8.098           Single Tenant             435,871
8.099           Single Tenant             435,779
 8.1            Single Tenant             435,779
8.101           Single Tenant             433,059
8.102           Single Tenant             431,157
8.103           Single Tenant             426,306
8.104           Single Tenant             424,838
8.105           Single Tenant             416,832
8.106           Single Tenant             416,832
8.107           Single Tenant             413,797
8.108           Single Tenant             407,359
8.109           Single Tenant             406,411
 8.11           Single Tenant             389,277
8.111           Single Tenant             387,142
8.112           Single Tenant             364,735
8.113           Single Tenant             359,727
8.114           Single Tenant             251,941
8.115           Single Tenant             139,299
8.116           Single Tenant             135,772
8.117           Single Tenant             135,184
8.118           Single Tenant             129,307
8.119           Single Tenant             126,368
 8.12           Single Tenant             113,143
8.121           Single Tenant             108,148
8.122           Single Tenant              99,919
8.123           Single Tenant              86,988
8.124           Single Tenant              82,874
8.125           Single Tenant              82,286
8.126           Single Tenant              70,531
8.127           Single Tenant              70,531
8.128           Single Tenant              70,531
8.129           Single Tenant              60,539
 8.13           Single Tenant              38,204
  9             Conventional           54,000,000      54,000,000              2.1%                                 13.5%
9.001           Conventional           44,700,000
9.002           Conventional            9,300,000
  10              Suburban             53,110,720      53,110,720              2.1%                 2.5%
  11              Suburban             45,000,000      45,000,000              1.8%                 2.1%
  12              Suburban             44,000,000      44,000,000              1.7%                 2.1%
  13            Conventional           40,000,000      40,000,000              1.6%                                 10.0%
  14              Warehouse            37,500,000      37,402,955              1.5%                 1.7%
14.001            Warehouse            15,708,595
14.002            Warehouse            15,217,921
14.003            Warehouse             6,573,484
  15              Suburban             36,000,000      36,000,000              1.4%                 1.7%
  16         Independent Living        34,444,000      34,444,000              1.4%                                  8.6%
  17            Full Service           32,500,000      32,500,000              1.3%                 1.5%
  18              Suburban             31,200,000      31,200,000              1.2%                 1.5%
  19            Full Service           29,000,000      29,000,000              1.1%                 1.4%
  20               Medical             28,450,000      28,450,000              1.1%                 1.3%
  21              Suburban             28,000,000      28,000,000              1.1%                 1.3%
  22         Independent Living        27,594,000      27,594,000              1.1%                                  6.9%
22.001       Independent Living
22.002       Independent Living
  23      Hospitality/Office/Retail    26,500,000      26,500,000              1.0%                 1.2%
  24            Conventional           26,000,000      26,000,000              1.0%                                  6.5%
  25              Suburban             26,000,000      26,000,000              1.0%                 1.2%
  26            Conventional           25,900,000      25,900,000              1.0%                                  6.5%
  27              Anchored             25,000,000      25,000,000              1.0%                 1.2%
  28            Office/Retail          23,500,000      23,500,000              0.9%                 1.1%
  29              Anchored             22,800,000      22,800,000              0.9%                 1.1%
  30         Independent Living        22,715,000      22,715,000              0.9%                                  5.7%
  31              Warehouse            20,240,000      20,240,000              0.8%                 0.9%
  32              Suburban             20,200,000      20,200,000              0.8%                 0.9%
  33               Medical             20,000,000      20,000,000              0.8%                 0.9%
  34              Anchored             20,000,000      19,958,321              0.8%                 0.9%
  35              Suburban             19,950,000      19,845,827              0.8%                 0.9%
  36            Conventional           19,320,000      19,320,000              0.8%                                  4.8%
  37              Anchored             19,000,000      19,000,000              0.7%                 0.9%
  38               Medical             18,400,000      18,400,000              0.7%                 0.9%
  39            Full Service           16,725,000      16,725,000              0.7%                 0.8%
  40           Student Housing         16,510,000      16,510,000              0.6%                                  4.1%
  41              Suburban             16,400,000      16,400,000              0.6%                 0.8%
  42            Conventional           16,250,000      16,250,000              0.6%                                  4.1%
  43              Anchored             16,000,000      16,000,000              0.6%                 0.7%
  44              Suburban             16,000,000      16,000,000              0.6%                 0.7%
  45              Warehouse            16,185,000      15,938,632              0.6%                 0.7%
  46              Suburban             15,750,000      15,657,773              0.6%                 0.7%
46.001            Suburban              6,909,198
46.002            Suburban              4,606,132
46.003            Suburban              4,234,670
  47            Conventional           15,200,000      15,200,000              0.6%                                  3.8%
  48              Suburban             14,950,000      14,950,000              0.6%                 0.7%
  49              Anchored             14,800,000      14,800,000              0.6%                 0.7%
  50              Anchored             14,500,000      14,500,000              0.6%                 0.7%
  51           Shadow Anchored         14,500,000      14,500,000              0.6%                 0.7%
  52              Suburban             14,325,000      14,325,000              0.6%                 0.7%
  53              Suburban             14,000,000      14,000,000              0.6%                 0.7%

MORTGAGE                                                                                        INTEREST   ORIGINAL TERM TO
  LOAN                                      MATURITY DATE                 LOAN ADMINISTRATIVE    ACCRUAL      MATURITY OR
 NUMBER   ORIGINATION DATE  FIRST PAY DATE      OR ARD     MORTGAGE RATE       COST RATE         METHOD       ARD (MOS.)
--------  ----------------  --------------  -------------  -------------  -------------------  ----------  ---------------
8.083
8.084
8.085
8.086
8.087
8.088
8.089
 8.09
8.091
8.092
8.093
8.094
8.095
8.096
8.097
8.098
8.099
 8.1
8.101
8.102
8.103
8.104
8.105
8.106
8.107
8.108
8.109
 8.11
8.111
8.112
8.113
8.114
8.115
8.116
8.117
8.118
8.119
 8.12
8.121
8.122
8.123
8.124
8.125
8.126
8.127
8.128
8.129
 8.13
  9           10/31/06         12/05/06        11/05/11        5.644%           0.03080%       Actual/360         60
9.001
9.002
  10          10/19/06         12/11/06        11/11/16        5.940%           0.02080%       Actual/360        120
  11          11/28/06         01/01/07        12/01/13        6.166%           0.03080%       Actual/360         84
  12          10/12/06         12/11/06        11/11/16        5.900%           0.02080%       Actual/360        120
  13          10/11/06         11/11/06        10/11/16        5.710%           0.02080%       Actual/360        120
  14          08/23/06         10/01/06        09/01/16        6.424%           0.03080%       Actual/360        120
14.001
14.002
14.003
  15          09/07/06         11/01/06        10/01/16        5.880%           0.03080%       Actual/360        120
  16          07/19/06         09/11/06        08/11/11        6.350%           0.02080%       Actual/360         60
  17          11/02/06         12/06/06        11/06/16        6.395%           0.02080%       Actual/360        120
  18          06/16/06         08/01/06        07/01/21        6.353%           0.03080%       Actual/360        180
  19          11/14/06         01/01/07        12/01/16        5.801%           0.03080%       Actual/360        120
  20          11/02/06         01/01/07        12/01/16        5.798%           0.03080%       Actual/360        120
  21          11/09/06         01/01/07        12/01/16        6.025%           0.03080%       Actual/360        120
  22          07/19/06         09/11/06        08/11/11        6.350%           0.02080%       Actual/360         60
22.001
22.002
  23          10/05/06         11/11/06        10/11/16        6.200%           0.02080%       Actual/360        120
  24          10/25/06         12/11/06        11/11/11        6.170%           0.02080%       Actual/360         60
  25          09/29/06         11/11/06        10/11/11        5.450%           0.02080%       Actual/360         60
  26          10/30/06         12/01/06        11/01/11        6.131%           0.03080%       Actual/360         60
  27          10/12/06         12/11/06        11/11/16        5.920%           0.02080%       Actual/360        120
  28          09/14/06         11/01/06        10/01/16        6.034%           0.03080%       Actual/360        120
  29          11/07/06         01/11/07        12/11/16        6.250%           0.02080%       Actual/360        120
  30          07/19/06         09/11/06        08/11/11        6.350%           0.02080%       Actual/360         60
  31          11/17/06         01/01/07        12/01/16        6.338%           0.03080%       Actual/360        120
  32          07/28/06         09/01/06        08/01/16        6.160%           0.03080%       Actual/360        120
  33          11/28/06         01/11/07        12/11/16        5.660%           0.02080%       Actual/360        120
  34          10/06/06         12/01/06        02/01/19        6.548%           0.03080%       Actual/360        147
  35          05/18/06         07/01/06        06/01/16        6.266%           0.03080%       Actual/360        120
  36          08/10/06         09/11/06        08/11/16        6.061%           0.04080%       Actual/360        120
  37          10/18/06         12/01/06        11/01/16        5.755%           0.08080%       Actual/360        120
  38          11/02/06         01/01/07        12/01/16        5.878%           0.03080%       Actual/360        120
  39          10/11/06         11/11/06        10/11/16        6.200%           0.05080%       Actual/360        120
  40          09/26/06         11/11/06        10/11/16        6.420%           0.02080%       Actual/360        120
  41          08/23/06         10/01/06        09/01/16        5.949%           0.03080%       Actual/360        120
  42          09/19/06         11/11/06        10/11/16        5.925%           0.02080%       Actual/360        120
  43          10/27/06         12/11/06        11/11/16        5.850%           0.02080%       Actual/360        120
  44          10/13/06         12/11/06        11/11/16        5.900%           0.02080%       Actual/360        120
  45          10/03/05         11/11/05        10/11/15        5.380%           0.02080%       Actual/360        120
  46          05/24/06         07/11/06        06/11/16        5.750%           0.06080%       Actual/360        120
46.001
46.002
46.003
  47          11/15/06         01/01/07        12/01/16        5.764%           0.03080%       Actual/360        120
  48          08/24/06         10/11/06        09/11/16        5.890%           0.06080%       Actual/360        120
  49          08/23/06         10/01/06        09/01/11        6.408%           0.03080%       Actual/360         60
  50          11/07/06         12/11/06        11/11/11        6.020%           0.02080%       Actual/360         60
  51          10/23/06         01/11/07        12/11/16        6.150%           0.02080%       Actual/360        120
  52          07/18/06         09/01/06        08/01/11        6.140%           0.03080%       Actual/360         60
  53          11/21/06         01/11/07        12/11/16        6.270%           0.02080%       Actual/360        120

MORTGAGE  REMAINING.TERM TO
  LOAN       MATURITY OR      REMAINING IO  ORIGINAL AMORT  REMAINING AMORT   MONTHLY P&I  MATURITY DATE OR ARD
 NUMBER       ARD (MOS.)     PERIOD (MOS.)    TERM (MOS.)     TERM (MOS.)    PAYMENTS ($)   BALLOON BALANCE ($)  ARD LOAN
--------  -----------------  -------------  --------------  ---------------  ------------  --------------------  --------
8.083
8.084
8.085
8.086
8.087
8.088
8.089
 8.09
8.091
8.092
8.093
8.094
8.095
8.096
8.097
8.098
8.099
 8.1
8.101
8.102
8.103
8.104
8.105
8.106
8.107
8.108
8.109
 8.11
8.111
8.112
8.113
8.114
8.115
8.116
8.117
8.118
8.119
 8.12
8.121
8.122
8.123
8.124
8.125
8.126
8.127
8.128
8.129
 8.13
  9               59               59              IO              IO             IO            54,000,000           Y
9.001
9.002
  10             119               59             360             360           316,380         49,649,947           N
  11              84                              360             360           274,619         40,796,911           N
  12             119               59             360             360           260,980         41,110,695           N
  13             118              118              IO              IO             IO            40,000,000           N
  14             117                              360             357           235,154         32,194,481           N
14.001
14.002
14.003
  15             118              118              IO              IO             IO            36,000,000           N
  16              56               56              IO              IO             IO            34,444,000           N
  17             119               23             360             360           203,183         29,051,914           N
  18             175               31             360             360           194,199         25,442,997           Y
  19             120                              360             360           170,177         24,451,094           N
  20             120              120              IO              IO             IO            28,450,000           N
  21             120               48             360             360           168,324         25,774,289           N
  22              56               56              IO              IO             IO            27,594,000           N
22.001
22.002
  23             118               22             360             360           162,304         23,589,809           N
  24              59               59              IO              IO             IO            26,000,000           N
  25              58               58              IO              IO             IO            26,000,000           N
  26              59               59              IO              IO             IO            25,900,000           N
  27             119              119              IO              IO             IO            25,000,000           N
  28             118               22             360             360           141,408         20,841,913           N
  29             120               36             420             420           133,853         21,390,922           N
  30              56               56              IO              IO             IO            22,715,000           N
  31             120               60             360             360           125,782         19,020,927           N
  32             116               56             360             360           123,195         18,939,932           Y
  33             120                              360             360           115,574         16,790,913           N
  34             146                              240             239           150,812         10,936,889           N
  35             114                              360             354           123,043         17,053,192           Y
  36             116               56             420             420           110,949         18,486,074           N
  37             119              119              IO              IO             IO            19,000,000           N
  38             120              120              IO              IO             IO            18,400,000           N
  39             118               34             360             360           102,435         15,172,363           N
  40             118              118              IO              IO             IO            16,510,000           Y
  41             117               57             360             360           97,789          15,333,324           N
  42             118               58             360             360           96,645          15,188,666           N
  43             119              119              IO              IO             IO            16,000,000           Y
  44             119               59             360             360           94,902          14,949,344           N
  45             106                              360             346           90,682          13,468,376           N
  46             114                              360             354           91,913          13,259,903           Y
46.001
46.002
46.003
  47             120               60             360             360           88,838          14,175,981           N
  48             117              117              IO              IO             IO            14,950,000           N
  49              57               21             360             360           92,652          14,306,509           Y
  50              59               59              IO              IO             IO            14,500,000           N
  51             120               24             360             360           88,338          12,893,086           N
  52              56                8             360             360           87,179          13,628,948           N
  53             120               60             360             360           86,383          13,145,269           N

MORTGAGE
  LOAN                                       APPRAISED    MORTGAGE     MORTGAGE   APPRAISAL            CUT-OFF DATE
 NUMBER         PREPAYMENT PROVISIONS        VALUE ($)  LOAN NUMBER  LOAN NUMBER     DATE    DSCR (X)    LTV RATIO
--------  --------------------------------  ----------  -----------  -----------  ---------  --------  ------------
8.083                                        2,485,968      8.083        8.083     10/01/06
8.084                                        2,481,092      8.084        8.084     10/01/06
8.085                                        2,478,099      8.085        8.085     10/01/06
8.086                                        2,476,021      8.086        8.086     10/01/06
8.087                                        2,474,617      8.087        8.087     10/01/06
8.088                                        2,452,931      8.088        8.088     10/01/06
8.089                                        2,446,220      8.089        8.089     10/01/06
 8.09                                        2,431,374       8.09         8.09     10/01/06
8.091                                        2,423,372      8.091        8.091     10/01/06
8.092                                        2,412,747      8.092        8.092     10/01/06
8.093                                        2,375,818      8.093        8.093     10/01/06
8.094                                        2,325,056      8.094        8.094     10/01/06
8.095                                        2,303,814      8.095        8.095     10/01/06
8.096                                        2,302,371      8.096        8.096     10/01/06
8.097                                        2,301,716      8.097        8.097     10/01/06
8.098                                        2,300,486      8.098        8.098     10/01/06
8.099                                        2,300,000      8.099        8.099     10/01/06
 8.1                                         2,300,000        8.1          8.1     10/01/06
8.101                                        2,285,644      8.101        8.101     10/01/06
8.102                                        2,275,608      8.102        8.102     10/01/06
8.103                                        2,250,000      8.103        8.103     10/01/06
8.104                                        2,242,254      8.104        8.104     10/01/06
8.105                                        2,200,000      8.105        8.105     10/01/06
8.106                                        2,200,000      8.106        8.106     10/01/06
8.107                                        2,183,982      8.107        8.107     10/01/06
8.108                                        2,150,000      8.108        8.108     10/01/06
8.109                                        2,145,000      8.109        8.109     10/01/06
 8.11                                        2,054,565       8.11         8.11     10/01/06
8.111                                        2,043,296      8.111        8.111     10/01/06
8.112                                        1,925,035      8.112        8.112     10/01/06
8.113                                        1,898,602      8.113        8.113     10/01/06
8.114                                        1,329,718      8.114        8.114     10/01/06
8.115                                        2,360,000      8.115        8.115     10/01/06
8.116                                        2,310,000      8.116        8.116     10/01/06
8.117                                        2,300,000      8.117        8.117     10/01/06
8.118                                        2,300,000      8.118        8.118     10/01/06
8.119                                        3,000,000      8.119        8.119     10/01/06
 8.12                                        1,925,000       8.12         8.12     10/01/06
8.121                                        1,840,000      8.121        8.121     10/01/06
8.122                                        1,700,000      8.122        8.122     10/01/06
8.123                                        1,480,000      8.123        8.123     10/01/06
8.124                                        1,400,000      8.124        8.124     10/01/06
8.125                                        1,400,000      8.125        8.125     10/01/06
8.126                                        1,700,000      8.126        8.126     10/01/06
8.127                                        1,200,000      8.127        8.127     10/01/06
8.128                                        1,100,000      8.128        8.128     10/01/06
8.129                                          960,000      8.129        8.129     10/01/06
 8.13                                          750,000       8.13         8.13     10/01/06
  9           L(23),GRTR1%orYM(33),O(4)     69,100,000          9            9     10/13/06    1.28        78.2%
9.001                                       57,200,000      9.001        9.001     10/13/06
9.002                                       11,900,000      9.002        9.002     10/13/06
  10              L(48),D(69),O(3)          71,200,000         10           10     01/01/07    1.34        74.6%
  11          GRTR1%orYM(24),D(57),O(3)     64,500,000         11           11     11/01/06    1.21        69.8%
  12              L(25),D(92),O(3)          57,000,000         12           12     09/12/06    1.20        77.2%
  13              L(26),D(91),O(3)          53,700,000         13           13     09/11/06    1.20        74.5%
  14              L(27),D(89),O(4)          53,000,000         14           14     07/01/06    1.27        70.6%
14.001                                      21,800,000     14.001       14.001     07/01/06
14.002                                      22,400,000     14.002       14.002     07/01/06
14.003                                       8,800,000     14.003       14.003     07/01/06
  15              L(26),D(90),O(4)          45,000,000         15           15     08/07/06    1.29        80.0%
  16          L(2),GRTR1%orYM(49),O(9)      45,250,000         16           16     06/13/06    1.20        76.1%
  17              L(25),D(91),O(4)          50,700,000         17           17     08/18/06    1.32        64.1%
  18             L(29),D(138),O(13)         39,000,000         18           18     05/08/06    1.20        80.0%
  19              L(24),D(92),O(4)          43,700,000         19           19     10/13/06    1.92        66.4%
  20              L(24),D(92),O(4)          39,400,000         20           20     11/01/06    1.30        72.2%
  21              L(24),D(92),O(4)          32,050,000         21           21     07/21/06    1.23        78.8%
  22          L(2),GRTR1%orYM(49),O(9)      35,500,000         22           22     06/13/06    1.20        77.7%
22.001                                      29,750,000     22.001       22.001     06/13/06
22.002                                       5,750,000     22.002       22.002     06/13/06
  23              L(26),D(90),O(4)          34,100,000         23           23     09/01/08    1.24        77.7%
  24            GRTR1%orYM(35),O(25)        32,900,000         24           24     08/15/06    1.28        79.0%
  25      L(26),D(31)orGRTR1%orYM(31),O(3)  40,200,000         25           25     09/01/07    1.30        64.7%
  26         L(24),GRTR1%orYM(23),O(13)     41,000,000         26           26     08/31/06    1.31        63.2%
  27              L(35),D(81),O(4)          38,200,000         27           27     12/01/06    1.36        65.5%
  28              L(26),D(90),O(4)          35,500,000         28           28     07/11/06    1.18        66.2%
  29              L(24),D(93),O(3)          32,100,000         29           29     07/19/07    1.20        71.0%
  30          L(2),GRTR1%orYM(49),O(9)      29,100,000         30           30     06/13/06    1.20        78.1%
  31              L(24),D(92),O(4)          26,570,000         31           31     11/01/06    1.13        76.2%
  32          L(28),GRTR1%orYM(89),O(3)     28,650,000         32           32     11/09/06    1.20        70.5%
  33          L(60),GRTR1%orYM(57),O(3)     25,000,000         33           33     08/29/06    1.28        80.0%
  34              L(25),D(115),O(7)         25,000,000         34           34     08/02/06    1.17        79.8%
  35              L(30),D(86),O(4)          27,370,000         35           35     04/13/06    1.40        72.5%
  36              L(28),D(89),O(3)          25,430,000         36           36     06/24/06    1.21        76.0%
  37              L(25),D(91),O(4)          24,800,000         37           37     09/17/06    1.39        76.6%
  38              L(24),D(92),O(4)          21,700,000         38           38     09/07/06    1.18        80.0%
  39          L(7),GRTR1%orYM(110),O(3)     22,300,000         39           39     08/16/06    1.28        75.0%
  40          L(26),GRTR1%orYM(91),O(3)     25,850,000         40           40     07/18/06    1.61        63.9%
  41              L(27),D(89),O(4)          20,700,000         41           41     07/17/06    1.20        79.2%
  42              L(26),D(91),O(3)          20,300,000         42           42     08/01/06    1.22        80.1%
  43              L(25),D(59),O(36)         20,000,000         43           43     08/01/06    1.31        80.0%
  44              L(25),D(92),O(3)          21,500,000         44           44     09/12/06    1.35        74.4%
  45          L(35),GRTR1%orYM(82),O(3)     20,300,000         45           45     08/25/05    1.22        78.5%
  46              L(30),D(86),O(4)          21,200,000         46           46     01/01/06    1.48        73.9%
46.001                                       9,300,000     46.001       46.001     01/01/06
46.002                                       6,200,000     46.002       46.002     01/01/06
46.003                                       5,700,000     46.003       46.003     01/01/06
  47              L(24),D(92),O(4)          20,000,000         47           47     10/20/06    1.18        76.0%
  48              L(27),D(90),O(3)          29,250,000         48           48     07/11/06    2.03        51.1%
  49              L(27),D(29),O(4)          20,000,000         49           49     07/10/06    1.36        74.0%
  50              L(25),D(10),O(25)         18,150,000         50           50     08/17/06    1.42        79.9%
  51              L(36),D(81),O(3)          19,900,000         51           51     09/18/06    1.25        72.9%
  52          L(17),GRTR1%orYM(36),O(7)     19,100,000         52           52     06/19/06    1.28        75.0%
  53              L(24),D(93),O(3)          30,500,000         53           53     09/12/06    1.90        45.9%

MORTGAGE
  LOAN      LTV RATIO AT      YEAR       YEAR    NUMBER OF  UNIT OF
 NUMBER   MATURITY OR ARD    BUILT    RENOVATED    UNITS    MEASURE  CUT-OFF DATE LOAN AMOUNT PER (UNIT) ($)  OCCUPANCY RATE
--------  ---------------  ---------  ---------  ---------  -------  ---------------------------------------  --------------
8.083                        1994                  10,398   Sq. Ft.                                                100.0%
8.084                        1996       2002       10,349   Sq. Ft.                                                100.0%
8.085                        1998       2001       9,921    Sq. Ft.                                                100.0%
8.086                        1998       2001       9,921    Sq. Ft.                                                100.0%
8.087                        1994                  10,398   Sq. Ft.                                                100.0%
8.088                        2000                  10,642   Sq. Ft.                                                100.0%
8.089                        1995                  10,388   Sq. Ft.                                                100.0%
 8.09                        1995                  10,349   Sq. Ft.                                                100.0%
8.091                        1988       2003       11,860   Sq. Ft.                                                100.0%
8.092                        2005                  10,825   Sq. Ft.                                                100.0%
8.093                        2001                  11,530   Sq. Ft.                                                100.0%
8.094                        1993       2002       10,075   Sq. Ft.                                                100.0%
8.095                        1992       2002       10,065   Sq. Ft.                                                100.0%
8.096                        2004                  10,825   Sq. Ft.                                                100.0%
8.097                        1994                  10,349   Sq. Ft.                                                100.0%
8.098                        1992       2004       10,065   Sq. Ft.                                                100.0%
8.099                        1999                  9,921    Sq. Ft.                                                100.0%
 8.1                         1996                  10,349   Sq. Ft.                                                100.0%
8.101                        2003                  10,825   Sq. Ft.                                                100.0%
8.102                        1992       2000       10,065   Sq. Ft.                                                100.0%
8.103                        2003                  10,825   Sq. Ft.                                                100.0%
8.104                        1995       2001       10,349   Sq. Ft.                                                100.0%
8.105                        2004                  10,982   Sq. Ft.                                                100.0%
8.106                        1993       2000       10,254   Sq. Ft.                                                100.0%
8.107                        1994       2001       10,398   Sq. Ft.                                                100.0%
8.108                        1998       2001       9,921    Sq. Ft.                                                100.0%
8.109                        2005                  10,825   Sq. Ft.                                                100.0%
 8.11                        1995       2001       10,388   Sq. Ft.                                                100.0%
8.111                        1994       2002       10,349   Sq. Ft.                                                100.0%
8.112                        1985                  9,407    Sq. Ft.                                                100.0%
8.113                        2000                  10,642   Sq. Ft.                                                100.0%
8.114                                              10,941   Sq. Ft.                                                100.0%
8.115                        2000                  10,642   Sq. Ft.                                                100.0%
8.116                        2001                  10,642   Sq. Ft.                                                100.0%
8.117                        2001                  10,825   Sq. Ft.                                                100.0%
8.118                        2001                  8,327    Sq. Ft.                                                100.0%
8.119                        1998                  10,133   Sq. Ft.                                                100.0%
 8.12                        2004                  10,896   Sq. Ft.                                                100.0%
8.121                        2005                  10,825   Sq. Ft.                                                100.0%
8.122                        2002                  9,013    Sq. Ft.                                                100.0%
8.123                        1998                  9,921    Sq. Ft.                                                100.0%
8.124                        1997                  10,466   Sq. Ft.                                                100.0%
8.125                        2002                  8,858    Sq. Ft.                                                100.0%
8.126                        2001                  10,103   Sq. Ft.                                                100.0%
8.127                        2003                  9,124    Sq. Ft.                                                100.0%
8.128                        2002                  8,464    Sq. Ft.                                                100.0%
8.129                        1996                  10,380   Sq. Ft.                                                100.0%
 8.13                        2002                  9,078    Sq. Ft.                                                100.0%
  9            78.2%        Various                 876      Units                    61,643.84                     94.8%
9.001                        1985                   716      Units                                                  94.7%
9.002                        1986                   160      Units                                                  95.0%
  10           69.7%         1975       1981      585,222   Sq. Ft.                     90.75                       98.6%
  11           63.3%       1973-1992              691,188   Sq. Ft.                     65.11                      100.0%
  12           72.1%         2002                 223,537   Sq. Ft.                    196.84                      100.0%
  13           74.5%         2000                   336      Units                   119,047.62                     94.6%
  14           60.7%        Various    Various    439,400   Sq. Ft.                     85.12                      100.0%
14.001                       1987       2001      179,400   Sq. Ft.                                                100.0%
14.002                       1992                 185,000   Sq. Ft.                                                100.0%
14.003                       1989                  75,000   Sq. Ft.                                                100.0%
  15           80.0%         1985                 279,483   Sq. Ft.                    128.81                       78.9%
  16           76.1%         2002                   416      Units                    82,798.08                     87.7%
  17           57.3%         2001                   234      Rooms                   138,888.89                     76.9%
  18           65.2%         1984                 345,502   Sq. Ft.                     90.30                       86.6%
  19           56.0%       1962-1985    2003        473      Rooms                    61,310.78                     53.2%
  20           72.2%         2004                  93,118   Sq. Ft.                    305.53                       95.8%
  21           71.8%         1990                 214,129   Sq. Ft.                    130.76                       81.8%
  22           77.7%        Various                 426      Units                    64,774.65                     88.5%
22.001                       2002                   344      Units                                                  91.0%
22.002                       2003                    82      Units                                                  78.1%
  23           69.2%         2005                 148,298   Sq. Ft.                    178.69                       75.0%
  24           79.0%         1985                   399      Units                    65,162.91                     90.7%
  25           64.7%         1979                 100,154   Sq. Ft.                    259.60                       85.1%
  26           63.2%         1986                   330      Units                    78,484.85                     96.4%
  27           65.5%         1999                 196,003   Sq. Ft.                    127.55                       99.2%
  28           58.7%         2004                 120,149   Sq. Ft.                    195.59                       82.3%
  29           66.6%         2005                 109,250   Sq. Ft.                    208.70                       88.0%
  30           78.1%         1998                   271      Units                    83,819.19                     94.8%
  31           71.6%       2005-2006              147,594   Sq. Ft.                    137.13                      100.0%
  32           66.1%         2000                 160,651   Sq. Ft.                    125.74                       90.8%
  33           67.2%         1971       1997       48,900   Sq. Ft.                    409.00                      100.0%
  34           43.8%       1964/1977              140,491   Sq. Ft.                    142.06                       97.9%
  35           62.3%       1997/2002              127,001   Sq. Ft.                    156.27                      100.0%
  36           72.7%         1970       2004        193      Units                   100,103.63                     95.9%
  37           76.6%         2000                 103,047   Sq. Ft.                    184.38                       98.7%
  38           80.0%         1986       2005      136,174   Sq. Ft.                    135.12                       90.6%
  39           68.0%         1989       2001        187      Rooms                    89,438.50                     60.8%
  40           63.9%         2005                   264      Units                    62,537.88                     89.7%
  41           74.1%       2001/2004              128,108   Sq. Ft.                    128.02                       90.9%
  42           74.8%         1990                   366      Units                    44,398.91                     95.4%
  43           80.0%         1955       2000       94,964   Sq. Ft.                    168.48                      100.0%
  44           69.5%         2006                  82,000   Sq. Ft.                    195.12                       81.1%
  45           66.4%         1972       1984      456,920   Sq. Ft.                     34.88                      100.0%
  46           62.6%        Various    Various    265,493   Sq. Ft.                     58.98                      100.0%
46.001                       1953       1998       79,863   Sq. Ft.                                                100.0%
46.002                       1971       2000       63,630   Sq. Ft.                                                100.0%
46.003                       1968       1994      122,000   Sq. Ft.                                                100.0%
  47           70.9%         1973                   210      Units                    72,380.95                     99.5%
  48           51.1%         1987                 127,848   Sq. Ft.                    116.94                       96.8%
  49           71.5%         1973       2001      452,381   Sq. Ft.                     32.72                       91.3%
  50           79.9%         1991                 241,633   Sq. Ft.                     60.01                       81.9%
  51           64.8%         1970       2005      124,062   Sq. Ft.                    116.88                       94.8%
  52           71.4%       2000/2001              157,388   Sq. Ft.                     91.02                       75.0%
  53           43.1%         1986                 188,277   Sq. Ft.                     74.36                       90.2%

MORTGAGE
  LOAN
 NUMBER   OCCUPANCY "AS OF" DATE   2004 NOI   2005 NOI        MOST RECENT PERIOD        MOST RECENT NOI ($)
--------  ----------------------  ---------  ----------  -----------------------------  -------------------
8.083             11/01/06
8.084             11/01/06
8.085             11/01/06
8.086             11/01/06
8.087             11/01/06
8.088             11/01/06
8.089             11/01/06
 8.09             11/01/06
8.091             11/01/06
8.092             11/01/06
8.093             11/01/06
8.094             11/01/06
8.095             11/01/06
8.096             11/01/06
8.097             11/01/06
8.098             11/01/06
8.099             11/01/06
 8.1              11/01/06
8.101             11/01/06
8.102             11/01/06
8.103             11/01/06
8.104             11/01/06
8.105             11/01/06
8.106             11/01/06
8.107             11/01/06
8.108             11/01/06
8.109             11/01/06
 8.11             11/01/06
8.111             11/01/06
8.112             11/01/06
8.113             11/01/06
8.114             11/01/06
8.115             11/01/06
8.116             11/01/06
8.117             11/01/06
8.118             11/01/06
8.119             11/01/06
 8.12             11/01/06
8.121             11/01/06
8.122             11/01/06
8.123             11/01/06
8.124             11/01/06
8.125             11/01/06
8.126             11/01/06
8.127             11/01/06
8.128             11/01/06
8.129             11/01/06
 8.13             11/01/06
  9               09/14/06                   3,806,956     T-12 through 08-31-2006           4,101,238
9.001             09/14/06
9.002             09/14/06
  10              09/05/06                   2,023,852
  11              11/01/06
  12              09/01/06        3,953,592   3,976,799  Annualized 2006 (01/01-07/31)        4,049,371
  13              10/16/06                    2,197,534          T-3 Mos 9/06                 2,614,444
  14              06/06/06
14.001            06/06/06
14.002            06/06/06
14.003            06/06/06
  15              09/06/06        3,376,725   3,382,351     T-12 through 06-30-2006           3,031,768
  16              06/08/06                    2,068,580      T-12 ending June 2006            2,262,263
  17              07/31/06                    3,131,150     T12 through 07/31/2006            3,641,528
  18              08/31/06        2,951,386   3,157,733   2006 Annualized 03-30-2006          3,069,464
  19              08/31/06         -47,749    2,834,847     T-12 through 08-31-2006           4,571,486
  20              09/01/06         399,016    2,047,871      Annualized 6/30/2006             2,723,444
  21              09/15/06        3,244,723   2,505,481      Annualized 9/30/2006             2,256,117
  22              06/08/06                    1,760,538      T-12 ending June 2006            1,631,770
22.001            06/08/06                    1,670,071      T-12 ending June 2006            1,651,437
22.002            06/08/06                      90,467       T-12 ending June 2006             -19,667
  23              10/28/06
  24              08/31/06        1,695,322   2,203,196    Trailing-12 (07/05-06/06)          2,320,972
  25              08/24/06        1,681,134   1,594,593
  26              10/11/06                    2,082,805     T-12 through 09-30-2006           2,030,738
  27              09/08/06        1,671,572   1,893,318   2006 Annualized (Jan - Jul)         2,299,248
  28              06/30/06                                  T-12 through 06-30-2006           1,286,018
  29              11/06/06                               Annualized 2006 (01/01-06/30)         207,062
  30              06/08/06                    1,674,593      T-12 ending June 2006            1,680,507
  31              11/01/06
  32              07/27/06        1,753,134   2,102,655   2006 Annualized 04-30-2006          1,810,896
  33              10/01/06        1,701,310   1,697,179
  34              09/15/06                    1,634,756     T-12 through 06-30-2006           1,998,198
  35              05/15/06        1,908,019   2,123,717
  36              06/18/06                    1,570,426     T12 through 06/30/2006            1,619,889
  37              10/03/06        1,387,834   1,471,279   2006 Annualized 07-06-2006          1,586,031
  38              10/01/06         670,879     880,110       Annualized 6/30/2006             1,308,170
  39              10/31/06        1,661,828   1,795,223           T-12 8/2006                 1,378,272
  40              09/26/06                    1,726,234         T-12 Jul/06 Ann               1,482,799
  41              10/20/06         784,878     893,692      T-12 through 06-30-2006           1,105,469
  42              09/14/06                    1,260,400     T12 through 04/30/2006            1,299,800
  43              07/24/06        1,297,873   1,189,289
  44              10/10/06
  45              03/13/06                    1,568,243      Annualized 04/30/2006            1,646,163
  46              04/01/06                    1,565,422
46.001            04/01/06                     697,959
46.002            04/01/06                     498,542
46.003            04/01/06                     368,921
  47              10/01/06        1,763,445   1,731,442   2006 Annualized 09-31-2006          1,755,209
  48              08/14/06                    2,173,388      Annualized 07/31/2006            2,282,606
  49              08/17/06        1,619,121   1,732,801     T-12 through 05-31-2006           1,669,825
  50              09/01/06        1,554,926   1,352,660
  51              10/10/06        1,059,892   1,154,854    Trailing-12 (08/05-07/06)          1,269,863
  52              06/01/06        1,963,897   1,121,827
  53              08/31/06        2,367,328   2,214,845

MORTGAGE
  LOAN
 NUMBER   UW REVENUES ($)  UW EXPENSES ($)  UW NET OPERATING INCOME ($)  UW NET CASH FLOW ($)
---------------------------------------------------------------------------------------------
8.083
8.084
8.085
8.086
8.087
8.088
8.089
 8.09
8.091
8.092
8.093
8.094
8.095
8.096
8.097
8.098
8.099
 8.1
8.101
8.102
8.103
8.104
8.105
8.106
8.107
8.108
8.109
 8.11
8.111
8.112
8.113
8.114
8.115
8.116
8.117
8.118
8.119
 8.12
8.121
8.122
8.123
8.124
8.125
8.126
8.127
8.128
8.129
 8.13
  9           7,904,860       3,783,330               4,121,530               3,946,330
9.001
9.002
  10         10,535,715       4,827,416               5,708,298               5,068,639
  11          7,273,655       2,706,487               4,567,168               3,996,773
  12          6,255,827       2,288,029               3,967,798               3,756,586
  13          4,177,964       1,372,996               2,804,968               2,737,768
  14          4,787,978        987,122                3,800,856               3,571,764
14.001        1,904,825        351,981                1,552,844               1,459,309
14.002        2,051,308        454,863                1,596,445               1,499,991
14.003         831,845         180,278                 651,567                 612,464
  15          5,884,625       2,776,361               3,108,264               2,776,570
  16          4,095,017       1,401,620               2,693,397               2,630,997
  17          9,346,217       5,755,641               3,590,576               3,216,727
  18          5,319,420       2,384,682               2,934,738               2,800,862
  19         26,318,639       21,877,230              4,441,409               3,915,036
  20          3,879,736       1,604,859               2,274,877               2,169,398
  21          4,259,425       1,857,694               2,401,731               2,242,509
  22          4,573,007       2,372,281               2,200,726               2,104,834
22.001        3,097,008       1,240,008               1,857,000               1,773,408
22.002        1,475,999       1,132,273                343,726                 331,426
  23          4,487,826       1,925,712               2,562,114               2,420,747
  24          3,724,160       1,525,757               2,198,403               2,089,077
  25          2,971,689       1,010,465               1,961,224               1,845,313
  26          3,644,717       1,533,692               2,111,025               2,111,025
  27          3,013,951        821,702                2,192,249               2,019,937
  28          2,861,193        787,147                2,074,046               1,999,788
  29          2,274,962        438,996                1,835,965               1,773,887
  30          2,732,630        963,818                1,768,812               1,728,162
  31          2,667,456        945,088                1,722,368               1,707,609
  32          2,863,670        916,290                1,947,380               1,770,907
  33          1,843,007         65,310                1,777,697               1,770,342
  34          4,546,740       2,315,225               2,231,515               2,117,466
  35          2,867,967        770,579                2,097,388               2,061,875
  36          2,457,955        803,771                1,654,184               1,605,934
  37          1,780,407        192,981                1,587,426               1,540,895
  38          2,583,797       1,190,145               1,393,652               1,221,316
  39          6,791,930       4,942,077               1,849,853               1,578,176
  40          3,359,579       1,575,065               1,784,514               1,708,001
  41          2,624,499       1,070,958               1,553,541               1,412,622
  42          3,161,999       1,636,688               1,525,311               1,410,387
  43          1,793,316        501,566                1,291,751               1,224,428
  44          1,969,220        680,597                1,288,623               1,188,322
  45          1,779,288        263,423                1,515,865               1,331,056
  46          1,854,841         55,645                1,799,196               1,631,918
46.001         808,866          24,266                 784,600                 696,326
46.002         546,343          16,390                 529,953                 463,149
46.003         499,632          14,989                 484,643                 472,443
  47          2,097,375        793,585                1,303,790               1,254,860
  48          3,246,880       1,213,158               2,033,721               1,815,919
  49          3,071,942       1,346,265               1,725,677               1,507,847
  50          1,627,536        246,140                1,381,396               1,240,426
  51          1,879,024        465,099                1,413,924               1,325,395
  52          1,559,554        353,013                1,206,541               1,182,933
  53          3,540,320       1,416,251               2,124,069               1,967,352

                                                                                                     LARGEST
MORTGAGE                                                                                    LARGEST  TENANT
  LOAN                                                                                      TENANT     %      LARGEST TENANT
 NUMBER                               LARGEST TENANT NAME                                   SQ. FT.  OF NRA     EXP. DATE
--------  --------------------------------------------------------------------------------  -------  -------  --------------
8.083     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,398   100.0%    11/01/25
8.084     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,349   100.0%    11/01/25
8.085     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   9,921    100.0%    11/01/25
8.086     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   9,921    100.0%    11/01/25
8.087     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,398   100.0%    11/01/25
8.088     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,642   100.0%    11/01/25
8.089     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,388   100.0%    11/01/25
 8.09     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,349   100.0%    11/01/25
8.091     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   11,860   100.0%    11/01/25
8.092     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,825   100.0%    11/01/25
8.093     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   11,530   100.0%    11/01/25
8.094     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,075   100.0%    11/01/25
8.095     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,065   100.0%    11/01/25
8.096     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,825   100.0%    11/01/25
8.097     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,349   100.0%    11/01/25
8.098     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,065   100.0%    11/01/25
8.099     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   9,921    100.0%    11/01/25
 8.1      Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,349   100.0%    11/01/25
8.101     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,825   100.0%    11/01/25
8.102     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,065   100.0%    11/01/25
8.103     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,825   100.0%    11/01/25
8.104     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,349   100.0%    11/01/25
8.105     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,982   100.0%    11/01/25
8.106     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,254   100.0%    11/01/25
8.107     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,398   100.0%    11/01/25
8.108     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   9,921    100.0%    11/01/25
8.109     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,825   100.0%    11/01/25
 8.11     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,388   100.0%    11/01/25
8.111     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,349   100.0%    11/01/25
8.112     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   9,407    100.0%    11/01/25
8.113     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,642   100.0%    11/01/25
8.114     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,941   100.0%    11/01/25
8.115     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,642   100.0%    11/01/25
8.116     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,642   100.0%    11/01/25
8.117     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,825   100.0%    11/01/25
8.118     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   8,327    100.0%    11/01/25
8.119     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,133   100.0%    11/01/25
 8.12     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,896   100.0%    11/01/25
8.121     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,825   100.0%    11/01/25
8.122     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   9,013    100.0%    11/01/25
8.123     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   9,921    100.0%    11/01/25
8.124     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,466   100.0%    11/01/25
8.125     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   8,858    100.0%    11/01/25
8.126     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,103   100.0%    11/01/25
8.127     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   9,124    100.0%    11/01/25
8.128     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   8,464    100.0%    11/01/25
8.129     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   10,380   100.0%    11/01/25
 8.13     Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company   9,078    100.0%    11/01/25
  9
9.001
9.002
  10      The Hartford                                                                      146,479    25.0%    06/30/10
  11      Intergraph Corporation                                                            691,188   100.0%    10/31/26
  12      DHL Systems                                                                       223,537   100.0%    06/30/12
  13
  14      Various                                                                           Various   Various   Various
14.001    Quality King - Master Lease                                                       179,400   100.0%    04/30/26
14.002    Quality King Healthy & Beauty                                                     185,000   100.0%    04/30/26
14.003    Nature's Bounty (NBTY)                                                             75,000   100.0%    09/30/14
  15      Executive Suites of Minnesota                                                      25,774    9.2%     08/31/09
  16
  17
  18      American Towers, Inc                                                               21,352    6.2%     08/31/11
  19
  20      Texas Institute for Surgery                                                        53,916    57.9%    11/30/18
  21      HCI Direct, Inc.                                                                   32,843    15.3%    11/14/08
  22
22.001
22.002
  23      Energy Solutions                                                                   36,578    24.7%    12/31/12
  24
  25      Nextwave Broadband, Inc.                                                           13,441    13.4%    06/30/08
  26
  27      Orchard Supply Hardware                                                            47,962    24.5%    11/30/15
  28      Robb & Stucky                                                                      60,000    49.9%    12/26/19
  29      Big Lots                                                                           30,223    27.7%    01/13/16
  30
  31      Preferred Freezer                                                                 147,594   100.0%    10/31/31
  32      Unisys                                                                             52,650    32.8%    03/31/10
  33      Health Insurance Plan of Greater NY                                                48,900   100.0%    12/31/26
  34      Safeway                                                                            33,648    24.0%    07/31/19
  35      GSA - INS II                                                                      107,836    84.9%    10/15/22
  36
  37      Safeway, Inc.                                                                      55,622    54.0%    12/31/24
  38      South Texas Spinal Clinic                                                          15,572    11.4%    03/31/12
  39
  40
  41      Science Applications Int. Corp                                                     22,797    17.8%    03/31/11
  42
  43      Mars                                                                               37,300    39.3%    10/31/19
  44      Primary Payment Systems, Inc.                                                      42,467    51.8%    07/31/14
  45      Filene's Basement Corp.                                                           456,920   100.0%    04/30/12
  46
46.001    Springs Global US Inc.                                                             79,863   100.0%    12/31/30
46.002    Springs Global US Inc.                                                             63,630   100.0%    12/31/30
46.003    Springs Global US Inc.                                                            122,000   100.0%    12/31/30
  47
  48      Waitt Media, Inc.                                                                  18,480    14.5%    01/14/09
  49      Kmart                                                                             113,710    25.1%    01/31/09
  50      K-Mart                                                                            104,231    43.1%    03/31/16
  51      Rite Aid Corporation                                                               30,280    24.4%    02/01/12
  52      Intel Americas, Inc.                                                              110,363    70.1%    06/30/07
  53      Verizon                                                                            69,179    36.7%    04/30/09

                                              2ND     2ND          2ND
MORTGAGE                                    LARGEST  LARGEST    LARGEST
 LOAN                                       TENANT   TENANT %  TENANT EXP.                                          3RD LARGEST
 NUMBER       2ND LARGEST TENANT NAME       SQ. FT.  OF NRA       DATE           3RD LARGEST TENANT NAME           TENANT SQ. FT.
--------  --------------------------------  -------  --------  -----------  -------------------------------------  --------------
8.083
8.084
8.085
8.086
8.087
8.088
8.089
 8.09
8.091
8.092
8.093
8.094
8.095
8.096
8.097
8.098
8.099
 8.1
8.101
8.102
8.103
8.104
8.105
8.106
8.107
8.108
8.109
 8.11
8.111
8.112
8.113
8.114
8.115
8.116
8.117
8.118
8.119
 8.12
8.121
8.122
8.123
8.124
8.125
8.126
8.127
8.128
8.129
 8.13
  9
9.001
9.002
  10      Moore Wallace NA (RR Donnelley)   132,418    22.6%      10/31/07  Genworth                                   127,539
  11
  12
  13
  14
14.001
14.002
14.003
  15      Vendor Mgmt Services               21,299     7.6%      03/31/11  Cisco Systems, Inc                          18,344
  16
  17
  18      Opteum Financial Services          15,415     4.5%      08/31/08  Market Street Mortgage                      14,018
  19
  20      Dallas Orthopedic Center           16,684    17.9%      11/30/11  Center for Spine Care                       7,736
  21      AT&T Wireless                      28,510    13.3%      10/31/08  World Mortgage Company                      23,350
  22
22.001
22.002
  23      Baldisson Piano                    8,475      5.7%      10/31/13  Iggy's                                      8,185
  24
  25      Bank of Ireland Asset Management   13,382    13.4%      04/30/10  The Greenwich Medical Group, Inc            9,761
  26
  27      Ross Stores, Inc.                  30,187    15.4%      01/31/10  Office Max                                  23,526
  28      Pelican Bay Dev. HQ                8,398      7.0%      12/31/09  Bonefish Grill                              5,127
  29      Party Pro                          12,001    11.0%      08/02/11  Craig Pad Retail Partners (Pad Lease)       12,000
  30
  31
  32      Texas Windstorm Insurance          28,304    17.6%      08/31/12  Teradyne                                    17,300
  33
  34      Longs Drug Stores                  26,684    19.0%      02/28/14  McDonalds                                   4,340
  35      GSA - INS I                        19,165    15.1%      01/04/18
  36
  37      Long's Drugstore                   23,180    22.5%      02/28/21  All Pride Fitness                           5,500
  38      Girling Health Care, Inc.          13,017     9.6%      05/31/05  Southwest Children's Center I, P.A.         11,435
  39
  40
  41      Grants and Contracts Office-UI     17,742    13.9%      05/31/10  Caterpillar                                 16,140
  42
  43      Rite Aid                           10,880    11.5%      02/25/19  Fashion Bug                                 10,500
  44      DTR1, L.L.C.                       15,000    18.3%      10/12/09  Toll Brothers                               9,000
  45
  46
46.001
46.002
46.003
  47
  48      Wallace R. Weitz & Company         16,335    12.8%      11/30/09  Koley Jessen PC                             16,005
  49      Herberger's                        88,701    19.6%      01/31/12  JC Penney                                   51,593
  50      TJ Maxx                            24,000     9.9%      01/31/09  Deal's Nothing Over a Dollar                12,000
  51      Recreational Equipment, Inc.       20,000    16.1%      04/30/14  Nebraska Book Company, Inc.                 12,507
  52      Novellus Systems, Inc.             7,670      4.9%      02/14/08
  53      Corinthian Colleges                24,244    12.9%      09/30/07  RC Co.                                      11,790

MORTGAGE                                                                                                               MORTGAGE
  LOAN      3RD LARGEST                                                LARGEST AFFILIATED SPONSOR FLAG ((GREATER         LOAN
 NUMBER   TENANT % OF NRA  3RD LARGEST TENANT EXP. DATE   LOCKBOX    THAN 4% OF POOL, LOAN GROUP 1 OR LOAN GROUP (2)    NUMBER
------------------------------------------------------------------  -------------------------------------------------  --------
8.083                                                                                                                   8.083
8.084                                                                                                                   8.084
8.085                                                                                                                   8.085
8.086                                                                                                                   8.086
8.087                                                                                                                   8.087
8.088                                                                                                                   8.088
8.089                                                                                                                   8.089
 8.09                                                                                                                    8.09
8.091                                                                                                                   8.091
8.092                                                                                                                   8.092
8.093                                                                                                                   8.093
8.094                                                                                                                   8.094
8.095                                                                                                                   8.095
8.096                                                                                                                   8.096
8.097                                                                                                                   8.097
8.098                                                                                                                   8.098
8.099                                                                                                                   8.099
 8.1                                                                                                                     8.1
8.101                                                                                                                   8.101
8.102                                                                                                                   8.102
8.103                                                                                                                   8.103
8.104                                                                                                                   8.104
8.105                                                                                                                   8.105
8.106                                                                                                                   8.106
8.107                                                                                                                   8.107
8.108                                                                                                                   8.108
8.109                                                                                                                   8.109
 8.11                                                                                                                    8.11
8.111                                                                                                                   8.111
8.112                                                                                                                   8.112
8.113                                                                                                                   8.113
8.114                                                                                                                   8.114
8.115                                                                                                                   8.115
8.116                                                                                                                   8.116
8.117                                                                                                                   8.117
8.118                                                                                                                   8.118
8.119                                                                                                                   8.119
 8.12                                                                                                                    8.12
8.121                                                                                                                   8.121
8.122                                                                                                                   8.122
8.123                                                                                                                   8.123
8.124                                                                                                                   8.124
8.125                                                                                                                   8.125
8.126                                                                                                                   8.126
8.127                                                                                                                   8.127
8.128                                                                                                                   8.128
8.129                                                                                                                   8.129
 8.13                                                                                                                    8.13
  9                                                         None                                                          9
9.001                                                                                                                   9.001
9.002                                                                                                                   9.002
  10             21.8%               11/30/12               Hard                                                          10
  11                                                        None                                                          11
  12                                                     Springing                                                        12
  13                                                        None                                                          13
  14                                                        Hard                                                          14
14.001                                                                                                                  14.001
14.002                                                                                                                  14.002
14.003                                                                                                                  14.003
  15              6.6%               04/30/12               None                                                          15
  16                                                        Soft                      Orion Residential LLC               16
  17                                                        Soft                                                          17
  18              4.1%               11/30/09               Hard                                                          18
  19                                                        Hard                                                          19
  20              8.3%               08/30/11            Springing                                                        20
  21             10.9%               06/30/11               Soft                                                          21
  22                                                        Soft                      Orion Residential LLC               22
22.001                                                                                                                  22.001
22.002                                                                                                                  22.002
  23              5.5%               04/04/16               Hard                                                          23
  24                                                        None                                                          24
  25              9.7%               07/31/18               Hard                                                          25
  26                                                        None                                                          26
  27             12.0%               04/30/14            Springing                                                        27
  28              4.3%               12/31/14               None                                                          28
  29             11.0%               11/06/27               None                                                          29
  30                                                        Soft                      Orion Residential LLC               30
  31                                                     Direct Pay                                                       31
  32             10.8%               03/31/08            Springing                                                        32
  33                                                     Springing                                                        33
  34              3.1%               11/01/08               Hard                                                          34
  35                                                     Direct Pay                                                       35
  36                                                        None                                                          36
  37              5.3%               01/31/13               None                                                          37
  38              8.4%               08/31/16            Springing                                                        38
  39                                                        None                                                          39
  40                                                        Soft                   SCI Real Estate Investments            40
  41             12.6%               10/31/10               None                                                          41
  42                                                        None                                                          42
  43             11.1%               01/31/10            Springing                                                        43
  44             11.0%               08/27/14               None                                                          44
  45                                                        None                                                          45
  46                                                        Hard                                                          46
46.001                                                                                                                  46.001
46.002                                                                                                                  46.002
46.003                                                                                                                  46.003
  47                                                        Soft                                                          47
  48             12.5%               05/31/10               None                                                          48
  49             11.4%               04/30/09               Hard                                                          49
  50              5.0%               05/31/09            Springing                                                        50
  51             10.1%               05/08/11               None                                                          51
  52                                                        Hard                                                          52
  53              6.3%               12/31/08               None                                                          53

                LOAN
MORTGAGE LOAN   GROUP
    NUMBER     NUMBER                   PROPERTY NAME                                           ADDRESS
-------------  ------  -----------------------------------------------  ------------------------------------------------------
      54          1    Nassau Bay I & II Portfolio (15)                 Various
    54.001             Doctor's Center                                  18100 St. John Drive
    54.002             Space Park                                       2060 Space Park Drive
      55          1    Riviera Senior Living                            1825 Ridgewood Avenue
      56          2    Dover Farms                                      8290 Royalton Road
      57          1    Triad Center I                                   7666 East 61st Street
      58          1    Willow's Lodge                                   14580 Northeast 145th Street
      59          1    Market Center                                    1322-1380 17th Street / 1624-1660 Market Street
      60          1    Southlake Medical I (16)                         1545 East Southlake Boulevard
      61          1    The Centre at Riverchase                         1694 Montgomery Highway
      62          1    Residence Inn Saratoga                           295 Excelsior Avenue
      63          2    Vistas at Lake Worth                             6303 Shady Oaks Manor Drive
      64          1    Scotts Village Shopping Center                   227-265 Mt. Hermon Road
      65          1    Pomona Ranch Plaza                               50, 58 & 68 Rio Rancho Road
      66          1    Highland Pavilion                                6700 Middle Fiskville Road
      67          1    Casper Retail (17)                               4120 East 2nd Street
      68          1    670 Sixth Avenue                                 670 Sixth Avenue
      69          1    Wesco Self Storage (18)                          19106 Normandie Avenue
      70          1    Tree Trail Village                               1250 Tech Drive
      71          1    Idaho Urologic Institute (19)                    2855 East Magic View Drive
      72          2    Columbus Multifamily Portfolio                   Various
    72.001             Greystone at Green Island Oaks                   6201 River Road
    72.002             Greystone at Maple Ridge                         7777 Schomburg Road
      73          1    Midway Plaza                                     12909 Midway Road and 2707 Stemmons Freeway
      74          1    Five Forks Corners                               4045 Five Forks Trickum Road
      75          1    The Plaza at Avery Ranch                         14900 Avery Ranch Boulevard
      76          2    The Overland Park Village Apartments (20)        10230 Grandview Street
      77          1    Village Medical Park                             1702-1773 Village Park Drive
      78          2    Spyglass Hill Apartments                         14305 SW Sexton Mountain Drive
      79          1    Young's Bay Plaza                                107-161 South Highway 101
      80          1    Youngstown Shopping Center                       1411 East Tenth Street
      81          1    Riverdale Crossing                               7520-7587 Highway 85
      82          1    JC Penney Outlet Store                           9495 West 75th Street
      83          1    The Carnival Flea Market                         5238 West Atlantic Avenue
      84          2    Regency Towers (21)                              1600 Lehigh Parkway East
      85          1    Airport Office Center                            6505 Airport Boulevard
      86          1    Town Center at Timber Springs                    401 S. Avalon Park Boulevard
      87          2    Sharpstown Garden Apartments                     7575 Bissonnet
      88          1    International Paper Distribution - Marianna, FL  2490 Commerce Drive
      89          1    Newport Superior Medical Bldg                    1501 Superior Avenue
      90          1    Opus Pine Center                                 5751 & 5771 Pine Avenue
      91          1    New Stanton Technology Park                      One Westinghouse Drive
      92          1    The Pointe Office Building                       5521 West Lincoln Highway
      93          2    Palm Gardens                                     5500 Washington Street
      94          1    University Plaza                                 6001-6095 North University Drive
      95          1    1429 Walnut Street                               1429 Walnut Street
      96          1    International Paper - Kentwood, MI               4140 East Paris Avenue SE
      97          1    Storage Express - Lancaster, CA                  2103 West Avenue J
      98          1    Eastern Commons                                  10585 & 10575 S. Eastern Avenue
      99          1    Forest Square at Carolina Forest                 NE Corner of Highway 501 and Carolina Forest Boulevard
     100          1    Cerritos Nissan                                  18707 Studebaker Road
     101          1    HCA-SunTrust                                     21260 Olean Boulevard
     102          1    San Mateo                                        4300 San Mateo Boulevard NE
     103          1    USA Managed Care Building                        7301 North 16th Street
     104          1    StorQuest Self Storage - Oxnard, CA              1781 Jones Way
     105          1    Best Western - Philadelphia, PA                  235 Chestnut Street
     106          1    Walgreens - Wellington, FL                       10420 Forest Hills Boulevard
     107          1    Siena Canyon Square                              9360 W. Tropicana Avenue
     108          1    Concord Town Center Portfolio                    Various
   108.001             Concord Town Center                              W3192 County Road KK
   108.002             Anchor Bank                                      N64 W35968 Silver Spring Road
     109          1    Willow Grove - Extra Space Self Storage          72 York Road
     110          1    Holiday Inn Express - Griffin, GA                1900 North Expressway
     111          1    A-Cool Self Storage                              3310 Demetropolis Road
     112          1    Linens 'N Things                                 5880 West 88th Avenue
     113          2    Fieldcrest III Apartments                        31 Trillium Circle
     114          2    Lumberton On The Lake                            187 South LHS Drive
     115          1    CVS - Mobile, AL                                 3932 Cottage Hill Road
     116          1    Haverty's Square Retail Center                   6701 & 6711 Glenwood Avenue
     117          1    Storage America Center                           560 Bank Street
     118          1    SVN Multi-Tenant Office Building (22)            6160 South Syracuse Way
     119          1    San Bernardino County Building                   2050 Massachusetts Avenue
     120          1    Harbor Towers                                    One New Haven Avenue
     121          1    Southgate Shopping Center                        14255-14275 Eureka Road
     122          1    Portsmouth Business Center                       300 & 400 PortCentre Parkway
     123          1    Mission Towers                                   27209-27225 Camp Plenty Road
     124          1    The Fountains                                    300-324 W. Edmond Road, 401-441 S. Fretz Avenue
     125          1    CVS - Baton Rouge, LA                            11705 Coursey Boulevard
     126          1    Value City Furniture                             4771 South 27th Street
     127          1    5405 Data Court                                  5405 Data Court
     128          1    The Capital Center                               99 Pine Street
     129          1    181 Freeman Avenue                               181 Freeman Avenue
     130          1    Alice G. Smith Retail Portfolio                  Various
   130.001             Texas Tech Plaza                                 801 - 803 University Avenue
   130.002             Charter One Plaza                                10460 North Michigan Road
     131          2    Fieldcrest I Apartments                          31 Trillium Circle
     132          1    Advance Auto Stores - Biltmore Portfolio         Various
   132.001             Advance Auto - Fayetteville, NC                  7790 South Raeford Road
   132.002             Advance Auto - Henderson, NC                     400 Prosperity Drive
   132.003             Advance Auto - Wake Forest, NC                   2117 South Main Street
   132.004             Advance Auto - Kinston, NC                       301 West Vernon Avenue
     133          1    Walgreens - Harvey, LA                           1544 Manhattan Boulevard
     134          1    Walgreens - Penn Hills, PA                       6201 Leechburg Road
     135          1    Homestead Shopping Center                        9520-9566 Homestead Road
     136          1    Food 4 Less - Beaumont, CA                       1691 East 6th Street
     137          2    Evanston Heights                                 830, 832, 834, 840, & 842  21st Avenue S.E.
     138          1    90 Crossways Park West                           90 Crossways Park West
     139          1    350 Long Beach                                   350 Long Beach Boulevard
     140          1    The Shoppes on Shugart Shopping Center           785 Shugart Road
     141          2    Fieldcrest II Apartments                         31 Trillium Circle
     142          1    CVS - Chandler, AZ                               1015 East Ray Road
     143          1    Park Lane Shopping Center                        507 and 600-620 Park Lane
     144          2    828 Fullerton                                    828 West Fullerton Avenue

                                                               CROSS COLLATERALIZED
MORTGAGE LOAN                                                   AND CROSS DEFAULTED                  MORTGAGE      GENERAL
    NUMBER                 CITY              STATE   ZIP CODE        LOAN FLAG       LOAN PURPOSE  LOAN SELLER  PROPERTY TYPE
-----------------------------------------------------------------------------------------------------------------------------
      54       Nassau Bay                      TX      77058             N             Refinance      GACC          Office
    54.001     Nassau Bay                      TX      77058                                                        Office
    54.002     Nassau Bay                      TX      77058                                                        Office
      55       Holly Hill                      FL      32117             N             Refinance    Wachovia      Healthcare
      56       North Royalton                  OH      44133             N            Acquisition      CGM        Multifamily
      57       Tulsa                           OK      74133             N             Refinance       CGM          Office
      58       Woodinville                     WA      98072             N             Refinance       CGM        Hospitality
      59       Denver                          CO      80202             N            Acquisition   Wachovia       Mixed Use
      60       Southlake                       TX      76092             N             Refinance      GACC          Office
      61       Birmingham                      AL      35216             N            Acquisition   Wachovia        Retail
      62       Saratoga Springs                NY      12866             N             Refinance      GACC        Hospitality
      63       Fort Worth                      TX      76135             N            Acquisition      CGM        Multifamily
      64       Scotts Valley                   CA      95066             N             Refinance    Wachovia        Retail
      65       Pomona                          CA      91766             N             Refinance     Artesia        Retail
      66       Austin                          TX      78752             N             Refinance     Artesia        Retail
      67       Casper                          WY      82609             N             Refinance     Artesia        Retail
      68       New York                        NY      10010             N             Refinance    Wachovia        Retail
      69       Torrance                        CA      90502             N             Refinance    CWCapital    Self Storage
      70       Norcross                        GA      30093             N            Acquisition   Wachovia        Retail
      71       Meridian                        ID      83642             N             Refinance     Artesia        Office
      72       Columbus                        GA     Various            N             Refinance    CWCapital     Multifamily
    72.001     Columbus                        GA      31904                                                      Multifamily
    72.002     Columbus                        GA      31909                                                      Multifamily
      73       Dallas                          TX      75244             N             Refinance    CWCapital       Retail
      74       Lilburn                         GA      30047             N            Acquisition   Wachovia        Retail
      75       Austin                          TX      78717             N            Acquisition      CGM          Retail
      76       Overland Park                   KS      66212             N            Acquisition   CWCapital     Multifamily
      77       Orangeburg                      SC      29118             N            Acquisition      CGM          Office
      78       Beaverton                       OR      97008             N            Acquisition   Wachovia      Multifamily
      79       Warrenton                       OR      97146             N             Refinance    CWCapital       Retail
      80       Jeffersonville                  IN      47130             N            Acquisition   CWCapital       Retail
      81       Riverdale                       GA      30274             N            Acquisition   Wachovia        Retail
      82       Overland Park                   KS      66204             N             Refinance    CWCapital       Retail
      83       Delray Beach                    FL      33484             N             Refinance    CWCapital       Retail
      84       Allentown                       PA      18103             N             Refinance       CGM        Multifamily
      85       Austin                          TX      78752             N            Acquisition    Artesia        Office
      86       Orlando                         FL      32828             N            Acquisition   Wachovia        Retail
      87       Houston                         TX      77074             N             Refinance       CGM        Multifamily
      88       Marianna                        FL      32448             N            Acquisition   CWCapital     Industrial
      89       Newport Beach                   CA      92663             N            Acquisition      CGM          Office
      90       Chino Hills                     CA      91709             N            Acquisition    Artesia        Retail
      91       New Stanton                     PA      15672             N             Refinance       CGM        Industrial
      92       Schererville                    IN      46307             N             Refinance     Artesia        Office
      93       Hollywood                       FL      33021             N             Refinance    Wachovia      Multifamily
      94       Tamarac                         FL      33321             N             Refinance    Wachovia        Retail
      95       Philadelphia                    PA      19102             N             Refinance      GACC          Office
      96       Kentwood                        MI      49512             N            Acquisition   CWCapital     Industrial
      97       Lancaster                       CA      93536             N             Refinance    CWCapital    Self Storage
      98       Henderson                       NV      89052             N             Refinance    CWCapital       Retail
      99       Myrtle Beach                    SC      29579             N             Refinance    Wachovia         Land
     100       Cerritos                        CA      90703             N             Refinance     Artesia        Retail
     101       Port Charlotte                  FL      33952             N             Refinance       CGM          Office
     102       Albuquerque                     NM      87110             N            Acquisition      CGM          Office
     103       Phoenix                         AZ      85020             N             Refinance    CWCapital       Office
     104       Oxnard                          CA      93033             N             Refinance    CWCapital    Self Storage
     105       Philadelphia                    PA      19106             N             Refinance    CWCapital     Hospitality
     106       Wellington                      FL      33414             N             Refinance     Artesia        Retail
     107       Las Vegas                       NV      89147             N             Refinance    CWCapital       Retail
     108       Various                         WI     Various            N             Refinance    CWCapital       Retail
   108.001     Town of Buchanan (Appleton)     WI      54915                                                        Retail
   108.002     Sussex                          WI      53089                                                        Retail
     109       Willow Grove                    PA      19090             N             Refinance    CWCapital    Self Storage
     110       Griffin                         GA      30223             N            Acquisition   CWCapital     Hospitality
     111       Mobile                          AL      36693             N             Refinance    Wachovia     Self Storage
     112       Westminster                     CO      80031             N             Refinance       CGM          Retail
     113       Dothan                          AL      36301             N             Refinance    CWCapital     Multifamily
     114       Lumberton                       TX      77657             N            Acquisition   CWCapital     Multifamily
     115       Mobile                          AL      36609             N            Acquisition   Wachovia        Retail
     116       Raleigh                         NC      27612             N            Acquisition   CWCapital       Retail
     117       Waterbury                       CT      06708             N            Acquisition   CWCapital    Self Storage
     118       Greenwood Village               CO      80111             N             Refinance     Artesia        Office
     119       San Bernardino                  CA      92405             N             Refinance     Artesia        Office
     120       Milford                         CT      06460             N            Acquisition   CWCapital      Mixed Use
     121       Southgate                       MI      48195             N             Refinance    CWCapital       Retail
     122       Portsmouth                      VA      23704             N             Refinance    CWCapital     Industrial
     123       Santa Clarita                   CA      91340             N            Acquisition   CWCapital      Mixed Use
     124       Edmond                          OK      73003             N            Acquisition   CWCapital      Mixed Use
     125       Baton Rouge                     LA      70816             N            Acquisition   Wachovia        Retail
     126       Greenfield                      WI      53221             N            Acquisition   CWCapital       Retail
     127       Ann Arbor                       MI      48108             N             Refinance       CGM          Office
     128       Albany                          NY      12207             N             Refinance      GACC          Office
     129       Islip                           NY      11751             N             Refinance      GACC         Mixed Use
     130       Various                      Various   Various            N            Acquisition    Artesia        Retail
   130.001     Lubbock                         TX      79401                                                        Retail
   130.002     Carmel                          IN      46032                                                        Retail
     131       Dothan                          AL      36301             N             Refinance    CWCapital     Multifamily
     132       Various                         NC     Various            N             Refinance    CWCapital       Retail
   132.001     Fayetteville                    NC      28304                                                        Retail
   132.002     Henderson                       NC      27536                                                        Retail
   132.003     Wake Forest                     NC      27587                                                        Retail
   132.004     Kinston                         NC      28501                                                        Retail
     133       Harvey                          LA      70058             N            Acquisition   Wachovia        Retail
     134       Penn Hills                      PA      15235             N            Acquisition   Wachovia        Retail
     135       Houston                         TX      77016             N            Acquisition    Artesia        Retail
     136       Beaumont                        CA      92223             N            Acquisition    Artesia        Retail
     137       Rochester                       MN      55904             N            Acquisition    Artesia      Multifamily
     138       Woodbury                        NY      11797             N             Refinance     Artesia        Office
     139       Stratford                       CT      06615             N             Refinance    CWCapital     Industrial
     140       Dalton                          GA      30720             N             Refinance    CWCapital       Retail
     141       Dothan                          AL      36301             N             Refinance    CWCapital     Multifamily
     142       Chandler                        AZ      85225             N            Acquisition   Wachovia        Retail
     143       Chillicothe                     MO      64601             N             Refinance    CWCapital       Retail
     144       Chicago                         IL      60614             N             Refinance    Wachovia      Multifamily

                                                                                    % OF AGGREGATE   % OF AGGREGATE   % OF AGGREGATE
MORTGAGE LOAN                                      ORIGINAL LOAN    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
    NUMBER           SPECIFIC PROPERTY TYPE         BALANCE ($)   LOAN BALANCE ($)      BALANCE     GROUP 1 BALANCE  GROUP 2 BALANCE
------------------------------------------------------------------------------------------------------------------------------------
      54                     Medical                 14,000,000      14,000,000          0.6%             0.7%
    54.001                   Medical                 9,556,886
    54.002                   Medical                 4,443,114
      55       Assisted Living/Independent Living    13,000,000      13,000,000          0.5%             0.6%
      56                  Conventional               12,800,000      12,800,000          0.5%                              3.2%
      57                    Suburban                 12,780,000      12,780,000          0.5%             0.6%
      58                  Full Service               12,200,000      12,150,527          0.5%             0.6%
      59                  Office/Retail              11,725,000      11,725,000          0.5%             0.5%
      60                     Medical                 11,680,000      11,680,000          0.5%             0.5%
      61                    Anchored                 11,610,000      11,610,000          0.5%             0.5%
      62                  Extended Stay              11,500,000      11,500,000          0.5%             0.5%
      63                  Conventional               11,015,000      11,015,000          0.4%                              2.7%
      64                    Anchored                 11,000,000      10,979,887          0.4%             0.5%
      65                 Shadow Anchored             10,600,000      10,600,000          0.4%             0.5%
      66                    Anchored                 10,500,000      10,489,141          0.4%             0.5%
      67                    Anchored                 10,200,000      10,171,567          0.4%             0.5%
      68                  Single Tenant              10,000,000      10,000,000          0.4%             0.5%
      69                  Self Storage               10,000,000      10,000,000          0.4%             0.5%
      70                    Anchored                 9,960,000        9,960,000          0.4%             0.5%
      71                     Medical                 9,750,000        9,731,771          0.4%             0.5%
      72                  Conventional               9,540,000        9,540,000          0.4%                              2.4%
    72.001                Conventional
    72.002                Conventional
      73                    Anchored                 9,400,000        9,364,078          0.4%             0.4%
      74                    Anchored                 9,325,000        9,325,000          0.4%             0.4%
      75                   Unanchored                9,300,000        9,265,657          0.4%             0.4%
      76                  Conventional               9,160,000        9,160,000          0.4%                              2.3%
      77                     Medical                 8,975,000        8,975,000          0.4%             0.4%
      78                  Conventional               8,500,000        8,500,000          0.3%                              2.1%
      79                    Anchored                 8,350,000        8,350,000          0.3%             0.4%
      80                    Anchored                 8,280,000        8,280,000          0.3%             0.4%
      81                    Anchored                 8,120,000        8,120,000          0.3%             0.4%
      82                  Single Tenant              8,100,000        8,100,000          0.3%             0.4%
      83                   Unanchored                8,000,000        8,000,000          0.3%             0.4%
      84                  Conventional               8,000,000        7,935,906          0.3%                              2.0%
      85                    Suburban                 7,800,000        7,800,000          0.3%             0.4%
      86                 Shadow Anchored             7,767,500        7,767,500          0.3%             0.4%
      87                  Conventional               7,650,000        7,650,000          0.3%                              1.9%
      88                    Warehouse                7,600,000        7,600,000          0.3%             0.4%
      89                     Medical                 7,500,000        7,500,000          0.3%             0.3%
      90                   Unanchored                7,500,000        7,500,000          0.3%             0.3%
      91                 Flex Industrial             7,500,000        7,433,821          0.3%             0.3%
      92                    Suburban                 7,250,000        7,250,000          0.3%             0.3%
      93                  Conventional               6,800,000        6,800,000          0.3%                              1.7%
      94                   Unanchored                6,800,000        6,800,000          0.3%             0.3%
      95                       CBD                   6,400,000        6,400,000          0.3%             0.3%
      96                    Warehouse                6,300,000        6,300,000          0.2%             0.3%
      97                  Self Storage               6,000,000        6,000,000          0.2%             0.3%
      98                 Shadow Anchored             5,700,000        5,679,581          0.2%             0.3%
      99                     Retail                  5,600,000        5,591,882          0.2%             0.3%
     100                  Single Tenant              5,500,000        5,500,000          0.2%             0.3%
     101                     Medical                 5,500,000        5,500,000          0.2%             0.3%
     102                    Suburban                 5,500,000        5,500,000          0.2%             0.3%
     103                    Suburban                 5,500,000        5,500,000          0.2%             0.3%
     104                  Self Storage               5,250,000        5,250,000          0.2%             0.2%
     105                 Limited Service             5,200,000        5,194,987          0.2%             0.2%
     106                  Single Tenant              5,000,000        5,000,000          0.2%             0.2%
     107                   Unanchored                4,900,000        4,900,000          0.2%             0.2%
     108                     Various                 4,850,000        4,850,000          0.2%             0.2%
   108.001               Shadow Anchored
   108.002                Single Tenant
     109                  Self Storage               4,800,000        4,800,000          0.2%             0.2%
     110                 Limited Service             4,725,000        4,718,531          0.2%             0.2%
     111                  Self Storage               4,500,000        4,492,009          0.2%             0.2%
     112                  Single Tenant              4,355,000        4,355,000          0.2%             0.2%
     113                  Conventional               4,315,000        4,315,000          0.2%                              1.1%
     114                  Conventional               4,300,000        4,300,000          0.2%                              1.1%
     115                  Single Tenant              4,277,000        4,277,000          0.2%             0.2%
     116                   Unanchored                4,230,000        4,230,000          0.2%             0.2%
     117                  Self Storage               4,200,000        4,200,000          0.2%             0.2%
     118                    Suburban                 4,200,000        4,200,000          0.2%             0.2%
     119                    Suburban                 4,200,000        4,195,914          0.2%             0.2%
     120                  Office/Retail              4,100,000        4,100,000          0.2%             0.2%
     121                 Shadow Anchored             4,000,000        4,000,000          0.2%             0.2%
     122                 Flex Industrial             4,000,000        3,992,768          0.2%             0.2%
     123                  Office/Retail              4,000,000        3,983,686          0.2%             0.2%
     124                  Office/Retail              3,940,000        3,940,000          0.2%             0.2%
     125                  Single Tenant              3,933,000        3,933,000          0.2%             0.2%
     126                  Single Tenant              3,825,000        3,825,000          0.2%             0.2%
     127                    Suburban                 3,700,000        3,700,000          0.1%             0.2%
     128                       CBD                   3,675,000        3,675,000          0.1%             0.2%
     129                Office/Warehouse             3,618,000        3,618,000          0.1%             0.2%
     130                   Unanchored                3,600,000        3,600,000          0.1%             0.2%
   130.001                 Unanchored                2,100,000
   130.002                 Unanchored                1,500,000
     131                  Conventional               3,600,000        3,600,000          0.1%                              0.9%
     132                  Single Tenant              3,570,000        3,547,290          0.1%             0.2%
   132.001                Single Tenant
   132.002                Single Tenant
   132.003                Single Tenant
   132.004                Single Tenant
     133                  Single Tenant              3,543,000        3,543,000          0.1%             0.2%
     134                  Single Tenant              3,467,000        3,467,000          0.1%             0.2%
     135                   Unanchored                3,480,000        3,466,107          0.1%             0.2%
     136                  Single Tenant              3,450,000        3,443,649          0.1%             0.2%
     137                 Student Housing             3,400,000        3,400,000          0.1%                              0.8%
     138                    Suburban                 3,350,000        3,350,000          0.1%             0.2%
     139                    Warehouse                3,300,000        3,300,000          0.1%             0.2%
     140                 Shadow Anchored             3,360,000        3,295,003          0.1%             0.2%
     141                  Conventional               3,240,000        3,240,000          0.1%                              0.8%
     142                  Single Tenant              3,206,000        3,206,000          0.1%             0.1%
     143                    Anchored                 3,200,000        3,200,000          0.1%             0.1%
     144                  Conventional               3,125,000        3,125,000          0.1%                              0.8%

                                                                                                     INTEREST   ORIGINAL TERM TO
MORTGAGE LOAN                                    MATURITY DATE                 LOAN ADMINISTRATIVE    ACCRUAL       MATURITY
    NUMBER     ORIGINATION DATE  FIRST PAY DATE      OR ARD     MORTGAGE RATE       COST RATE         METHOD      OR ARD (MOS.)
--------------------------------------------------------------------------------------------------------------------------------
      54           11/02/06         01/01/07        12/01/16        5.798%           0.03080%       Actual/360         120
    54.001
    54.002
      55           10/24/06         12/11/06        11/11/16        6.250%           0.02080%       Actual/360         120
      56           09/19/06         11/11/06        10/11/16        5.925%           0.02080%       Actual/360         120
      57           07/18/06         09/11/06        08/11/16        6.211%           0.02080%       Actual/360         120
      58           06/30/06         08/11/06        07/11/16        6.464%           0.02080%       Actual/360         120
      59           10/13/06         12/11/06        11/11/16        5.740%           0.02080%       Actual/360         120
      60           11/02/06         01/01/07        12/01/16        5.838%           0.03080%       Actual/360         120
      61           11/07/06         12/11/06        11/11/11        6.020%           0.02080%       Actual/360         60
      62           11/07/06         01/01/07        12/01/16        6.287%           0.03080%       Actual/360         120
      63           09/29/06         11/06/06        10/06/16        5.890%           0.02080%       Actual/360         120
      64           10/03/06         11/11/06        10/11/16        6.000%           0.02080%       Actual/360         120
      65           09/21/06         11/11/06        10/11/16        6.310%           0.02080%       Actual/360         120
      66           10/26/06         12/11/06        11/11/16        5.800%           0.02080%       Actual/360         120
      67           10/09/06         11/11/06        10/11/16        5.870%           0.02080%       Actual/360         120
      68           10/27/06         12/11/06        11/11/16        5.920%           0.02080%       Actual/360         120
      69           09/26/06         11/01/06        10/01/11        7.305%           0.03080%       Actual/360         60
      70           11/07/06         12/11/06        11/11/11        6.020%           0.02080%       Actual/360         60
      71           09/20/06         11/11/06        10/11/16        5.900%           0.02080%       Actual/360         120
      72           09/29/06         11/01/06        10/01/16        5.937%           0.03080%       Actual/360         120
    72.001
    72.002
      73           09/29/06         11/01/06        10/01/26        6.668%           0.03080%       Actual/360         240
      74           11/07/06         12/11/06        11/11/11        6.020%           0.02080%       Actual/360         60
      75           08/11/06         09/11/06        08/11/16        5.979%           0.02080%       Actual/360         120
      76           08/21/06         10/01/06        09/01/16        6.251%           0.03080%       Actual/360         120
      77           08/02/06         09/11/06        08/11/16        6.260%           0.02080%       Actual/360         120
      78           09/08/06         10/11/06        09/11/16        6.120%           0.02080%       Actual/360         120
      79           10/03/06         12/01/06        11/01/16        5.823%           0.08080%       Actual/360         120
      80           09/01/05         10/01/05        10/01/15        5.462%           0.03080%       Actual/360         121
      81           11/07/06         12/11/06        11/11/11        6.020%           0.02080%       Actual/360         60
      82           08/11/06         10/01/06        09/01/16        6.050%           0.03080%       Actual/360         120
      83           11/20/06         01/01/07        12/01/11        6.050%           0.03080%       Actual/360         60
      84           04/11/06         05/11/06        04/11/16        5.654%           0.05080%       Actual/360         120
      85           11/01/06         12/11/06        11/11/16        5.670%           0.02080%       Actual/360         120
      86           09/27/06         11/11/06        10/11/16        5.860%           0.02080%       Actual/360         120
      87           09/19/06         11/11/06        10/11/16        6.022%           0.02080%       Actual/360         120
      88           07/28/06         09/01/06        08/01/11        6.160%           0.03080%       Actual/360         60
      89           09/26/06         11/06/06        10/06/16        5.934%           0.02080%       Actual/360         120
      90           10/16/06         12/11/06        11/11/16        5.780%           0.02080%       Actual/360         120
      91           03/09/06         04/11/06        03/11/16        5.720%           0.09080%       Actual/360         120
      92           09/15/06         11/11/06        10/11/16        6.060%           0.02080%       Actual/360         120
      93           10/24/06         12/11/06        11/11/16        5.830%           0.02080%       Actual/360         120
      94           11/17/06         01/11/07        12/11/16        6.120%           0.02080%       Actual/360         120
      95           09/26/06         11/01/06        10/01/16        6.072%           0.03080%       Actual/360         120
      96           10/12/06         12/01/06        11/01/16        6.017%           0.03080%       Actual/360         120
      97           06/14/06         08/01/06        07/01/16        6.253%           0.03080%       Actual/360         120
      98           07/13/06         09/01/06        08/01/16        6.115%           0.03080%       Actual/360         120
      99           10/12/06         12/11/06        11/11/16        5.970%           0.02080%       Actual/360         120
     100           10/12/06         12/11/06        11/11/16        5.820%           0.08080%       Actual/360         120
     101           10/05/06         11/06/06        10/06/16        5.890%           0.06080%       Actual/360         120
     102           11/20/06         01/06/07        12/06/16        6.193%           0.06080%       Actual/360         120
     103           10/31/06         12/01/06        11/01/16        6.000%           0.03080%       Actual/360         120
     104           11/06/06         01/01/07        12/01/11        6.150%           0.03080%       Actual/360         60
     105           10/04/06         12/01/06        11/01/16        6.167%           0.03080%       Actual/360         120
     106           11/15/06         01/11/07        12/11/16        5.500%           0.02080%       Actual/360         120
     107           06/30/06         08/01/06        07/01/16        6.115%           0.03080%       Actual/360         120
     108           11/10/06         01/01/07        12/01/16        5.831%           0.03080%       Actual/360         120
   108.001
   108.002
     109           11/17/06         01/01/07        12/01/11        5.712%           0.03080%       Actual/360         60
     110           10/25/06         12/01/06        11/01/16        6.340%           0.03080%       Actual/360         120
     111           09/12/06         11/11/06        10/11/16        6.130%           0.02080%       Actual/360         120
     112           06/28/06         08/11/06        07/11/16        6.290%           0.06080%       Actual/360         120
     113           11/14/06         01/01/07        12/01/16        5.927%           0.03080%       Actual/360         120
     114           11/02/06         01/01/07        12/01/16        5.600%           0.03080%       Actual/360         120
     115           05/03/06         06/11/06        05/11/16        5.230%           0.02080%       Actual/360         120
     116           07/31/06         09/01/06        08/01/16        6.079%           0.03080%       Actual/360         120
     117           11/07/06         01/01/07        12/01/11        5.871%           0.03080%       Actual/360         60
     118           11/06/06         12/11/06        11/11/16        5.880%           0.02080%       Actual/360         120
     119           10/31/06         12/11/06        11/11/16        6.120%           0.02080%       Actual/360         120
     120           11/01/06         01/01/07        12/01/16        5.910%           0.03080%       Actual/360         120
     121           06/19/06         08/01/06        07/01/16        6.370%           0.03080%       Actual/360         120
     122           09/07/06         11/01/06        10/01/16        6.050%           0.03080%       Actual/360         120
     123           06/30/06         08/01/06        07/01/16        6.440%           0.03080%       Actual/360         120
     124           11/07/06         01/01/07        12/01/16        6.088%           0.03080%       Actual/360         120
     125           07/14/06         09/11/06        08/11/16        5.330%           0.02080%       Actual/360         120
     126           10/10/06         12/01/06        11/01/16        5.934%           0.03080%       Actual/360         120
     127           08/30/06         10/11/06        09/11/16        6.210%           0.02080%       Actual/360         120
     128           11/30/06         01/01/07        12/01/11        6.150%           0.03080%       Actual/360         60
     129           11/13/06         01/01/07        12/01/16        5.885%           0.03080%       Actual/360         120
     130           09/20/06         11/11/06        10/11/16        6.390%           0.02080%       Actual/360         120
   130.001
   130.002
     131           11/14/06         01/01/07        12/01/16        5.927%           0.03080%       Actual/360         120
     132           06/23/06         08/01/06        07/01/16        6.359%           0.03080%       Actual/360         120
   132.001
   132.002
   132.003
   132.004
     133           05/11/06         06/11/06        05/11/16        5.330%           0.02080%       Actual/360         120
     134           07/17/06         09/11/06        08/11/16        5.280%           0.02080%       Actual/360         120
     135           08/11/06         10/11/06        09/11/16        6.280%           0.02080%       Actual/360         120
     136           09/12/06         11/11/06        10/11/16        5.970%           0.02080%       Actual/360         120
     137           09/27/06         11/11/06        10/11/16        5.940%           0.02080%       Actual/360         120
     138           10/10/06         11/11/06        10/11/16        6.190%           0.02080%       Actual/360         120
     139           05/26/05         07/01/05        06/01/15        5.250%           0.03080%       Actual/360         120
     140           04/22/05         06/01/05        05/01/15        5.720%           0.03080%       Actual/360         120
     141           11/14/06         01/01/07        12/01/16        5.927%           0.03080%       Actual/360         120
     142           06/29/06         08/11/06        07/11/16        5.280%           0.02080%       Actual/360         120
     143           10/16/06         12/01/06        11/01/16        6.159%           0.03080%       Actual/360         120
     144           10/10/06         11/11/06        10/11/16        6.180%           0.02080%       Actual/360         120

               REMAINING TERM TO
MORTGAGE LOAN   MATURITY OR ARD    REMAINING IO  ORIGINAL AMORT  REMAINING AMORT   MONTHLY P&I      MATURITY DATE OR
    NUMBER           (MOS.)       PERIOD (MOS.)    TERM (MOS.)     TERM (MOS.)    PAYMENTS ($)  ARD BALLOON BALANCE ($)  ARD LOAN
---------------------------------------------------------------------------------------------------------------------------------
      54              120              120              IO              IO             IO              14,000,000            N
    54.001
    54.002
      55              119              35              360             360           80,043            11,803,497            N
      56              118              58              360             360           76,126            11,963,995            N
      57              116              56              360             360           78,365            11,990,773            N
      58              115                              360             355           76,824            10,488,313            N
      59              119              59              360             360           68,349            10,931,131            N
      60              120              120              IO              IO             IO              11,680,000            N
      61              59               59               IO              IO             IO              11,610,000            N
      62              120              12              336             336           72,834             9,799,996            N
      63              118              58              360             360           65,264            10,290,705            N
      64              118                              360             358           65,951             9,329,889            N
      65              118              10              420             420           62,663             9,712,339            N
      66              119                              360             359           61,609             8,852,007            N
      67              118                              300             298           64,911             7,864,928            N
      68              119              35              360             360           59,442             9,022,254            N
      69              58               58               IO              IO             IO              10,000,000            N
      70              59               59               IO              IO             IO               9,960,000            N
      71              118                              360             358           57,831             8,245,209            N
      72              118              34              360             360           56,809             8,610,574            N
    72.001
    72.002
      73              238                              240             238           71,017                                  N
      74              59               59               IO              IO             IO               9,325,000            N
      75              116                              360             356           55,633             7,883,293            N
      76              117              57              360             360           56,406             8,598,411            N
      77              116              20              360             360           55,319             8,000,102            N
      78              117              117              IO              IO             IO               8,500,000            N
      79              119              119              IO              IO             IO               8,350,000            N
      80              106              22              360             360           46,816             7,401,007            N
      81              59               59               IO              IO             IO               8,120,000            N
      82              117              21              360             360           48,824             7,185,957            Y
      83              60               12              300             300           51,789             7,410,564            N
      84              112                              360             352           46,197             6,715,580            N
      85              119              11              360             360           45,123             6,710,246            N
      86              118              118              IO              IO             IO               7,767,500            Y
      87              118              34              360             360           45,972             6,916,153            N
      88              56               56               IO              IO             IO               7,600,000            N
      89              118              34              360             360           44,649             6,768,974            N
      90              119              35              420             420           41,662             6,980,944            N
      91              111                              360             351           43,625             6,309,250            N
      92              118              58              360             360           43,747             6,788,737            N
      93              119              35              360             360           40,029             6,124,270            N
      94              120              36              360             360           41,296             6,159,247            N
      95              118              82              360             360           38,668             6,171,044            N
      96              119              23              360             360           37,841             5,584,824            Y
      97              115              31              360             360           36,955             5,448,916            N
      98              116                              360             356           34,597             4,851,011            N
      99              119                              300             299           35,978             4,332,145            N
     100              119              119              IO              IO             IO               5,500,000            N
     101              118              22              360             360           32,587             4,861,965            N
     102              120              24              360             360           33,661             4,895,146            N
     103              119              59              360             360           32,975             5,145,751            N
     104              60               60               IO              IO             IO               5,250,000            N
     105              119                              360             359           31,737             4,431,560            N
     106              120                              360             360           28,389             4,177,101            N
     107              115              31              360             360           29,741             4,438,283            N
     108              120              36              360             360           28,553             4,368,341            N
   108.001
   108.002
     109              60               60               IO              IO             IO               4,800,000            N
     110              119                              300             299           31,433             3,700,581            N
     111              118                              360             358           27,357             3,831,325            N
     112              115              31              360             360           26,928             3,957,761            N
     113              120                              360             360           25,668             3,651,881            N
     114              120              36              360             360           24,685             3,855,039            N
     115              113              113              IO              IO             IO               4,277,000            Y
     116              116              32              360             360           25,576             3,828,514            Y
     117              60               60               IO              IO             IO               4,200,000            N
     118              119              59              360             360           24,858             3,923,139            N
     119              119                              360             359           25,506             3,574,462            N
     120              120              24              360             360           24,345             3,625,967            Y
     121              115              19              360             360           24,942             3,574,382            N
     122              118                              360             358           24,111             3,397,676            Y
     123              115                              360             355           25,125             3,436,469            N
     124              120              24              360             360           23,846             3,498,522            N
     125              116              116              IO              IO             IO               3,933,000            Y
     126              119              35              360             360           22,771             3,451,957            Y
     127              117               9              360             360           22,685             3,228,418            N
     128              60               12              360             360           22,389             3,496,740            N
     129              120              24              360             360           21,425             3,197,866            N
     130              118              58              360             360           22,495             3,385,443            N
   130.001
   130.002
     131              120                              360             360           21,415             3,046,761            N
     132              115                              300             295           23,791             2,798,609            Y
   132.001
   132.002
   132.003
   132.004
     133              113              113              IO              IO             IO               3,543,000            Y
     134              116              116              IO              IO             IO               3,467,000            Y
     135              117                              300             297           23,021             2,720,212            N
     136              118                              360             358           20,618             2,923,602            N
     137              118              22              300             300           21,782             2,821,109            N
     138              118              58              360             360           20,496             3,142,236            N
     139              102                              360             360           18,223             2,839,834            N
     140              101                              360             341           19,544             2,825,927            N
     141              120                              360             360           19,274             2,742,084            N
     142              115              115              IO              IO             IO               3,206,000            Y
     143              119              11              360             360           19,514             2,788,467            N
     144              118              58              360             360           19,099             2,930,807            N

                                                                                                                          CUT-OFF
MORTGAGE LOAN                                                         MORTGAGE LOAN  MORTGAGE LOAN  APPRAISAL            DATE LTV
    NUMBER           PREPAYMENT PROVISIONS       APPRAISED VALUE ($)      NUMBER         NUMBER        DATE    DSCR (X)    RATIO
---------------------------------------------------------------------------------------------------------------------------------
      54               L(24),D(92),O(4)               16,700,000            54            54         08/22/06    1.27      74.9%
    54.001                                            11,400,000          54.001        54.001       08/22/06
    54.002                                            5,300,000           54.002        54.002       08/22/06
      55           L(25),GRTR1%orYM(91),O(4)          16,200,000            55            55         08/23/06    1.28      80.3%
      56               L(26),D(91),O(3)               16,100,000            56            56         08/01/06    1.16      79.5%
      57               L(28),D(89),O(3)               15,975,000            57            57         08/01/06    1.26      80.0%
      58               L(29),D(88),O(3)               18,600,000            58            58         05/18/06    1.41      65.3%
      59               L(25),D(92),O(3)               18,400,000            59            59         08/09/06    1.31      63.7%
      60               L(24),D(92),O(4)               14,000,000            60            60         08/18/06    1.13      80.6%
      61               L(25),D(10),O(25)              15,000,000            61            61         08/25/06    1.32      77.4%
      62               L(24),D(92),O(4)               15,500,000            62            62         11/01/06    1.29      74.2%
      63               L(26),D(91),O(3)               13,900,000            63            63         08/17/06    1.20      79.2%
      64               L(36),D(81),O(3)               19,400,000            64            64         06/24/06    1.49      56.6%
      65               L(36),D(81),O(3)               14,100,000            65            65         08/07/06    1.21      75.2%
      66               L(25),D(92),O(3)               17,090,000            66            66         09/15/06    1.30      61.4%
      67               L(26),D(91),O(3)               14,000,000            67            67         02/01/07    1.21      72.7%
      68               L(25),D(91),O(4)               13,600,000            68            68         09/01/06    1.07      73.5%
      69             GRTR1%orYM(47),O(13)             22,470,000            69            69         07/01/10    1.89      44.5%
      70               L(25),D(10),O(25)              12,450,000            70            70         08/16/06    1.46      80.0%
      71               L(26),D(91),O(3)               13,900,000            71            71         01/01/07    1.35      70.0%
      72               L(26),D(90),O(4)               11,925,000            72            72         Various     1.22      80.0%
    72.001                                            6,925,000           72.001        72.001       08/21/06
    72.002                                            5,000,000           72.002        72.002       10/01/06
      73          L(26),GRTR1%orYM(210),O(4)          13,550,000            73            73         07/29/06    1.20      69.1%
      74               L(25),D(10),O(25)              12,100,000            74            74         11/01/06    1.41      77.1%
      75               L(28),D(89),O(3)               12,680,000            75            75         07/10/06    1.24      73.1%
      76               L(27),D(89),O(4)               10,500,000            76            76         06/23/06    1.48      65.4%
      77               L(28),D(89),O(3)               12,000,000            77            77         05/17/06    1.20      74.8%
      78             GRTR1%orYM(116),O(4)             11,750,000            78            78         07/17/06    1.33      72.3%
      79               L(25),D(91),O(4)               13,900,000            79            79         09/06/06    1.56      60.1%
      80           L(39),GRTR1%orYM(78),O(4)          10,350,000            80            80         05/23/05    1.75      80.0%
      81               L(25),D(10),O(25)              10,150,000            81            81         08/16/06    1.55      80.0%
      82               L(27),D(89),O(4)               10,600,000            82            82         06/23/06    1.20      76.4%
      83               L(24),D(32),O(4)               11,600,000            83            83         10/01/06    1.64      69.0%
      84               L(32),D(84),O(4)               10,450,000            84            84         09/14/05    1.24      75.9%
      85               L(25),D(92),O(3)               9,800,000             85            85         09/20/06    1.23      79.6%
      86           L(26),GRTR1%orYM(93),O(1)          12,000,000            86            86         09/08/06    1.77      64.7%
      87           L(26),GRTR1%orYM(91),O(3)          10,400,000            87            87         08/15/06    1.22      73.6%
      88               L(28),D(28),O(4)               9,500,000             88            88         06/30/06    1.40      80.0%
      89               L(26),D(90),O(4)               15,365,000            89            89         08/17/06    1.42      48.8%
      90               L(25),D(92),O(3)               10,350,000            90            90         09/05/06    1.20      72.5%
      91               L(33),D(83),O(4)               11,500,000            91            91         08/01/06    1.66      64.6%
      92               L(26),D(91),O(3)               9,300,000             92            92         08/18/06    1.27      78.0%
      93       L(25),D(88)orGRTR1%orYM(88),O(7)       9,700,000             93            93         08/01/06    1.20      70.1%
      94               L(24),D(93),O(3)               8,860,000             94            94         10/01/06    1.22      76.8%
      95               L(26),D(90),O(4)               8,000,000             95            95         08/18/06    1.05      80.0%
      96               L(25),D(92),O(3)               8,050,000             96            96         08/07/06    1.24      78.3%
      97           L(29),GRTR1%orYM(87),O(4)          9,900,000             97            97         04/21/06    1.32      60.6%
      98               L(28),D(88),O(4)               8,390,000             98            98         03/22/06    1.20      67.7%
      99               L(25),D(92),O(3)               8,650,000             99            99         07/24/06    1.26      64.7%
     100               L(25),D(92),O(3)               13,770,000           100            100        09/19/06    2.96      39.9%
     101               L(26),D(91),O(3)               8,600,000            101            101        09/08/06    1.29      64.0%
     102               L(24),D(93),O(3)               9,200,000            102            102        07/06/06    1.30      59.8%
     103               L(25),D(91),O(4)               7,400,000            103            103        09/22/06    1.25      74.3%
     104          L(24),GRTR1%orYM(11),O(25)          9,330,000            104            104        09/25/06    1.44      56.3%
     105               L(25),D(91),O(4)               7,400,000            105            105        08/22/06    1.46      70.2%
     106               L(24),D(93),O(3)               7,400,000            106            106        08/17/06    1.30      67.6%
     107               L(29),D(87),O(4)               6,800,000            107            107        06/23/06    1.22      72.1%
     108               L(24),D(92),O(4)               6,550,000            108            108        Various     1.18      74.1%
   108.001                                            4,750,000          108.001        108.001      10/09/06
   108.002                                            1,800,000          108.002        108.002      09/26/06
     109           L(24),GRTR1%orYM(32),O(4)          7,370,000            109            109        10/06/06    1.53      65.1%
     110               L(25),D(91),O(4)               6,325,000            110            110        08/22/06    1.41      74.6%
     111            L(26),GRTR1%YM(90),O(4)           6,400,000            111            111        08/03/06    1.48      70.2%
     112               L(29),D(88),O(3)               5,500,000            112            112        05/24/06    1.20      79.2%
     113           L(24),GRTR1%orYM(89),O(7)          5,600,000            113            113        07/05/06    1.34      77.1%
     114               L(24),D(92),O(4)               6,650,000            114            114        09/11/06    1.73      64.7%
     115               L(48),D(68),O(4)               6,600,000            115            115        03/20/06    1.96      64.8%
     116               L(28),D(88),O(4)               5,350,000            116            116        06/12/06    1.34      79.1%
     117              GRTR1%orYM(56),O(4)             6,670,000            117            117        10/06/06    1.62      63.0%
     118               L(25),D(92),O(3)               7,200,000            118            118        12/21/06    1.23      58.3%
     119               L(25),D(92),O(3)               5,710,000            119            119        09/06/06    1.24      73.5%
     120               L(24),D(92),O(4)               5,400,000            120            120        09/13/06    1.16      75.9%
     121               L(29),D(87),O(4)               5,300,000            121            121        02/21/06    1.21      75.5%
     122               L(26),D(90),O(4)               5,700,000            122            122        08/02/06    1.33      70.1%
     123               L(29),D(87),O(4)               6,200,000            123            123        05/10/06    1.36      64.3%
     124               L(24),D(92),O(4)               4,960,000            124            124        09/02/06    1.17      79.4%
     125               L(48),D(68),O(4)               6,080,000            125            125        03/28/06    1.79      64.7%
     126           L(25),GRTR1%orYM(91),O(4)          5,300,000            126            126        09/13/06    1.20      72.2%
     127               L(27),D(90),O(3)               4,800,000            127            127        07/24/06    1.27      77.1%
     128               L(24),D(32),O(4)               4,700,000            128            128        10/06/06    1.10      78.2%
     129               L(24),D(92),O(4)               8,100,000            129            129        06/09/06    1.26      44.7%
     130           L(36),GRTR1%orYM(81),O(3)          6,180,000            130            130        Various     1.25      58.3%
   130.001                                            3,490,000          130.001        130.001      08/23/06
   130.002                                            2,690,000          130.002        130.002      09/01/06
     131           L(24),GRTR1%orYM(89),O(7)          4,900,000            131            131        07/05/06    1.25      73.5%
     132               L(29),D(87),O(4)               5,920,000            132            132        Various     1.28      59.9%
   132.001                                            1,550,000          132.001        132.001      01/11/06
   132.002                                            1,520,000          132.002        132.002      01/20/06
   132.003                                            1,460,000          132.003        132.003      01/20/06
   132.004                                            1,390,000          132.004        132.004      01/20/06
     133               L(48),D(68),O(4)               5,625,000            133            133        04/04/06    1.94      63.0%
     134               L(48),D(68),O(4)               5,350,000            134            134        05/18/06    1.94      64.8%
     135               L(36),D(81),O(3)               4,550,000            135            135        07/11/06    1.27      76.2%
     136               L(26),D(91),O(3)               5,950,000            136            136        08/23/06    1.38      57.9%
     137               L(26),D(91),O(3)               4,550,000            137            137        08/29/06    1.27      74.7%
     138               L(26),D(89),O(5)               4,600,000            138            138        07/11/06    1.23      72.8%
     139               L(35),D(83),O(2)               4,200,000            139            139        04/01/05    1.40      78.6%
     140       L(43),D(73),O(4) or YM(117),O(3)       4,185,000            140            140        09/21/04    1.08      78.7%
     141           L(24),GRTR1%orYM(89),O(7)          4,900,000            141            141        07/05/06    1.39      66.1%
     142               L(48),D(68),O(4)               4,900,000            142            142        06/01/06    1.94      65.4%
     143           L(25),GRTR1%orYM(91),O(4)          4,400,000            143            143        08/31/06    1.34      72.7%
     144               L(26),D(91),O(3)               5,475,000            144            144        08/01/06    1.27      57.1%

MORTGAGE   LOAN                                                    LTV RATIO AT
  LOAN     GROUP                                                    AT MATURITY       YEAR          YEAR
 NUMBER   NUMBER                     PROPERTY NAME                    OR ARD          BUILT      RENOVATED  NUMBER OF UNITS
--------  ------  -----------------------------------------------  ------------  --------------  ---------  ----------------
  54         1    NASSAU BAY I & II PORTFOLIO (15)                     74.9%         Various                   104,327
54.001            Doctor's Center                                                     1981                     57,777
54.002            Space Park                                                          1986                     46,550
  55         1    Riviera Senior Living                                72.9%          1923         1999          150
  56         2    Dover Farms                                          74.3%          1991                       300
  57         1    Triad Center I                                       75.1%          1982                     139,530
  58         1    Willow's Lodge                                       56.4%          2000                       86
  59         1    Market Center                                        59.4%          1898         2005        119,457
  60         1    Southlake Medical I (16)                             80.6%          2005                     49,591
  61         1    The Centre at Riverchase                             77.4%          1986                     132,734
  62         1    Residence Inn Saratoga                               63.2%          2005                       100
  63         2    Vistas at Lake Worth                                 74.0%          1970         1997          265
  64         1    Scotts Village Shopping Center                       48.1%          1982                     129,307
  65         1    Pomona Ranch Plaza                                   68.9%          2006                     32,701
  66         1    Highland Pavilion                                    51.8%          1988         2004        165,331
  67         1    Casper Retail (17)                                   56.2%        2005/2006                  79,943
  68         1    670 Sixth Avenue                                     66.3%          1960         2006         5,900
  69         1    Wesco Self Storage (18)                              44.5%          1967         2005        141,468
  70         1    Tree Trail Village                                   80.0%          1992                     99,236
  71         1    Idaho Urologic Institute (19)                        59.3%          2006                     45,531
  72         2    COLUMBUS MULTIFAMILY PORTFOLIO                       72.2%         Various                     128
72.001            Greystone at Green Island Oaks                                    1993/1994                    80
72.002            Greystone at Maple Ridge                                            2006                       48
  73         1    Midway Plaza                                                      1972/1980                  84,565
  74         1    Five Forks Corners                                   77.1%          1996                     88,646
  75         1    The Plaza at Avery Ranch                             62.2%          2005                     45,378
  76         2    The Overland Park Village Apartments (20)            68.8%          1969                       181
  77         1    Village Medical Park                                 66.7%        1996-2005                  94,323
  78         2    Spyglass Hill Apartments                             72.3%          1985                       137
  79         1    Young's Bay Plaza                                    60.1%     1976/1978/2006                100,835
  80         1    Youngstown Shopping Center                           71.5%          1955         1994        178,905
  81         1    Riverdale Crossing                                   80.0%          1976         1995        92,786
  82         1    JC Penney Outlet Store                               67.8%          1963                     139,330
  83         1    The Carnival Flea Market                             63.9%          1981         1990        17,000
  84         2    Regency Towers (21)                                  64.3%          1972       1998-2005       164
  85         1    Airport Office Center                                68.5%          1965         2004        86,099
  86         1    Town Center at Timber Springs                        64.7%          2006                     35,085
  87         2    Sharpstown Garden Apartments                         66.5%          1960         2000          396
  88         1    International Paper Distribution - Marianna, FL      80.0%          2006                     114,595
  89         1    Newport Superior Medical Bldg                        44.1%          1986                     36,278
  90         1    Opus Pine Center                                     67.4%          2006                     17,083
  91         1    New Stanton Technology Park                          54.9%          1960       2002-2004     338,172
  92         1    The Pointe Office Building                           73.0%          2003                     51,626
  93         2    Palm Gardens                                         63.1%          1976                       174
  94         1    University Plaza                                     69.5%          2006                     31,490
  95         1    1429 Walnut Street                                   77.1%          1916         2004        77,198
  96         1    International Paper - Kentwood, MI                   69.4%          2001                     152,700
  97         1    Storage Express - Lancaster, CA                      55.0%          2002                     67,382
  98         1    Eastern Commons                                      57.8%          2005                     16,630
  99         1    Forest Square at Carolina Forest                     50.1%          2006                     96,710
  100        1    Cerritos Nissan                                      39.9%          1985         1998        50,333
  101        1    HCA-SunTrust                                         56.5%          1960         2006        33,589
  102        1    San Mateo                                            53.2%          1984         2006        71,664
  103        1    USA Managed Care Building                            69.5%          1987                     40,274
  104        1    StorQuest Self Storage - Oxnard, CA                  56.3%          2003                     78,938
  105        1    Best Western - Philadelphia, PA                      59.9%       1850's/1987     2003          36
  106        1    Walgreens - Wellington, FL                           56.4%          2006                     14,820
  107        1    Siena Canyon Square                                  65.3%        2002/2005                  15,596
  108        1    CONCORD TOWN CENTER PORTFOLIO                        66.7%         Various                   28,387
108.001           Concord Town Center                                                 2003                     24,187
108.002           Anchor Bank                                                         2005                      4,200
  109        1    Willow Grove - Extra Space Self Storage              65.1%          2001                     73,375
  110        1    Holiday Inn Express - Griffin, GA                    58.5%        1996/2003                    82
  111        1    A-Cool Self Storage                                  59.9%          1998                     93,320
  112        1    Linens 'N Things                                     72.0%          1995                     34,133
  113        2    Fieldcrest III Apartments                            65.2%          1991                       112
  114        2    Lumberton On The Lake                                58.0%        2004-2005                    102
  115        1    CVS - Mobile, AL                                     64.8%          2005                     11,970
  116        1    Haverty's Square Retail Center                       71.6%          1991         2006        48,366
  117        1    Storage America Center                               63.0%          2002                     60,655
  118        1    SVN Multi-Tenant Office Building (22)                54.5%          1981       2005/2006     74,866
  119        1    San Bernardino County Building                       62.6%          1993                     33,792
  120        1    Harbor Towers                                        67.2%          1987         1996        23,789
  121        1    Southgate Shopping Center                            67.4%          1971         2000        71,066
  122        1    Portsmouth Business Center                           59.6%        1988/1997                  63,750
  123        1    Mission Towers                                       55.4%        1974/1986                  25,981
  124        1    The Fountains                                        70.5%        2001-2004                  44,784
  125        1    CVS - Baton Rouge, LA                                64.7%          2004                     13,814
  126        1    Value City Furniture                                 65.1%          1997         2001        56,785
  127        1    5405 Data Court                                      67.3%          1999                     34,900
  128        1    The Capital Center                                   74.4%          1900         1988        72,815
  129        1    181 Freeman Avenue                                   39.5%          1988         2006        80,000
  130        1    ALICE G. SMITH RETAIL PORTFOLIO                      54.8%         Various                   11,385
130.001           Texas Tech Plaza                                                    2005                      6,200
130.002           Charter One Plaza                                                   2004                      5,185
  131        2    Fieldcrest I Apartments                              62.2%          1979                       120
  132        1    ADVANCE AUTO STORES - BILTMORE PORTFOLIO             47.3%         Various                   28,000
132.001           Advance Auto - Fayetteville, NC                                     2003                      7,000
132.002           Advance Auto - Henderson, NC                                        2004                      7,000
132.003           Advance Auto - Wake Forest, NC                                      2003                      7,000
132.004           Advance Auto - Kinston, NC                                          2003                      7,000
  133        1    Walgreens - Harvey, LA                               63.0%          2001                     14,490
  134        1    Walgreens - Penn Hills, PA                           64.8%          2006                     14,820
  135        1    Homestead Shopping Center                            59.8%          1970                     68,683
  136        1    Food 4 Less - Beaumont, CA                           49.1%          1980         1995        57,130
  137        2    Evanston Heights                                     62.0%          1986         2005          60
  138        1    90 Crossways Park West                               68.3%          1967         2002        20,911
  139        1    350 Long Beach                                       67.6%          2000                     56,874
  140        1    The Shoppes on Shugart Shopping Center               67.5%          2004                     26,425
  141        2    Fieldcrest II Apartments                             56.0%          1980                       120
  142        1    CVS - Chandler, AZ                                   65.4%          2005                     13,814
  143        1    Park Lane Shopping Center                            63.4%        1965-1970      2006        96,599
  144        2    828 Fullerton                                        53.5%          1926         2006          34

MORTGAGE                   CUT-OFF DATE
  LOAN                      LOAN AMOUNT
 NUMBER   UNIT OF MEASURE   PER UNIT($)  OCCUPANCY RATE  OCCUPANCY "AS OF" DATE   2004 NOI   2005 NOI        MOST RECENT PERIOD
--------  ---------------  ------------  --------------  ----------------------  ---------  ---------  -----------------------------
  54          Sq. Ft.         134.19          84.5%             10/01/06                     357,153       Annualized 6/30/2006
54.001        Sq. Ft.                         84.6%             10/01/06                     187,786       Annualized 6/30/2006
54.002        Sq. Ft.                         84.3%             10/01/06                     169,367       Annualized 6/30/2006
  55           Beds          86,666.67        88.0%             10/17/06                                   T-3 (ending Sept 06)
  56           Units         42,666.67        90.0%             09/14/06                     877,893       Annualized 07/31/2006
  57          Sq. Ft.          91.59          92.5%             08/01/06                    1,071,891      Annualized 04/30/2006
  58           Rooms        141,285.19        76.6%             03/31/06                    1,940,945     T12 through 03/31/2006
  59          Sq. Ft.          98.15          79.5%             09/18/06                    1,048,468        T12Through 8/2006
  60          Sq. Ft.         235.53          93.3%             09/01/06                     545,097       Annualized 6/30/2006
  61          Sq. Ft.          87.47          69.2%             09/01/06          884,252   1,027,785
  62           Rooms        115,000.00        65.2%             10/31/06                                  Trailing 12 10/31/2006
  63           Units         41,566.04        95.1%             08/15/06                     761,990       Annualized 08/31/2006
  64          Sq. Ft.          84.91          97.3%             09/19/06         1,288,345  1,329,228  2006 (Annualized Jan - July)
  65          Sq. Ft.         324.15         100.0%             09/21/06
  66          Sq. Ft.          63.44          95.6%             11/01/06          917,072   1,131,751  Annualized 2006 (01/01-08/31)
  67          Sq. Ft.         127.24         100.0%             08/24/06
  68          Sq. Ft.        1,694.92        100.0%             03/23/06
  69          Sq. Ft.          70.69          79.2%             10/11/06                     338,722      T-12 through 06-30-2006
  70          Sq. Ft.         100.37          88.7%             09/01/06          980,979   1,017,734
  71          Sq. Ft.         213.74         100.0%             10/03/06
  72           Units         74,531.25        92.2%             Various           Various    Various              Various
72.001         Units                          98.8%             09/21/06          477,688    468,676      T-12 through 07-31-2006
72.002         Units                          81.3%             09/25/06
  73          Sq. Ft.         110.73          95.0%             08/18/06          882,384    945,647      T-12 through 05-31-2006
  74          Sq. Ft.         105.19          84.9%             09/01/06          903,071    902,345
  75          Sq. Ft.         204.19          92.7%             06/22/06                                   Annualized 06/30/2006
  76           Units         50,607.73        95.6%             08/06/06          569,199    658,516      T-12 through 07-31-2006
  77          Sq. Ft.          95.15          97.3%             07/01/06                     864,034       Annualized 04/30/2006
  78           Units         62,043.80        96.4%             08/09/06          501,329    493,043             T12-7/06
  79          Sq. Ft.          82.81          94.7%             10/02/06          781,655    680,556      T-12 through 08-31-2006
  80          Sq. Ft.          46.28          94.5%             08/31/06          819,576    814,396
  81          Sq. Ft.          87.51          83.8%             09/01/06          834,931    809,534
  82          Sq. Ft.          58.14         100.0%             07/14/06          278,064    254,878
  83          Sq. Ft.         470.59         100.0%             10/01/06          777,031    920,406
  84           Units         48,389.67        90.2%             05/31/06                                   Annualized 06/30/2006
  85          Sq. Ft.          90.59         100.0%             10/26/06          157,596    885,063   Annualized 2006 (01/01-08/31)
  86          Sq. Ft.         221.39          87.8%             09/27/06                                       Jul 2006 Ann.
  87           Units         19,318.18        90.9%             09/14/06                     675,374      T12 through 07/31/2006
  88          Sq. Ft.          66.32         100.0%             07/18/06
  89          Sq. Ft.         206.74          93.1%             09/01/06                     785,194       Annualized 07/31/2006
  90          Sq. Ft.         439.03         100.0%             09/01/06
  91          Sq. Ft.          21.98          95.6%             05/01/06                     860,714       Annualized 05/31/2006
  92          Sq. Ft.         140.43          97.1%             07/01/06                                 Trailing-12 (07/05-06/06)
  93           Units         39,080.46        96.6%             08/31/06          740,697    734,025         06/06 Annualized
  94          Sq. Ft.         215.94          94.7%             09/01/06
  95          Sq. Ft.          82.90         100.0%             09/01/06          593,569    535,401       Annualized 7/31/2006
  96          Sq. Ft.          41.26         100.0%             08/04/06          603,806    607,595
  97          Sq. Ft.          89.04          83.5%             06/30/06          461,426    524,298
  98          Sq. Ft.         341.53         100.0%             05/16/06                     128,816      T-12 through 04-30-2006
  99          Sq. Ft.          57.82         100.0%             11/07/06
  100         Sq. Ft.         109.27         100.0%             10/16/06         1,109,055  1,120,007  Annualized 2006 (01/01-08/31)
  101         Sq. Ft.         163.74         100.0%             09/20/06
  102         Sq. Ft.          76.75          92.1%             06/01/06                     691,249      T12 through 05/31/2006
  103         Sq. Ft.         136.56         100.0%             09/01/06          364,739    344,339    2006 Annualized 06-30-2006
  104         Sq. Ft.          66.51          77.1%             09/26/06          61,207     305,030      T-12 through 08-31-2006
  105          Rooms        144,305.18        83.3%             07/31/06          498,024    558,502      T-12 through 07-31-2006
  106         Sq. Ft.         337.38         100.0%             10/24/06
  107         Sq. Ft.         314.18         100.0%             06/23/06                     169,289      T-12 through 04-30-2006
  108         Sq. Ft.         170.85         100.0%             10/20/06                                2006 Annualized 09-30-2006
108.001       Sq. Ft.                        100.0%             10/20/06
108.002       Sq. Ft.                        100.0%             10/20/06
  109         Sq. Ft.          65.42          69.0%             10/03/06          399,060     456,575
  110          Rooms         57,543.06        72.2%             08/31/06          717,038     643,310     T-12 through 08-31-2006
  111         Sq. Ft.          48.14          79.9%             08/31/06                                  T-12 through 08-31-2006
  112         Sq. Ft.         127.59         100.0%             06/21/06                      426,667
  113          Units         38,526.79        97.3%             09/13/06          392,846     376,972      Annualized 06/08/2006
  114          Units         42,156.86       100.0%             10/11/06          170,277     602,486     T-12 through 07-31-2006
  115         Sq. Ft.         357.31         100.0%             03/23/06                                  T-12 through 09-30-2006
  116         Sq. Ft.          87.46         100.0%             07/21/06          426,114     375,078
  117         Sq. Ft.          69.24          74.3%             06/27/06                      163,045     T-12 through 05-31-2006
  118         Sq. Ft.          56.10          83.3%             08/17/06                                  T-12 through 09-30-2006
  119         Sq. Ft.         124.17         100.0%             10/26/06          498,531     462,327    Trailing-12 (08/05-07/06)
  120         Sq. Ft.         172.35         100.0%             09/01/06          290,995     348,462  Annualized 2006 (01/01-06/30)
  121         Sq. Ft.          56.29         100.0%             02/09/06          460,777     483,121     T-12 through 08-31-2006
  122         Sq. Ft.          62.63         100.0%             08/01/06          456,304     481,017   2006 Annualized 07-31-2006
  123         Sq. Ft.         153.33         100.0%             06/26/06          410,793     405,081     T-12 through 07-31-2006
  124         Sq. Ft.          87.98          87.9%             10/15/06          282,433     353,432
  125         Sq. Ft.         284.71         100.0%             07/11/06                                2006 Annualized 09-30-2006
  126         Sq. Ft.          67.36         100.0%             10/01/06                      109,088
  127         Sq. Ft.         106.02         100.0%             08/25/06                      425,742   2006 Annualized 08-31-2006
  128         Sq. Ft.          50.47          92.7%             09/01/06                      118,440      Annualized 06/30/2006
  129         Sq. Ft.          45.23         100.0%             09/27/06                                   Annualized 8/31/2006
  130         Sq. Ft.         316.21          90.3%             09/28/06
130.001       Sq. Ft.                        100.0%             09/28/06
130.002       Sq. Ft.                         78.8%             09/28/06
  131          Units         30,000.00        95.8%             09/13/06          330,526     335,228
  132         Sq. Ft.         126.69         100.0%             04/18/06                                  T-12 through 07-31-2006
132.001       Sq. Ft.                        100.0%             04/18/06
132.002       Sq. Ft.                        100.0%             04/18/06
132.003       Sq. Ft.                        100.0%             04/18/06
132.004       Sq. Ft.                        100.0%             04/18/06
  133         Sq. Ft.         244.51         100.0%             04/06/06
  134         Sq. Ft.         233.94         100.0%             08/14/06
  135         Sq. Ft.          50.47          97.8%             10/01/06          427,470     382,727
  136         Sq. Ft.          60.28         100.0%             06/16/06                      404,873
  137          Units         56,666.67       100.0%             10/01/06          254,735     299,784
  138         Sq. Ft.         160.20          85.7%             07/20/06                                 Trailing-12 (08/05-07/06)
  139         Sq. Ft.          58.02         100.0%             09/15/06          355,653     280,735    Trailing-12 (06/05-05/06)
  140         Sq. Ft.         124.69          76.2%             06/12/06                      305,925
  141          Units         27,000.00        90.8%             09/13/06          299,263     330,752
  142         Sq. Ft.         232.08         100.0%             05/18/06                                  T-12 through 07-31-2006
  143         Sq. Ft.          33.13          98.4%             10/01/06
  144          Units         91,911.76        94.1%             08/15/06                                2006 Annualized 09-30-2006

MORTGAGE
  LOAN
 NUMBER   MOST RECENT NOI ($)  UW REVENUES ($)  UW EXPENSES ($)  UW NET OPERATING INCOME ($)  UW NET CASH FLOW ($)
--------  -------------------  ---------------  ---------------  ---------------------------  --------------------
  54            499,416           1,940,845         878,562               1,062,283                  936,435
54.001          235,096           1,302,886         498,317                804,569                   734,334
54.002          264,320            637,959          380,246                257,714                   202,101
  55           1,181,083          3,614,072        2,351,702              1,262,370                 1,225,370
  56           1,058,700          2,560,008        1,417,966              1,142,042                 1,060,742
  57           1,325,356          2,222,227         888,077               1,334,150                 1,186,739
  58           1,982,132         10,621,657        8,901,272              1,720,385                 1,295,518
  59            957,656           2,002,485         889,705               1,112,781                 1,073,165
  60            977,824           1,366,312         553,331                812,982                   754,849
  61                              1,372,584         365,398               1,007,185                  921,470
  62           1,267,580          3,335,938        2,072,454              1,263,484                 1,130,046
  63            859,199           2,068,742        1,060,481              1,008,262                  942,012
  64           1,354,134          2,041,477         755,618               1,285,859                 1,179,969
  65                              1,202,008         272,811                929,197                   906,129
  66           1,625,900          1,674,936         567,750               1,107,186                  961,189
  67                              1,177,348         205,877                971,470                   942,156
  68                               761,250                                 761,250                   760,660
  69            463,734           2,892,604         875,469               2,017,135                 2,011,366
  70                              1,284,612         338,482                946,129                   877,637
  71                              1,340,657         345,278                995,379                   939,506
  72            Various           1,480,163         616,152                864,011                   834,411
72.001          526,936            885,955          400,699                485,256                   465,256
72.002                             594,208          215,453                378,755                   369,155
  73            993,993           1,381,730         307,101               1,074,629                 1,022,182
  74                              1,175,223         332,147                843,076                   791,998
  75            606,936           1,298,794         426,239                872,556                   824,809
  76            669,218           1,338,629         551,048                787,581                   749,209
  77           1,121,738          1,202,798         327,941                874,857                   798,858
  78            496,422           1,319,436         591,918                727,518                   693,268
  79            800,335           1,031,847         182,271                849,576                   771,118
  80                              1,349,486         240,773               1,108,713                  983,479
  81                              1,086,403         283,400                803,003                   759,915
  82                               955,535          251,324                704,211                   704,211
  83                              1,793,552         744,719               1,048,833                 1,017,681
  84            661,818           1,819,072        1,131,230               687,842                   643,562
  85           1,041,778          1,328,345         578,288                750,057                   666,968
  86            798,642           1,130,212         283,499                846,713                   806,618
  87            731,737           2,366,771        1,597,440               769,331                   670,331
  88                               855,300          181,097                674,203                   662,743
  89            914,409           1,222,806         409,805                813,001                   761,516
  90                               821,596          200,361                621,235                   601,176
  91            745,355           1,795,096         752,428               1,042,668                  870,883
  92            831,768           1,043,954         297,149                746,804                   666,095
  93            770,251            617,736                                 617,736                   574,236
  94                               919,256          304,500                614,756                   606,108
  95            490,237           1,203,505         658,466                545,039                   487,768
  96                               652,277          20,524                 631,753                   562,257
  97                               904,279          312,716                591,563                   584,825
  98            342,652            619,915          103,969                515,946                   499,931
  99                               557,390           5,574                 551,816                   542,145
  100          1,122,903          1,086,055         64,196                1,021,859                  961,388
  101                              696,492          169,755                526,737                   502,706
  102           620,783           1,127,569         518,257                609,312                   523,316
  103           336,148            884,417          317,105                567,312                   494,789
  104           403,554            777,772          300,035                477,737                   469,843
  105           579,917           1,662,913        1,038,820               624,093                   557,576
  106                              459,360          13,781                 445,579                   443,356
  107           250,013            557,077          115,233                441,844                   433,900
  108           307,274            570,090          135,227                434,863                   402,650
108.001
108.002
  109           450,511            829,229          392,831                436,398                   425,392
  110           658,751           1,662,117        1,065,372               596,745                   530,260
  111                              753,076          249,750                503,326                   484,496
  112           434,920            415,057          14,602                 400,455                   386,802
  113           450,856            804,773          369,482                435,291                   411,435
  114           574,695            811,597          272,642                538,955                   513,455
  115                              444,139           4,441                 439,698                   438,501
  116           410,807            574,419          130,595                443,824                   411,044
  117           254,632            709,521          296,541                412,980                   403,882
  118           -178,141           913,046          506,728                406,318                   323,390
  119           489,381            662,796          250,659                412,137                   380,940
  120           384,742            477,681          109,416                368,265                   340,231
  121           429,605            687,266          273,322                413,944                   361,744
  122           472,026            532,574          85,756                 446,818                   385,732
  123                              600,773          155,499                445,274                   408,692
  124           415,437            535,785          163,173                372,612                   334,981
  125                              379,796           3,798                 375,998                   374,617
  126           495,839            503,946          143,053                360,893                   327,113
  127           457,726            627,116          243,612                383,504                   345,075
  128           230,571            969,916          601,731                368,184                   295,344
  129                              686,105          302,401                383,703                   323,819
  130                              443,534          95,810                 347,723                   338,327
130.001                            254,574          69,936                 184,638                   179,494
130.002                            188,960          25,875                 163,085                   158,833
  131           373,307            748,070          398,040                350,030                   321,110
  132                              426,730          39,694                 387,036                   366,588
132.001                            109,169           7,201                 101,968                   96,856
132.002                            115,454          15,318                 100,136                   95,024
132.003                            100,809           7,539                  93,270                   88,158
132.004                            101,298           9,636                  91,662                   86,550
  133                              372,000           3,720                 368,280                   366,831
  134                              360,000           3,600                 356,400                   354,918
  135                              535,133          150,241                384,892                   351,865
  136                              384,629          11,539                 373,090                   342,622
  137           319,469            765,320          410,344                354,976                   331,636
  138           -72,607            513,905          194,730                319,175                   302,170
  139                              491,136          165,836                325,300                   305,727
  140                              387,653          104,336                283,317                   253,435
  141           348,596            776,314          426,066                350,248                   321,088
  142                              333,016           3,330                 329,686                   328,304
  143           237,958            508,353          132,750                375,603                   312,934
  144                              362,940          64,041                 298,899                   290,399

MORTGAGE
  LOAN                                                          LARGEST TENANT  LARGEST TENANT   LARGEST TENANT
 NUMBER                    LARGEST TENANT NAME                      SQ. FT.        % OF NRA        EXP. DATE
--------  ----------------------------------------------------  --------------  --------------  ---------------
  54
54.001    MD Anderson                                                19,685          34.1%         11/30/16
54.002    Kevin Scott Winfield MD, PA & Donna Sue Dolle MD, PA       4,327            9.3%         08/30/07
  55
  56
  57      Convergys Customer Mgt.                                    31,929          22.9%         06/30/08
  58
  59      Davis & Ceriani                                            8,078            6.8%         04/30/12
  60      David Rothbart, M.D.                                       13,726          27.7%         12/31/14
  61      Staples                                                    24,699          18.6%         04/30/16
  62
  63
  64      Safeway                                                    33,333          25.8%         08/31/08
  65      Bank of America                                            6,082           18.6%         02/28/22
  66      Burlington Coat                                            89,964          54.4%         01/31/19
  67      Sportsman's Warehouse, Inc.                                46,053          57.6%         09/30/20
  68      Bank of America                                            5,900          100.0%         08/31/21
  69
  70      Publix                                                     47,813          48.2%         12/02/12
  71      Idaho Urologic Institute, P.A.                             45,531         100.0%         08/31/21
  72
72.001
72.002
  73      Wal-Mart                                                   40,000          47.3%         04/30/22
  74      Publix                                                     56,146          63.3%         08/01/16
  75      Fitness 19                                                 6,400           14.1%         05/31/15
  76
  77      Radiology Associates, PA                                   9,700           10.3%         01/31/09
  78
  79      Rite-Aid                                                   33,440          33.2%         12/31/13
  80      Heartland Payment Systems                                  64,600          36.1%      Multiple Spaces
  81      Publix                                                     47,955          51.7%         03/31/17
  82      JC Penney                                                 139,330         100.0%         04/30/16
  83      Master Lease                                               17,000         100.0%         09/30/16
  84
  85      Greater Austin Workforce (Worksource)                      38,412          44.6%         02/28/14
  86      Washington Mutual                                          5,774           16.5%         06/30/11
  87
  88      International Paper Company                               114,595         100.0%         02/28/16
  89      Dr. L. Gold, DDS                                           5,582           15.4%         08/14/10
  90      The Gem Sports Bar and Grill                               4,437           26.0%         09/30/11
  91      Westinghouse                                              134,704          39.8%         12/31/10
  92      Ace Mortgage Corp                                          10,580          20.5%         07/31/08
  93
  94      Home Ko Tamarac, LLC                                       10,688          33.9%         12/31/14
  95      Tackett Company                                            5,500            7.1%         08/31/12
  96      International Paper                                       152,700         100.0%         11/30/11
  97
  98      Pei Wei Asian Diner                                        2,940           17.7%         08/21/15
  99      The Shoppes at Forest Square                               84,800          87.7%         03/31/45
  100     Nissan                                                     50,333         100.0%         08/31/11
  101     Gulf Pointe Surgery Center                                 16,463          49.0%         06/30/16
  102     Applied Research Assoc.                                    41,639          58.1%         02/28/10
  103     USA Managed Care                                           20,803          51.7%      Multiple Spaces
  104
  105
  106     Walgreens                                                  14,820         100.0%         11/15/81
  107     Arby's (Ground Lease)                                      3,506           22.5%         06/07/25
  108     Various                                                   Various         Various         Various
108.001   The Little Gym                                             4,416           18.3%         08/31/11
108.002   Anchor Bank                                                4,200          100.0%         05/31/25
  109
  110
  111
  112     Linens 'n Things                                           34,133         100.0%         01/31/11
  113
  114
  115     CVS                                                        11,970         100.0%         10/22/25
  116     Haverty's Furniture Store                                  30,000          62.0%         12/10/11
  117
  118     The Herman Group, LLC                                      19,581          26.2%         12/31/10
  119     County of San Bernardino-Social Services                   33,792         100.0%         10/31/08
  120     Social Service Coordinators                                7,897           33.2%         04/15/10
  121     A.J. Wright                                                28,566          40.2%         12/31/09
  122     Kerma Medical Products                                     27,750          43.5%      Multiple Spaces
  123     Stepping Stones Alano Club                                 2,600           10.0%         07/31/07
  124     Children's Purpose Child Dev.                              7,355           16.4%      Multiple Spaces
  125     CVS                                                        13,814         100.0%         12/08/24
  126     American Signature, Inc.                                   56,785         100.0%         01/31/16
  127     Cummins & Barnard, Inc.                                    24,357          69.8%         12/31/09
  128     Intergrated Alarm Service                                  21,432          29.4%         11/14/08
  129     Islip Gym                                                  36,815          46.0%         12/31/19
  130     Various                                                   Various         Various         Various
130.001   Starbucks                                                  2,200           35.5%         02/29/16
130.002   Charter One Bank                                           2,385           46.0%         06/30/14
  131
  132     Advance Auto                                              Various         Various         Various
132.001   Advance Auto                                               7,000          100.0%         06/30/13
132.002   Advance Auto                                               7,000          100.0%         11/30/19
132.003   Advance Auto                                               7,000          100.0%         12/31/13
132.004   Advance Auto                                               7,000          100.0%         12/31/13
  133     Walgreens                                                  14,490         100.0%         12/31/21
  134     Walgreens                                                  14,820         100.0%         06/30/31
  135     Super Value Foods                                          21,593          31.4%         01/31/11
  136     Food 4 Less of California, Inc.                            57,130         100.0%         06/30/15
  137
  138     New York State                                             13,112          62.7%         12/31/16
  139     Aurora                                                     19,500          34.3%         09/30/16
  140     China Buffet & Grill                                       5,850           22.1%         09/01/09
  141
  142     CVS                                                        13,814         100.0%         11/16/25
  143     Orscheln                                                   24,753          25.6%         10/31/21
  144

MORTGAGE                                      2ND LARGEST
  LOAN                                           TENANT
 NUMBER         2ND LARGEST TENANT NAME          SQ. FT.   2ND LARGEST TENANT % OF NRA  2ND LARGEST TENANT EXP. DATE
--------  ----------------------------------  -----------  ---------------------------  ----------------------------
  54
54.001    Christus St. John Sports Medicine      14,443               25.0%                       06/30/11
54.002    Center for Clinical Studies            3,626                 7.8%                       07/31/08
  55
  56
  57      Williams & Williams Marketing          16,945               12.1%                       10/31/09
  58
  59      The Crocodile Cafe                     6,540                 5.5%                       02/01/07
  60      Breast Diagnostics of North Texas      4,218                 8.5%                       04/30/12
  61      Guitar Center                          15,851               11.9%                       03/31/15
  62
  63
  64      Longs Drug Store                       26,587               20.6%                       02/28/09
  65      United States of America (USACE)       5,550                17.0%                       11/30/11
  66      Galaxy Theaters                        43,482               26.3%                       11/01/23
  67      Staples The Office Superstore, LLC     20,390               25.5%                       02/28/17
  68
  69
  70      Goodyear                               5,612                 5.7%                       05/31/08
  71
  72
72.001
72.002
  73      China King                             5,873                 6.9%                       11/30/12
  74      Dollar Tree                            4,000                 4.5%                       06/30/09
  75      Avery Ranch Urgent Care                4,225                 9.3%                       07/31/13
  76
  77      Beverly Wilson, MD                     4,999                 5.3%                       05/31/16
  78
  79      Ross Stores                            25,684               25.5%                       01/31/09
  80      Furniture Liquidators                  30,000               16.8%                       05/31/07
  81      CVS                                    7,200                 7.8%                          MTM
  82
  83
  84
  85      Gila Corporation                       31,987               37.2%                       01/31/10
  86      McDonald's                             3,680                10.5%                       08/31/26
  87
  88
  89      Harbor Multi-Specialty Surgery         3,418                 9.4%                       12/31/08
  90      Accents Furniture                      2,449                14.3%                       10/31/11
  91      Online Stores Inc.                     85,600               25.3%                       01/31/11
  92      Progressive Insurance                  9,223                17.9%                       06/30/08
  93
  94      AutoZone Stores, Inc.                  6,840                21.7%                       08/26/25
  95      American Theater Arts                  4,826                 6.3%                       06/30/10
  96
  97
  98      The Cutting Room                       2,800                16.8%                       06/30/10
  99      Bank of America                        4,500                 4.7%                       07/31/16
  100
  101     Fawcett Memorial Hospital, Inc         11,644               34.7%                       06/30/16
  102     Cannon Cochran Manage                  8,499                11.9%                       11/30/10
  103     Carmichael & Powell, PC Attys          8,859                22.0%                       08/31/08
  104
  105
  106
  107     Jack In The Box (Ground Lease)         3,100                19.9%                       10/22/22
  108     Various                               Various              Various                       Various
108.001   Master Lease                           3,624                15.0%                       11/15/11
108.002
  109
  110
  111
  112
  113
  114
  115
  116     Blinco's Restaurant                    9,100                18.8%                         10/31/10
  117
  118     Myers National Mortgage Co., Inc.      8,539                11.4%                         06/20/12
  119
  120     Securitas Security Services            3,312                13.9%                         05/31/09
  121     Super Dollar Castle                    21,500               30.3%                         10/31/13
  122     NeighborCare                           24,000               37.7%                         02/28/08
  123     Child & Family Center                  2,551                 9.8%                         02/28/10
  124     Airfield Systems                       5,000                11.2%                         10/15/09
  125
  126
  127     Beyond Interactive, Inc.               8,561                24.5%                          04/30/08
  128     Featherstone, Wiley, Clyne             9,951                13.7%                          09/30/13
  129     Metropolitan Executives                21,237               26.5%                          12/31/15
  130     Various                               Various              Various                          Various
130.001   Plains Capital Bank                    2,000                32.3%                          01/31/16
130.002   Starbucks                              1,700                32.8%                          02/28/15
  131
  132
132.001
132.002
132.003
132.004
  133
  134
  135     610 Lotto Beauty Supply                18,000               26.2%                         01/31/14
  136
  137
  138     Spectrum Cabinet                       4,811                23.0%                         06/30/10
  139     Buckley Associates                     18,500               32.5%                         01/01/11
  140     Rancho Grande                          3,575                13.5%                         09/01/09
  141
  142
  143     Goodwill                               19,400               20.1%                         12/31/16
  144

MORTGAGE                                                                                           3RD LARGEST
  LOAN                                                  3RD LARGEST                                   TENANT
 NUMBER             3RD LARGEST TENANT NAME           TENANT SQ. FT.  3RD.LARGEST TENANT % OF NRA   EXP. DATE      LOCKBOX
--------  ------------------------------------------  --------------  ---------------------------  -----------  ----------
  54                                                                                                             Springing
54.001    Alfred T. Mitchell                               4,716                  8.2%               08/30/09
54.002    Vikram Patel, MD                                 2,719                  5.8%               11/30/08
  55                                                                                                               None
  56                                                                                                               None
  57      ARINC Inc.                                      16,878                 12.1%               08/15/10      None
  58                                                                                                               None
  59      Centerstone Technologies, Inc.                   6,105                  5.1%               03/31/07      None
  60      Healthcare Associates                            3,800                  7.7%               03/31/16    Springing
  61      Henig Furs                                      11,253                  8.5%               08/31/12    Springing
  62                                                                                                               None
  63                                                                                                               None
  64      Kragen Auto/CSK                                  4,900                  3.8%               04/30/08      None
  65      Tarbell Realty                                   5,343                 16.3%               12/31/11      None
  66      Slick Willie's                                  12,000                  7.3%               05/01/11      None
  67      Petco Animal Supplies, Inc.                     13,500                 16.9%               11/30/16      None
  68                                                                                                               Hard
  69                                                                                                               None
  70      Blockbuster                                      5,000                  5.0%               05/31/08    Springing
  71                                                                                                               None
  72                                                                                                               None
72.001
72.002
  73      Midway Point                                     5,356                  6.3%               12/31/07      None
  74      1816 Campesinos                                  3,500                  3.9%               01/31/11    Springing
  75      Waterloo                                         4,207                  9.3%               02/28/14    Springing
  76                                                                                                               None
  77      WJB Dorn VA Medical Center (US Govt.)            4,995                  5.3%               09/23/06      Hard
  78                                                                                                             Springing
  79      Dooger's                                         5,700                  5.7%               05/31/13      None
  80      Houchens Ind.                                   16,360                  9.1%               03/31/07      None
  81      Cici's Pizza                                     4,000                  4.3%               11/30/09    Springing
  82                                                                                                               Hard
  83                                                                                                               None
  84                                                                                                               None
  85      Texas Medical Careers                           15,700                 18.2%               02/28/12      None
  86      Lil Anthony's Pizza                              2,348                  6.7%               08/31/13      Hard
  87                                                                                                               None
  88                                                                                                               Hard
  89      Hoag Memorial Hospital                           3,004                  8.3%               04/30/08      None
  90      Starbucks Corporation                            1,904                 11.1%               06/30/16      None
  91      St. George Crystal                              60,000                 17.7%               12/31/08      None
  92      Timothy Kelly & Associates                       5,300                 10.3%               01/31/11      None
  93                                                                                                               None
  94      Applebees                                        5,950                 18.9%               06/30/26      None
  95      Emily Cohen                                      4,776                  6.2%               10/31/09      None
  96                                                                                                            Direct Pay
  97                                                                                                               None
  98      El Pollo Loco                                    2,645                 15.9%               08/03/24    Springing
  99      Worsley Operating Corporation                    4,410                  4.6%               10/31/20      None
  100                                                                                                              None
  101     SunTrust Bank                                    5,482                 16.3%               09/30/15    Springing
  102     Plaza Home Mortgage                              3,076                  4.3%               08/30/06      Hard
  103     D. Johns Developer                               3,995                  9.9%               12/31/09      None
  104                                                                                                              None
  105                                                                                                              None
  106                                                                                                            Springing
  107     Purrfect Auto                                    2,990                 19.2%               11/10/22    Springing
  108     Various                                         Various               Various              Various       Hard
108.001   Big Apple Bagle                                  3,000                 12.4%               04/30/08
108.002
  109                                                                                                              None
  110                                                                                                              None
  111                                                                                                              None
  112                                                                                                            Springing
  113                                                                                                              None
  114                                                                                                              None
  115                                                                                                            Springing
  116     Transcontinental Granite, Inc.                   2,250                  4.7%               10/31/09    Springing
  117                                                                                                              None
  118     Productive Data Commercial Solutions, Inc.       8,052                 10.8%               11/30/10      None
  119                                                                                                            Springing
  120     Countrywide Home Loans                           2,937                 12.4%               09/30/07    Springing
  121     Salvation Army                                  21,000                 29.6%               09/30/07      Hard
  122     City of Portsmouth                              12,000                 18.8%               06/30/11      Hard
  123     Oak Interiors                                    2,500                  9.6%               04/30/09      None
  124     City Bites                                       3,240                  7.2%               11/01/11      None
  125                                                                                                            Springing
  126                                                                                                            Springing
  127     Systems Solution Consultant                      1,982                  5.7%               04/30/08    Springing
  128     McGinn Smith & Co.                               7,105                  9.8%               07/31/13    Springing
  129     Thro Ltd                                        18,168                 22.7%               07/31/19      None
  130     Various                                         Various               Various              Various       None
130.001   Moe's Southwestern Grill                         2,000                 32.3%               03/31/16
130.002
  131                                                                                                              None
  132                                                                                                              Hard
132.001
132.002
132.003
132.004
  133                                                                                                            Springing
  134                                                                                                            Springing
  135     Walgreens                                       16,500                 24.0%               12/31/09      None
  136                                                                                                            Springing
  137                                                                                                            Springing
  138                                                                                                              None
  139     Savoy Linens                                    10,800                 19.0%               01/31/07      None
  140     First Bank of Dalton                             2,700                 10.2%               02/01/10      None
  141                                                                                                              None
  142                                                                                                            Springing
  143     Stage                                           15,000                 15.5%               01/31/09      None
  144                                                                                                              None

MORTGAGE
  LOAN              LARGEST AFFILIATED SPONSOR FLAG
 NUMBER   (> THAN 4% OF POOL, LOAN GROUP 1 OR LOAN GROUP (2) MORTGAGE LOAN NUMBER
--------  -------------------------------------------------  --------------------
  54                                                                  54
54.001                                                              54.001
54.002                                                              54.002
  55                                                                  55
  56                                                                  56
  57                                                                  57
  58                                                                  58
  59                                                                  59
  60                                                                  60
  61                                                                  61
  62                                                                  62
  63                                                                  63
  64                                                                  64
  65                                                                  65
  66                                                                  66
  67                                                                  67
  68                                                                  68
  69                                                                  69
  70                                                                  70
  71                                                                  71
  72                                                                  72
72.001                                                              72.001
72.002                                                              72.002
  73                                                                  73
  74                                                                  74
  75                                                                  75
  76                                                                  76
  77                                                                  77
  78                                                                  78
  79                                                                  79
  80                                                                  80
  81                                                                  81
  82                                                                  82
  83                                                                  83
  84                                                                  84
  85                                                                  85
  86               SCI Real Estate Investments LLC                    86
  87                                                                  87
  88                                                                  88
  89                                                                  89
  90                                                                  90
  91                                                                  91
  92                                                                  92
  93                                                                  93
  94                                                                  94
  95                                                                  95
  96                                                                  96
  97                                                                  97
  98                                                                  98
  99                                                                  99
  100                                                                 100
  101                                                                 101
  102                                                                 102
  103                                                                 103
  104                                                                 104
  105                                                                 105
  106                                                                 106
  107                                                                 107
  108                                                                 108
108.001                                                             108.001
108.002                                                             108.002
  109                                                                 109
  110                                                                 110
  111                                                                 111
  112                                                                 112
  113                                                                 113
  114                                                                 114
  115                                                                 115
  116                                                                 116
  117                                                                 117
  118                                                                 118
  119                                                                 119
  120                                                                 120
  121                                                                 121
  122                                                                 122
  123                                                                 123
  124                                                                 124
  125                                                                  125
  126                                                                 126
  127                                                                 127
  128                                                                 128
  129                                                                 129
  130                                                                 130
130.001                                                             130.001
130.002                                                             130.002
  131                                                                 131
  132                                                                 132
132.001                                                             132.001
132.002                                                             132.002
132.003                                                             132.003
132.004                                                             132.004
  133                                                                 133
  134                                                                 134
  135                                                                 135
  136                                                                 136
  137                                                                 137
  138                                                                 138
  139                                                                 139
  140                                                                 140
  141                                                                 141
  142                                                                 142
  143                                                                 143
  144                                                                 144

MORTGAGE   LOAN
  LOAN     GROUP
 NUMBER   NUMBER             PROPERTY NAME                                             ADDRESS
--------  ------  --------------------------------------  -----------------------------------------------------------------
145         1     Fox Flex Building (23)                  2205 Enterprise Drive
146         2     Goettens Grove Phase II Plus Townhomes  1500 Oak Grove Road Southwest, 2497-2499, 2501-2503 and 2509-2511
                                                             Goettens Way,  & 2500-2502 and 2504-2506 15th Street South
147         1     The Shoppes at Horizon Park             683 Horizon Drive
148         1     Magna Donnelly Corporation              5085 Kraft Avenue SE
149         2     Rothwood Apartments                     600 Rothwood Avenue
150         1     Amarillo Land Leases                    8006, 8300 and 8310 West  Interstate 40
151         1     400 Cox Road                            400 Cox Road
152         1     St. Anthony Village                     2702-2720 Highway 88
153         1     Woodland Crossing Shopping Center       7101-7115 South Memorial Drive
154         1     Days Inn - Shoreline, WA                19527 Aurora Avenue North
155         1     5396 School Road                        5396 School Road
156         1     Cumberland Plaza                        1339 and 1405 Smithville Highway
157         1     Walnut Park Shopping Center             4413, 4419 & 4425 Walnut Street; 522 & 530 Plano Road
158         1     Dollar General - Crossville, TN         1259 Miller Avenue
159         2     Wenatchee Manorhouse Apartments         801 Idaho Street
160         1     Kmart - Sumter, SC (24)                 1143 Broad Street
161         1     Dollar General - Ardmore, TN            26119 Main Street
162         1     Fred's and Tractor Supply               2401 South Highway 36
163         1     Allegro Office Park                     933 Studewood
164         1     Plaza Aldine Shopping Center            12815 Aldine-Westfield Road
165         1     Atwood Plaza                            730 East Charles Page Boulevard
166         1     Advance Auto - Columbia Heights, MN     4545 Central Street
167         1     Advance Auto - Fergus Falls, MN         1845 W. Lincoln Avenue

MORTGAGE                                     CROSS COLLATERALIZED
  LOAN                                       AND CROSS DEFAULTED                   MORTGAGE      GENERAL
 NUMBER         CITY        STATE  ZIP CODE       LOAN FLAG        LOAN PURPOSE  LOAN SELLER  PROPERTY TYPE
--------  ----------------  -----  --------  --------------------  ------------  -----------  -------------
145       Florence            SC     29501            N             Refinance      Artesia     Industrial
146       St. Cloud           MN     56301            N             Refinance      Artesia     Multifamily
147       Grand Junction      CO     81506            N            Acquisition     Artesia       Retail
148       Grand Rapids        MI     49512            N             Refinance     Wachovia     Industrial
149       Madison             TN     37115            N            Acquisition    CWCapital    Multifamily
150       Amarillo            TX     79106            N            Acquisition     Artesia        Land
151       Gastonia            NC     28054            N             Refinance     Wachovia        Land
152       Saint Anthony       MN     55418            N             Refinance     CWCapital      Retail
153       Tulsa               OK     74133            N            Acquisition    CWCapital      Retail
154       Shoreline           WA     98133            N             Refinance      Artesia     Hospitality
155       New Port Richey     FL     34652            N            Acquisition    CWCapital      Office
156       McMinnville         TN     37110            N            Acquisition     Artesia       Retail
157       Garland             TX     75042            N             Refinance      Artesia       Retail
158       Crossville          TN     38557            N            Acquisition    Wachovia       Retail
159       Wenatchee           WA     98801            N            Acquisition      GACC       Multifamily
160       Sumter              SC     29150            N             Refinance      Artesia       Retail
161       Ardmore             TN     38449            N            Acquisition    Wachovia       Retail
162       Gatesville          TX     76528            N             Refinance      Artesia       Retail
163       Houston             TX     77008            N             Refinance      Artesia      Mixed Use
164       Houston             TX     77039            N             Refinance      Artesia       Retail
165       Sand Springs        OK     74063            N            Acquisition    CWCapital      Retail
166       Columbia Heights    MN     55421            N            Acquisition    Wachovia       Retail
167       Fergus Falls        MN     56537            N            Acquisition    Wachovia       Retail

MORTGAGE                                                                                      % OF AGGREGATE
  LOAN                                ORIGINAL        CUT-OFF DATE    % OF AGGREGATE CUT-OFF   CUT-OFF DATE
 NUMBER   SPECIFIC PROPERTY TYPE  LOAN BALANCE ($)  LOAN BALANCE ($)       DATE BALANCE       GROUP 1 BALANCE
--------  ----------------------  ----------------  ----------------  ----------------------  ---------------
145           Flex Industrial         3,080,000         3,080,000             0.1%                 0.1%
146         Conventional/Duplex       3,000,000         2,994,624             0.1%
147           Shadow Anchored         2,800,000         2,800,000             0.1%                 0.1%
148           Flex Industrial         2,750,000         2,744,972             0.1%                 0.1%
149            Conventional           2,700,000         2,700,000             0.1%
150         Hospitality/Retail        2,700,000         2,697,307             0.1%                 0.1%
151               Retail              2,700,000         2,694,878             0.1%                 0.1%
152             Unanchored            2,650,000         2,650,000             0.1%                 0.1%
153           Shadow Anchored         2,510,000         2,510,000             0.1%                 0.1%
154           Limited Service         2,300,000         2,288,777             0.1%                 0.1%
155              Suburban             2,250,000         2,250,000             0.1%                 0.1%
156           Shadow Anchored         2,240,000         2,237,787             0.1%                 0.1%
157             Unanchored            2,100,000         2,096,979             0.1%                 0.1%
158            Single Tenant          1,950,000         1,950,000             0.1%                 0.1%
159            Conventional           1,900,000         1,900,000             0.1%
160            Single Tenant          1,900,000         1,856,139             0.1%                 0.1%
161            Single Tenant          1,804,000         1,804,000             0.1%                 0.1%
162             Unanchored            1,450,000         1,448,568             0.1%                 0.1%
163            Office/Retail          1,260,000         1,253,633             0.0%                 0.1%
164             Unanchored            1,200,000         1,187,067             0.0%                 0.1%
165              Anchored             1,100,000         1,100,000             0.0%                 0.1%
166            Single Tenant          1,038,000         1,038,000             0.0%                 0.0%
167            Single Tenant           722,000           722,000              0.0%                 0.0%

MORTGAGE   % OF AGGREGATE
  LOAN      CUT-OFF DATE                                       MATURITY                   LOAN ADMINISTRATIVE      INTEREST
 NUMBER    GROUP 2 BALANCE  ORIGINATION DATE  FIRST PAY DATE  DATE OR ARD  MORTGAGE RATE       COST RATE       ACCRUAL METHOD
--------  ----------------  ----------------  --------------  -----------  -------------  -------------------  --------------
145                             10/25/06         12/11/06      11/11/16        6.053%           0.02080%         Actual/360
146             0.7%            09/19/06         11/11/06      10/11/16        6.090%           0.02080%         Actual/360
147                             10/12/06         12/11/06      11/11/16        5.960%           0.02080%         Actual/360
148                             09/26/06         11/11/06      10/11/16        6.000%           0.02080%         Actual/360
149             0.7%            07/20/06         09/01/06      08/01/11        6.227%           0.03080%         Actual/360
150                             10/25/06         12/11/06      11/11/16        5.990%           0.02080%         Actual/360
151                             10/30/06         12/11/06      11/11/16        5.730%           0.02080%         Actual/360
152                             11/02/06         01/01/07      12/01/16        5.995%           0.03080%         Actual/360
153                             11/22/06         01/01/07      12/01/16        5.919%           0.03080%         Actual/360
154                             07/21/06         09/11/06      08/11/11        6.660%           0.02080%         Actual/360
155                             09/12/06         11/01/06      10/01/16        6.023%           0.03080%         Actual/360
156                             10/17/06         12/11/06      11/11/16        6.040%           0.10080%         Actual/360

157                             10/11/06         12/11/06      11/11/16        6.020%           0.02080%         Actual/360
158                             06/02/06         07/11/06      06/11/16        5.750%           0.02080%         Actual/360
159             0.5%            08/30/06         10/01/06      09/01/16        6.083%           0.08080%         Actual/360
160                             08/13/05         10/11/05      09/11/15        5.530%           0.02080%         Actual/360
161                             06/09/06         07/11/06      06/11/16        5.790%           0.02080%         Actual/360
162                             10/05/06         12/11/06      11/11/16        6.040%           0.02080%         Actual/360
163                             05/12/06         07/11/06      06/11/16        6.410%           0.02080%         Actual/360
164                             12/19/05         02/11/06      01/11/16        5.900%           0.02080%         Actual/360
165                             10/31/06         12/01/06      11/01/16        6.092%           0.03080%         Actual/360
166                             07/06/06         08/11/06      07/11/16        5.830%           0.02080%         Actual/360
167                             07/06/06         08/11/06      07/11/16        5.830%           0.02080%         Actual/360

MORTGAGE  ORIGINAL TERM    REMAINING TERM                  ORIGINAL   REMAINING
  LOAN    TO MATURITY OR   TO MATURITY OR  REMAINING IO   AMORT TERM    AMORT                                    MATURITY DATE OR
 NUMBER     ARD (MOS.)        ARD (MOS.)   PERIOD (MOS.)    (MOS.)    TERM (MOS.)  MONTHLY P&I PAYMENTS ($)  ARD BALLOON BALANCE ($)
--------  --------------  ---------------  -------------  ----------  -----------  ------------------------  -----------------------
145            120               119            23            360         360               18,570                  2,734,148
146            120               118                          360         358               18,160                  2,551,242
147            120               119            35            360         360               16,715                  2,528,206
148            120               118                          360         358               16,488                  2,332,472
149             60                56            20            360         360               16,584                  2,606,007
150            120               119                          360         359               16,171                  2,289,141
151            120               119                          264         263               18,015                  1,899,447
152            120               120                          360         360               15,880                  2,247,271
153            120               120            36            360         360               14,918                  2,264,652
154             60                56                          300         296               15,761                  2,100,072
155            120               118            34            360         360               13,523                  2,034,213
156            120               119                          360         359               13,488                  1,901,933
157            120               119                          300         299               13,556                  1,627,298
158            120               114            114            IO         IO                  IO                    1,950,000
159            120               117            57            360         360               11,493                  1,779,598
160            120               105                          300         285               11,702                  1,447,500
161            120               114            114            IO         IO                  IO                    1,804,000
162            120               119                          360         359                8,731                  1,231,161
163            120               114                          360         354                7,890                  1,081,466
164            120               109                          360         349                7,118                  1,014,445
165            120               119            119            IO         IO                  IO                    1,100,000
166            120               115            115            IO         IO                  IO                    1,038,000
167            120               115            115            IO         IO                  IO                     722,000

MORTGAGE                                                         MORTGAGE  MORTGAGE
 LOAN                                                              LOAN     LOAN                               CUT-OFF DATE
 NUMBER   ARD LOAN   PREPAYMENT PROVISIONS  APPRAISED VALUE ($)   NUMBER    NUMBER   APPRAISAL DATE  DSCR (X)    LTV RATIO
--------  --------  ----------------------  -------------------  --------  --------  --------------  --------  ------------
145          N         L(25),D(92),O(3)          3,850,000          145       145       08/30/06       1.24        80.0%
146          N         L(26),D(91),O(3)          3,800,000          146       146       09/01/06       1.23        78.8%
147          N         L(25),D(92),O(3)          4,330,000          147       147       08/25/06       1.28        64.7%
148          N         L(26),D(90),O(4)          3,900,000          148       148       08/18/06       1.23        70.4%
149          N         L(28),D(28),O(4)          3,500,000          149       149       06/13/06       1.23        77.1%
150          N       GRTR1%orYM(117),O(3)        3,800,000          150       150       09/23/06       1.26        71.0%
151          N         L(25),D(92),O(3)          4,300,000          151       151       05/02/06       1.29        62.7%
152          N         L(24),D(92),O(4)          3,660,000          152       152       09/11/06       1.24        72.4%
153          N         L(24),D(92),O(4)          3,400,000          153       153       09/13/06       1.33        73.8%
154          N         L(28),D(29),O(3)          3,200,000          154       154       06/01/06       1.78        71.5%
155          N         L(26),D(90),O(4)          2,875,000          155       155       08/03/06       1.26        78.3%
156          N         L(25),D(92),O(3)          3,000,000          156       156       09/21/06       1.27        74.6%
157          N         L(25),D(92),O(3)          4,000,000          157       157       09/17/06       1.69        52.4%
158          Y         L(48),D(68),O(4)          2,900,000          158       158       04/14/06       1.90        67.2%
159          N         L(27),D(88),O(5)          2,500,000          159       159       07/19/06       1.26        76.0%
160          N         L(39),D(78),O(3)          2,750,000          160       160       07/18/05       1.33        67.5%
161          Y         L(48),D(68),O(4)          2,750,000          161       161       04/26/06       1.95        65.6%
162          N         L(25),D(92),O(3)          2,040,000          162       162       09/18/06       1.35        71.0%
163          N         L(36),D(81),O(3)          1,635,000          163       163       05/01/06       1.30        76.7%
164          N         L(36),D(81),O(3)          1,700,000          164       164       11/08/06       1.34        69.8%
165          N         L(25),D(91),O(4)          2,920,000          165       165       09/03/06       2.19        37.7%
166          Y         L(48),D(68),O(4)          1,750,000          166       166       06/14/06       2.03        59.3%
167          Y         L(48),D(68),O(4)          1,200,000          167       167       06/12/06       2.03        60.2%

MORTGAGE                 LTV RATIO
  LOAN    CUT-OFF DATE  AT MATURITY       YEAR          YEAR     NUMBER   UNIT OF
 NUMBER    LTV RATIO       OR ARD         BUILT      RENOVATED  OF UNITS  MEASURE
--------  ------------  -----------  --------------  ---------  --------  -------
145           80.0%        71.0%          2003                   78,200   Sq. Ft.
146           78.8%        67.1%          2005                     43      Units
147           64.7%        58.4%          2004                   16,171   Sq. Ft.
148           70.4%        59.8%          2005                   50,100   Sq. Ft.
149           77.1%        74.5%          1969       2000-2006     104     Units
150           71.0%        60.2%                                 72,076   Sq. Ft.
151           62.7%        44.2%          2005                   21,848   Sq. Ft.
152           72.4%        61.4%        2004/2006                15,832   Sq. Ft.
153           73.8%        66.6%          2004                    9,697   Sq. Ft.
154           71.5%        65.6%          1994                     56      Rooms
155           78.3%        70.8%          1973          2002     32,152   Sq. Ft.
156           74.6%        63.4%          1988          2003     25,759   Sq. Ft.
157           52.4%        40.7%     1960/1965/1985              45,037   Sq. Ft.
158           67.2%        67.2%          2006                   24,341   Sq. Ft.
159           76.0%        71.2%          1977                     64      Units
160           67.5%        52.6%          1975                   94,057   Sq. Ft.
161           65.6%        65.6%          2005                   24,341   Sq. Ft.
162           71.0%        60.4%          1982          2005     44,752   Sq. Ft.
163           76.7%        66.1%          2006                    6,500   Sq. Ft.
164           69.8%        59.7%          2004                    9,425   Sq. Ft.
165           37.7%        37.7%          1973                   110,843  Sq. Ft.
166           59.3%        59.3%          2006                    7,000   Sq. Ft.
167           60.2%        60.2%          2005                    7,000   Sq. Ft.

MORTGAGE   CUT-OFF DATE
  LOAN      LOAN AMOUNT   OCCUPANCY  OCCUPANCY "AS                                                     MOST RECENT      UW
 NUMBER   PER (UNIT) ($)     RATE      OF" DATE     2004 NOI  2005 NOI       MOST RECENT PERIOD          NOI ($)    REVENUES ($)
--------  --------------  ---------  -------------  --------  --------  -----------------------------  -----------  ------------
145            39.39        100.0%      08/28/06     195,766   240,808  Annualized 2006 (01/01-08/28)    222,625       423,596
146          69,642.42       97.7%      09/30/06                                                                       433,174
147            173.15        92.6%      10/06/06               132,641                                                 366,822
148            54.79        100.0%      09/22/06                                                                       270,039
149          25,961.54       96.2%      05/31/06     161,639   217,735     T-12 through 05-31-2006       243,872       611,564
150            37.42        100.0%      10/23/06                                                                       247,350
151            123.35       100.0%      10/30/06                                                                       312,358
152            167.38       100.0%      09/15/06                77,429     T-12 through 08-31-2006       161,206       377,177
153            258.84        83.4%      10/02/06               256,801     T-12 through 08-31-2006       249,780       302,305
154          40,871.02       63.1%      08/31/06     245,827   298,899                                                 888,855
155            69.98        100.0%      09/11/06                95,922                                                 371,557
156            86.87        100.0%      10/05/06     171,071   197,146                                                 312,880
157            46.56         97.3%      07/01/06               274,501    Trailing-12 (06/05-05/06)      263,058       476,876
158            80.11        100.0%      03/28/06                                                                       217,852
159          29,687.50       92.2%      08/28/06     131,783   192,183      Annualized 6/30/2006         201,409       400,775
160            19.73        100.0%      08/12/05     259,195   217,524                                                 249,948
161            74.11        100.0%      11/22/05                                                                       208,116
162            32.37         93.6%      10/17/06                                                                       232,307
163            192.87       100.0%      04/01/06                                                                       213,845
164            125.95       100.0%      07/21/06      12,640    40,345                                                 183,786
165             9.92         99.7%      10/11/06     222,182   295,267   2006 Annualized 10-01-2006      275,939       334,896
166            148.29       100.0%      07/05/06                                                                       124,948
167            103.14       100.0%      07/05/06                                                                       86,869

MORTGAGE
  LOAN                                                                                                               LARGEST TENANT
 NUMBER   UW EXPENSES ($)  UW NET OPERATING INCOME ($)  UW NET CASH FLOW ($)           LARGEST TENANT NAME               SQ. FT.
--------  ---------------  ---------------------------  --------------------  -------------------------------------  --------------
145           107,610                 315,986                 276,856         ADP                                        60,561
146           150,648                 282,526                 267,053
147           95,079                  271,743                 257,572         Country Club Liquor                         4,244
148            8,101                  261,938                 244,246         Magna Donnelly Corporation                 50,100
149           334,822                 276,742                 245,542
150            2,474                  244,877                 244,877         W2005/Fargo Hotels Realty (Pad Lease)      57,421
151           30,482                  281,876                 279,692         CEC Entertainment, Inc.                     8,940
152           125,067                 252,110                 236,355         Village Grill & Bar                         4,500
153           53,886                  248,419                 237,233         Nextel Store                                1,633
154           521,266                 367,589                 336,677
155           134,699                 236,858                 204,830         Applicant Insight                          14,450
156           84,464                  228,416                 204,950         Dollar General                             10,321
157           159,195                 317,681                 275,384         Longhorn Bingo Corral, Inc.                14,000
158            2,179                  215,673                 213,239         Dollar General                             24,341
159           210,617                 190,158                 174,158
160           30,498                  219,450                 174,129         Kmart                                      94,057
161            2,081                  206,034                 203,600         Dollar General                             24,341
162           68,606                  163,701                 141,496         Tractor Supply                             23,387
163           89,406                  124,440                 123,465         Allegro Unlimited, Inc.                     3,500
164           62,070                  121,716                 114,499         Cash America Pawn L.P.                      2,080
165           111,457                 223,439                 149,023         Atwoods - Atwood Distributing              54,000
166            1,249                  123,698                 122,998         Advance Auto                                7,000
167             869                    86,000                 85,300          Advance Auto                                7,000

MORTGAGE                                                                      2ND LARGEST  2ND LARGEST  2ND LARGEST
  LOAN    LARGEST TENANT  LARGEST TENANT                                         TENANT      TENANT %      TENANT
 NUMBER      % of NRA        EXP. DATE          2ND LARGEST TENANT NAME         SQ. FT.       OF NRA     EXP. DATE
--------  --------------  --------------  ----------------------------------  -----------  -----------  -----------
145            77.4%         05/07/11     U.S. Blades                            17,639       22.6%       02/28/15
146
147            26.2%         01/31/15     My Favorite Muffin                     2,000        12.4%       04/30/10
148           100.0%         02/28/15
149
150            79.7%         06/30/13     Logan's Roadhouse Inc. (Pad Lease)     7,962        11.0%       03/31/19
151            40.9%         11/30/15     Olive Garden                           7,961        36.4%       04/30/16
152            28.4%         04/30/16     Snyder Drug                            3,516        22.2%       07/31/17
153            16.8%         09/30/10     EB Games                               1,633        16.8%       09/30/10
154
155            44.9%         09/11/14     Community Hospital                     10,400       32.4%       12/31/10
156            40.1%         06/30/07     CiCi's Pizza                           6,549        25.4%       10/31/16
157            31.1%         03/31/12     Midas Muffler                          4,085         9.1%       08/02/06
158           100.0%         03/31/21
159
160           100.0%         11/30/10
161           100.0%         11/30/20
162            52.3%         04/28/15     Fred's Grocer                          18,523       41.4%       03/31/13
163            53.8%         03/31/21     Panna 1, Inc                           3,000        46.2%       03/31/11
164            22.1%         08/31/09     University of Texas / UTMB             1,925        20.4%       07/21/12
165            48.7%         01/31/17     Stage Stores, Inc.                     21,388       19.3%       08/31/09
166           100.0%         01/31/21
167           100.0%         11/30/20

MORTGAGE
  LOAN
 NUMBER          3RD LARGEST TENANT NAME        3RD LARGEST TENANT SQ. FT.  3RD LARGEST TENANT % OF NRA
--------  ------------------------------------  --------------------------  ---------------------------
145
146
147       Aim Mail Center                                  1,600                        9.9%
148
149
150       Landry's Crabshack, Inc. (Pad Lease)             6,693                        9.3%
151       Ruby Tuesday                                     4,947                       22.6%
152       Curves for Women                                 1,917                       12.1%
153       Cold Stone Creamery                              1,633                       16.8%
154
155       Cedarview Learning Center                        7,302                       22.7%
156       Myers Communication                              1,866                        7.2%
157       Coco Fresh Gourmet                               3,260                        7.2%
158
159
160
161
162
163
164       Subway                                           1,365                       14.5%
165       Family Dollar Stores                             10,400                       9.4%
166
167

MORTGAGE                                                                                              MORTGAGE
  LOAN                                                      LARGEST AFFILIATED SPONSOR FLAG             LOAN
 NUMBER   3RD LARGEST TENANT EXP. DATE   LOCKBOX   (> THAN 4% OF POOL, LOAN GROUP 1 OR LOAN GROUP (2)  NUMBER
--------  ----------------------------  ---------  -------------------------------------------------  --------
145                                     Springing                                                        145
146                                        None                                                          146
147                 02/28/16               None                                                          147
148                                     Springing                                                        148
149                                        None                                                          149
150                 04/30/18               None                                                          150
151                 01/31/27               None                                                          151
152                 10/31/08               None                                                          152
153                 03/13/09               None                                                          153
154                                        None                                                          154
155                 08/31/16            Springing                                                        155
156                 04/30/07               None                                                          156
157                 07/14/11               None                                                          157
158                                     Springing                                                        158
159                                        None                                                          159
160                                        None                                                          160
161                                     Springing                                                        161
162                                        Hard                                                          162
163                                        None                                                          163
164                 02/28/09               None                                                          164
165                 06/30/11               None                                                          165
166                                     Springing                                                        166
167                                     Springing                                                        167

(1)	Ala Moana
Mortgage loan is part of a split loan structure. One of the related subordinate loans, which has a cut-off date principal balance of $25,000,000, is included in the trust fund and supports the Class AMP-E1 and Class AMP-E2 certificates. Neither the pari passu companion loans nor the other subordinate loans are included in the trust fund. Only the senior note included in the trust is included among the pooled mortgage loans. Unless otherwise specified, the calculations of LTV ratio, DSC ratio and Loan Balance per square foot/room/unit are based upon the aggregate indebtedness of or debt service on such senior mortgage loan and the related pari passu companion loans, but not the related subordinate companion loans.

(2)	ShopKo Portfolio
Mortgage loan is part of a split loan structure, and the related pari passu companion loans are not included in the trust fund. Unless otherwise specified, the calculations of LTV ratio, DSC ratio and Loan Balance per square foot/room/unit are based upon the aggregate indebtedness of or debt service on such mortgage loan and the related pari passu companion loans.

(3)	311 South Wacker
Mortgage loan is part of a split loan structure, and the related pari passu companion loan is not included in the trust fund. Unless otherwise specified, the calculations of LTV ratio, DSC ratio and Loan Balance per square foot/room/unit are based upon the aggregate indebtedness of or debt service on such mortgage loan and the related pari passu companion loan.

(4)	Fortress/Ryan’s Portfolio
Mortgage loan is part of a split loan structure, and the related pari passu companion loans are not included in the trust fund. Unless otherwise specified, the calculations of LTV ratio, DSC ratio and Loan Balance per square foot/room/unit are based upon the aggregate indebtedness of or debt service on such mortgage loan and the related pari passu companion loans.

(5)	Physicians Medical Center of Dallas	Occupancy includes lease for 3,500 SF with Texas Institute for Surgery for expansion space. Rent obligations with respect to the expansion space are scheduled to commence 12/1/2006.

(6)	Glenview Corporate Center	Underwritten DSCR and LTV ratio is adjusted by taking into account amounts available under certain letters of credit and/or cash reserves in the amount of $2,750,000.

(7)	Rio Grande Plaza Homeward Suites
Appraised value shown on an “as stablized” basis. LTV calculated using an “as stabilized” appraised value. Appraised value on an “as is” basis is $29,800,000. LTV calculated using an “as is” appraisal value is 88.9%.

Due to the mixed-use nature of this property, the occupancy percentage was calculated as the weighted

A-1-2

average occupancy rate for each segment type, with the hotel portion representative of the period from March 2006 to August 2006, annualized.

(8)	Greenwich Atrium
Appraised value shown on an “as stabilized” basis. LTV calculated using an “as stabilized” appraised value. Appraised value on an “as is” basis is $36,000,000. LTV ratio calculated using an “as is” appraised value is 72.2%.

(9)	Craig Promenade
Underwritten DSCR is adjusted by taking into account amounts available under certain letters of credit and/or cash reserves in the amount of $1,762,239. Appraised value shown on an “as stabilized” basis. LTV calculated using an “as stabilized” appraised value. Appraised value on an “as is” basis is $27,000,000. LTV ratio calculated using an “as is” appraised value is 84.4%.

(10)	Manoa Marketplace
Maturity Date will be extended to 10/1/26 unless the mortgage loan is in default. The borrower has deposited the associated extension fee into a rollover reserve. The fee will be refunded to the borrower if the ground lease (which is scheduled to expire on 3/15/29) is extended beyond 12/31/36. If the ground lease is not extended, the offered certificates may not be eligible for investment by ERISA plans at that time.

(11)	Westgate San Antonio	Underwritten DSCR and LTV ratio are adjusted by taking into account amounts available under certain letters of credit and/or cash reserves in the amount of $1,040,000.

(12)	DTR12 - Gateway 101 Building	Underwritten DSCR is adjusted by taking into account amounts available under certain letters of credit and/or cash reserves in the amount of $3,600,000.

(13)	Kandi Mall	Loan provides for payments of interest only for the first and last 12 months of the loan term.

(14)	Ronler Corporate Center	Underwritten DSCR is adjusted by taking into account amounts available under certain letters of credit and/or cash reserves in the amount of $1,695,000.

(15)	Nassau Bay I & II Portfolio
Underwritten DSCR and LTV Ratio are adjusted by taking into account amounts available under certain letters of credit and/or cash reserves in the amount of $1,500,000. Occupancy includes two leases for an aggregate of 2,369 SF with Dr. Matthew Robinson. Rent obligations under such leases are expected to commence 1/1/07.

(16)	Southlake Medical I
Underwritten DSCR and LTV Ratio are adjusted by taking into account amounts available under certain letters of credit and/or cash reserves in the amount of $400,000. Occupancy includes a lease for 2,315 SF with Texas Institute for Surgery for expansion space. Rent obligations with respect to the expansion space are expected to commence 1/1/2007.

A-1-3

(17)	Casper Retail
Appraised value shown on an “as stabilized” basis. LTV calculated using an “as stabilized” appraised value. Appraised value on an “as is” basis is $11,100,000. LTV ratio calculated using an “as is” appraised value is 91.6%.

(18)	Wesco Self Storage
Underwritten DSCR is calculated using a payment based on loan amount of $10 million and a loan constant of 10.48%. LTV calculated using an “as stabilized” appraised value. Appraised value on an “as is” basis is $17,010,000. LTV ratio calculated using an “as is” appraised value is 58.8%.

(19)	Idaho Urologic Institute	Appraised value shown on an “as stabilized” basis. Appraised value on an “as is” basis is $13,000,000. LTV ratio calculated using an “as is” appraised value is 74.9%.

(20)	The Overland Park Village Apartments	Underwritten DSCR and LTV are adjusted by taking into account the $2,290,000 guaranty. Balloon LTV is based on stabilized appraised value of $12,500,000.

(21)	Regency Towers	Underwritten DSCR is adjusted by taking into account amounts available under certain letters of credit and/or cash reserves in the amount of $525,000.

(22)	SVN Multi-Tenant Office Building
Underwritten DSCR is adjusted by taking into account amounts available under certain letters of credit and/or cash reserves in the amount of $500,000. Appraised value shown on an “as stabilized” basis. Appraised value on an “as is” basis is $6,800,000. LTV ratio calculated using an “as is” appraised value is 61.8%.

(23)	Fox Flex Building	Loan provides for payments of interest only for the first 18 months of loan term and from 11/11/10 through 4/11/11.

(24)	Kmart - Sumter, SC	Underwritten DSCR is adjusted by taking into account amounts available under certain letters of credit and/or cash reserves in the amount of $135,000.

A-1-4

(THIS PAGE WAS INTENTIONALLY LEFT BLANK)

                                    ANNEX A-2

         CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

              LOAN
 MORTGAGE     GROUP
LOAN NUMBER  NUMBER                 PROPERTY NAME                                         PROPERTY ADDRESS
-----------  ------  ------------------------------------------  --------------------------------------------------------------
     9          2    Timberlake and Glades Apartments Portfolio  Various
   9.001             Timberlake Apartments                       686 Jamestown Boulevard
   9.002             The Glades Apartments                       651 Glades Circle
     13         2    San Lagos at Arrowhead Highlands            5901 West Behrend Drive
     16         2    Carefree Pebble                             1450 East Pebble Road
     22         2    Valley View Portfolio                       Various
   22.001            Carefree Valley View                        1600 South Valley View Road
   22.002            Carefree Valley View - Full Service         1600 South Valley View Boulevard
     24         2    Blue Harbor Apartments                      3380 Swenson Street
     26         2    El Dorado Pointe Apartments                 12159 Calle Sombra Avenue
     30         2    Carefree Spring Valley                      3925 South Jones Boulevard
     36         2    Mountain Shadow Apartments                  1352 West 5th Street
     40         2    The Exchange at Lubbock                     210 North Winston Avenue
     42         2    Royal Oaks Apartments                       7475 Glenmont Drive
     47         2    Twin Lakes                                  777 N.W. 155th Lane
     56         2    Dover Farms                                 8290 Royalton Road
     63         2    Vistas at Lake Worth                        6303 Shady Oaks Manor Drive
     72         2    Columbus Multifamily Portfolio              Various
   72.001            Greystone at Green Island Oaks              6201 River Road
   72.002            Greystone at Maple Ridge                    7777 Schomburg Road
     76         2    The Overland Park Village Apartments        10230 Grandview Street
     78         2    Spyglass Hill Apartments                    14305 SW Sexton Mountain Drive
     84         2    Regency Towers                              1600 Lehigh Parkway East
     87         2    Sharpstown Garden Apartments                7575 Bissonnet
     93         2    Palm Gardens                                5500 Washington Street
    113         2    Fieldcrest III Apartments                   31 Trillium Circle
    114         2    Lumberton On The Lake                       187 South LHS Drive
    131         2    Fieldcrest I Apartments                     31 Trillium Circle
    137         2    Evanston Heights                            830, 832, 834, 840, & 842  21st Avenue S.E.
    141         2    Fieldcrest II Apartments                    31 Trillium Circle
    144         2    828 Fullerton                               828 West Fullerton Avenue
    146         2    Goettens Grove Phase II Plus Townhomes      1500 Oak Grove Road Southwest, 2497-2499, 2501-2503 and
                                                                 2509-2511 Goettens Way,  & 2500-2502 and 2504-2506 15th Street
                                                                 South
    149         2    Rothwood Apartments                         600 Rothwood Avenue
    159         2    Wenatchee Manorhouse Apartments             801 Idaho Street

                                                                                                                         UTILITIES
 MORTGAGE       PROPERTY        PROPERTY  PROPERTY                  GENERAL PROPERTY                           ELEVATOR    TENANT
LOAN NUMBER       CITY            STATE   ZIP CODE     COUNTY             TYPE        SPECIFIC PROPERTY TYPE  BUILDINGS     PAYS
-----------  -----------------  --------  --------  --------------  ----------------  ----------------------  ---------  ---------
     9       Altamonte Springs     FL       32714      Seminole        Multifamily         Conventional           N         E,W,S
   9.001     Altamonte Springs     FL       32714      Seminole        Multifamily         Conventional           N         E,W,S
   9.002     Altamonte Springs     FL       32714      Seminole        Multifamily         Conventional           N         E,W,S
     13      Glendale              AZ       85308      Maricopa        Multifamily         Conventional           N         E,W,S
     16      Las Vegas             NV       89123       Clark          Multifamily      Independent Living        Y           E
     22      Las Vegas             NV       89102       Clark          Multifamily      Independent Living     Various     Various
   22.001    Las Vegas             NV       89102       Clark          Multifamily      Independent Living        N          E,G
   22.002    Las Vegas             NV       89102       Clark          Multifamily      Independent Living        Y          None
     24      Las Vegas             NV       89169       Clark          Multifamily         Conventional           Y           E
     26      Moreno Valley         CA       92557     Riverside        Multifamily         Conventional           N       E,G,W,S,T
     30      Las Vegas             NV       89103       Clark          Multifamily      Independent Living        Y          E,G
     36      Ontario               CA       91762   San Bernardino     Multifamily         Conventional           N          E,G
     40      Lubbock               TX       79416      Lubbock         Multifamily       Student Housing          N           E
     42      North Royalton        OH       44133      Cuyahoga        Multifamily         Conventional           N         E,G,W
     47      Miami Dade            FL       33169        Dade          Multifamily         Conventional           Y           E
     56      North Royalton        OH       44133      Cuyahoga        Multifamily         Conventional           N         E,G,W
     63      Fort Worth            TX       76135      Tarrant         Multifamily         Conventional           N          E,W
     72      Columbus              GA      Various     Muscogee        Multifamily         Conventional           N           E
   72.001    Columbus              GA       31904      Muscogee        Multifamily         Conventional           N           E
   72.002    Columbus              GA       31909      Muscogee        Multifamily         Conventional           N           E
     76      Overland Park         KS       66212      Johnson         Multifamily         Conventional           N          E,G
     78      Beaverton             OR       97008     Washington       Multifamily         Conventional           N           E
     84      Allentown             PA       18103       Lehigh         Multifamily         Conventional           Y         E,S,W
     87      Houston               TX       77074       Harris         Multifamily         Conventional           N          E,W
     93      Hollywood             FL       33021      Broward         Multifamily         Conventional           Y           E
    113      Dothan                AL       36301      Houston         Multifamily         Conventional           N           E
    114      Lumberton             TX       77657       Hardin         Multifamily         Conventional           N           E
    131      Dothan                AL       36301      Houston         Multifamily         Conventional           N           E
    137      Rochester             MN       55904      Olmsted         Multifamily       Student Housing          N          None
    141      Dothan                AL       36301      Houston         Multifamily         Conventional           N           E
    144      Chicago               IL       60614        Cook          Multifamily         Conventional           N        E,G,W,S
    146      St. Cloud             MN       56301      Stearns         Multifamily     Conventional/Duplex        Y           E
    149      Madison               TN       37115      Davidson        Multifamily         Conventional           N          E,G
    159      Wenatchee             WA       98801       Chelan         Multifamily         Conventional           N          E,G

             NUMBER OF
 MORTGAGE      STUDIO   NUMBER OF 1   NUMBER OF   NUMBER OF   NUMBER OF   AVERAGE RENT -  AVERAGE RENT -        AVERAGE
LOAN NUMBER    UNITS     BR UNITS    2 BR UNITS  3 BR UNITS  4+ BR UNITS  STUDIO UNITS      1 BR UNITS    RENT - 2 BR UNITS
-----------  ---------  -----------  ----------  ----------  -----------  --------------  --------------  -----------------
     9                      672          204                                                Various            Various
   9.001                    544          172                                                  810                933
   9.002                    128           32                                                  798               1,040
     13                     123          173          40                                      948               1,100
     16         36          222          158                                  716             879               1,032
     22       Various     Various      Various                              Various         Various            Various
   22.001       88          168           88                                  733             800                918
   22.002       12           52           18                                 1,682           1,989              2,244
     24         108         291                                               949             992
     26                     150          180                                                  960               1,160
     30         12          148          111                                  788             861               1,070
     36                      50          119          23           1                          982               1,121
     40                      24          108          24          108                         650                992
     42                     164          202                                                  629                730
     47         58          132           20                                  637             877               1,050
     56                     164          136                                                  635                837
     63         17           81          131          36                      453             544                670
     72                   Various      Various     Various                                  Various            Various
   72.001                    16           6           58                                      715                855
   72.002                                 48                                                                     949
     76                      52          116          13                                      535                647
     78                      18          112          7                                       667                815
     84                     103           59          2                                       795               1,013
     87                     233          124          39                                      471                623
     93                      84           90                                                  640                752
    113                      32           48          32                                      540                625
    114                      34           55          13                                      637                739
    131                      48           56          16                                      485                570
    137                                   1                       59                                       NA-Manager Unit
    141                      56           32          32                                      485                570
    144         31           3                                                801             895
    146          2           22           13          6                       465             616                858
    149                      60           30          14                                      463                589
    159                      24           32          8                                       478                546

                                    MAX RENT  MAX RENT
              AVERAGE    AVERAGE       PER       PER      MAX RENT PER    MAX RENT PER  MAX RENT PER
 MORTGAGE     RENT - 3  RENT - 4+     MONTH   MONTH - 1     MONTH - 2      MONTH - 3      MONTH - 4    MORTGAGE
LOAN NUMBER   BR UNITS   BR UNITS    STUDIO   BR UNITS      BR UNITS        BR UNITS       BR UNITS   LOAN NUMBER
-----------  ---------  ---------  ---------  ---------  ---------------  ------------  ------------  -----------
     9                                         Various       Various                                       9
   9.001                                         890           940                                       9.001
   9.002                                         850          1,040                                      9.002
     13        1,335                             975          1,135           1,335                        13
     16                                722       992          1,110                                        16
     22                              Various   Various       Various                                       22
   22.001                              733       800           918                                       22.001
   22.002                             1,700     1,989         2,244                                      22.002
     24                                949       992                                                       24
     26                                          960          1,185                                        26
     30                                788       927          1,355                                        30
     36        1,454       1,630                 995          1,230           1,480         1,630          36
     40        1,317       1,616                 650           992            1,317         1,616          40
     42                                          629           730                                         42
     47                                685       925          1,050                                        47
     56                                          788          1,165                                        56
     63         811                    515       615          1,300            950                         63
     72       Various                          Various       Various         Various                       72
   72.001       907                              715           855             910                       72.001
   72.002                                                      950                                       72.002
     76         886                              571           712             886                         76
     78        1,181                             740           890            1,190                        78
     84        1,943                             945          1,195           2,035                        84
     87         735                              585           750             850                         87
     93                                          640           764                                         93
    113         695                              540           625             695                        113
    114         867                              650           775             925                        114
    131         650                              485           570             650                        131
    137                    1,105                         NA-Manager Unit                    1,773         137
    141         650                              485           570             650                        141
    144                                815       895                                                      144
    146        1,024                   465       680          1,050           1,024                       146
    149         699                              463           589             699                        149
    159         639                              499           619             689                        159

ANNEX A-3

Reserve Accounts Information

A-3-1

(THIS PAGE WAS INTENTIONALLY LEFT BLANK)

MORTGAGE   LOAN                                                                                                  MONTHLY
 LOAN      GROUP                                              GENERAL PROPERTY  SPECIFIC PROPERTY  MONTHLY TAX  INSURANCE
 NUMBER   NUMBER               PROPERTY NAME                         TYPE              TYPE           ESCROW     ESCROW
--------  ------  ------------------------------------------  ----------------  -----------------  -----------  ---------
    1        1    Ala Moana Portfolio                              Various           Various
  1.001           Ala Moana Center                                 Retail         Regional Mall
  1.002           Ala Moana Building                               Office              CBD
  1.003           Ala Moana Pacific Center                         Office              CBD
  1.004           Ala Moana Plaza                                  Retail         Regional Mall
    2        1    Continental Towers                               Office            Suburban        330,033      16,558
    3        1    Prime Retail Outlets Portfolio                   Retail            Anchored         52,509
  3.001           Queenstown Outlet                                Retail            Anchored
  3.002           Pismo Beach Outlet                               Retail            Anchored
    4        1    ShopKo Portfolio                                 Various           Various
  4.001           10808 South 132nd Street                       Industrial         Warehouse
  4.002           700 Pilgrim Way                                  Office            Suburban
  4.003           1717 Lawrence Drive                            Industrial         Warehouse
  4.004           301 Bay Park Square                              Retail         Single Tenant
  4.005           55 Lake Boulevard                                Retail         Single Tenant
  4.006           217 West Ironwood Drive                          Retail         Single Tenant
  4.007           1001 East Gowen Road                           Industrial         Warehouse
  4.008           801 West Central Entrance (Highway 53)           Retail         Single Tenant
  4.009           4161 Second Street South (Highway 23)            Retail         Single Tenant
   4.01           7401 Mineral Point Road                          Retail         Single Tenant
  4.011           1000 West Northland Avenue                       Retail         Single Tenant
  4.012           2201 Zeier Road                                  Retail         Single Tenant
  4.013           1850 Madison Avenue                              Retail         Single Tenant
  4.014           2820 Highway 63 South                            Retail         Single Tenant
  4.015           3708 Highway 63 North                            Retail         Single Tenant
  4.016           3200 Broadway Street                             Retail         Single Tenant
  4.017           2430 East Mason Street                           Retail         Single Tenant
  4.018           867 North Columbia Center Boulevard              Retail         Single Tenant
  4.019           14445 West Center Road                           Retail         Single Tenant
   4.02           5646 North 90th Street                           Retail         Single Tenant
  4.021           616 West Johnson Street                          Retail         Single Tenant
  4.022           1150 West Washington Street                      Retail         Single Tenant
  4.023           1601 West 41st Street                            Retail         Single Tenant
  4.024           1845 Haines Avenue                               Retail         Single Tenant
  4.025           699 Green Bay Road                               Retail         Single Tenant
  4.026           955 West Clairemont Avenue                       Retail         Single Tenant
  4.027           1100 East Riverview Expressway                   Retail         Single Tenant
  4.028           2510 South Reserve Street                        Retail         Single Tenant
  4.029           1300 Koeller Street                              Retail         Single Tenant
   4.03           800 East Maes Street                             Retail         Single Tenant
  4.031           North 9520 Newport Highway                       Retail         Single Tenant
  4.032           4801 Washington Avenue                           Retail         Single Tenant
  4.033           4515 South Regal Street                          Retail         Single Tenant
  4.034           1306 North Central Avenue                        Retail         Single Tenant
  4.035           2500 US Highway 14                               Retail         Single Tenant
  4.036           1209 18th Avenue Northwest                       Retail         Single Tenant
  4.037           501 Highway 10 Southeast                         Retail         Single Tenant
  4.038           1400 Big Thunder Boulevard                       Retail         Single Tenant
  4.039           2101 West Broadway                               Retail         Single Tenant
   4.04           2208 North Webb Road                             Retail         Single Tenant
  4.041           5300 52nd Street                                 Retail         Single Tenant
  4.042           905 South 24th Street West                       Retail         Single Tenant
  4.043           701 South Church Street                          Retail         Single Tenant
  4.044           1964 West Morton Avenue                          Retail         Single Tenant
  4.045           4200 South 27th Street                           Retail         Single Tenant
  4.046           1710 South Main Street                           Retail         Single Tenant
  4.047           1578 Appleton Road                               Retail         Single Tenant
  4.048           2761 Prairie Avenue                              Retail         Single Tenant
  4.049           9366 State Highway 16                            Retail         Single Tenant
   4.05           2602 Shopko Drive                                Retail         Single Tenant
  4.051           518 South Taylor Drive                           Retail         Single Tenant
  4.052           1553 West 9000 South                             Retail         Single Tenant
  4.053           2290 South 1300 East                             Retail         Single Tenant
  4.054           405 Cottonwood Drive                             Retail         Single Tenant
  4.055           5801 Summit View Avenue                          Retail         Single Tenant
  4.056           1900 North Main Street                           Retail         Single Tenant
  4.057           1771 Wisconsin Avenue                            Retail         Single Tenant
  4.058           4344 Mormon Coulee Road (State Highway 14)       Retail         Single Tenant
  4.059           1200 Susan Drive                                 Retail         Single Tenant
   4.06           2677 South Prairie View Road                     Retail         Single Tenant
  4.061           230 North Wisconsin Street                       Retail         Single Tenant
  4.062           3415 Calumet Avenue                              Retail         Single Tenant
  4.063           700 9th Avenue Southeast                         Retail         Single Tenant
  4.064           1105 East Grand Avenue                           Retail         Single Tenant
  4.065           1200 Main Street (State Highway 10)              Retail         Single Tenant
  4.066           125 Main Street                                  Retail         Single Tenant
  4.067           190 South 500 West                               Retail         Single Tenant
  4.068           500 North Highway 281                            Retail         Single Tenant
  4.069           301 Northwest Bypass                             Retail         Single Tenant
   4.07           3101 North Montana Avenue                        Retail         Single Tenant
  4.071           South 1450 Grand Avenue                          Retail         Single Tenant
  4.072           500 South Carpenter Avenue                       Retail         Single Tenant
  4.073           4060 Riverdale Road                              Retail         Single Tenant
  4.074           615 South Monroe                                 Retail         Single Tenant
  4.075           1150 North Main Street                           Retail         Single Tenant
  4.076           2655 Broadway Avenue                             Retail         Single Tenant
  4.077           4850 West 3500 South                             Retail         Single Tenant
  4.078           1001 South Highway 15 (State Street)             Retail         Single Tenant
  4.079           1450 East Geneva Street                          Retail         Single Tenant
   4.08           601 Galvin Road South                            Retail         Single Tenant
  4.081           1018 Washington Boulevard                        Retail         Single Tenant
  4.082           1777 Paulson Road                                Retail         Single Tenant
  4.083           405 West 8th Street                              Retail         Single Tenant
  4.084           2610 North Bridge Avenue                         Retail         Single Tenant
  4.085           2005 Krenzien Drive                              Retail         Single Tenant
  4.086           510 East Philip Avenue                           Retail         Single Tenant
  4.087           2530 First Avenue North                          Retail         Single Tenant
  4.088           1755 North Humiston Avenue                       Retail         Single Tenant
  4.089           2100 Caldwell Boulevard                          Retail         Single Tenant

MORTGAGE
 LOAN     ANNUAL DEPOSIT TO REPLACEMENT  INITIAL DEPOSIT TO CAPITAL                                                MORTGAGE LOAN
 NUMBER             RESERVES                IMPROVEMENTS RESERVE     INITIAL TI/LC ESCROW  ONGOING TI/LC FOOTNOTE      NUMBER
--------  -----------------------------  --------------------------  --------------------  ----------------------  -------------
    1                                                                                                                        1
  1.001                                                                                                                    1.001
  1.002                                                                                                                    1.002
  1.003                                                                                                                    1.003
  1.004                                                                                                                    1.004
    2                149,257                       12,438                                            (1)                    2
    3                 44,350                                               3,460,000                 (1)                    3
  3.001                                                                                                                    3.001
  3.002                                                                                                                    3.002
    4                                                                                                                        4
  4.001                                                                                                                    4.001
  4.002                                                                                                                    4.002
  4.003                                                                                                                    4.003
  4.004                                                                                                                    4.004
  4.005                                                                                                                    4.005
  4.006                                                                                                                    4.006
  4.007                                                                                                                    4.007
  4.008                                                                                                                    4.008
  4.009                                                                                                                    4.009
   4.01                                                                                                                     4.01
  4.011                                                                                                                    4.011
  4.012                                                                                                                    4.012
  4.013                                                                                                                    4.013
  4.014                                                                                                                    4.014
  4.015                                                                                                                    4.015
  4.016                                                                                                                    4.016
  4.017                                                                                                                    4.017
  4.018                                                                                                                    4.018
  4.019                                                                                                                    4.019
   4.02                                                                                                                     4.02
  4.021                                                                                                                    4.021
  4.022                                                                                                                    4.022
  4.023                                                                                                                    4.023
  4.024                                                                                                                    4.024
  4.025                                                                                                                    4.025
  4.026                                                                                                                    4.026
  4.027                                                                                                                    4.027
  4.028                                                                                                                    4.028
  4.029                                                                                                                    4.029
   4.03                                                                                                                     4.03
  4.031                                                                                                                    4.031
  4.032                                                                                                                    4.032
  4.033                                                                                                                    4.033
  4.034                                                                                                                    4.034
  4.035                                                                                                                    4.035
  4.036                                                                                                                    4.036
  4.037                                                                                                                    4.037
  4.038                                                                                                                    4.038
  4.039                                                                                                                    4.039
   4.04                                                                                                                     4.04
  4.041                                                                                                                    4.041
  4.042                                                                                                                    4.042
  4.043                                                                                                                    4.043
  4.044                                                                                                                    4.044
  4.045                                                                                                                    4.045
  4.046                                                                                                                    4.046
  4.047                                                                                                                    4.047
  4.048                                                                                                                    4.048
  4.049                                                                                                                    4.049
   4.05                                                                                                                     4.05
  4.051                                                                                                                    4.051
  4.052                                                                                                                    4.052
  4.053                                                                                                                    4.053
  4.054                                                                                                                    4.054
  4.055                                                                                                                    4.055
  4.056                                                                                                                    4.056
  4.057                                                                                                                    4.057
  4.058                                                                                                                    4.058
  4.059                                                                                                                    4.059
   4.06                                                                                                                     4.06
  4.061                                                                                                                    4.061
  4.062                                                                                                                    4.062
  4.063                                                                                                                    4.063
  4.064                                                                                                                    4.064
  4.065                                                                                                                    4.065
  4.066                                                                                                                    4.066
  4.067                                                                                                                    4.067
  4.068                                                                                                                    4.068
  4.069                                                                                                                    4.069
   4.07                                                                                                                     4.07
  4.071                                                                                                                    4.071
  4.072                                                                                                                    4.072
  4.073                                                                                                                    4.073
  4.074                                                                                                                    4.074
  4.075                                                                                                                    4.075
  4.076                                                                                                                    4.076
  4.077                                                                                                                    4.077
  4.078                                                                                                                    4.078
  4.079                                                                                                                    4.079
   4.08                                                                                                                     4.08
  4.081                                                                                                                    4.081
  4.082                                                                                                                    4.082
  4.083                                                                                                                    4.083
  4.084                                                                                                                    4.084
  4.085                                                                                                                    4.085
  4.086                                                                                                                    4.086
  4.087                                                                                                                    4.087
  4.088                                                                                                                    4.088
  4.089                                                                                                                    4.089

MORTGAGE   LOAN                                                                                                  MONTHLY
 LOAN      GROUP                                              GENERAL PROPERTY  SPECIFIC PROPERTY  MONTHLY TAX  INSURANCE
 NUMBER   NUMBER               PROPERTY NAME                         TYPE              TYPE           ESCROW     ESCROW
--------  ------  ------------------------------------------  ----------------  -----------------  -----------  ---------
   4.09           900 West Memorial Drive                           Retail        Single Tenant
  4.091           2741 Roosevelt Street                             Retail        Single Tenant
  4.092           2266 North University Parkway                     Retail        Single Tenant
  4.093           1649 Pole Line Road East                          Retail        Single Tenant
  4.094           320 County Road O                                 Retail        Single Tenant
  4.095           4215 Yellowstone Highway                          Retail        Single Tenant
  4.096           800 East 17th Street                              Retail        Single Tenant
  4.097           1350 North Galena Avenue                          Retail        Single Tenant
  4.098           1600 Rose Street                                  Retail        Single Tenant
  4.099           2530 Rudkin Road                                  Retail        Single Tenant
   4.1            555 West South Street                             Retail        Single Tenant
  4.101           955 North Main Street                             Retail        Single Tenant
  4.102           1341 North Main Street                            Retail        Single Tenant
  4.103           747 South Main Street                             Retail        Single Tenant
  4.104           1425 Janesville Avenue                            Retail        Single Tenant
  4.105           2120 Thain Grade                                  Retail        Single Tenant
  4.106           3705 Monroe Road                                  Retail        Single Tenant
  4.107           2585 Lineville Road                               Retail        Single Tenant
  4.108           1190 North 6th Street                             Retail        Single Tenant
  4.109           1450 West Main Avenue                           Industrial     Flex Industrial
   4.11           East 13414 Sprague Avenue                         Retail        Single Tenant
  4.111           313 North Roosevelt Avenue                        Retail        Single Tenant
  4.112           1011 North Wisconsin Street                       Retail        Single Tenant
    5        1    311 South Wacker (2)                              Office             CBD            973,507     116,995
    6        1    Hollywood Roosevelt Hotel (3)                   Hospitality      Full Service        23,099      42,889
    7        1    Chiquita Center                                   Office             CBD            134,104       9,516
    8        1    Fortress/Ryan's Portfolio                         Retail        Single Tenant
  8.001           Ryans - Picayune, MS                              Retail        Single Tenant
  8.002           Ryans - Crestview, FL                             Retail        Single Tenant
  8.003           Fire Mountain - Fayetteville, NC                  Retail        Single Tenant
  8.004           Ryans - Bowling Green, KY                         Retail        Single Tenant
  8.005           Fire Mountain - Pensacola, FL                     Retail        Single Tenant
  8.006           Ryans - Macon, GA                                 Retail        Single Tenant
  8.007           Ryans - Conroe, TX                                Retail        Single Tenant
  8.008           Ryans - Columbus, GA                              Retail        Single Tenant
  8.009           Ryans - Beckley, WV                               Retail        Single Tenant
   8.01           Ryans - Aiken, SC                                 Retail        Single Tenant
  8.011           Ryans - Pearl, MS                                 Retail        Single Tenant
  8.012           Ryans - Asheville, NC                             Retail        Single Tenant
  8.013           Ryans - Beaumont, TX                              Retail        Single Tenant
  8.014           Ryans - Albany, GA                                Retail        Single Tenant
  8.015           Old Country Buffet - Coon Rapids, MN              Retail        Single Tenant
  8.016           Ryans - Surfside Beach, SC                        Retail        Single Tenant
  8.017           Ryans - Montgomery, AL                            Retail        Single Tenant
  8.018           Ryans - North Charleston, SC                      Retail        Single Tenant
  8.019           Fire Mountain - Flowood, MS                       Retail        Single Tenant
   8.02           Ryans - Hanover, PA                               Retail        Single Tenant
  8.021           Ryans - Princeton, WV                             Retail        Single Tenant
  8.022           Ryans - Hermitage, TN                             Retail        Single Tenant

  8.023           Ryans - Martinez, GA                              Retail        Single Tenant
  8.024           Fire Mountain - Columbia, SC                      Retail        Single Tenant
  8.025           Ryans - Columbia, SC                              Retail        Single Tenant
  8.026           Fire Mountain - Decatur, AL                       Retail        Single Tenant
  8.027           Ryans - Greer, SC                                 Retail        Single Tenant
  8.028           Fire Mountain - Athens, GA                        Retail        Single Tenant
  8.029           Fire Mountain - Burleson, TX                      Retail        Single Tenant
   8.03           Ryans - Charleston, SC                            Retail        Single Tenant
  8.031           Ryans - Martinsburg, WV                           Retail        Single Tenant
  8.032           Ryans - Commerce, GA                              Retail        Single Tenant
  8.033           Fire Mountain - Horn Lake, MS                     Retail        Single Tenant
  8.034           Ryans - Fredericksburg, VA                        Retail        Single Tenant
  8.035           Fire Mountain - North Augusta, SC                 Retail        Single Tenant
  8.036           Ryans - Anderson, SC                              Retail        Single Tenant
  8.037           Fire Mountain - Mobile, AL                        Retail        Single Tenant
  8.038           Ryans - Alcoa, TN                                 Retail        Single Tenant
  8.039           Ryans - Texas City, TX                            Retail        Single Tenant
   8.04           Ryans - Hixson, TN                                Retail        Single Tenant
  8.041           Ryans - Denham Springs, LA                        Retail        Single Tenant
  8.042           Fire Mountain - Dawsonville, GA                   Retail        Single Tenant
  8.043           Ryans - Murfreesboro, TN                          Retail        Single Tenant
  8.044           Ryans - Jasper, AL                                Retail        Single Tenant
  8.045           Ryans - Florence, AL                              Retail        Single Tenant
  8.046           Ryans - North Myrtle Beach, SC                    Retail        Single Tenant
  8.047           Fire Mountain - Bossier City, LA                  Retail        Single Tenant
  8.048           Ryans - Canton, GA                                Retail        Single Tenant
  8.049           Ryans - Owensboro, KY                             Retail        Single Tenant
   8.05           Ryans - Rome, GA                                  Retail        Single Tenant
  8.051           Fire Mountain - Lake Charles, LA                  Retail        Single Tenant
  8.052           Fire Mountain - Hickory, NC                       Retail        Single Tenant
  8.053           Ryans - Cartersville, GA                          Retail        Single Tenant
  8.054           Ryans - Crossville, TN                            Retail        Single Tenant
  8.055           Ryans - Carrollton, GA                            Retail        Single Tenant
  8.056           Ryans - Pace, FL                                  Retail        Single Tenant
  8.057           Ryans - Christiansburg, VA                        Retail        Single Tenant
  8.058           Ryans - Prattville, AL                            Retail        Single Tenant
  8.059           Fire Mountain - Lexington, KY                     Retail        Single Tenant
   8.06           Ryans - Paducah, KY                               Retail        Single Tenant
  8.061           Fire Mountain - Spanish Fort, AL                  Retail        Single Tenant
  8.062           Ryans - Lake Jackson, TX                          Retail        Single Tenant
  8.063           Ryans - Hiram, GA                                 Retail        Single Tenant
  8.064           Ryans - Greenville, SC                            Retail        Single Tenant
  8.065           Fire Mountain - Auburn, IN                        Retail        Single Tenant
  8.066           Ryans - Seymour, IN                               Retail        Single Tenant
  8.067           Ryans - Springfield, MO                           Retail        Single Tenant
  8.068           Fire Mountain - Cullman, AL                       Retail        Single Tenant
  8.069           Fire Mountain - Spartanburg, SC                   Retail        Single Tenant
   8.07           Ryans - West Columbia, SC                         Retail        Single Tenant
  8.071           Ryans - Dothan, AL                                Retail        Single Tenant
  8.072           Ryans - Easley, SC                                Retail        Single Tenant
  8.073           Fire Mountain - Gardendale, AL                    Retail        Single Tenant
  8.074           Ryans - Joplin, MO                                Retail        Single Tenant
  8.075           Ryans - Greenwood, SC                             Retail        Single Tenant
  8.076           Ryans - Conway, SC                                Retail        Single Tenant

MORTGAGE
 LOAN     ANNUAL DEPOSIT TO REPLACEMENT  INITIAL DEPOSIT TO CAPITAL                                                MORTGAGE LOAN
 NUMBER             RESERVES                IMPROVEMENTS RESERVE     INITIAL TI/LC ESCROW  ONGOING TI/LC FOOTNOTE      NUMBER
--------  -----------------------------  --------------------------  --------------------  ----------------------  -------------
   4.09                                                                                                                  4.09
  4.091                                                                                                                 4.091
  4.092                                                                                                                 4.092
  4.093                                                                                                                 4.093
  4.094                                                                                                                 4.094
  4.095                                                                                                                 4.095
  4.096                                                                                                                 4.096
  4.097                                                                                                                 4.097
  4.098                                                                                                                 4.098
  4.099                                                                                                                 4.099
   4.1                                                                                                                   4.1
  4.101                                                                                                                 4.101
  4.102                                                                                                                 4.102
  4.103                                                                                                                 4.103
  4.104                                                                                                                 4.104
  4.105                                                                                                                 4.105
  4.106                                                                                                                 4.106
  4.107                                                                                                                 4.107
  4.108                                                                                                                 4.108
  4.109                                                                                                                 4.109
   4.11                                                                                                                  4.11
  4.111                                                                                                                 4.111
  4.112                                                                                                                 4.112
    5                128,100                                              20,000,000                    (1)              5
    6                701,852                                                                                             6
    7                107,480                                               3,500,000                                     7
    8                                                                                                                    8
  8.001                                                                                                                 8.001
  8.002                                                                                                                 8.002
  8.003                                                                                                                 8.003
  8.004                                                                                                                 8.004
  8.005                                                                                                                 8.005
  8.006                                                                                                                 8.006
  8.007                                                                                                                 8.007
  8.008                                                                                                                 8.008
  8.009                                                                                                                 8.009
   8.01                                                                                                                  8.01
  8.011                                                                                                                 8.011
  8.012                                                                                                                 8.012
  8.013                                                                                                                 8.013
  8.014                                                                                                                 8.014
  8.015                                                                                                                 8.015
  8.016                                                                                                                 8.016
  8.017                                                                                                                 8.017
  8.018                                                                                                                 8.018
  8.019                                                                                                                 8.019
   8.02                                                                                                                  8.02
  8.021                                                                                                                 8.021
  8.022                                                                                                                 8.022
  8.023                                                                                                                 8.023
  8.024                                                                                                                 8.024
  8.025                                                                                                                 8.025
  8.026                                                                                                                 8.026
  8.027                                                                                                                 8.027
  8.028                                                                                                                 8.028
  8.029                                                                                                                 8.029
   8.03                                                                                                                  8.03
  8.031                                                                                                                 8.031
  8.032                                                                                                                 8.032
  8.033                                                                                                                 8.033
  8.034                                                                                                                 8.034
  8.035                                                                                                                 8.035
  8.036                                                                                                                 8.036
  8.037                                                                                                                 8.037
  8.038                                                                                                                 8.038
  8.039                                                                                                                 8.039
   8.04                                                                                                                  8.04
  8.041                                                                                                                 8.041
  8.042                                                                                                                 8.042
  8.043                                                                                                                 8.043
  8.044                                                                                                                 8.044
  8.045                                                                                                                 8.045
  8.046                                                                                                                 8.046
  8.047                                                                                                                 8.047
  8.048                                                                                                                 8.048
  8.049                                                                                                                 8.049
   8.05                                                                                                                  8.05
  8.051                                                                                                                 8.051
  8.052                                                                                                                 8.052
  8.053                                                                                                                 8.053
  8.054                                                                                                                 8.054
  8.055                                                                                                                 8.055
  8.056                                                                                                                 8.056
  8.057                                                                                                                 8.057
  8.058                                                                                                                 8.058
  8.059                                                                                                                 8.059
   8.06                                                                                                                  8.06
  8.061                                                                                                                 8.061
  8.062                                                                                                                 8.062
  8.063                                                                                                                 8.063
  8.064                                                                                                                 8.064
  8.065                                                                                                                 8.065
  8.066                                                                                                                 8.066
  8.067                                                                                                                 8.067
  8.068                                                                                                                 8.068
  8.069                                                                                                                 8.069
   8.07                                                                                                                  8.07
  8.071                                                                                                                 8.071
  8.072                                                                                                                 8.072
  8.073                                                                                                                 8.073
  8.074                                                                                                                 8.074
  8.075                                                                                                                 8.075
  8.076                                                                                                                 8.076

MORTGAGE   LOAN                                                                                                    MONTHLY
 LOAN      GROUP                                              GENERAL PROPERTY  SPECIFIC PROPERTY    MONTHLY TAX  INSURANCE
 NUMBER   NUMBER               PROPERTY NAME                         TYPE              TYPE             ESCROW      ESCROW
--------  ------  ------------------------------------------  ----------------  -------------------  -----------  ---------
  8.077           Ryans - Chambersburg, PA                          Retail         Single Tenant
  8.078           Ryans - Lumberton, NC                             Retail         Single Tenant
  8.079           Fire Mountain - Griffin, GA                       Retail         Single Tenant
   8.08           Ryans - Springfield, MO                           Retail         Single Tenant
  8.081           Fire Mountain - Calhoun, GA                       Retail         Single Tenant
  8.082           Fire Mountain - North Little Rock, AR             Retail         Single Tenant
  8.083           Ryans - Oak Ridge, TN                             Retail         Single Tenant
  8.084           Fire Mountain - Foley, AL                         Retail         Single Tenant
  8.085           Ryans - Hot Springs, AR                           Retail         Single Tenant
  8.086           Ryans - Johnstown, PA                             Retail         Single Tenant
  8.087           Ryans - Seneca, SC                                Retail         Single Tenant
  8.088           Ryans - Greenville, SC                            Retail         Single Tenant
  8.089           Ryans - Marietta, OH                              Retail         Single Tenant
   8.09           Ryans - Orangeburg, SC                            Retail         Single Tenant
  8.091           Ryans - Lafayette, LA                             Retail         Single Tenant
  8.092           Fire Mountain - Fort Smith, AR                    Retail         Single Tenant
  8.093           Ryans - Cincinnati, OH                            Retail         Single Tenant
  8.094           Ryans - Akron, OH                                 Retail         Single Tenant
  8.095           Ryans - Gastonia, NC                              Retail         Single Tenant
  8.096           Fire Mountain - Concord, NC                       Retail         Single Tenant
  8.097           Ryans - Elizabethtown, KY                         Retail         Single Tenant
  8.098           Fire Mountain - Clarksville, TN                   Retail         Single Tenant
  8.099           Ryans - Corydon, IN                               Retail         Single Tenant
   8.1            Ryans - Jonesboro, AR                             Retail         Single Tenant
  8.101           Ryans - Morristown, TN                            Retail         Single Tenant
  8.102           Ryans - Simpsonville, SC                          Retail         Single Tenant
  8.103           Ryans - Sevierville, TN                           Retail         Single Tenant
  8.104           Ryans - Cookeville, TN                            Retail         Single Tenant
  8.105           Fire Mountain - Columbia, SC                      Retail         Single Tenant
  8.106           Fire Mountain - Mansfield, OH                     Retail         Single Tenant
  8.107           Ryans - Tyler, TX                                 Retail         Single Tenant
  8.108           Ryans - Millington, TN                            Retail         Single Tenant
  8.109           Fire Mountain - Winston-Salem, NC                 Retail         Single Tenant
   8.11           Ryans - Tupelo, MS                                Retail         Single Tenant
  8.111           Ryans - Cleveland, TN                             Retail         Single Tenant
  8.112           Ryans - Indianapolis, IN                          Retail         Single Tenant
  8.113           Ryans - Danville, IL                              Retail         Single Tenant
  8.114           Ryans - Slidell, LA                               Retail         Single Tenant
  8.115           Ryans - Clarksburg, WV                            Retail         Single Tenant
  8.116           Ryans - Charleston, WV                            Retail         Single Tenant
  8.117           Ryans - Hagerstown, MD                            Retail         Single Tenant
  8.118           Home Town Buffet - Burbank, CA                    Retail         Single Tenant
  8.119           Ryans - Summerville, SC                           Retail         Single Tenant
   8.12           Fire Mountain - Beaver Falls, PA                  Retail         Single Tenant
  8.121           Fire Mountain - Mechanicsburg, PA                 Retail         Single Tenant
  8.122           Home Town Buffet - Canoga Park, CA                Retail         Single Tenant
  8.123           Ryans - Searcy, AR                                Retail         Single Tenant
  8.124           Ryans - West Plains, MO                           Retail         Single Tenant
  8.125           Home Town Buffet - Lynwood, CA                    Retail         Single Tenant
  8.126           Ryans - Lexington, SC                             Retail         Single Tenant
  8.127           Home Town Buffet - Fresno, CA                     Retail         Single Tenant
  8.128           Old Country Buffet - Union Gap, WA                Retail         Single Tenant
  8.129           Old Country Buffet - Fairness Hills , PA          Retail         Single Tenant
   8.13           Ryans - Tuscaloosa, AL                            Retail         Single Tenant
    9        2    Timberlake and Glades Apartments Portfolio      Multifamily       Conventional          62,285     39,269
  9.001           Timberlake Apartments                           Multifamily       Conventional
  9.002           The Glades Apartments                           Multifamily       Conventional
    10       1    Addison Corporate Center                          Office            Suburban            43,071      6,625
    11       1    Intergraph Corporate Campus                       Office            Suburban
    12       1    DHL Perimeter Center Building                     Office            Suburban                        8,252
    13       2    San Lagos at Arrowhead Highlands                Multifamily       Conventional          22,454
    14       1    Quality King - Ronkonkoma Portfolio             Industrial         Warehouse            64,798
  14.001          2060 Ninth Avenue                               Industrial         Warehouse
  14.002          201 Comac Street                                Industrial         Warehouse
  14.003          2145 Ninth Avenue                               Industrial         Warehouse
    15       1    International Plaza                               Office            Suburban            83,886
    16       2    Carefree Pebble                                 Multifamily   Independent Living        22,588      8,612
    17       1    Seattle SpringHill Suites                       Hospitality       Full Service          33,750      6,242
    18       1    900 Circle 75 Parkway                             Office            Suburban            41,760      6,292
    19       1    Pheasant Run Resort                             Hospitality       Full Service          48,531
    20       1    Physicians Medical Center of Dallas               Office            Medical             44,012      2,691
    21       1    Glenview Corporate Center                         Office            Suburban            39,074      2,382
    22       2    Valley View Portfolio                           Multifamily   Independent Living        22,696      9,483
  22.001          Carefree Valley View                            Multifamily   Independent Living
  22.002          Carefree Valley View - Full Service             Multifamily   Independent Living
    23       1    Rio Grande Plaza Homewood Suites (4)             Mixed Use       Hospitality/
                                                                                  Office/Retail           22,917      3,147
    24       2    Blue Harbor Apartments                          Multifamily      Conventional            9,386      5,353
    25       1    Greenwich Atrium                                  Office           Suburban             18,029      1,230
    26       2    El Dorado Pointe Apartments (5)                 Multifamily      Conventional           41,137      5,427
    27       1    The Crossings at Paso Robles II                   Retail           Anchored
    28       1    North Bay Village                                Mixed Use      Office/Retail           17,838     13,447
    29       1    Craig Promenade                                   Retail           Anchored             13,082      1,570
    30       2    Carefree Spring Valley                          Multifamily   Independent Living        14,059      5,684
    31       1    Preferred Freezer                               Industrial         Warehouse
    32       1    Monterey Oaks Corporate Park                      Office            Suburban            39,426      1,894
    33       1    Forest Hills Medical Office Building              Office            Medical
    34       1    Manoa Marketplace                                 Retail            Anchored            20,483
    35       1    INS I & II                                        Office            Suburban
    36       2    Mountain Shadow Apartments                      Multifamily       Conventional          12,874
    37       1    Evergreen Marketplace                             Retail            Anchored             3,309        832
    38       1    Westgate San Antonio                              Office            Medical             22,104      2,283
    39       1    Four Points by Sheraton (6)                     Hospitality       Full Service          10,233      5,725
    40       2    The Exchange at Lubbock                         Multifamily     Student Housing         25,485      4,417
    41       1    Research Park Office Portfolio                    Office            Suburban            27,870      1,411
    42       2    Royal Oaks Apartments                           Multifamily       Conventional          36,496
    43       1    Arbutus Shopping Plaza                            Retail            Anchored            12,068
    44       1    DTR12 - Gateway 101 Building                      Office            Suburban                        4,485
    45       1    Auburn Distribution Center                      Industrial         Warehouse
    46       1    Springs Industries Portfolio 2                    Office            Suburban
  46.001          Springs Industries Fort Mill EO                   Office            Suburban
  46.002          Springs Industries Fort Mill CDC                  Office            Suburban
  46.003          Springs Industries Lancaster                      Office            Suburban
    47       2    Twin Lakes                                      Multifamily       Conventional

MORTGAGE
 LOAN     ANNUAL DEPOSIT TO REPLACEMENT  INITIAL DEPOSIT TO CAPITAL                                                MORTGAGE LOAN
 NUMBER             RESERVES                IMPROVEMENTS RESERVE     INITIAL TI/LC ESCROW  ONGOING TI/LC FOOTNOTE      NUMBER
--------  -----------------------------  --------------------------  --------------------  ----------------------  -------------
  8.077                                                                                                                 8.077
  8.078                                                                                                                 8.078
  8.079                                                                                                                 8.079
   8.08                                                                                                                  8.08
  8.081                                                                                                                 8.081
  8.082                                                                                                                 8.082
  8.083                                                                                                                 8.083
  8.084                                                                                                                 8.084
  8.085                                                                                                                 8.085
  8.086                                                                                                                 8.086
  8.087                                                                                                                 8.087
  8.088                                                                                                                 8.088
  8.089                                                                                                                 8.089
   8.09                                                                                                                  8.09
  8.091                                                                                                                 8.091
  8.092                                                                                                                 8.092
  8.093                                                                                                                 8.093
  8.094                                                                                                                 8.094
  8.095                                                                                                                 8.095
  8.096                                                                                                                 8.096
  8.097                                                                                                                 8.097
  8.098                                                                                                                 8.098
  8.099                                                                                                                 8.099
   8.1                                                                                                                   8.1
  8.101                                                                                                                 8.101
  8.102                                                                                                                 8.102
  8.103                                                                                                                 8.103
  8.104                                                                                                                 8.104
  8.105                                                                                                                 8.105
  8.106                                                                                                                 8.106
  8.107                                                                                                                 8.107
  8.108                                                                                                                 8.108
  8.109                                                                                                                 8.109
   8.11                                                                                                                  8.11
  8.111                                                                                                                 8.111
  8.112                                                                                                                 8.112
  8.113                                                                                                                 8.113
  8.114                                                                                                                 8.114
  8.115                                                                                                                 8.115
  8.116                                                                                                                 8.116
  8.117                                                                                                                 8.117
  8.118                                                                                                                 8.118
  8.119                                                                                                                 8.119
   8.12                                                                                                                  8.12
  8.121                                                                                                                 8.121
  8.122                                                                                                                 8.122
  8.123                                                                                                                 8.123
  8.124                                                                                                                 8.124
  8.125                                                                                                                 8.125
  8.126                                                                                                                 8.126
  8.127                                                                                                                 8.127
  8.128                                                                                                                 8.128
  8.129                                                                                                                 8.129
   8.13                                                                                                                  8.13
    9                                                                                                                       9
  9.001                                                                                                                 9.001
  9.002                                                                                                                 9.002
    10               117,141                      1,475,000                1,700,000                 (1)                   10
    11                                                                                                                     11
    12                46,152                                                                                               12
    13                                                                                                                     13
    14               102,912                          8,576                    6,630                 (1)                   14
  14.001                                                                                                               14.001
  14.002                                                                                                               14.002
  14.003                                                                                                               14.003
    15                55,896                          4,658                  475,712                 (1)                   15
    16                62,400                                                                                               16
    17               367,941                                                                                               17
    18                69,096                          5,758                6,000,000                                       18
    19                                                                                                                     19
    20                13,968                                                                         (1)                   20
    21                32,124                                               1,000,000                 (1)                   21
    22                83,592                                                                                               22
  22.001                                                                                                               22.001
  22.002                                                                                                               22.002
    23
                     116,638                                                                         (1)                   23
    24               109,332                                                                                               24
    25                17,026                                                                         (1)                   25
    26                82,500                                                                                               26
    27                                                                                                                     27
    28                18,024                          1,502                    5,187                 (1)                   28
    29                15,708                                                                         (1)                   29
    30                40,650                                                                                               30
    31                                                                                                                     31
    32                30,524                          5,087                                          (1)                   32
    33                 7,335                                                                                               33
    34                                               20,000                    8,503                 (1)                   34
    35                19,056                          1,588                                                                35
    36                48,250                                                                                               36
    37                10,308                            859                                                                37
    38                20,436                                                 150,000                 (1)                   38
    39               274,396                                                                                               39
    40                63,997                                                                                               40
    41                12,816                          1,068                   10,676                 (1)                   41
    42               114,924                                                                                               42
    43                 9,143                                                                                               43
    44                16,188                                                                         (1)                   44
    45                                                                                               (1)                   45
    46                                                                                                                     46
  46.001                                                                                                               46.001
  46.002                                                                                                               46.002
  46.003                                                                                                               46.003
    47                52,500                          4,375                                                                47

MORTGAGE   LOAN                                                                                                    MONTHLY
 LOAN      GROUP                                              GENERAL PROPERTY  SPECIFIC PROPERTY    MONTHLY TAX  INSURANCE
 NUMBER   NUMBER               PROPERTY NAME                         TYPE              TYPE             ESCROW      ESCROW
--------  ------  ------------------------------------------  ----------------  -------------------  -----------  ---------
    48       1    One Pacific Place                                 Office            Suburban
    49       1    Kandi Mall                                        Retail            Anchored            26,670      9,109
    50       1    Florence Square                                   Retail            Anchored             4,208
    51       1    Sehome Village                                    Retail        Shadow Anchored          5,428      1,687
    52       1    Ronler Corporate Center                           Office            Suburban            17,033      2,654
    53       1    Everett Mall Office Park II & III                 Office            Suburban            20,841      7,289
    54       1    Nassau Bay I & II Portfolio                       Office            Medical             14,079      4,535
  54.001          Doctor's Center                                   Office            Medical
  54.002          Space Park                                        Office            Medical
    55       1    Riviera Senior Living                           Healthcare     Assisted Living/
                                                                                Independent Living         4,975
    56       2    Dover Farms                                     Multifamily       Conventional          29,695
    57       1    Triad Center I                                    Office            Suburban             7,969      1,581
    58       1    Willow's Lodge                                  Hospitality       Full Service          16,443      4,243
    59       1    Market Center                                    Mixed Use       Office/Retail          17,460      2,982
    60       1    Southlake Medical I                               Office            Medical             35,213      1,042
    61       1    The Centre at Riverchase                          Retail            Anchored            10,465
    62       1    Residence Inn Saratoga                          Hospitality      Extended Stay          21,311      4,891
    63       2    Vistas at Lake Worth                            Multifamily       Conventional          20,069      5,522
    64       1    Scotts Village Shopping Center                    Retail            Anchored            13,878      3,527
    65       1    Pomona Ranch Plaza                                Retail        Shadow Anchored            835      1,874
    66       1    Highland Pavilion                                 Retail            Anchored            29,963      2,983
    67       1    Casper Retail                                     Retail            Anchored             1,974      1,195
    68       1    670 Sixth Avenue                                  Retail         Single Tenant
    69       1    Wesco Self Storage                             Self Storage       Self Storage           9,328      3,265
    70       1    Tree Trail Village                                Retail            Anchored             9,897
    71       1    Idaho Urologic Institute                          Office            Medical
    72       2    Columbus Multifamily Portfolio                  Multifamily       Conventional          25,739      4,211
  72.001          Greystone at Green Island Oaks                  Multifamily       Conventional
  72.002          Greystone at Maple Ridge                        Multifamily       Conventional
    73       1    Midway Plaza                                      Retail            Anchored            13,050      1,026
    74       1    Five Forks Corners                                Retail            Anchored            11,183
    75       1    The Plaza at Avery Ranch                          Retail           Unanchored           21,373      1,180
    76       2    The Overland Park Village Apartments            Multifamily       Conventional           6,020      2,287
    77       1    Village Medical Park                              Office            Medical             12,810      1,492
    78       2    Spyglass Hill Apartments                        Multifamily       Conventional          10,371      1,690
    79       1    Young's Bay Plaza                                 Retail            Anchored             4,647
    80       1    Youngstown Shopping Center                        Retail            Anchored             4,724      2,706
    81       1    Riverdale Crossing                                Retail            Anchored             9,331
    82       1    JC Penney Outlet Store                            Retail         Single Tenant
    83       1    The Carnival Flea Market                          Retail           Unanchored
    84       2    Regency Towers                                  Multifamily       Conventional          17,876      3,899
    85       1    Airport Office Center                             Office            Suburban            17,318      1,761
    86       1    Town Center at Timber Springs                     Retail        Shadow Anchored          6,250      5,505
    87       2    Sharpstown Garden Apartments                    Multifamily       Conventional          12,650     19,242
    88       1    International Paper Distribution -
                  Marianna, FL                                    Industrial         Warehouse
    89       1    Newport Superior Medical Bldg                     Office            Medical
    90       1    Opus Pine Center                                  Retail           Unanchored           11,272        515
    91       1    New Stanton Technology Park                     Industrial      Flex Industrial          9,323      3,470
    92       1    The Pointe Office Building                        Office            Suburban             6,848      4,259
    93       2    Palm Gardens                                    Multifamily       Conventional
    94       1    University Plaza                                  Retail           Unanchored            4,516
    95       1    1429 Walnut Street                                Office              CBD               11,651      1,433
    96       1    International Paper - Kentwood, MI              Industrial         Warehouse                          623
    97       1    Storage Express - Lancaster, CA                Self Storage       Self Storage           3,023        899
    98       1    Eastern Commons                                   Retail        Shadow Anchored          3,396        753
    99       1    Forest Square at Carolina Forest                   Land              Retail
   100       1    Cerritos Nissan                                   Retail         Single Tenant
   101       1    HCA-SunTrust                                      Office            Medical              2,725
   102       1    San Mateo                                         Office            Suburban               Yes
   103       1    USA Managed Care Building                         Office            Suburban             4,435      2,001
   104       1    StorQuest Self Storage - Oxnard, CA            Self Storage       Self Storage           4,131
   105       1    Best Western - Philadelphia, PA (7)             Hospitality     Limited Service          4,936
   106       1    Walgreens - Wellington, FL                        Retail         Single Tenant
   107       1    Siena Canyon Square                               Retail           Unanchored            3,798        588
   108       1    Concord Town Center Portfolio                     Retail            Various              3,303        886
 108.001          Concord Town Center                               Retail        Shadow Anchored
 108.002          Anchor Bank                                       Retail         Single Tenant
   109       1    Willow Grove - Extra Space Self Storage        Self Storage       Self Storage           8,766
   110       1    Holiday Inn Express - Griffin, GA               Hospitality     Limited Service          3,262      1,468
   111       1    A-Cool Self Storage                            Self Storage       Self Storage           1,899      2,298
   112       1    Linens 'N Things                                  Retail         Single Tenant
   113       2    Fieldcrest III Apartments                       Multifamily       Conventional           1,671      4,457
   114       2    Lumberton On The Lake                           Multifamily       Conventional
   115       1    CVS - Mobile, AL                                  Retail         Single Tenant
   116       1    Haverty's Square Retail Center                    Retail           Unanchored            3,827        750
   117       1    Storage America Center                         Self Storage       Self Storage           6,147        802
   118       1    SVN Multi-Tenant Office Building                  Office            Suburban             9,931      1,219
   119       1    San Bernardino County Building                    Office            Suburban             4,157        427
   120       1    Harbor Towers                                    Mixed Use       Office/Retail           2,175        572
   121       1    Southgate Shopping Center                         Retail        Shadow Anchored         10,555
   122       1    Portsmouth Business Center                      Industrial      Flex Industrial          4,303        652
   123       1    Mission Towers                                   Mixed Use       Office/Retail           6,118        694
   124       1    The Fountains                                    Mixed Use       Office/Retail           4,729      1,667
   125       1    CVS - Baton Rouge, LA                             Retail         Single Tenant
   126       1    Value City Furniture                              Retail         Single Tenant
   127       1    5405 Data Court                                   Office            Suburban            10,292        468
   128       1    The Capital Center                                Office              CBD               14,058        608
   129       1    181 Freeman Avenue                               Mixed Use      Office/Warehouse        14,196      2,602
   130       1    Alice G. Smith Retail Portfolio                   Retail           Unanchored            4,723        722
 130.001          Texas Tech Plaza                                  Retail           Unanchored
 130.002          Charter One Plaza                                 Retail           Unanchored
   131       2    Fieldcrest I Apartments                         Multifamily       Conventional           1,230      4,607
   132       1    Advance Auto Stores - Biltmore Portfolio          Retail         Single Tenant           2,625        327
 132.001          Advance Auto - Fayetteville, NC                   Retail         Single Tenant
 132.002          Advance Auto - Henderson, NC                      Retail         Single Tenant
 132.003          Advance Auto - Wake Forest, NC                    Retail         Single Tenant
 132.004          Advance Auto - Kinston, NC                        Retail         Single Tenant
   133       1    Walgreens - Harvey, LA                            Retail         Single Tenant
   134       1    Walgreens - Penn Hills, PA                        Retail         Single Tenant
   135       1    Homestead Shopping Center                         Retail           Unanchored            3,798      2,147
   136       1    Food 4 Less - Beaumont, CA                        Retail         Single Tenant
   137       2    Evanston Heights                                Multifamily     Student Housing          4,328      3,826

MORTGAGE
 LOAN     ANNUAL DEPOSIT TO REPLACEMENT  INITIAL DEPOSIT TO CAPITAL                                                MORTGAGE LOAN
 NUMBER             RESERVES                IMPROVEMENTS RESERVE     INITIAL TI/LC ESCROW  ONGOING TI/LC FOOTNOTE      NUMBER
--------  -----------------------------  --------------------------  --------------------  ----------------------  -------------
    48                                                                                                                     48
    49                90,480                        131,290                                          (1)                   49
    50                36,245                                                 250,000                                       50
    51                18,610                                                                         (1)                   51
    52                31,476                          2,623                                                                52
    53                                                                     1,000,000                 (1)                   53
    54                18,540                                               2,948,000                 (1)                   54
  54.001                                                                                                               54.001
  54.002                                                                                                               54.002
    55
                                                                                                                           55
    56                81,300                                                                                               56
    57                27,906                                                 280,000                 (1)                   57
    58               424,872                                                                                               58
    59                11,946                                                 350,000                                       59
    60                 7,440                                                 128,550                 (1)                   60
    61                17,255                                                 700,000                                       61
    62               120,000                         65,000                                                                62
    63                66,250                                                                                               63
    64                10,345                                                                         (1)                   64
    65                                                                                               (1)                   65
    66                46,296                                                                                               66
    67                                                                                                                     67
    68                                                                                                                     68
    69                22,800                          1,900                                                                69
    70                10,916                                                 400,000                                       70
    71                                                                                                                     71
    72                34,872                          2,707                                                                72
  72.001                                                                                                               72.001
  72.002                                                                                                               72.002
    73                 9,360                            780                    3,814                 (1)                   73
    74                11,264                                                                                               74
    75                 6,807                                                 121,815                 (1)                   75
    76                                                                                                                     76
    77                18,871                                                 150,000                 (1)                   77
    78                                              800,000                                                                78
    79                                                                                                                     79
    80                42,936                          3,578                   50,000                 (1)                   80
    81                13,918                                                 500,000                                       81
    82                                                                                                                     82
    83                                                                                                                     83
    84                44,000                                                                                               84
    85                17,220                                                 100,000                 (1)                   85
    86                                                                                                                     86
    87                99,000                                                                                               87
    88
                      11,460                                                                                               88
    89                                                                                                                     89
    90                                                                                               (1)                   90
    91                33,817                                                                         (1)                   91
    92                10,325                                                                         (1)                   92
    93                                                                                                                     93
    94                 3,123                                                                                               94
    95                14,628                                                 300,000                 (1)                   95
    96                 15,270                         1,273                                                                96
    97                 6,744                            562                                                                97
    98                 2,496                            208                                          (1)                   98
    99                                                                                                                     99
   100                                                                                                                    100
   101                                                                                                                    101
   102                14,333                                                                         (1)                  102
   103                 8,052                            671                    5,057                 (1)                  103
   104                11,850                            987                                                               104
   105                                                5,543                                                               105
   106                                                                                                                    106
   107                 4,524                            377                                          (1)                  107
   108                 4,260                            355                    1,744                 (1)                  108
 108.001                                                                                                              108.001
 108.002                                                                                                              108.002
   109                11,006                          5,625                                                               109
   110                66,480                          5,540                                                               110
   111                18,830                                                                                              111
   112                 5,120                                                                         (1)                  112
   113                28,000                          2,333                                                               113
   114                25,500                          2,125                                                               114
   115                                                                                                                    115
   116                 7,260                            605                   25,681                 (1)                  116
   117                 6,060                            505                                                               117
   118                11,230                                                                         (1)                  118
   119                 8,112                                                 310,000                                      119
   120                 5,832                            486                    2,500                 (1)                  120
   121                10,660                            888                  380,000                                      121
   122                13,392                          1,116                  100,000                 (1)                  122
   123                12,468                          1,039                    2,164                 (1)                  123
   124                 6,708                            559                    2,799                 (1)                  124
   125                                                                                                                    125
   126                                                                                                                    126
   127                 3,492                                                                         (1)                  127
   128                14,568                                                                         (1)                  128
   129                12,000                                                                         (1)                  129
   130                                                                                               (1)                  130
 130.001                                                                                                              130.001
 130.002                                                                                                              130.002
   131                33,960                          2,830                                                               131
   132                 4,200                            350                    1,016                 (1)                  132
 132.001                                                                                                              132.001
 132.002                                                                                                              132.002
 132.003                                                                                                              132.003
 132.004                                                                                                              132.004
   133                                                                                                                    133
   134                                                                                                                    134
   135                24,729                                                 410,000                 (1)                  135
   136                                                                                                                    136
   137                23,343                                                                                              137

MORTGAGE   LOAN                                                                                                    MONTHLY
 LOAN      GROUP                                              GENERAL PROPERTY  SPECIFIC PROPERTY    MONTHLY TAX  INSURANCE
 NUMBER   NUMBER               PROPERTY NAME                         TYPE              TYPE             ESCROW      ESCROW
--------  ------  ------------------------------------------  ----------------  -------------------  -----------  ---------
   138       1    90 Crossways Park West                            Office            Suburban            10,571
   139       1    350 Long Beach                                  Industrial         Warehouse             4,069
   140       1    The Shoppes on Shugart Shopping Center            Retail        Shadow Anchored          3,044        567
   141       2    Fieldcrest II Apartments                        Multifamily       Conventional           1,101      4,690
   142       1    CVS - Chandler, AZ                                Retail         Single Tenant
   143       1    Park Lane Shopping Center                         Retail            Anchored             4,936      2,000
   144       2    828 Fullerton                                   Multifamily       Conventional            722         942
   145       1    Fox Flex Building                               Industrial      Flex Industrial          3,873      1,110
   146       2    Goettens Grove Phase II Plus Townhomes          Multifamily   Conventional/Duplex        3,256        643
   147       1    The Shoppes at Horizon Park                       Retail        Shadow Anchored          3,118        118
   148       1    Magna Donnelly Corporation                      Industrial      Flex Industrial
   149       2    Rothwood Apartments                             Multifamily       Conventional           3,570      2,520
   150       1    Amarillo Land Leases                               Land       Hospitality/Retail
   151       1    400 Cox Road                                       Land              Retail              2,280
   152       1    St. Anthony Village                               Retail           Unanchored                         531
   153       1    Woodland Crossing Shopping Center                 Retail        Shadow Anchored          2,075        241
   154       1    Days Inn - Shoreline, WA                        Hospitality     Limited Service          2,440        605
   155       1    5396 School Road                                  Office            Suburban             3,559      3,289
   156       1    Cumberland Plaza                                  Retail        Shadow Anchored          2,136        273
   157       1    Walnut Park Shopping Center                       Retail           Unanchored            5,701      2,248
   158       1    Dollar General - Crossville, TN                   Retail         Single Tenant
   159       2    Wenatchee Manorhouse Apartments                 Multifamily       Conventional           2,205      1,038
   160       1    Kmart - Sumter, SC                                Retail         Single Tenant
   161       1    Dollar General - Ardmore, TN                      Retail         Single Tenant
   162       1    Fred's and Tractor Supply                         Retail           Unanchored            3,179        459
   163       1    Allegro Office Park                              Mixed Use       Office/Retail             673        293
   164       1    Plaza Aldine Shopping Center                      Retail           Unanchored            2,089        198
   165       1    Atwood Plaza                                      Retail            Anchored
   166       1    Advance Auto - Columbia Heights, MN               Retail         Single Tenant
   167       1    Advance Auto - Fergus Falls, MN                   Retail         Single Tenant

MORTGAGE
 LOAN     ANNUAL DEPOSIT TO REPLACEMENT  INITIAL DEPOSIT TO CAPITAL                                                MORTGAGE LOAN
 NUMBER             RESERVES                IMPROVEMENTS RESERVE     INITIAL TI/LC ESCROW  ONGOING TI/LC FOOTNOTE      NUMBER
--------  -----------------------------  --------------------------  --------------------  ----------------------  -------------
   138                 3,137                                                                         (1)                  138
   139                 8,261                                                                         (1)                  139
   140                 5,088                                                                         (1)                  140
   141                34,320                          2,860                                                               141
   142                                                                                                                    142
   143                14,490                          1,208                    4,025                 (1)                  143
   144                 8,500                                                                                              144
   145                15,640                                                                                              145
   146                11,163                                                                                              146
   147                 2,424                                                                         (1)                  147
   148                                                                                                                    148
   149                31,200                          2,600                                                               149
   150                                                                                                                    150
   151                                                                                                                    151
   152                 2,376                            198                      990                 (1)                  152
   153                 1,455                            121                      606                 (1)                  153
   154                30,912                                                                                              154
   155                 9,000                            750                                          (1)                  155
   156                 9,449                                                                         (1)                  156
   157                 9,012                                                                         (1)                  157
   158                                                                                                                    158
   159                16,020                          5,000                                                               159
   160                16,930                                                                                              160
   161                                                                                                                    161
   162                 6,708                                                                         (1)                  162
   163                   975                                                  60,000                 (1)                  163
   164                 1,414                                                                         (1)                  164
   165                                                                                                                    165
   166                                                                                                                    166
   167                                                                                                                    167

(1)  In addition to any such escrows funded at loan closing for potential TI/LC, these Mortgage Loans requre funds to be escrowed during some or all of the loan terms for TI/LC expenses, which may be incurred during the Mortgage
     Loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

(2)  Commencing August 11, 2010, Annual Deposit to Replacement Reserves are
     $128,100.

(3)  Annual Deposit to Replacement Reserves are $701,852, adjusted to 2% of prior year's gross revenues on December 11, 2007.

(4)  Annual Deposit to Replacement Reserves are $116,638, adjusted to 4% of prior year's gross revenues on November 11, 2007.

(5)  Commencing on November 1, 2008, Annual Deposit to Replacement Reserves are
     $82,500.

(6)  Annual Deposit to Replacement Reserves are $274,396, adjusted to 4% of prior year's gross revenues on November 11, 2007.

(7)  Annual Deposit to Replacement Reserves are equal to 4% of prior year's gross income from operations

(THIS PAGE WAS INTENTIONALLY LEFT BLANK)

                                    ANNEX A-4
                           COMMERCIAL TENANT SCHEDULE

MORTGAGE   LOAN                                                      GENERAL                                CUT-OFF
  LOAN     GROUP                                                    PROPERTY                               DATE LOAN     NUMBER OF
 NUMBER   NUMBER                     PROPERTY NAME                    TYPE       SPECIFIC PROPERTY TYPE   BALANCE ($)  UNITS (UNITS)
--------  ------  -----------------------------------------------  ----------  -------------------------  -----------  -------------
    1        1    Ala Moana Portfolio                                Various            Various           200,000,000     1,989,759
  1.001           Ala Moana Center                                   Retail          Regional Mall                        1,606,435
  1.002           Ala Moana Building                                 Office               CBD                               199,362
  1.003           Ala Moana Pacific Center                           Office               CBD                               169,918
  1.004           Ala Moana Plaza                                    Retail          Regional Mall                           14,044
    2        1    Continental Towers                                 Office             Suburban          115,000,000       932,854
    3        1    Prime Retail Outlets Portfolio                     Retail             Anchored          100,000,000       443,515
  3.001           Queenstown Outlet                                  Retail             Anchored                            296,419
  3.002           Pismo Beach Outlet                                 Retail             Anchored                            147,096
    4        1    ShopKo Portfolio                                   Various            Various            85,994,625    10,974,960
  4.001           10808 South 132nd Street                         Industrial          Warehouse                            535,000
  4.002           700 Pilgrim Way                                    Office             Suburban                            218,323
  4.003           1717 Lawrence Drive                              Industrial          Warehouse                            494,000
  4.004           301 Bay Park Square                                Retail          Single Tenant                          126,658
  4.005           55 Lake Boulevard                                  Retail          Single Tenant                           94,418
  4.006           217 West Ironwood Drive                            Retail          Single Tenant                           84,379
  4.007           1001 East Gowen Road                             Industrial          Warehouse                            347,000
  4.008           801 West Central Entrance (Highway 53)             Retail          Single Tenant                          119,842
  4.009           4161 Second Street South (Highway 23)              Retail          Single Tenant                          100,803
  4.01            7401 Mineral Point Road                            Retail          Single Tenant                           99,101
  4.011           1000 West Northland Avenue                         Retail          Single Tenant                          112,794
  4.012           2201 Zeier Road                                    Retail          Single Tenant                           94,120
  4.013           1850 Madison Avenue                                Retail          Single Tenant                           90,494
  4.014           2820 Highway 63 South                              Retail          Single Tenant                           90,499
  4.015           3708 Highway 63 North                              Retail          Single Tenant                           90,499
  4.016           3200 Broadway Street                               Retail          Single Tenant                           97,537
  4.017           2430 East Mason Street                             Retail          Single Tenant                          105,923
  4.018           867 North Columbia Center Boulevard                Retail          Single Tenant                          106,238
  4.019           14445 West Center Road                             Retail          Single Tenant                           90,514
  4.02            5646 North 90th Street                             Retail          Single Tenant                           90,441
  4.021           616 West Johnson Street                            Retail          Single Tenant                          102,205
  4.022           1150 West Washington Street                        Retail          Single Tenant                          124,761
  4.023           1601 West 41st Street                              Retail          Single Tenant                           90,585
  4.024           1845 Haines Avenue                                 Retail          Single Tenant                           94,106
  4.025           699 Green Bay Road                                 Retail          Single Tenant                           94,225
  4.026           955 West Clairemont Avenue                         Retail          Single Tenant                           94,705
  4.027           1100 East Riverview Expressway                     Retail          Single Tenant                          100,247
  4.028           2510 South Reserve Street                          Retail          Single Tenant                          102,327
  4.029           1300 Koeller Street                                Retail          Single Tenant                           90,464
  4.03            800 East Maes Street                               Retail          Single Tenant                           98,030
  4.031           North 9520 Newport Highway                         Retail          Single Tenant                           94,076
  4.032           4801 Washington Avenue                             Retail          Single Tenant                          100,010
  4.033           4515 South Regal Street                            Retail          Single Tenant                           99,279
  4.034           1306 North Central Avenue                          Retail          Single Tenant                          101,483
  4.035           2500 US Highway 14                                 Retail          Single Tenant                           98,005
  4.036           1209 18th Avenue Northwest                         Retail          Single Tenant                           90,461
  4.037           501 Highway 10 Southeast                           Retail          Single Tenant                           90,414
  4.038           1400 Big Thunder Boulevard                         Retail          Single Tenant                           77,690

MORTGAGE                                                                                              LARGEST
  LOAN    UNIT OF                                                                                     TENANT     LARGEST TENANT
 NUMBER   MEASURE                                    LARGEST TENANT                                  % OF NRA       EXP. DATE
--------  -------  --------------------------------------------------------------------------------  --------  ------------------
    1     Sq. Ft.
  1.001   Sq. Ft.  Sears                                                                               21.2%        08/31/09
  1.002   Sq. Ft.  Kaiser Foundation Health                                                            11.0%   12/31/07; 06/30/11
  1.003   Sq. Ft.  Macy's                                                                               8.9%        11/30/06
  1.004   Sq. Ft.  Blockbuster, Inc.                                                                   43.1%        03/31/10
    2     Sq. Ft.  Ameriquest Mortgage                                                                 24.9%        06/14/11
    3     Sq. Ft.
  3.001   Sq. Ft.  Vanity Fair                                                                          8.0%        01/10/08
  3.002   Sq. Ft.  Polo Ralph Lauren                                                                    6.8%        01/31/16
    4     Sq. Ft.
  4.001   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.002   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.003   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.004   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.005   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.006   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.007   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.008   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.009   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.01    Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.011   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.012   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.013   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.014   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.015   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.016   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.017   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.018   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.019   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.02    Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.021   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.022   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.023   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.024   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.025   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.026   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.027   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.028   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.029   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.03    Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.031   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.032   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.033   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.034   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.035   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.036   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.037   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.038   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26

MORTGAGE                                                          2ND LARGEST
  LOAN                                        2ND LARGEST TENANT  TENANT EXP.
 NUMBER        2ND LARGEST TENANT NAME             % OF NRA           DATE               3RD LARGEST TENANT NAME
--------  ----------------------------------  ------------------  -----------  ------------------------------------------
    1
  1.001   Macy's                                     20.3%          12/31/15   Shirokiya
  1.002   Bank of Hawaii                              9.1%          03/31/26   Kapiolani Health
  1.003   Data House Holdings Corp.                   8.3%          06/30/08   Ameriprise Financial SE
  1.004   I Love Country Cafe                        22.2%          12/31/10   Payless Shoesource
    2     Komatsu America Corporation                11.3%          07/31/21   Fifth Third Holdings
    3
  3.001   Chesapeake Gourment                         5.0%          02/28/08   L.L. Bean Factory Store
  3.002   Bass Company                                5.8%          12/31/11   Mikasa
    4
  4.001
  4.002
  4.003
  4.004
  4.005
  4.006
  4.007
  4.008
  4.009
  4.01
  4.011
  4.012
  4.013
  4.014
  4.015
  4.016
  4.017
  4.018
  4.019
  4.02
  4.021
  4.022
  4.023
  4.024
  4.025
  4.026
  4.027
  4.028
  4.029
  4.03
  4.031
  4.032
  4.033
  4.034
  4.035
  4.036
  4.037
  4.038

MORTGAGE  3RD LARGEST                      MORTGAGE
  LOAN       TENANT    3RD LARGEST TENANT    LOAN
 NUMBER     % OF NRA        EXP. DATE       NUMBER
--------  -----------  ------------------  --------
    1                                          1
  1.001       3.3%           01/31/20        1.001
  1.002       5.5%           02/28/09        1.002
  1.003       6.0%           12/31/07        1.003
  1.004      21.9%           08/31/09        1.004
    2        10.9%       Multiple Spaces       2
    3                                          3
  3.001       4.5%           08/31/12        3.001
  3.002       5.1%   s        06/30/10        3.002
    4                                          4
  4.001                                      4.001
  4.002                                      4.002
  4.003                                      4.003
  4.004                                      4.004
  4.005                                      4.005
  4.006                                      4.006
  4.007                                      4.007
  4.008                                      4.008
  4.009                                      4.009
  4.01                                       4.01
  4.011                                      4.011
  4.012                                      4.012
  4.013                                      4.013
  4.014                                      4.014
  4.015                                      4.015
  4.016                                      4.016
  4.017                                      4.017
  4.018                                      4.018
  4.019                                      4.019
  4.02                                       4.02
  4.021                                      4.021
  4.022                                      4.022
  4.023                                      4.023
  4.024                                      4.024
  4.025                                      4.025
  4.026                                      4.026
  4.027                                      4.027
  4.028                                      4.028
  4.029                                      4.029
  4.03                                       4.03
  4.031                                      4.031
  4.032                                      4.032
  4.033                                      4.033
  4.034                                      4.034
  4.035                                      4.035
  4.036                                      4.036
  4.037                                      4.037
  4.038                                      4.038

MORTGAGE   LOAN                                                      GENERAL                                CUT-OFF
  LOAN     GROUP                                                    PROPERTY                               DATE LOAN     NUMBER OF
 NUMBER   NUMBER                     PROPERTY NAME                    TYPE       SPECIFIC PROPERTY TYPE   BALANCE ($)  UNITS (UNITS)
--------  ------  -----------------------------------------------  ----------  -------------------------  -----------  -------------
  4.039           2101 West Broadway                                 Retail          Single Tenant                         97,931
  4.04            2208 North Webb Road                               Retail          Single Tenant                        103,875
  4.041           5300 52nd Street                                   Retail          Single Tenant                         97,961
  4.042           905 South 24th Street West                         Retail          Single Tenant                        100,800
  4.043           701 South Church Street                            Retail          Single Tenant                         96,325
  4.044           1964 West Morton Avenue                            Retail          Single Tenant                        101,688
  4.045           4200 South 27th Street                             Retail          Single Tenant                         86,739
  4.046           1710 South Main Street                             Retail          Single Tenant                         94,130
  4.047           1578 Appleton Road                                 Retail          Single Tenant                         81,171
  4.048           2761 Prairie Avenue                                Retail          Single Tenant                         93,845
  4.049           9366 State Highway 16                              Retail          Single Tenant                         94,413
  4.05            2602 Shopko Drive                                  Retail          Single Tenant                         98,160
  4.051           518 South Taylor Drive                             Retail          Single Tenant                         97,859
  4.052           1553 West 9000 South                               Retail          Single Tenant                         94,230
  4.053           2290 South 1300 East                               Retail          Single Tenant                         94,222
  4.054           405 Cottonwood Drive                               Retail          Single Tenant                         84,375
  4.055           5801 Summit View Avenue                            Retail          Single Tenant                         94,237
  4.056           1900 North Main Street                             Retail          Single Tenant                         71,846
  4.057           1771 Wisconsin Avenue                              Retail          Single Tenant                         83,363
  4.058           4344 Mormon Coulee Road (State Highway 14)         Retail          Single Tenant                         88,161
  4.059           1200 Susan Drive                                   Retail          Single Tenant                         71,847
  4.06            2677 South Prairie View Road                       Retail          Single Tenant                         91,012
  4.061           230 North Wisconsin Street                         Retail          Single Tenant                         65,459
  4.062           3415 Calumet Avenue                                Retail          Single Tenant                         87,954
  4.063           700 9th Avenue Southeast                           Retail          Single Tenant                         66,745
  4.064           1105 East Grand Avenue                             Retail          Single Tenant                         88,030
  4.065           1200 Main Street (State Highway 10)                Retail          Single Tenant                         90,334
  4.066           125 Main Street                                    Retail          Single Tenant                         71,806
  4.067           190 South 500 West                                 Retail          Single Tenant                        100,761
  4.068           500 North Highway 281                              Retail          Single Tenant                         66,735
  4.069           301 Northwest Bypass                               Retail          Single Tenant                         90,505
  4.07            3101 North Montana Avenue                          Retail          Single Tenant                        116,992
  4.071           South 1450 Grand Avenue                            Retail          Single Tenant                         77,559
  4.072           500 South Carpenter Avenue                         Retail          Single Tenant                         94,250
  4.073           4060 Riverdale Road                                Retail          Single Tenant                         94,248
  4.074           615 South Monroe                                   Retail          Single Tenant                         90,430
  4.075           1150 North Main Street                             Retail          Single Tenant                         94,013
  4.076           2655 Broadway Avenue                               Retail          Single Tenant                        100,843
  4.077           4850 West 3500 South                               Retail          Single Tenant                         94,336
  4.078           1001 South Highway 15 (State Street)               Retail          Single Tenant                         66,781
  4.079           1450 East Geneva Street                            Retail          Single Tenant                         75,844
  4.08            601 Galvin Road South                              Retail          Single Tenant                         67,256
  4.081           1018 Washington Boulevard                          Retail          Single Tenant                         94,230
  4.082           1777 Paulson Road                                  Retail          Single Tenant                         75,775
  4.083           405 West 8th Street                                Retail          Single Tenant                         73,956
  4.084           2610 North Bridge Avenue                           Retail          Single Tenant                         66,784
  4.085           2005 Krenzien Drive                                Retail          Single Tenant                         66,827
  4.086           510 East Philip Avenue                             Retail          Single Tenant                         70,118
  4.087           2530 First Avenue North                            Retail          Single Tenant                         83,179
  4.088           1755 North Humiston Avenue                         Retail          Single Tenant                         66,713
  4.089           2100 Caldwell Boulevard                            Retail          Single Tenant                         90,526
  4.09            900 West Memorial Drive                            Retail          Single Tenant                         73,956
  4.091           2741 Roosevelt Street                              Retail          Single Tenant                         83,180

MORTGAGE                                                                                              LARGEST
  LOAN    UNIT OF                                                                                     TENANT     LARGEST TENANT
 NUMBER   MEASURE                                    LARGEST TENANT                                  % OF NRA       EXP. DATE
--------  -------  --------------------------------------------------------------------------------  --------  ------------------
  4.039   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.04    Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.041   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.042   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.043   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.044   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.045   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.046   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.047   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.048   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.049   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.05    Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.051   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.052   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.053   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.054   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.055   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.056   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.057   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.058   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.059   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.06    Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.061   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.062   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.063   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.064   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.065   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.066   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.067   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.068   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.069   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.07    Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.071   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.072   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.073   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.074   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.075   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.076   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.077   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.078   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.079   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.08    Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.081   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.082   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.083   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.084   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.085   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.086   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.087   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.088   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.089   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.09    Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.091   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26

MORTGAGE                                                          2ND LARGEST
  LOAN                                        2ND LARGEST TENANT  TENANT EXP.
 NUMBER        2ND LARGEST TENANT NAME             % OF NRA           DATE               3RD LARGEST TENANT NAME
--------  ----------------------------------  ------------------  -----------  ------------------------------------------
 4.039
  4.04
  4.041
  4.042
  4.043
  4.044
  4.045
  4.046
  4.047
  4.048
  4.049
  4.05
  4.051
  4.052
  4.053
  4.054
  4.055
  4.056
  4.057
  4.058
  4.059
  4.06
  4.061
  4.062
  4.063
  4.064
  4.065
  4.066
  4.067
  4.068
  4.069
  4.07
  4.071
  4.072
  4.073
  4.074
  4.075
  4.076
  4.077
  4.078
  4.079
  4.08
  4.081
  4.082
  4.083
  4.084
  4.085
  4.086
  4.087
  4.088
  4.089
  4.09
  4.091

MORTGAGE  3RD LARGEST                      MORTGAGE
  LOAN       TENANT    3RD LARGEST TENANT    LOAN
 NUMBER     % OF NRA        EXP. DATE       NUMBER
--------  -----------  ------------------  --------
  4.039                                      4.039
  4.04                                       4.04
  4.041                                      4.041
  4.042                                      4.042
  4.043                                      4.043
  4.044                                      4.044
  4.045                                      4.045
  4.046                                      4.046
  4.047                                      4.047
  4.048                                      4.048
  4.049                                      4.049
  4.05                                       4.05
  4.051                                      4.051
  4.052                                      4.052
  4.053                                      4.053
  4.054                                      4.054
  4.055                                      4.055
  4.056                                      4.056
  4.057                                      4.057
  4.058                                      4.058
  4.059                                      4.059
  4.06                                       4.06
  4.061                                      4.061
  4.062                                      4.062
  4.063                                      4.063
  4.064                                      4.064
  4.065                                      4.065
  4.066                                      4.066
  4.067                                      4.067
  4.068                                      4.068
  4.069                                      4.069
  4.07                                       4.07
  4.071                                      4.071
  4.072                                      4.072
  4.073                                      4.073
  4.074                                      4.074
  4.075                                      4.075
  4.076                                      4.076
  4.077                                      4.077
  4.078                                      4.078
  4.079                                      4.079
  4.08                                       4.08
  4.081                                      4.081
  4.082                                      4.082
  4.083                                      4.083
  4.084                                      4.084
  4.085                                      4.085
  4.086                                      4.086
  4.087                                      4.087
  4.088                                      4.088
  4.089                                      4.089
  4.09                                       4.09
  4.091                                      4.091

MORTGAGE   LOAN                                                      GENERAL                                CUT-OFF
  LOAN     GROUP                                                    PROPERTY                               DATE LOAN     NUMBER OF
 NUMBER   NUMBER                     PROPERTY NAME                    TYPE       SPECIFIC PROPERTY TYPE   BALANCE ($)  UNITS (UNITS)
--------  ------  -----------------------------------------------  ----------  -------------------------  -----------  -------------
  4.092           2266 North University Parkway                      Retail          Single Tenant                          94,042
  4.093           1649 Pole Line Road East                           Retail          Single Tenant                          94,068
  4.094           320 County Road O                                  Retail          Single Tenant                          75,844
  4.095           4215 Yellowstone Highway                           Retail          Single Tenant                          90,430
  4.096           800 East 17th Street                               Retail          Single Tenant                          90,510
  4.097           1350 North Galena Avenue                           Retail          Single Tenant                          71,839
  4.098           1600 Rose Street                                   Retail          Single Tenant                          83,211
  4.099           2530 Rudkin Road                                   Retail          Single Tenant                          94,136
   4.1            555 West South Street                              Retail          Single Tenant                          75,844
  4.101           955 North Main Street                              Retail          Single Tenant                          71,345
  4.102           1341 North Main Street                             Retail          Single Tenant                          94,225
  4.103           747 South Main Street                              Retail          Single Tenant                          71,340
  4.104           1425 Janesville Avenue                             Retail          Single Tenant                          75,063
  4.105           2120 Thain Grade                                   Retail          Single Tenant                          94,091
  4.106           3705 Monroe Road                                   Retail          Single Tenant                          15,060
  4.107           2585 Lineville Road                                Retail          Single Tenant                          14,265
  4.108           1190 North 6th Street                              Retail          Single Tenant                          60,985
  4.109           1450 West Main Avenue                            Industrial       Flex Industrial                         28,953
  4.11            East 13414 Sprague Avenue                          Retail          Single Tenant                          90,590
  4.111           313 North Roosevelt Avenue                         Retail          Single Tenant                          80,327
  4.112           1011 North Wisconsin Street                        Retail          Single Tenant                          12,821
    5        1    311 South Wacker                                   Office               CBD              85,400,000    1,281,000
    7        1    Chiquita Center                                    Office               CBD              65,000,000      537,400
    8        1    Fortress/Ryan's Portfolio                          Retail          Single Tenant         61,985,000    1,339,957
  8.001           Ryans - Picayune, MS                               Retail          Single Tenant                          10,485
  8.002           Ryans - Crestview, FL                              Retail          Single Tenant                          10,854
  8.003           Fire Mountain - Fayetteville, NC                   Retail          Single Tenant                          10,211
  8.004           Ryans - Bowling Green, KY                          Retail          Single Tenant                          10,065
  8.005           Fire Mountain - Pensacola, FL                      Retail          Single Tenant                          10,211
  8.006           Ryans - Macon, GA                                  Retail          Single Tenant                          10,825
  8.007           Ryans - Conroe, TX                                 Retail          Single Tenant                          10,100
  8.008           Ryans - Columbus, GA                               Retail          Single Tenant                           9,023
  8.009           Ryans - Beckley, WV                                Retail          Single Tenant                          10,388
  8.01            Ryans - Aiken, SC                                  Retail          Single Tenant                          10,485
  8.011           Ryans - Pearl, MS                                  Retail          Single Tenant                          10,485
  8.012           Ryans - Asheville, NC                              Retail          Single Tenant                          10,627
  8.013           Ryans - Beaumont, TX                               Retail          Single Tenant                          11,083
  8.014           Ryans - Albany, GA                                 Retail          Single Tenant                           9,353
  8.015           Old Country Buffet - Coon Rapids, MN               Retail          Single Tenant                           9,097
  8.016           Ryans - Surfside Beach, SC                         Retail          Single Tenant                          10,485
  8.017           Ryans - Montgomery, AL                             Retail          Single Tenant                           9,282
  8.018           Ryans - North Charleston, SC                       Retail          Single Tenant                           9,727
  8.019           Fire Mountain - Flowood, MS                        Retail          Single Tenant                          10,825
  8.02            Ryans - Hanover, PA                                Retail          Single Tenant                           9,921
  8.021           Ryans - Princeton, WV                              Retail          Single Tenant                          10,825
  8.022           Ryans - Hermitage, TN                              Retail          Single Tenant                          11,530
  8.023           Ryans - Martinez, GA                               Retail          Single Tenant                           9,561
  8.024           Fire Mountain - Columbia, SC                       Retail          Single Tenant                           8,891
  8.025           Ryans - Columbia, SC                               Retail          Single Tenant                          10,143
  8.026           Fire Mountain - Decatur, AL                        Retail          Single Tenant                           9,058
  8.027           Ryans - Greer, SC                                  Retail          Single Tenant                           9,327
  8.028           Fire Mountain - Athens, GA                         Retail          Single Tenant                          10,825
  8.029           Fire Mountain - Burleson, TX                       Retail          Single Tenant                          10,825

MORTGAGE                                                                                              LARGEST
  LOAN    UNIT OF                                                                                     TENANT     LARGEST TENANT
 NUMBER   MEASURE                                    LARGEST TENANT                                  % OF NRA       EXP. DATE
--------  -------  --------------------------------------------------------------------------------  --------  ------------------
  4.092   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.093   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.094   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.095   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.096   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.097   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.098   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.099   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
   4.1    Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.101   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.102   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.103   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.104   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.105   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.106   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.107   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.108   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.109   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.11    Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.111   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
  4.112   Sq. Ft.  ShopKo Stores, Inc.                                                                 100.0%       05/31/26
    5     Sq. Ft.  Freeborn & Peters LLP                                                                 8.6%       11/30/22
    7     Sq. Ft.  Chiquita Brands                                                                      22.3%    Multiple Spaces
    8     Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.001   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.002   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.003   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.004   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.005   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.006   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.007   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.008   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.009   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.01    Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.011   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.012   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.013   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.014   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.015   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.016   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.017   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.018   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.019   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.02    Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.021   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.022   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.023   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.024   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.025   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.026   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.027   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.028   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.029   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25

MORTGAGE                                                          2ND LARGEST
  LOAN                                        2ND LARGEST TENANT  TENANT EXP.
 NUMBER        2ND LARGEST TENANT NAME             % OF NRA           DATE               3RD LARGEST TENANT NAME
--------  ----------------------------------  ------------------  -----------  ------------------------------------------
  4.092
  4.093
  4.094
  4.095
  4.096
  4.097
  4.098
  4.099
   4.1
  4.101
  4.102
  4.103
  4.104
  4.105
  4.106
  4.107
  4.108
  4.109
  4.11
  4.111
  4.112
    5     Duff & Phelps, LLC                          6.4%          09/30/21   First Industrial Realty Trust
    7     Deloitte & Touche                          14.7%          12/31/18   US Dept of Energy (GSA)
    8
  8.001
  8.002
  8.003
  8.004
  8.005
  8.006
  8.007
  8.008
  8.009
  8.01
  8.011
  8.012
  8.013
  8.014
  8.015
  8.016
  8.017
  8.018
  8.019
  8.02
  8.021
  8.022
  8.023
  8.024
  8.025
  8.026
  8.027
  8.028
  8.029

MORTGAGE  3RD LARGEST                      MORTGAGE
  LOAN       TENANT    3RD LARGEST TENANT    LOAN
 NUMBER     % OF NRA        EXP. DATE       NUMBER
--------  -----------  ------------------  --------
  4.092                                      4.092
  4.093                                      4.093
  4.094                                      4.094
  4.095                                      4.095
  4.096                                      4.096
  4.097                                      4.097
  4.098                                      4.098
  4.099                                      4.099
   4.1                                        4.1
  4.101                                      4.101
  4.102                                      4.102
  4.103                                      4.103
  4.104                                      4.104
  4.105                                      4.105
  4.106                                      4.106
  4.107                                      4.107
  4.108                                      4.108
  4.109                                      4.109
  4.11                                       4.11
  4.111                                      4.111
  4.112                                      4.112
    5         5.2%         06/30/18            5
    7         7.2%         12/30/15            7
    8                                          8
  8.001                                      8.001
  8.002                                      8.002
  8.003                                      8.003
  8.004                                      8.004
  8.005                                      8.005
  8.006                                      8.006
  8.007                                      8.007
  8.008                                      8.008
  8.009                                      8.009
  8.01                                       8.01
  8.011                                      8.011
  8.012                                      8.012
  8.013                                      8.013
  8.014                                      8.014
  8.015                                      8.015
  8.016                                      8.016
  8.017                                      8.017
  8.018                                      8.018
  8.019                                      8.019
  8.02                                       8.02
  8.021                                      8.021
  8.022                                      8.022
  8.023                                      8.023
  8.024                                      8.024
  8.025                                      8.025
  8.026                                      8.026
  8.027                                      8.027
  8.028                                      8.028
  8.029                                      8.029

MORTGAGE   LOAN                                                      GENERAL                                CUT-OFF
  LOAN     GROUP                                                    PROPERTY                               DATE LOAN     NUMBER OF
 NUMBER   NUMBER                     PROPERTY NAME                    TYPE       SPECIFIC PROPERTY TYPE   BALANCE ($)  UNITS (UNITS)
--------  ------  -----------------------------------------------  ----------  -------------------------  -----------  -------------
  8.03            Ryans - Charleston, SC                             Retail          Single Tenant                         11,099
  8.031           Ryans - Martinsburg, WV                            Retail          Single Tenant                         10,825
  8.032           Ryans - Commerce, GA                               Retail          Single Tenant                         10,349
  8.033           Fire Mountain - Horn Lake, MS                      Retail          Single Tenant                         10,349
  8.034           Ryans - Fredericksburg, VA                         Retail          Single Tenant                         10,825
  8.035           Fire Mountain - North Augusta, SC                  Retail          Single Tenant                         10,901
  8.036           Ryans - Anderson, SC                               Retail          Single Tenant                         10,724
  8.037           Fire Mountain - Mobile, AL                         Retail          Single Tenant                         10,825
  8.038           Ryans - Alcoa, TN                                  Retail          Single Tenant                          9,921
  8.039           Ryans - Texas City, TX                             Retail          Single Tenant                         11,530
  8.04            Ryans - Hixson, TN                                 Retail          Single Tenant                          9,353
  8.041           Ryans - Denham Springs, LA                         Retail          Single Tenant                          9,921
  8.042           Fire Mountain - Dawsonville, GA                    Retail          Single Tenant                         10,825
  8.043           Ryans - Murfreesboro, TN                           Retail          Single Tenant                         10,065
  8.044           Ryans - Jasper, AL                                 Retail          Single Tenant                         10,642
  8.045           Ryans - Florence, AL                               Retail          Single Tenant                         10,349
  8.046           Ryans - North Myrtle Beach, SC                     Retail          Single Tenant                         10,065
  8.047           Fire Mountain - Bossier City, LA                   Retail          Single Tenant                         11,860
  8.048           Ryans - Canton, GA                                 Retail          Single Tenant                          9,921
  8.049           Ryans - Owensboro, KY                              Retail          Single Tenant                         10,349
  8.05            Ryans - Rome, GA                                   Retail          Single Tenant                          9,616
  8.051           Fire Mountain - Lake Charles, LA                   Retail          Single Tenant                         11,860
  8.052           Fire Mountain - Hickory, NC                        Retail          Single Tenant                         10,825
  8.053           Ryans - Cartersville, GA                           Retail          Single Tenant                         10,100
  8.054           Ryans - Crossville, TN                             Retail          Single Tenant                         10,349
  8.055           Ryans - Carrollton, GA                             Retail          Single Tenant                         10,349
  8.056           Ryans - Pace, FL                                   Retail          Single Tenant                         10,825
  8.057           Ryans - Christiansburg, VA                         Retail          Single Tenant                         10,349
  8.058           Ryans - Prattville, AL                             Retail          Single Tenant                         10,466
  8.059           Fire Mountain - Lexington, KY                      Retail          Single Tenant                         11,035
  8.06            Ryans - Paducah, KY                                Retail          Single Tenant                         10,017
  8.061           Fire Mountain - Spanish Fort, AL                   Retail          Single Tenant                         10,825
  8.062           Ryans - Lake Jackson, TX                           Retail          Single Tenant                         10,398
  8.063           Ryans - Hiram, GA                                  Retail          Single Tenant                          9,921
  8.064           Ryans - Greenville, SC                             Retail          Single Tenant                          9,921
  8.065           Fire Mountain - Auburn, IN                         Retail          Single Tenant                         10,825
  8.066           Ryans - Seymour, IN                                Retail          Single Tenant                         10,349
  8.067           Ryans - Springfield, MO                            Retail          Single Tenant                         10,825
  8.068           Fire Mountain - Cullman, AL                        Retail          Single Tenant                         10,349
  8.069           Fire Mountain - Spartanburg, SC                    Retail          Single Tenant                         10,825
  8.07            Ryans - West Columbia, SC                          Retail          Single Tenant                          9,023
  8.071           Ryans - Dothan, AL                                 Retail          Single Tenant                          9,921
  8.072           Ryans - Easley, SC                                 Retail          Single Tenant                          9,253
  8.073           Fire Mountain - Gardendale, AL                     Retail          Single Tenant                         10,825
  8.074           Ryans - Joplin, MO                                 Retail          Single Tenant                         10,065
  8.075           Ryans - Greenwood, SC                              Retail          Single Tenant                          9,616
  8.076           Ryans - Conway, SC                                 Retail          Single Tenant                          9,921
  8.077           Ryans - Chambersburg, PA                           Retail          Single Tenant                         10,825
  8.078           Ryans - Lumberton, NC                              Retail          Single Tenant                         10,065
  8.079           Fire Mountain - Griffin, GA                        Retail          Single Tenant                         10,825
  8.08            Ryans - Springfield, MO                            Retail          Single Tenant                         11,530
  8.081           Fire Mountain - Calhoun, GA                        Retail          Single Tenant                          9,921
  8.082           Fire Mountain - North Little Rock, AR              Retail          Single Tenant                         10,825

MORTGAGE                                                                                              LARGEST
  LOAN    UNIT OF                                                                                     TENANT     LARGEST TENANT
 NUMBER   MEASURE                                    LARGEST TENANT                                  % OF NRA       EXP. DATE
--------  -------  --------------------------------------------------------------------------------  --------  ------------------
  8.03    Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.031   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.032   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.033   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.034   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.035   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.036   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.037   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.038   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.039   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.04    Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.041   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.042   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.043   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.044   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.045   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.046   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.047   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.048   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.049   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.05    Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.051   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.052   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.053   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.054   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.055   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.056   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.057   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.058   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.059   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.06    Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.061   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.062   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.063   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.064   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.065   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.066   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.067   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.068   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.069   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.07    Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.071   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.072   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.073   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.074   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.075   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.076   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.077   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.078   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.079   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.08    Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.081   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.082   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25

MORTGAGE                                                          2ND LARGEST
  LOAN                                        2ND LARGEST TENANT  TENANT EXP.
 NUMBER        2ND LARGEST TENANT NAME             % OF NRA           DATE               3RD LARGEST TENANT NAME
--------  ----------------------------------  ------------------  -----------  ------------------------------------------
  8.03
  8.031
  8.032
  8.033
  8.034
  8.035
  8.036
  8.037
  8.038
  8.039
  8.04
  8.041
  8.042
  8.043
  8.044
  8.045
  8.046
  8.047
  8.048
  8.049
  8.05
  8.051
  8.052
  8.053
  8.054
  8.055
  8.056
  8.057
  8.058
  8.059
  8.06
  8.061
  8.062
  8.063
  8.064
  8.065
  8.066
  8.067
  8.068
  8.069
  8.07
  8.071
  8.072
  8.073
  8.074
  8.075
  8.076
  8.077
  8.078
  8.079
  8.08
  8.081
  8.082

MORTGAGE  3RD LARGEST                      MORTGAGE
  LOAN       TENANT    3RD LARGEST TENANT    LOAN
 NUMBER     % OF NRA        EXP. DATE       NUMBER
--------  -----------  ------------------  --------
  8.03                                       8.03
  8.031                                      8.031
  8.032                                      8.032
  8.033                                      8.033
  8.034                                      8.034
  8.035                                      8.035
  8.036                                      8.036
  8.037                                      8.037
  8.038                                      8.038
  8.039                                      8.039
  8.04                                       8.04
  8.041                                      8.041
  8.042                                      8.042
  8.043                                      8.043
  8.044                                      8.044
  8.045                                      8.045
  8.046                                      8.046
  8.047                                      8.047
  8.048                                      8.048
  8.049                                      8.049
  8.05                                       8.05
  8.051                                      8.051
  8.052                                      8.052
  8.053                                      8.053
  8.054                                      8.054
  8.055                                      8.055
  8.056                                      8.056
  8.057                                      8.057
  8.058                                      8.058
  8.059                                      8.059
  8.06                                       8.06
  8.061                                      8.061
  8.062                                      8.062
  8.063                                      8.063
  8.064                                      8.064
  8.065                                      8.065
  8.066                                      8.066
  8.067                                      8.067
  8.068                                      8.068
  8.069                                      8.069
  8.07                                       8.07
  8.071                                      8.071
  8.072                                      8.072
  8.073                                      8.073
  8.074                                      8.074
  8.075                                      8.075
  8.076                                      8.076
  8.077                                      8.077
  8.078                                      8.078
  8.079                                      8.079
  8.08                                       8.08
  8.081                                      8.081
  8.082                                      8.082

MORTGAGE   LOAN                                                      GENERAL                                CUT-OFF
  LOAN     GROUP                                                    PROPERTY                               DATE LOAN     NUMBER OF
 NUMBER   NUMBER                     PROPERTY NAME                    TYPE       SPECIFIC PROPERTY TYPE   BALANCE ($)  UNITS (UNITS)
--------  ------  -----------------------------------------------  ----------  -------------------------  -----------  -------------
  8.083           Ryans - Oak Ridge, TN                              Retail          Single Tenant                         10,398
  8.084           Fire Mountain - Foley, AL                          Retail          Single Tenant                         10,349
  8.085           Ryans - Hot Springs, AR                            Retail          Single Tenant                          9,921
  8.086           Ryans - Johnstown, PA                              Retail          Single Tenant                          9,921
  8.087           Ryans - Seneca, SC                                 Retail          Single Tenant                         10,398
  8.088           Ryans - Greenville, SC                             Retail          Single Tenant                         10,642
  8.089           Ryans - Marietta, OH                               Retail          Single Tenant                         10,388
  8.09            Ryans - Orangeburg, SC                             Retail          Single Tenant                         10,349
  8.091           Ryans - Lafayette, LA                              Retail          Single Tenant                         11,860
  8.092           Fire Mountain - Fort Smith, AR                     Retail          Single Tenant                         10,825
  8.093           Ryans - Cincinnati, OH                             Retail          Single Tenant                         11,530
  8.094           Ryans - Akron, OH                                  Retail          Single Tenant                         10,075
  8.095           Ryans - Gastonia, NC                               Retail          Single Tenant                         10,065
  8.096           Fire Mountain - Concord, NC                        Retail          Single Tenant                         10,825
  8.097           Ryans - Elizabethtown, KY                          Retail          Single Tenant                         10,349
  8.098           Fire Mountain - Clarksville, TN                    Retail          Single Tenant                         10,065
  8.099           Ryans - Corydon, IN                                Retail          Single Tenant                          9,921
   8.1            Ryans - Jonesboro, AR                              Retail          Single Tenant                         10,349
  8.101           Ryans - Morristown, TN                             Retail          Single Tenant                         10,825
  8.102           Ryans - Simpsonville, SC                           Retail          Single Tenant                         10,065
  8.103           Ryans - Sevierville, TN                            Retail          Single Tenant                         10,825
  8.104           Ryans - Cookeville, TN                             Retail          Single Tenant                         10,349
  8.105           Fire Mountain - Columbia, SC                       Retail          Single Tenant                         10,982
  8.106           Fire Mountain - Mansfield, OH                      Retail          Single Tenant                         10,254
  8.107           Ryans - Tyler, TX                                  Retail          Single Tenant                         10,398
  8.108           Ryans - Millington, TN                             Retail          Single Tenant                          9,921
  8.109           Fire Mountain - Winston-Salem, NC                  Retail          Single Tenant                         10,825
  8.11            Ryans - Tupelo, MS                                 Retail          Single Tenant                         10,388
  8.111           Ryans - Cleveland, TN                              Retail          Single Tenant                         10,349
  8.112           Ryans - Indianapolis, IN                           Retail          Single Tenant                          9,407
  8.113           Ryans - Danville, IL                               Retail          Single Tenant                         10,642
  8.114           Ryans - Slidell, LA                                Retail          Single Tenant                         10,941
  8.115           Ryans - Clarksburg, WV                             Retail          Single Tenant                         10,642
  8.116           Ryans - Charleston, WV                             Retail          Single Tenant                         10,642
  8.117           Ryans - Hagerstown, MD                             Retail          Single Tenant                         10,825
  8.118           Home Town Buffet - Burbank, CA                     Retail          Single Tenant                          8,327
  8.119           Ryans - Summerville, SC                            Retail          Single Tenant                         10,133
  8.12            Fire Mountain - Beaver Falls, PA                   Retail          Single Tenant                         10,896
  8.121           Fire Mountain - Mechanicsburg, PA                  Retail          Single Tenant                         10,825
  8.122           Home Town Buffet - Canoga Park, CA                 Retail          Single Tenant                          9,013
  8.123           Ryans - Searcy, AR                                 Retail          Single Tenant                          9,921
  8.124           Ryans - West Plains, MO                            Retail          Single Tenant                         10,466
  8.125           Home Town Buffet - Lynwood, CA                     Retail          Single Tenant                          8,858
  8.126           Ryans - Lexington, SC                              Retail          Single Tenant                         10,103
  8.127           Home Town Buffet - Fresno, CA                      Retail          Single Tenant                          9,124
  8.128           Old Country Buffet - Union Gap, WA                 Retail          Single Tenant                          8,464
  8.129           Old Country Buffet - Fairness Hills , PA           Retail          Single Tenant                         10,380
  8.13            Ryans - Tuscaloosa, AL                             Retail          Single Tenant                          9,078
   10        1    Addison Corporate Center                           Office             Suburban           53,110,720     585,222
   11        1    Intergraph Corporate Campus                        Office             Suburban           45,000,000     691,188
   12        1    DHL Perimeter Center Building                      Office             Suburban           44,000,000     223,537
   14        1    Quality King - Ronkonkoma Portfolio              Industrial          Warehouse           37,402,955     439,400
 14.001           2060 Ninth Avenue                                Industrial          Warehouse                          179,400

MORTGAGE                                                                                              LARGEST
  LOAN    UNIT OF                                                                                     TENANT     LARGEST TENANT
 NUMBER   MEASURE                                    LARGEST TENANT                                  % OF NRA       EXP. DATE
--------  -------  --------------------------------------------------------------------------------  --------  ------------------
  8.083   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.084   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.085   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.086   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.087   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.088   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.089   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.09    Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.091   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.092   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.093   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.094   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.095   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.096   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.097   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.098   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.099   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
   8.1    Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.101   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.102   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.103   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.104   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.105   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.106   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.107   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.108   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.109   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.11    Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.111   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.112   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.113   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.114   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.115   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.116   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.117   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.118   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.119   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.12    Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.121   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.122   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.123   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.124   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.125   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.126   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.127   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.128   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.129   Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
  8.13    Sq. Ft.  Fire Mountain Restaurants, LLC, Hometown Buffet Inc., and OCB Restaurant Company    100.0%       11/01/25
   10     Sq. Ft.  The Hartford                                                                        25.0%        06/30/10
   11     Sq. Ft.  Intergraph Corporation                                                              100.0%       10/31/26
   12     Sq. Ft.  DHL Systems                                                                         100.0%       06/30/12
   14     Sq. Ft.  Various                                                                            Various        Various
 14.001   Sq. Ft.  Quality King - Master Lease                                                         100.0%       04/30/26

MORTGAGE                                                          2ND LARGEST
  LOAN                                        2ND LARGEST TENANT  TENANT EXP.
 NUMBER        2ND LARGEST TENANT NAME             % OF NRA           DATE               3RD LARGEST TENANT NAME
--------  ----------------------------------  ------------------  -----------  ------------------------------------------
  8.083
  8.084
  8.085
  8.086
  8.087
  8.088
  8.089
  8.09
  8.091
  8.092
  8.093
  8.094
  8.095
  8.096
  8.097
  8.098
  8.099
   8.1
  8.101
  8.102
  8.103
  8.104
  8.105
  8.106
  8.107
  8.108
  8.109
  8.11
  8.111
  8.112
  8.113
  8.114
  8.115
  8.116
  8.117
  8.118
  8.119
  8.12
  8.121
  8.122
  8.123
  8.124
  8.125
  8.126
  8.127
  8.128
  8.129
  8.13
   10     Moore Wallace NA (RR Donnelley)            22.6%          10/31/07   Genworth
   11
   12
   14
 14.001

MORTGAGE  3RD LARGEST                      MORTGAGE
  LOAN       TENANT    3RD LARGEST TENANT    LOAN
 NUMBER     % OF NRA        EXP. DATE       NUMBER
--------  -----------  ------------------  --------
  8.083                                      8.083
  8.084                                      8.084
  8.085                                      8.085
  8.086                                      8.086
  8.087                                      8.087
  8.088                                      8.088
  8.089                                      8.089
  8.09                                       8.09
  8.091                                      8.091
  8.092                                      8.092
  8.093                                      8.093
  8.094                                      8.094
  8.095                                      8.095
  8.096                                      8.096
  8.097                                      8.097
  8.098                                      8.098
  8.099                                      8.099
   8.1                                        8.1
  8.101                                      8.101
  8.102                                      8.102
  8.103                                      8.103
  8.104                                      8.104
  8.105                                      8.105
  8.106                                      8.106
  8.107                                      8.107
  8.108                                      8.108
  8.109                                      8.109
  8.11                                       8.11
  8.111                                      8.111
  8.112                                      8.112
  8.113                                      8.113
  8.114                                      8.114
  8.115                                      8.115
  8.116                                      8.116
  8.117                                      8.117
  8.118                                      8.118
  8.119                                      8.119
  8.12                                       8.12
  8.121                                      8.121
  8.122                                      8.122
  8.123                                      8.123
  8.124                                      8.124
  8.125                                      8.125
  8.126                                      8.126
  8.127                                      8.127
  8.128                                      8.128
  8.129                                      8.129
  8.13                                       8.13
   10        21.8%           11/30/12         10
   11                                         11
   12                                         12
   14                                         14
 14.001                                     14.001

MORTGAGE   LOAN                                                      GENERAL                                CUT-OFF
  LOAN     GROUP                                                    PROPERTY                               DATE LOAN     NUMBER OF
 NUMBER   NUMBER                     PROPERTY NAME                    TYPE       SPECIFIC PROPERTY TYPE   BALANCE ($)  UNITS (UNITS)
--------  ------  -----------------------------------------------  ----------  -------------------------  -----------  -------------
 14.002           201 Comac Street                                 Industrial          Warehouse                          185,000
 14.003           2145 Ninth Avenue                                Industrial          Warehouse                           75,000
   15        1    International Plaza                                Office             Suburban           36,000,000     279,483
   18        1    900 Circle 75 Parkway                              Office             Suburban           31,200,000     345,502
   20        1    Physicians Medical Center of Dallas                Office             Medical            28,450,000      93,118
   21        1    Glenview Corporate Center                          Office             Suburban           28,000,000     214,129
   23        1    Rio Grande Plaza Homewood Suites                  Mixed Use  Hospitality/Office/Retail   26,500,000     148,298
   25        1    Greenwich Atrium                                   Office             Suburban           26,000,000     100,154
   27        1    The Crossings at Paso Robles II                    Retail             Anchored           25,000,000     196,003
   28        1    North Bay Village                                 Mixed Use        Office/Retail         23,500,000     120,149
   29        1    Craig Promenade                                    Retail             Anchored           22,800,000     109,250
   31        1    Preferred Freezer                                Industrial          Warehouse           20,240,000     147,594
   32        1    Monterey Oaks Corporate Park                       Office             Suburban           20,200,000     160,651
   33        1    Forest Hills Medical Office Building               Office             Medical            20,000,000      48,900
   34        1    Manoa Marketplace                                  Retail             Anchored           19,958,321     140,491
   35        1    INS I & II                                         Office             Suburban           19,845,827     127,001
   37        1    Evergreen Marketplace                              Retail             Anchored           19,000,000     103,047
   38        1    Westgate San Antonio                               Office             Medical            18,400,000     136,174
   41        1    Research Park Office Portfolio                     Office             Suburban           16,400,000     128,108
   43        1    Arbutus Shopping Plaza                             Retail             Anchored           16,000,000      94,964
   44        1    DTR12 - Gateway 101 Building                       Office             Suburban           16,000,000      82,000
   45        1    Auburn Distribution Center                       Industrial          Warehouse           15,938,632     456,920
   46        1    Springs Industries Portfolio 2                     Office             Suburban           15,657,773     265,493
 46.001           Springs Industries Fort Mill EO                    Office             Suburban                           79,863
 46.002           Springs Industries Fort Mill CDC                   Office             Suburban                           63,630
 46.003           Springs Industries Lancaster                       Office             Suburban                          122,000
   48        1    One Pacific Place                                  Office             Suburban           14,950,000     127,848
   49        1    Kandi Mall                                         Retail             Anchored           14,800,000     452,381
   50        1    Florence Square                                    Retail             Anchored           14,500,000     241,633
   51        1    Sehome Village                                     Retail         Shadow Anchored        14,500,000     124,062
   52        1    Ronler Corporate Center                            Office             Suburban           14,325,000     157,388
   53        1    Everett Mall Office Park II & III                  Office             Suburban           14,000,000     188,277
   54        1    Nassau Bay I & II Portfolio                        Office             Medical            14,000,000     104,327
 54.001           Doctor's Center                                    Office             Medical                            57,777
 54.002           Space Park                                         Office             Medical                            46,550
   57        1    Triad Center I                                     Office             Suburban           12,780,000     139,530
   59        1    Market Center                                     Mixed Use        Office/Retail         11,725,000     119,457
   60        1    Southlake Medical I                                Office             Medical            11,680,000      49,591
   61        1    The Centre at Riverchase                           Retail             Anchored           11,610,000     132,734
   64        1    Scotts Village Shopping Center                     Retail             Anchored           10,979,887     129,307
   65        1    Pomona Ranch Plaza                                 Retail         Shadow Anchored        10,600,000      32,701
   66        1    Highland Pavilion                                  Retail             Anchored           10,489,141     165,331
   67        1    Casper Retail                                      Retail             Anchored           10,171,567      79,943
   68        1    670 Sixth Avenue                                   Retail          Single Tenant         10,000,000       5,900
   70        1    Tree Trail Village                                 Retail             Anchored            9,960,000      99,236
   71        1    Idaho Urologic Institute                           Office             Medical             9,731,771      45,531
   73        1    Midway Plaza                                       Retail             Anchored            9,364,078      84,565
   74        1    Five Forks Corners                                 Retail             Anchored            9,325,000      88,646
   75        1    The Plaza at Avery Ranch                           Retail            Unanchored           9,265,657      45,378
   77        1    Village Medical Park                               Office             Medical             8,975,000      94,323
   79        1    Young's Bay Plaza                                  Retail             Anchored            8,350,000     100,835
   80        1    Youngstown Shopping Center                         Retail             Anchored            8,280,000     178,905
   81        1    Riverdale Crossing                                 Retail             Anchored            8,120,000      92,786

MORTGAGE                                                                                              LARGEST
  LOAN    UNIT OF                                                                                     TENANT     LARGEST TENANT
 NUMBER   MEASURE                                    LARGEST TENANT                                  % OF NRA       EXP. DATE
--------  -------  --------------------------------------------------------------------------------  --------  ------------------
 14.002   Sq. Ft.  Quality King Healthy & Beauty                                                      100.0%        04/30/26
 14.003   Sq. Ft.  Nature's Bounty (NBTY)                                                             100.0%        09/30/14
   15     Sq. Ft.  Executive Suites of Minnesota                                                        9.2%        08/31/09
   18     Sq. Ft.  American Towers, Inc                                                                 6.2%        08/31/11
   20     Sq. Ft.  Texas Institute for Surgery                                                         57.9%        11/30/18
   21     Sq. Ft.  HCI Direct, Inc.                                                                    15.3%        11/14/08
   23     Sq. Ft.  Energy Solutions                                                                    24.7%        12/31/12
   25     Sq. Ft.  Nextwave Broadband, Inc.                                                            13.4%        06/30/08
   27     Sq. Ft.  Orchard Supply Hardware                                                             24.5%        11/30/15
   28     Sq. Ft.  Robb & Stucky                                                                       49.9%        12/26/19
   29     Sq. Ft.  Big Lots                                                                            27.7%        01/13/16
   31     Sq. Ft.  Preferred Freezer                                                                  100.0%        10/31/31
   32     Sq. Ft.  Unisys                                                                              32.8%        03/31/10
   33     Sq. Ft.  Health Insurance Plan of Greater NY                                                100.0%        12/31/26
   34     Sq. Ft.  Safeway                                                                             24.0%        07/31/19
   35     Sq. Ft.  GSA - INS II                                                                        84.9%        10/15/22
   37     Sq. Ft.  Safeway, Inc.                                                                       54.0%        12/31/24
   38     Sq. Ft.  South Texas Spinal Clinic                                                           11.4%        03/31/12
   41     Sq. Ft.  Science Applications Int. Corp                                                      17.8%        03/31/11
   43     Sq. Ft.  Mars                                                                                39.3%        10/31/19
   44     Sq. Ft.  Primary Payment Systems, Inc.                                                       51.8%        07/31/14
   45     Sq. Ft.  Filene's Basement Corp.                                                            100.0%        04/30/12
   46     Sq. Ft.
 46.001   Sq. Ft.  Springs Global US Inc.                                                             100.0%        12/31/30
 46.002   Sq. Ft.  Springs Global US Inc.                                                             100.0%        12/31/30
 46.003   Sq. Ft.  Springs Global US Inc.                                                             100.0%        12/31/30
   48     Sq. Ft.  Waitt Media, Inc.                                                                   14.5%        01/14/09
   49     Sq. Ft.  Kmart                                                                               25.1%        01/31/09
   50     Sq. Ft.  K-Mart                                                                              43.1%        03/31/16
   51     Sq. Ft.  Rite Aid Corporation                                                                24.4%        02/01/12
   52     Sq. Ft.  Intel Americas, Inc.                                                                70.1%        06/30/07
   53     Sq. Ft.  Verizon                                                                             36.7%        04/30/09
   54     Sq. Ft.
 54.001   Sq. Ft.  MD Anderson                                                                         34.1%        11/30/16
 54.002   Sq. Ft.  Kevin Scott Winfield MD, PA & Donna Sue Dolle MD, PA                                 9.3%        08/30/07
   57     Sq. Ft.  Convergys Customer Mgt.                                                             22.9%        06/30/08
   59     Sq. Ft.  Davis & Ceriani                                                                      6.8%        04/30/12
   60     Sq. Ft.  David Rothbart, M.D.                                                                27.7%        12/31/14
   61     Sq. Ft.  Staples                                                                             18.6%        04/30/16
   64     Sq. Ft.  Safeway                                                                             25.8%        08/31/08
   65     Sq. Ft.  Bank of America                                                                     18.6%        02/28/22
   66     Sq. Ft.  Burlington Coat                                                                     54.4%        01/31/19
   67     Sq. Ft.  Sportsman's Warehouse, Inc.                                                         57.6%        09/30/20
   68     Sq. Ft.  Bank of America                                                                    100.0%        08/31/21
   70     Sq. Ft.  Publix                                                                              48.2%        12/02/12
   71     Sq. Ft.  Idaho Urologic Institute, P.A.                                                     100.0%        08/31/21
   73     Sq. Ft.  Wal-Mart                                                                            47.3%        04/30/22
   74     Sq. Ft.  Publix                                                                              63.3%        08/01/16
   75     Sq. Ft.  Fitness 19                                                                          14.1%        05/31/15
   77     Sq. Ft.  Radiology Associates, PA                                                            10.3%        01/31/09
   79     Sq. Ft.  Rite-Aid                                                                            33.2%        12/31/13
   80     Sq. Ft.  Heartland Payment Systems                                                           36.1%     Multiple Spaces
   81     Sq. Ft.  Publix                                                                              51.7%        03/31/17

MORTGAGE                                                          2ND LARGEST
  LOAN                                        2ND LARGEST TENANT  TENANT EXP.
 NUMBER        2ND LARGEST TENANT NAME             % OF NRA           DATE               3RD LARGEST TENANT NAME
--------  ----------------------------------  ------------------  -----------  ------------------------------------------
 14.002
 14.003
   15     Vendor Mgmt Services                        7.6%          03/31/11   Cisco Systems, Inc
   18     Opteum Financial Services                   4.5%          08/31/08   Market Street Mortgage
   20     Dallas Orthopedic Center                   17.9%          11/30/11   Center for Spine Care
   21     AT&T Wireless                              13.3%          10/31/08   World Mortgage Company
   23     Baldisson Piano                             5.7%          10/31/13   Iggy's
   25     Bank of Ireland Asset Management           13.4%          04/30/10   The Greenwich Medical Group, Inc
   27     Ross Stores, Inc.                          15.4%          01/31/10   Office Max
   28     Pelican Bay Dev. HQ                         7.0%          12/31/09   Bonefish Grill
   29     Party Pro                                  11.0%          08/02/11   Craig Pad Retail Partners (Pad Lease)
   31
   32     Texas Windstorm Insurance                  17.6%          08/31/12   Teradyne
   33
   34     Longs Drug Stores                          19.0%          02/28/14   McDonalds
   35     GSA - INS I                                15.1%          01/04/18
   37     Long's Drugstore                           22.5%          02/28/21   All Pride Fitness
   38     Girling Health Care, Inc.                   9.6%          05/31/05   Southwest Children's Center I, P.A.
   41     Grants and Contracts Office-UI             13.9%          05/31/10   Caterpillar
   43     Rite Aid                                   11.5%          02/25/19   Fashion Bug
   44     DTR1, L.L.C.                               18.3%          10/12/09   Toll Brothers
   45
   46
 46.001
 46.002
 46.003
   48     Wallace R. Weitz & Company                 12.8%          11/30/09   Koley Jessen PC
   49     Herberger's                                19.6%          01/31/12   JC Penney
   50     TJ Maxx                                     9.9%          01/31/09   Deal's Nothing Over a Dollar
   51     Recreational Equipment, Inc.               16.1%          04/30/14   Nebraska Book Company, Inc.
   52     Novellus Systems, Inc.                      4.9%          02/14/08
   53     Corinthian Colleges                        12.9%          09/30/07   RC Co.
   54
 54.001   Christus St. John Sports Medicine          25.0%          06/30/11   Alfred T. Mitchell
 54.002   Center for Clinical Studies                 7.8%          07/31/08   Vikram Patel, MD
   57     Williams & Williams Marketing              12.1%          10/31/09   ARINC Inc.
   59     The Crocodile Cafe                          5.5%          02/01/07   Centerstone Technologies, Inc.
   60     Breast Diagnostics of North Texas           8.5%          04/30/12   Healthcare Associates
   61     Guitar Center                              11.9%          03/31/15   Henig Furs
   64     Longs Drug Store                           20.6%          02/28/09   Kragen Auto/CSK
   65     United States of America (USACE)           17.0%          11/30/11   Tarbell Realty
   66     Galaxy Theaters                            26.3%          11/01/23   Slick Willie's
   67     Staples The Office Superstore, LLC         25.5%          02/28/17   Petco Animal Supplies, Inc.
   68
   70     Goodyear                                    5.7%          05/31/08   Blockbuster
   71
   73     China King                                  6.9%          11/30/12   Midway Point
   74     Dollar Tree                                 4.5%          06/30/09   1816 Campesinos
   75     Avery Ranch Urgent Care                     9.3%          07/31/13   Waterloo
   77     Beverly Wilson, MD                          5.3%          05/31/16   WJB Dorn VA Medical Center (US Govt.)
   79     Ross Stores                                25.5%          01/31/09   Dooger's
   80     Furniture Liquidators                      16.8%          05/31/07   Houchens Ind.
   81     CVS                                         7.8%            MTM      Cici's Pizza

MORTGAGE  3RD LARGEST                      MORTGAGE
  LOAN       TENANT    3RD LARGEST TENANT    LOAN
 NUMBER     % OF NRA        EXP. DATE       NUMBER
--------  -----------  ------------------  --------
 14.002                                     14.002
 14.003                                     14.003
   15         6.6%           04/30/12         15
   18         4.1%           11/30/09         18
   20         8.3%           08/30/11         20
   21        10.9%           06/30/11         21
   23         5.5%           04/04/16         23
   25         9.7%           07/31/18         25
   27        12.0%           04/30/14         27
   28         4.3%           12/31/14         28
   29        11.0%           11/06/27         29
   31                                         31
   32        10.8%           03/31/08         32
   33                                         33
   34         3.1%           11/01/08         34
   35                                         35
   37         5.3%           01/31/13         37
   38         8.4%           08/31/16         38
   41        12.6%           10/31/10         41
   43        11.1%           01/31/10         43
   44        11.0%           08/27/14         44
   45                                         45
   46                                         46
 46.001                                     46.001
 46.002                                     46.002
 46.003                                     46.003
   48        12.5%           05/31/10         48
   49        11.4%           04/30/09         49
   50         5.0%           05/31/09         50
   51        10.1%           05/08/11         51
   52                                         52
   53         6.3%           12/31/08         53
   54                                         54
 54.001       8.2%           08/30/09       54.001
 54.002       5.8%           11/30/08       54.002
   57        12.1%           08/15/10         57
   59         5.1%           03/31/07         59
   60         7.7%           03/31/16         60
   61         8.5%           08/31/12         61
   64         3.8%           04/30/08         64
   65        16.3%           12/31/11         65
   66         7.3%           05/01/11         66
   67        16.9%           11/30/16         67
   68                                         68
   70         5.0%           05/31/08         70
   71                                         71
   73         6.3%           12/31/07         73
   74         3.9%           01/31/11         74
   75         9.3%           02/28/14         75
   77         5.3%           09/23/06         77
   79         5.7%           05/31/13         79
   80         9.1%           03/31/07         80
   81         4.3%           11/30/09         81

MORTGAGE   LOAN                                                      GENERAL                                CUT-OFF
  LOAN     GROUP                                                    PROPERTY                               DATE LOAN     NUMBER OF
 NUMBER   NUMBER                     PROPERTY NAME                    TYPE       SPECIFIC PROPERTY TYPE   BALANCE ($)  UNITS (UNITS)
--------  ------  -----------------------------------------------  ----------  -------------------------  -----------  -------------
   82        1    JC Penney Outlet Store                             Retail          Single Tenant         8,100,000      139,330
   83        1    The Carnival Flea Market                           Retail            Unanchored          8,000,000       17,000
   85        1    Airport Office Center                              Office             Suburban           7,800,000       86,099
   86        1    Town Center at Timber Springs                      Retail         Shadow Anchored        7,767,500       35,085
   88        1    International Paper Distribution - Marianna, FL  Industrial          Warehouse           7,600,000      114,595
   89        1    Newport Superior Medical Bldg                      Office             Medical            7,500,000       36,278
   90        1    Opus Pine Center                                   Retail            Unanchored          7,500,000       17,083
   91        1    New Stanton Technology Park                      Industrial       Flex Industrial        7,433,821      338,172
   92        1    The Pointe Office Building                         Office             Suburban           7,250,000       51,626
   94        1    University Plaza                                   Retail            Unanchored          6,800,000       31,490
   95        1    1429 Walnut Street                                 Office               CBD              6,400,000       77,198
   96        1    International Paper - Kentwood, MI               Industrial          Warehouse           6,300,000      152,700
   98        1    Eastern Commons                                    Retail         Shadow Anchored        5,679,581       16,630
   99        1    Forest Square at Carolina Forest                    Land               Retail            5,591,882       96,710
   100       1    Cerritos Nissan                                    Retail          Single Tenant         5,500,000       50,333
   101       1    HCA-SunTrust                                       Office             Medical            5,500,000       33,589
   102       1    San Mateo                                          Office             Suburban           5,500,000       71,664
   103       1    USA Managed Care Building                          Office             Suburban           5,500,000       40,274
   106       1    Walgreens - Wellington, FL                         Retail          Single Tenant         5,000,000       14,820
   107       1    Siena Canyon Square                                Retail            Unanchored          4,900,000       15,596
   108       1    Concord Town Center Portfolio                      Retail             Various            4,850,000       28,387
 108.001          Concord Town Center                                Retail         Shadow Anchored                        24,187
 108.002          Anchor Bank                                        Retail          Single Tenant                          4,200
   112       1    Linens 'N Things                                   Retail          Single Tenant         4,355,000       34,133
   115       1    CVS - Mobile, AL                                   Retail          Single Tenant         4,277,000       11,970
   116       1    Haverty's Square Retail Center                     Retail            Unanchored          4,230,000       48,366
   118       1    SVN Multi-Tenant Office Building                   Office             Suburban           4,200,000       74,866
   119       1    San Bernardino County Building                     Office             Suburban           4,195,914       33,792
   120       1    Harbor Towers                                     Mixed Use        Office/Retail         4,100,000       23,789
   121       1    Southgate Shopping Center                          Retail         Shadow Anchored        4,000,000       71,066
   122       1    Portsmouth Business Center                       Industrial       Flex Industrial        3,992,768       63,750
   123       1    Mission Towers                                    Mixed Use        Office/Retail         3,983,686       25,981
   124       1    The Fountains                                     Mixed Use        Office/Retail         3,940,000       44,784
   125       1    CVS - Baton Rouge, LA                              Retail          Single Tenant         3,933,000       13,814
   126       1    Value City Furniture                               Retail          Single Tenant         3,825,000       56,785
   127       1    5405 Data Court                                    Office             Suburban           3,700,000       34,900
   128       1    The Capital Center                                 Office               CBD              3,675,000       72,815
   129       1    181 Freeman Avenue                                Mixed Use       Office/Warehouse       3,618,000       80,000
   130       1    Alice G. Smith Retail Portfolio                    Retail            Unanchored          3,600,000       11,385
 130.001          Texas Tech Plaza                                   Retail            Unanchored                           6,200
 130.002          Charter One Plaza                                  Retail            Unanchored                           5,185
   132       1    Advance Auto Stores - Biltmore Portfolio           Retail          Single Tenant         3,547,290       28,000
 132.001          Advance Auto - Fayetteville, NC                    Retail          Single Tenant                          7,000
 132.002          Advance Auto - Henderson, NC                       Retail          Single Tenant                          7,000
 132.003          Advance Auto - Wake Forest, NC                     Retail          Single Tenant                          7,000
 132.004          Advance Auto - Kinston, NC                         Retail          Single Tenant                          7,000
   133       1    Walgreens - Harvey, LA                             Retail          Single Tenant         3,543,000       14,490
   134       1    Walgreens - Penn Hills, PA                         Retail          Single Tenant         3,467,000       14,820
   135       1    Homestead Shopping Center                          Retail            Unanchored          3,466,107       68,683
   136       1    Food 4 Less - Beaumont, CA                         Retail          Single Tenant         3,443,649       57,130
   138       1    90 Crossways Park West                             Office             Suburban           3,350,000       20,911
   139       1    350 Long Beach                                   Industrial          Warehouse           3,300,000       56,874
   140       1    The Shoppes on Shugart Shopping Center             Retail         Shadow Anchored        3,295,003       26,425

MORTGAGE                                                                                              LARGEST
  LOAN    UNIT OF                                                                                     TENANT     LARGEST TENANT
 NUMBER   MEASURE                                    LARGEST TENANT                                  % OF NRA       EXP. DATE
--------  -------  --------------------------------------------------------------------------------  --------  ------------------
   82     Sq. Ft.  JC Penney                                                                           100.0%       04/30/16
   83     Sq. Ft.  Master Lease                                                                        100.0%       09/30/16
   85     Sq. Ft.  Greater Austin Workforce (Worksource)                                                44.6%       02/28/14
   86     Sq. Ft.  Washington Mutual                                                                    16.5%       06/30/11
   88     Sq. Ft.  International Paper Company                                                         100.0%       02/28/16
   89     Sq. Ft.  Dr. L. Gold, DDS                                                                     15.4%       08/14/10
   90     Sq. Ft.  The Gem Sports Bar and Grill                                                         26.0%       09/30/11
   91     Sq. Ft.  Westinghouse                                                                         39.8%       12/31/10
   92     Sq. Ft.  Ace Mortgage Corp                                                                    20.5%       07/31/08
   94     Sq. Ft.  Home Ko Tamarac, LLC                                                                 33.9%       12/31/14
   95     Sq. Ft.  Tackett Company                                                                       7.1%       08/31/12
   96     Sq. Ft.  International Paper                                                                 100.0%       11/30/11
   98     Sq. Ft.  Pei Wei Asian Diner                                                                  17.7%       08/21/15
   99     Sq. Ft.  The Shoppes at Forest Square                                                         87.7%       03/31/45
   100    Sq. Ft.  Nissan                                                                              100.0%       08/31/11
   101    Sq. Ft.  Gulf Pointe Surgery Center                                                           49.0%       06/30/16
   102    Sq. Ft.  Applied Research Assoc.                                                              58.1%       02/28/10
   103    Sq. Ft.  USA Managed Care                                                                     51.7%    Multiple Spaces
   106    Sq. Ft.  Walgreens                                                                           100.0%       11/15/81
   107    Sq. Ft.  Arby's (Ground Lease)                                                                22.5%       06/07/25
   108    Sq. Ft.  Various                                                                            Various        Various
 108.001  Sq. Ft.  The Little Gym                                                                       18.3%       08/31/11
 108.002  Sq. Ft.  Anchor Bank                                                                         100.0%       05/31/25
   112    Sq. Ft.  Linens 'n Things                                                                    100.0%       01/31/11
   115    Sq. Ft.  CVS                                                                                 100.0%       10/22/25
   116    Sq. Ft.  Haverty's Furniture Store                                                            62.0%       12/10/11
   118    Sq. Ft.  The Herman Group, LLC                                                                26.2%       12/31/10
   119    Sq. Ft.  County of San Bernardino-Social Services                                            100.0%       10/31/08
   120    Sq. Ft.  Social Service Coordinators                                                          33.2%       04/15/10
   121    Sq. Ft.  A.J. Wright                                                                          40.2%       12/31/09
   122    Sq. Ft.  Kerma Medical Products                                                               43.5%    Multiple Spaces
   123    Sq. Ft.  Stepping Stones Alano Club                                                           10.0%       07/31/07
   124    Sq. Ft.  Children's Purpose Child Dev.                                                        16.4%    Multiple Spaces
   125    Sq. Ft.  CVS                                                                                 100.0%       12/08/24
   126    Sq. Ft.  American Signature, Inc.                                                            100.0%       01/31/16
   127    Sq. Ft.  Cummins & Barnard, Inc.                                                              69.8%       12/31/09
   128    Sq. Ft.  Intergrated Alarm Service                                                            29.4%       11/14/08
   129    Sq. Ft.  Islip Gym                                                                            46.0%       12/31/19
   130    Sq. Ft.  Various                                                                            Various        Various
 130.001  Sq. Ft.  Starbucks                                                                            35.5%       02/29/16
 130.002  Sq. Ft.  Charter One Bank                                                                     46.0%       06/30/14
   132    Sq. Ft.  Advance Auto                                                                       Various        Various
 132.001  Sq. Ft.  Advance Auto                                                                        100.0%       06/30/13
 132.002  Sq. Ft.  Advance Auto                                                                        100.0%       11/30/19
 132.003  Sq. Ft.  Advance Auto                                                                        100.0%       12/31/13
 132.004  Sq. Ft.  Advance Auto                                                                        100.0%       12/31/13
   133    Sq. Ft.  Walgreens                                                                           100.0%       12/31/21
   134    Sq. Ft.  Walgreens                                                                           100.0%       06/30/31
   135    Sq. Ft.  Super Value Foods                                                                    31.4%        01/31/11
   136    Sq. Ft.  Food 4 Less of California, Inc.                                                     100.0%       06/30/15
   138    Sq. Ft.  New York State                                                                       62.7%       12/31/16
   139    Sq. Ft.  Aurora                                                                               34.3%       09/30/16
   140    Sq. Ft.  China Buffet & Grill                                                                 22.1%       09/01/09

MORTGAGE                                                          2ND LARGEST
  LOAN                                        2ND LARGEST TENANT  TENANT EXP.
 NUMBER        2ND LARGEST TENANT NAME             % OF NRA           DATE               3RD LARGEST TENANT NAME
--------  ----------------------------------  ------------------  -----------  ------------------------------------------
   82
   83
   85     Gila Corporation                           37.2%          01/31/10   Texas Medical Careers
   86     McDonald's                                 10.5%          08/31/26   Lil Anthony's Pizza
   88
   89     Harbor Multi-Specialty Surgery              9.4%          12/31/08   Hoag Memorial Hospital
   90     Accents Furniture                          14.3%          10/31/11   Starbucks Corporation
   91     Online Stores Inc.                         25.3%          01/31/11   St. George Crystal
   92     Progressive Insurance                      17.9%          06/30/08   Timothy Kelly & Associates
   94     AutoZone Stores, Inc.                      21.7%          08/26/25   Applebees
   95     American Theater Arts                       6.3%          06/30/10   Emily Cohen
   96
   98     The Cutting Room                           16.8%          06/30/10   El Pollo Loco
   99     Bank of America                             4.7%          07/31/16   Worsley Operating Corporation
   100
   101    Fawcett Memorial Hospital, Inc             34.7%          06/30/16   SunTrust Bank
   102    Cannon Cochran Manage                      11.9%          11/30/10   Plaza Home Mortgage
   103    Carmichael & Powell, PC Attys              22.0%          08/31/08   D. Johns Developer
   106
   107    Jack In The Box (Ground Lease)             19.9%          10/22/22   Purrfect Auto
   108    Various                                   Various         Various    Various
 108.001  Master Lease                               15.0%          11/15/11   Big Apple Bagle
 108.002
   112
   115
   116    Blinco's Restaurant                        18.8%          10/31/10   Transcontinental Granite, Inc.
   118    Myers National Mortgage Co., Inc.          11.4%          06/20/12   Productive Data Commercial Solutions, Inc.
   119
   120    Securitas Security Services                13.9%          05/31/09   Countrywide Home Loans
   121    Super Dollar Castle                        30.3%          10/31/13   Salvation Army
   122    NeighborCare                               37.7%          02/28/08   City of Portsmouth
   123    Child & Family Center                       9.8%          02/28/10   Oak Interiors
   124    Airfield Systems                           11.2%          10/15/09   City Bites
   125
   126
   127    Beyond Interactive, Inc.                   24.5%          04/30/08   Systems Solution Consultant
   128    Featherstone, Wiley, Clyne                 13.7%          09/30/13   McGinn Smith & Co.
   129    Metropolitan Executives                    26.5%          12/31/15   Thro Ltd
   130    Various                                   Various         Various    Various
 130.001  Plains Capital Bank                        32.3%          01/31/16   Moe's Southwestern Grill
 130.002  Starbucks                                  32.8%          02/28/15
   132
 132.001
 132.002
 132.003
 132.004
   133
   134
   135    610 Lotto Beauty Supply                    26.2%          01/31/14   Walgreens
   136
   138    Spectrum Cabinet                           23.0%          06/30/10
   139    Buckley Associates                         32.5%          01/01/11   Savoy Linens
   140    Rancho Grande                              13.5%          09/01/09   First Bank of Dalton

MORTGAGE  3RD LARGEST                      MORTGAGE
  LOAN       TENANT    3RD LARGEST TENANT    LOAN
 NUMBER     % OF NRA        EXP. DATE       NUMBER
--------  -----------  ------------------  --------
   82                                         82
   83                                         83
   85        18.2%           02/28/12         85
   86         6.7%           08/31/13         86
   88                                         88
   89         8.3%           04/30/08         89
   90        11.1%           06/30/16         90
   91        17.7%           12/31/08         91
   92        10.3%           01/31/11         92
   94        18.9%           06/30/26         94
   95         6.2%           10/31/09         95
   96                                         96
   98        15.9%           08/03/24         98
   99         4.6%           10/31/20         99
   100                                        100
   101       16.3%           09/30/15         101
   102        4.3%           08/30/06         102
   103        9.9%           12/31/09         103
   106                                        106
   107       19.2%           11/10/22         107
   108      Various          Various          108
 108.001     12.4%           04/30/08       108.001
 108.002                                    108.002
   112                                        112
   115                                        115
   116        4.7%           10/31/09         116
   118       10.8%           11/30/10         118
   119                                        119
   120       12.4%           09/30/07         120
   121       29.6%           09/30/07         121
   122       18.8%           06/30/11         122
   123        9.6%           04/30/09         123
   124        7.2%           11/01/11         124
   125                                        125
   126                                        126
   127        5.7%           04/30/08         127
   128        9.8%           07/31/13         128
   129       22.7%           07/31/19         129
   130      Various          Various          130
 130.001     32.3%           03/31/16       130.001
 130.002                                    130.002
   132                                        132
 132.001                                    132.001
 132.002                                    132.002
 132.003                                    132.003
 132.004                                    132.004
   133                                        133
   134                                        134
   135       24.0%           12/31/09         135
   136                                        136
   138                                        138
   139       19.0%           01/31/07         139
   140       10.2%           02/01/10         140

MORTGAGE   LOAN                                                      GENERAL                                CUT-OFF
  LOAN     GROUP                                                    PROPERTY                               DATE LOAN     NUMBER OF
 NUMBER   NUMBER                     PROPERTY NAME                    TYPE       SPECIFIC PROPERTY TYPE   BALANCE ($)  UNITS (UNITS)
--------  ------  -----------------------------------------------  ----------  -------------------------  -----------  -------------
   142       1    CVS - Chandler, AZ                                 Retail          Single Tenant          3,206,000      13,814
   143       1    Park Lane Shopping Center                          Retail             Anchored            3,200,000      96,599
   145       1    Fox Flex Building                                Industrial       Flex Industrial         3,080,000      78,200
   147       1    The Shoppes at Horizon Park                        Retail         Shadow Anchored         2,800,000      16,171
   148       1    Magna Donnelly Corporation                       Industrial       Flex Industrial         2,744,972      50,100
   150       1    Amarillo Land Leases                                Land         Hospitality/Retail       2,697,307      72,076
   151       1    400 Cox Road                                        Land               Retail             2,694,878      21,848
   152       1    St. Anthony Village                                Retail            Unanchored           2,650,000      15,832
   153       1    Woodland Crossing Shopping Center                  Retail         Shadow Anchored         2,510,000       9,697
   155       1    5396 School Road                                   Office             Suburban            2,250,000      32,152
   156       1    Cumberland Plaza                                   Retail         Shadow Anchored         2,237,787      25,759
   157       1    Walnut Park Shopping Center                        Retail            Unanchored           2,096,979      45,037
   158       1    Dollar General - Crossville, TN                    Retail          Single Tenant          1,950,000      24,341
   160       1    Kmart - Sumter, SC                                 Retail          Single Tenant          1,856,139      94,057
   161       1    Dollar General - Ardmore, TN                       Retail          Single Tenant          1,804,000      24,341
   162       1    Fred's and Tractor Supply                          Retail            Unanchored           1,448,568      44,752
   163       1    Allegro Office Park                               Mixed Use        Office/Retail          1,253,633       6,500
   164       1    Plaza Aldine Shopping Center                       Retail            Unanchored           1,187,067       9,425
   165       1    Atwood Plaza                                       Retail             Anchored            1,100,000     110,843
   166       1    Advance Auto - Columbia Heights, MN                Retail          Single Tenant          1,038,000       7,000
   167       1    Advance Auto - Fergus Falls, MN                    Retail          Single Tenant            722,000       7,000

MORTGAGE                                                                                              LARGEST
  LOAN    UNIT OF                                                                                     TENANT     LARGEST TENANT
 NUMBER   MEASURE                                    LARGEST TENANT                                  % OF NRA       EXP. DATE
--------  -------  --------------------------------------------------------------------------------  --------  ------------------
   142    Sq. Ft.  CVS                                                                                 100.0%       11/16/25
   143    Sq. Ft.  Orscheln                                                                             25.6%       10/31/21
   145    Sq. Ft.  ADP                                                                                  77.4%       05/07/11
   147    Sq. Ft.  Country Club Liquor                                                                  26.2%       01/31/15
   148    Sq. Ft.  Magna Donnelly Corporation                                                          100.0%       02/28/15
   150    Sq. Ft.  W2005/Fargo Hotels Realty (Pad Lease)                                                79.7%       06/30/13
   151    Sq. Ft.  CEC Entertainment, Inc.                                                              40.9%       11/30/15
   152    Sq. Ft.  Village Grill & Bar                                                                  28.4%       04/30/16
   153    Sq. Ft.  Nextel Store                                                                         16.8%       09/30/10
   155    Sq. Ft.  Applicant Insight                                                                    44.9%       09/11/14
   156    Sq. Ft.  Dollar General                                                                       40.1%       06/30/07
   157    Sq. Ft.  Longhorn Bingo Corral, Inc.                                                          31.1%       03/31/12
   158    Sq. Ft.  Dollar General                                                                      100.0%       03/31/21
   160    Sq. Ft.  Kmart                                                                               100.0%       11/30/10
   161    Sq. Ft.  Dollar General                                                                      100.0%       11/30/20
   162    Sq. Ft.  Tractor Supply                                                                       52.3%       04/28/15
   163    Sq. Ft.  Allegro Unlimited, Inc.                                                              53.8%       03/31/21
   164    Sq. Ft.  Cash America Pawn L.P.                                                               22.1%       08/31/09
   165    Sq. Ft.  Atwoods - Atwood Distributing                                                        48.7%       01/31/17
   166    Sq. Ft.  Advance Auto                                                                        100.0%       01/31/21
   167    Sq. Ft.  Advance Auto                                                                        100.0%       11/30/20

MORTGAGE                                                          2ND LARGEST
  LOAN                                        2ND LARGEST TENANT  TENANT EXP.
 NUMBER        2ND LARGEST TENANT NAME             % OF NRA           DATE               3RD LARGEST TENANT NAME
--------  ----------------------------------  ------------------  -----------  ------------------------------------------
   142
   143    Goodwill                                   20.1%          12/31/16   Stage
   145    U.S. Blades                                22.6%          02/28/15
   147    My Favorite Muffin                         12.4%          04/30/10   Aim Mail Center
   148
   150    Logan's Roadhouse Inc. (Pad Lease)         11.0%          03/31/19   Landry's Crabshack, Inc. (Pad Lease)
   151    Olive Garden                               36.4%          04/30/16   Ruby Tuesday
   152    Snyder Drug                                22.2%          07/31/17   Curves for Women
   153    EB Games                                   16.8%          09/30/10   Cold Stone Creamery
   155    Community Hospital                         32.4%          12/31/10   Cedarview Learning Center
   156    CiCi's Pizza                               25.4%          10/31/16   Myers Communication
   157    Midas Muffler                               9.1%          08/02/06   Coco Fresh Gourmet
   158
   160
   161
   162    Fred's Grocer                              41.4%          03/31/13
   163    Panna 1, Inc                               46.2%          03/31/11
   164    University of Texas / UTMB                 20.4%          07/21/12   Subway
   165    Stage Stores, Inc.                         19.3%          08/31/09   Family Dollar Stores
   166
   167

MORTGAGE  3RD LARGEST                      MORTGAGE
  LOAN       TENANT    3RD LARGEST TENANT    LOAN
 NUMBER     % OF NRA        EXP. DATE       NUMBER
--------  -----------  ------------------  --------
   142                                        142
   143      15.5%            01/31/09         143
   145                                        145
   147       9.9%            02/28/16         147
   148                                        148
   150       9.3%            04/30/18         150
   151      22.6%            01/31/27         151
   152      12.1%            10/31/08         152
   153      16.8%            03/13/09         153
   155      22.7%            08/31/16         155
   156       7.2%            04/30/07         156
   157       7.2%            07/14/11         157
   158                                        158
   160                                        160
   161                                        161
   162                                        162
   163                                        163
   164      14.5%            02/28/09         164
   165       9.4%            06/30/11         165
   166                                        166
   167                                        167

                                    ANNEX A-5

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES (CROSSED
                                 & PORTFOLIOS)

                                                                                              CROSS
                                                                                         COLLATERALIZED
MORTGAGE   LOAN                                                                             AND CROSS     ORIGINAL
  LOAN     GROUP                                                                            DEFAULTED       LOAN
 NUMBER   NUMBER                PROPERTY NAME                       CITY         STATE      LOAN FLAG    BALANCE ($)
--------  ------  ------------------------------------------  ----------------  -------  --------------  -----------
    1       1     Ala Moana Portfolio                         Honolulu             HI           N        200,000,000
  1.001           Ala Moana Center                            Honolulu             HI                    188,881,734
  1.002           Ala Moana Building                          Honolulu             HI                      6,181,584
  1.003           Ala Moana Pacific Center                    Honolulu             HI                      4,121,056
  1.004           Ala Moana Plaza                             Honolulu             HI                        815,626
    3       1     Prime Retail Outlets Portfolio              Various           Various         N        100,000,000
  3.001           Queenstown Outlet                           Queenstown           MD                     66,150,000
  3.002           Pismo Beach Outlet                          Pismo Beach          CA                     33,850,000
    4       1     ShopKo Portfolio                            Various           Various         N         86,413,753
  4.001           10808 South 132nd Street                    Omaha                NE                      2,262,093
  4.002           700 Pilgrim Way                             Green Bay            WI                      2,237,899
  4.003           1717 Lawrence Drive                         De Pere              WI                      1,669,352
  4.004           301 Bay Park Square                         Ashwaubenon          WI                      1,395,965
  4.005           55 Lake Boulevard                           Redding              CA                      1,288,304
  4.006           217 West Ironwood Drive                     Coeur D'Alene        ID                      1,270,159
  4.007           1001 East Gowen Road                        Boise                ID                      1,264,111
  4.008           801 West Central Entrance (Highway 53)      Duluth               MN                      1,209,675
  4.009           4161 Second Street South (Highway 23)       Saint Cloud          MN                      1,161,288
  4.01            7401 Mineral Point Road                     Madison              WI                      1,092,337
  4.011           1000 West Northland Avenue                  Appleton             WI                      1,081,450
  4.012           2201 Zeier Road                             Madison              WI                      1,040,321
  4.013           1850 Madison Avenue                         Mankato              MN                      1,022,175
  4.014           2820 Highway 63 South                       Rochester            MN                      1,022,175
  4.015           3708 Highway 63 North                       Rochester            MN                      1,022,175
  4.016           3200 Broadway Street                        Quincy               IL                      1,018,547
  4.017           2430 East Mason Street                      Green Bay            WI                      1,016,127
  4.018           867 North Columbia Center Boulevard         Kennewick            WA                      1,004,030
  4.019           14445 West Center Road                      Omaha                NE                        979,837
  4.02            5646 North 90th Street                      Omaha                NE                        979,837
  4.021           616 West Johnson Street                     Fond du Lac          WI                        979,837
  4.022           1150 West Washington Street                 Marquette            MI                        978,627
  4.023           1601 West 41st Street                       Sioux Falls          SD                        967,740
  4.024           1845 Haines Avenue                          Rapid City           SD                        925,402
  4.025           699 Green Bay Road                          Neenah               WI                        907,256
  4.026           955 West Clairemont Avenue                  Eau Claire           WI                        907,256
  4.027           1100 East Riverview Expressway              Wisconsin Rapids     WI                        895,160
  4.028           2510 South Reserve Street                   Missoula             MT                        877,015
  4.029           1300 Koeller Street                         Oshkosh              WI                        867,337
  4.03            800 East Maes Street                        Kimberly             WI                        863,708
  4.031           North 9520 Newport Highway                  Spokane              WA                        846,773
  4.032           4801 Washington Avenue                      Racine               WI                        839,515
  4.033           4515 South Regal Street                     Spokane              WA                        837,095
  4.034           1306 North Central Avenue                   Marshfield           WI                        822,579
  4.035           2500 US Highway 14                          Janesville           WI                        822,579
  4.036           1209 18th Avenue Northwest                  Austin               MN                        816,531
  4.037           501 Highway 10 Southeast                    Saint Cloud          MN                        813,507
  4.038           1400 Big Thunder Boulevard                  Belvidere            IL                        810,482
  4.039           2101 West Broadway                          Monona               WI                        810,482
  4.04            2208 North Webb Road                        Grand Island         NE                        810,482
  4.041           5300 52nd Street                            Kenosha              WI                        810,482
  4.042           905 South 24th Street West                  Billings             MT                        810,482
  4.043           701 South Church Street                     Watertown            WI                        808,063
  4.044           1964 West Morton Avenue                     Jacksonville         IL                        802,015
  4.045           4200 South 27th Street                      Lincoln              NE                        795,966
  4.046           1710 South Main Street                      West Bend            WI                        789,918
  4.047           1578 Appleton Road                          Menasha              WI                        786,289
  4.048           2761 Prairie Avenue                         Beloit               WI                        786,289
  4.049           9366 State Highway 16                       Onalaska             WI                        780,241
  4.05            2602 Shopko Drive                           Madison              WI                        768,144
  4.051           518 South Taylor Drive                      Sheboygan            WI                        768,144
  4.052           1553 West 9000 South                        West Jordan          UT                        762,095
  4.053           2290 South 1300 East                        Salt Lake City       UT                        762,095
  4.054           405 Cottonwood Drive                        Winona               MN                        762,095
  4.055           5801 Summit View Avenue                     Yakima               WA                        756,047
  4.056           1900 North Main Street                      Mitchell             SD                        749,999
  4.057           1771 Wisconsin Avenue                       Grafton              WI                        743,950
  4.058           4344 Mormon Coulee Road (State Highway 14)  La Crosse            WI                        737,902
  4.059           1200 Susan Drive                            Marshall             MN                        729,434
  4.06            2677 South Prairie View Road                Chippewa Falls       WI                        725,805
  4.061           230 North Wisconsin Street                  De Pere              WI                        720,966
  4.062           3415 Calumet Avenue                         Manitowoc            WI                        716,128
  4.063           700 9th Avenue Southeast                    Watertown            SD                        713,708
  4.064           1105 East Grand Avenue                      Rothschild           WI                        707,660
  4.065           1200 Main Street (State Highway 10)         Stevens Point        WI                        707,660
  4.066           125 Main Street                             Hutchinson           MN                        707,660
  4.067           190 South 500 West                          West Bountiful       UT                        707,660
  4.068           500 North Highway 281                       Aberdeen             SD                        689,515
  4.069           301 Northwest Bypass                        Great Falls          MT                        683,466
  4.07            3101 North Montana Avenue                   Helena               MT                        683,466
  4.071           South 1450 Grand Avenue                     Pullman              WA                        683,466
  4.072           500 South Carpenter Avenue                  Kingsford            MI                        679,838
  4.073           4060 Riverdale Road                         Riverdale            UT                        667,741
  4.074           615 South Monroe                            Mason City           IA                        665,321
  4.075           1150 North Main Street                      Layton               UT                        660,483
  4.076           2655 Broadway Avenue                        Boise                ID                        641,128
  4.077           4850 West 3500 South                        West Valley City     UT                        638,708
  4.078           1001 South Highway 15 (State Street)        Fairmont             MN                        629,031
  4.079           1450 East Geneva Street                     Delavan              WI                        629,031
  4.08            601 Galvin Road South                       Bellevue             NE                        629,031
  4.081           1018 Washington Boulevard                   Ogden                UT                        619,354
  4.082           1777 Paulson Road                           River Falls          WI                        616,934
  4.083           405 West 8th Street                         Monroe               WI                        610,886
  4.084           2610 North Bridge Avenue                    Albert Lea           MN                        604,838
  4.085           2005 Krenzien Drive                         Norfolk              NE                        598,789
  4.086           510 East Philip Avenue                      North Platte         NE                        595,160
  4.087           2530 First Avenue North                     Escanaba             MI                        590,321
  4.088           1755 North Humiston Avenue                  Worthington          MN                        586,692
  4.089           2100 Caldwell Boulevard                     Nampa                ID                        585,483
  4.09            900 West Memorial Drive                     Houghton             MI                        562,499
  4.091           2741 Roosevelt Street                       Marinette            WI                        546,773
  4.092           2266 North University Parkway               Provo                UT                        545,564
  4.093           1649 Pole Line Road East                    Twin Falls           ID                        544,354
  4.094           320 County Road O                           Rice Lake            WI                        505,644
  4.095           4215 Yellowstone Highway                    Chubbuck             ID                        494,757
  4.096           800 East 17th Street                        Idaho Falls          ID                        492,338
  4.097           1350 North Galena Avenue                    Dixon                IL                        471,773
  4.098           1600 Rose Street                            Walla Walla          WA                        459,677
  4.099           2530 Rudkin Road                            Union Gap            WA                        441,531
   4.1            555 West South Street                       Freeport             IL                        441,531
  4.101           955 North Main Street                       Spanish Fork         UT                        436,693
  4.102           1341 North Main Street                      Logan                UT                        423,386
  4.103           747 South Main Street                       Brigham City         UT                        423,386
  4.104           1425 Janesville Avenue                      Fort Atkinson        WI                        410,080
  4.105           2120 Thain Grade                            Lewiston             ID                        374,999
  4.106           3705 Monroe Road                            Ledgeview            WI                        362,903
  4.107           2585 Lineville Road                         Howard               WI                        350,806
  4.108           1190 North 6th Street                       Monmouth             IL                        325,403
  4.109           1450 West Main Avenue                       De Pere              WI                        280,645
  4.11            East 13414 Sprague Avenue                   Spokane Valley       WA                        266,129
  4.111           313 North Roosevelt Avenue                  Burlington           IA                        216,532
  4.112           1011 North Wisconsin Street                 Port Washington      WI                        193,548

                          % OF                                                                                 MATURITY
                        AGGREGATE   ORIGINAL     REMAINING   REMAINING               REMAINING                   DATE
MORTGAGE    CUT-OFF      CUT-OFF     TERM TO      TERM TO       IO        ORIGINAL     AMORT       MONTHLY      OR ARD
 LOAN      DATE LOAN      DATE     MATURITY OR  MATURITY OR    PERIOD      AMORT       TERM          P&I        BALLOON
NUMBER    BALANCE ($)    BALANCE   ARD (MOS.)   ARD (MOS.)    (MOS.)    TERM (MOS.)    (MOS.)   PAYMENTS ($)  BALANCE ($)
--------  ------------  ---------  -----------  -----------  ---------  -----------  ---------  ------------  -----------
  1
1.001      200,000,000     7.9%         60            57         57          IO          IO           IO      200,000,000
1.002
1.003
1.004
  3                                                                         IO
3.001      100,000,000     3.9%        120           119        119                      IO           IO      100,000,000
3.002
  4                                                                        360
4.001       85,994,625     3.4%        120           114                                354        551,176     74,538,847
4.002
4.003
4.004
4.005
4.006
4.007
4.008
4.009
 4.01
4.011
4.012
4.013
4.014
4.015
4.016
4.017
4.018
4.019
 4.02
4.021
4.022
4.023
4.024
4.025
4.026
4.027
4.028
4.029
 4.03
4.031
4.032
4.033
4.034
4.035
4.036
4.037
4.038
4.039
 4.04
4.041
4.042
4.043
4.044
4.045
4.046
4.047
4.048
4.049
 4.05
4.051
4.052
4.053
4.054
4.055
4.056
4.057
4.058
4.059
 4.06
4.061
4.062
4.063
4.064
4.065
4.066
4.067
4.068
4.069
 4.07
4.071
4.072
4.073
4.074
4.075
4.076
4.077
4.078
4.079
 4.08
4.081
4.082
4.083
4.084
4.085
4.086
4.087
4.088
4.089
 4.09
4.091
4.092
4.093
4.094
4.095
4.096
4.097
4.098
4.099
 4.1
4.101
4.102
4.103
4.104
4.105
4.106
4.107
4.108
4.109
 4.11
4.111
4.112

                                                                                   CUT-OFF
                                                                                  DATE LOAN
MORTGAGE                            CUT-OFF    LTV RATIO     NUMBER                AMOUNT        UW NET      MORTGAGE
  LOAN      APPRAISED                DATE     AT MATURITY   OF UNITS    UNIT OF  PER (UNIT)     CASH FLOW      LOAN
 NUMBER     VALUE ($)    DSCR (X)  LTV RATIO    OR ARD       (UNITS)    MEASURE      ($)           ($)        NUMBER
--------  -------------  --------  ---------  -----------  ----------  --------  ----------  --------------  --------
  1       2,329,500,000    1.81      51.5%       51.5%      1,989,759   Sq. Ft.    603.09    123,538,966.00        1
1.001     2,200,000,000                                     1,606,435   Sq. Ft.              116,671,270.74    1.001
1.002        72,000,000                                       199,362   Sq. Ft.                3,818,332.50    1.002
1.003        48,000,000                                       169,918   Sq. Ft.                2,545,555.00    1.003
1.004         9,500,000                                        14,044   Sq. Ft.                  503,807.76    1.004
  3         128,200,000    1.34      78.0%       78.0%        443,515   Sq. Ft.    225.47      7,934,425.23        3
3.001        84,500,000                                       296,419   Sq. Ft.                5,174,474.90    3.001
3.002        43,700,000                                       147,096   Sq. Ft.                2,759,950.33    3.002
  4         714,325,000    1.51      76.0%       65.9%     10,974,960   Sq. Ft.     49.48     63,020,449.05        4
4.001        18,700,000                                       535,000   Sq. Ft.                1,618,703.43    4.001
4.002        18,500,000                                       218,323   Sq. Ft.                1,632,486.61    4.002
4.003        13,800,000                                       494,000   Sq. Ft.                1,184,632.48    4.003
4.004        11,540,000                                       126,658   Sq. Ft.                1,019,271.51    4.004
4.005        10,650,000                                        94,418   Sq. Ft.                  942,909.35    4.005
4.006        10,500,000                                        84,379   Sq. Ft.                  930,499.86    4.006
4.007        10,450,000                                       347,000   Sq. Ft.                  899,766.63    4.007
4.008        10,000,000                                       119,842   Sq. Ft.                  882,242.24    4.008
4.009         9,600,000                                       100,803   Sq. Ft.                  848,377.08    4.009
 4.01         9,030,000                                        99,101   Sq. Ft.                  797,576.37     4.01
4.011         8,940,000                                       112,794   Sq. Ft.                  788,159.03    4.011
4.012         8,600,000                                        94,120   Sq. Ft.                  759,622.73    4.012
4.013         8,450,000                                        90,494   Sq. Ft.                  746,571.94    4.013

4.014         8,450,000                                        90,499   Sq. Ft.                  746,571.44    4.014
4.015         8,450,000                                        90,499   Sq. Ft.                  746,571.44    4.015
4.016         8,420,000                                        97,537   Sq. Ft.                  743,184.96    4.016
4.017         8,400,000                                       105,923   Sq. Ft.                  740,557.91    4.017
4.018         8,300,000                                       106,238   Sq. Ft.                  731,584.14    4.018
4.019         8,100,000                                        90,514   Sq. Ft.                  715,272.01    4.019
 4.02         8,100,000                                        90,441   Sq. Ft.                  715,279.31     4.02
4.021         8,100,000                                       102,205   Sq. Ft.                  714,102.91    4.021
4.022         8,090,000                                       124,761   Sq. Ft.                  710,953.09    4.022
4.023         8,000,000                                        90,585   Sq. Ft.                  706,322.65    4.023
4.024         7,650,000                                        94,106   Sq. Ft.                  674,672.62    4.024
4.025         7,500,000                                        94,225   Sq. Ft.                  661,247.33    4.025
4.026         7,500,000                                        94,705   Sq. Ft.                  661,199.33    4.026
4.027         7,400,000                                       100,247   Sq. Ft.                  651,702.86    4.027
4.028         7,250,000                                       102,327   Sq. Ft.                  638,081.47    4.028
4.029         7,170,000                                        90,464   Sq. Ft.                  632,113.95    4.029
 4.03         7,140,000                                        98,030   Sq. Ft.                  628,674.67     4.03
4.031         7,000,000                                        94,076   Sq. Ft.                  616,550.90    4.031
4.032         6,940,000                                       100,010   Sq. Ft.                  610,592.15    4.032
4.033         6,920,000                                        99,279   Sq. Ft.                  608,876.79    4.033
4.034         6,800,000                                       101,483   Sq. Ft.                  597,925.68    4.034
4.035         6,800,000                                        98,005   Sq. Ft.                  598,273.48    4.035
4.036         6,750,000                                        90,461   Sq. Ft.                  594,556.74    4.036
4.037         6,725,000                                        90,414   Sq. Ft.                  592,325.88    4.037
4.038         6,700,000                                        77,690   Sq. Ft.                  591,362.71    4.038
4.039         6,700,000                                        97,931   Sq. Ft.                  589,338.61    4.039
 4.04         6,700,000                                       103,875   Sq. Ft.                  588,744.21     4.04
4.041         6,700,000                                        97,961   Sq. Ft.                  589,335.61    4.041
4.042         6,700,000                                       100,800   Sq. Ft.                  589,051.71    4.042
4.043         6,680,000                                        96,325   Sq. Ft.                  587,710.76    4.043
4.044         6,630,000                                       101,688   Sq. Ft.                  582,703.33    4.044
4.045         6,580,000                                        86,739   Sq. Ft.                  579,727.09    4.045
4.046         6,530,000                                        94,130   Sq. Ft.                  574,516.86    4.046
4.047         6,500,000                                        81,171   Sq. Ft.                  573,130.08    4.047
4.048         6,500,000                                        93,845   Sq. Ft.                  571,862.68    4.048
4.049         6,450,000                                        94,413   Sq. Ft.                  567,334.75    4.049
 4.05         6,350,000                                        98,160   Sq. Ft.                  558,017.79     4.05
4.051         6,350,000                                        97,859   Sq. Ft.                  558,047.89    4.051
4.052         6,300,000                                        94,230   Sq. Ft.                  553,939.65    4.052
4.053         6,300,000                                        94,222   Sq. Ft.                  553,940.45    4.053
4.054         6,300,000                                        84,375   Sq. Ft.                  554,925.15    4.054
4.055         6,250,000                                        94,237   Sq. Ft.                  549,467.82    4.055
4.056         6,200,000                                        71,846   Sq. Ft.                  547,235.79    4.056
4.057         6,150,000                                        83,363   Sq. Ft.                  541,612.96    4.057
4.058         6,100,000                                        88,161   Sq. Ft.                  536,662.03    4.058
4.059         6,000,000                                        71,847   Sq. Ft.                  532,033.84    4.059
 4.06         6,000,000                                        91,012   Sq. Ft.                  527,434.66     4.06
4.061         5,960,000                                        65,459   Sq. Ft.                  526,413.06    4.061
4.062         5,920,000                                        87,954   Sq. Ft.                  520,586.65    4.062
4.063         5,900,000                                        66,745   Sq. Ft.                  520,919.10    4.063
4.064         5,850,000                                        88,030   Sq. Ft.                  514,319.46    4.064
4.065         5,850,000                                        90,334   Sq. Ft.                  514,089.06    4.065
4.066         5,850,000                                        71,806   Sq. Ft.                  515,941.86    4.066
4.067         5,850,000                                       100,761   Sq. Ft.                  513,046.36    4.067
4.068         5,700,000                                        66,735   Sq. Ft.                  503,035.57    4.068
4.069         5,650,000                                        90,505   Sq. Ft.                  496,187.44    4.069
 4.07         5,650,000                                       116,992   Sq. Ft.                  493,538.74     4.07
4.071         5,650,000                                        77,559   Sq. Ft.                  497,482.04    4.071
4.072         5,620,000                                        94,250   Sq. Ft.                  493,130.26    4.072
4.073         5,520,000                                        94,248   Sq. Ft.                  484,188.19    4.073
4.074         5,500,000                                        90,430   Sq. Ft.                  482,781.54    4.074
4.075         5,460,000                                        94,013   Sq. Ft.                  478,846.33    4.075
4.076         5,300,000                                       100,843   Sq. Ft.                  463,855.71    4.076
4.077         5,280,000                                        94,336   Sq. Ft.                  462,717.96    4.077
4.078         5,200,000                                        66,781   Sq. Ft.                  458,319.65    4.078
4.079         5,200,000                                        75,844   Sq. Ft.                  457,413.35    4.079
 4.08         5,200,000                                        67,256   Sq. Ft.                  458,272.15     4.08
4.081         5,120,000                                        94,230   Sq. Ft.                  448,420.93    4.081
4.082         5,100,000                                        75,775   Sq. Ft.                  448,477.98    4.082
4.083         5,050,000                                        73,956   Sq. Ft.                  444,188.75    4.083
4.084         5,000,000                                        66,784   Sq. Ft.                  440,434.82    4.084
4.085         4,950,000                                        66,827   Sq. Ft.                  435,959.39    4.085
4.086         4,920,000                                        70,118   Sq. Ft.                  432,947.61    4.086
4.087         4,880,000                                        83,179   Sq. Ft.                  428,064.60    4.087
4.088         4,850,000                                        66,713   Sq. Ft.                  427,028.52    4.088
4.089         4,840,000                                        90,526   Sq. Ft.                  423,752.99    4.089
 4.09         4,650,000                                        73,956   Sq. Ft.                  408,419.69     4.09
4.091         4,520,000                                        83,180   Sq. Ft.                  395,872.35    4.091
4.092         4,510,000                                        94,042   Sq. Ft.                  393,891.92    4.092
4.093         4,500,000                                        94,068   Sq. Ft.                  392,995.10    4.093
4.094         4,180,000                                        75,844   Sq. Ft.                  366,202.25    4.094
4.095         4,090,000                                        90,430   Sq. Ft.                  356,695.61    4.095
4.096         4,070,000                                        90,510   Sq. Ft.                  354,899.16    4.096
4.097         3,900,000                                        71,839   Sq. Ft.                  341,564.41    4.097
4.098         3,800,000                                        83,211   Sq. Ft.                  331,484.95    4.098
4.099         3,650,000                                        94,136   Sq. Ft.                  378,094.13    4.099
 4.1          3,650,000                                        75,844   Sq. Ft.                  318,808.25      4.1
4.101         3,610,000                                        71,345   Sq. Ft.                  315,681.24    4.101
4.102         3,500,000                                        94,225   Sq. Ft.                  362,160.25    4.102
4.103         3,500,000                                        71,340   Sq. Ft.                  305,845.25    4.103
4.104         3,390,000                                        75,063   Sq. Ft.                  295,636.46    4.104
4.105         3,100,000                                        94,091   Sq. Ft.                  319,707.05    4.105
4.106         3,000,000                                        15,060   Sq. Ft.                  266,761.93    4.106
4.107         2,900,000                                        14,265   Sq. Ft.                  257,899.17    4.107
4.108         2,690,000                                        60,985   Sq. Ft.                  234,448.41    4.108
4.109         2,320,000                                        28,953   Sq. Ft.                  204,565.23    4.109
 4.11         2,200,000                                        90,590   Sq. Ft.                  224,507.30     4.11
4.111         1,790,000                                        80,327   Sq. Ft.                  182,005.34    4.111
4.112         1,600,000                                        12,821   Sq. Ft.                  141,794.13    4.112

                                                                                                CROSS
                                                                                           COLLATERALIZED
MORTGAGE   LOAN                                                                               AND CROSS     ORIGINAL
  LOAN     GROUP                                                                              DEFAULTED       LOAN
 NUMBER   NUMBER                PROPERTY NAME                       CITY           STATE      LOAN FLAG    BALANCE ($)
--------  ------  ------------------------------------------  ------------------  -------  --------------  -----------
   8         1    Fortress/Ryan's Portfolio                   Various             Various         N         61,985,000
 8.001            Ryans - Picayune, MS                        Picayune               MS                        881,032
 8.002            Ryans - Crestview, FL                       Crestview              FL                        759,771
 8.003            Fire Mountain - Fayetteville, NC            Fayetteville           NC                        727,562
 8.004            Ryans - Bowling Green, KY                   Bowling Green          KY                        725,645
 8.005            Fire Mountain - Pensacola, FL               Pensacola              FL                        714,071
 8.006            Ryans - Macon, GA                           Macon                  GA                        694,574
 8.007            Ryans - Conroe, TX                          Conroe                 TX                        688,854
 8.008            Ryans - Columbus, GA                        Columbus               GA                        687,033
 8.009            Ryans - Beckley, WV                         Beckley                WV                        679,071
  8.01            Ryans - Aiken, SC                           Aiken                  SC                        660,412
 8.011            Ryans - Pearl, MS                           Pearl                  MS                        658,545
 8.012            Ryans - Asheville, NC                       Asheville              NC                        655,585
 8.013            Ryans - Beaumont, TX                        Beaumont               TX                        651,251
 8.014            Ryans - Albany, GA                          Albany                 GA                        647,664
 8.015            Old Country Buffet - Coon Rapids, MN        Coon Rapids            MN                        638,988
 8.016            Ryans - Surfside Beach, SC                  Surfside Beach         SC                        634,345
 8.017            Ryans - Montgomery, AL                      Montgomery             AL                        630,254
 8.018            Ryans - North Charleston, SC                North Charleston       SC                        624,408
 8.019            Fire Mountain - Flowood, MS                 Flowood                MS                        623,354
  8.02            Ryans - Hanover, PA                         Hanover                PA                        617,445
 8.021            Ryans - Princeton, WV                       Princeton              WV                        606,301
 8.022            Ryans - Hermitage, TN                       Hermitage              TN                        600,954
 8.023            Ryans - Martinez, GA                        Martinez               GA                        599,552
 8.024            Fire Mountain - Columbia, SC                Columbia               SC                        598,083
 8.025            Ryans - Columbia, SC                        Columbia               SC                        596,179
 8.026            Fire Mountain - Decatur, AL                 Decatur                AL                        592,886
 8.027            Ryans - Greer, SC                           Greer                  SC                        592,437
 8.028            Fire Mountain - Athens, GA                  Athens                 GA                        589,249
 8.029            Fire Mountain - Burleson, TX                Burleson               TX                        587,354
  8.03            Ryans - Charleston, SC                      Charleston             SC                        587,354
 8.031            Ryans - Martinsburg, WV                     Martinsburg            WV                        584,385
 8.032            Ryans - Commerce, GA                        Commerce               GA                        583,563
 8.033            Fire Mountain - Horn Lake, MS               Horn Lake              MS                        574,159
 8.034            Ryans - Fredericksburg, VA                  Fredericksburg         VA                        574,092
 8.035            Fire Mountain - North Augusta, SC           North Augusta          SC                        573,144
 8.036            Ryans - Anderson, SC                        Anderson               SC                        568,408
 8.037            Fire Mountain - Mobile, AL                  Mobile                 AL                        564,760
 8.038            Ryans - Alcoa, TN                           Alcoa                  TN                        563,168
 8.039            Ryans - Texas City, TX                      Texas City             TX                        561,547
  8.04            Ryans - Hixson, TN                          Hixson                 TN                        561,542
 8.041            Ryans - Denham Springs, LA                  Denham Springs         LA                        558,934
 8.042            Fire Mountain - Dawsonville, GA             Dawsonville            GA                        558,402
 8.043            Ryans - Murfreesboro, TN                    Murfreesboro           TN                        551,383
 8.044            Ryans - Jasper, AL                          Jasper                 AL                        549,678
 8.045            Ryans - Florence, AL                        Florence               AL                        549,461
 8.046            Ryans - North Myrtle Beach, SC              North Myrtle Beach     SC                        542,983
 8.047            Fire Mountain - Bossier City, LA            Bossier City           LA                        537,369
 8.048            Ryans - Canton, GA                          Canton                 GA                        536,198
 8.049            Ryans - Owensboro, KY                       Owensboro              KY                        534,567
  8.05            Ryans - Rome, GA                            Rome                   GA                        530,237
 8.051            Fire Mountain - Lake Charles, LA            Lake Charles           LA                        529,588
 8.052            Fire Mountain - Hickory, NC                 Hickory                NC                        525,783
 8.053            Ryans - Cartersville, GA                    Cartersville           GA                        523,108
 8.054            Ryans - Crossville, TN                      Crossville             TN                        521,040
 8.055            Ryans - Carrollton, GA                      Carrollton             GA                        519,146
 8.056            Ryans - Pace, FL                            Pace                   FL                        516,880
 8.057            Ryans - Christiansburg, VA                  Christiansburg         VA                        513,044
 8.058            Ryans - Prattville, AL                      Prattville             AL                        512,609
 8.059            Fire Mountain - Lexington, KY               Lexington              KY                        511,567
  8.06            Ryans - Paducah, KY                         Paducah                KY                        511,567
 8.061            Fire Mountain - Spanish Fort, AL            Spanish Fort           AL                        511,567
 8.062            Ryans - Lake Jackson, TX                    Lake Jackson           TX                        511,567
 8.063            Ryans - Hiram, GA                           Hiram                  GA                        509,712
 8.064            Ryans - Greenville, SC                      Greenville             SC                        509,443
 8.065            Fire Mountain - Auburn, IN                  Auburn                 IN                        507,025
 8.066            Ryans - Seymour, IN                         Seymour                IN                        502,497
 8.067            Ryans - Springfield, MO                     Springfield            MO                        502,093
 8.068            Fire Mountain - Cullman, AL                 Cullman                AL                        499,467
 8.069            Fire Mountain - Spartanburg, SC             Spartanburg            SC                        498,192
  8.07            Ryans - West Columbia, SC                   West Columbia          SC                        496,775
 8.071            Ryans - Dothan, AL                          Dothan                 AL                        492,620
 8.072            Ryans - Easley, SC                          Easley                 SC                        492,328
 8.073            Fire Mountain - Gardendale, AL              Gardendale             AL                        487,236
 8.074            Ryans - Joplin, MO                          Joplin                 MO                        486,844
 8.075            Ryans - Greenwood, SC                       Greenwood              SC                        486,835
 8.076            Ryans - Conway, SC                          Conway                 SC                        485,397
 8.077            Ryans - Chambersburg, PA                    Chambersburg           PA                        484,121
 8.078            Ryans - Lumberton, NC                       Lumberton              NC                        483,146
 8.079            Fire Mountain - Griffin, GA                 Griffin                GA                        479,520
  8.08            Ryans - Springfield, MO                     Springfield            MO                        479,217
 8.081            Fire Mountain - Calhoun, GA                 Calhoun                GA                        475,554
 8.082            Fire Mountain - North Little Rock, AR       North Little Rock      AR                        471,524
 8.083            Ryans - Oak Ridge, TN                       Oak Ridge              TN                        471,014
 8.084            Fire Mountain - Foley, AL                   Foley                  AL                        470,090
 8.085            Ryans - Hot Springs, AR                     Hot Springs            AR                        469,523
 8.086            Ryans - Johnstown, PA                       Johnstown              PA                        469,130
 8.087            Ryans - Seneca, SC                          Seneca                 SC                        468,864
 8.088            Ryans - Greenville, SC                      Greenville             SC                        464,755
 8.089            Ryans - Marietta, OH                        Marietta               OH                        463,483
  8.09            Ryans - Orangeburg, SC                      Orangeburg             SC                        460,671
 8.091            Ryans - Lafayette, LA                       Lafayette              LA                        459,154
 8.092            Fire Mountain - Fort Smith, AR              Fort Smith             AR                        457,141
 8.093            Ryans - Cincinnati, OH                      Cincinnati             OH                        450,144
 8.094            Ryans - Akron, OH                           Akron                  OH                        440,526
 8.095            Ryans - Gastonia, NC                        Gastonia               NC                        436,502
 8.096            Fire Mountain - Concord, NC                 Concord                NC                        436,228
 8.097            Ryans - Elizabethtown, KY                   Elizabethtown          KY                        436,104
 8.098            Fire Mountain - Clarksville, TN             Clarksville            TN                        435,871
 8.099            Ryans - Corydon, IN                         Corydon                IN                        435,779
  8.1             Ryans - Jonesboro, AR                       Jonesboro              AR                        435,779
 8.101            Ryans - Morristown, TN                      Morristown             TN                        433,059
 8.102            Ryans - Simpsonville, SC                    Simpsonville           SC                        431,157
 8.103            Ryans - Sevierville, TN                     Sevierville            TN                        426,306
 8.104            Ryans - Cookeville, TN                      Cookeville             TN                        424,838
 8.105            Fire Mountain - Columbia, SC                Columbia               SC                        416,832
 8.106            Fire Mountain - Mansfield, OH               Mansfield              OH                        416,832
 8.107            Ryans - Tyler, TX                           Tyler                  TX                        413,797
 8.108            Ryans - Millington, TN                      Millington             TN                        407,359
 8.109            Fire Mountain - Winston-Salem, NC           Winston-Salem          NC                        406,411
  8.11            Ryans - Tupelo, MS                          Tupelo                 MS                        389,277
 8.111            Ryans - Cleveland, TN                       Cleveland              TN                        387,142
 8.112            Ryans - Indianapolis, IN                    Indianapolis           IN                        364,735
 8.113            Ryans - Danville, IL                        Danville               IL                        359,727
 8.114            Ryans - Slidell, LA                         Slidell                LA                        251,941
 8.115            Ryans - Clarksburg, WV                      Clarksburg             WV                        139,299
 8.116            Ryans - Charleston, WV                      Charleston             WV                        135,772
 8.117            Ryans - Hagerstown, MD                      Hagerstown             MD                        135,184
 8.118            Home Town Buffet - Burbank, CA              Burbank                CA                        129,307
 8.119            Ryans - Summerville, SC                     Summerville            SC                        126,368
  8.12            Fire Mountain - Beaver Falls, PA            Beaver Falls           PA                        113,143
 8.121            Fire Mountain - Mechanicsburg, PA           Mechanicsburg          PA                        108,148
 8.122            Home Town Buffet - Canoga Park, CA          Canoga Park            CA                        99,919
 8.123            Ryans - Searcy, AR                          Searcy                 AR                        86,988
 8.124            Ryans - West Plains, MO                     West Plains            MO                        82,874
 8.125            Home Town Buffet - Lynwood, CA              Lynwood                CA                        82,286
 8.126            Ryans - Lexington, SC                       Lexington              SC                        70,531
 8.127            Home Town Buffet - Fresno, CA               Fresno                 CA                        70,531
 8.128            Old Country Buffet - Union Gap, WA          Union Gap              WA                        70,531
 8.129            Old Country Buffet - Fairness Hills , PA    Fairness Hills         PA                        60,539
  8.13            Ryans - Tuscaloosa, AL                      Tuscaloosa             AL                        38,204
   9          2   Timberlake and Glades Apartments Portfolio  Altamonte Springs      FL           N        54,000,000
 9.001            Timberlake Apartments                       Altamonte Springs      FL                    44,700,000
 9.002            The Glades Apartments                       Altamonte Springs      FL                     9,300,000
   14         1   Quality King - Ronkonkoma Portfolio         Ronkonkoma             NY           N        37,500,000
 14.001           2060 Ninth Avenue                           Ronkonkoma             NY                    15,708,595
 14.002           201 Comac Street                            Ronkonkoma             NY                    15,217,921
 14.003           2145 Ninth Avenue                           Ronkonkoma             NY                     6,573,484
   22         2   Valley View Portfolio                       Las Vegas              NV           N        27,594,000
 22.001           Carefree Valley View                        Las Vegas              NV
 22.002           Carefree Valley View - Full Service          Las Vegas             NV

                         % OF                                                                                 MATURITY
                       AGGREGATE   ORIGINAL     REMAINING   REMAINING               REMAINING                   DATE
MORTGAGE    CUT-OFF     CUT-OFF     TERM TO      TERM TO       IO        ORIGINAL     AMORT       MONTHLY      OR ARD
 LOAN      DATE LOAN     DATE     MATURITY OR  MATURITY OR    PERIOD      AMORT       TERM          P&I        BALLOON
NUMBER    BALANCE ($)   BALANCE   ARD (MOS.)   ARD (MOS.)    (MOS.)    TERM (MOS.)    (MOS.)   PAYMENTS ($)  BALANCE ($)
--------  -----------  ---------  -----------  -----------  ---------  -----------  ---------  ------------  ----------
  8        61,985,000     2.4%        120          119          23         360         360        371,831     54,933,590
8.001
8.002
8.003
8.004
8.005
8.006
8.007
8.008
8.009
 8.01
8.011
8.012
8.013
8.014
8.015
8.016
8.017
8.018
8.019
 8.02
8.021
8.022
8.023
8.024
8.025
8.026
8.027
8.028
8.029
 8.03
8.031
8.032
8.033
8.034
8.035
8.036
8.037
8.038
8.039
 8.04
8.041
8.042
8.043
8.044
8.045
8.046
8.047
8.048
8.049
 8.05
8.051
8.052
8.053
8.054
8.055
8.056
8.057
8.058
8.059
 8.06
8.061
8.062
8.063
8.064
8.065
8.066
8.067
8.068
8.069
 8.07
8.071
8.072
8.073
8.074
8.075
8.076
8.077
8.078
8.079
 8.08
8.081
8.082
8.083
8.084
8.085
8.086
8.087
8.088
8.089
 8.09
8.091
8.092
8.093
8.094
8.095
8.096
8.097
8.098
8.099
 8.1
8.101
8.102
8.103
8.104
8.105
8.106
8.107
8.108
8.109
 8.11
8.111
8.112
8.113
8.114
8.115
8.116
8.117
8.118
8.119
 8.12
8.121
8.122
8.123
8.124
8.125
8.126
8.127
8.128
8.129
 8.13
  9        54,000,000     2.1%         60           59          59          IO           IO       IO     54,000,000
9.001
9.002
  14       37,402,955     1.5%        120          117                     360          357     235,154  32,194,481
14.001
14.002
14.003
  22       27,594,000     1.1%         60           56          56          IO           IO       IO     27,594,000
22.001
22.002

                                                                               CUT-OFF
                                                                              DATE LOAN
MORTGAGE                         CUT-OFF     LTV RATIO     NUMBER               AMOUNT        UW NET      MORTGAGE
 LOAN      APPRAISED              DATE      AT MATURITY   OF UNITS   UNIT OF  PER (UNIT)     CASH FLOW      LOAN
NUMBER     VALUE ($)   DSCR (X)  LTV RATIO    OR ARD       (UNITS)   MEASURE      ($)           ($)        NUMBER
--------  -----------  --------  ---------  -----------  ---------  --------  ----------  --------------  --------
  8       347,177,075    2.88       36.4%       32.3%    1,339,957   Sq. Ft.       94.41   26,201,440.00      8
8.001       4,650,000                                       10,485   Sq. Ft.                                8.001
8.002       4,010,000                                       10,854   Sq. Ft.                                8.002
8.003       4,070,000                                       10,211   Sq. Ft.                                8.003
8.004       3,829,887                                       10,065   Sq. Ft.                                8.004
8.005       3,768,800                                       10,211   Sq. Ft.                                8.005
8.006       3,665,896                                       10,825   Sq. Ft.                                8.006
8.007       3,635,703                                       10,100   Sq. Ft.                                8.007
8.008       3,626,096                                        9,023   Sq. Ft.                                8.008
8.009       3,584,071                                       10,388   Sq. Ft.                                8.009
 8.01       3,485,591                                       10,485   Sq. Ft.                                8.01
8.011       3,475,736                                       10,485   Sq. Ft.                                8.011
8.012       3,460,116                                       10,627   Sq. Ft.                                8.012
8.013       3,437,242                                       11,083   Sq. Ft.                                8.013
8.014       3,418,308                                        9,353   Sq. Ft.                                8.014
8.015       3,372,514                                        9,097   Sq. Ft.                                8.015
8.016       3,348,010                                       10,485   Sq. Ft.                                8.016
8.017       3,326,421                                        9,282   Sq. Ft.                                8.017
8.018       3,295,568                                        9,727   Sq. Ft.                                8.018
8.019       3,290,000                                       10,825   Sq. Ft.                                8.019
 8.02       3,258,813                                        9,921   Sq. Ft.                                8.02
8.021       3,200,000                                       10,825   Sq. Ft.                                8.021
8.022       3,171,780                                       11,530   Sq. Ft.                                8.022
8.023       3,164,377                                        9,561   Sq. Ft.                                8.023
8.024       3,156,622                                        8,891   Sq. Ft.                                8.024
8.025       3,146,573                                       10,143   Sq. Ft.                                8.025
8.026       3,129,194                                        9,058   Sq. Ft.                                8.026
8.027       3,126,824                                        9,327   Sq. Ft.                                8.027
8.028       3,100,000                                       10,825   Sq. Ft.                                8.028
8.029       3,100,000                                       10,825   Sq. Ft.                                8.029
 8.03       3,100,000                                       11,099   Sq. Ft.                                8.03
8.031       3,084,328                                       10,825   Sq. Ft.                                8.031
8.032       3,079,990                                       10,349   Sq. Ft.                                8.032
8.033       3,030,354                                       10,349   Sq. Ft.                                8.033
8.034       3,000,000                                       10,825   Sq. Ft.                                8.034
8.035       3,025,000                                       10,901   Sq. Ft.                                8.035
8.036       3,000,000                                       10,724   Sq. Ft.                                8.036
8.037       2,980,749                                       10,825   Sq. Ft.                                8.037
8.038       2,972,348                                        9,921   Sq. Ft.                                8.038
8.039       2,963,789                                       11,530   Sq. Ft.                                8.039
 8.04       2,963,765                                        9,353   Sq. Ft.                                8.04
8.041       2,950,000                                        9,921   Sq. Ft.                                8.041
8.042       2,947,194                                       10,825   Sq. Ft.                                8.042
8.043       2,910,145                                       10,065   Sq. Ft.                                8.043
8.044       2,901,149                                       10,642   Sq. Ft.                                8.044
8.045       2,900,000                                       10,349   Sq. Ft.                                8.045
8.046       2,865,811                                       10,065   Sq. Ft.                                8.046
8.047       2,836,180                                       11,860   Sq. Ft.                                8.047
8.048       2,800,000                                        9,921   Sq. Ft.                                8.048
8.049       2,821,393                                       10,349   Sq. Ft.                                8.049
 8.05       2,798,540                                        9,616   Sq. Ft.                                8.05
8.051       2,795,114                                       11,860   Sq. Ft.                                8.051
8.052       2,775,031                                       10,825   Sq. Ft.                                8.052
8.053       2,760,911                                       10,100   Sq. Ft.                                8.053
8.054       2,750,000                                       10,349   Sq. Ft.                                8.054
8.055       2,700,000                                       10,349   Sq. Ft.                                8.055
8.056       2,728,043                                       10,825   Sq. Ft.                                8.056
8.057       2,707,796                                       10,349   Sq. Ft.                                8.057
8.058       2,705,501                                       10,466   Sq. Ft.                                8.058
8.059       2,800,000                                       11,035   Sq. Ft.                                8.059
 8.06       2,800,000                                       10,017   Sq. Ft.                                8.06
8.061       2,700,000                                       10,825   Sq. Ft.                                8.061
8.062       2,700,000                                       10,398   Sq. Ft.                                8.062
8.063       2,690,212                                        9,921   Sq. Ft.                                8.063
8.064       2,688,789                                        9,921   Sq. Ft.                                8.064
8.065       2,676,030                                       10,825   Sq. Ft.                                8.065
8.066       2,652,128                                       10,349   Sq. Ft.                                8.066
8.067       2,650,000                                       10,825   Sq. Ft.                                8.067
8.068       2,636,136                                       10,349   Sq. Ft.                                8.068
8.069       2,629,411                                       10,825   Sq. Ft.                                8.069
 8.07       2,621,930                                        9,023   Sq. Ft.                                8.07
8.071       2,600,000                                        9,921   Sq. Ft.                                8.071
8.072       2,598,460                                        9,253   Sq. Ft.                                8.072
8.073       2,571,585                                       10,825   Sq. Ft.                                8.073
8.074       2,569,515                                       10,065   Sq. Ft.                                8.074
8.075       2,569,471                                        9,616   Sq. Ft.                                8.075
8.076       2,561,876                                        9,921   Sq. Ft.                                8.076
8.077       2,555,143                                       10,825   Sq. Ft.                                8.077
8.078       2,710,000                                       10,065   Sq. Ft.                                8.078
8.079       2,530,862                                       10,825   Sq. Ft.                                8.079
 8.08       2,529,262                                       11,530   Sq. Ft.                                8.08
8.081       2,509,930                                        9,921   Sq. Ft.                                8.081
8.082       2,488,661                                       10,825   Sq. Ft.                                8.082
8.083       2,485,968                                       10,398   Sq. Ft.                                8.083
8.084       2,481,092                                       10,349   Sq. Ft.                                8.084
8.085       2,478,099                                        9,921   Sq. Ft.                                8.085
8.086       2,476,021                                        9,921   Sq. Ft.                                8.086
8.087       2,474,617                                       10,398   Sq. Ft.                                8.087
8.088       2,452,931                                       10,642   Sq. Ft.                                8.088
8.089       2,446,220                                       10,388   Sq. Ft.                                8.089
 8.09       2,431,374                                       10,349   Sq. Ft.                                8.09
8.091       2,423,372                                       11,860   Sq. Ft.                                8.091
8.092       2,412,747                                       10,825   Sq. Ft.                                8.092
8.093       2,375,818                                       11,530   Sq. Ft.                                8.093
8.094       2,325,056                                       10,075   Sq. Ft.                                8.094
8.095       2,303,814                                       10,065   Sq. Ft.                                8.095
8.096       2,302,371                                       10,825   Sq. Ft.                                8.096
8.097       2,301,716                                       10,349   Sq. Ft.                                8.097
8.098       2,300,486                                       10,065   Sq. Ft.                                8.098
8.099       2,300,000                                        9,921   Sq. Ft.                                8.099
 8.1        2,300,000                                       10,349   Sq. Ft.                                 8.1
8.101       2,285,644                                       10,825   Sq. Ft.                                8.101
8.102       2,275,608                                       10,065   Sq. Ft.                                8.102
8.103       2,250,000                                       10,825   Sq. Ft.                                8.103
8.104       2,242,254                                       10,349   Sq. Ft.                                8.104
8.105       2,200,000                                       10,982   Sq. Ft.                                8.105
8.106       2,200,000                                       10,254   Sq. Ft.                                8.106
8.107       2,183,982                                       10,398   Sq. Ft.                                8.107
8.108       2,150,000                                        9,921   Sq. Ft.                                8.108
8.109       2,145,000                                       10,825   Sq. Ft.                                8.109
 8.11       2,054,565                                       10,388   Sq. Ft.                                8.11
8.111       2,043,296                                       10,349   Sq. Ft.                                8.111
8.112       1,925,035                                        9,407   Sq. Ft.                                8.112
8.113       1,898,602                                       10,642   Sq. Ft.                                8.113
8.114       1,329,718                                       10,941   Sq. Ft.                                8.114
8.115       2,360,000                                       10,642   Sq. Ft.                                8.115
8.116       2,310,000                                       10,642   Sq. Ft.                                8.116
8.117       2,300,000                                       10,825   Sq. Ft.                                8.117
8.118       2,300,000                                        8,327   Sq. Ft.                                8.118
8.119       3,000,000                                       10,133   Sq. Ft.                                8.119
 8.12       1,925,000                                       10,896   Sq. Ft.                                8.12
8.121       1,840,000                                       10,825   Sq. Ft.                                8.121
8.122       1,700,000                                        9,013   Sq. Ft.                                8.122
8.123       1,480,000                                        9,921   Sq. Ft.                                8.123
8.124       1,400,000                                       10,466   Sq. Ft.                                8.124
8.125       1,400,000                                        8,858   Sq. Ft.                                8.125
8.126       1,700,000                                       10,103   Sq. Ft.                                8.126
8.127       1,200,000                                        9,124   Sq. Ft.                                8.127
8.128       1,100,000                                        8,464   Sq. Ft.                                8.128
8.129         960,000                                       10,380   Sq. Ft.                                8.129
 8.13         750,000                                        9,078   Sq. Ft.                                8.13
  9        69,100,000   1.28        78.2%       78.2%          876    Units    61,643.84    3,946,330.00      9
9.001      57,200,000                                          716    Units                                 9.001
9.002      11,900,000                                          160    Units                                 9.002
  14       53,000,000   1.27        70.6%       60.7%      439,400   Sq. Ft.       85.12    3,571,764.00      14
14.001     21,800,000                                      179,400   Sq. Ft.                1,459,309.00   14.001
14.002     22,400,000                                      185,000   Sq. Ft.                1,499,991.00   14.002
14.003      8,800,000                                       75,000   Sq. Ft.                  612,464.00   14.003
  22       35,500,000   1.20        77.7%       77.7%          426    Units    64,774.65    2,104,833.80     22
22.001     29,750,000                                          344    Units                 1,773,407.76   22.001
22.002      5,750,000                                           82    Units                   331,426.04   22.002

                                                                                                       CROSS
                                                                                                  COLLATERALIZED
MORTGAGE   LOAN                                                                                      AND CROSS     ORIGINAL
  LOAN     GROUP                                                                                     DEFAULTED       LOAN
 NUMBER   NUMBER                PROPERTY NAME                            CITY             STATE      LOAN FLAG    BALANCE ($)
--------  ------  ----------------------------------------  ---------------------------  -------  --------------  -----------
   46        1    Springs Industries Portfolio 2            Various                         SC           N         15,750,000
 46.001           Springs Industries Fort Mill EO           Fort Mill                       SC                      6,909,198
 46.002           Springs Industries Fort Mill CDC          Fort Mill                       SC                      4,606,132
 46.003           Springs Industries Lancaster              Lancaster                       SC                      4,234,670
   54        1    Nassau Bay I & II Portfolio               Nassau Bay                      TX           N         14,000,000
 54.001           Doctor's Center                           Nassau Bay                      TX                      9,556,886
 54.002           Space Park                                Nassau Bay                      TX                      4,443,114
   72        2    Columbus Multifamily Portfolio            Columbus                        GA           N          9,540,000
 72.001           Greystone at Green Island Oaks            Columbus                        GA
 72.002           Greystone at Maple Ridge                  Columbus                        GA
  108        1    Concord Town Center Portfolio             Various                         WI           N          4,850,000
108.001           Concord Town Center                       Town of Buchanan (Appleton)     WI
108.002           Anchor Bank                               Sussex                          WI
  130        1    Alice G. Smith Retail Portfolio           Various                      Various         N          3,600,000
130.001           Texas Tech Plaza                          Lubbock                         TX                      2,100,000
130.002           Charter One Plaza                         Carmel                          IN                      1,500,000
  132        1    Advance Auto Stores - Biltmore Portfolio  Various                         NC           N          3,570,000
132.001           Advance Auto - Fayetteville, NC           Fayetteville                    NC
132.002           Advance Auto - Henderson, NC              Henderson                       NC
132.003           Advance Auto - Wake Forest, NC            Wake Forest                     NC
132.004           Advance Auto - Kinston, NC                Kinston                         NC

                         % OF                                                                                 MATURITY
                       AGGREGATE   ORIGINAL     REMAINING   REMAINING               REMAINING                   DATE
MORTGAGE    CUT-OFF     CUT-OFF     TERM TO      TERM TO       IO        ORIGINAL     AMORT       MONTHLY      OR ARD
 LOAN      DATE LOAN     DATE     MATURITY OR  MATURITY OR    PERIOD      AMORT       TERM          P&I        BALLOON
NUMBER    BALANCE ($)   BALANCE   ARD (MOS.)   ARD (MOS.)    (MOS.)    TERM (MOS.)    (MOS.)   PAYMENTS ($)  BALANCE ($)
--------  -----------  ---------  -----------  -----------  ---------  -----------  ---------  ------------  -----------
   46      15,657,773     0.6%        120          114                      360        354        91,913      13,259,903
 46.001
 46.002
 46.003
   54      14,000,000     0.6%        120          120         120           IO         IO           IO       14,000,000
 54.001
 54.002
   72       9,540,000     0.4%        120          118         34           360        360        56,809       8,610,574
 72.001
 72.002
  108       4,850,000     0.2%        120          120         36           360        360        28,553       4,368,341
108.001
108.002
  130       3,600,000     0.1%        120          118         58           360        360        22,495       3,385,443
130.001
130.002
  132      3,547,290      0.1%        120          115                      300        295        23,791       2,798,609
132.001
132.002
132.003
132.004

                                                                               CUT-OFF
                                                                              DATE LOAN
MORTGAGE                            CUT-OFF    LTV RATIO    NUMBER              AMOUNT       UW NET      MORTGAGE
  LOAN      APPRAISED                DATE     AT MATURITY  OF UNITS  UNIT OF  PER (UNIT)    CASH FLOW      LOAN
 NUMBER     VALUE ($)    DSCR (X)  LTV RATIO    OR ARD      (UNITS)  MEASURE      ($)          ($)        NUMBER
--------  -------------  --------  ---------  -----------  --------  -------  ----------  ------------  ----------
   46      21,200,000      1.48      73.9%       62.6%      265,493  Sq. Ft.       58.98  1,631,918.29          46
 46.001     9,300,000                                        79,863  Sq. Ft.                696,326.07      46.001
 46.002     6,200,000                                        63,630  Sq. Ft.                463,148.82      46.002
 46.003     5,700,000                                       122,000  Sq. Ft.                472,443.40      46.003
   54      16,700,000      1.27      74.9%       74.9%      104,327  Sq. Ft.      134.19    936,435.47          54
 54.001    11,400,000                                       57,777   Sq. Ft.                734,334.45      54.001
 54.002     5,300,000                                        46,550  Sq. Ft.                202,101.02      54.002
   72      11,925,000      1.22      80.0%       72.2%          128   Units    74,531.25    834,411.00          72
 72.001     6,925,000                                            80   Units                 465,256.00      72.001
 72.002     5,000,000                                            48   Units                 369,155.00      72.002
  108       6,550,000      1.18      74.1%       66.7%       28,387  Sq. Ft.      170.85    402,650.00         108
108.001     4,750,000                                        24,187  Sq. Ft.                               108.001
108.002     1,800,000                                         4,200  Sq. Ft.                               108.002
  130       6,180,000      1.25      58.3%       54.8%       11,385  Sq. Ft.      316.21    338,327.31         130
130.001     3,490,000                                         6,200  Sq. Ft.                179,494.18     130.001
130.002     2,690,000                                         5,185  Sq. Ft.                158,833.13     130.002
  132       5,920,000      1.28      59.9%       47.3%       28,000  Sq. Ft.      126.69    366,588.00         132
132.001     1,550,000                                         7,000  Sq. Ft.                 96,856.00     132.001
132.002     1,520,000                                         7,000  Sq. Ft.                 95,024.00     132.002
132.003     1,460,000                                         7,000  Sq. Ft.                 88,158.00     132.003
132.004     1,390,000                                         7,000  Sq. Ft.                 86,550.00     132.004

(THIS PAGE WAS INTENTIONALLY LEFT BLANK)

ANNEX B

Structural and Collateral Term Sheet

B-1

(THIS PAGE WAS INTENTIONALLY LEFT BLANK)

Information in these materials may be amended or completed prior to sale, dated November 27, 2006.

CMBS NEW ISSUE
STRUCTURAL AND COLLATERAL TERM SHEET

$2,360,637,000 (Approximate)

Series 2006-C1 Commercial Mortgage Pass-Through Certificates
Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4, Class A-1A, Class XP,
Class A-M, Class A-J, Class B, Class C and Class D

COBALT CMBS Commercial Mortgage Trust 2006-C1
Issuing Entity

CWCapital Commercial Funding Corp.
Depositor

CWCapital LLC
Wachovia Bank, National Association
Citigroup Global Markets Realty Corp.
Artesia Mortgage Capital Corporation
German American Capital Corporation
Sponsors and Mortgage Loan Sellers

Wachovia Bank, National Association
Master Servicer

CWCapital Asset Management LLC
Special Servicer

Wells Fargo Bank, N.A.
Trustee

Co-Lead and Joint Bookrunning Manager	Co-Lead and Joint Bookrunning Manager	Co-Lead and Joint Bookrunning Manager

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

COBALT CMBS Commercial Mortgage Trust 2006-C1 Commercial Mortgage Pass-Through Certificates Series 2006-C1

Transaction Structure

Transaction Terms

NOTE: CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASCRIBED TO THEM IN THE FREE WRITING PROSPECTUS, DATED NOVEMBER 27, 2006.

Issue Type
Sequential pay REMIC. Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4, Class A-1A, Class XP, Class A-M, Class A-J, Class B, Class C and Class D Certificates (the “Offered Certificates”) are offered publicly. All other Certificates will be privately placed to qualified institutional buyers, institutional accredited investors or purchasers in offshore transactions in reliance on Regulation S.

Cut-Off Date
All Mortgage Loan characteristics are based on balances as of the Cut-Off Date, which is December 1, 2006 with respect to 69 Mortgage Loans, December 5, 2006 with respect to 2 Mortgage Loans, December 6, 2006 with respect to 6 Mortgage Loans and December 11, 2006 with respect to 90 Mortgage Loans. All percentages presented herein are approximate.

Mortgage Pool
The Mortgage Pool consists of 167 Mortgage Loans (the “Mortgage Loans”) with an aggregate principal balance as of the Cut-Off Date of $2,545,161,488 (the “Cut-Off Date Pool Balance”), subject to a variance of plus or minus 5%. The Mortgage Loans are secured by 424 properties (the “Mortgaged Properties”) located throughout 42 states. The Mortgage Pool will be deemed to consist of 2 loan groups (“Loan Group 1” and “Loan Group 2” and, together, the “Loan Groups”). Loan Group 1 will consist of all of the Mortgage Loans that are not secured by Mortgaged Properties that are multifamily properties. Loan Group 1 is expected to consist of 139 Mortgage Loans, with an aggregate principal balance as of the Cut-Off Date of $2,144,252,958 (the “Cut-Off Date Group 1 Balance”). Loan Group 2 will consist of 28 Mortgage Loans that are secured by multifamily properties, with an aggregate principal balance as of the Cut-Off Date of $400,908,530 (the “Cut-Off Date Group 2 Balance” and, together with the Cut-Off Date Group 1 Balance, the “Cut-Off Date Pool Balance”).

Depositor	CWCapital Commercial Funding Corp.

Underwriters
Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell Offered Certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

3

Table of Content

COBALT CMBS Commercial Mortgage Trust 2006-C1 Commercial Mortgage Pass-Through Certificates Series 2006-C1

Transaction Terms

Mortgage Loan Sellers and Sponsors
CWCapital LLC (“CWCapital”), Wachovia Bank, National Association (“Wachovia”), Citigroup Global Markets Reality Corp. (“CGMRC”), Artesia Mortgage Capital Corporation (“Artesia”) and German American Capital Corporation (“GACC”)

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance

CWCapital LLC*	58	$760,838,027	29.9%
Wachovia Bank, National Association	41	696,604,492	27.4
Citigroup Global Markets Realty Corp.	23	617,171,940	24.2
Artesia Mortgage Capital Corporation	34	280,939,029	11.0
German American Capital Corporation	11	189,608,000	7.4

Total	167	$2,545,161,488	100.0%

*
For purposes of the information contained herein, although certain Mortgage Loans were sold to the Depositor by CWCapital Mortgage Securities I LLC or CWCapital Mortgage Securities III LLC, all references to “mortgage loan seller” or “seller” with respect to such Mortgage Loans will be deemed to refer to CWCapital. Prior to this securitization, those Mortgage Loans were originated and closed or purchased by CWCapital and subsequently sold by CWCapital to CWCapital Mortgage Securities I or CWCapital Mortgage Securities III LLC. The representations and warranties made by CWCapital in connection with the sale of these Mortgage Loans to CWCapital Mortgage Securities I LLC or CWCapital Mortgage Securities III LLC will be separately made to the Depositor by CWCapital and the sole recourse to cure a material document defect or a material breach in respect of such Mortgage Loans or to repurchase or replace any of those Mortgage Loans, if defective, will be solely against CWCapital.

Trustee	Wells Fargo Bank, N.A.

Master Servicer	Wachovia Bank, National Association

Special Servicer	CWCapital Asset Management LLC

Rating Agencies	Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Fitch, Inc. (“Fitch”)

Denominations	$25,000 minimum for Offered Certificates other than the Class XP Certificates.

$1,000,000 minimum for the Class XP Certificates.

Closing Date	On or about December 21, 2006.

Settlement Terms	Book-entry through DTC for all Offered Certificates.

Distribution Date	The fourth business day following the related Determination Date, commencing in January 2007.

Determination Date	The 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing, with respect to the Offered Certificates, in January 2007.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

4

COBALT CMBS Commercial Mortgage Trust 2006-C1 Commercial Mortgage Pass-Through Certificates Series 2006-C1

Transaction Terms

Interest Distributions	Each Class of Offered Certificates will be entitled on each Distribution Date to interest accrued at its Pass-Through Rate for such Distribution Date on the outstanding Certificate Balance or Notional Amount of such Class. Interest will be distributed on each Distribution Date in sequential order of Class designations with the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4, Class A-1A, Class XC and Class XP Certificates ranking pari passu in entitlement to interest.

The Offered Certificates will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

The interest accrual period with respect to any Distribution Date and any Class of Offered Certificates is the calendar month preceding the month in which the Distribution Date occurs.

Principal Distributions	Principal will be distributed on each Distribution Date in accordance with the priorities set forth in ‘‘DESCRIPTION OF THE OFFERED CERTIFICATES—PAYMENTS’’ in the free writing prospectus, dated November 27, 2006 (the ‘‘Prospectus Supplement’’). Generally, the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates will only be entitled to receive distributions of principal collected or advanced in respect of Mortgage Loans in Loan Group 1 until (i) the Certificate Balance of the Class A-AB Certificates has been reduced to the planned principal balance for the related payment date set forth in the Prospectus Supplement and (ii) the principal balance of each other class of certificates having a prior alpha-numerical class designation has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of Mortgage Loans in Loan Group 2 until the Certificate Balance of the Class A-4 Certificates has been reduced to zero. If, due to losses, the Certificate Balances of the Class A-M through Class P Certificates are reduced to zero, but any two or more of the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4 and Class A-1A Certificates remain outstanding, payments of principal to the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4 and Class A-1A Certificates will be made on a pro rata basis. The Class XC and Class XP Certificates will not be entitled to distributions of principal.

Losses	Realized Losses and Additional Trust Fund Expenses, if any, will be allocated to Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates, in that order, and then, pro rata, to the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4 and Class A-1A Certificates.

Prepayment Premiums and Yield Maintenance Charges	Any Prepayment Premiums or Yield Maintenance Charges actually collected on a Mortgage Loan during the related collection period in which the prepayment occurred will be distributed to Certificateholders on the related Distribution Date following the collection period in which the prepayment occurred. Generally, the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates will only be entitled to receive distributions of Prepayment Premiums or Yield Maintenance Charges in respect of Mortgage Loans in Loan Group 1 until the Certificate Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of Prepayment Premiums or Yield

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

5

COBALT CMBS Commercial Mortgage Trust 2006-C1 Commercial Mortgage Pass-Through Certificates Series 2006-C1

Transaction Terms

Maintenance Charges in respect of Mortgage Loans in Loan Group 2 until the Certificate Balance of the Class A-4 Certificates has been reduced to zero. On each Distribution Date, the holders of each Class of Offered Certificates and the Class E, Class F, Class G and Class H Certificates then entitled to principal distributions will be entitled to a portion of Prepayment Premiums or Yield Maintenance Charges equal to the product of (a) the amount of such Prepayment Premiums or Yield Maintenance Charges, multiplied by (b) a fraction, the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date.

The portion, if any, of the Prepayment Premiums or Yield Maintenance Charges remaining after any payments described above will be distributed as follows (a) on or before the Distribution Date in December 2013, 30% to the holders of the Class XP Certificates and 70% to the holders of the Class XC Certificates and (b) thereafter, 100% to the holders of the Class XC Certificates.

Non-Serviced Loans	The Ala Moana Portfolio Loan, the ShopKo Portfolio Loan, the 311 South Wacker Loan and the Fortress/Ryan’s Portfolio Loan will each be serviced pursuant to the pooling and servicing agreement relating to another transaction. See ‘‘SERVICING UNDER THE POOLING AND SERVICING AGREEMENT—Servicing of the Non-Serviced Loan Combinations’’ in the Prospectus Supplement.

Advances	The Master Servicer, and if the Master Servicer fails to do so, the Trustee, will be obligated to make P&I Advances and Servicing Advances, including delinquent property taxes and insurance, on the Mortgage Loans (other than the Ala Moana Portfolio Loan, the ShopKo Portfolio Loan, the 311 South Wacker Loan and the Fortress/Ryan’s Portfolio Loan), but only to the extent that such Advances are not deemed non-recoverable and, in the case of P&I Advances, subject to any Appraisal Reductions that may occur. With respect to the Ala Moana Portfolio Loan, the ShopKo Portfolio Loan and the Fortress/Ryan’s Portfolio Loan, Servicing Advances will generally be made by the DMARC CD 2006-CD3 Master Servicer, the COMM 2006-C8 Master Servicer and the CGCMT 2006-C4 Master Servicer, respectively, and P&I Advances will generally be made by the Master Servicer, subject to any Appraisal Reductions that may occur, but only to the extent that such P&I Advances are not deemed non-recoverable. With respect to the 311 South Wacker Loan, P&I Advances and Servicing Advances will generally be made by the WBCMT 2006-C28 Master Servicer. If the WBCMT 2006-C28 Master Servicer fails to make any P&I Advance that it is otherwise required to make, the Master Servicer under the Pooling and Servicing Agreement will be required to make such P&I Advance.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

6

COBALT CMBS Commercial Mortgage Trust 2006-C1 Commercial Mortgage Pass-Through Certificates Series 2006-C1

Transaction Terms

Appraisal Reductions	An Appraisal Reduction generally will be created in the amount, if any, by which the principal balance of a Required Appraisal Loan (plus other amounts overdue or advanced in connection with such loan) exceeds 90% of the appraised value of the related Mortgaged Property plus all escrows and reserves (including letters of credit) held with respect to the Mortgage Loan. If there is an Appraisal Reduction Amount for a given Mortgage Loan, the P&I Advance for such Mortgage Loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse order of priority of the Classes. An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan has been brought current for at least three consecutive months, paid in full, liquidated, repurchased or otherwise disposed of.

Optional Termination	The Master Servicer, the Special Servicer and certain Certificateholders will have the option to terminate the Trust Fund in whole, but not in part, and purchase the remaining assets of the Trust Fund on or after the Distribution Date on which the Stated Principal Balance of the Mortgage Loans then outstanding is less than 1% of the Cut-Off Date Principal Balance. Such purchase price will generally be at a price equal to the unpaid aggregate principal balance of the Mortgage Loans (or fair market value in the case of REO Properties), plus accrued and unpaid interest and certain other additional trust fund expenses.

The Trust Fund may also be terminated under certain circumstances when the Offered Certificates have been paid in full and the remaining outstanding Certificates (other than the Class R-I Certificates and Class R-II Certificates) are held by a single Certificateholder.

Controlling Class	The Class of Sequential Pay Certificates (a) which bears the latest alphabetical Class designation and (b) the Certificate Balance of which is greater than 25% of its original Certificate Balance; provided, however, if no Class of Sequential Pay Certificates satisfies clause (b) above, the Controlling Class shall be the outstanding Class of Sequential Pay Certificates bearing the latest alphabetical Class designation.

Controlling Class Representative	The representative appointed by the holder of the majority of the Class Principal Balance of the Controlling Class. In addition, the holders of the Companion Loans may have the ability to exercise some or all of the rights of the Controlling Class and the Controlling Class Representative. See ‘‘SERVICING UNDER THE POOLING AND SERVICING AGREEMENT—The Directing Holders’’ and ‘‘—Servicing of the Non-Serviced Loan Combinations’’ in the Prospectus Supplement for more information.

ERISA	The Offered Certificates are expected to be ERISA eligible.

SMMEA	The Offered Certificates will not constitute ‘‘mortgage related securities’’ within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

Tax	The Offered Certificates will be treated as regular interests in a REMIC.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

7

COBALT CMBS Commercial Mortgage Trust 2006-C1 Commercial Mortgage Pass-Through Certificates Series 2006-C1

Transaction Terms

Wachovia Capital Markets, LLC

Charles Culbreth
(704) 383-7716 (Phone)
(704) 715-0066 (Fax)

Scott Fuller
(704) 715-8440 (Phone)
(704) 715-1214 (Fax)

Bill White
(704) 715-8440 (Phone)
(704) 715-1214 (Fax)

Chris Campbell
(704) 715-8440 (Phone)
(704) 715-1214 (Fax)

Citigroup Global Markets Inc.		Deutsche Bank Securities Inc.
Paul Vanderslice		Blake Catlett
(212) 723-6156 (Phone)		(212) 250-5149 (Phone)
(212) 723-8599 (Fax)		(212) 797-5630 (Fax)

Angela Vleck		Ben Doramus
(212) 816-8087 (Phone)		(212) 250-5149 (Phone)
(212) 816-8307 (Fax)		(212) 797-5630 (Fax)

Lainie Kaye
(212) 250-5270 (Phone)
(212) 797-0286 (Fax)

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

8

COBALT CMBS Commercial Mortgage Trust 2006-C1 Commercial Mortgage Pass-Through Certificates Series 2006-C1

Structure Overview

OFFERED CERTIFICATES

			Certificate Balance(1)		Approx. % of Cut-Off Date Pool Balance	Approx. Credit Support	Weighted Average Life(yrs)(2)	Principal Window(2)	Assumed Final Distribution Date(2)	Rate Type
	Expected Ratings

Class	S&P	Fitch

A-1	AAA	AAA	$47,257,000		1.857%	30.000%	2.67	01/07 – 08/11	08/15/11	Fixed
A-2	AAA	AAA	$358,727,000		14.094%	30.000%	4.78	08/11 – 12/11	12/15/11	Fixed
A-AB	AAA	AAA	$137,993,000		5.422%	30.000%	7.27	12/11 – 06/16	06/15/16	Fixed
A-3	AAA	AAA	$102,115,000		4.012%	30.000%	9.32	10/15 – 06/16	06/15/16	Fixed
A-4	AAA	AAA	$734,613,000		28.863%	30.000%	9.77	06/16 – 11/16	11/15/16	Fixed
A-1A	AAA	AAA	$400,908,000		15.752%	30.000%	7.28	01/07 – 11/16	11/15/16	Fixed
XP	AAA	AAA	$2,469,093,000	(3)	N/A	N/A	N/A	N/A	12/15/13	Variable(3)
A-M	AAA	AAA	$254,516,000		10.000%	20.000%	9.90	11/16 – 11/16	11/15/16	Fixed
A-J	AAA	AAA	$209,976,000		8.250%	11.750%	9.96	11/16 – 12/16	12/15/16	Fixed
B	AA	AA	$50,903,000		2.000%	9.750%	9.98	12/16 – 12/16	12/15/16	Fixed
C	AA-	AA-	$28,633,000		1.125%	8.625%	9.98	12/16 – 12/16	12/15/16	Fixed(4)
D	A	A	$34,996,000		1.375%	7.250%	9.98	12/16 – 12/16	12/15/16	Fixed(4)

NON-OFFERED CERTIFICATES

			Certificate Balance(1)		Approx. % of Cut-Off Date Pool Balance	Approx. Credit Support	Weighted Average Life(yrs)(2)	Principal Window(2)	Assumed Final Distribution Date(2)	Rate Type
	Expected Ratings

Class	S&P	Fitch

E(5)	A-	A-	$22,270,000		0.875%	6.375%	(5)	(5)	(5)	Fixed(4)
F(5)	BBB+	BBB+	$28,633,000		1.125%	5.250%	(5)	(5)	(5)	Fixed(4)
G(5)	BBB	BBB	$25,452,000		1.000%	4.250%	(5)	(5)	(5)	Fixed(4)
H(5)	BBB-	BBB-	$34,996,000		1.375%	2.875%	(5)	(5)	(5)	WAC(6)
J(5)	BB+	BB+	$6,363,000		0.250%	2.625%	(5)	(5)	(5)	Fixed(4)
K(5)	BB	BB	$9,544,000		0.375%	2.250%	(5)	(5)	(5)	Fixed(4)
L(5)	BB-	BB-	$9,544,000		0.375%	1.875%	(5)	(5)	(5)	Fixed(4)
M(5)	B+	B+	$3,182,000		0.125%	1.750%	(5)	(5)	(5)	Fixed(4)
N(5)	B	B	$6,363,000		0.250%	1.500%	(5)	(5)	(5)	Fixed(4)
O(5)	B-	B-	$6,363,000		0.250%	1.250%	(5)	(5)	(5)	Fixed(4)
P(5)	NR	NR	$31,814,488		1.250%	0.000%	(5)	(5)	(5)	Fixed(4)
XC(5)	AAA	AAA	$2,545,161,488	(3)	N/A	N/A	(5)	(5)	(5)	WAC-IO(3)
AMP-E1(7)	NR	BB	$18,000,000		N/A	N/A	(5)	(5)	(5)	Loan Specific(8)
AMP-E2(7)	NR	BB	$7,000,000		N/A	N/A	(5)	(5)	(5)	Loan Specific(8)
(1)	Subject to a permitted variance of plus or minus 5.0%.
(2)
As of the Cut-Off Date, the Weighted Average Life, Principal Window and Assumed Final Distribution Date were calculated assuming no prepayments will be made on the Mortgage Loans prior to their related maturity dates (or, in the case of ARD Loans, their Anticipated Repayment Dates) and the other assumptions set forth under “YIELD AND MATURITY CONSIDERATIONS—Yield Considerations” in the Prospectus Supplement.

(3)
The Class XC and Class XP Certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the Class XC and Class XP Certificates as described in the Prospectus Supplement. The interest rate applicable to each of the Class XC and Class XP Certificates for each distribution date will be as described in the Prospectus Supplement.

(4)
The pass-through rate applicable to each of the Class C, Class D, Class E, Class F, Class G, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates for any distribution date will be subject to a maximum rate of the applicable weighted average net mortgage rate (calculated as described in the Prospectus Supplement) for such date.

(5)	Not offered hereby. Any information provided herein regarding the terms of these Certificates is provided only to enhance your understanding of the Offered Certificates.
(6)
The pass-through rate applicable to the Class H Certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described in the Prospectus Supplement) for such date.

(7)
The Class AMP-E1 and Class AMP-E2 certificates evidence interests in the Ala Moana Portfolio Non-Pooled Junior Trust Loan (as defined herein). Not offered hereby. Any information provided herein regarding the terms of these certificates is provided only to enhance your understanding of the Offered Certificates.

(8)
“Loan Specific” refers to the pass-through rate for each class of the class AMP-E certificates as calculated based on (a) the mortgage rate of the Ala Moana Portfolio Non-Pooled Junior Trust Loan minus (b) the applicable servicing fee rate and trustee fee rate.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

9

COBALT CMBS Commercial Mortgage Trust 2006-C1 Commercial Mortgage Pass-Through Certificates Series 2006-C1

Structure Overview

Loan Group 1 Short-Term Collateral Summary(1)
Property Name	Cut-Off Date Balance	Balloon Balance(2)	State	Property Type	Weighted Average Remaining Term	Weighted Average Remaining IO Term	Weighted Average Cut-Off Date LTV(3)(4)	Weighted Average DSCR(3)(5)

Class A-1
Class A-1 Total Balloon Payment		$–
Remaining Class A-1 Amortization		47,257,000

Total Class A-1 Certificate Balance		$47,257,000

Class A-2
Ronler Corporate Center	$14,325,000	$13,628,948	OR	Office	56	8	75.0%	1.28x
International Paper Distribution – Marianna, FL	$7,600,000	7,600,000	FL	Industrial	56	56	80.0%	1.40x
Days Inn – Shoreline, WA	$2,288,777	2,100,072	WA	Hospitality	56	0	71.5%	1.78x
Ala Moana Portfolio	$200,000,000	200,000,000	HI	Various	57	57	51.5%	1.81x
Kandi Mall	$14,800,000	14,306,509	MN	Retail	57	21	74.0%	1.36x
Greenwich Atrium	$26,000,000	26,000,000	CT	Office	58	58	64.7%	1.30x
Wesco Self Storage	$10,000,000	10,000,000	CA	Self Storage	58	58	44.5%	1.89x
Florence Square	$14,500,000	14,500,000	AL	Retail	59	59	79.9%	1.42x
The Centre at Riverchase	$11,610,000	11,610,000	AL	Retail	59	59	77.4%	1.32x
Tree Trail Village	$9,960,000	9,960,000	GA	Retail	59	59	80.0%	1.46x
Five Forks Corners	$9,325,000	9,325,000	GA	Retail	59	59	77.1%	1.41x
Riverdale Crossing	$8,120,000	8,120,000	GA	Retail	59	59	80.0%	1.55x
The Carnival Flea Market	$8,000,000	7,410,564	FL	Retail	60	12	69.0%	1.64x
StorQuest Self Storage – Oxnard, CA	$5,250,000	5,250,000	CA	Self Storage	60	60	56.3%	1.44x
Willow Grove – Extra Space Self Storage	$4,800,000	4,800,000	PA	Self Storage	60	60	65.1%	1.53x
Storage America Center	$4,200,000	4,200,000	CT	Self Storage	60	60	63.0%	1.62x
The Capital Center	$3,675,000	3,496,740	NY	Office	60	12	78.2%	1.10x

Class A-2 Total Balloon Payment		$352,307,833			58	52	60.1%	1.64x
Remaining Class A-2 Amortization		6,419,167

Total Class A-2 Certificate Balance		$358,727,000

Class A-AB
Intergraph Corporate Campus	$45,000,000	$40,796,911	AL	Office	84	0	69.8%	1.21x
The Shoppes on Shugart Shopping Center	$3,295,003	2,825,927	GA	Retail	101	0	78.7%	1.08x
350 Long Beach	$3,300,000	2,839,834	CT	Industrial	102	0	78.6%	1.40x
Kmart – Sumter, SC	$1,856,139	1,447,500	SC	Retail	105	0	67.5%	1.33x

Class A-AB Total Balloon Payment		$47,910,172			87	0	70.8%	1.22x
Remaining Class A-AB Amortization		90,082,828

Total Class A-AB Certificate Balance		$137,993,000

(1)
This table identifies Mortgage Loans for which principal repayments are expected to result in principal distributions on the indicated Class of certificates assuming no prepayments are received on the Mortgage Loans in the pool.

(2)
As of the Cut-Off Date, the balloon balances, total balloon payments and remaining class amortization were calculated assuming no prepayments will be made on the Mortgage Loans prior to their related maturity dates and the other assumptions set forth under “YIELD AND MATURITY CONSIDERATIONS—Yield Considerations” in the Prospectus Supplement.

(3)	With respect to the Ala Moana Portfolio Loan, unless otherwise specified, the calculation of DSC ratio and LTV ratio do not take into account the Ala Moana Portfolio Non-Pooled Junior Trust Loan.
(4)	With respect to the Greenwich Atrium Loan and the Wesco Self Storage Loan, the calculations of LTV ratio are based upon “as stabilized” appraised values as opposed to “as is” appraised values.
(5)
With respect to the Ronler Corporate Center Loan and the Kmart-Sumter, SC Loan, the calculations of DSC ratio were adjusted by taking into account amounts available under certain letters of credit and/or cash reserves.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

10

COBALT CMBS Commercial Mortgage Trust 2006-C1 Commercial Mortgage Pass-Through Certificates Series 2006-C1

Mortgage Pool Characteristics as of the Cut-Off Date

GENERAL CHARACTERISTICS	All Mortgage Loans		Loan Group 1		Loan Group 2

Number of Mortgage Loans	167		139		28
Number of Crossed Loan Pools	0		0		0
Number of Mortgaged Properties	424		393		31
Aggregate Balance of all Mortgage Loans	$2,545,161,488		$2,144,252,958		$400,908,530
Number of Mortgage Loans with Balloon Payments(1)	109		90		19
Aggregate Balance of Mortgage Loans with Balloon Payments(1)	$1,387,833,253		$1,242,587,723		$145,245,530
Number of Mortgage Loans with Anticipated Repayment Date(2)	12		12		0
Aggregate Balance of Mortgage Loans with Anticipated Repayment Date(2)	$135,798,657		$135,798,657		$0
Number of Fully Amortizing Mortgage Loans	1		1		0
Aggregate Balance of Fully Amortizing Mortgage Loans	$9,364,078		$9,364,078		$0
Number of Non-amortizing Mortgage Loans(3)	45		36		9
Aggregate Balance of Non-amortizing Mortgage Loans(3)	$1,012,165,500		$756,502,500		$255,663,000
Average Balance of Mortgage Loans	$15,240,488		$15,426,280		$14,318,162
Minimum Balance of Mortgage Loans	$722,000		$722,000		$1,900,000
Maximum Balance of Mortgage Loans	$200,000,000		$200,000,000		$54,000,000
Maximum Balance for a group of cross-collateralized and cross-defaulted Mortgage Loans	$0		$0		$0
Weighted Average LTV ratio(4)	70.6%		69.7%		74.9%
Minimum LTV ratio(4)	36.4%		36.4%		57.1%
Maximum LTV ratio(4)	80.6%		80.6%		80.1%
Weighted Average LTV at Maturity or Anticipated Repayment Date(4)	65.7%		64.3%		72.8%
Weighted Average DSCR(5)	1.41	x	1.43	x	1.26	x
Minimum DSCR(5)	1.05	x	1.05	x	1.16	x
Maximum DSCR(5)	2.96	x	2.96	x	1.73	x
Weighted Average mortgage interest rate	6.015%		6.016%		6.014%
Minimum mortgage interest rate	5.230%		5.230%		5.600%
Maximum mortgage interest rate	7.305%		7.305%		6.420%
Weighted Average Remaining Term to Maturity or Anticipated Repayment Date (months)	106		109		89
Minimum Remaining Term to Maturity or Anticipated Repayment Date (months)	56		56		56
Maximum Remaining Term to Maturity or Anticipated Repayment Date (months)	238		238		120
Weighted Average Occupany Rate(6)	92.6%		92.5%		93.4%

(1)	Does not include Mortgage Loans with anticipated repayment dates or Mortgage Loans that are interest-only for their entire term.
(2)	Does not include Mortgage Loans that are interest-only for their entire term.
(3)	Includes Mortgage Loans with anticipated repayment dates that are interest-only for the entire period until the anticipated repayment date.
(4)
For purposes of determining the LTV ratios for 7 Mortgage Loans (Rio Grande Plaza Homewood Suites Loan, Greenwich Atrium Loan, Craig Promenade Loan, Casper Retail Loan, Wesco Self Storage Loan, Idaho Urologic Institute Loan and SVN Multi-Tenant Office Building Loan), representing approximately 4.3% of the Cut-Off Date Pool Balance (5.1% of the Cut-Off Date Group 1 Balance), such ratios were calculated using “as stabilized” appraised values as opposed to “as is” appraised values. For purposes of determining the LTV ratios for 5 Mortgage Loans (Glenview Corporate Center Loan, Westgate San Antonio Loan, Nassau Bay I & II Portfolio Loan, Southlake Medical I Loan, The Overland Park Village Apartments Loan), representing 3.2% of the Cut-Off Date Pool Balance (3.4% of the Cut-Off Date Group 1 Balance or 2.3% of the Cut-Off Date Group 2 Balance), such ratios were adjusted by taking into account amounts available under certain letters of credit and/or cash reserves. See Annex A-1 to the Prospectus Supplement.

(5)
For purposes of determining the DSC ratios for 11 Mortgage Loans (Glenview Corporate Center Loan, Craig Promenade Loan, Westgate San Antonio Loan, DTR12 – Gateway 101 Building Loan, Ronler Corporate Center Loan, Nassau Bay I & II Portfolio Loan, Southlake Medical I Loan, The Overland Park Village Apartments Loan, Regency Towers Loan, SVN Multi-Tenant Office Building Loan and Kmart – Sumter, SC Loan), representing 5.8% of the Cut-Off Date Pool Balance (6.1% of the Cut-Off Date Group 1 Balance or 4.3% of the Cut-Off Date Group 2 Balance), such ratios were adjusted by taking into account amounts available under certain letters of credit and/or cash reserves. See Annex A-1 to the Prospectus Supplement.

(6)
Does not include 9 hospitality properties, representing, by allocated loan amount, 7.2% of the Cut-Off Date Pool Balance (8.6% of the Cut-Off Date Group 1 Balance). In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy including, in limited cases, spaces leased but not occupied by an affiliate of the borrower.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

11

COBALT CMBS Commercial Mortgage Trust 2006-C1 Commercial Mortgage Pass-Through Certificates Series 2006-C1

Mortgage Pool Characteristics as of the Cut-Off Date

 PROPERTY TYPE

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance(1)	% of Cut-Off Date Balance	% of Cut-Off Date Group 1 Balance	% of Cut-Off Date Group 2 Balance	Weighted Average DSCR(2)	Min/Max DSCR(2)	Weighted Average Cut-Off Date LTV Ratio(3)	Min/Max Cut-Off Date LTV Ratio(3)	Weighted Average Mortgage Rate

Office	45	$863,456,689	33.9%	40.3%	0.0%	1.31x	1.05x/2.03x	74.1%	45.9%/80.6%	6.025%
Retail	305	845,959,622	33.2	39.5	0.0	1.60x	1.07x/2.96x	65.6%	36.4%/80.0%	5.950%
Retail – Anchored	21	333,007,994	13.1	16.5	0.0	1.35x	1.17x/2.19x	74.4%	37.7%/80.0%	5.989%
Retail – Single Tenant	259	211,202,844	8.3	9.8	0.0	1.94x	1.07x/2.96x	61.2%	36.4%/79.2%	6.138%
Retail – Regional Mall	2	189,697,360	7.5	8.8	0.0	1.81x	1.81x/1.81x	51.5%	51.5%/51.5%	5.603%
Retail – Shadow Anchored(4)	10	56,907,047	2.2	2.7	0.0	1.30x	1.08x/1.77x	72.0%	64.7%/78.7%	6.084%
Retail – Unanchored	13	55,144,377	2.2	2.6	0.0	1.32x	1.20x/1.69x	71.5%	52.4%/79.1%	6.047%
Multifamily	31	400,908,530	15.8	0.0	100.0	1.26x	1.16x/1.73x	74.9%	57.1%/80.1%	6.014%
Hospitality	9	184,007,467	7.2	8.6	0.0	1.44x	1.28x/1.92x	67.3%	64.1%/75.0%	6.108%
Industrial	16	113,482,786	4.5	5.3	0.0	1.29x	1.13x/1.66x	74.1%	64.6%/80.0%	6.116%
Mixed Use	8	78,620,319	3.1	3.7	0.0	1.23x	1.16x/1.36x	70.0%	44.7%/79.4%	6.062%
Self Storage	6	34,742,009	1.4	1.6	0.0	1.59x	1.32x/1.89x	57.5%	44.5%/70.2%	6.403%
Healthcare	1	13,000,000	0.5	0.6	0.0	1.28x	1.28x/1.28x	80.2%	80.2%/80.2%	6.250%
Land	3	10,984,067	0.4	0.5	0.0	1.27x	1.26x/1.29x	65.7%	62.7%/71.0%	5.916%

	424	$2,545,161,488	100.0%	100.0%	100.0%	1.41x	1.05x/2.96x	70.6%	36.4%/80.6%	6.015%

(1)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as described in the related Mortgage Loan documents).

(2)
For purposes of determining the DSC ratios for 11 Mortgage Loans (Glenview Corporate Center Loan, Craig Promenade Loan, Westgate San Antonio Loan, DTR12 – Gateway 101 Building Loan, Ronler Corporate Center Loan, Nassau Bay I & II Portfolio Loan, Southlake Medical I Loan, The Overland Park Village Apartments Loan, Regency Towers Loan, SVN Multi-Tenant Office Building Loan and Kmart – Sumter, SC Loan), representing 5.8% of the Cut-Off Date Pool Balance (6.1% of the Cut-Off Date Group 1 Balance or 4.3% of the Cut-Off Date Group 2 Balance), such ratios were adjusted by taking into account amounts available under certain letters of credit and/or cash reserves. See Annex A-1 to the Prospectus Supplement.

(3)
For purposes of determining the LTV ratios for 7 Mortgage Loans (Rio Grande Plaza Homewood Suites Loan, Greenwich Atrium Loan, Craig Promenade Loan, Casper Retail Loan, Wesco Self Storage Loan, Idaho Urologic Institute Loan and SVN Multi-Tenant Office Building Loan), representing approximately 4.3% of the Cut-Off Date Balance (5.1% of the Cut-Off Date Group 1 Balance), such ratios were calculated using “as stabilized” appraised values as opposed to “as is” appraised values. For purposes of determining the LTV ratios for 5 Mortgage Loans (Glenview Corporate Center Loan, Westgate San Antonio Loan, Nassau Bay I & II Portfolio Loan, Southlake Medical I Loan and The Overland Park Village Apartments Loan), representing 3.2% of the Cut-Off Date Pool Balance (3.4% of the Cut-Off Date Group 1 Balance or 2.3% of the Cut-Off Date Group 2 Balance), such ratios were adjusted by taking into account amounts available under certain letters of credit and/or cash reserves. See Annex A-1 to the Prospectus Supplement.

(4)
A Mortgaged Property is classified as shadow anchored if it contains a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of that retail property that does not secure the related mortgage loan.

The sum of aggregate percentage calculations may not equal 100% due to rounding.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

12

COBALT CMBS Commercial Mortgage Trust 2006-C1 Commercial Mortgage Pass-Through Certificates Series 2006-C1

Mortgage Pool Characteristics as of the Cut-Off Date

PROPERTY LOCATION

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance(2)	% of Cut-Off Date Balance	% of Cut-Off Date Group 1 Balance	% of Cut-Off Date Group 2 Balance	Weighted Average DSCR(3)	Weighted Average Cut-Off Date LTV Ratio(4)	Weighted Average Mortgage Rate

IL	12	$253,135,708	9.9%	11.7%	0.8%	1.39x	77.0%	6.120%
CA	21	250,616,880	9.8	9.6	11.3	1.39x	65.8%	6.048%
CA – Southern(5)	18	238,284,407	9.4	9.0	11.3	1.39x	66.2%	6.048%
CA – Northern(5)	3	12,332,473	0.5	0.6	0.0	1.50x	58.5%	6.061%
HI	5	219,958,322	8.6	10.3	0.0	1.75x	54.1%	5.689%
TX	28	206,633,733	8.1	7.8	9.8	1.32x	71.8%	6.018%
FL	16	157,408,223	6.2	3.8	19.0	1.32x	73.5%	5.863%
NV	8	144,132,581	5.7	1.6	27.6	1.22x	76.0%	6.284%
Other	334	1,313,276,041	51.6	55.4	31.5	1.40x	71.8%	6.032%

	424	$2,545,161,488	100.0%	100.0%	100.0%	1.41x	70.6%	6.015%

(1)	The Mortgaged Properties are located in 42 states.
(2)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as described in the related Mortgage Loan documents).

(3)
For purposes of determining the DSC ratios for 11 Mortgage Loans (Glenview Corporate Center Loan, Craig Promenade Loan, Westgate San Antonio Loan, DTR12 - Gateway 101 Building Loan, Ronler Corporate Center Loan, Nassau Bay I & II Portfolio Loan, Southlake Medical I Loan, The Overland Park Village Apartments Loan, Regency Towers Loan, SVN Multi-Tenant Office Building Loan and Kmart - Sumter, SC Loan), representing 5.8% of the Cut-Off Date Pool Balance (6.1% of the Cut-Off Date Group 1 Balance 4.3% of the Cut-Off Date Group 2 Balance), such ratios were adjusted by taking into account amounts available under certain letters of credit and/or cash reserves. See Annex A-1 to the Prospectus Supplement.

(4)
For purposes of determining the LTV ratios for 7 Mortgage Loans (Rio Grande Plaza Homewood Suites Loan, Greenwich Atrium Loan, Craig Promenade Loan, Casper Retail Loan, Wesco Self Storage Loan, Idaho Urologic Institute Loan and SVN Multi-Tenant Office Building Loan), representing approximately 4.3% of the Cut-Off Date Pool Balance (5.1% of the Cut-Off Date Group 1 Balance), such ratios were calculated using “as stabilized” appraised values as opposed to “as is” appraised values. For purposes of determining the LTV ratios for 5 Mortgage Loans (Glenview Corporate Center Loan, Westgate San Antonio Loan, Nassau Bay I & II Portfolio Loan, Southlake Medical I Loan and The Overland Park Village Apartments Loan), representing 3.2% of the Cut-Off Date Pool Balance (3.4% of the Cut-Off Date Group 1 Balance or 2.3% of the Cut-Off Date Group 2 Balance), such ratios were adjusted by taking into account amounts available under certain letters of credit and/or cash reserves. See Annex A-1 to the Prospectus Supplement.

(5)
For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties south of or included in such counties were included in Southern California.

The sum of aggregate percentage calculations may not equal 100% due to rounding.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

13

COBALT CMBS Commercial Mortgage Trust 2006-C1 Commercial Mortgage Pass-Through Certificates Series 2006-C1

Mortgage Pool Characteristics as of the Cut-Off Date

CUT-OFF DATE BALANCE
Range of Cut-Off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance

2,000,000	10	$14,259,407	0.6%	0.6%	0.5%
2,000,001 - 3,000,000	12	30,665,324	1.2	1.2	1.4
3,000,001 - 4,000,000	25	88,530,502	3.5	3.5	3.3
4,000,001 - 5,000,000	15	66,933,454	2.6	2.7	2.1
5,000,001 - 6,000,000	9	49,716,450	2.0	2.3	0.0
6,000,001 - 7,000,000	4	26,300,000	1.0	0.9	1.7
7,000,001 - 8,000,000	10	76,437,227	3.0	2.8	3.9
8,000,001 - 9,000,000	6	50,325,000	2.0	2.0	2.1
9,000,001 - 10,000,000	9	86,346,505	3.4	3.2	4.7
10,000,001 - 15,000,000	20	251,576,121	9.9	10.6	5.9
15,000,001 - 20,000,000	15	261,205,553	10.3	9.0	16.8
20,000,001 - 25,000,000	6	134,455,000	5.3	5.2	5.7
25,000,001 - 30,000,000	8	217,444,000	8.5	6.4	19.8
30,000,001 - 35,000,000	3	98,144,000	3.9	3.0	8.6
35,000,001 - 40,000,000	3	113,402,955	4.5	3.4	10.0
40,000,001 - 45,000,000	2	89,000,000	3.5	4.2	0.0
50,000,001 - 55,000,000	2	107,110,720	4.2	2.5	13.5
60,000,001 - 65,000,000	2	126,985,000	5.0	5.9	0.0
65,000,001 - 70,000,000	1	69,929,646	2.7	3.3	0.0
80,000,000 - 200,000,000	5	586,394,625	23.0	27.3	0.0

	167	$2,545,161,488	100.0%	100.0%	100.0%

Min: $722,000	Max: $200,000,000		Average: $15,240,488

UNDERWRITTEN DEBT SERVICE COVERAGE RATIO(1)
Range of Underwritten DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance

1.05 - 1.09	3	$19,695,003	0.8%	0.9%	0.0%
1.10 - 1.14	3	35,595,000	1.4	1.7	0.0
1.15 - 1.19	8	102,748,321	4.0	3.5	7.0
1.20 - 1.24	45	737,253,930	29.0	24.6	52.1
1.25 - 1.29	30	336,711,205	13.2	11.4	23.0
1.30 - 1.34	22	363,329,468	14.3	15.1	9.7
1.35 - 1.39	10	166,577,319	6.5	7.6	0.8
1.40 - 1.44	10	199,189,885	7.8	9.3	0.0
1.45 - 1.49	6	55,444,655	2.2	2.2	2.3
1.50 - 1.54	2	90,794,625	3.6	4.2	0.0
1.55 - 1.59	2	16,470,000	0.6	0.8	0.0
1.60 - 1.64	3	28,710,000	1.1	0.6	4.1
1.65 - 1.69	2	9,530,800	0.4	0.4	0.0
1.70 - 1.74	1	4,300,000	0.2	0.0	1.1
1.75 - 1.79	4	22,269,277	0.9	1.0	0.0
1.80 - 1.84	1	200,000,000	7.9	9.3	0.0
1.85 - 1.89	1	10,000,000	0.4	0.5	0.0
1.90 - 1.94	6	55,166,000	2.2	2.6	0.0
1.95 - 1.99	2	6,081,000	0.2	0.3	0.0
2.00 - 2.04	3	16,710,000	0.7	0.8	0.0
2.15 - 2.19	1	1,100,000	0.0	0.1	0.0
2.30 - 2.96	2	67,485,000	2.7	3.1	0.0

	167	$2,545,161,488	100.0%	100.0%	100.0%

Min: 1.05x	Max: 2.96x		Weighted Average: 1.41x
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance

5.102 - 5.249	1	$4,277,000	0.2%	0.2%	0.0%
5.250 - 5.499	8	67,667,632	2.7	3.2	0.0
5.500 - 5.749	14	370,840,747	14.6	12.3	26.5
5.750 - 5.999	56	871,700,678	34.2	36.6	21.5
6.000 - 6.249	55	623,308,074	24.5	24.5	24.5
6.250 - 6.499	27	394,361,554	15.5	13.2	27.5
6.500 - 6.749	5	203,005,803	8.0	9.5	0.0
6.750 - 7.305	1	10,000,000	0.4	0.5	0.0

	167	$2,545,161,488	100.0%	100.0%	100.0%

Min: 5.230%	Max: 7.305%		Weighted Average: 6.015%

CUT-OFF DATE LOAN-TO-VALUE RATIO (2)
Range of Cut-Off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance

36.44 - 50.00	7	$103,703,000	4.1%	4.8%	0.0%
50.01 - 55.00	3	217,046,979	8.5	10.1	0.0
55.01 - 60.00	9	40,683,825	1.6	1.8	0.8
60.01 - 65.00	22	197,687,907	7.8	7.0	11.7
65.01 - 70.00	19	324,827,038	12.8	14.6	3.1
70.01 - 75.00	44	489,707,887	19.2	19.6	17.4
75.01 - 80.00	60	1,130,574,851	44.4	41.0	63.0
80.01 - 80.57	3	40,930,000	1.6	1.2	4.1

	167	$2,545,161,488	100.0%	100.0%	100.0%

Min: 36.4%	Max: 80.6%		Weighted Average: 70.6%

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO
Range of Maturity Date or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance

0.00 - 5.00	1	$9,364,078	0.4%	0.4%	0.0%
30.01 - 40.00	4	72,203,000	2.8	3.4	0.0
40.01 - 50.00	9	74,221,004	2.9	3.5	0.0
50.01 - 55.00	10	256,745,983	10.1	11.8	0.8
55.01 - 60.00	25	267,296,215	10.5	12.1	1.9
60.01 - 65.00	29	304,007,193	11.9	11.2	16.0
65.01 - 70.00	41	547,296,015	21.5	24.4	6.0
70.01 - 75.00	28	452,900,000	17.8	14.7	34.2
75.01 - 80.00	19	549,448,000	21.6	17.9	41.1
80.01 - 85.00	1	11,680,000	0.5	0.5	0.00

	167	$2,545,161,488	100.0%	100.0%	100.0%

Min: 32.3%	Max: 80.6%		Weighted Average: 65.7%

(1)
For purposes of determining the DSC ratios for 11 Mortgage Loans (Glenview Corporate Center Loan, Craig Promenade Loan, Westgate San Antonio Loan, DTR12 - Gateway 101 Building Loan, Ronler Corporate Center Loan, Nassau Bay I & II Portfolio Loan, Southlake Medical I Loan, The Overland Park Village Apartments Loan, Regency Towers Loan, SVN Multi-Tenant Office Building Loan and Kmart - Sumter, SC Loan), representing 5.8% of the Cut-Off Date Pool Balance (6.1% of the Cut-Off Date Group 1 Balance 4.3% of the Cut-Off Date Group 2 Balance), such ratios were adjusted by taking into account amounts available under certain letters of credit and/or cash reserves. See Annex A-1 to the Prospectus Supplement.

(2)
For purposes of determining the LTV ratios for 7 Mortgage Loans (Rio Grande Plaza Homewood Suites Loan, Greenwich Atrium Loan, Craig Promenade Loan, Casper Retail Loan, Wesco Self Storage Loan, Idaho Urologic Institute Loan and SVN Multi-Tenant Office Building Loan), representing approximately 4.3% of the Cut-Off Date Pool Balance (5.1% of the Cut-Off Date Group 1 Balance), such ratios were calculated using “as stabilized” appraised values as opposed to “as is” appraised values. For purposes of determining the LTV ratios for 5 Mortgage Loans (Glenview Corporate Center Loan, Westgate San Antonio Loan, Nassau Bay I & II Portfolio Loan, Southlake Medical I Loan and The Overland Park Village Apartments Loan), representing 3.2% of the Cut-Off Date Pool Balance (3.4% of the Cut-Off Date Group 1 Balance or 2.3% of the Cut-Off Date Group 2 Balance), such ratios were adjusted by taking into account amounts available under certain letters of credit and/or cash reserves. See Annex A-1 to the Prospectus Supplement.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

14

COBALT CMBS Commercial Mortgage Trust 2006-C1 Commercial Mortgage Pass-Through Certificates Series 2006-C1

Mortgage Pool Characteristics as of the Cut-Off Date

ORIGINAL TERM TO MATURITY
Range of Original Terms Maturity (months)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance

0 - 60	24	$547,806,777	21.5%	16.5%	48.2%
61 - 84	1	45,000,000	1.8	2.1	0.0
109 - 120	138	1,883,552,311	74.0	78.2	51.8
121 - 156	2	28,238,321	1.1	1.3	0.0
169 - 180	1	31,200,000	1.2	1.5	0.0
229 - 240	1	9,364,078	0.4	0.4	0.0

	167	$2,545,161,488	100.0%	100.0%	100.0%

Min: 60	Max: 240		Weighted Average:		108

ORIGINAL AMORTIZATION TERM
Range of Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance

240 - 264	3	$32,017,278	1.3%	1.5%	0.0%
265 - 300	10	45,137,271	1.8	1.9	0.8
301 - 348	1	11,500,000	0.5	0.5	0.0
349 - 360	104	1,384,121,439	54.4	58.8	30.6
361 - 420	4	60,220,000	2.4	1.9	4.8
Non-Amortizing	45	1,012,165,500	39.8	35.3	63.8

	167	$2,545,161,488	100.0%	100.0%	100.0%

Min: 240*	Max: 420	Weighted Average:			358 *
*	Excludes the non-amortizing loans.

ORIGINAL INTEREST-ONLY TERM
Type of IO Period	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance

Amortizing - No Partial Interest Only Period	47	$540,157,268	21.2%	24.2%	5.5%
Partial Interest Only - Amortizing	75	992,838,720	39.0	40.6	30.7
1 - 12	8	62,800,000	2.5	2.9	0.0
13 - 24	19	236,298,000	9.3	10.7	1.5
25 - 36	21	179,535,000	7.1	7.1	7.1
37 - 48	2	36,280,000	1.4	1.7	0.0
49 - 60	24	471,525,720	18.5	17.9	22.1
73 - 84	1	6,400,000	0.3	0.3	0.0
Non-Amortizing	45	1,012,165,500	39.8	35.3	63.8

	167	$2,545,161,488	100.0%	100.0%	100.0%

Min: 12	Max: 84*	Weighted Average:			44*
*	Partial Interest Only Period excludes non-amortizing loans that do not benefit from a Partial Interest Only Period.

SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance

0 - 12	162	$2,512,491,714	98.7%	98.5%	100.0%
13 - 19	5	32,669,774	1.3	1.5	0.0

	167	$2,545,161,488	100.0%	100.0%	100.0%

Min: 0	Max: 19	Weighted Average: 2

The sum of aggregate percentage calculations may not equal 100% due to rounding.

REMAINING TERM TO MATURITY
Range of Remaining Term to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance

0 - 60	24	$547,806,777	21.5%	16.5%	48.2%
61 - 84	1	45,000,000	1.8	2.1	0.0
85 - 108	5	32,669,774	1.3	1.5	0.0
109 - 120	134	1,859,162,537	73.0	77.0	51.8
121 - 156	1	19,958,321	0.8	0.9	0.0
169 - 180	1	31,200,000	1.2	1.5	0.0
229 - 238	1	9,364,078	0.4	0.4	0.0

	167	$2,545,161,488	100.0%	100.0%	100.0%

Min: 56	Max: 238	Weighted Average:			106

REMAINING STATED AMORTIZATION TERM
Range of Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance

238 - 264	3	$32,017,278	1.3%	1.5%	0.0%
265 - 300	10	45,137,271	1.8	1.9	0.8
301 - 348	3	30,733,635	1.2	1.4	0.0
349 - 360	102	1,364,887,805	53.6	57.9	30.6
361 - 420	4	60,220,000	2.4	1.9	4.8
Non-Amortizing	45	1,012,165,500	39.8	35.3	63.8

	167	$2,545,161,488	100.0%	100.0%	100.0%

Min: 238*	Max: 420	Weighted Average:			357*
*	Excludes the non-amortizing loans.

PREPAYMENT PROVISIONS SUMMARY
Prepayment Provisions	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance

Lockout/Defeasance/ Open	132	$2,055,933,959	80.8%	88.4%	39.8%
Lockout/Yield Maintenance/ Open	26	356,735,219	14.0	7.3	49.9
Yield Maintenance/Open	5	51,397,307	2.0	0.8	8.6
Yield Maintenance/ Defeasance/Open	1	45,000,000	1.8	2.1	0.0
Lockout/Defeasance or Yield Maintenance/Open	2	32,800,000	1.3	1.2	1.7
Lockout/Defeasance/ Open or Yield Maintenance/ Open	1	3,295,003	0.1	0.2	0.0

	167	$2,545,161,488	100.0%	100.0%	100.0%

SHADOW RATED LOANS
Loan Name	Cut-Off Date Loan Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance	S&P	Fitch

Ala Moana Portfolio	$200,000,000	7.9%	9.3%	0.0%	BBB-	A-
Fortress/Ryan’s Portfolio	61,985,000	2.4	2.9	0.0	AAA	A
Manoa Marketplace	19,958,321	0.8	0.9	0.0	BBB-	BBB
Everett Mall Office Park II & III	14,000,000	0.6	0.7	0.0	AAA	BBB-
Wesco Self Storage	10,000,000	0.4	0.5	0.0	A	BBB-
Cerritos Nissan	5,500,000	0.2	0.3	0.0	AAA	A+
Amarillo Land Leases	2,697,307	0.1	0.1	0.0	AA+	NA

	$314,140,628	12.3%	14.7%	0.0%

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

15

COBALT CMBS Commercial Mortgage Trust 2006-C1 Commercial Mortgage Pass-Through Certificates Series 2006-C1

Mortgage Pool Characteristics as of the Cut-Off Date

Fifteen Largest Mortgage Loans

The following table and summaries describe the fifteen largest Mortgage Loans or pools of Mortgage Loans in the Mortgage Pool by Cut-Off Date Balance:

Fifteen Largest Mortgage Loans by Cut-Off Date Balance

Loan Name	Mortgage Loan Seller	Number of Mortgage Loans / Mortgaged Properties	Loan Group	Cut-Off Date Balance	% of Initial Pool Balance	% of Initial Group Balance	Property Type	Cut-Off Date Balance Per SF/Unit/ Room(1)(2)	Weighted Average DSCR(1)(2)	Weighted Average Cut-Off Date LTV Ratio(1)(2)	Weighted Average LTV Ratio at Maturity or ARD(1)(2)	Weighted Average Mortgage Rate

Ala Moana Portfolio	CGMRC	1 / 4	1	$200,000,000	7.9%	9.3%	Various — Various	$603	1.81x	51.5%	51.5%	5.60275%
Continental Towers	CWCapital	1 / 1	1	115,000,000	4.5	5.4%	Office — Suburban	$123	1.42x	78.2%	78.2%	5.874%
Prime Retail Outlets Portfolio	CGMRC	1 / 2	1	100,000,000	3.9	4.7%	Retail — Anchored	$225	1.34x	78.0%	78.0%	5.842%
ShopKo Portfolio	CGMRC	1 / 112	1	85,994,625	3.4	4.0%	Various — Various	$49	1.51x	76.0%	65.9%	6.5875%
311 South Wacker	Wachovia	1 / 1	1	85,400,000	3.4	4.0%	Office — CBD	$190	1.20x	79.5%	74.9%	6.570%
Hollywood Roosevelt Hotel	Wachovia	1 / 1	1	69,929,646	2.7	3.3%	Hospitality — Full Service	$233,099	1.35x	65.6%	55.6%	5.950%
Chiquita Center	Wachovia	1 / 1	1	65,000,000	2.6	3.0%	Office — CBD	$121	1.24x	69.9%	65.5%	6.092%
Fortress/Ryan’s Portfolio	GACC	1 / 130	1	61,985,000	2.4	2.9%	Retail — Single Tenant	$94	2.88x	36.4%	32.3%	6.005%
Timberlake and Glades Apartments Portfolio	CWCapital	1 / 2	2	54,000,000	2.1	13.5%	Multifamily — Conventional	$61,644	1.28x	78.1%	78.1%	5.644%
Addison Corporate Center	Wachovia	1 / 1	1	53,110,720	2.1	2.5%	Office — Suburban	$91	1.34x	74.6%	69.7%	5.940%

		10 / 255		$890,419,991	35.0%				1.56x	67.4%	64.3%	5.966%

Intergraph Corporate Campus	CWCapital	1 / 1	1	$45,000,000	1.8%	2.1%	Office — Suburban	$65	1.21x	69.8%	63.3%	6.166%
DHL Perimeter Center Building	Artesia	1 / 1	1	44,000,000	1.7	2.1%	Office — Suburban	$197	1.20x	77.2%	72.1%	5.900%
San Lagos at Arrowhead Highlands	Wachovia	1 / 1	2	40,000,000	1.6	10.0%	Multifamily — Conventional	$119,048	1.20x	74.5%	74.5%	5.710%
Quality King - Ronkonkoma Portfolio	CWCapital	1 / 3	1	37,402,955	1.5	1.7%	Industrial — Warehouse	$85	1.27x	70.6%	60.7%	6.424%
International Plaza	CWCapital	1 / 1	1	36,000,000	1.4	1.7%	Office — Suburban	$129	1.29x	80.0%	80.0%	5.880%

		5 / 7		$202,402,955	8.0%				1.23x	74.3%	69.9%	6.015%

		15 / 262		$1,092,822,946	42.9%				1.50x	68.7%	65.3%	5.975%

(1)
Each of the Ala Moana Portfolio Loan, the ShopKo Portfolio Loan, the 311 South Wacker Loan and the Fortress/Ryan’s Portfolio Loan is part of a split loan structure that includes one or more pari passu companion loans and/or subordinate pari passu loans that are not included in the Trust Fund. With respect to these Mortgage Loans, unless otherwise specified, the calculations of LTV ratio, DSC ratio and Loan Balance per square foot/room/unit are based upon the aggregate indebtedness of or debt service on each such Mortgage Loan and the related pari passu companion loans, but not any related subordinate companion loan, if any.

(2)
With respect to the Ala Moana Portfolio Loan, unless otherwise specified, the calculation of Loan Balance per square foot, DSC Ratio and LTV Ratios do not take into account the Ala Moana Portfolio Non-Pooled Junior Trust Loan.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

16

COBALT CMBS Commercial Mortgage Trust 2006-C1 Commercial Mortgage Pass-Through Certificates Series 2006-C1

Ala Moana Portfolio

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

17

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Ala Moana Portfolio

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

18

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Ala Moana Portfolio

Loan Information
Mortgage Loan Seller		CGMRC
Cut Off Date Balance		$200,000,000
Percentage of Cut-Off Date Pool Balance		7.9%
Number of Mortgage Loans		1
Loan Purpose		Refinance
Sponsor		GGP Limited Partnership
Type of Security		Fee and Leasehold
Partial Release(1)		Yes
Mortgage Rate		5.60275%
Maturity Date		September 1, 2011
Amortization Type		Interest-Only
Interest Only Period		60
Original Term / Amortization		60 / IO
Remaining Term / Amortization		57 / IO
Lockbox(2)		Springing
Shadow Rating (S&P/Fitch)		BBB–/A-
Up Front Reserves	None
On going Annual Reserves(3)
Tax/Insurance	Springing
Ground Rent	Springing
Replacement	Springing
TI/LC Reserve	Springing
Additional Financing(4)	Pari Passu Debt	$1,000,000,000
	B-Note	$300,000,000
	Ala Moana Portfolio Trust Loan(5)	Ala Moana Portfolio Loan Combination(5)
Cut-Off Date Balance	$200,000,000	$1,500,000,000
Cut-Off Date Balance/SF(6)	$603	$754
Cut-Off Date LTV(6)	51.5%	64.4%
Maturity Date LT-V(6)	51.5%	64.4%
UW DSCR on NCF (6)(7)	1.81x	1.45x
(1)	Release of a portion of the Mortgaged Property is permitted as detailed further within the “Partial Release” paragraph found at the end of this Ala Moana Portfolio Loan section.
(2)	A lockbox may be instituted as detailed further within the “Lockbox Account” paragraph found at the end of this Ala Moana Portfolio Loan section.
(3)
Upon the occurrence and during the continuation of a “trigger event” with respect to the Ala Moana Portfolio Loan (“Ala Moana Trigger Event”), the Ala Moana Borrowers are required to escrow (a) 1/12 of estimated annual real estate taxes, insurance premiums, and ground rent monthly, (b) $41,664 monthly, subject to a cap of $499,976, into a Replacement Reserve, and (c) $110,987 monthly, subject to a cap of $1,331,845, into a TI/LC Reserve. An “Ala Moana Trigger Event” will be in effect upon (i) an event of default under the loan documents and until the cure of the event of default or (ii) the DSCR for a 12 consecutive month period falls below 1.25x and until the DSCR is equal to or greater than 1.25x for a 12 consecutive month period.

(4)	Future mezzanine debt is permitted as detailed further within the “Future Mezzanine” paragraph found at the end of this Ala Moana Portfolio Loan section.
(5)
The total original financing amount of the Ala Moana Portfolio Properties is $1,500,000,000 (the “Ala Moana Portfolio Loan Combination”) evidenced by multiple pari passu notes totaling $1,200,000,000 (the “Ala Moana Portfolio Note A Loans”) and multiple junior companion notes totaling $300,000,000. One $200,000,000 pari passu note, evidences the Ala Moana Portfolio Loan, is included in the trust and a junior note that equals $25,000,000 (the “Ala Moana Portfolio Non-Pooled Junior Trust Loan”) are included in the Trust and will be sold through a private placement of the Class AMP-E Certificates. The remaining Ala Moana Portfolio Pari Passu Loans and the Ala Moana Portfolio Junior Companion Loans (as defined herein) totaling $1,275,000,000 are not included in the trust fund. One $96,000,000 pari passu note was included in the securitization of the Citigroup Commercial Mortgage Securities Inc., CGCMT 2006-C5 Commercial Mortgage Pass-Through Certificates (the CGCMT 2006-C5 Transaction) and multiple Ala Moana Junior Companion Loans totaling $115,000,000 were included in the CGCMT 2006-C5 Transaction and were sold through a private placement of the AMP certificates. One $300,000,000 pari passu note was included in the securitization of the Deutsche Mortgage & Asset Receiving Corporation, CD 2006-CD3 Commercial Mortgage Pass-Through Certificates (the “CD 2006-CD3 Transaction”).

Property Information
Number of Mortgaged Properties	4
Location	Honolulu, HI
Property Type	Retail — Regional Mall and Office
Size (SF)	1,989,759
Occupancy as of June 15, 2006-June 27, 2006	95.8%
Year Built / Year Renovated	Various
Appraised Value	$2,329,500,000
Property Management	Self Managed
UW Economic Occupancy	98.2%
UW Revenues	$161,818,908
UW Total Expenses	$38,279,942
UW Net Operating Income (NOI)	$123,538,966
UW Net Cash Flow (NCF)(7)	$123,538,966
(6)
The Cut-Off Date Balance per square foot, Cut-Off Date LTV, Maturity Date LTV and UW DSCR on NCF used throughout the prospectus supplement were calculated based upon the aggregate indebtedness of the Ala Moana Portfolio Note A Loans.

(7)
UW DSCR on NCF and UW Net Cash Flow does not include any normalized leasing costs of capital expenditures. In addition, a $10,000,000 master lease provided by GGP Kapiolani Development L.L.C. was underwritten and included in the calculation of UW DSCR on NCF.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

19

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Ala Moana Portfolio

Ala Moana Portfolio Summary

Property Name	Allocated Cut-Off Date Balance	Location	Year Built/ Renovated	Net Rentable Area (SF)	Cut-Off Date Balance Per Square Foot	Occupancy	Appraised Value	Underwritten Net Cash Flow
Ala Moana Center	$188,881,734	Honolulu, HI	1959/2004	1,606,435	$118	97.3%	$2,200,000,000	$116,671,271
Ala Moana Building	6,181,584	Honolulu, HI	1961/2004	199,362	$31	89.2%	72,000,000	3,818,332
Ala Moana Pacific Center	4,121,056	Honolulu, HI	1983/NAP	169,918	$24	88.8%	48,000,000	2,545,555
Ala Moana Plaza	815,626	Honolulu, HI	1989/NAP	14,044	$58	100.0%	9,500,000	503,808
	$200,000,000			1,989,759	$101	95.8%	$2,329,500,000	$123,538,966

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

20

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Ala Moana Portfolio

Portfolio Tenant Information:

Tenant Summary

Tenant	Ratings(1) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration
Anchor Tenants – ANCHOR OWNED
Neiman Marcus, Inc.	B2/B+/CCC+	161,055	ANCHOR OWNED-NOT PART OF COLLATERAL
Total Anchor Owned		161,055
Anchor Tenants – Collateral
Sears(2)	NR/BB+/BB	341,199	17.1%	$0.00	$0	0.0%	August 2009
Macy’s	Baa1/BBB/BBB+	326,860	16.4	$6.65	2,173,380	2.4	December 2015
Shirokiya	NR/NR/NR	53,515	2.7	$29.71	1,589,748	1.8	January 2020
Old Navy	Baa3/BBB-/BBB-	33,221	1.7	$25.16	835,908	0.9	January 2011
Longs Drugs	NR/NR/NR	31,049	1.6	$38.47	1,194,456	1.3	January 2011
Total Anchor Tenants		785,844	39.5%	$7.37	$5,793,492	6.5%

Top 5 Non–Anchor Tenants
Barnes & Noble	NR/NR/NR	30,758	1.5%	$12.89	$396,564	0.4%	January 2016
Banana Republic	Baa3/BBB-/BBB-	22,639	1.1	$80.22	1,816,176	2.0	January 2009
Kaiser Foundation Health	NR/NR/NR	21,958	1.1	$17.52	384,708	0.4	Multiple Spaces(3)
Gap	Baa3/BBB-/BBB-	21,894	1.1	$78.42	1,717,008	1.9	January 2009
Foodland	NR/NR/NR	18,517	0.9	$33.50	620,328	0.7	January 2015
Total Top 5 Non–Anchor Tenants		115,766	5.8%	$42.63	$4,934,784	5.5%

Non–Major Tenants		1,004,267	50.5	$78.40	78,730,694	88.0
Occupied Collateral Total		1,905,877	95.8%	$46.94	$89,458,970	100.0%
Vacant Space		83,882	4.2
Collateral Total		1,989,759	100.0%
Property Total		2,150,814
(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Sears does not pay base rent but is responsible for CAM reimbursements and percentage rent. Per the June 27, 2006 rent roll, Sears pays $4.48 per square foot for CAM reimbursements. Pursuant to the Sears lease, Sears currently pays 1.5% of net sales less real estate tax reimbursements.

(3)	Kaiser Foundation Health occupies two spaces, each containing 10,979 square feet. One space expires in December 2007 and the other space expires in June 2011.

Lease Expiration Schedule

Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*
MTM	7	$73.09	6,012	0.3%	0.3%	0.5%	0.5%
2006	30	$34.54	33,670	1.7%	2.0%	1.3%	1.8%
2007	42	$43.88	65,161	3.3%	5.3%	3.2%	5.0%
2008	60	$54.99	112,171	5.6%	10.9%	6.9%	11.9%
2009	60	$26.01	532,640	26.8%	37.7%	15.5%	27.4%
2010	49	$89.74	130,917	6.6%	44.3%	13.1%	40.5%
2011	38	$57.66	140,371	7.1%	51.3%	9.1%	49.6%
2012	39	$83.71	70,319	3.5%	54.8%	6.6%	56.1%
2013	33	$85.28	63,280	3.2%	58.0%	6.0%	62.2%
2014	32	$98.63	72,901	3.7%	61.7%	8.0%	70.2%
2015	42	$33.81	476,178	23.9%	85.6%	18.0%	88.2%
2016	15	$82.20	74,027	3.7%	89.3%	6.8%	95.0%
Thereafter	10	$34.93	128,230	6.4%	95.8%	5.0%	100.0%
Vacant	0	NA	83,882	4.2%	100.0%	0.0%	100.0%
*	Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

21

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Ala Moana Portfolio

Ala Moana Center

Tenant Summary
Tenant	Ratings(1) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration

Anchor Tenants - ANCHOR OWNED
Neiman Marcus, Inc.	B2/B+/CCC+	161,055		ANCHOR OWNED – NOT PART OF COLLATERAL

Total Anchor Owned		161,055
Anchor Tenants - Collateral
Sears(2)	NR/BB+/BB	341,199	21.2%	$0.00	$0	0.0%	August 2009
Macy’s	Baa1/BBB/BBB+	326,860	20.3	$6.65	2,173,380	2.7	December 2015
Shirokiya	NR/NR/NR	53,515	3.3	$29.71	1,589,748	2.0	January 2020
Old Navy	Baa3/BBB-/BBB-	33,221	2.1	$25.16	835,908	1.0	January 2011
Longs Drugs	NR/NR/NR	31,049	1.9	$38.47	1,194,456	1.5	January 2011

Total Anchor Tenants		785,844	48.9%	$7.37	$5,793,492	7.2%
Top 5 Non-Anchor Tenants
Barnes & Noble	NR/NR/NR	30,758	1.9%	$12.89	$396,564	0.5%	January 2016
Banana Republic	Baa3/BBB-/BBB-	22,639	1.4	$80.22	1,816,176	2.3	January 2009
Gap	Baa3/BBB-/BBB-	21,894	1.4	$78.42	1,717,008	2.1	January 2009
Foodland	NR/NR/NR	18,517	1.2	$33.50	620,328	0.8	January 2015
Foot Locker	Ba1/BB+/NR	14,364	0.9	$100.00	1,436,400	1.8	January 2009

Total Top 5 Non-Anchor Tenants		108,172	6.7%	$55.34	$5,986,476	7.5%
Non-Major Tenants		669,160	41.7		68,394,684	85.3

Occupied Collateral Total		1,563,176	97.3%		$80,174,652	100.0%

Vacant Space		43,259	2.7

Collateral Total		1,606,435	100.0%

Property Total		1,767,490

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Sears does not pay base rent but is responsible for CAM reimbursements and percentage rent. Per the June 27, 2006 rent roll, Sears pays $4.48 per square foot for CAM reimbursements. Pursuant to the Sears lease, Sears currently pays 1.5% of net sales less real estate tax reimbursements.

Lease Expiration Schedule

Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*

MTM	3	$80.92	5,189	0.3%	0.3%	0.5%	0.5%
2006	7	$44.61	13,712	0.9%	1.2%	0.8%	1.3%
2007	17	$97.98	18,101	1.1%	2.3%	2.2%	3.5%
2008	25	$86.57	58,015	3.6%	5.9%	6.3%	9.8%
2009	35	$26.14	484,747	30.2%	36.1%	15.8%	25.6%
2010	27	$117.65	89,189	5.6%	41.6%	13.1%	38.7%
2011	20	$71.03	101,673	6.3%	48.0%	9.0%	47.7%
2012	22	$119.99	42,207	2.6%	50.6%	6.3%	54.0%
2013	27	$93.63	55,546	3.5%	54.1%	6.5%	60.5%
2014	27	$109.65	62,079	3.9%	57.9%	8.5%	69.0%
2015	33	$33.88	466,861	29.1%	87.0%	19.7%	88.7%
2016	13	$83.45	72,168	4.5%	91.5%	7.5%	96.2%
Thereafter	7	$32.51	93,689	5.8%	97.3%	3.8%	100.0%
Vacant	0	NA	43,259	2.7%	100.0%	0.0%	100.0%

*	Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

22

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

 Ala Moana Portfolio

Ala Moana Building

Tenant Summary

Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration

Major Tenants
Kaiser Foundation Health	NR/NR/NR	21,958	11.0%	$17.52	$384,708	7.8%	Multiple Spaces*
Bank of Hawaii	NR/NR/NR	18,200	9.1	$42.00	764,328	15.4	March 2026
Kapiolani Health	NR/NR/NR	10,979	5.5	$19.80	217,380	4.4	February 2009
DPRA	NR/NR/NR	3,386	1.7	$15.00	50,796	1.0	January 2010
Anbe Aruga & Ishizu Arc	NR/NR/NR	2,912	1.5	$19.92	58,008	1.2	December 2006

Total Major Tenants		57,435	28.8%	$25.69	$1,475,220	29.7%
Non-Major Tenants		120,305	60.3	$28.98	3,486,073	70.3

Occupied Total		177,740	89.2%	$27.91	$4,961,293	100.0%

Vacant Space		21,622	10.8

Property Total		199,362	100.0%

*	Kaiser Foundation Health occupies two spaces, each containing 10,979 square feet. One space expires in December 2007 and the other space expires in June 2011.

Lease Expiration Schedule

Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*

MTM	3	$23.74	823	0.4%	0.4%	0.4%	0.4%
2006	17	$27.95	16,348	8.2%	8.6%	9.2%	9.6%
2007	15	$22.49	24,587	12.3%	20.9%	11.1%	20.8%
2008	24	$28.70	20,815	10.4%	31.4%	12.0%	32.8%
2009	16	$24.12	21,981	11.0%	42.4%	10.7%	43.5%
2010	14	$24.18	16,573	8.3%	50.7%	8.1%	51.6%
2011	12	$22.60	21,142	10.6%	61.3%	9.6%	61.2%
2012	14	$31.33	17,194	8.6%	70.0%	10.9%	72.0%
2013	4	$27.01	4,161	2.1%	72.0%	2.3%	74.3%
2014	3	$36.13	5,919	3.0%	75.0%	4.3%	78.6%
2015	7	$28.98	6,896	3.5%	78.5%	4.0%	82.7%
2016	2	$33.52	1,859	0.9%	79.4%	1.3%	83.9%
Thereafter	2	$41.08	19,442	9.8%	89.2%	16.1%	100.0%
Vacant	0	NA	21,622	10.8%	100.0%	0.0%	100.0%

*	Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

23

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Ala Moana Portfolio

Ala Moana Pacific Center

Tenant Summary
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration

Major Tenants
Data House Holding Corp	NR/NR/NR	18,024	10.6%	$16.80	$302,796	8.3%	June 2008
Social Security Administration	NR/NR/NR	15,099	8.9	$42.00	634,158	17.3	July 2017
Ameriprise Financial SE	NR/NR/NR	10,126	6.0	$21.60	218,724	6.0	December 2007
Suite 1100 L.L.C.	NR/NR/NR	7,595	4.5	$24.60	186,840	5.1	January 2011
Century Insurance, Inc.	NR/NR/NR	6,896	4.1	$18.00	124,128	3.4	February 2011

Total Major Tenants		57,740	34.0%	$25.40	$1,466,646	40.1%
Non–Major Tenants		93,177	54.8	$23.54	2,193,163	59.9

Occupied Total		150,917	88.8%	$24.25	$3,659,809	100.0%

Vacant Space		19,001	11.2

Property Total		169,918	100.0%

Lease Expiration Schedule

Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*

MTM	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2006	6	$26.08	3,610	2.1%	2.1%	2.6%	2.6%
2007	9	$24.16	22,054	13.0%	15.1%	14.6%	17.1%
2008	10	$15.52	32,437	19.1%	34.2%	13.8%	30.9%
2009	8	$22.54	22,832	13.4%	47.6%	14.1%	45.0%
2010	6	$25.89	15,981	9.4%	57.0%	11.3%	56.3%
2011	6	$22.42	17,556	10.3%	67.4%	10.8%	67.0%
2012	3	$25.94	10,918	6.4%	73.8%	7.7%	74.8%
2013	2	$23.35	3,573	2.1%	75.9%	2.3%	77.0%
2014	2	$31.88	5,322	3.1%	79.0%	4.6%	81.7%
2015	1	$24.00	1,535	0.9%	79.9%	1.0%	82.7%
2016	0	$0.00	0	0.0%	79.9%	0.0%	82.7%
Thereafter	1	$42.00	15,099	8.9%	88.8%	17.3%	100.0%
Vacant	0	NA	19,001	11.2%	100.0%	0.0%	100.0%
*	Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

24

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Ala Moana Portfolio

Ala Moana Plaza

Tenant Summary

Tenant	Ratings* Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration

Major Tenants
Blockbuster	NR/B-/NR	6,052	43.1%	$40.18	$243,180	36.7%	March 2010
I Love Country Café	NR/NR/NR	3,122	22.2	$63.00	196,692	29.7	December 2010
Payless Shoesource	NR/BB-/NR	3,080	21.9	$44.09	135,792	20.5	August 2009
Abbe Brewster Café	NR/NR/NR	904	6.4	$49.81	45,024	6.8	February 2008
Taiyo Noodles Corp.	NR/NR/NR	886	6.3	$48.00	42,528	6.4	October 2015

Total Major Tenants		14,044	100.0%	$47.22	$663,216	100.0%
Non-Major Tenants		0	0.0	$0.0	0	0.0

Occupied Total		14,044	100.0%	$47.22	$663,216	100.0%

Vacant Space		0	0.0

Property Total		14,044	100.0%

*	Certain ratings are those of the parent whether or not the parent guarantees the lease.

Lease Expiration Schedule

Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*

MTM	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2006	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2007	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2008	1	$49.81	904	6.4%	6.4%	6.8%	6.8%
2009	1	$44.09	3,080	21.9%	28.4%	20.5%	27.3%
2010	2	$47.95	9,174	65.3%	93.7%	66.3%	93.6%
2011	0	$0.00	0	0.0%	93.7%	0.0%	93.6%
2012	0	$0.00	0	0.0%	93.7%	0.0%	93.6%
2013	0	$0.00	0	0.0%	93.7%	0.0%	93.6%
2014	0	$0.00	0	0.0%	93.7%	0.0%	93.6%
2015	1	$48.00	886	6.3%	100.0%	6.4%	100.0%
2016	0	$0.00	0	0.0%	100.0%	0.0%	100.0%
Thereafter	0	$0.00	0	0.0%	100.0%	0.0%	100.0%
Vacant	0	NA	0	0.0%	100.0%	0.0%	100.0%

*	Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

25

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Ala Moana Portfolio

•
The Loan.      The Mortgage Loan (the “Ala Moana Portfolio Loan”) is secured by a first lien fee and leasehold interest in four properties, a regional mall, two office buildings and a retail property located in Honolulu, Hawaii. The Ala Moana Portfolio Loan represents approximately 7.9% of the Cut-Off Date Pool Balance. The Ala Moana Portfolio Loan was originated on August 14, 2006 and has a principal balance as of the Cut-Off Date of $200,000,000. Also included in the trust is a junior companion loan equal to $25,000,000 (the “Ala Moana Portfolio Non-Pooled Junior Trust Loan”), which is represented by the Class AMP-E Certificates. The Ala Moana Portfolio Loan, which is evidenced by a pari passu note is a portion of a loan combination with an original aggregate principal balance of $1,500,000,000. The other loans related to the Ala Moana Portfolio Loan are evidenced by multiple separate notes (the “Ala Moana Portfolio Pari Passu Companion Loans” and the “Ala Moana Portfolio Junior Companion Loans” with original principal balances of $1,000,000,000 and $275,000,000, respectively and, together with the Ala Moana Portfolio Loan and the Ala Moana Portfolio Non-Pooled Junior Trust Loan, the “Ala Moana Portfolio Loan Combination”). The Ala Moana Portfolio Pari Passu Companion Loans and the Ala Moana Portfolio Junior Companion Loans will not be assets of the Trust Fund. The Ala Moana Portfolio Loan, the Ala Moana Portfolio Non-Pooled Junior Trust Loan, the Ala Moana Portfolio Pari Passu Companion Loans and the Ala Moana Portfolio Junior Companion Loans are governed by co-lender and servicing agreements and will be serviced pursuant to the terms of the pooling and servicing agreement for the Series CD 2006-CD3 Transaction as defined in “DESCRIPTION OF THE MORTGAGE POOL—Split Loan Structure” in the Prospectus Supplement.

The Ala Moana Portfolio Loan has a remaining term of 57 months and matures on September 1, 2011. The Ala Moana Portfolio Loan may be prepaid on or after January 1, 2011, and permits defeasance with United States government obligations beginning the earliest of (i) August 14, 2009, and (ii) two years after the last securitization of one of the Ala Moana Portfolio Pari Passu Companion Loans.

•
The Borrowers.      The borrowers are GGP Ala Moana, L.L.C. and GGP Kapiolani Development, L.L.C. (together, the “Ala Moana Borrowers”), each a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Ala Moana Portfolio Loan. The sponsor is GGP Limited Partnership (“GGPLP”), a subsidiary of General Growth Properties, Inc. (“GGP”), a publicly traded real estate investment trust. GGP and its predecessor companies have been in the shopping center business as a buyer, seller, developer, and manager of real estate since 1954. As one of the largest regional mall REITs, GGP owns, develops, operates and/or manages shopping malls in over 40 states. GGP also is one of the largest third-party managers for owners of regional malls and is headquartered in Chicago, Illinois. As of November 9, 2006, GGP was rated “Ba2” (Moody’s), “BBB-” (S&P) and “BB” (Fitch) and had a market capitalization of $11.21 billion.

•
The Properties.      The Mortgaged Properties total approximately 1,989,759 square feet, consisting of a 1,606,435 square foot three and four story open-air regional mall (the “Ala Moana Center”), a 199,362 square foot 22-story office building (the “Ala Moana Building”), a 169,918 square foot 18-story office building (the “Ala Moana Pacific Center”), and a 14,044 square foot single story retail center (the “Ala Moana Plaza”), all situated on approximately 60.9 acres. As of June 2006, the occupancy rate for the Mortgaged Properties securing the Ala Moana Portfolio Loan was approximately 95.8%.

The largest tenant is Federated Departments Stores, Inc. (“Macy’s”) occupying approximately 341,959 square feet, or approximately 17.2% of the net rentable area. Macy’s, a retail organization, operates department and retail stores. As of June 6, 2006, the company operated approximately 850 retail stores in 45 states, the District of Columbia, Guam, and Puerto Rico under the names of Macy’s, Bloomingdale’s, Famous-Barr, Filene’s, Foley’s, Hecht’s, Kaufmann’s, L.S. Ayres, Marshall Field’s, Meier & Frank, Robinsons-May, Strawbridge’s, and The Jones Store. As of November 9, 2006, Macy’s was rated “Baa1” (Moody’s), “BBB” (S&P) and “BBB+” (Fitch). The Macy’s lease expires in December 2015. The second largest tenant is Sears Holding Corporation (“Sears”) occupying approximately 341,199 square feet, or approximately 17.2% of the net rentable area. As of November 9, 2006, Sears was rated “BB+” (S&P) and “BB” (Fitch). Sears operates as a retailer in the United States and Canada. The company operates through three segments: Kmart, Sears Domestic, and Sears Canada. As of May 18, 2006, the company operated 3,800 full-line and specialty retail stores in the United States and Canada. Sears Holdings was founded in 1899 is headquartered in Hoffman Estates, Illinois. The Sears lease expires in August 2009. The third largest tenant is Shirokiya occupying approximately 53,515 square feet, or approximately 2.7% of the net rentable area. Shirokiya is a locally owned department store. The Shirokiya lease expires in January 2020.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

26

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Ala Moana Portfolio

•
Lockbox Account.      All rents are required to be deposited into a lockbox under the control of lender and are to be swept daily into the Ala Moana Borrowers’ account. Following the occurrence and continuance of a “trigger event” with respect to the Ala Moana Portfolio Loan (the “Ala Moana Trigger Event”), funds in the lockbox will be transferred daily to the cash collateral account under the control of lender and applied pursuant to the cash management agreement. Upon the cure of the trigger event, funds will again be swept daily from the lockbox to the Ala Moana Borrowers’ account. An Ala Moana Trigger Event means the occurrence of (i) an event of default under the Ala Moana Portfolio Loan or (ii) the date on which the DSC ratio (based on the Ala Moana Portfolio Loan Combination and any permitted mezzanine debt) for the preceding twelve (12) consecutive months is less than 1.25x. A trigger event will continue until the applicable event of default is cured or waived or until the date on which the DSC ratio equals or exceeds 1.25x for the twelve (12) consecutive months period then ending.

•
Current Subordinate Indebtedness.      The Ala Moana Portfolio Junior Companion Loans and the Ala Moana Portfolio Non-Pooled Junior Trust Loan, totaling $300,000,000, which are subordinate to the Ala Moana Portfolio Loan and the Ala Moana Portfolio Pari Passu Companion Loans, are also secured by the first mortgage encumbering the Ala Moana Portfolio Properties. The Ala Moana Borrowers are also the makers of the Ala Moana Portfolio Junior Companion Loans. The maturity date for the Ala Moana Portfolio Junior Companion Loans is the same as the Ala Moana Portfolio Loan. Currently, there is no mezzanine indebtedness.

In addition, the Ala Moana Borrowers are permitted to incur trade and operational debt which is unsecured in an aggregate amount not to exceed $112,500,000.

•
Future Mezzanine.      Persons holding direct or indirect interests in the Ala Moana Borrowers are permitted to obtain mezzanine financing secured by ownership interests in the Ala Moana Borrowers, subject to, among other conditions: (i) a maximum LTV ratio (based on the aggregate balances of the Ala Moana Portfolio Loan Combination and the mezzanine debt) of 64.5%; (ii) if the mezzanine debt bears interest at a floating rate, the maintenance of an interest rate cap agreement during the term of the mezzanine loan with a fixed strike price that results in a debt service coverage ratio (based on the aggregate debt service payments on a 30-year amortization schedule under the Ala Moana Portfolio Loan Combination and the mezzanine debt) of no less than 1.45x; (iii) if the mezzanine debt bears interest at a fixed rate, evidence that the anticipated DSC ratio (calculated on the aggregate balances of the Ala Moana Portfolio Loan Combination and the permitted mezzanine debt) will be no less than 1.45x (assuming for such calculation the DSC ratio will include an assumed amortization payment by borrower based on a 30-year amortization schedule); (iv) the DSC ratio (based on the aggregate debt service payments under the Ala Moana Portfolio Loan Combination and the mezzanine debt) immediately following the closing of the mezzanine debt will not be less than 1.45x (with the interest rate for any portion of the mezzanine debt that bears interest at a floating rate calculated using the strike price referred to in clause (ii) above); (v) rating agency confirmation; and (vi) an intercreditor agreement in form and substance acceptable to the rating agencies and reasonably acceptable to the mortgage lender.

•
Future Subordinate Indebtedness.      The holders of indirect ownership in the Ala Moana Borrowers are permitted to pledge their interest as a security for additional debt, provided that, among other things, the following conditions are satisfied: (i) no event of default under the Ala Moana Portfolio Loan has occurred and is continuing, (ii) the pledge is to a “qualified pledgee”, (iii) delivery of a substantive non-consolidation opinion reasonably acceptable to the lender and the rating agencies, and (iv) in the event the property manager of the Ala Moana Portfolio Properties will change in connection with the pledge, the replacement property manager must meet the conditions of a qualifying manager set forth in the related loan documents. Pledges of equity to or from affiliates of the Ala Moana Borrowers are also permitted.

A “qualified pledgee” generally means one or more institutional entities that (A) (i) has total assets (in name or under management) in excess of $650,000,000, and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $250,000,000; and (ii) is regularly engaged in the business of making or owning commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower or owning and operating commercial mortgage properties; or (B) an entity for which the Ala Moana Borrowers have obtained lender approval or after a securitization, rating agency confirmation.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

27

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Ala Moana Portfolio

•
Guaranty/Indemnity.      GGPLP executed a guaranty of payment as additional security for the Ala Moana Portfolio Loan Combination under which the maximum amount of GGPLP’s guaranteed obligations is $400,000,000 ($35,000,000 of which constitutes pre-event of default, a sublimit Guaranty of capital repair/ replacement costs and leasing commissions, tenant improvement costs and other leasing costs) but after an event of default, $400,000,000 constitutes a guaranty of principal and interest. Also, GGPLP entered into an indemnity agreement whereby GGPLP agreed to indemnify the lender against the failure by the Ala Moana Borrowers to pay for unfunded tenant allowances, which equaled $2,803,215.45 as of loan origination. Lastly, GGPLP executed a $140,000,000 guaranty of payment with regard to the expansion space improvements (collectively, the “Guaranteed Obligations”). GGPLP’s obligations under the $400,000,000 guaranty of payment will terminate upon the earliest of (i) repayment of the Ala Moana Portfolio Loan Combination in full or (ii) defeasance of the Ala Moana Portfolio Loan Combination. GGPLP’s obligations under the indemnity will terminate upon the earliest of (i) payment in full of the Ala Moana Portfolio Loan Combination, (ii) defeasance of the Ala Moana Portfolio Loan Combination, or (iii) the unfunded tenant allowances are equal to or less than $1,000,000. GGPLP’s obligations under the guaranty with regard to the expansion space will terminate upon the earlier of (i) payment in full of the Ala Moana Portfolio Loan Combination, (ii) defeasance of the Ala Moana Portfolio Loan Combination or (iii) upon the date the Qualifying Base Rent (as defined herein) from occupancy tenants equals or exceeds $10,000,000. GGPLP’s obligations under the guaranty with respect to the expansion space will be reduced by an amount equal to $14 for each $1 of Qualifying Base Rent under lease with occupancy tenants and $14 for each $1 of rent paid under the master lease. An event of default under the $400,000,000 guaranty of payment and the guaranty regarding the expansion space will occur, if at any time, when the net worth of GGPLP falls below $5,000,000,000 and GGPLP does not post a letter of credit in an amount equal to the then outstanding Guaranteed Obligations.

•
Master Lease.      GGP Kapiolani Development L.L.C. executed a master lease with GGPLP with regard to certain leasable area which is currently under construction or which is subject to leases out for signature (the “Expansion Space”). The master lease will continue until the earlier of (i) the date on which the entire Expansion Space has been relet, (ii) the date that the Ala Moana Portfolio Loan Combination has been paid in full, (iii) August 1, 2011 or (iv) the date on which annual percentage rent paid pursuant to the Nordstrom lease and annual rent payable pursuant to the in-line retail leases applicable to the Expansion Space (the “Qualifying Base Rent”) equals or exceeds $10,000,000 per annum. If the lease is terminated according to the above clause (iii), the parties will agree to extend the term of the master lease for a period of at least 60 days commencing August 1, 2011. No rent is payable under the master lease until the occurrence of a trigger event. Upon the occurrence of a trigger event, GGPLP will be required to pay a master lease base rent of up to $10,000,000 per annum (subject to termination or reduction as described below) upon occurrence of a trigger event. If the lease is terminated by reference to the above clause (iv), base rent of $10,000,000 will not be required. The master lease base rent payable by GGPLP will be reduced by $1 for each $1 of Qualifying Base Rent.

•
Partial Release.      The Ala Moana Borrowers have the right to release one or more parcels or outlots and a multi-level parking garage (the “Parking Garage”) which may be constructed in the future by the Ala Moana Borrowers, (each a “Release Parcel”) from the lien of the mortgage subject to the satisfaction of certain conditions, which include, but are not limited to: (i) no event of default has occurred and is continuing (ii) in the event of securitization, the rating agencies shall have confirmed that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to any class of securities by the rating agencies; (iii) the release parcel shall be vacant, non-income producing and unimproved (unless this requirement is waived by the rating agencies) (or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas provided that this condition shall not apply to the Parking Garage); (iv) the Ala Moana Borrowers deliver to lender evidence which would be satisfactory to a prudent lender acting reasonably that the release parcel is not necessary for the Ala Moana Borrowers’ operation or use of the Ala Moana Portfolio Properties for its then current use and may be readily separated from the Ala Moana Portfolio Properties without a material diminution in the value of the Ala Moana Portfolio Properties provided that this condition will not apply to the Parking Garage if the Ala Moana Borrowers retain an easement for parking in the Parking Garage sufficient to comply with the terms of the loan agreement.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

28

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Ala Moana Portfolio

The Ala Moana Borrowers also have the right to obtain a release of one or more anchor parcels acquired after the origination of the Ala Moana Portfolio Loan Combination (each, an “Acquired Anchor Parcel”) from the lien of the mortgage subject to the satisfaction of certain conditions, which include, but are not limited to: (i) no event of default has occurred and is continuing and (ii) the Ala Moana Borrowers deliver to the lender any other information, approvals and documents that would be required by a prudent lender acting reasonably related to the release of such Acquired Anchor Parcel.

•
Collateral Substitution.      The Ala Moana Borrowers, at their option and sole cost and expense, may obtain a release of one or more portions of the Ala Moana Portfolio Properties (each such portion, an “Exchange Parcel”) on one or more occasions provided that certain conditions are satisfied, which include but are not limited to: (i) no event of default has occurred and is continuing; (ii) the Exchange Parcel shall either be vacant, non-income producing and unimproved land or improved only by surface parking, landscaping or utility facilities which can be relocated; (iii) the Ala Moana Borrowers shall substitute the Exchange Parcel with a parcel reasonably equivalent in use, value and condition (“Acquired Parcel”); (iv) the Ala Moana Borrowers will provide the lender with a reasonably acceptable environmental report and engineering report (if applicable) with respect to the Acquired Parcel; and (v) the Ala Moana Borrowers shall properly release the Exchange Parcel and shall obtain title insurance or a title endorsement for the Acquired Parcel.

•
Ground Lease.      A portion of the Ala Moana Pacific Center is on a ground lease. The ground lease expires in 2046 and there are no rights of renewal. The lender has certain rights to cure any default of the Ala Moana Borrowers under the ground lease and is entitled to a new lease upon the termination of the ground lease for any reason.

•	Management. The Ala Moana Borrowers are the property managers for the Ala Moana Portfolio Loan.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

29

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

THIS PAGE INTENTIONALLY LEFT BLANK

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

30

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Continental Towers

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

31

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Continental Towers

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

32

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Continental Towers

Loan Information
Mortgage Loan Seller		CWCapital
Cut-Off Date Balance		$ 115,000,000
Percentage of Cut-Off Date Pool Balance		4.5%
Number of Mortgage Loans		1
Loan Purpose		Refinance
Sponsor		Prime Group Realty, L.P.
Type of Security		Fee
Partial Release(1)		Yes
Mortgage Rate		5.874%
Maturity Date		December 1, 2016
Amortization Type		Interest-Only
Interest-Only Period		120
Original Term / Amortization		120 / IO
Remaining Term / Amortization		120 / IO
Lockbox		Yes
Up-Front Reserves
Tax/Insurance		Yes
Replacement		$12,438
Komatsu Rent Abatement(2)		$2,058,000
Ongoing Annual Reserves
Tax/Insurance	Yes
Replacement(3)	$149,256
TI/LC(4)	$787,768
Additional Financing(5)	Secured Subordinate	$165,080,192
Cut-Off Date Balance		$115,000,000
Cut-Off Date Balance/SF		$123
Cut-Off Date LTV		78.2%
Maturity Date LTV		78.2%
UW DSCR on NCF		1.42x
(1)	Release of a portion of the Mortgaged Property is permitted as detailed further within the “Partial Release” paragraph found at the end of this Continental Towers Loan section.
(2)	A rent abatement is in place as detailed further within the “Property” paragraph found at the end of this Continental Towers Loan section.
(3)
Ongoing monthly replacement reserves will be escrowed until the account balance reaches $554,583. If the borrower draws the account down below the capped amount, borrower’s obligation to make monthly deposits will resume until the amount in the account reaches the capped amount.

(4)
Ongoing monthly TI/LC reserves will be escrowed until the account balance reaches $2,495,625. If the borrower draws the account down below the capped amount, borrower’s obligation to make monthly deposits will resume until the amount in the account reaches the capped amount. In the event any of the tenants occupying more than 10% of the space at the property give notice of early lease termination or do not renew their leases twelve months prior to their respective expiration then a full cash flow sweep will be implemented with the funds being used for TI/LC costs. The funds that are swept are excluded from the TI/LC cap. The funds will also be made available for other tenant spaces if the regular TI/LC reserve has been depleted. The sweep will end when either a new, acceptable replacement tenant is found for the space or the lease term of the expiring or terminating tenant ends. In the event that a replacement tenant is found for the space, the remaining cash from the sweep will be refunded to the borrower.

(5)	See “Second Mortgage” below.
Property Information
Number of Mortgaged Properties	1
Location	Rolling Meadows, IL
Property Type	Office – Suburban
Size (SF)	932,854
Occupancy as of September 8, 2006	90.2%
Year Built / Year Renovated	1977-1983 / 2000-2006
Appraised Value	$147,000,000
Property Management	Prime Group Management, L.L.C.
UW Economic Occupancy	90.4%
UW Revenue	$21,098,643
UW Total Expenses	$10,449,886
UW Net Operating Income (NOI)	$10,648,757
UW Net Cash Flow (NCF)	$9,711,733

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

33

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Continental Towers

Tenant Summary
Tenant	Ratings(1) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration

Major Tenants
Ameriquest Mortgage	NR/NR/NR	232,078	24.9%	$19.88	$4,614,018	33.6%	June 2011(2)
Komatsu America Corporation	A2/BBB+/NR	105,437	11.3	$13.20	1,391,768	10.1	July 2021(2)
Fifth Third Holdings	Aa3/A+/AA-	101,384	10.9	$19.23	1,949,344	14.2	Multiple Spaces(3)
AON Consulting, Inc.	Baa2/BBB+/BBB+	97,935	10.5	$19.47	1,906,520	13.9	December 2009

Total Major Tenants		536,834	57.5%	$18.37	$9,861,650	71.8%
Non-Major Tenants		304,760	32.7	$12.71	3,873,712	28.2

Occupied Total		841,594	90.2%	$16.32	$13,735,363	100.0%

Vacant Space		91,260	9.8

Property Total		932,854	100.0%

(1) Certain ratings are those of the parent whether or not the parent guarantees the lease.
(2) See “The Property” below for a description of the early termination provision.
(3) Under the terms of multiple leases, approximately 1,695 square feet expire in October 2010 and approximately 99,689 square feet expire in March 2012.

Lease Expiration Schedule(1)
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring(2)	Cumulative % of SF Expiring(2)	% of Base Rent Expiring(2)	Cumulative % of Base Rent Expiring(2)

2006	5	$13.50	13,073	1.5%	1.5%	1.3%	1.3%
2007	10	$16.19	36,442	4.0%	5.5%	4.3%	5.6%
2008	11	$15.70	88,320	9.8%	15.3%	10.1%	15.7%
2009	5	$19.05	105,055	11.7%	26.9%	14.6%	30.2%
2010	10	$14.06	36,353	4.0%	31.0%	3.7%	34.0%
2011	7	$19.52	245,481	27.2%	58.2%	34.9%	68.9%
2012	5	$18.87	123,142	13.7%	71.9%	16.9%	85.8%
2013	1	$14.00	2,779	0.3%	72.2%	0.3%	86.1%
2014	3	$13.88	24,668	2.7%	74.9%	2.5%	88.6%
2015	0	$0.00	0	0.0%	74.9%	0.0%	88.6%
2016	1	$6.10	29,491	3.3%	78.2%	1.3%	89.9%
Thereafter	1	$13.20	105,437	11.7%	89.9%	10.1%	100.0%
Vacant	0	NA	91,260	10.1%	100.0%	0.0%	100.0%
(1)	Continental Athletic Club, which occupies 31,353 square feet, is a building amenity and has not been included in the Lease Expiration Schedule.
(2)	Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

34

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Continental Towers

•
The Loan.      The Mortgage Loan (the “Continental Towers Loan”) is secured by a first mortgage encumbering an office building located in Rolling Meadows, Illinois. The Continental Towers Loan represents approximately 4.5% of the Cut-Off Date Pool Balance. The Continental Towers Loan was originated on November 21, 2006, and has a principal balance as of the Cut-Off Date of $115,000,000. The Continental Towers Loan provides for interest-only payments for its entire term.

The Continental Towers Loan has a remaining term of 120 months and matures on December 1, 2016. The Continental Towers Loan may be prepaid on or after September 1, 2016 and permits defeasance with United States government obligations beginning two years after the Closing Date.

•
The Borrower.      The borrowers are Continental Towers Associates I, LP (“CT III”) and Continental Towers, LLC (“CTLLC”) as tenants in common (the “Borrower”). Legal counsel to the Borrower delivered a non-consolidation opinion in connection with the origination of the Continental Towers Loan. CTLLC is 100% owned by CTA General Partner L.L.C. (“CTA”), which is owned and controlled directly and indirectly by Yochanan Danziger. CT III is 100% owned by Continental Towers Associates II, L.L.C. (“CT II”), CTA, as managing member, owns a 3.3% interest in CT II and Richard Heise Sr., as non-managing member, owns a 96.7% interest in CT II. The Borrower assigned its rights to manage and control the Mortgaged Property to Prime Group Realty, L.P. (“Prime”) in connection with Prime’s purchase of a subordinate loan described below under “Second Mortgage”. Even though Prime is unrelated to the Borrower, the Mortgage Loan Seller considers Prime to be the sponsor of the Mortgaged Property because of the control rights it was granted pursuant to the power of attorney described below. As of June 30, 2006, Prime had a net worth of over $140,000,000 and liquid assets of over $30,000,000. Prime is an affiliate of Prime Group Realty Trust (“Prime Trust”), a real estate investment trust that owns and operates ten office properties and one industrial property in the Chicago metropolitan area. The company is a fully-integrated real estate operating company, providing its own property management, leasing, marketing, acquisition, redevelopment, finance and other related functions. Prime’s properties contain approximately 3.9 million net rentable square feet of office space.

•
The Property.      The Mortgaged Property consists of three 12-story office buildings totaling approximately 932,854 square feet situated on approximately 34.4 acres. The buildings include a retail concourse and are connected via the basement of the enclosed retail concourse. The Mortgaged Property was constructed from 1977 to 1983 and renovated from 2000 to 2006. The Mortgaged Property is located in Rolling Meadows, Illinois, a suburb of Chicago. As of September 8, 2006, the occupancy rate for the Mortgaged Property securing the Continental Towers Loan was approximately 90.2%.

The largest tenant is Ameriquest Mortgage (“Ameriquest”) occupying approximately 232,078 square feet, or approximately 24.9% of the net rentable area. Ameriquest, a subsidiary of ACC Capital Holdings, is the nation’s leading subprime lender originating, purchasing, and selling retail and wholesale mortgage loans secured by one- to four-family residences. Ameriquest has originated and serviced billions of dollars in mortgage loans. Additionally, it offers debt consolidation and personal finance loans. The Ameriquest lease expires in June 2011, but the tenant has the right to terminate the lease after June 15, 2008 with nine months prior written notice. The second largest tenant is Komatsu America Corporation (“Komatsu”) occupying approximately 105,437 square feet, or approximately 11.3% of the net rentable area. Komatsu, a subsidiary of Japanese construction equipment manufacturer, Komatsu Ltd., is the second-largest supplier of construction equipment in North America. It manufactures, sells, and maintains earth-moving machinery for the construction and mining markets. Komatsu also provides financing and rents and sells used equipment. The Komatsu lease has a rent abatement ($2,058,000) that extends through July 2008; however, the amount of the abatement is being held by the lender as additional collateral for the Continental Towers Loan. The Komatsu lease expires in July 2021, but the tenant has the right to terminate the lease on July 16, 2016, with twelve months prior written notice and payment of a termination fee of $2,973,028. The third largest tenant is Fifth Third Holdings (“Fifth Third”) occupying approximately 101,384 square feet, or approximately 10.9% of the net rentable area. Fifth-Third operates four main banking-related businesses: Retail, Commercial, Investment Advisors and Fifth-Third Processing Solutions. As of November 15, 2006, Fifth Third was rated “Aa3” (Moody’s), “A+” (S&P) and “AA-” (Fitch). One lease, with respect to 1,695 square feet occupied by Fifth Third, expires in October 2010. Other leases, with respect to 99,689 square feet occupied by Fifth Third, expire in March 2012.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

35

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Continental Towers

•	Lockbox Account. The tenants have been instructed to deposit monthly rents directly into a lender controlled lockbox account.

•
Second Mortgage.     Prime is the holder of a subordinate note secured by the Mortgaged Property, with an outstanding balance of $165,080,192, as of November 15, 2006 (the “Subordinate Loan”). Prime purchased the Subordinate Loan for a purchase price of approximately $115 million from General Electric, the prior lender. Concurrently with the purchase, Prime was granted by the owners of record a power of attorney which granted Prime the right to act on behalf of Borrower. In addition, the owners of record entered into a property management agreement with Prime Group Management, L.L.C. (“PGM LLC”), an affiliate of Prime, pursuant to which PGM LLC manages the Mortgaged Property. All cash flow generated by the Mortgaged Property, after the payment of obligations due under the Continental Towers Loan, is applied to reduce accrued interest and principal on the Subordinate Loan, unless a Trigger Event exists, during which period Prime, as holder of the Subordinate Loan, will not be entitled to any excess cash flow. A “Trigger Event” means any of the following: (i) an event of default under the Continental Towers Loan documents, (ii) any of the tenants occupying more than 10% of the space at the Mortgaged Property give notice of early lease termination or do not renew their lease at least twelve months prior to their respective lease termination or (iii) the net worth of Prime falls below $50,000,000 during certain periods specified in the Continental Towers Loan documents. The Subordinate Loan matures on January 5, 2013, 37 months before the Maturity Date of the Mortgage Loan at which time it is anticipated that Prime will acquire legal title to the Mortgaged Property. There can be no assurance, however, that the Borrower will not take action to prevent or delay the foreclosure by Prime. In the event the owners of record act in any manner that is not in accordance with the loan documents or prevent Prime from acquiring legal title at maturity of the Subordinate Loan, then the Mortgage Loan will become recourse to Prime for any losses that the lender may incur.

•
Partial Release.     The Continental Towers Loan documents permit the Borrower to obtain the release of certain improved portions of the Mortgaged Property from the lien of the related mortgage, subject to the satisfaction of certain conditions set forth in the related loan documents, including, without limitation, confirmation from the rating agencies that such partial release will not result in a reduction, downgrade or withdrawal of any rating initially assigned to the Certificates.

•
Management.     PGM, LLC is the property manager for the Mortgaged Property securing the Continental Towers Loan. PGM, LLC manages eleven office properties containing an aggregate of approximately 4.6 million net rentable square feet, one industrial property comprised of approximately 120,000 square feet, three joint venture interests in office properties totaling 2.8 million net rentable square feet, and approximately 6.3 acres of land suitable for new construction, all in the Chicago, Illinois area.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

36

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Prime Retail Outlets Portfolio

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

37

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Prime Retail Outlets Portfolio

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

38

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Prime Retail Outlets Portfolio

Loan Information
Mortgage Loan Seller		CGMRC
Cut-Off Date Balance		$100,000,000
Percentage of Cut-Off Date Pool Balance		3.9%
Number of Mortgage Loans		1
Loan Purpose		Refinance
Sponsor	Prime Outlets Acquisition Company LLC
Type of Security		Fee
Partial Release(1)		Yes
Mortgage Rate		5.842%
Maturity Date	November 6, 2016
Amortization Type		Interest-Only
Interest-Only Period		120
Original Term / Amortization		120 / IO
Remaining Term / Amortization		119 / IO
Lockbox(2)		Springing

Up-Front Reserves
Tax	Yes
TI Allowance Holdback(3)	$3,460,000
Rent Reserve(4)	$1,638,807
Engineering	$125,150

Ongoing Annual Reserves
Tax	Yes
Replacement(5)	$44,350
TI/LC(6)	$221,740

Additional Financing		None

Cut-Off Date Balance		$100,000,000
Cut-Off Date Balance/SF		$225
Cut-Off Date LTV		78.0%
Maturity Date LTV		78.0%
UW DSCR on NCF		1.34x
(1)	Release of a portion of the Mortgaged Property is permitted as detailed further within the “Partial Release” paragraph found at the end of this Prime Retail Outlets Portfolio Loan section.
(2)	A lockbox may be instituted as detailed further within the “Lockbox Account” paragraph found at the end of this Prime Retail Outlets Portfolio Loan section.
(3)	At closing, the Lender held back $3,460,000 for outstanding TI/LCs for certain tenants in amounts specified in the loan agreement.
(4)
At closing, the Lender held back $1,638,807 for the rent reserve ($138,807 for Pismo Beach, $1,500,000 for Queenstown). The Pismo Beach holdback with respect to “The Book Warehouse” space may be disbursed to the Borrowers, provided no event of default has occured, upon receiving satisfactory evidence that a replacement tenant not affiliated with the Borrowers has taken possession (including a satisfactory estoppel), has opened for business, has commenced rent payments (obligated to pay the full amount) of no less than $12.32 per square foot, has a lease term equal or greater than five years, and has an adjusted net cash flow based on a trailing three month period that equals or exceeds $2,717,996. The Queenstown holdback with respect to “The Book Warehouse” space may be disbursed to the Borrowers, provided no event of default has occured, upon receiving satisfactory evidence that a replacement tenant not affiliated with the Borrowers has taken possession (including a satisfactory estoppel), has opened for business, has commenced rent payments (obligated to pay the full amount) of no less than $18.00 per square foot, has a lease term equal or greater than five years, and has an adjusted net cash flow based on a trailing three-month period that equals or exceeds $5,298,575.

(5)
Commencing on the first day a regular monthly installment of interest is due and payable under the note and continuing on the sixth calendar day of each month thereafter, the Borrowers shall deliver to the Lender a monthly amount equal to $3,695.83 ($1,225.83 for Pismo Beach and $2,470 for Queenstown) for deposit into a reserve for capital expenditures.

(6)
Commencing on the first day a regular monthly installment of interest is due and payable under the note and continuing on the sixth calendar day of each month thereafter, the Borrowers shall deliver to the Lender a monthly amount equal to $18,478 ($6,129 for Pismo Beach and $12,349 for Queenstown) for deposit into a reserve for tenant improvements and leasing commissions.

Property Information
Number of Mortgaged Properties	2
Location	Various
Property Type	Retail – Anchored
Size (SF)	443,515
Occupancy as of August 31, 2006	95.9%
Year Built / Year Renovated	Various
Appraised Value	$128,200,000
Property Management	Prime Retail Property Management, LLC
UW Economic Occupancy	94.9%
UW Revenues	$11,671,618
UW Total Expenses	$3,485,765
UW Net Operating Income (NOI)	$8,185,853
UW Net Cash Flow (NCF)	$7,934,425

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

39

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Prime Retail Outlets Portfolio

Prime Retail Outlets Portfolio Summary
Property Name	Allocated Cut-Off Date Balance	Location	Year Built/ Renovated	Net Rentable Area (SF)	Cut-Off Date Balance Per Square Foot	Occupancy	Appraised Value	Underwritten Net Cash Flow

Queenstown Outlet	$66,150,000	Queenstown, MD	1989/2006	296,419	$223	95.7%	$84,500,000	$5,174,475
Pismo Beach Outlet	33,850,000	Pismo Beach, CA	1994/1999	147,096	$230	96.1%	43,700,000	2,759,950

Total/Average	$100,000,000			443,515	$225	95.9%	$128,200,000	$7,934,425

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

40

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Prime Retail Outlets Portfolio

Portfolio Information:

Tenant Summary
Tenant	Ratings(1) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration

Major Tenants
Vanity Fair	A3/A-/NR	23,572	5.3%	$11.00	$259,292	3.3%	January 2008
Polo Ralph Lauren(2)	Baa1/BBB+/NR	20,000	4.5	$0.00	0	0.0	Multiple Spaces(2)
Chesapeake Gourmet(3)	NR/NR/NR	14,721	3.3	$20.00	294,420	3.7	February 2008
L.L. Bean Factory Store	NR/NR/NR	13,400	3.0	$13.00	174,200	2.2	August 2012
Old Navy(4)	Baa3/BBB-/BBB-	13,000	2.9	$16.00	208,000	2.6	June 2011

Total Major Tenants		84,693	19.1%	$11.05	$935,912	11.8%
Non-Major Tenants		340,450	76.8	$20.49	6,976,217	88.2

Occupied Total		425,143	95.9%	$18.61	$7,912,129	100.0%

Vacant Space		18,372	4.1

Property Total		443,515	100.0%

(1)	Certain ratings are those of the parent whether or not the parent guarantees the lease.
(2)
Polo Ralph Lauren consists of two tenants, 10,000 square feet expiring in January 2016 at the Pismo Beach Outlet property and 10,000 square feet expiring in April 2016 at the Queenstown Outlet property. Both tenants are subject to co-tenancy and termination options. Both tenants pay percentage rent in lieu of base rent.

(3)
If the landlord leases space in the shopping center to a competing tenant, the tenant shall have the option to terminate the lease upon 90 days notice to landlord or to reduce tenant’s minimum rent by 50% during the period from the date of opening of such competing tenant through the date of closing of such competing tenant.

(4)
Old Navy shall have the right to terminate the lease if 70% of the total floor area is not occupied for business within 12 months following the interim rent conversion date. Old Navy shall have the right to terminate the lease if the premises are not ready for occupancy on or before July 1, 2007.

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring		Total SF Expiring	% of Total SF Expiring(1)(2)(3)	Cumulative % of SF Expiring(1)	% of Base Rent Expiring(1)	Cumulative % of Base Rent Expiring(1)

2006	9		$17.21	27,470	6.2%	6.2%	6.0%	6.0%
2007	14		$19.50	50,243	11.3%	17.5%	12.4%	18.4%
2008	14		$$17.48	71,243	16.1%	33.6%	15.7%	34.1%
2009	10		$$20.35	33,490	7.6%	41.1%	8.6%	42.7%
2010	10		$$19.97	50,358	11.4%	52.5%	12.7%	55.4%
2011	18		$$19.60	80,784	18.2%	70.7%	20.0%	75.4%
2012	6		$$21.20	32,875	7.4%	78.1%	8.8%	84.2%
2013	4		$$15.40	16,759	3.8%	81.9%	3.3%	87.5%
2014	0	$	$ 0.00	0	0.0%	81.9%	0.0%	87.5%
2015	1		$$25.00	3,000	0.7%	82.6%	0.9%	88.4%
2016	5	$	$ 7.33	27,900	6.3%	88.9%	2.6%	91.0%
Thereafter	8		$$22.88	31,021	7.0%	95.9%	9.0%	100.0%
Vacant	0	$	NA	18,372	4.1%	100.0%	0.0%	100.0%
(1)	Calculated based upon approximate square footage occupied by each tenant.
(2)	Tenants representing 32.6% of the NRA have termination options mostly related to sales-based thresholds.
(3)	Tenants representing 40.0% of the NRA have co-tenancy clauses in their leases.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

41

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Prime Retail Outlets Portfolio

Queenstown Outlet:
Tenant Summary
Tenant	Ratings(1) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration

Major Tenants
Vanity Fair	A3/A-/NR	23,572	8.0%	$11.00	$259,292	4.8%	January 2008
Chesapeake Gourmet(2)	NR/NR/NR	14,721	5.0	$20.00	294,420	5.5	February 2008
L.L. Bean Factory Store	NR/NR/NR	13,400	4.5	$13.00	174,200	3.3	August 2012
Old Navy(3)	Baa3/BBB-/BBB-	13,000	4.4	$16.00	208,000	3.9	June 2011
Polo Ralph Lauren(4)	Baa1/BBB+/NR	10,000	3.4	0.00	0	0.0	April 2016

Total Major Tenants		74,693	25.2%	$12.53	$935,912	17.4%
Non-Major Tenants		209,054	70.5	$21.20	$4,432,257	82.6

Occupied Total		283,747	95.7%	$18.92	$5,368,169	100.0%

Vacant Space		12,672	4.3

Property Total		296,419	100.0%

(1)	Certain ratings are those of the parent whether or not the parent guarantees the lease.
(2)
If the landlord leases space in the shopping center to a competing tenant, the tenant shall have the option to terminate the lease upon 90 days notice to landlord or to reduce tenant’s minimum rent by 50% during the period from the date of opening of such competing tenant through the date of closing of such competing tenant.

(3)
Old Navy shall have the right to terminate the lease if 70% of the total floor area is not occupied for business within 12 months following the interim rent conversion date. Old Navy shall have the right to terminate the lease if the premises are not ready for occupancy on or before July 1, 2007.

(4)

If at any time after the first lease year, more than 20% of the shopping center, (exclusive of food tenants) are not leased (by square foot or by bay) to and occupied by acceptable tenants for 90 consecutive days or longer, Polo Ralph Lauren shall have the right to terminate upon no less than 60 days written notice. If at least 75% of the gross leasable area of the shopping center is not occupied by tenants who are open for the conduct of business for 90 consecutive days or more, tenant may, at any time after the first anniversary of the commencement date, terminate with 60 days notice or tenant may pay 2% of gross sales in lieu of percentage rent, until such minimum occupancy level is restored. If at least four of these tenants, Nautica, Ann Taylor, Tommy Hilfiger, Coach, Brooks Brothers, J. Crew, Gap, Nike, Banana Republic and Calvin Klein are not open, or obligated to open, for the conduct of business in the shopping center with valid and enforceable leases within 12 months of the date of commencement of lease, are not there, the tenant must either terminate or waive this requirement. If gross sales for any year after year three do not exceed $450 per square foot, Polo Ralph Lauren may terminate with 60 days notice. Tenant may terminate the lease after the seventh lease year with 180 days written notice. If tenant ceases to operate any business in the premises for more than three consecutive months, then landlord shall have the right to terminate with no less than 60 and not more than 90 days notice. Tenant pays only percentage rent of 3% of all gross sales up to $500 per square foot, 2% of all gross sales in excess of $500 per square foot up to and including $1,250 per square foot and 1% of all gross sales in excess of $1,250 per square foot.

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring(1)(2)(3)	Cumulative % of SF Expiring(1)	% of Base Rent Expiring(1)	Cumulative % of Base Rent Expiring(1)

2006	4	$21.25	11,400	3.8%	3.8%	4.5%	4.5%
2007	6	$20.42	21,745	7.3%	11.2%	8.3%	12.8%
2008	9	$16.56	57,128	19.3%	30.5%	17.6%	30.4%
2009	8	$20.42	26,690	9.0%	39.5%	10.2%	40.6%
2010	6	$19.74	30,158	10.2%	49.6%	11.1%	51.6%
2011	10	$21.06	47,627	16.1%	65.7%	18.7%	70.3%
2012	3	$18.59	25,719	8.7%	74.4%	8.9%	79.2%
2013	4	$15.40	16,759	5.7%	80.0%	4.8%	84.0%
2014	0	$0.00	0	0.0%	80.0%	0.0%	84.0%
2015	0	$0.00	0	0.0%	80.0%	0.0%	84.0%
2016	3	$9.48	15,500	5.2%	85.3%	2.7%	86.8%
Thereafter	8	$22.88	31,021	10.5%	95.7%	13.2%	100.0%
Vacant	0	NA	12,672	4.3%	100.0%	0.0%	100.0%
(1)	Calculated based upon approximate square footage occupied by each tenant.
(2)	Tenants representing 35.8% of the NRA have termination options mostly related to sales-based thresholds.
(3)	Tenants representing 40.6% of the NRA have co-tenancy clauses in their leases.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

42

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Prime Retail Outlets Portfolio

Pismo Beach Outlet
Tenant Summary
Tenant	Ratings(1) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration

Major Tenants
Polo Ralph Lauren(2)	Baa1/BBB+/NR	10,000	6.8%	$0.00	$0	0.0%	January 2016
Bass Company Store(3)	NR/NR/NR	8,500	5.8	$18.00	153,000	6.0	December 2011
Mikasa(4)	NR/NR/NR	7,500	5.1	$19.50	146,250	5.7	June 2010
Lane Bryant(5)	B2/BB-/NR	6,570	4.5	$18.00	118,260	4.6	December 2007
Shoe Pavilion	NR/NR/NR	5,500	3.7	$22.00	121,000	4.8	September 2010

Total Major Tenants		38,070	25.9%	$14.15	$538,510	21.2%
Non-Major Tenants		103,326	70.2	$19.41	2,005,449	78.8

Occupied Total		141,396	96.1%	$17.99	$2,543,959	100.0%

Vacant Space		5,700	3.9

Property Total		147,096	100.0%

(1)	Certain ratings are those of the parent whether or not the parent guarantees the lease.
(2)
Polo Ralph Lauren shall have the right to terminate the lease upon 60 days notice any time after the first lease year (a) if more than 20% of the “store bays” are not leased to and occupied by acceptable tenants, or (b) if at east 75% of the gross leasable area of the shopping center is not occupied by tenants who are open for the conduct of business for 90 consecutive days or more. Polo Ralph Lauren shall have the right to terminate the Lease upon 60 days notice – any time after the third lease year (a) if tenant’s gross sales for the third lease year or any lease year thereafter do not exceed $4,500,000. Tenant pays percentage rent of 3% of gross sales up to $5.0 million, 2% of gross sales exceeding $5.0 million to $12.5 million and 1% of gross sales exceeding $12.5 million. Percentage rent is paid in lieu of base rent and all other charges.

(3)
Bass Company Store requires that, as of the date of tender, lessor shall have a minimum of 70% (i.e., 103,047 square feet) of the gross leasable area of the shopping center including any of the tenant’s affiliates at the shopping center and specifically including an entity doing business under the trade name “Liz Claiborne” under executed leases open and operated by true manufacturers’ factory type tenants. In the event that such co-tenancy requirements have not been met, tenant may, at its option terminate the lease, after 30 days prior written notice.

(4)
In the event landlord shall, during the term of the lease, change the nature of that portion of the shopping center as depicted on exhibit A to the lease, then Mikasa shall have the right to terminate the lease by giving at least 60 days prior written notice.

(5)	Lane Bryant has the option to terminate this lease by giving advance written notice to the landlord within 120 days, if the occupancy level is below 65%.

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring(1)(2)(3)	Cumulative % of SF Expiring(1)	% of Base Rent Expiring(1)	Cumulative % of Base Rent Expiring(1)

2006	5	$14.35	16,070	10.9%	10.9%	9.1%	9.1%
2007	8	$18.80	28,498	19.4%	30.3%	21.1%	30.1%
2008	5	$21.18	14,115	9.6%	39.9%	11.8%	41.9%
2009	2	$20.07	6,800	4.6%	44.5%	5.4%	47.2%
2010	4	$20.30	20,200	13.7%	58.2%	16.1%	63.4%
2011	8	$17.51	33,157	22.5%	80.8%	22.8%	86.2%
2012	3	$30.57	7,156	4.9%	85.7%	8.6%	94.8%
2013	0	$0.00	0	0.0%	85.7%	0.0%	94.8%
2014	0	$0.00	0	0.0%	85.7%	0.0%	94.8%
2015	1	$25.00	3,000	2.0%	87.7%	2.9%	97.7%
2016	2	$4.65	12,400	8.4%	96.1%	2.3%	100.0%
Thereafter	0	$0.00	0	0.0%	96.1%	0.0%	100.0%
Vacant	0	NA	5,700	3.9%	100.0%	0.0%	100.0%
(1)	Calculated based upon approximate square footage occupied by each tenant.
(2)	Tenants representing 26.1% of the NRA have termination options mostly related to sales-based thresholds.
(3)	Tenants representing 38.8% of the NRA have co-tenancy clauses in their leases.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

43

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Prime Retail Outlets Portfolio

•
The Loan.     The Mortgage Loan (the “Prime Retail Outlets Portfolio Loan”) is secured by a first mortgage encumbering two factory outlet centers located in Queenstown, Maryland and Pismo Beach, California. The Prime Retail Outlets Portfolio Loan represents approximately 3.9% of the Cut-Off Date Pool Balance. The Prime Retail Outlets Portfolio Loan was originated on October 11, 2006 and has a principal balance as of the Cut-Off Date of $100,000,000. The Prime Retail Outlets Portfolio Loan provides for interest-only payments for its entire term.

The Prime Retail Outlets Portfolio Loan has a remaining term of 119 months and matures on November 6, 2016. The Prime Retail Outlets Portfolio Loan may be prepaid on or after September 6, 2016, and permits defeasance with United States government obligations beginning two years after the Closing Date.

•
The Borrowers.     The borrowers are Prime Outlets at Queenstown, LLC and Prime Outlets at Pismo Beach LLC, each a special purpose entity owned by Prime Outlets Acquisition Company LLC. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Prime Retail Outlets Portfolio Loan. The Queenstown Property (as defined herein) was financed pursuant to an IDOT structure.

The sponsor of the borrowers is David Lichtenstein. Founded by David Lichtenstein in 1988, the Lightstone Group is one of the largest private owners of real estate in the United States and one of the largest owners of retail outlet space in the country. The Lightstone Group currently owns a portfolio of diversified properties in 26 states including District of Columbia and Puerto Rico, spanning in excess of 12,000 apartments and in excess of 29 million square feet of commercial and retail space. Through the sponsor, the Lightstone Group owns approximately 29 outlet malls around the United States and Puerto Rico.

•
The Properties.     The Mortgaged Properties total approximately 443,515 square feet and consist of two factory outlet centers, a 296,419 square foot factory outlet center in Queenstown, Maryland (the “Queenstown Property”) and a 147,096 square foot center in Pismo Beach, California (the “Pismo Beach Property”). The Queenstown Property was constructed in 1989 and renovated in 2006. The Pismo Beach Property was constructed in 1994 and renovated in 1999. As of August 31, 2006, the occupancy rate for the Mortgaged Properties securing the Prime Retail Outlets Portfolio Loan was approximately 95.9%.

The largest tenant is Vanity Fair Corporation (“VF Corporation”), occupying approximately 23,572 square feet, or approximately 5.3% of the net rentable area. VF Corporation, through its subsidiaries, engages in the design, manufacture, and marketing of branded apparel and related products in the United States and internationally. The company offers its product lines under various brands, including Lee, Wrangler, Riders, Rustler, Vanity Fair, Vassarette, Bestform, Lily of France, Nautica, Earl Jean, John Varvatos, JanSport, Eastpak, The North Face, Vans, Napapijri, Kipling, Lee Sport, and Red Kap brands. The company was founded in 1899 and is headquartered in Greensboro, North Carolina. As of November 9, 2006, VF Corporation was rated “A3” (Moody’s) and “A-” (S&P). The Vanity Fair lease expires in January 2008. The second largest tenant is Polo Ralph Lauren (“Polo”), occupying approximately 20,000 square feet, or approximately 4.5% of the net rentable area. Polo occupies approximately 10,000 square feet in the Queenstown Property and approximately 10,000 square feet in the Pismo Beach Property. Ralph Lauren Corporation is a leader in the design, marketing and distribution of premium lifestyle products in apparel, home, accessories and fragrances. As of November 9, 2006, Polo was rated “Baa1” (Moody’s) and “BBB+” (S&P). The Polo lease for the Queenstown Property expires in April 2016. The Polo lease for the Pismo Property expires in January 2016. The third largest tenant is Chesapeake Gourmet (“Chesapeake”), occupying approximately 14,721 square feet, or approximately 3.3% of the net rentable area. Chesapeake is a retailer of house wares, furniture, and tableware. The Chesapeake lease expires in February 2008.

•
Lock Box Account.     At any time during the term of the Prime Retail Outlets Portfolio Loan, (i) if the debt service coverage ratio on the Prime Retail Outlets Portfolio Loan, as computed by the lender, is less than 1.10x or (ii) upon the occurrence of an event of default under the related Mortgage Loan documents, all tenant payments due under the applicable tenant leases are deposited into a lender-designated lockbox account controlled by the lender.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

44

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Prime Retail Outlets Portfolio

•
Partial Release.     The borrowers may obtain the release of one of the Mortgaged Properties through partial defeasance, subject to conditions set forth in the loan documents. In connection with such partial release (i) the DSC ratio must be at least 1.14x on a 7.07% constant, (ii) the LTV ratio must not be greater than 80%, (iii) payment must be made in an amount equal to the greater of (a) 125% of the allocated loan amount or (b) the amount necessary to allow the remaining Mortgaged Property to have a DSC ratio of at least 1.14x on a 7.07% constant, (iv) the borrower must provide an opinion of counsel that the proposed release will not adversely affect the REMIC status of the Trust Fund and (v) no event of default under the loan documents has occurred and is continuing.

•
Collateral Substitution.     The borrowers may obtain the release of a non-income producing portion of the Queenstown Property by substituting another parcel of property in the vicinity of the Queenstown Property (the “Substitution Parcel”) subject to satisfaction of conditions precedent set forth in the loan documents which include, but are not limited to: (i) the borrowers shall provide evidence of zoning compliance of the remaining Queenstown Property and Substitution Parcel and (ii) upon the lender’s request, borrowers shall provide evidence that the LTV ratio immediately following the substitution shall not be higher than the LTV ratio immediately prior to the substitution.

•	Management. Prime Retail Property Management, LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the Prime Retail Outlets Portfolio Loan.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

45

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

THIS PAGE INTENTIONALLY LEFT BLANK

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

46

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

ShopKo Portfolio

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

47

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

ShopKo Portfolio

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

48

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

ShopKo Portfolio

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

49

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

ShopKo Portfolio

Loan Information
Mortgage Loan Seller(1)		CGMRC
Cut-Off Date Balance(1)		$85,994,625
Percentage of Cut-Off Date Pool Balance		3.4%
Number of Mortgage Loans		1
Loan Purpose		Acquisition
Sponsor	Spirit Finance Corporation
Type of Security	Fee and Leasehold
Partial Release(2)		Yes
Mortgage Rate		6.5875%
Maturity Date		June 5, 2016
Amortization Type		Balloon
Interest-Only Period		None
Original Term / Amortization		120 / 360
Remaining Term / Amortization		114 / 354
Lockbox		Yes

Up-Front Reserves
Tax / Insurance	None
Burlington Reserve(3)	$1,790,000
Engineering Reserve	$482,265
Environmental Reserve	$156,250

Ongoing Annual Reserves(4)
Tax / Insurance	Springing
Replacement	Springing
Ground Rent	Springing

Additional Financing(5)	Pari Passu Debt	$459,660,385

		ShopKo Portfolio Loan Combination(1)

Cut-Off Date Balance		$543,008,454
Cut-Off Date Balance/SF(6)		$49
Cut-Off Date LTV(6)		76.0%
Maturity Date LTV(6)		65.9%
UW DSCR on NCF(6)		1.51x

(1)
The total original financing amount of the ShopKo Portfolio Properties is $545,655,010 evidenced by six pari passu notes. The ShopKo Portfolio Loan Combination was co-originated by Citigroup Global Markets Realty Corp. and Barclays Capital Real Estate Inc. One pari passu note in the original amount of $86,413,753, which evidences the ShopKo Portfolio Loan, is included in the trust fund. Two $100,000,000 pari passu notes, totaling $200,000,000, were included in the CGCMT 2006-C4 trust fund. Three $86,413,753 pari passu notes totaling $259,241,258, were included in the CD 2006- CD3 trust fund.

(2)	Release of a portion of the Mortgaged Property is permitted as detailed further within the “Partial Release” paragraph found at the end of this ShopKo Portfolio Loan section.
(3)
A reserve for the purchase price of the fee interest in a related Mortgaged Property was established as detailed further within the “Burlington Reserve” paragraph found at the end of the ShopKo Portfolio Loan section.

(4)
Reserve deposits for tax, insurance, replacement reserve and ground rent will be springing in the event of default or failure of the EBITDAR test. In the event the tenant’s ratio of EBITDAR to interest and rent drops below (i) 1.15x, lender will begin escrowing reserves on a monthly basis, or (ii) 1.10x, lender will sweep 50% of the excess cash flow, or (iii) 1.00x, lender will 100% of the excess cash flow.

(5)	See “Additional Financing” below.
(6)
The Cut-Off Date Balance per square foot, Cut-Off Date LTV, Maturity Date LTV and U/W DSCR on NCF used throughout the prospectus supplement were calculated based upon the aggregate indebtedness of the entire ShopKo Portfolio Loan Combination.

Property Information
Number of Mortgaged Properties	112
Location	Various
Property Type	Various
Size (SF)	10,974,960
Occupancy as of May 31, 2006	100.0%
Year Built / Year Renovated	Various
Appraised Value	$714,325,000
Property Management	Self Managed
UW Economic Occupancy	97.0%
UW Revenues	$64,440,146
UW Total Expenses	$322,201
UW Net Operating Income (NOI)	$64,117,945
UW Net Cash Flow (NCF)	$63,020,449

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

50

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

ShopKo Portfolio

ShopKo Portfolio

Property Name	Property Type	Property Locations	Cut-Off Date Allocated Loan Balance	Year Built / Year Renovated	GLA (SF)	Occupancy % (as of May 31, 2006)	Appraised Value	Underwritten Net Cash Flow

10808 South 132nd Street	Industrial	Omaha, NE	$2,251,122	2000/2004	535,000	100.0%	$18,700,000	$1,618,703
700 Pilgrim Way	Office	Green Bay, WI	2,227,045	2000/NAP	218,323	100.0%	18,500,000	1,632,487
1717 Lawrence Drive	Industrial	De Pere, WI	1,661,255	1987/1992	494,000	100.0%	13,800,000	1,184,632
301 Bay Park Square	Retail	Ashwaubenon, WI	1,389,194	1979/2003	126,658	100.0%	11,540,000	1,019,272
55 Lake Boulevard	Retail	Redding, CA	1,282,055	1989/2004	94,418	100.0%	10,650,000	942,909
217 West Ironwood Drive	Retail	Coeur D’Alene, ID	1,263,998	1987/2004	84,379	100.0%	10,500,000	930,500
1001 East Gowen Road	Industrial	Boise, ID	1,257,979	1992/1997	347,000	100.0%	10,450,000	899,767
801 West Central Entrance (Highway 53)	Retail	Duluth, MN	1,203,808	1993/NAP	119,842	100.0%	10,000,000	882,242
4161 Second Street South Highway 23)	Retail	Saint Cloud, MN	1,155,656	1991/2004	100,803	100.0%	9,600,000	848,377
7401 Mineral Point Road	Retail	Madison, WI	1,087,039	1980/2004	99,101	100.0%	9,030,000	797,576
1000 West Northland Avenue	Retail	Appleton, WI	1,076,204	1971/2004	112,794	100.0%	8,940,000	788,159
2201 Zeier Road	Retail	Madison, WI	1,035,275	1988/1994	94,120	100.0%	8,600,000	759,623
1850 Madison Avenue	Retail	Mankato, MN	1,017,218	1971/1994	90,494	100.0%	8,450,000	746,572
2820 Highway 63 South	Retail	Rochester, MN	1,017,218	1981/NAP	90,499	100.0%	8,450,000	746,571
3708 Highway 63 North	Retail	Rochester, MN	1,017,218	1981/1992	90,499	100.0%	8,450,000	746,571
3200 Broadway Street	Retail	Quincy, IL	1,013,606	1986/NAP	97,537	100.0%	8,420,000	743,185
2430 East Mason Street	Retail	Green Bay, WI	1,011,199	1966/2002	105,923	100.0%	8,400,000	740,558
867 North Columbia Center Boulevard	Retail	Kennewick, WA	999,161	1989/NAP	106,238	100.0%	8,300,000	731,584
14445 West Center Road	Retail	Omaha, NE	975,084	1985/1992	90,514	100.0%	8,100,000	715,272
5646 North 90th Street	Retail	Omaha, NE	975,084	1984/1992	90,441	100.0%	8,100,000	715,279
616 West Johnson Street	Retail	Fond du Lac, WI	975,084	1985/1994	102,205	100.0%	8,100,000	714,103
1150 West Washington Street	Retail	Marquette, MI	973,881	1969/2004	124,761	100.0%	8,090,000	710,953
1601 West 41st Street	Retail	Sioux Falls, SD	963,046	1987/1999	90,585	100.0%	8,000,000	706,323
1845 Haines Avenue	Retail	Rapid City, SD	920,913	1988/NAP	94,106	100.0%	7,650,000	674,673
699 Green Bay Road	Retail	Neenah, WI	902,856	1990/2003	94,225	100.0%	7,500,000	661,247
955 West Clairemont Avenue	Retail	Eau Claire, WI	902,856	1978/2003	94,705	100.0%	7,500,000	661,199
1100 East Riverview Expressway	Retail	Wisconsin Rapids, WI	890,818	1969/2004	100,247	100.0%	7,400,000	651,703
2510 South Reserve Street	Retail	Missoula, MT	872,761	1987/NAP	102,327	100.0%	7,250,000	638,081
1300 Koeller Street	Retail	Oshkosh, WI	863,130	1984/1992	90,464	100.0%	7,170,000	632,114
800 East Maes Street	Retail	Kimberly, WI	859,519	1979/1994	98,030	100.0%	7,140,000	628,675
North 9520 Newport Highway	Retail	Spokane, WA	842,666	1986/NAP	94,076	100.0%	7,000,000	616,551
4801 Washington Avenue	Retail	Racine, WI	835,443	1979/1994	100,010	100.0%	6,940,000	610,592
4515 South Regal Street	Retail	Spokane, WA	833,035	1995/NAP	99,279	100.0%	6,920,000	608,877
1306 North Central Avenue	Retail	Marshfield, WI	818,589	1968/2000	101,483	100.0%	6,800,000	597,926
2500 US Highway 14	Retail	Janesville, WI	818,589	1980/1994	98,005	100.0%	6,800,000	598,273
1209 18th Avenue Northwest	Retail	Austin, MN	812,570	1983/1993	90,461	100.0%	6,750,000	594,557
501 Highway 10 Southeast	Retail	Saint Cloud, MN	809,561	1985/1993	90,414	100.0%	6,725,000	592,326
1400 Big Thunder Boulevard	Retail	Belvidere, IL	806,551	1995/NAP	77,690	100.0%	6,700,000	591,363
2101 West Broadway	Retail	Monona, WI	806,551	1981/1994	97,931	100.0%	6,700,000	589,339
2208 North Webb Road	Retail	Grand Island, NE	806,551	1983/1993	103,875	100.0%	6,700,000	588,744
5300 52nd Street	Retail	Kenosha, WI	806,551	1980/1994	97,961	100.0%	6,700,000	589,336

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

51

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

ShopKo Portfolio

ShopKo Portfolio

Property Name	Property Type	Property Locations	Cut-Off Date Allocated Loan Balance	Year Built / Year Renovated	GLA (SF)	Occupancy % (as of May 31, 2006)	Appraised Value	Underwritten Net Cash Flow

905 South 24th Street West	Retail	Billings, MT	806,551	1990/NAP	100,800	100.0%	6,700,000	589,052
701 South Church Street	Retail	Watertown, WI	804,144	1972/1995	96,325	100.0%	6,680,000	587,711
1964 West Morton Avenue	Retail	Jacksonville, IL	798,125	1996/NAP	101,688	100.0%	6,630,000	582,703
4200 South 27th Street	Retail	Lincoln, NE	792,106	1983/1993	86,739	100.0%	6,580,000	579,727
1710 South Main Street	Retail	West Bend, WI	786,087	1972/1995	94,130	100.0%	6,530,000	574,517
1578 Appleton Road	Retail	Menasha, WI	782,475	1981/1994	81,171	100.0%	6,500,000	573,130
2761 Prairie Avenue	Retail	Beloit, WI	782,475	1978/1993	93,845	100.0%	6,500,000	571,863
9366 State Highway 16	Retail	Onalaska, WI	776,456	1989/NAP	94,413	100.0%	6,450,000	567,335
2602 ShopKo Drive	Retail	Madison, WI	764,418	1982/1994	98,160	100.0%	6,350,000	558,018
518 South Taylor Drive	Retail	Sheboygan, WI	764,418	1993/NAP	97,859	100.0%	6,350,000	558,048
1553 West 9000 South	Retail	West Jordan, UT	758,399	1988/NAP	94,230	100.0%	6,300,000	553,940
2290 South 1300 East	Retail	Salt Lake City, UT	758,399	1991/NAP	94,222	100.0%	6,300,000	553,940
405 Cottonwood Drive	Retail	Winona, MN	758,399	1986/1995	84,375	100.0%	6,300,000	554,925
5801 Summit View Avenue	Retail	Yakima, WA	752,380	1988/NAP	94,237	100.0%	6,250,000	549,468
1900 North Main Street	Retail	Mitchell, SD	746,361	1973/NAP	71,846	100.0%	6,200,000	547,236
1771 Wisconsin Avenue	Retail	Grafton, WI	740,342	1989/NAP	83,363	100.0%	6,150,000	541,613
4344 Mormon Coulee Road (State Highway 14)	Retail	La Crosse, WI	734,323	1978/1992	88,161	100.0%	6,100,000	536,662
1200 Susan Drive	Retail	Marshall , MN	725,896	1972/NAP	71,847	100.0%	6,000,000	532,034
2677 South Prairie View Road	Retail	Chippewa Falls, WI	722,285	1982/1993	91,012	100.0%	6,000,000	527,435
230 North Wisconsin Street	Retail	De Pere, WI	717,470	1967/2002	65,459	100.0%	5,960,000	526,413
3415 Calumet Avenue	Retail	Manitowoc, WI	712,654	1977/1995	87,954	100.0%	5,920,000	520,587
700 9th Avenue Southeast	Retail	Watertown, SD	710,247	1985/NAP	66,745	100.0%	5,900,000	520,919
1105 East Grand Avenue	Retail	Rothschild, WI	704,228	1977/1995	88,030	100.0%	5,850,000	514,319
1200 Main Street (State Highway 10)	Retail	Stevens Point, WI	704,228	1985/NAP	90,334	100.0%	5,850,000	514,089
125 Main Street	Retail	Hutchinson, MN	704,228	1991/NAP	71,806	100.0%	5,850,000	515,942
190 South 500 West	Retail	West Bountiful, UT	704,228	1991/NAP	100,761	100.0%	5,850,000	513,046
500 North Highway 281	Retail	Aberdeen, SD	686,171	1984/NAP	66,735	100.0%	5,700,000	503,036
301 Northwest Bypass	Retail	Great Falls, MT	680,151	1985/NAP	90,505	100.0%	5,650,000	496,187
3101 North Montana Avenue	Retail	Helena, MT	680,151	1992/NAP	116,992	100.0%	5,650,000	493,539
South 1450 Grand Avenue	Retail	Pullman, WA	680,151	1996/NAP	77,559	100.0%	5,650,000	497,482
500 South Carpenter Avenue	Retail	Kingsford, MI	676,540	1970/NAP	94,250	100.0%	5,620,000	493,130
4060 Riverdale Road	Retail	Riverdale, UT	664,502	1990/NAP	94,248	100.0%	5,520,000	484,188
615 South Monroe	Retail	Mason City, IA	662,094	1985/NAP	90,430	100.0%	5,500,000	482,782
1150 North Main Street	Retail	Layton, UT	657,279	1988/NAP	94,013	100.0%	5,460,000	478,846
2655 Broadway Avenue	Retail	Boise, ID	638,018	1989/NAP	100,843	100.0%	5,300,000	463,856
4850 West 3500 South	Retail	West Valley City, UT	635,611	1989/NAP	94,336	100.0%	5,280,000	462,718
1001 South Highway 15 (State Street)	Retail	Fairmont, MN	625,980	1984/1993	66,781	100.0%	5,200,000	458,320
1450 East Geneva Street	Retail	Delavan, WI	625,980	1995/NAP	75,844	100.0%	5,200,000	457,413
601 Galvin Road South	Retail	Bellevue, NE	625,980	1984/1992	67,256	100.0%	5,200,000	458,272
1018 Washington Boulevard	Retail	Ogden, UT	616,350	1988/NAP	94,230	100.0%	5,120,000	448,421
1777 Paulson Road	Retail	River Falls, WI	613,942	1994/NAP	75,775	100.0%	5,100,000	448,478
405 West 8th Street	Retail	Monroe, WI	607,923	1994/NAP	73,956	100.0%	5,050,000	444,189

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

52

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

ShopKo Portfolio

ShopKo Portfolio

Property Name	Property Type	Property Locations	Cut-Off Date Allocated Loan Balance	Year Built / Year Renovated	GLA (SF)	Occupancy % (as of May 31, 2006)	Appraised Value	Underwritten Net Cash Flow

2610 North Bridge Avenue	Retail	Albert Lea, MN	601,904	1985/1993	66,784	100.0%	5,000,000	440,435
2005 Krenzien Drive	Retail	Norfolk, NE	595,885	1984/1994	66,827	100.0%	4,950,000	435,959
510 East Philip Avenue	Retail	North Platte, NE	592,273	1985/1993	70,118	100.0%	4,920,000	432,948
2530 First Avenue North	Retail	Escanaba, MI	587,458	1971/NAP	83,179	100.0%	4,880,000	428,065
1755 North Humiston Avenue	Retail	Worthington, MN	583,847	1984/1993	66,713	100.0%	4,850,000	427,029
2100 Caldwell Boulevard	Retail	Nampa, ID	582,643	1986/NAP	90,526	100.0%	4,840,000	423,753
900 West Memorial Drive	Retail	Houghton, MI	559,771	1994/NAP	73,956	100.0%	4,650,000	408,420
2741 Roosevelt Street	Retail	Marinette, WI	544,121	1990/NAP	83,180	100.0%	4,520,000	395,872
2266 North University Parkway	Retail	Provo, UT	542,917	1988/NAP	94,042	100.0%	4,510,000	393,892
1649 Pole Line Road East	Retail	Twin Falls, ID	541,714	1986/NAP	94,068	100.0%	4,500,000	392,995
320 County Road O	Retail	Rice Lake, WI	503,192	1995/NAP	75,844	100.0%	4,180,000	366,202
4215 Yellowstone Highway	Retail	Chubbuck, ID	492,357	1986/NAP	90,430	100.0%	4,090,000	356,696
800 East 17th Street	Retail	Idaho Falls, ID	489,950	1986/NAP	90,510	100.0%	4,070,000	354,899
1350 North Galena Avenue	Retail	Dixon, IL	469,485	1993/NAP	71,839	100.0%	3,900,000	341,564
1600 Rose Street	Retail	Walla Walla, WA	457,447	1989/NAP	83,211	100.0%	3,800,000	331,485
2530 Rudkin Road*	Retail	Union Gap, WA	439,390	1989/NAP	94,136	100.0%	3,650,000	378,094
555 West South Street	Retail	Freeport, IL	439,390	1994/NAP	75,844	100.0%	3,650,000	318,808
955 North Main Street	Retail	Spanish Fork, UT	434,575	1991/NAP	71,345	100.0%	3,610,000	315,681
1341 North Main Street*	Retail	Logan, UT	421,333	1989/NAP	94,225	100.0%	3,500,000	362,160
747 South Main Street	Retail	Brigham City, UT	421,333	1990/NAP	71,340	100.0%	3,500,000	305,845
1425 Janesville Avenue	Retail	Fort Atkinson, WI	408,091	1984/1995	75,063	100.0%	3,390,000	295,636
2120 Thain Grade*	Retail	Lewiston, ID	373,180	1987/NAP	94,091	100.0%	3,100,000	319,707
3705 Monroe Road	Retail	Ledgeview, WI	361,142	2005/NAP	15,060	100.0%	3,000,000	266,762
2585 Lineville Road	Retail	Howard, WI	349,104	2005/NAP	14,265	100.0%	2,900,000	257,899
1190 North 6th Street	Retail	Monmouth, IL	323,824	1971/NAP	60,985	100.0%	2,690,000	234,448
1450 West Main Avenue	Industrial	De Pere, WI	279,283	2000/NAP	28,953	100.0%	2,320,000	204,565
East 13414 Sprague Avenue*	Retail	Spokane Valley, WA	264,838	1987/NAP	90,590	100.0%	2,200,000	224,507
313 North Roosevelt Avenue*	Retail	Burlington, IA	215,482	1985/NAP	80,327	100.0%	1,790,000	182,005
1011 North Wisconsin Street	Retail	Port Washington, WI	192,609	1982/NAP	12,821	100.0%	1,600,000	141,794

Total/Average			$85,994,625		10,974,960	100.0%	$714,325,000	$63,020,449

*	Leasehold interest only.

Lease Expiration Schedule

Tenant Name	Ratings Moody’s/S&P/Fitch*	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Annual Base Rent	Date of Lease Expiration

ShopKo Stores, Inc.	NR/NR/NR	10,974,960	100%	$6.05	$66,433,140	100.0%	May 2026
*	Certain ratings are those of the parent whether or not the parent guarantees the lease.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

53

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

ShopKo Portfolio

•
The Loan.     The Mortgage Loan (the “ShopKo Portfolio Loan”) is secured by a first mortgage encumbering 107 anchored retail centers (102 of which are fee simple interests and five of which are leasehold interests), four industrial buildings and one office building, (collectively, the “ShopKo Portfolio Properties”), located throughout the United States. The ShopKo Portfolio Loan represents approximately 3.4% of the initial mortgage pool balance. The ShopKo Portfolio Loan was originated on May 31, 2006. The ShopKo Portfolio Loan is evidenced by one pari passu promissory note with a cut-off date principal balance of $85,994,625. The ShopKo Portfolio Loan constitutes part of an aggregate debt of $545,655,010, evidenced by six mortgage notes, together referred to as the “ShopKo Portfolio Loan Combination”, that are all obligations of related borrowers and entitled to payments of interest and principal on a pro rata and pari passu basis. Five of the six ShopKo Portfolio mortgage notes will not be included in the trust fund, and the debt evidenced by each such note is referred to as a “ShopKo Portfolio Pari Passu Companion Loan”. Two of the ShopKo Portfolio Pari Passu Companion Loans totaling an original principal amount of $200,000,000 were included in the Citigroup Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-C4 securitization (the “CGCMT 2006-C4 Transaction”). Three of the ShopKo Portfolio Pari Passu Companion Loans totaling an original principal amount of $259,241,258 were included in the Deutsche Mortgage & Asset Receiving Corporation, CD 2006-CD3 Commercial Mortgage Pass-Through Certificates securitization (the “CD 2006-CD3 Transaction”). The ShopKo Portfolio Pari Passu Companion Loans will be serviced, along with the ShopKo Portfolio Loan, under the CGCMT 2006-C4 Transaction pooling and servicing agreement by the master servicer and the special servicer, generally as if each ShopKo Portfolio Pari Passu Companion Loan was a mortgage loan in the trust fund. The respective rights of the ShopKo Portfolio Pari Passu Companion Loan Noteholders and the issuing entity, as holder of the promissory note for the ShopKo Portfolio Loan Combination, will be governed by a co-lender agreement as described under “DESCRIPTION OF THE MORTGAGE POOL—Split Loan Structure—The ShopKo Portfolio Loan Combination” in the Prospectus Supplement.

The ShopKo Portfolio Loan has a remaining term of 114 months and matures on June 5, 2016. The ShopKo Portfolio Loan may be prepaid on or after April 5, 2016, and permits defeasance with United States government obligations beginning two years after the Closing Date. However, the ShopKo Portfolio Loan Combination could be partially prepaid prior to the permitted defeasance dates as described under “Partial Releases” below.

The Borrower.     The borrowers are Spirit SPE Portfolio 2006-1, LLC, a Delaware limited liability company, and Spirit SPE Portfolio 2006-2, LLC, a Delaware limited liability company, each a special purpose entity structured to be bankruptcy remote. The sponsor of the borrowers is Spirit Finance Corporation (“Spirit”). Spirit is a self-managed and self-advised REIT. Spirit was formed to acquire single tenant, operationally essential real estate leased on a long-term basis to retail, distribution and service-oriented companies throughout the United States, including restaurants, movie theaters, automotive parts stores, drugstores, educational facilities, and other similar businesses. Spirit purchased the ShopKo Portfolio Properties through the acquisition of 100% of the stock of ShopKo Stores Inc. from SKO Group Holding Corp.

•
The Property.     The ShopKo Portfolio Properties consist of approximately 10,974,960 square feet of anchored retail, industrial and office buildings. The ShopKo Portfolio Properties were constructed between 1966 and 2005 and a portion of which were renovated between 1992 and 2004. The ShopKo Portfolio Properties are located throughout the United States. As of May 31, 2006, the occupancy rate for the ShopKo Portfolio Properties was approximately 100.0%.

The sole tenant is ShopKo Stores Operating Co., LLC, a subsidiary of ShopKo Stores Inc. (“ShopKo”) occupying 10,974,960 square feet, or approximately 100.0% of the net rentable area. Incorporated in 1961, ShopKo is a mass merchandise retailer that provides general merchandise and retail health services through its two retail store chains in the United States under the store names “ShopKo” and “Pamida”. ShopKo operates a total of 354 stores (138 ShopKo and 216 Pamida), with more than 22,000 employees throughout the Midwest, Mountain and Pacific Northwest regions. In 1991, ShopKo executed its initial pubic offering. In December 2005, Sun Capital purchased ShopKo for $1.15 billion in a going private transaction. ShopKo is being reorganized through the separation of the operating business from its real estate assets, as well as separating the ShopKo operating business from the Pamida business. ShopKo’s operations will reside in ShopKo Stores Operating Co. LLC (“ShopKo Operating Tenant”) and Pamida Stores Operating Co. LLC (“Pamida Operating Tenant”). At loan origination, the ShopKo Operating Tenant signed a unitary lease for the 112 properties which comprise ShopKo Portfolio Properties (the “Operating Lease”). The Operating Lease expires in May 2026.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

54

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

ShopKo Portfolio

•
Lockbox Account.     All tenant payments due under the applicable tenant leases are deposited into a lockbox account under the lender’s control and the lockbox bank shall transfer debt service and reserve payments, if any, to a lender-controlled cash management account. Beginning on the date when the ShopKo Operating Tenant’s EBITDAR ratio (which will be calculated on a quarterly basis, based upon net income before interest, tax, rent, non-recurring and unusual items set forth in the Operating Leases, depreciation and amortization of ShopKo over interest and Operating Lease expenses) is less than 1.15:1.00 for any twelve (12) month trailing period tested quarterly and ending when ShopKo Operating Tenant’s EBITDAR is at least 1.15:1.00 for a period of four consecutive fiscal quarters, lender will begin escrowing the springing reserves (provided no reserve payments need to be made until earlier of (a) receipt of tenant lease reserve payments or (b) third successive payment date after determination in addition to the debt service by transferring such reserves, in addition to the debt service to the cash management account on a monthly basis. After payment of monthly debt service and funding of the reserve accounts, excess cash flow in the property account will be swept into an account under borrower’s control, except if an event of default exists. In addition, if the ShopKo Operating Tenant’s EBITDAR falls below (i) 1.10:1.00 for the preceding 12 months, lender shall reserve 50% of excess cash flow and (ii) 1.00:1.00 for the preceding 12 months, lender shall reserve 100% of excess cash flow until EBITDAR is at least 1.10:1.00 for two consecutive fiscal quarters.

•
Additional Financing.     The sponsor of the borrowers is permitted to pledge indirect interests in the borrowers in connection with a line of credit or similar corporate facility secured by all, or substantially all, of the sponsor’s assets. A pledge of not more than 49% of interest in the borrowers or their principals is also permitted as security for short term loans (of not more than a five month maturity).

•
Partial Release.     The related loan documents permit the borrowers to obtain the release of any of the ShopKo Portfolio Properties upon satisfaction of certain conditions. The ShopKo Portfolio Loan must be partially defeased in the amount of 120% of the allocated loan amount for the released parcel. The portion of the allocated loan amount for each ShopKo Portfolio Property allocable to the ShopKo Portfolio Loan is listed in the ShopKo Portfolio property table on the preceding pages. However, a purchase option exists with respect to the property located at 7401 Mineral Point Road, Madison, Wisconsin, and the release price will be equal to the greater of (i) 100% of the allocated loan amount or (ii) the price received by the respective borrower in connection with the exercise of the purchase option relating to such property (up to 120% of the allocated loan amount). If such option is exercised before the permitted defeasance date, a yield maintenance payment is due instead of defeasance.

•
Collateral Substitution.     The related loan documents permit the borrowers to obtain a release of one or more of the ShopKo Portfolio Properties provided that certain conditions in the related loan documents are satisfied, including but not limited to the criteria for substitution set forth below. The respective borrower must pay a substitution fee equal to $2,500 per property being substituted plus reimburse the lender for its out-of-pocket costs and expenses, if any, in connection with any such substitution. If such borrower elects to conduct a property substitution, such that another unencumbered asset or assets (the “Substitute Asset”) is substituted for a property being released, the Substitute Asset shall be new collateral for the respective ShopKo Portfolio Loan and must comply with the provisions of the loan agreement relating to substitutions of collateral, which provisions include, but are not limited to: (i) the Substitute Asset must be made subject to the same respective Operating Lease with no decline in underwritten net cash flow, (ii) the appraised value of the Substitute Asset shall be equal to or greater than the appraised value of the property being released, (iii) after giving effect to the substitution of property, the debt service coverage ratio shall not decrease, (iv) after properties with an aggregate square footage of at least 10% of the original square footage demised under the Operating Lease have been substituted, the respective borrower shall have obtained, among other things, confirmation from each statistical rating agency that has assigned a rating to securities sold in any secondary market transaction in which the Shopko Portfolio Loan has been included that such Substitute Asset shall not result in the downgrade, withdrawal or qualification of any securities backed by the respective Shopko Portfolio Loan, (v) no event of default under the related loan documents has occurred and is continuing, (vi) the respective borrower shall have delivered any legal opinion customarily

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

55

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

ShopKo Portfolio

required by the lender in connection with such substitution (including a REMIC opinion), (vii) the property being substituted for shall be released from the Operating Lease, (viii) ownership of the property being substituted shall be transferred out of the respective borrower to a third party or an affiliate of borrowers, (ix) with respect to the Substitute Asset, the lender shall have received an engineering report and an environmental report acceptable to lender and (x) the aggregate amount of net rentable area of the properties being substituted, when combined with any assigned, sublet or substituted property permitted under the related loan documents, may not exceed 20% of the net rentable area of the Operating Lease during any twelve month period or 30% of the respective net rentable area of the Operating Lease during the term of the Shopko Portfolio Loan.

•
Tenant Operations.     Subject to certain criteria contained in the Operating Lease, Operating Tenant shall have the right to cease operations for business in up to ten percent (10%) of the rentable square footage of the leased premises under the Operating Lease.

•
Burlington Reserve.     The borrowers deposited with the lender $1,790,000 at closing to enable the related borrower to purchase the fee interest in the property located at 313 North Roosevelt Avenue, Burlington, Iowa. The lender shall release such funds to the related borrower upon (i) acquisition of the fee estate by the related borrower and the spreading of the applicable mortgage to such fee estate or (ii) the acquisition of the fee estate by an affiliate of the related borrower and the extension of the ground lease for a term of not less than 20 years beyond the maturity date.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

56

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

311 South Wacker

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

57

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

311 South Wacker

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

58

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

311 South Wacker

Loan Information

Mortgage Loan Seller		Wachovia
Cut-Off Date Balance		$85,400,000
Percentage of Cut-Off Date Pool Balance		3.4%
Number of Mortgage Loans		1
Loan Purpose		Acquisition
Sponsor	Mark Karasick, Fremont Capital, Shorenstein Realty Investors
Type of Security		Fee
Mortgage Rate		6.570%
Maturity Date	August 11, 2016
Amortization Type	Partial I/O Balloon
Interest-Only Period		60
Original Term / Amortization		120 / 360
Remaining Term / Amortization		116 / 360
Lockbox		Yes

Up-Front Reserves
Insurance	Yes
TI/LC(1)	$20,000,000
Debt Service(1)	$2,000,000
Outstanding Tenant Allowance(2)	$15,397,739
Free Rent	$6,028,632

Ongoing Annual Reserves
Tax/Insurance	Yes
Replacement(3)	$128,100
TI/LC(4)	$640,500

Additional Financing(5)	Pari Passu Debt	$158,600,000

		Pari Passu Notes(6)
Cut-Off Date Balance		$244,000,000
Cut-Off Date Balance/SF		$190
Cut-Off Date LTV		79.5%
Maturity Date LTV		74.9%
UW DSCR on NCF		1.20x
(1)
Funds will be released to the borrower for the payment of tenant improvement and leasing commission costs. Any unused portion of the TI/LC reserve or the debt service reserve will be released to the borrower upon the achievement of a DSC ratio of at least 1.20x for four consecutive quarters.

(2)	Escrow funded upfront for the landlord’s currently outstanding TI/LC obligations with respect to certain recently signed leases.
(3)	Annual deposits of $128,100 to the replacement reserve commence in August 2010.
(4)	Annual deposits of $640,500 to the TI/LC reserve commence in August 2010, and are capped at $2,000,000.
(5)	Future mezzanine debt is permitted subject to a combined maximum LTV ratio of 75.0% and a combined minimum DSC ratio of 1.20x.
(6)
LTV ratios, DSC ratio and Cut-Off Date Balance per square foot were derived based upon the aggregate indebtedness of or debt service on the 311 South Wacker Loan and the 311 South Wacker Pari Passu Companion Loan.

Property Information

Number of Mortgaged Properties	1
Location	Chicago, IL
Property Type	Office - CBD
Size (SF)	1,281,000
Occupancy as of August 1, 2006	71.3%
Year Built / Year Renovated	1990 / 2001
Appraised Value	$307,000,000
Property Management	CB Richard Ellis, Inc.
UW Economic Occupancy	90.0%
UW Revenues	$50,273,176
UW Total Expenses	$25,991,193
UW Net Operating Income (NOI)	$24,281,983
UW Net Cash Flow (NCF)	$22,325,965

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

59

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

311 South Wacker

Tenant Summary
Tenant	Ratings* Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration

Major Tenants
Freeborn & Peters LLP	NR/NR/NR	109,977	8.6%	$21.75	$2,392,000	11.3%	November 2022
Duff & Phelps, LLC	NR/NR/NR	81,996	6.4	$19.48	1,597,282	7.5	September 2021
First Industrial Realty Trust	NR/BBB/BBB	66,064	5.2	$14.25	941,412	4.4	June 2018
CB Richard Ellis	Ba1/BB+/NR	45,274	3.5	$22.50	1,018,503	4.8	November 2014
Reuters	A3/A-/A-	44,808	3.5	$20.50	918,564	4.3	May 2008

Total Major Tenants		348,119	27.2%	$19.73	$6,867,761	32.3%
Non-Major Tenants		565,078	44.1	$25.43	14,367,233	67.7

Occupied Total		913,197	71.3%	$23.25	$21,234,994	100.0%

Vacant Space		367,803	28.7

Property Total		1,281,000	100.0%

* Certain ratings are those of the parent whether or not the parent guarantees the lease.

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*

2006	6	$10.90	34,240	2.7%	2.7%	1.8%	1.8%
2007	3	$18.92	31,432	2.5%	5.1%	2.8%	4.6%
2008	10	$22.28	91,106	7.1%	12.2%	9.6%	14.1%
2009	10	$32.33	79,529	6.2%	18.4%	12.1%	26.2%
2010	9	$34.19	86,942	6.8%	25.2%	14.0%	40.2%
2011	9	$30.01	57,298	4.5%	29.7%	8.1%	48.3%
2012	6	$25.24	38,073	3.0%	32.7%	4.5%	52.8%
2013	1	$44.00	4,083	0.3%	33.0%	0.8%	53.7%
2014	4	$23.40	80,411	6.3%	39.3%	8.9%	62.6%
2015	6	$15.76	61,257	4.8%	44.1%	4.5%	67.1%
2016	4	$25.80	79,667	6.2%	50.3%	9.7%	76.8%
Thereafter	11	$18.32	269,159	21.0%	71.3%	23.2%	100.0%
Vacant	0	NA	367,803	28.7%	100.0%	0.0%	100.0%
* Calculated based on approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

60

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

311 South Wacker

•
The Loan.     The Mortgage Loan (the “311 South Wacker Loan”) is secured by a first deed of trust encumbering an office building located in Chicago, Illinois. The 311 South Wacker Loan represents approximately 3.4% of the Cut-Off Date Pool Balance. The 311 South Wacker Loan was originated on August 10, 2006 and has a principal balance as of the Cut-Off Date of $85,400,000. The 311 South Wacker Loan, which is evidenced by a pari passu note, dated August 10, 2006, is a portion of a whole loan with an original principal balance of $244,000,000. The other loan related to the 311 South Wacker Loan is evidenced by a separate note, dated August 10, 2006 (the “311 South Wacker Pari Passu Companion Loan” and together with the 311 South Wacker Loan, the “311 South Wacker Loan Combination”), with an original principal balance of $158,600,000. The 311 South Wacker Pari Passu Loan will not be an asset of the Trust Fund. The 311 South Wacker Loan and the 311 South Wacker Pari Passu Loan are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement of the WBCMT 2006-C28 securitization, as described in the Prospectus Supplement under “DESCRIPTION OF THE MORTGAGE POOL–Split Loan Structure”. The 311 South Wacker Loan provides for interest-only payments for the first 60 months of its term, and thereafter fixed monthly payments of principal and interest.

The 311 South Wacker Loan has a remaining term of 116 months and matures on August 11, 2016. The 311 South Wacker Loan may be prepaid on or after September 11, 2013, and permits defeasance with United States government obligations beginning two years after the Closing Date.

•

The Borrower.     The borrower is 311 South Wacker LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 311 South Wacker Loan. The sponsors of the borrower are the Shorenstein Company, Fremont Group and Mark Karasick. Shorenstein Realty Investors Seven, L.P. (“Shorenstein”) was formed in 2003 with $775 million of committed capital, including $75 million committed by the Shorenstein Company. Shorenstein pursues a strategy of buying large, management-intensive office properties in major U.S. markets. Since 1992, Shorenstein has sponsored a series of closed-end real estate funds that have acquired and developed more than 16 million square feet of class “A” office properties. Freemont Group is a San Francisco-based private investment company that makes investments through its four business lines: Fremont Partners, Fremont Public Opportunities, Fremont Realty Capital and Fremont Ventures. The company’s Fremont Partners unit targets established firms valued around $1 billion, usually investing about $75 million per transaction. Fremont Ventures provides early-stage financing ranging between $3 million and $7 million to technology firms, and typically takes an ownership stake in its investments. Fremont Public Opportunities invests in publicly traded companies. Fremont Real Estate joins joint ventures or real estate operating firms to invest in and manage residential and commercial properties. Mark Karasick is a private investor in the real-estate industry who owns interests in approximately 11 million square feet of commercial property across the United States.

•

The Property.     The Mortgaged Property is an approximately 1,281,000 square foot office building situated on approximately 1.0 acre. The Mortgaged Property was constructed in 1990 and renovated in 2001. The Mortgaged Property is located in Chicago, Illinois. As of August 1, 2006, the occupancy rate for the Mortgaged Property securing the 311 South Wacker Loan was approximately 71.3%.

The largest tenant is Freeborn & Peters LLP (“Freeborn & Peters”), occupying approximately 109,977 square feet, or approximately 8.6% of the net rentable area. Freeborn & Peters is a Chicago-based law firm comprised of over 120 attorneys with a practice platform that includes litigation, business law, bankruptcy, reorganization and creditors’ rights, government relations and regulatory law. Freeborn & Peters provides legal services to a broad range of clients, from entrepreneurs to Fortune 500 companies. The Freeborn & Peters lease expires in November 2022. The second largest tenant is Duff & Phelps, LLC (“Duff & Phelps”), occupying approximately 81,996 square feet, or approximately 6.4% of the net rentable area. Duff & Phelps is a leading independent financial advisory firm, offering a broad range of consulting and investment banking services, including financial reporting and tax valuation, fixed asset and real estate consulting, M&A advisory, fairness and solvency opinions, ESOP and ERISA advisory services, legal business solutions and dispute consulting. The Duff & Phelps lease expires in September 2021. The third largest tenant is First Industrial Realty Trust (NYSE: FR) (“First Industrial”), occupying approximately 66,064 square feet, or approximately 5.2% of the net rentable area. First Industrial is a self-administered and fully integrated real estate company, which owns, manages, acquires, sells, develops and redevelops industrial real estate. As of June 30, 2006 the First Industrial portfolio consisted of approximately 421 light industrial properties, approximately 153 research & development/flex properties, approximately 171 bulk warehouses, approximately 93 regional warehouse properties and approximately 26 manufacturing properties. As of November 14, 2006, First Industrial was rated “BBB” (S&P) and “BBB” (Fitch). The First Industrial lease expires in June 2018.

•	Lockbox Account. All tenant payments due under the applicable leases are deposited into a lender-designated lockbox account.

•

Additional Financing.     The sponsors of the borrower are permitted to pledge direct and indirect interests in the borrowers, subject to a combined maximum loan to value ratio of 75.0% and a combined minimum debt service coverage ratio of 1.20x.

•

Management.     CB Richard Ellis, Inc. (“CBRE”) is the property manager for the Mortgaged Property securing the 311 South Wacker Loan. CBRE is the world’s largest commercial real estate services company with operations in 35 countries. CBRE oversees more than 522 million square feet of commercial property space.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

61

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

THIS PAGE INTENTIONALLY LEFT BLANK

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

62

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Hollywood Roosevelt Hotel

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

63

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Hollywood Roosevelt Hotel

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

64

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Hollywood Roosevelt Hotel

Loan Information

Mortgage Loan Seller	Wachovia
Cut-Off Date Balance	$69,929,646
Percentage of Cut–Off Date Pool Balance	2.7%
Number of Mortgage Loans	1
Loan Purpose	Refinance
Sponsor	Goodwin Gaw and David Chang
Type of Security	Fee
Partial Release(1)	Yes
Mortgage Rate	5.950%
Maturity Date	November 11, 2016
Amortization Type	Balloon
Interest-Only Period	None
Original Term / Amortization	120 / 360
Remaining Term / Amortization	119 / 359
Lockbox	None

Up–Front Reserves
Tax/Insurance	Yes
Engineering	$109,625

Ongoing Annual Reserves
Tax/Insurance	Yes
FF&E(2)	$701,852

Additional Financing(3)	None

Cut–Off Date Balance	$69,929,646
Cut–Off Date Balance/Room	$233,099
Cut–Off Date LTV	65.6%
Maturity Date LTV	55.6%
UW DSCR on NCF	1.35x

(1)	Release of a portion of the Mortgaged Property is permitted as detailed further within the “Partial Release” paragraph found at the end of this Hollywood Roosevelt Hotel section.
(2)	Commencing on the payment date in December 2007, ongoing annual deposits to the FF&E reserve will be 2.0% of yearly gross revenue.
(3)	Future mezzanine debt is permitted subject to a combined maximum LTV ratio of 71.5% and a combined minimum DSC ratio of 1.35x.
Property Information

Number of Mortgaged Properties	1
Location	Los Angeles, CA
Property Type	Hospitality – Full Service
Size (Rooms)	300
Occupancy as of August 31, 2006(4)	83.0%
Year Built / Year Renovated	1917 / 2006
Appraised Value	$106,600,000
Property Management	Thompson Los Angeles Associates, LLC
UW Economic Occupancy	81.0%
UW Revenues	$35,339,950
UW Total Expenses	$27,883,644
UW Net Operating Income (NOI)	$7,456,306
UW Net Cash Flow (NCF)	$6,749,507

(4)	Based on the trailing 6-month period ending August 31, 2006.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

65

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Hollywood Roosevelt Hotel

Facility Summary
Guest Rooms	Number

King	85
Queen	21
Queen/Queen	69
Studio Suite	39
One Bedroom Suite	25
Two Bedroom Suite	1
Cabana King	55
Cabana Queen	5

Total	300

Meeting Rooms	Square Feet

Blossom Room	4,500
Oscar Room	3,000
Academy Room	2,038
Barcelona	420
Granada	560
Toledo	448
Cordoba	448
Hollywood	558
Palm Room	280
Cinegrill	2,500

Total	14,752

Food and Beverage	Seating

Dakota	116
25 Degrees	55
Lobby Bar	18
Tropicana	80
Teddy’s	160

Total	429

Other Amenities

Gift Shop
Fitness Center
Spa
Outdoor Swimming Pool

Financial Schedule
Year	2006
Latest Period	T6 Mos ended 8/2006
Occupancy	83.0%
ADR	$214.85
REVPAR	$178.42
UW Occupancy	81.0%
UW ADR	$210.00
UW REVPAR	$170.10

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

66

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Hollywood Roosevelt Hotel

•	The Loan. The Mortgage Loan (the “Hollywood Roosevelt Hotel Loan”) is secured by a first mortgage encumbering a full-service hotel located in Los Angeles, California. The Hollywood Roosevelt Hotel Loan represents approximately 2.7% of the Cut-Off Date Pool Balance. The Hollywood Roosevelt Hotel Loan was originated on October 27, 2006 and has a principal balance as of the Cut-Off Date of $69,929,646. The Hollywood Roosevelt Hotel Loan provides for fixed monthly payments of principal and interest for its entire term.

The Hollywood Roosevelt Hotel Loan has a remaining term of 119 months and matures on November 11, 2016. The Hollywood Roosevelt Hotel Loan may be prepaid on or after September 11, 2016 and permits defeasance with United States government obligations beginning two years after the Closing Date.

•	The Borrower. The borrower is Roosevelt Hotel, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hollywood Roosevelt Hotel Loan. The sponsors of the borrower are Goodwin Gaw and David Chang. Mr. Gaw is the founder and president of Downtown Properties Holding, LLC (“Downtown Properties”). Downtown Properties is responsible for the acquisition and management of Goodwin Gaw’s family real estate investments in the United States. Since 1991 under the direction of Goodwin Gaw, Downtown Properties has acquired and operates approximately 2.5 million square feet of office buildings, two 18-hole championship golf courses, a ski resort and several hotels. Mr. Gaw also has been responsible for the acquisition and development of residential developments in Atlanta, Georgia and Corte Madera, Marin County, California. Mr. Chang is Chairman of the Board of CCL Holdings.

•	The Property. The Mortgaged Property is a full-service, luxury hotel, containing approximately 300 rooms and more than 14,752 square feet of flexible meeting space on approximately 3.2 acres. The Mortgaged Property was constructed in 1917 and most recently renovated in 2006. The Mortgaged Property is located in Los Angeles, California, within the boundaries of the Hollywood Entertainment Business Improvement District which encompasses approximately 18 linear blocks of Hollywood Boulevard extending to La Brea Avenue to the west and Grover Street to the east. The amenities at the Mortgaged Property include more than 14,752 square feet of meeting and banquet space (including Cinegrill, a private function/screening room), a swimming pool, a fitness center, an on-site gift shop, a spa and a health club. In addition, the property offers one full-service restaurant, Dakota, one limited-service restaurant, 25 Degrees, a lobby bar, the Tropicana poolside bar, and Teddy’s nightclub as well as on-site parking for approximately 236 cars. Based upon the year-to-date period ending August 31, 2006, the occupancy rate for the Mortgaged Property securing the Hollywood Roosevelt Hotel Loan was approximately 83.0%.

•	Partial Release. The Mortgage Loan documents permit the Borrower to a release of a parking garage from the lien of the mortgage subject to certain conditions, including, (i) no event of default exists under the Mortgage Loan documents, (ii) satisfaction of certain minimum debt service coverage ratio and loan to value ratio tests, (iii) confirmation that the Mortgaged Property following the release will comply with all zoning and parking requirements and (iv) receipt of a rating agency confirmation.

•	Lockbox Account. The related Mortgage Loan documents do not require a lockbox account.

•	Additional Financing. The sponsors of the borrower are permitted to pledge direct and indirect interests in the borrowers, subject to a combined maximum loan to value ratio of 71.5% and a combined minimum debt service coverage ratio of 1.35x.

•	Management. Thompson Los Angeles Associates, LLC (“Thompson”) is the property manager for the Mortgaged Property securing the Hollywood Roosevelt Hotel Loan. Thompson is a successful operator of luxury and boutique-style hotels in New York, Los Angeles, and Sonoma Valley, California with a portfolio comprised of over 500 luxury rooms and suites.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

67

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

THIS PAGE INTENTIONALLY LEFT BLANK

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

68

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Chiquita Center

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

69

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Chiquita Center

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

70

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Chiquita Center

Loan Information
Mortgage Loan Seller		Wachovia
Cut-Off Date Balance		$65,000,000
Percentage of Cut-Off Date Pool Balance		2.6%
Number of Mortgage Loans		1
Loan Purpose		Acquisition
Sponsor		Triple Net Properties, LLC
Type of Security		Leasehold
Mortgage Rate		6.092%
Maturity Date		November 11, 2016
Amortization Type		Partial I/O Balloon
Interest-Only Period		60
Original Term / Amortization		120 / 360
Remaining Term / Amortization		119 / 360
Lockbox(1)		Springing

Up-Front Reserves
Tax/Insurance	Yes
TI/LC	$3,500,000
Columbia Suites Rollover(2)	$1,989,500
Free Rent(3)	$526,763
Outstanding TI(4)	$272,888
Deloitte & Touche TI/LC(5)	$5,357,474
Deloitte & Touche Prepaid Rent(6)	$600,000
Ongoing Annual Reserves
Tax/Insurance	Yes
TI/LC(7)	$537,400
Replacement	$107,480
Additional Financing(8)	Secured Subordinate	$20,500,000

Cut-Off Date Balance		$65,000,000
Cut-Off Date Balance/SF		$121
Cut-Off Date LTV		69.9%
Maturity Date LTV		65.5%
UW DSCR on NCF		1.24x
(1)
A lockbox will be required (i) upon the occurence of an event of default, (ii) if the DSC ratio, as computed by the lender, falls below 1.15x, (iii) if the secured subordinate debt is not repaid within 120 days from loan closing or 180 days if the balance is less than or equal to $4,359,600 on the 120th day, (iv) if Chiquita does not exercise its extension options or (v) if Deloitte exercises its early termination option.

(2)
The Columbia Suites Rollover reserve will be released upon (i) evidence of a newly-signed lease, (ii) borrower submission of an estoppel certificate acceptable to the lender and (iii) certain other conditions as specified in the related Mortgage Loan documents.

(3)	Funds will be released monthly to the borrower in amounts as specified in the related Mortgage Loan documents that are based upon free rent concessions to certain tenants at the Mortgaged Property.
(4)	Funded upfront for the landlord’s currently outstanding TI obligations with respect to certain leases.
(5)
Funds will be released to the borrower for the payment of tenant improvement and leasing commission costs associated with Deloitte & Touche upon certain conditions as specified in the related Mortgage Loan documents.

(6)
Represents 1 year of the rent and reimbursements associated with the recently vacated Deloitte & Touche space on the 20th floor. Funds will be released to the borrower in 12 monthly disbursements of $50,000 as specified in the related Mortgage Loan documents.

(7)	The ongoing annual TI/LC reserve commences on the 37th payment date.
(8)
If the secured subordinate debt is not paid off within 180 days of the loan origination date of October 25, 2006, a 100% cash flow sweep will go into effect and the rate will increase by 500 basis points.

Property Information
Number of Mortgaged Properties	1
Location	Cincinnati, OH
Property Type	Office – CBD
Size (SF)	537,400
Occupancy as of December, 2006	79.3%
Year Built / Year Renovated	1984 / NA
Appraised Value	$93,000,000
Property Management	Triple Net Properties Realty, Inc.
UW Economic Occupancy	83.0%
UW Revenues	$11,952,500
UW Total Expenses	$5,795,675
UW Net Operating Income (NOI)	$6,156,825
UW Net Cash Flow (NCF)	$5,871,028

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

71

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Chiquita Center

Tenant Summary
Tenant	Ratings(1) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration
Major Tenants
Chiquita Brands	Caa2/B/NR	119,820	22.3%	$15.90	$1,905,651	27.9%	Multiple Spaces(2)
Deloitte & Touche	NR/NR/NR	79,100	14.7	$15.45	1,222,095	17.9	December 2018
US Dept of Energy (GSA)	Aaa/AAA/AAA	38,856	7.2	$22.34	868,043	12.7	December 2015
Ipsos America	NR/NR/NR	29,167	5.4	$14.25	415,630	6.1	June 2015
Porter Wright Morris & Arthur	NR/NR/NR	19,775	3.7	15.94	315,214	4.6	August 2010

Total Major Tenants		286,718	53.4%	$16.49	$4,726,632	69.2%
Non-Major Tenants		139,371	25.9	$15.11	2,105,597	30.8

Occupied Total		426,089	79.3%	$16.03	$6,832,229	100.0%

Vacant Space		111,311	20.7

Property Total		537,400	100.0%

(1)	Certain ratings are those of the parent whether or not the parent guarantees the lease.
(2)	Under the terms of multiple leases, approximately 4,326 square feet expire in February 2007 and approximately 115,494 square feet expire in August 2011.

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*

2006	1	$17.53	14,104	2.6%	2.6%	3.6%	3.6%
2007	4	$10.71	15,897	3.0%	5.6%	2.5%	6.1%
2008	2	$15.52	14,304	2.7%	8.2%	3.2%	9.4%
2009	3	$15.20	23,847	4.4%	12.7%	5.3%	14.7%
2010	5	$15.65	37,722	7.0%	19.7%	8.6%	23.3%
2011	13	$16.18	162,920	30.3%	50.0%	38.6%	61.9%
2012	2	$15.32	6,441	1.2%	51.2%	1.4%	63.3%
2013	0	$0.00	0	0.0%	51.2%	0.0%	63.3%
2014	0	$0.00	0	0.0%	51.2%	0.0%	63.3%
2015	4	$18.87	68,023	12.7%	63.9%	18.8%	82.1%
2016	0	$0.00	0	0.0%	63.9%	0.0%	82.1%
Thereafter	5	$14.75	82,831	15.4%	79.3%	17.9%	100.0%
Vacant	0	NA	111,311	20.7%	100.0%	0.0%	100.0%
*	Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

72

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Chiquita Center

•
The Loan. The Mortgage Loan (the “Chiquita Center Loan”) is secured by a first lien leasehold interest in an office building located in Cincinnati, Ohio. The Chiquita Center Loan represents approximately 2.6% of the Cut-Off Date Pool Balance. The Chiquita Center Loan was originated on October 25, 2006 and has a principal balance as of the Cut-Off Date of $65,000,000. The Chiquita Center Loan provides for interest-only payments for the first 60 months of its term, and thereafter fixed monthly payments of principal and interest.

The Chiquita Center Loan has a remaining term of 119 months and matures on November 11, 2016. The Chiquita Center Loan may be prepaid on or after August 11, 2016, and permits defeasance with United States government obligations beginning two years after the Closing Date.

•
The Borrower. The borrowers consist of seven tenant-in-common special purpose entities, with an allowance for a maximum of 35 tenant-in-common borrowers. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Chiquita Center Loan. The sponsor of the borrowers is Triple Net Properties, LLC (“Triple Net”). Triple Net is a nationally active syndicator of TIC real estate investment structures. Since 1998, Triple Net, headquartered in Santa Ana, California, has specialized in providing TIC property solutions. Triple Net is currently under investigation by the Securities and Exchange Commission regarding disclosure in securities offerings and exemptions from registration requirements. See “Risk Factors – Risks Related to the Underlying Mortgage Loans – Litigation and Other Matters Affecting the Mortgaged Properties or Borrowers” in the Prospectus Supplement.

•
The Property. The Mortgaged Property is an approximately 537,400 square foot office building situated on approximately 1.2 acres. The Mortgaged Property was constructed in 1984. The Mortgaged Property is located in Cincinnati, Ohio. As of December 1, 2006, the occupancy rate for the Mortgaged Property securing the Chiquita Center Loan was approximately 79.3%.

The largest tenant is Chiquita Brands International, Inc. (“Chiquita”), currently occupying approximately 119,820 square feet, or approximately 22.3% of the net rentable area. Chiquita is an international marketer and distributor of bananas and other fresh products sold under the Chiquita and other brand names in over 60 countries. The company also distributes and markets fresh-cut fruit and other branded fruit products. Under the terms of multiple leases, approximately 4,326 square feet expire in February 2007 and approximately 115,494 square feet expire in August 2011. As of November 14, 2006, Chiquita was rated “Caa2” (Moody’s) and “B” (S&P). The second largest tenant is Deloitte & Touche (“Deloitte”), currently occupying approximately 79,100 square feet, or approximately 14.7% of the net rentable area. Deloitte is the U.S. member firm of Deloitte Touche Tohmatsu. Deloitte is one of the leading professional services firms in the U.S., and provides assurance and advisory, tax, and management consulting services through nearly 30,000 people in more than 90 U.S. cities. The Deloitte leases expire in December 2018. The third largest tenant is U.S. Department of Energy (“DOE”), occupying approximately 38,856 square feet, or approximately 7.2% of the net rentable area. The DOE is one of the largest federal government supporters of physical sciences research in the United States, providing more than 40% of total federal funding. It oversees and is one of the principal federal funding agencies of the nation’s research programs in high-energy physics, nuclear physics and fusion energy sciences. The DOE lease expires in December 2015.

•
Lockbox Account. All tenant payments due under the applicable leases are deposited into a mortgagor-designated lockbox account. At any time during the term of the Chiquita Center Loan (i) upon the occurrence of an event of default under the related Mortgage Loan documents, (ii) if the debt service coverage ratio, as computed by the lender, is less than 1.15x, (iii) if the subordinate debt is not paid in full by 120 days, or 180 days if the subordinate loan balance is less than or equal to $4,359,600 on the 120th day, (iv) if Chiquita Brands does not exercise its extension options, or (v) if Deloitte exercises its early termination option, the amount in the lockbox will be swept daily into a lender-designated lock box account.

•
Additional Financing. There is existing secured subordinate debt in an amount equal to $20,500,000 incurred by the borrower. If the secured subordinate debt is not satisfied within 180 days of its orignation date, a cash flow sweep will go into effect and the related interest rate will increase by 500 basis points.

•	Management. Triple Net Properties Realty, Inc., an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the Chiquita Center Loan.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

73

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

THIS PAGE INTENTIONALLY LEFT BLANK

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

74

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Fortress/Ryan’s Portfolio

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

75

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Fortress/Ryan’s Portfolio

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

76

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Fortress/Ryan’s Portfolio

Loan Information

Mortgage Loan Seller	GACC
Cut-Off Date Balance	$61,985,000
Percentage of Cut-Off Date Pool Balance	2.4%
Number of Mortgage Loans	1
Loan Purpose	Acquisition
Sponsor	Fortress Investment Group LLC
Type of Security	114 Fee and 16 Leasehold
Partial Release(1)	Yes
Mortgage Rate	6.005%
Maturity Date	November 1, 2016
Amortization Type	Partial IO – Balloon
Interest-Only Period	24
Original Term / Amortization	120 / 360
Remaining Term / Amortization	119 / 360
Lockbox	Yes
Shadow Rating (S&P/Fitch)	AAA/A

Up-Front Reserves
Ground Rent Reserve	$129,812

Ongoing Annual Reserves
Tax/Insurance(2)	Springing

Additional Financing	None
Pari Passu Debt	$64,515,000

Fortress/Ryan’s Portfolio Loan Combination

Cut-Off Date Loan Combination Balance	$126,500,000
Cut-Off Date Loan Combination Balance/SF(3)	$94
Cut-Off Date LTV (3)	36.4%
Cut-Off Date LTC(3)	49.8%
Maturity Date LTV (3)	32.3%
UW DSCR on NCF (3)(4)	2.88x
Cut-Off Date Loan to Dark Value(5)	42.9%
Cut-Off Date Loan to Land Value(5)	105.5%

(1)
Release and substitution of individual Mortgaged Properties is permitted as detailed further within the “Substitution of Collateral” and “Partial Defeasance” paragraphs found at the end of this Fortress/Ryan’s Portfolio Loan section.

(2)	Required upon the occurrence and continuation of an event of default under the Fortress/Ryan’s Portfolio Loan or if taxes or insurance is not being paid by the Tenant under the Master Lease.
(3)
LTV ratios, LTC ratios, DSC ratios and Cut-Off Date Balance per square foot were derived based upon the aggregate indebtedness of $126,500,000. The Cut-Off Date LTC is based upon the approximate $254.2 million acquisition cost for the Fortress/Ryan’s Portfolio.

(4)	Represents UW DSCR based on a 30-year amortization schedule. The UW DSCR during the interest only period is 3.40x.
(5)
The Cut-off Date Loan to Dark Value is based on the aggregate appraised dark value of $294.7 million. The Cut-off Date Loan to Land Value is based on the aggregate appraised land value of $119.9 million.

Property Information

Number of Mortgaged Properties	130
Location	Various
Property Type	Retail – Single Tenant
Size (SF)	1,339,957
Occupancy as of November 1, 2006	100.0%
Year Built / Year Renovated	Various
Appraised Value	$347,177,075
Property Management	Fortress Realty Management, L.P.
UW Economic Occupancy	100.0%
TTM Sales (8/31/06)	$369,956,892
TTM 4-Wall EBITDAR (8/31/06)	$74,616,850
UW Net Operating Income (NOI)(6)	$26,201,440
UW Net Cash Flow (NCF)(6)	$26,201,440

(6)	UW NOI and UW NCF were calculated based upon the rental payment of $19.55 per square foot due under the master lease.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

77

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Fortress/Ryan’s Portfolio

Tenant Summary
Lease Guarantor	Net Rentable Area (SF)	% of Net Rentable Area	TTM Sales (as of 8/31/06)	TTM Sales PSF (as of 8/31/06)	Master Lease Annual Rent	Annual Rent PSF	TTM 4-Wall EBITDAR (8/31/06)/ Rent	Master Lease Expiraton

Buffets, Inc.	1,339,957	100%	$369,956,892	$276.10	$26,201,440	$19.55	2.85x	11/1/2025-11/1/2027*
*	This range does not include extension options, which, if exercised, would extend the master lease expiration date to a maximum term of November 1, 2047.

Ownership Structure
	No. of Properties	GLA (SF)	% of GLA	Allocated Appraised Value	% of Appraised Value	Allocated Original Loan Amount	% of Allocated Original Loan Amount	Dark Value	Land Value

Fee	114	1,182,260	88.23%	$319,452,075	92.01%	$60,435,375	97.50%	$272,466,978	$119,932,146
Leasehold	16	157,697	11.77%	27,725,000	7.99%	1,549,625	2.50%	22,230,000	–

Total/Wtd. Average	130	1,339,957	100.00%	$347,177,075	100.00%	$61,985,000	100.00%	$294,696,978	$119,932,146

Location Detail – State
State	No. of Properties	GLA (Sq. Ft.)	% of GLA	Allocated Appraised Value	% of Appraised Value	Allocated Original Loan Amount	% of Allocated Original Loan Amount

SC	23	233,078	17.39%	$63,754,463	18.36%	$11,385,899	18.37%
GA	14	141,414	10.55	41,792,315	12.04	7,933,513	12.80
TN	12	123,950	9.25	30,525,685	8.79	5,783,676	9.33
AL	12	121,969	9.10	31,681,827	9.13	5,898,832	9.52
NC	7	73,443	5.48	19,766,332	5.69	3,671,218	5.92
TX	6	64,334	4.80	18,020,716	5.19	3,414,370	5.51
PA	6	62,768	4.68	13,014,978	3.75	1,852,525	2.99
LA	5	56,442	4.21	12,334,384	3.55	2,336,986	3.77
WV	5	53,322	3.98	14,538,399	4.19	2,144,828	3.46
MS	5	52,532	3.92	16,500,654	4.75	3,126,365	5.04
AR	5	51,841	3.87	11,159,506	3.21	1,920,956	3.10
KY	5	51,815	3.87	14,552,996	4.19	2,719,450	4.39
MO	4	42,886	3.20	9,148,777	2.64	1,551,028	2.50
OH	4	42,247	3.15	9,347,093	2.69	1,770,986	2.86
IN	4	40,502	3.02	9,553,193	2.75	1,810,036	2.92
CA	4	35,322	2.64	6,600,000	1.90	382,043	0.62
FL	3	31,890	2.38	10,506,843	3.03	1,990,723	3.21
VA	2	21,174	1.58	5,707,796	1.64	1,087,135	1.75
MD	1	10,825	0.81	2,300,000	0.66	135,184	0.22
IL	1	10,642	0.79	1,898,602	0.55	359,727	0.58
MN	1	9,097	0.68	3,372,514	0.97	638,988	1.03
WA	1	8,464	0.63	1,100,000	0.32	70,531	0.11

Total/Wtd. Average	130	1,339,957	100.00%	$347,177,075	100.00%	$61,985,000	100.00%

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

78

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Fortress/Ryan’s Portfolio

Location Detail Top Ten Retail Properties (based on Appraised Value)

Metropolitan Area	No. of Properties	Net Rentable Area (SF)	“As–is” Appraised Value	% of Fortress/ Ryan’s Portfolio	“As–is” Appraised Value PSF	TTM Sales (8/31/2006)	TTM Sales PSF (8/31/2006)

Atlanta, GA	10	102,652	$27,917,638	8.04%	$271.96	$27,789,443	$270.72
Greenville, SC	9	90,771	23,816,109	6.86	$262.38	24,045,503	$264.90
Pensacola, Various	7	73,810	21,268,683	6.13	$288.15	21,115,258	$286.08
Nashville, Various	6	62,423	17,204,552	4.96	$275.61	17,464,466	$279.78
West Virginia, Various	6	63,710	16,984,619	4.89	$266.59	20,166,446	$316.54
Columbia, SC	6	59,491	15,256,499	4.39	$256.45	16,406,942	$275.79
Houston, TX	4	43,111	12,736,734	3.67	$295.44	13,066,671	$303.09
Charlotte, NC	4	42,342	10,841,332	3.12	$256.04	10,251,978	$242.12
Columbus, GA	3	29,201	10,710,300	3.08	$366.78	10,733,128	$367.56
Louisville, Various	4	40,968	10,075,237	2.90	$245.93	10,106,387	$246.69

Total/Wtd. Average	59	608,479	$166,811,704	48.05%	$274.15	$171,146,222	$281.27

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

79

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Fortress/Ryan’s Portfolio

•
The Loan.     The Mortgage Loan (the “Fortress/Ryan’s Portfolio Loan”) is secured by a first mortgage encumbering the 114 fee and 16 leasehold interests in a cross collateralized portfolio of 130 Ryan’s restaurant properties (the “Fortress/Ryan’s Portfolio” or the “Mortgaged Properties”) located in 22 states.

•
The financing is a part of a larger transaction in which Buffets, Inc. (“Buffets”), a Caxton-Iseman Portfolio Company, acquired Ryan’s through a public-private transaction for a total value, including debt, of approximately $870 million. Caxton-Iseman Capital, Inc. (“Caxton”) founded in 1993, is a New York based private equity firm with equity investment experience in the restaurant, gaming and lodging industries. Caxton’s investment vehicles have available capital in excess of approximately $2.0 billion.

•
At the time of the acquisition Fortress Investment Group LLC (“Fortress”), through five funds and one REIT managed by affiliates, acquired 282 of the Ryan’s restaurants, via a sale-leaseback transaction for approximately $566.7 million.

•
Simultaneously with the closing of the sale-leaseback, Fortress sold 144 of the newly acquired properties to Realty Income Corporation at a significant premium to the original purchase price. 130 of the properties (the “Fortress/Ryan’s Portfolio” or the “Mortgaged Properties”), which in the aggregate had exhibited superior operating performance prior to the acquisition, were retained by Fortress and were pledged as collateral for the Fortress/Ryan’s Portfolio Loan Combination. It is anticipated that Fortress will sell the eight remaining properties, which are not part of the collateral pool.

The Fortress/Ryan’s Portfolio Loan, which was originated on November 1, 2006, represents 2.4% of the Cut-Off Date Pool Balance, has a principal balance as of the Cut-Off Date of $61,985,000 and is shadow rated AAA/A, by S&P and Fitch. The Fortress/Ryan’s Portfolio Loan represents a pari-passu interest in the “Fortress/Ryan’s Portfolio Loan Combination,” which has a cut-off date original principal balance of $126,500,000. The other pari-passu loan related to the Fortress/Ryan’s Portfolio Whole Loan Combination is evidenced by a separate note, dated November 1, 2006 (the “Fortress/Ryan’s Portfolio Pari Passu Companion Loan”) with a principal balance of $64,515,000, as of the Cut-Off Date. The Fortress/Ryan’s Portfolio Pari Passu Companion Loan, which is not an asset of the Trust Fund, is anticipated to be an asset in the COMM 2006-C8 Commercial Mortgage Pass-Through Certificates securitization (“COMM 2006-C8”).

The Fortress/Ryan’s Portfolio Loan and the Fortress/Ryan’s Portfolio Pari-Passu Companion Loan are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of an interim servicing agreement substantially in the form of the pooling and servicing agreement for COMM 2006-C8 and, after the Fortress/Ryan’s Portfolio Pari Passu Companion Loan is deposited into COMM 2006-C8, the pooling and servicing agreement for COMM 2006-C8. The Fortress/Ryan’s Portfolio Loan provides for interest-only payments for the first 24 months of the term, and thereafter, fixed monthly payments of principal and interest are due, based on a 30-year amortization schedule. The Fortress/Ryan’s Portfolio Loan has a remaining term of 119 months and matures on November 1, 2016. The Fortress/Ryan’s Portfolio Loan may be prepaid on or after May 1, 2016 and permits full or partial defeasance, as described below under “Partial Defeasance.”

•
The Borrower.     The borrowers are single purpose bankruptcy remote entities identified as FIGRYANH, LLC. (“Fee Borrower”) and FIGRYANH-1 LLC, FIGRYANH-2 LLC, FIGRYANH-3 LLC, FIGRYANH-4 LLC, FIGRYANH-5 LLC, FIGRYANH-6 LLC, FIGRYANH-7 LLC, FIGRYANH-8 LLC, FIGRYANH-9 LLC, FIGRYANH-10 LLC, FIGRYANH-11 LLC, FIGRYANH-12 LLC, FIGRYANH-13 LLC, FIGRYANH-14 LLC, FIGRYANH-15 LLC, FIGRYANH-16 LLC (the “Ground Lease Borrowers” and together with the Fee Borrower, the “Borrowers”). The Borrowers delivered a non-consolidation opinion in connection with the origination of the Fortress/ Ryan’s Portfolio Loan Combination. The sponsor of the Borrowers is Fortress, a global alternative investment and asset management firm founded in 1998. Headquartered in New York, the company currently has more than 500 employees worldwide, and as of September 30, 2006, Fortress exhibited approximately $26.0 billion of assets under management. Fortress manages capital for a diverse group of investors including financial institutions, and high net worth individuals. Fortress is a repeat sponsor of a Deutsche Bank borrower. Over the past three years, Fortress and its affiliates have purchased, through sale-leaseback transactions, over $1 billion of net lease retail real estate representing in excess of 700 properties.

In connection with the closing of the Fortress/Ryan’s Portfolio Loan Combination, Fortress and its affiliates made an unsecured, subordinate loan to FIGRYAN Holdings LLC, the parent of the Borrowers, in the amount of $67,555,871. The intra-company loan is subject to a standstill and intercreditor agreement, is fully subordinate to the Fortress/Ryan’s Portfolio Loan Combination and prohibits the exercise of any remedies while the Fortress/Ryan’s Portfolio Loan Combination is outstanding. It is expected to fully amortize by September 1, 2011 and has a maturity date of June 30, 2012.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

80

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Fortress/Ryan’s Portfolio

The Tenant.     The restaurant tenants, Fire Mountain Restaurants, LLC, Hometown Buffet, Inc. and OCB Restaurant Company, LLC (collectively, the “Tenant”) are subsidiaries of Buffets and Ryan’s.

Buffets, with headquarters in Eagan, Minnesota, is the largest company in the “grill-buffet” segment of the restaurant industry with 672 company-owned restaurants located in 42 states, including Buffets’ franchisees and more than 40,000 employees. The company features four high quality brands (Ryan’s, Fire Mountain, Hometown Buffet and Old Country Buffet).

The table below provides information on the four restaurant concepts included in the Fortress/Ryan’s Portfolio.

Property Detail
Store Name	No. of Properties	GLA (SF)	% of GLA	Appraised Value	% of Appraised Value	Allocated Original Loan Amount	% of Allocated Original Loan Amount	TTM Sales PSF (8/31/06)	TTM 4 Wall- EBITDAR
Ryan’s	91	936,302	69.88%	$247,791,012	71.37%	$44,834,786	72.33%	$279.15	$53,442,008
Fire Mountain	32	340,392	25.40	87,353,548	25.16	15,998,114	25.81	247.50	15,029,301
Hometown Buffet	4	35,322	2.64	6,600,000	1.90	382,043	0.62	412.63	4,147,717
Old Country Buffet	3	27,941	2.09	5,432,514	1.56	770,058	1.24	350.60	1,997,823

Total/Wtd. Average	130	1,339,957	100.00%	$347,177,075	100.00%	$61,985,000	100.00%	$276.10	$74,616,850

The Properties.     The Fortress/Ryan’s Portfolio Mortgaged Properties include the 130 Ryan’s restaurants identified in the above table, consisting of 1,339,957 square feet, located among 22 states. One hundred fourteen (114) of the properties, which collectively represent 1,182,260 square feet (88.2% of the total) are owned in fee simple. Sixteen (16) properties, which collectively represent 157,697 square feet (11.8% of the total) are subject to ground leases and are secured by a mortgage on the Borrowers’ leasehold interest in the related property, as well as a pledge of the equity ownership in the Borrowers. Ryan’s restaurant properties are approximately 8,000 to 12,000 square feet each and contain approximately two or three dining rooms with seating for approximately 400 customers in total. Parking lots at the restaurants vary in size, with available parking ranging from 125 to 200 cars. The average site is approximately 75,000 to 130,000 square feet, with an average size restaurant of approximately 10,301 square feet.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

81

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Fortress/Ryan’s Portfolio

•
Single Master Lease.     The Fortress/Ryan’s Portfolio Mortgaged Properties are subject to an approximately 20-year master lease (the “Master Lease”), which has four 5-year extension options, and a fixed rental payment of $26,201,440 per annum, equal to $19.55 per square foot. Under the terms of the Master Lease, the Tenant is required to make monthly payments of scheduled base rents as well as all capital expenditures, including, among others, insurance and ground rent. Buffets, as Master Lease guarantor, has unconditionally guaranteed to the Borrowers the payment of all obligations incurred by the Tenant, as stated in the loan documents.

•
Substitution of Collateral.     The Fortress/Ryan’s Portfolio Loan documents permit the Borrowers to substitute one or more properties (but not more than 15% of the Fortress/Ryan’s Portfolio Mortgaged Properties) for an existing Fortress/Ryan’s Portfolio Mortgaged Property, provided, among other things, the Master Lease rental payment is not reduced and each substituted property has an equivalent or stronger financial operating history than the replaced Fortress/Ryan’s Portfolio Mortgaged Property. Additionally, the Fortress/Ryan’s Portfolio Loan documents require that prior to the release of an existing Fortress/Ryan’s Portfolio Mortgaged Property in connection with a substitution, the Borrowers are required to establish that after giving effect to the substitution (1) the DSC ratio as of the date of the substitution is not less than the greater of (A) the DSC on the closing date of the Fortress/Ryan’s Portfolio Loan and (B) 80% of the DSC ratio for the properties that were collateral for the Fortress/Ryan’s Portfolio Loan immediately prior to the substitution and (2) as of the date of substitution, the LTV ratio for all of the properties that will serve as collateral for the Fortress/Ryan’s Portfolio Loan does not exceed 50%.

•
Partial Defeasance.     The Fortress/Ryan’s Portfolio Loan documents permit, prior to May 1, 2016, the full or partial defeasance of the Fortress/Ryan’s Portfolio Loan from the lien of the mortgage commencing on the date which is the earlier of (a) two years after the closing date for the securitization holding the Fortress/ Ryan’s Portfolio Pari Passu Companion Loan and (b) November 1, 2009. In connection with a partial defeasance, the Borrowers must satisfy certain conditions, including, among other things, that: (i) a lease coverage ratio (in general, a ratio of which the numerator is the 4 Wall EBITDAR and the denominator is the rent paid for the Fortress/Ryan’s Portfolio) as of the release date for all of the Fortress/Ryan’s Portfolio properties then remaining subject to the lien of the mortgage is not less than the greater of (A) 1.50x and (B) 100% of the lease coverage ratio for the properties subject to the lien of the mortgage immediately prior to the release date; and (ii) delivery of defeasance collateral in an amount equal to the allocated loan amount for such property or properties to be released multiplied by a percentage ranging from 105% to 115%, depending on the remaining outstanding principal balance of the Fortress/Ryan’s Portfolio Loan (without the defeasance collateral portion) following the release. In addition, at any time prior to the expiration of the defeasance lockout period, and not subject to the coverage tests above, the Borrowers are permitted to obtain the release from the lien of the mortgage of up to five Fortress/Ryan’s Portfolio Mortgaged Properties, provided, among other things, the Borrowers deliver to lender defeasance collateral sufficient to defease 105% of the allocated loan amount for such Fortress/Ryan’s Portfolio Mortgaged Property.

•
Lockbox Account. All tenant payments under the Master Lease are required to be deposited into a lender controlled lockbox account. Cash management is in place, from which all monthly loan payments are made.

•	Management. Fortress Realty Management, L.P., an affiliate of the Borrowers, is the property manager for the Fortress/Ryan’s Portfolio Mortgaged Properties.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

82

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Timberlake and Glades Apartments Portfolio

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

83

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Timberlake and Glades Apartments Portfolio

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

84

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Timberlake and Glades Apartments Portfolio

Loan Information

Mortgage Loan Seller		CWCapital
Cut-Off Date Balance		$54,000,000
Percentage of Cut-Off Date Pool Balance		2.1%
Number of Mortgage Loans		1
Loan Purpose		Acquisition
Sponsor		Greystar Real Estate Partners, LLC
Type of Security		Fee
Partial Release(1)		Yes
Mortgage Rate		5.644%
Maturity Date		November 5, 2011
Amortization Type		Interest-Only
Interest-Only Period		60
Original Term / Amortization		60 / IO
Remaining Term / Amortization		59 / IO
Lockbox		None

Up-Front Reserves(2)
Tax/Insurance	Yes

Ongoing Annual Reserves
Tax/Insurance	Yes

Additional Financing	Mezzanine Debt	$3,000,000

Cut-Off Date Balance		$54,000,000
Cut-Off Date Balance/Unit		$61,644
Cut-Off Date LTV		78.1%
Maturity Date LTV		78.1%
UW DSCR on NCF		1.28x

(1)	Release of an individual Mortgaged Property is permitted as detailed further within the “Partial Release” paragraph found at the end of this Timberlake and Glades Apartments Portfolio Loan section.
(2)	Upfront repair reserve and replacement reserves have been waived due to the extensive renovations currently taking place at both Mortgaged Properties.
Property Information

Number of Mortgaged Properties	2
Location	Altamonte Springs, FL
Property Type	Multifamily — Conventional
Size (Units)	876
Occupancy as of September 14, 2006	94.7%
Year Built / Year Renovated(3)	1985, 1986 / NA
Appraised Value	$69,100,000
Property Management	GREP Southeast LLC — Management Series
UW Economic Occupancy	83.7%
UW Revenues	$7,904,860
UW Total Expenses	$3,783,330
UW Net Operating Income (NOI)	$4,121,530
UW Net Cash Flow (NCF)	$3,946,330

(3)	Timberlake Apartments was built in 1985. The Glades Apartments was built in 1986. Both Mortgaged Properties are currently undergoing renovation.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

85

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Timberlake and Glades Apartments Portfolio

Timberlake Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA(SF)	% of NRA	Market Rent

1BR/1BA	544	735	399,818	68.8%	$810
2BR/2BA	172	1,057	181,718	31.2	$933

Total/Average	716	812	581,536	100.0%	$839/$1.03/SF

The Glades Apartments
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA(SF)	% of NRA	Market Rent

1 BR/1 BA	64	635	40,624	31.0%	$746
1 BR/1 BA Townhouse	64	787	50,368	38.5	$850
2BR/2BA Townhouse	32	1,250	40,000	30.5	$1,040

Total/Average	160	819	130,992	100.0%	$847/$1.03/SF

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

86

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Timberlake and Glades Apartments Portfolio

•	The Loan. The Mortgage Loan (the ‘‘Timberlake and Glades Apartments Portfolio Loan’’) is secured by a first mortgage encumbering two multifamily properties located in Altamonte Springs, Florida. The Timberlake and Glades Apartments Portfolio Loan represents approximately 2.1% of the Cut-Off Date Pool Balance. The Timberlake and Glades Apartments Portfolio Loan was originated on October 31, 2006 and has a principal balance as of the Cut-Off Date of $54,000,000. The Timberlake and Glades Apartments Portfolio Loan provides for interest-only payments for its entire term.

The Timberlake and Glades Apartments Portfolio Loan has a remaining term of 59 months to the anticipated repayment date November 5, 2011. The final maturity date is November 5, 2036. The Timberlake and Glades Apartments Portfolio Loan may be prepaid in whole or, solely in connection with the partial release described below, in part on or after November 5, 2008, upon payment of a prepayment premium in an amount at least equal to 1% of the principal amount being prepaid.

•	The Borrower. The borrower is Timberlake Multifamily Investment, LLC, a special purpose bankruptcy remote entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Timberlake and Glades Apartments Portfolio Loan. The sponsor of the borrower is Greystar Real Estate Partners, LLC (‘‘Greystar’’). Greystar is a multi-faceted real estate company that is involved in the management, development, investment, and construction of real estate. Greystar has developed more than $800 million of real estate over the past ten years, has sponsored over $2 billion in investments, and constructed about $156 million of property for third parties. Blackrock, Greystar’s equity partner in the transaction, provides global investment management, risk management, and advisory services to institutional and retail clients around the world. As of June 30, 2006, Blackrock& #146;s assets under management totaled $1.046 trillion across fixed income, liquidity, equity, alternative investment, and real estate strategies. Blackrock’s major investment partner in the Mortgaged Property is the California State Teachers’ Retirement System (‘‘CalSTRS’’). CalSTRS is the second largest public pension plan and the largest teachers’ retirement fund in the United States. CalSTRS had a total membership of approximately 775,917 and assets of $148.8 billion as of September 2006. CalSTRS’ primary responsibility is to provide retirement related benefits and services to teachers in public schools from kindergarten through community college.

•	The Property. The Mortgaged Property consists of two properties: Timberlake Apartments and The Glades Apartments. The buildings are adjacent to each other and span a local roadway. Timberlake Apartments, constructed in 1985, consists of a 63.2 acre parcel of land improved with 716 units in 50 buildings. The Glades Apartments, constructed in 1986, consists of a 7.1 acre parcel of land improved with 160 units in 8 buildings. Amenities at Timberlake Apartments include three heated swimming pools with sun decks, six lighted tennis courts, picnic and BBQ areas, state of the art fitness center, three Jacuzzis, four indoor air-conditioned racquetball courts, and mature landscaping with jogging paths. The units at Timberlake Apartments feature water views (in select units), a full-size washer and dryer in every unit, solariums/sunrooms, walk-in closets, dry bars (in select units), fireplaces (in select units), fully equipped kitchens, cerami c tiles in the bathrooms, ceiling fans, and vaulted ceilings in upper units. Amenities at The Glades Apartments include a resort-style swimming pool with sun deck, Jacuzzi, lighted tennis court, picnic and BBQ area, fitness center, carwash area, large clubhouse, indoor air-conditioned racquetball court, tanning bed, and sauna. The units at The Glades Apartments include water views (in select units), a full-size washer and dryer in every unit, large private patios and balconies, walk-in closets, outside storage, sunrooms and dry bars (in select units), fireplaces (in select units), fully equipped kitchens, ceiling fans, and vaulted ceilings in upper units. There are a total of 1,618 parking spaces (1.85 spaces per unit).

The Mortgaged Property is located in Altamonte Springs, Florida within the Orlando, Florida metropolitan statistical area. As of September 14, 2006, the occupancy rate for the Mortgaged Property was 94.7%.

•	Lockbox Account. The related Mortgage Loan documents do not require a lockbox account.

•	Partial Release. The borrower may obtain the release of either Mortgaged Property on or after November 5, 2008, upon the satisfaction of certain conditions set forth in the Mortgage Loan documents including, without limitation, (i) the borrower prepays the Timberlake and Glades Apartments Portfolio Loan in an amount equal to 110% of the allocated loan amount for the individual property being released, (ii) the borrower pays any applicable prepayment penalty and other fees, as set forth in the related loan documents; (iii) the DSCR on the Mortgaged Property that remains part of the collateral after giving effect to the release is no less

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the ‘‘Underwriters’’) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www ..sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding con tractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provide d to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income ‘‘tax treatment’’ and ‘‘tax structure’’ (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (includ ing opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

87

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Timberlake and Glades Apartments

than the greater of (x) 1.28x or (y) the DSCR of both Mortgaged Properties immediately prior to the requested release and (iv) the LTV of the Mortgaged Property that remains part of the collateral after giving effect to the release is no greater than 78%.

•	Mezzanine Debt. A mezzanine loan in the amount of $3,000,000 was provided by CWCapital LLC on October 31, 2006. The mezzanine loan carries a floating interest rate based on 30-day LIBOR plus 250 basis points and matures on November 1, 2011. It is not an asset of the Trust Fund.

•	Guaranties. Greystar Financial, LLC has provided a debt service guaranty which provides for debt service payments, if necessary, in the event that the combined DSCR for the Timberlake and Glades Apartments Portfolio Loan and the related mezzanine loan drops below 1.05x. This guaranty will remain in place during the entire term of the Timberlake and Glades Apartments Portfolio Loan. In addition, Greystar Financial, LLC also provided a completion guaranty with respect to the rehabilitation work that is being performed at the Mortgaged Property. In the event that (i) 100% of all budgeted non-interior capital improvements (approximately $7,300,000), or (ii) 80% of all budgeted interior capital improvements (approximately $5,275,0000, are not completed by October 30, 2010, this will trigger an event of default under the Timberlake and Glades Apartments Portfolio Loan and the lender may enforce its rights under the completion guaranty.

•	Management. GREP Southeast, LLC – Management Series, a separate series of GREP Southeast, LLC (‘‘GREP’’) and an affiliate of the borrower, is the property manager for the Mortgaged Property securing the Timberlake and Glades Apartments Portfolio Loan. GREP currently manages approximately 80,000 multifamily units located throughout 24 states. The company is the third largest third-party multifamily manager and is the seventh largest property manager in the nation according to the National Multi Housing Council. GREP has over 2,000 team members in 30 markets. The management agreement provides that the lender may terminate GREP as manager upon an event of default under the Timberlake and Glades Apartments Portfolio Loan documents or under the management agreement or if the DSCR on the combined Timberlake and Glades Apartments Portfolio Loan and mezzanine loan falls below 1.05x on an interest only basis for a period of more than three months.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the ‘‘Underwriters’’) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www. sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding cont ractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income ‘‘tax treatment’’ and ‘‘tax structure’’ (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (includi ng opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

88

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Addison Corporate Center

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

89

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Addison Corporate Center

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

90

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Addison Corporate Center

Loan Information
Mortgage Loan Seller	Wachovia
Cut–Off Date Balance		$53,110,720
Percentage of Cut–Off Date Pool Balance		2.1%
Number of Mortgage Loans		1
Loan Purpose		Acquisition
Sponsor	Carlton Cabot
Type of Security		Fee
Mortgage Rate		5.940%
Maturity Date	November 11, 2016
Amortization Type	Partial IO-Balloon
Interest Only Period		60
Original Term / Amortization		120 / 360
Remaining Term / Amortization		119 / 360
Lockbox		Yes

Up–Front Reserves
Tax/Insurance	Yes
Replacement	$1,475,000
TI/LC	$1,700,000
Hartford Expansion(1)	$1,893,837

Ongoing Annual Reserves
Tax/Insurance	Yes
Replacement	$117,141
TI/LC(2)	$900,000

Additional Financing		None

Cut–Off Date Balance		$53,110,720
Cut–Off Date Balance/SF		$91
Cut–Off Date LTV		74.6%
Maturity Date LTV		69.7%
UW DSCR on NCF		1.34x
(1)	Funds reserved for the completion of the Hartford expansion space and Hartford parking expansion, with release upon written verification of completion.
(2)	Ongoing annual deposits to the TI/LC reserve cease after the 36th payment.
Property Information
Number of Mortgaged Properties	1
Location	Windsor, CT
Property Type	Office – Suburban
Size (SF)	585,222
Occupancy as of September 5, 2006	98.6%
Year Built / Year Renovated	1975 / 1981
Appraised Value	$71,200,000
Property Management	AFI, Inc
UW Economic Occupancy	93.0%
UW Revenues	$10,535,715
UW Total Expenses	$4,827,416
UW Net Operating Income (NOI)	$5,708,298
UW Net Cash Flow (NCF)	$5,068,639

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

91

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Addison Corporate Center

Tenant Summary
Tenant	Ratings* Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration

Major Tenants
The Hartford	A2/A/A	146,479	25.0%	$17.19	$2,518,456	30.4%	June 2010
Moore Wallace NA (RR Donnelley)	Baa2/A-/NR	132,418	22.6	$5.63	745,513	9.0	October 2007
Genworth	A2/A/A	127,539	21.8	$16.00	2,040,624	24.7	November 2012
Bank of America, NA	Aa1/AA/AA-	111,712	19.1	$17.75	1,982,888	24.0	August 2012
Aetna Life Insurance	A3/A-/A-	58,888	10.1	$16.75	986,374	11.9	November 2009

Total Major Tenants		577,036	98.6%	$14.34	$8,273,855	100.0%
Non-Major Tenants		0	0.0	$0.00	0	0.0

Occupied Total		577,036	98.6%	$14.34	$8,273,855	100.0%

Vacant Space		8,186	1.4

Property Total		585,222	100.0%

*	Certain ratings are those of the parent whether or not the parent guarantees the lease.

Lease Expiration Schedule

Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*

2006	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2007	1	$5.63	132,418	22.6%	22.6%	9.0%	9.0%
2008	0	$0.00	0	0.0%	22.6%	0.0%	9.0%
2009	1	$16.75	58,888	10.1%	32.7%	11.9%	20.9%
2010	4	$17.19	146,479	25.0%	57.7%	30.4%	51.4%
2011	0	$0.00	0	0.0%	57.7%	0.0%	51.4%
2012	2	$16.82	239,251	40.9%	98.6%	48.6%	100.0%
2013	0	$0.00	0	0.0%	98.6%	0.0%	100.0%
2014	0	$0.00	0	0.0%	98.6%	0.0%	100.0%
2015	0	$0.00	0	0.0%	98.6%	0.0%	100.0%
2016	0	$0.00	0	0.0%	98.6%	0.0%	100.0%
Thereafter	0	$0.00	0	0.0%	98.6%	0.0%	100.0%
Vacant	0	NA	8,186	1.4%	100.0%	0.0%	100.0%
*	Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

92

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Addison Corporate Center

•
The Loan.     The Mortgage Loan (the “Addison Corporate Center Loan”) is secured by a first mortgage in an office building located in Windsor, Connecticut. The Addison Corporate Center Loan represents approximately 2.1% of the Cut-Off Date Pool Balance. The Addison Corporate Center Loan was originated on October 19, 2006 and has a principal balance as of the Cut-Off Date of $53,110,720. The Addison Corporate Center Loan provides for interest-only payments for the first 60 months of its term, and thereafter fixed monthly payments of principal and interest.

The Addison Corporate Center Loan has a remaining term of 119 months and matures on November 11, 2016. The Addison Corporate Center Loan may be prepaid on or after September 11, 2016, and permits defeasance with United States government obligations beginning four years after its first payment date.

•
The Borrower.     The borrowers consist of 33 tenant-in-common special purpose entities, with an allowance for a maximum of 35 tenant-in-common borrowers. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Addison Corporate Center Loan. The sponsor of the borrowers is Carlton Cabot, the president of Cabot Investment Properties, LLC. (“CIP”) CIP is a privately-held real estate investment manager that focuses on institutional-quality commercial real estate investments with offices in Boston and New York. During the past 15 years, CIP has been involved in the acquisition of over $1 billion in credit-tenant real estate. The officers of CIP have over 45 years of experience in the brokerage, syndication, acquisition, development and management of commercial and multi-tenant real estate. Mr. Cabot has over seventeen years of experience and has personally been involved in the acquisition of over $750 million of commercial real estate.

•
The Property.     The Mortgaged Property is an approximately 585,222 square foot office building situated on approximately 73.9 acres. The Mortgaged Property was constructed in 1975 and renovated in 1981. The Mortgaged Property is located in Windsor, Connecticut within the Hartford, Connecticut metropolitan statistical area. As of September 5, 2006, the occupancy rate for the Mortgaged Property securing the Addison Corporate Center Loan was approximately 98.6%.

The largest tenant is The Hartford Financial Services Group, Inc. (“The Hartford”) occupying approximately 146,479 square feet, or approximately 25.0% of the net rentable area. The Hartford is a diversified insurance and financial services company, which provides investment products, individual life, group life and group disability insurance products and property and casualty insurance products in the U.S. The Hartford lease expires in June 2010, with one 5-year renewal option. As of November 10, 2006, The Hartford was rated “A2” (Moody’s), “A” (S&P) and “A” (Fitch). The second largest tenant is Moore Wallace, a subsidiary of R.R. Donnelley & Sons Company (“Donnelley”), occupying approximately 132,418 square feet, or approximately 22.6% of the net rentable area. Donnelley is a full service provider of print and related services, including document-based business process outsourcing. Donnelley operates in three segments namely, publishing and retail service, integrated print communications and forms and labels. The Donnelley lease expires in October 2007. As of November 10, 2006, Donnelley was rated “Baa2” (Moody’s) and “A-” (S&P). The third largest tenant is Genworth Financial, Inc. (“Genworth”), occupying approximately 127,539 square feet, or approximately 21.8% of the net rentable area. Genworth operates as an insurance company in the U.S. The company operates in three business segments, namely protection, retirement income and investments and mortgage insurance. The Genworth lease expires in November 2012, with one 5-year renewal option. As of November 10, 2006, Genworth was rated “A2” (Moody’s), “A” (S&P) and “A” (Fitch).

•	Lockbox Account. All tenant payments due under the applicable leases are deposited into a lender-designated lockbox account.

•	Management. AFI, Inc., an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the Addison Corporate Center Loan.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

93

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Intergraph Corporate Campus

Loan Information
Mortgage Loan Seller	CWCapital
Cut-Off Date Balance	$45,000,000
Percentage of Cut-Off Date Pool Balance	1.8%
Number of Mortgage Loans	1
Loan Purpose	Refinance
Sponsor	Intergraph Corporation
Type of Security(1)	Fee
Partial Release(2)	Yes
Mortgage Rate(3)	6.1660%
Maturity Date	December 1, 2013
Amortization Type	Balloon
Interest-Only Period	None
Original Term / Amortization	84 / 360
Remaining Term / Amortization	84 / 360
Lockbox	None

Up-Front Reserves
Replacement	$11,520

Ongoing Annual Reserves
Replacement(4)	$238,237
TI/LC(5)	$35,850

Additional Financing(6)	None
Cut-Off Date Balance	$45,000,000
Cut-Off Date Balance/SF	$65
Cut-Off Date LTV	69.8%
Maturity Date LTV	63.3%
UW DSCR on NCF	1.21x
(1)	A portion of the Mortgaged Property is subject to an Industrial Development Authority ground lease.
(2)
The Mortgaged Property consists of 15 individual buildings. The Intergraph Corporate Campus Loan documents permit the related borrower to partially defease the Intergraph Corporate Campus Loan with respect to any individual building.

(3)	The Intergraph Corporate Campus Loan has not rate locked. The rate set forth above is an assumed rate.
(4)	The replacement reserve has been capped at $552,800 ($0.80 per square foot) which is approximately 4 years of collections.
(5)
Upfront and ongoing TI/LC collections have been waived until the occurrence of an Intergraph trigger event. A trigger event is defined as the Intergraph Corporation having a total debt to EBITDA ratio in excess of 8.0x for a period of two consecutive quarters, an event of default under the loan documents, Intergraph vacates or provides notice to vacate or files for bankruptcy protection. Upon the occurrence of a trigger event, the sponsor shall post an acceptable letter of credit in an amount sufficient to cover the cost of releasing the property, carrying debt service and paying fixed operating expenses for a period of one year.

(6)	Future mezzanine debt is permitted subject to a maximum combined LTV ratio of 85.0% and a combined minimum DSC ratio of 1.10x.

Property Information
Number of Mortgaged Properties	1
Location	Madison, AL
Property Type	Office – Suburban
Size (SF)	691,188
Occupancy as of November 1, 2006	100.0%
Year Built / Year Renovated	1973-1992 / NA
Appraised Value(7)	$64,500,000
Property Management	Intergraph Corporation
UW Economic Occupancy	93.0%
UW Revenues	$7,273,655
UW Total Expenses	$2,706,487
UW Net Operating Income (NOI)	$4,567,168
UW Net Cash Flow (NCF)	$3,996,773
(7)	The value set forth above is an estimate made in connection with the underwriting of the loan. We anticipate that the value set forth in the appraisal will be higher.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

94

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Intergraph Corporate Campus

Tenant Summary
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration

Major Tenant
Intergraph Corporation	NR/NR/NR	691,188	100.0%	$7.40	$5,114,791	100.0%	October 2026

Property Total		691,188	100.0%		$5,114,791	100.0%

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*

2026	1	$7.40	691,188	100.0%	100.0%	100.0%	100.0%
Vacant	0	NA	0	0.0%	100.0%	0.0%	100.0%
*	Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

95

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

DHL Perimeter Center Building

Loan Information
Mortgage Loan Seller	Artesia
Cut-Off Date Balance	$44,000,000
Percentage of Cut-Off Date Pool Balance	1.7%
Number of Mortgage Loans	1
Loan Purpose	Refinance
Sponsor	DTR1, L.L.C.
Type of Security	Fee and Leasehold
Mortgage Rate	5.900%
Maturity Date	November 11, 2016
Amortization Type	Partial IO-Balloon
Interest Only Period	60
Original Term / Amortization	120 / 360
Remaining Term / Amortization	119 / 360
Lockbox(1)	Springing

Up-Front Reserves
Insurance	Yes

Ongoing Annual Reserves
Tax(2)	Springing
Insurance	Yes
Replacement(3)	$46,152
TI/LC(4)	Springing
Tenant Build-Out Allowance(5)	Springing

Additional Financing	None

Cut-Off Date Balance	$44,000,000
Cut-Off Date Balance/SF	$197
Cut-Off Date LTV	77.2%
Maturity Date LTV	72.1%
UW DSCR on NCF	1.20x
(1)
Lockbox is required if a $3,000,000 letter of credit is not deposited within ten business days of a Trigger Event. Trigger Events are defined as (i) DHL Systems does not exercise its first option to extend the term of its lease for at least another five years on or before October 1, 2011 or (ii) DHL Systems does not exercise its second option to extend the term of its lease for at least another five years on or before October 1, 2016.

(2)
Impounds for taxes are waived until the earlier of March 1, 2008 or upon the occurrence of (a) completion of the required tax parcel segregation; (b) an event of default; or (c) the lender does not receive satisfactory evidence of payment of property taxes within 30 days of such payment becoming due and payable.

(3)	The reserve balance is capped at $46,152 and if the balance falls below the cap it must be replenished in the amount of $3,846 per month.
(4)
If DHL Systems does not exercise its first option to extend the term of its lease for at least five years on or before October 1, 2011, or if it does not exercise its second option to extend the term of its lease for at least another five years on or before October 1, 2016, mortgagor must deposit a letter of credit in the amount of $3,000,000. Failure to deposit this letter of credit will be an event of default. After an event of default caused by mortgagor’s failure to deposit this letter of credit, all funds remaining in mortgagor’s deposit account (after debt service payments and payment of any other impounds or reserves required by the loan documents have been made) shall be transferred to a TILC reserve. Funds will be released from this TILC reserve upon satisfaction of, among other things (a) receipt of replacement leases for the entire DHL Systems premises approved by the lender and in accordance with new leases as required under the loan documents; (b) if applicable, completion and payment of all tenant improvements and leasing commissions; (c) a minimum DSCR of 1.20x; and (d) the borrower shall have provided lender with all documentation and evidence as needed or requested to make the determination whether the release conditions have been satisfied.

(5)
Borrower shall be required to deposit funds in the amount of $500,000, less amounts already paid, for the tenant improvement allowance required under the DHL Systems lease if the borrower has not provided, on or before December 1, 2006, evidence satisfactory to lender that the Borrower has paid the entire $500,000 to DHL Systems.

Property Information
Number of Mortgaged Properties	1
Location	Scottsdale, AZ
Property Type	Office – Suburban
Size (SF)	223,537
Occupancy as of September 1, 2006	100.0%
Year Built / Year Renovated	2002 / NA
Appraised Value	$57,000,000
Property Management	Troon Management Company
UW Economic Occupancy	98.0%
UW Revenues	$6,255,827
UW Total Expenses	$2,288,029
UW Net Operating Income (NOI)	$3,967,798
UW Net Cash Flow (NCF)	$3,756,586

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

96

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

DHL Perimeter Center Building

Tenant Summary
Tenant	Ratings* Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration

Major Tenants
DHL Systems	A2/A/A+	223,537	100.0%	$23.95	$5,353,711	100.0%	June 2012

Property Total		223,537	100.0%		$5,353,711	100.0%

* Certain ratings are those of the parent whether or not the parent guarantees the lease.

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*

2012	1	$23.95	223,537	100.0%	100.0%	100.0%	100.0%
Vacant	0	NA	0	0.0%	100.0%	0.0%	100.0%
* Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

97

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

San Lagos at Arrowhead Highlands

Loan Information
Mortgage Loan Seller	Wachovia
Cut-Off Date Balance	$40,000,000
Percentage of Cut-Off Date Pool Balance	1.6%
Number of Mortgage Loans	1
Loan Purpose	Refinance
Sponsor	La Terraza, LLC
Type of Security	Fee
Mortgage Rate	5.710%
Maturity Date	October 11, 2016
Amortization Type	Interest-Only
Interest Only Period	120
Original Term / Amortization	120 / IO
Remaining Term / Amortization	118 / IO
Lockbox	None

Up-Front Reserves
Tax	Yes

Ongoing Annual Reserves
Tax	Yes
Insurance*	Springing

Additional Financing	None

Cut-Off Date Balance	$40,000,000
Cut-Off Date Balance/Unit	$119,048
Cut-Off Date LTV	74.5%
Maturity Date LTV	74.5%
UW DSCR on NCF	1.20x
*	Ongoing annual deposits to the insurance reserve will be required upon an event of default or upon other conditions as specified in the related Mortgage Loan documents.

Property Information
Number of Mortgaged Properties	1
Location	Glendale, AZ
Property Type	Multifamily – Conventional
Size (Units)	336
Occupancy as of October 16, 2006	94.6%
Year Built / Year Renovated	2000 / NA
Appraised Value	$53,700,000
Property Management	Mark-Taylor Residential
UW Economic Occupancy	93.9%
UW Revenues	$4,177,964
UW Total Expenses	$1,372,996
UW Net Operating Income (NOI)	$2,804,968
UW Net Cash Flow (NCF)	$2,737,768

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

98

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

San Lagos at Arrowhead Highlands

Unit Mix
Unit Mix	No. of Units	Approximate Unit Size (SF)	Approximate NRA (SF)	% of NRA	Market Rent

1 BR/1 BA	123	859	105,600	31.4%	$948
2 BR/2 BA	173	1,030	178,227	52.9	$1,100
3 BR/2 BA	40	1,323	52,920	15.7	$1,335

Total/Average	336	1,002	336,747	100.0%	$1,072/$1.07/SF

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

99

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Quality King – Ronkonkoma Portfolio

Loan Information
Mortgage Loan Seller	CWCapital
Cut-Off Date Balance		$37,402,955
Percentage of Cut-Off Date Pool Balance		1.5%
Number of Mortgage Loans		1
Loan Purpose		Refinance
Sponsor		Glenn Nussdorf
Type of Security		Fee
Partial Release(1)		Yes
Mortgage Rate		6.424%
Maturity Date	September 1, 2016
Amortization Type		Balloon
Interest-Only Period		None
Original Term / Amortization		120 / 360
Remaining Term / Amortization		117 / 357
Lockbox		Yes

Up-Front Reserves
Tax	Yes
Engineering	$132,017
Replacement	$8,576
TI/LC	$6,630
2060 9th Ave Leasing(2)	$2,000,000
2145 9th Ave Leasing(2)	$850,000

Ongoing Annual Reserves
Tax	Yes
Insurance(3)	Springing
Replacement	$102,912
TI/LC(4)	$79,560

Additional Financing(5)		None

Cut–Off Date Balance		$37,402,955
Cut–Off Date Balance/SF		$85
Cut–Off Date LTV		70.6%
Maturity Date LTV		60.7%
UW DSCR on NCF		1.27x
(1)
Release of an individual property is permitted after the prepayment lockout period, provided that, (i) the borrower prepays the loan in an amount equal to 125% of the allocated loan amount for the individual property being released along with any applicable prepayment penalty fees; (ii) the DSCR on the remaining properties is no less than the greater of the DSCR at loan closing or the DSCR of all the properties prior to release; and (iii) the LTV on the remaining properties is no greater than the LTV at loan closing.

(2)
The borrower deposited $2,000,000 at closing to cover the estimated cost of leasing the 2060 Ninth Avenue property. The borrower also deposited $850,000 at closing to cover the estimated costs of leasing the 2145 Ninth Avenue property.

(3)	Ongoing annual insurance reserves will be required upon the occurrence of an event of default or if borrower fails to pay premium.
(4)	Ongoing annual TI/LC reserves increase to $159,336 following the occurrence of an event of default or certain other events set forth in the related loan documents.
(5)
Future mezzanine debt is permitted provided the following conditions are satisfied: (i) the minimum aggregate DSCR ratio is at least 1.00x; (ii) the maximum aggregate LTV ratio does not exceed 88%; (iii) the mezzanine loan amortizes prior to the senior loan maturity; (iv) the mezzanine loan is to be provided by a mezzanine lender that is acceptable to the lender in its sole discretion; and (v) the execution of a lender-approved intercreditor agreement.

Property Information
Number of Mortgaged Properties	3
Location	Ronkonkoma, NY
Property Type	Industrial — Warehouse
Size (SF)	439,400
Occupancy as of June 6, 2006(6)	100.0%
Year Built / Year Renovated(7)	Various
Appraised Value	$53,000,000
Property Management	QKD Property Management, LLC
UW Economic Occupancy	94.7%
UW Revenues	$4,787,978
UW Total Expenses	$987,122
UW Net Operating Income (NOI)	$3,800,856
UW Net Cash Flow (NCF)	$3,571,764
(6)
Quality King executed a 20-year master lease for the 2060 Ninth Avenue and 201 Comac Street properties in May 2006, at a NNN lease rate of $9.25 per square foot, with annual rent increases of 2.5%. In February 2007, Quality King intends to vacate the 2060 Ninth Avenue property.

(7)	The three buildings, 2060 Ninth Avenue, 2145 Ninth Avenue, and 201 Comac Street were built in 1987, 1989 and 1992, respectively.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

100

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Quality King – Ronkonkoma Portfolio

Tenant Summary
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration

Major Tenants
QK Healthy & Beauty (Quality King)	NR/NR/NR	185,000	42.1%	$9.25	$1,711,250	41.8%	April 2026
Quality King - Master Lease*	NR/NR/NR	179,400	40.8	$9.25	1,659,450	40.5	April 2026
Nature’s Bounty (NBTY)	NR/NR/NR	75,000	17.1	$9.64	723,077	17.7	September 2014

Total Major Tenants		439,400	100.0%	$9.32	$4,093,777	100.0%
Non-Major Tenants		0	0.0	$0.00	0	0.0

Occupied Total		439,400	100.0%	$9.32	$4,093,777	100.0%

Vacant Space		0	0.0

Property Total		439,400	100.0%

*	Quality King executed a master lease for the 2060 Ninth Avenue Property thorugh April 2026, but intends to vacate the property in February 2007.

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*

2014	1	$9.64	75,000	17.1%	17.1%	17.7%	17.7%
Thereafter	2	$9.25	364,400	82.9%	100.0%	82.3%	100.0%
Vacant	0	NA	0	0.0%	100.0%	0.0%	100.0%
*	Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

101

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

International Plaza

Loan Information
Mortgage Loan Seller		CWCapital
Cut-Off Date Balance		$36,000,000
Percentage of Cut-Off Date Pool Balance		1.4%
Number of Mortgage Loans		1
Loan Purpose	Acquisition
Sponsor	Charles Langowski, Patrick Egan, Shelly Storch
Type of Security	Fee
Mortgage Rate		5.880%
Maturity Date	October 1, 2016
Amortization Type	Interest-Only
Interest Only Period		120
Original Term / Amortization		120 / IO
Remaining Term / Amortization	118 / IO
Lockbox		None

Up-Front Reserves
Tax	Yes
Replacement	$4,658
TI/LC(1)	$475,712
Rent Abatement Reserve (2)	$339,117

Ongoing Annual Reserves
Tax	Yes
Insurance (3)	Springing
Replacement (4)	$55,896
TI/LC(1)	$279,480

Additional Financing		None

Cut-Off Date Balance		$36,000,000
Cut-Off Date Balance/SF		$129
Cut-Off Date LTV		80.0%
Maturity Date LTV		80.0%
UW DSCR on NCF		1.29x
(1)
At closing, the borrower deposited $475,712 into the TI/LC reserve. The borrower is required to make ongoing monthly deposits of $23,290. The TI/LC reserve is capped at $700,000. The calculation of the TI/LC cap excludes the initial deposit at closing.

(2)
At closing the borrower deposited $339,117 into a rent abatement reserve, which represents the amount of the remaining contractual rent abatements at the property. Funds in the rent abatement reserve are disbursed on a monthly basis in the amount of free rent each tenant is entitled to under its lease. Funds in the reserve are disbursed into the TI/LC reserve but are not counted toward the TI/LC cap.

(3)
Initial and ongoing insurance revenues have been waived until the occurrence of an event of default or the failure by the borrower to pay premium when due, or to provide required evidence of renewal certificates.

(4)	Replacement reserves are capped at $167,690.

Property Information
Number of Mortgaged Properties	1
Location	Bloomington, Minnesota
Property Type	Office – Suburban
Size (SF)	279,483
Occupancy as of September 6, 2006	78.9%
Year Built / Year Renovated	1985 / NA
Appraised Value	$45,000,000
Property Management	Navigator Real Estate Management Corp.
UW Economic Occupancy	81.5%
UW Revenues	$5,884,625
UW Total Expenses	$2,776,361
UW Net Operating Income (NOI)	$3,108,264
UW Net Cash Flow (NCF)	$2,776,570

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

102

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

International Plaza

Tenant Summary
Tenant	Ratings(1) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Net Rentable Area	Base Rent PSF	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration

Major Tenants
Executive Suites of Minnesota	NR/NR/NR	25,774	9.2%	$15.75	$406,060	12.0%	August 2009
Vendor Management Services (Guaranteed by First American Corp)	NR/NR/NR	21,299	7.6	$13.75	292,861	8.7	March 2011
Cisco Systems, Inc	A1/A+/NR	18,344	6.6	$16.00	293,504	8.7	April 2012
Primedia Business Mag & Media	NR/NR/NR	18,237	6.5	$16.33	297,798	8.8	August 2007
Airline Pilots Association	NR/NR/NR	17,204	6.2	$16.34	281,120	8.3	Multipile Spaces(2)

Total Major Tenants		100,858	36.1%	$15.58	$1,571,343	46.5%
Non-Major Tenants		119,575	42.8	$15.11	1,807,262	53.5

Occupied Total		220,433	78.9%	$15.33	$3,378,604	100.0%

Vacant Space		59,050	21.1

Property Total		279,483	100.0%

(1)	Certain ratings are those of the parent whether or not the parent guarantees the lease.
(2)	Under the terms of multiple leases, approximately 1,831 square feet are leased on a month to month basis and 15,373 square feet expire in May 2011.

Lease Expiration Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring*	Cumulative % of SF Expiring*	% of Base Rent Expiring*	Cumulative % of Base Rent Expiring*

2006	2	$15.83	11,027	3.9%	3.9%	5.2%	5.2%
2007	11	$16.00	55,797	20.0%	23.9%	26.4%	31.6%
2008	5	$14.71	12,921	4.6%	28.5%	5.6%	37.2%
2009	7	$15.37	43,669	15.6%	44.2%	19.9%	57.1%
2010	4	$12.97	16,596	5.9%	50.1%	6.4%	63.5%
2011	4	$14.99	46,489	16.6%	66.7%	20.6%	84.1%
2012	3	$15.71	33,474	12.0%	78.7%	15.6%	99.7%
2013	1	$25.46	460	0.2%	78.9%	0.3%	100.0%
2014	0	$0.00	0	0.0%	78.9%	0.0%	100.0%
2015	0	$0.00	0	0.0%	78.9%	0.0%	100.0%
2016	0	$0.00	0	0.0%	78.9%	0.0%	100.0%
Thereafter	0	$0.00	0	0.0%	78.9%	0.0%	100.0%
Vacant	0	NA	59,050	21.1%	100.0%	0.0%	100.0%
*	Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

103

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Additional Mortgage Loan Information

•
General. For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A-1 to the Prospectus Supplement. See Annex A-2 to the Prospectus Supplement for certain information regarding multifamily Mortgaged Properties. See Annex A-3 to the Prospectus Supplement for certain information with respect to capital improvement, replacement and tenant improvement reserve accounts. See Annex A-4 to the Prospectus Supplement for certain information relating to the commercial tenants at the Mortgaged Properties. See Annex A-5 to the Prospectus Supplement for certain information relating to cross-collateralized and cross-defaulted Mortgage Loans.

Significant Sponsor Concentration
Sponsor	# of Loans/ Mortgaged Properties	Loan(s)	Aggregate Cut-Off Date Balance	% of Cut-Off Date Pool Balance	Weighted Average Cut-Off Date LTV	Weighted Average UW DSCR on NCF	Weighted Average Mortgage Rate

Prime Group Realty, L.P. / Prime Outlets Acquisition Company LLC / David Lichtenstein	2 / 3	Continental Towers Loan, Prime Retail Outlets Portfolio Loan	$215,000,000	8.4%	78.1%	1.38x	5.859%
GGP Limited Partnership	1 / 4	Ala Moana Portfolio Loan	$200,000,000	7.9%	51.5%	1.81x	5.603%
Spirit Finance Corp.	1 / 112	ShopKo Portfolio Loan	$85,994,625	3.4%	76.0%	1.51x	6.588%
Shorenstein Company, the Fremont Group, and Mark Karasick	1 / 1	311 South Wacker Loan	$85,400,000	3.4%	79.5%	1.20x	6.570%
Orion Residential LLC	3 / 4	Carefree Pebble Loan, Valley View Portfolio Loan, Carefree Spring Valley Loan	$84,753,000	3.3%	77.2%	1.20x	6.350%

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

104

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

Additional Mortgage Loan Information

•	Subordinate Financing.

Existing Subordinate Financing
Existing Subordinate Financing	# of Loans	Loans	% of Cut-Off Date Pool Balance

Secured by Mortgaged Property	3	Continential Towers Loan, Chiquita Center Loan, 181 Freeman Avenue Loan	7.2%

Mezzanine Debt Secured by Borrower Interests	7	*	5.2%

Future Subordinate Financing
Future Subordinate Financing	# of Loans	Loans	% of Cut-Off Date Pool Balance

Secured by Borrower Interests	29	**	26.6%

Secured by Borrower Interests and Unsecured Debt	2	Ala Moana Portfolio Loan, Scotts Village Shopping Center Loan	8.3%

Unsecured Debt	3	Pheasant Run Resort Loan, JC Penney Outlet Store Loan, San Mateo Loan	1.7%
See “RISK FACTORS—Additional Debt on Some Mortgage Loans Creates Additional Risks” in the Prospectus Supplement.
*
Timberlake and Glades Apartments Portfolio Loan, El Dorado Pointe Apartments Loan, The Exchange at Lubbock Loan, Ronler Corporate Center Loan, Wesco Self Storage Loan, Town Center at Timber Springs Loan, Evanston Heights Loan.

**
ShopKo Portfolio Loan, 311 South Wacker Loan, Hollywood Roosevelt Hotel Loan, Fortress/Ryan’s Portfolio Loan, Intergraph Corporate Campus Loan, Quality King - Ronkonkoma Portfolio Loan, Physicians Medical Center of Dallas Loan, Greenwich Atrium Loan, The Crossings at Paso Robles II Loan, North Bay Village Loan, Westgate San Antonio Loan, Arbutus Shopping Plaza Loan, One Pacific Place Loan, Kandi Mall Loan, Nassau Bay I & II Portfolio Loan, Southlake Medical I Loan, Residence Inn Saratoga Loan, Wesco Self Storage Loan, Idaho Urologic Institute Loan, Midway Plaza Loan, Village Medical Park Loan, Spyglass Hill Apartments Loan, Youngstown Shopping Center Loan, Regency Towers Loan, International Paper Distribution - Marianna, FL Loan, Palm Gardens Loan, Storage Express - Lancaster, CA Loan, Park Lane Shopping Center Loan, Advance Auto - Columbia Heights, MN Loan.

Subordinate Companion Loans
Mortgage Loan	Loan Number	Cut-Off Date of Principal Balance	% of Cut-Off Date Pool Balance	Cut-Off Subordinate Companion Loan Balance	Primary Servicer

Ala Moana Portfolio	1	$200,000,000	7.9%	$300,000,000	Wachovia Bank

Pari Passu Loans
Mortgage Loan	Loan Number	Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance	% of Pari Passu Debt	Controlling Transaction

Ala Moana Portfolio	1	$200,000,000	7.9%	16.7%	CD 2006–CD3 / CGCMT 2006–C5
ShopKo Portfolio	4	$85,994,625	3.4%	15.8%	CGCMT 2006–C4 / CD 2006–CD3
311 South Wacker	5	$85,400,000	3.4%	35.0%	WBCMT 2006–C28
Fortress/Ryan’s Portfolio	8	$61,985,000	2.4%	49.0%	COMM 2006–C8

Non-Pooled Component
	Loan Number	Cut-Off Date Principal Balance	% of Cut-Off Date Pool Balance	Cut-Off Date Non- Pooled Component Balance

Ala Moana Portfolio	1	$200,000,000	7.9%	$25,000,000

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

105

COBALT CMBS Commercial Mortgage Trust 2006-C1
Commercial Mortgage Pass-Through Certificates Series 2006-C1

THIS PAGE INTENTIONALLY LEFT BLANK

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Wachovia Securities	Citigroup	Deutsche Bank Securities

106

ANNEX C

Mortgage Pool Characteristics

C-1

(THIS PAGE WAS INTENTIONALLY LEFT BLANK)

COBALT CMBS Commercial Mortgage Trust 2006-C1

MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS (1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance ($)	% of Initial Mortgage Pool Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
Office	45	$863,456,689	33.9%	1.31x	74.1%	69.7%	115	6.025%
Retail	305	845,959,622	33.2	1.60x	65.6%	60.6%	101	5.950%
Anchored	21	333,007,994	13.1	1.35x	74.4%	68.5%	111	5.989%
Single Tenant	259	211,202,844	8.3	1.94x	61.2%	54.5%	116	6.138%
Regional Mall	2	189,697,360	7.5	1.81x	51.5%	51.5%	57	5.603%
Shadow Anchored	10	56,907,047	2.2	1.30x	72.0%	65.0%	117	6.084%
Unanchored	13	55,144,377	2.2	1.32x	71.5%	63.5%	109	6.047%
Multifamily	31	400,908,530	15.8	1.26x	74.9%	72.8%	89	6.014%
Hospitality	9	184,007,467	7.2	1.44x	67.3%	57.9%	118	6.108%
Industrial	16	113,482,786	4.5	1.29x	74.1%	65.5%	111	6.116%
Mixed Use	8	78,620,319	3.1	1.23x	70.0%	62.4%	118	6.062%
Self Storage	6	34,742,009	1.4	1.59x	57.5%	55.2%	76	6.403%
Healthcare	1	13,000,000	0.5	1.28x	80.2%	72.9%	119	6.250%
Land	3	10,984,067	0.4	1.27x	65.7%	51.1%	119	5.916%
	424	$2,545,161,488	100.0%	1.41x	70.6%	65.7%	106	6.015%

COBALT CMBS Commercial Mortgage Trust 2006-C1

MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 1 MORTGAGE LOANS (1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group 1 Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
Office	45	$863,456,689	40.3%	1.31x	74.1%	69.7%	115	6.025%
Retail	305	845,959,622	39.5	1.60x	65.6%	60.6%	101	5.950%
Anchored	21	333,007,994	15.5	1.35x	74.4%	68.5%	111	5.989%
Single Tenant	259	211,202,844	9.8	1.94x	61.2%	54.5%	116	6.138%
Regional Mall	2	189,697,360	8.8	1.81x	51.5%	51.5%	57	5.603%
Shadow Anchored	10	56,907,047	2.7	1.30x	72.0%	65.0%	117	6.084%
Unanchored	13	55,144,377	2.6	1.32x	71.5%	63.5%	109	6.047%
Hospitality	9	184,007,467	8.6	1.44x	67.3%	57.9%	118	6.108%
Industrial	16	113,482,786	5.3	1.29x	74.1%	65.5%	111	6.116%
Mixed Use	8	78,620,319	3.7	1.23x	70.0%	62.4%	118	6.062%
Self Storage	6	34,742,009	1.6	1.59x	57.5%	55.2%	76	6.403%
Healthcare	1	13,000,000	0.6	1.28x	80.2%	72.9%	119	6.250%
Land	3	10,984,067	0.5	1.27x	65.7%	51.1%	119	5.916%
	393	$2,144,252,958	100.0%	1.43x	69.7%	64.3%	109	6.016%

COBALT CMBS Commercial Mortgage Trust 2006-C1

MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 2 MORTGAGE LOANS (1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group 2 Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
Multifamily	31	$400,908,530	100.0%	1.26x	74.9%	72.8%	89	6.014%
	31	$400,908,530	100.0%	1.26x	74.9%	72.8%	89	6.014%

COBALT CMBS Commercial Mortgage Trust 2006-C1

MORTGAGED PROPERTIES BY STATE FOR ALL MORTGAGE LOANS (1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
IL	12	$253,135,708	9.9%	1.39x	77.0%	73.7%	118	6.120%
CA	21	250,616,880	9.8	1.39x	65.8%	61.2%	109	6.048%
Southern(3)	18	238,284,407	9.4	1.39x	66.2%	61.8%	108	6.048%
Northern(3)	3	12,332,473	0.5	1.50x	58.5%	49.9%	118	6.061%
HI	5	219,958,322	8.6	1.75x	54.1%	50.8%	65	5.689%
TX	28	206,633,733	8.1	1.32x	71.8%	64.3%	124	6.018%
FL	16	157,408,223	6.2	1.32x	73.5%	69.7%	92	5.863%
NV	8	144,132,581	5.7	1.22x	76.0%	74.7%	71	6.284%
AZ	5	108,706,000	4.3	1.25x	75.3%	72.3%	119	5.817%
WA	16	101,678,902	4.0	1.43x	66.3%	60.8%	117	6.241%
AL	20	96,932,841	3.8	1.42x	70.3%	65.3%	86	6.046%
OH	7	95,820,986	3.8	1.26x	72.3%	67.6%	119	6.040%
CT	5	90,710,720	3.6	1.34x	71.4%	67.8%	98	5.770%
NY	9	89,545,955	3.5	1.24x	72.8%	63.1%	116	6.138%
GA	22	84,092,047	3.3	1.46x	75.2%	67.1%	119	6.139%
MD	3	82,285,184	3.2	1.34x	78.3%	78.3%	119	5.844%
MN	21	73,277,114	2.9	1.36x	76.8%	73.2%	105	6.109%
PA	13	65,084,239	2.6	1.39x	73.3%	66.5%	113	5.897%
MA	3	52,903,632	2.1	1.20x	76.5%	68.9%	115	6.006%
SC	30	46,546,694	1.8	1.72x	63.9%	54.6%	116	5.948%
WI	45	42,623,589	1.7	1.44x	75.4%	65.9%	115	6.443%
UT	12	33,114,925	1.3	1.29x	77.4%	68.5%	117	6.277%
OR	3	31,175,000	1.2	1.37x	70.3%	68.6%	90	6.050%
CO	4	23,080,000	0.9	1.27x	65.8%	60.8%	118	5.896%
NE	9	22,564,086	0.9	1.85x	59.5%	56.1%	116	6.125%
OK	4	20,330,000	0.8	1.30x	76.8%	71.1%	117	6.145%
MI	8	19,542,621	0.8	1.28x	76.0%	66.7%	117	6.205%
IN	7	18,840,036	0.7	1.63x	73.3%	67.0%	113	5.818%
KS	2	17,260,000	0.7	1.35x	70.6%	68.3%	117	6.157%
ID	9	15,371,611	0.6	1.41x	72.2%	61.7%	117	6.152%
TN	16	14,475,463	0.6	2.08x	57.7%	53.8%	106	5.991%
NC	13	14,143,385	0.6	1.72x	60.1%	50.1%	117	6.064%
WY	1	10,171,567	0.4	1.21x	72.7%	56.2%	118	5.870%
LA	7	9,812,986	0.4	2.10x	57.3%	56.4%	116	5.491%
NM	1	5,500,000	0.2	1.30x	59.8%	53.2%	120	6.193%
VA	3	5,079,903	0.2	1.66x	62.9%	53.8%	118	6.040%
MO	5	4,751,028	0.2	1.84x	60.9%	53.2%	119	6.109%
SD	5	4,026,738	0.2	1.51x	76.0%	65.9%	114	6.588%
MS	5	3,126,365	0.1	2.88x	36.4%	32.3%	119	6.005%
MT	4	3,039,615	0.1	1.51x	76.0%	65.9%	114	6.588%
KY	5	2,719,450	0.1	2.88x	36.4%	32.3%	119	6.005%
WV	5	2,144,828	0.1	2.88x	36.4%	32.3%	119	6.005%
AR	5	1,920,956	0.1	2.88x	36.4%	32.3%	119	6.005%
IA	2	877,576	0.0	1.51x	76.0%	65.9%	114	6.588%
	424	$2,545,161,488	100.0%	1.41x	70.6%	65.7%	106	6.015%

COBALT CMBS Commercial Mortgage Trust 2006-C1

MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 1 MORTGAGE LOANS (1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group 1 Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
IL	11	$250,010,708	11.7%	1.39x	77.3%	74.0%	118	6.119%
HI	5	219,958,322.0	10.3	1.75x	54.1%	50.8%	65	5.689%
CA	19	205,396,879.6	9.6	1.42x	65.2%	59.9%	114	6.037%
Southern (3)	16	193,064,406.5	9.0	1.41x	65.6%	60.5%	114	6.035%
Northern (3)	3	12,332,473.1	0.6	1.50x	58.5%	49.9%	118	6.061%
TX	24	167,158,733.2	7.8	1.30x	72.2%	63.8%	125	5.997%
WA	15	99,778,902.4	4.7	1.44x	66.1%	60.6%	117	6.244%
CT	5	90,710,720.0	4.2	1.34x	71.4%	67.8%	98	5.770%
NY	9	89,545,954.8	4.2	1.24x	72.8%	63.1%	116	6.138%
AL	17	85,777,840.7	4.0	1.43x	70.0%	65.7%	82	6.062%
MD	3	82,285,184.4	3.8	1.34x	78.3%	78.3%	119	5.844%
FL	12	81,408,222.9	3.8	1.38x	70.3%	64.3%	107	6.029%
GA	20	74,552,047.2	3.5	1.49x	74.6%	66.5%	120	6.165%
AZ	4	68,706,000.0	3.2	1.27x	75.8%	71.0%	119	5.879%
MN	19	66,882,489.3	3.1	1.37x	76.8%	74.1%	104	6.118%
OH	5	66,770,986.0	3.1	1.28x	69.0%	64.6%	119	6.090%
PA	12	57,148,332.8	2.7	1.41x	72.9%	66.9%	113	5.931%
MA	3	52,903,631.6	2.5	1.20x	76.5%	68.9%	115	6.006%
SC	30	46,546,693.6	2.2	1.72x	63.9%	54.6%	116	5.948%
WI	45	42,623,588.9	2.0	1.44x	75.4%	65.9%	115	6.443%
NV	3	33,379,581.4	1.6	1.20x	70.6%	64.9%	119	6.207%
UT	12	33,114,924.8	1.5	1.29x	77.4%	68.5%	117	6.277%
CO	4	23,080,000.0	1.1	1.27x	65.8%	60.8%	118	5.896%
OR	2	22,675,000.0	1.1	1.38x	69.5%	67.2%	79	6.023%
NE	9	22,564,085.9	1.1	1.85x	59.5%	56.1%	116	6.125%
OK	4	20,330,000.0	0.9	1.30x	76.8%	71.1%	117	6.145%
MI	8	19,542,621.5	0.9	1.28x	76.0%	66.7%	117	6.205%
IN	7	18,840,035.7	0.9	1.63x	73.3%	67.0%	113	5.818%
ID	9	15,371,610.9	0.7	1.41x	72.2%	61.7%	117	6.152%
NC	13	14,143,384.9	0.7	1.72x	60.1%	50.1%	117	6.064%
TN	15	11,775,463.4	0.5	2.27x	53.3%	49.1%	117	5.936%
WY	1	10,171,566.7	0.5	1.21x	72.7%	56.2%	118	5.870%
LA	7	9,812,985.6	0.5	2.10x	57.3%	56.4%	116	5.491%
KS	1	8,100,000.0	0.4	1.20x	76.4%	67.8%	117	6.050%
NM	1	5,500,000.0	0.3	1.30x	59.8%	53.2%	120	6.193%
VA	3	5,079,902.9	0.2	1.66x	62.9%	53.8%	118	6.040%
MO	5	4,751,028.3	0.2	1.84x	60.9%	53.2%	119	6.109%
SD	5	4,026,737.9	0.2	1.51x	76.0%	65.9%	114	6.588%
MS	5	3,126,365.3	0.1	2.88x	36.4%	32.3%	119	6.005%
MT	4	3,039,615.1	0.1	1.51x	76.0%	65.9%	114	6.588%
KY	5	2,719,450.3	0.1	2.88x	36.4%	32.3%	119	6.005%
WV	5	2,144,828.4	0.1	2.88x	36.4%	32.3%	119	6.005%
AR	5	1,920,956.3	0.1	2.88x	36.4%	32.3%	119	6.005%
IA	2	877,576.0	0.0	1.51x	76.0%	65.9%	114	6.588%
	393	$2,144,252,958	100.0%	1.43x	69.7%	64.3%	109	6.016%

COBALT CMBS Commercial Mortgage Trust 2006-C1

MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 2 MORTGAGE LOANS (1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group 2 Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
NV	5	$110,753,000	27.6%	1.22x	77.6%	77.6%	57	6.308%
FL	4	76,000,000	19.0	1.25x	77.0%	75.4%	77	5.685%
CA	2	45,220,000	11.3	1.27x	68.6%	67.2%	83	6.101%
Southern (3)	2	45,220,000	11.3	1.27x	68.6%	67.2%	83	6.101%
AZ	1	40,000,000	10.0	1.20x	74.5%	74.5%	118	5.710%
TX	4	39,475,000	9.8	1.43x	70.1%	66.6%	118	6.106%
OH	2	29,050,000	7.2	1.19x	79.8%	74.6%	118	5.925%
AL	3	11,155,000	2.8	1.33x	72.7%	61.5%	120	5.927%
GA	2	9,540,000	2.4	1.22x	80.0%	72.2%	118	5.937%
KS	1	9,160,000	2.3	1.48x	65.4%	68.8%	117	6.251%
OR	1	8,500,000	2.1	1.33x	72.3%	72.3%	117	6.120%
PA	1	7,935,906	2.0	1.24x	75.9%	64.3%	112	5.654%
MN	2	6,394,624	1.6	1.25x	76.6%	64.4%	118	6.010%
IL	1	3,125,000	0.8	1.27x	57.1%	53.5%	118	6.180%
TN	1	2,700,000	0.7	1.23x	77.1%	74.5%	56	6.227%
WA	1	1,900,000	0.5	1.26x	76.0%	71.2%	117	6.083%
	31	$400,908,530	100.00%	1.26x	74.9%	72.8%	89	6.014%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF CUT-OFF BALANCES FOR ALL MORTGAGE LOANS

Range of Cut-off Date Principal Balances	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
(Less than or equal to) 2,000,000	10	$14,259,407	0.6%	1.63x	66.4%	61.0%	114	5.907%
2,000,001-3,000,000	12	30,665,324	1.2	1.33x	70.9%	61.2%	109	6.049%
3,000,001-4,000,000	25	88,530,502	3.5	1.36x	69.0%	61.6%	114	5.954%
4,000,001-5,000,000	15	66,933,454	2.6	1.39x	70.6%	63.3%	110	5.902%
5,000,001-6,000,000	9	49,716,450	2.0	1.49x	61.9%	55.3%	112	6.063%
6,000,001-7,000,000	4	26,300,000	1.0	1.18x	76.2%	69.7%	119	6.009%
7,000,001-8,000,000	10	76,437,227	3.0	1.41x	70.7%	64.7%	105	5.890%
8,000,001-9,000,000	6	50,325,000	2.0	1.43x	73.9%	69.7%	106	5.960%
9,000,001-10,000,000	9	86,346,505	3.4	1.37x	70.2%	59.0%	111	6.225%
10,000,001-15,000,000	20	251,576,121	9.9	1.37x	70.9%	65.9%	105	6.070%
15,000,001-20,000,000	15	261,205,553	10.3	1.30x	76.5%	68.6%	119	5.964%
20,000,001-25,000,000	6	134,455,000	5.3	1.22x	71.0%	67.6%	108	6.168%
25,000,001-30,000,000	8	217,444,000	8.5	1.35x	72.5%	69.2%	90	5.989%
30,000,001-35,000,000	3	98,144,000	3.9	1.24x	73.4%	66.4%	115	6.366%
35,000,001-40,000,000	3	113,402,955	4.5	1.25x	74.9%	71.7%	118	5.999%
40,000,001-45,000,000	2	89,000,000	3.5	1.21x	73.4%	67.6%	101	6.034%
50,000,001-55,000,000	2	107,110,720	4.2	1.31x	76.4%	74.0%	89	5.791%
60,000,001-65,000,000	2	126,985,000	5.0	2.04x	53.6%	49.3%	119	6.050%
65,000,001-70,000,000	1	69,929,646	2.7	1.35x	65.6%	55.6%	119	5.950%
80,000,001 (greater than or equal to)	5	586,394,625	23.0	1.52x	68.9%	66.8%	97	5.982%
	167	$2,545,161,488	100.0%	1.41x	70.6%	65.7%	106	6.015%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF CUT-OFF BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

Range of Cut-off Date Principal Balances	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group 1 Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
(Less than or equal to) 2,000,000	9	$12,359,407	0.6%	1.69x	65.0%	59.5%	113	5.880%
2,000,001-3,000,000	10	24,970,700	1.2	1.35x	69.2%	59.1%	113	6.024%
3,000,001-4,000,000	21	75,165,502	3.5	1.38x	69.2%	62.1%	113	5.948%
4,000,001-5,000,000	13	58,318,454	2.7	1.37x	70.6%	63.6%	109	5.922%
5,000,001-6,000,000	9	49,716,450	2.3	1.49x	61.9%	55.3%	112	6.063%
6,000,001-7,000,000	3	19,500,000	0.9	1.17x	78.3%	72.0%	119	6.071%
7,000,001-8,000,000	8	60,851,321	2.8	1.45x	69.7%	64.6%	102	5.904%
8,000,001-9,000,000	5	41,825,000	2.0	1.45x	74.2%	69.1%	104	5.928%
9,000,001-10,000,000	7	67,646,505	3.2	1.38x	69.5%	55.8%	109	6.262%
10,000,001-15,000,000	18	227,761,121	10.6	1.39x	70.0%	65.1%	104	6.087%
15,000,001-20,000,000	11	193,925,553	9.0	1.29x	77.3%	67.9%	120	5.934%
20,000,001-25,000,000	5	111,740,000	5.2	1.22x	69.6%	65.5%	119	6.130%
25,000,001-30,000,000	5	137,950,000	6.4	1.40x	72.0%	66.7%	108	5.856%
30,000,001-35,000,000	2	63,700,000	3.0	1.26x	71.9%	61.2%	146	6.374%
35,000,001-40,000,000	2	73,402,955	3.4	1.28x	75.2%	70.2%	117	6.157%
40,000,001-45,000,000	2	89,000,000	4.2	1.21x	73.4%	67.6%	101	6.034%
50,000,001-55,000,000	1	53,110,720	2.5	1.34x	74.6%	69.7%	119	5.940%
60,000,001-65,000,000	2	126,985,000	5.9	2.04x	53.6%	49.3%	119	6.050%
65,000,001-70,000,000	1	69,929,646	3.3	1.35x	65.6%	55.6%	119	5.950%
80,000,001 (greater than or equal to)	5	586,394,625	27.3	1.52x	68.9%	66.8%	97	5.982%
	139	$2,144,252,958	100.0%	1.43x	69.7%	64.3%	109	6.016%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF CUT-OFF BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

Range of Cut-off Date Principal Balances	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group 2 Balance	Wtd. Avg. DSCR	Wtd. Avg Cut-off Date LTV Ratio	Wtd. Avg Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
(Less than or equal to) 2,000,000	1	$1,900,000	0.5%	1.26x	76.0%	71.2%	117	6.083%
2,000,001-3,000,000	2	5,694,624	1.4	1.23x	78.0%	70.6%	89	6.155%
3,000,001-4,000,000	4	13,365,000	3.3	1.29x	68.2%	58.6%	119	5.989%
4,000,001-5,000,000	2	8,615,000	2.1	1.53x	70.9%	61.6%	120	5.764%
6,000,001-7,000,000	1	6,800,000	1.7	1.20x	70.1%	63.1%	119	5.830%
7,000,001-8,000,000	2	15,585,906	3.9	1.23x	74.8%	65.4%	115	5.834%
8,000,001-9,000,000	1	8,500,000	2.1	1.33x	72.3%	72.3%	117	6.120%
9,000,001-10,000,000	2	18,700,000	4.7	1.35x	72.9%	70.5%	118	6.091%
10,000,001-15,000,000	2	23,815,000	5.9	1.18x	79.4%	74.2%	118	5.909%
15,000,001-20,000,000	4	67,280,000	16.8	1.30x	74.0%	70.6%	118	6.049%
20,000,001-25,000,000	1	22,715,000	5.7	1.20x	78.1%	78.1%	56	6.350%
25,000,001-30,000,000	3	79,494,000	19.8	1.26x	73.4%	73.4%	58	6.220%
30,000,001-35,000,000	1	34,444,000	8.6	1.20x	76.1%	76.1%	56	6.350%
35,000,001-40,000,000	1	40,000,000	10.0	1.20x	74.5%	74.5%	118	5.710%
50,000,001-55,000,000	1	54,000,000	13.5	1.28x	78.1%	78.1%	59	5.644%
	28	$400,908,530	100.0%	1.26x	74.9%	72.8%	89	6.014%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF MORTGAGE RATES FOR ALL MORTGAGE LOANS

Range of Mortage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Wtd. Avg DSCR	Wtd. Avg Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
5.102-5.249	1	$4,277,000	0.2%	1.96x	64.8%	64.8%	113	5.230%
5.250-5.499	8	67,667,632	2.7	1.47x	70.4%	66.0%	89	5.395%
5.500-5.749	14	370,840,747	14.6	1.57x	62.1%	60.1%	75	5.634%
5.750-5.999	56	871,700,678	34.2	1.36x	73.2%	69.3%	119	5.877%
6.000-6.249	55	623,308,074	24.5	1.44x	69.3%	64.4%	102	6.096%
6.250-6.499	27	394,361,554	15.5	1.30x	71.8%	66.0%	107	6.344%
6.500-6.749	5	203,005,803	8.0	1.33x	77.5%	64.5%	123	6.581%
7.000 (greater than or equal to)	1	10,000,000	0.4	1.89x	44.5%	44.5%	58	7.305%
	167	$2,545,161,488	100.0%	1.41x	70.6%	65.7%	106	6.015%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group 1 Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
5.102-5.249	1	$4,277,000	0.2%	1.96x	64.8%	64.8%	113	5.230%
5.250-5.499	8	67,667,632	3.2	1.47x	70.4%	66.0%	89	5.395%
5.500-5.749	10	264,604,842	12.3	1.69x	56.5%	54.1%	71	5.621%
5.750-5.999	46	785,540,678	36.6	1.38x	72.8%	69.2%	119	5.876%
6.000-6.249	46	525,218,450	24.5	1.47x	68.7%	63.2%	105	6.091%
6.250-6.499	22	283,938,554	13.2	1.30x	70.8%	62.7%	121	6.341%
6.500-6.749	5	203,005,803	9.5	1.33x	77.5%	64.5%	123	6.581%
7.000 (greater than or equal to)	1	10,000,000	0.5	1.89x	44.5%	44.5%	58	7.305%
	139	$2,144,252,958	100.0%	1.43x	69.7%	64.3%	109	6.016%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group 2 Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
5.500-5.749	4	$106,235,906	26.5%	1.27x	76.1%	74.9%	88	5.668%
5.750-5.999	10	86,160,000	21.5	1.22 x	77.2%	70.5%	119	5.887%
6.000-6.249	9	98,089,624	24.5	1.27x	72.4%	70.6%	85	6.120%
6.250-6.499	5	110,423,000	27.5	1.28x	74.2%	74.5%	70	6.352%
	28	$400,908,530	100.0%	1.26x	74.9%	72.8%	89	6.014%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF UNDERWRITTEN DSC RATIOS FOR ALL MORTGAGED LOANS AS OF THE CUT-OFF DATE

Range of Underwritten Debt Service Coverage Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
1.05-1.09	3	$19,695,003	0.8%	1.07x	76.5%	70.0%	116	5.936%
1.10-1.14	3	35,595,000	1.4	1.13x	77.8%	74.8%	114	6.155%
1.15-1.19	8	102,748,321	4.0	1.17x	75.7%	64.5%	124	6.040%
1.20-1.24	45	737,253,930	29.0	1.21x	75.5%	69.0%	112	6.133%
1.25-1.29	30	336,711,205	13.2	1.28x	75.1%	69.8%	102	6.021%
1.30-1.34	22	363,329,468	14.3	1.32x	71.8%	69.1%	108	5.920%
1.35-1.39	10	166,577,319	6.5	1.36x	68.5%	62.4%	113	5.969%
1.40-1.44	10	199,189,885	7.8	1.42x	75.2%	72.9%	107	5.988%
1.45-1.49	6	55,444,655	2.2	1.48x	69.5%	63.4%	106	6.001%
1.50-1.54	2	90,794,625	3.6	1.51x	75.4%	65.8%	111	6.541%
1.55-1.59	2	16,470,000	0.6	1.56x	69.9%	69.9%	89	5.920%
1.60-1.64	3	28,710,000	1.1	1.62x	65.2%	63.7%	93	6.237%
1.65-1.69	2	9,530,800	0.4	1.67x	62.0%	51.7%	113	5.786%
1.70-1.74	1	4,300,000	0.2	1.73x	64.7%	58.0%	120	5.600%
1.75-1.79	4	22,269,277	0.9	1.77x	71.1%	67.3%	107	5.701%
1.80-1.84	1	200,000,000	7.9	1.81x	51.5%	51.5%	57	5.603%
1.85-1.89	1	10,000,000	0.4	1.89x	44.5%	44.5%	58	7.305%
1.90-1.94	6	55,166,000	2.2	1.92x	60.8%	54.6%	119	5.825%
1.95-1.99	2	6,081,000	0.2	1.96x	65.0%	65.0%	113	5.396%
2.00-2.04	3	16,710,000	0.7	2.03x	52.0%	52.0%	117	5.884%
2.15-2.19	1	1,100,000	0.0	2.19x	37.7%	37.7%	119	6.092%
2.30-2.96	2	67,485,000	2.7	2.89x	36.7%	32.9%	119	5.990%
	167	$2,545,161,488	100.0%	1.41x	70.6%	65.7%	106	6.015%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

Range of Underwritten Debt Service Coverage Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group 1 Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
1.05-1.09	3	$19,695,003	0.9%	1.07x	76.5%	70.0%	116	5.936%
1.10-1.14	3	35,595,000	1.7	1.13x	77.8%	74.8%	114	6.155%
1.15-1.19	6	74,748,321	3.5	1.18x	75.0%	61.6%	126	6.116%
1.20-1.24	32	528,295,400	24.6	1.21x	75.0%	67.0%	120	6.161%
1.25-1.29	24	244,686,205	11.4	1.27x	74.3%	67.4%	115	6.088%
1.30-1.34	19	324,614,468	15.1	1.32x	72.4%	69.6%	112	5.898%
1.35-1.39	9	163,337,319	7.6	1.36x	68.6%	62.5%	113	5.970%
1.40-1.44	10	199,189,885	9.3	1.42x	75.2%	72.9%	107	5.988%
1.45-1.49	5	46,284,655	2.2	1.48x	70.3%	62.3%	104	5.951%
1.50-1.54	2	90,794,625	4.2	1.51x	75.4%	65.8%	111	6.541%
1.55-1.59	2	16,470,000	0.8	1.56x	69.9%	69.9%	89	5.920%
1.60-1.64	2	12,200,000	0.6	1.63x	66.9%	63.6%	60	5.988%
1.65-1.69	2	9,530,800	0.4	1.67x	62.0%	51.7%	113	5.786%
1.75-1.79	4	22,269,277	1.0	1.77x	71.1%	67.3%	107	5.701%
1.80-1.84	1	200,000,000	9.3	1.81x	51.5%	51.5%	57	5.603%
1.85-1.89	1	10,000,000	0.5	1.89x	44.5%	44.5%	58	7.305%
1.90-1.94	6	55,166,000	2.6	1.92x	60.8%	54.6%	119	5.825%
1.95-1.99	2	6,081,000	0.3	1.96x	65.0	65.0%	113	5.396%
2.00-2.04	3	16,710,000	0.8	2.03x	52.0	52.0%	117	5.884%
2.15-2.19	1	1,100,000	0.1	2.19x	37.7%	37.7%	119	6.092%
2.30-2.96	2	67,485,000	3.1	2.89x	36.7%	32.9%	119	5.990%
	139	$2,144,252,958	100.0%	1.43x	69.7%	64.3%	109	6.016%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

Range of Underwritten Debt Service Coverage Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group 2 Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
1.15-1.19	2	$28,000,000	7.0%	1.17x	77.6%	72.4%	119	5.838%
1.20-1.24	13	208,958,530	52.1	1.21x	76.6%	74.1%	92	6.064%
1.25-1.29	6	92,025,000	23.0	1.28x	77.3%	76.2%	67	5.842%
1.30-1.34	3	38,715,000	9.7	1.32x	66.7%	65.4%	79	6.106%
1.35-1.39	1	3,240,000	0.8	1.39x	66.1%	56.0%	120	5.927%
1.45-1.49	1	9,160,000	2.3	1.48x	65.4%	68.8%	117	6.251%
1.60-1.64	1	16,510,000	4.1	1.61x	63.9%	63.9%	118	6.420%
1.70-1.74	1	4,300,000	1.1	1.73x	64.7%	58.0%	120	5.600%
	28	$400,908,530	100.0%	1.26x	74.9%	72.8%	89	6.014%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

Range of Cut-off Date Loan To Value Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
(Less than or equal to) 40.00	3	$68,585,000	2.7%	2.88x	36.7%	33.0%	119	5.992%
40.01-50.00	4	35,118,000	1.4	1.73x	46.0%	43.3%	102	6.453%
50.01-55.00	3	217,046,979	8.5	1.82x	51.5%	51.4%	62	5.627%
55.01-60.00	9	40,683,825	1.6	1.38x	57.8%	51.8%	111	6.106%
60.01-65.00	22	197,687,907	7.8	1.44x	63.6%	59.9%	101	5.937%
65.01-70.00	19	324,827,038	12.8	1.37x	67.4%	59.1%	115	6.031%
70.01-75.00	44	489,707,887	19.2	1.28x	73.0%	66.8%	114	6.043%
75.01-80.00	60	1,130,574,851	44.4	1.29x	78.2%	73.6%	107	6.072%
80.01 (greater than or equal to)	3	40,930,000	1.6	1.21x	80.3%	75.8%	119	6.003%
	167	$2,545,161,488	100.0%	1.41x	70.6%	65.7%	106	6.015%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

Range of Cut-off Date Loan To Value Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group`1 Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
(Less than or equal to) 40.00	3	$68,585,000	3.2%	2.88x	36.7%	33.0%	119	5.992%
40.01-50.00	4	35,118,000	1.6	1.73x	46.0%	43.3%	102	6.453%
50.01-55.00	3	217,046,979	10.1	1.82x	51.5%	51.4%	62	5.627%
55.01-60.00	8	37,558,825	1.8	1.39x	57.9%	51.7%	110	6.100%
60.01-65.00	19	150,977,907	7.0	1.43x	63.7%	59.0%	106	5.861%
65.01-70.00	17	312,427,038	14.6	1.37x	67.5%	58.8%	115	6.025%
70.01-75.00	38	419,757,887	19.6	1.29x	72.9%	66.1%	114	6.078%
75.01-80.00	45	878,101,321	41.0	1.31x	78.3%	73.0%	116	6.085%
80.01 (greater than or equal to)	2	24,680,000	1.2	1.21x	80.4%	76.5%	119	6.055%
	139	$2,144,252,958	100.0%	1.43x	69.7%	64.3%	109	6.016%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

Range of Cut-off Date Loan To Value Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group 2 Balance	Wtd.Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
55.01-60.00	1	$3,125,000	0.8%	1.27x	57.1%	53.5%	118	6.180%
60.01-65.00	3	46,710,000	11.7	1.45x	63.6%	62.9%	85	6.184%
65.01-70.00	2	12,400,000	3.1	1.46x	65.6%	65.4%	118	6.166%
70.01-75.00	6	69,950,000	17.4	1.22x	73.7%	71.0%	118	5.828%
75.01-80.00	15	252,473,530	63.0	1.23x	77.7%	75.6%	78	6.030%
80.01 (greater than or equal to)	1	16,250,000	4.1	1.22x	80.1%	74.8%	118	5.925%
	28	$400,908,530	100.0%	1.26x	74.9%	72.8%	89	6.014%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE OR ANTICIPATED REPAYMENT DATE

Range of Maturity Date Loan-to-Value Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
(Less than or equal to) 5.00	1	$9,364,078	0.4%	1.20x	69.1%	0.0%	238	6.668%
30.01-40.00	4	72,203,000	2.8	2.79x	37.1%	33.3%	119	5.986%
40.01-50.00	9	74,221,004	2.9	1.51x	58.7%	44.7%	118	6.374%
50.01-55.00	10	256,745,983	10.1	1.75x	53.1%	51.7%	70	5.674%
55.01-60.00	25	267,296,215	10.5	1.40x	66.2%	57.0%	117	6.030%
60.01-65.00	29	304,007,193	11.9	1.37x	69.0%	63.0%	100	6.030%
65.01-70.00	41	547,296,015	21.5	1.31x	74.1%	67.0%	120	6.113%
70.01-75.00	28	452,900,000	17.8	1.23x	77.3%	73.1%	113	6.080%
75.01-80.00	19	549,448,000	21.6	1.32x	78.4%	78.2%	94	5.957%
80.01 (greater than or equal to)	1	11,680,000	0.5	1.13x	80.6%	80.6%	120	5.838%
	167	$2,545,161,488	100.0%	1.41x	70.6%	65.7%	106	6.015%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE MATURITY DATE OR ANTICIPATED REPAYMENT DATE

Range of Maturity Date Loan-to-Value Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group 1 Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
(Less than or equal to) 15.00	1	$9,364,078	0.4%	1.20x	69.1%	0.0%	238	6.668%
30.01-40.00	4	72,203,000	3.4	2.79x	37.1%	33.3%	119	5.986%
40.01-50.00	9	74,221,004	3.5	1.51x	58.7%	44.7%	118	6.374%
50.01-55.00	9	253,620,983	11.8	1.75x	53.1%	51.7%	70	5.667%
55.01-60.00	23	259,756,215	12.1	1.39x	66.2%	57.0%	117	6.039%
60.01-65.00	23	239,861,287	11.2	1.37x	69.5%	62.9%	101	6.013%
65.01-70.00	37	523,176,391	24.4	1.31x	74.3%	67.0%	120	6.114%
70.01-75.00	18	315,675,000	14.7	1.24x	77.5%	73.0%	111	6.166%
75.01-80.00	14	384,695,000	17.9	1.36x	78.6%	78.4%	110	5.900%
80.01 (greater than or equal to)	1	11,680,000	0.5	1.13x	80.6%	80.6%	120	5.838%
	139	$2,144,252,958	100.0%	1.43x	69.7%	64.3%	109	6.016%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE MATURITY DATE OR ANTICIPATED REPAYMENT DATE

Range of Maturity Date Loan-to-Value Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group 2 Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
50.01-55.00	1	$3,125,000	0.8%	1.27x	57.1%	53.5%	118	6.180%
55.01-60.00	2	7,540,000	1.9	1.58x	65.3%	57.1%	120	5.741%
60.01-65.00	6	64,145,906	16.0	1.36x	66.9%	63.4%	94	6.093%
65.01-70.00	4	24,119,624	6.0	1.34x	71.7%	67.2%	118	6.100%
70.01-75.00	10	137,225,000	34.2	1.21x	76.7%	73.5%	117	5.882%
75.01-80.00	5	164,753,000	41.1	1.24x	77.8%	77.8%	57	6.090%
	28	$400,908,530	100.0%	1.26x	74.9%	72.8%	89	6.014%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL MORTGAGE LOANS

Range of Original Terms to Maturity or Anticipated Repayment Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
0-60	24	$547,806,777	21.5%	1.50x	65.6%	65.3%	58	5.908%
61-84	1	45,000,000	1.8	1.21x	69.8%	63.3%	84	6.166%
85-120	138	1,883,552,311	74.0	1.39x	71.7%	66.3%	118	6.031%
121-168	2	28,238,321	1.1	1.34x	79.9%	51.9%	134	6.230%
169-180	1	31,200,000	1.2	1.20x	80.0%	65.2%	175	6.353%
229-240	1	9,364,078	0.4	1.20x	69.1%	0.0%	238	6.668%
	167	$2,545,161,488	100.0%	1.41x	70.6%	65.7%	106	6.015%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN GROUP 1 MORTGAGE LOANS

Range of Original Terms to Maturity or Anticipated Repayment Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group 1 Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
0-60	17	$354,453,777	16.5%	1.64x	60.1%	59.7%	58	5.805%
61-84	1	45,000,000	2.1	1.21x	69.8%	63.3%	84	6.166%
109-120	117	1,675,996,781	78.2	1.40x	71.4%	65.9%	118	6.042%
121-180	3	59,438,321	2.8	1.27x	79.9%	58.9%	156	6.294%
181-240	1	9,364,078	0.4	1.20x	69.1%	0.0%	238	6.668%
	139	$2,144,252,958	100.0%	1.43x	69.7%	64.3%	109	6.016%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN GROUP 2 MORTGAGE LOANS

Range of Original Terms to Maturity or Anticipated Repayment Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group 2 Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
0-60	7	$193,353,000	48.2%	1.25x	75.8%	75.8%	58	6.098%
85-120	21	207,555,530	51.8	1.27x	74.1%	70.0%	118	5.936%
	28	$400,908,530	100.0%	1.26x	74.9%	72.8%	89	6.014%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

Range of Remaining Terms to Maturity or Anticipated Repayment Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
0-60	24	$547,806,777	21.5%	1.50x	65.6%	65.3%	58	5.908%
61-84	1	45,000,000	1.8	1.21x	69.8%	63.3%	84	6.166%
85-120	139	1,891,832,311	74.3	1.39x	71.7%	66.4%	118	6.028%
121-168	1	19,958,321	0.8	1.17x	79.8%	43.7%	146	6.548%
169-180	1	31,200,000	1.2	1.20x	80.0%	65.2%	175	6.353%
229-240	1	9,364,078	0.4	1.20x	69.1%	0.0%	238	6.668%
	167	$2,545,161,488	100.0%	1.41x	70.6%	65.7%	106	6.015%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

Range of Remaining Terms to Maturity or Anticipated Repayment Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group 1 Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
0-60	17	$354,453,777	16.5%	1.64x	60.1%	59.7%	58	5.805%
61-84	1	45,000,000	2.1	1.21x	69.8%	63.3%	84	6.166%
85-120	118	1,684,276,781	78.5	1.40x	71.5%	65.9%	118	6.040%
121-180	2	51,158,321	2.4	1.19x	79.9%	56.9%	164	6.429%
181-240	1	9,364,078	0.4	1.20x	69.1%	0.0%	238	6.668%
	139	$2,144,252,958	100.0%	1.43x	69.7%	64.3%	109	6.016%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN GROUP 2 MORTGAGE LOANS AS OF CUT-OFF DATE

Range of Original Terms to Maturity or Anticipated Repayment Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group 2 Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
0-60	7	$193,353,000	48.2%	1.25x	75.8%	75.8%	58	6.098%
85-120	21	207,555,530	51.8	1.27x	74.1%	70.0%	118	5.936%
	28	$400,908,530	100.0%	1.26x	74.9%	72.8%	89	6.014%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF SEASONING FOR ALL MORTGAGE LOANS

Range of Seasoning	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
0-6	157	$2,488,114,920	97.8%	1.40x	70.5%	65.7%	106	6.027%
7-12	5	24,376,794	1.0	1.60x	68.4%	61.1%	112	5.564%
13-24	5	32,669,774	1.3	1.36x	78.3%	67.1%	105	5.430%
	167	$2,545,161,488	100.0%	1.41x	70.6%	65.7%	106	6.015%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF SEASONING FOR LOAN GROUP 1 MORTGAGE LOANS

Range of Seasoning	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group 1 Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
0-6	130	$2,095,142,296	97.7%	1.43x	69.6%	64.3%	109	6.029%
7-12	4	16,440,888	0.8	1.78x	64.7%	59.5%	112	5.521%
24 (greater than or equal to)	5	32,669,774	1.5	1.36x	78.3%	67.1%	105	5.430%
	139	$2,144,252,958	100.0%	1.43x	69.7%	64.3%	109	6.016%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF SEASONING FOR LOAN GROUP 2 MORTGAGE LOANS

Range of Seasoning	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group 2 Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
0-6	27	$392,972,624	98.0%	1.26x	74.9%	73.0%	88	6.021%
7-12	1	7,935,906	2.0	1.24x	75.9%	64.3%	112	5.654%
	28	$400,908,530	100.0%	1.26x	74.9%	72.8%	89	6.014%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF ORIGINAL AMORTIZATION TERMS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE (6)

Range of Original Amortization Term (4)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
No Amortization	45	$1,012,165,500	39.8%	1.47x	69.5%	69.5%	88	5.861%
229-264	3	32,017,278	1.3	1.19x	75.3%	31.0%	171	6.514%
265-300	10	45,137,271	1.8	1.38x	69.4%	56.7%	104	6.072%
300-360	105	1,395,621,439	54.8	1.38x	71.1%	63.8%	116	6.109%
420-800	4	60,220,000	2.4	1.20x	73.5%	69.1%	118	6.141%
	167	$2,545,161,488	100.0%	1.41x	70.6%	65.7%	106	6.015%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF ORIGINAL AMORTIZATION TERMS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE (6)

Range of Original Amortization Term (4)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group1 Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
No Amortization	36	$756,502,500	35.3%	1.53x	67.8%	67.8%	94	5.795%
229-264	3	32,017,278	1.5	1.19x	75.3%	31.0%	171	6.514%
265-300	9	41,737,271	1.9	1.39x	69.0%	56.2%	103	6.082%
300-360	88	1,273,095,909	59.4	1.39x	70.7%	63.3%	116	6.127%
420-800	3	40,900,000	1.9	1.20x	72.4%	67.4%	119	6.179%
	139	$2,144,252,958	100.0%	1.43x	69.7%	64.3%	109	6.016%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF ORIGINAL AMORTIZATION TERMS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

Range of Original Amortization Term (4)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group 2 Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
No Amortization	9	$255,663,000	63.8%	1.27x	74.7%	74.7%	73	6.057%
265-300	1	3,400,000	0.8	1.27x	74.7%	62.0%	118	5.940%
300-360	17	122,525,530	30.6	1.26x	75.1%	69.1%	117	5.919%
420-800	1	19,320,000	4.8	1.21x	76.0%	72.7%	116	6.061%
	28	$400,908,530	100.0%	1.26x	74.9%	72.8%	89	6.014%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF REMAINING AMORTIZATION TERMS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

Range of Remaining Amortization Term (4)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
No Amortization	45	$1,012,165,500	39.8%	1.47x	69.5%	69.5%	88	5.861%
229-264	3	32,017,278	1.3	1.19x	75.3%	31.0%	171	6.514%
265-300	10	45,137,271	1.8	1.38x	69.4%	56.7%	104	6.072%
300-360	105	1,395,621,439	54.8	1.38x	71.1%	63.8%	116	6.109%
420-800	4	60,220,000	2.4	1.20x	73.5%	69.1%	118	6.141%
	167	$2,545,161,488	100.0%	1.41x	70.6%	65.7%	106	6.015%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF REMAINING AMORTIZATION TERMS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

Range of Remaining Amortization Term (4)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group 1 Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
No Amortization	36	$756,502,500	35.3%	1.53x	67.8%	67.8%	94	5.795%
229-264	3	32,017,278	1.5	1.19x	75.3%	31.0%	171	6.514%
265-300	9	41,737,271	1.9	1.39x	69.0%	56.2%	103	6.082%
300-360	88	1,273,095,909	59.4	1.39x	70.7%	63.3%	116	6.127%
420-800	3	40,900,000	1.9	1.20x	72.4%	67.4%	119	6.179%
	139	$2,144,252,958	100.0%	1.43x	69.7%	64.3%	109	6.016%

COBALT CMBS Commercial Mortgage Trust 2006-C1

RANGE OF REMAINING AMORTIZATION TERMS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

Range of Remaining Amortization Term (4)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
No Amortization	9	$255,663,000	63.8%	1.27x	74.7%	74.7%	73	6.057%
265-300	1	3,400,000	0.8	1.27x	74.7%	62.0%	118	5.940%
300-360	17	122,525,530	30.6	1.26x	75.1%	69.1%	117	5.919%
420-800	1	19,320,000	4.8	1.21x	76.0%	72.7%	116	6.061%
	28	$400,908,530	100.0%	1.26x	74.9%	72.8%	89	6.014%

COBALT CMBS Commercial Mortgage Trust 2006-C1

AMORTIZATION TERMS FOR ALL MORTGAGE LOANS

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
Partial I/O-Balloon	67	$900,083,720	35.4%	1.37x	71.0%	65.4%	116	6.102%
Full I/O	32	893,948,000	0.4	1.46x	69.1%	69.1%	88	5.876%
Balloon	42	487,749,533	0.2	1.38x	70.8%	59.5%	114	6.119%
I/O-ARD	13	118,217,500	0.0	1.49x	72.8%	72.8%	90	5.746%
I/O-Amortizing ARD	8	92,755,000	0.0	1.23x	76.0%	67.3%	127	6.221%
Amortizing ARD	4	43,043,657	0.0	1.41x	71.7%	60.9%	114	6.066%
Fully Amortizing	1	9,364,078	0.4%	1.20x	69.1%	0.0%	238	6.668%
	167	$2,545,161,488	100.0%	1.41x	70.6%	65.7	106	6.015%

COBALT CMBS Commercial Mortgage Trust 2006-C1

AMORTIZATION TERMS FOR LOAN GROUP 1 MORTGAGE LOANS

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group 1 Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
Partial I/O-Balloon	53	$776,923,720	36.2%	1.39x	70.3%	64.6%	116	6.126%
Full I/O	25	708,795,000	0.3	1.52x	67.6%	67.6%	92	5.806%
Balloon	37	465,664,003	0.2	1.38x	70.7%	59.3%	114	6.132%
I/O-Amortizing ARD	8	92,755,000	0.0	1.23x	76.0%	67.3%	127	6.221%
I/O-ARD	11	47,707,500	0.0	1.69x	69.7%	69.7%	117	5.628%
Amortizing ARD	4	43,043,657	0.0	1.41x	71.7%	60.9%	114	6.066%
Fully Amortizing	1	9,364,078	0.4%	1.20x	69.1%	0.0%	238	6.668%
	139	$2,144,252,958	100.0%	1.43x	69.7%	64.3%	109	6.016%

COBALT CMBS Commercial Mortgage Trust 2006-C1

AMORTIZATION TERMS FOR LOAN GROUP 2 MORTGAGE LOANS

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group 2 Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
Full I/O	7	$185,153,000	46.2%	1.23x	74.7%	74.7%	73	6.145%
Partial I/O-Balloon	14	123,160,000	0.3	1.24x	75.3%	70.5%	117	5.954%
I/O-ARD	2	70,510,000	0.2	1.36x	74.8%	74.8%	73	5.826%
Balloon	5	22,085,530	0.1	1.28x	74.7%	63.3%	117	5.851%
	28	$400,908,530	100.0%	1.26x	74.9%	72.8%	89	6.014%

COBALT CMBS Commercial Mortgage Trust 2006-C1

PREPAYMENT PROVISIONS FOR ALL MORTGAGE LOANS

Prepayment Provision Summary	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
Lockout / Defeasance / Open	132	$2,055,933,959	80.8%	1.43x	70.1%	65.2%	111	6.005%
Lockout / Yield Maintenance / Open	26	356,735,219	0.1	1.30x	73.7%	68.5%	88	6.054%
Yield Maintenance / Open	5	51,397,307	0.0	1.43x	69.5%	68.9%	72	6.349%
Yield Maintenance / Defeasance / Open	1	45,000,000	0.0	1.21x	69.8%	63.3%	84	6.166%
Lockout / Defeasance or Yield Maintenance / Open	2	32,800,000	0.0	1.28x	65.8%	64.4%	71	5.529%
Lockout / Defeasance / Open or Yield Maintenance / Open	1	3,295,003	0.0	1.08x	78.7%	67.5%	101	5.720%
	167	$2,545,161,488	100.0%	1.41x	70.6%	65.7%	106	6.015%

COBALT CMBS Commercial Mortgage Trust 2006-C1

PREPAYMENT PROVISIONS FOR LOAN GROUP 1 MORTGAGE LOANS

Prepayment Provision Summary	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group 1 Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
Lockout / Defeasance / Open	117	$1,896,293,429	88.4%	1.45x	69.7%	64.6%	110	6.016%
Lockout / Yield Maintenance / Open	16	156,767,219	0.1	1.33x	73.1%	62.5%	114	5.994%
Yield Maintenance / Defeasance / Open	1	45,000,000	0.0	1.21x	69.8%	63.3%	84	6.166%
Lockout / Defeasance or Yield Maintenance / Open	1	26,000,000	0.0	1.30x	64.7%	64.7%	58	5.450%
Yield Maintenance / Open	3	16,897,307	0.0	1.72x	53.3%	51.6%	68	6.739%
Lockout / Defeasance / Open or Yield Maintenance / Open	1	3,295,003	0.0	1.08x	78.7%	67.5%	101	5.720%
	139	$2,144,252,958	100.0%	1.43x	69.7%	64.3%	109	6.016%

COBALT CMBS Commercial Mortgage Trust 2006-C1

PREPAYMENT PROVISIONS FOR LOAN GROUP 2 MORTGAGE LOANS

Prepayment Provision Summary	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group 2 Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
Lockout / Yield Maintenance / Open	10	$199,968,000	49.9%	1.28x	74.1%	73.2%	68	6.101%
Lockout / Defeasance / Open	15	159,640,530	0.4	1.24x	75.5%	71.6%	117	5.882%
Yield Maintenance / Open	2	34,500,000	0.1	1.29x	77.4%	77.4%	73	6.158%
Lockout / Defeasance or Yield Maintenance / Open	1	6,800,000	0.0	1.20x	70.1%	63.1%	119	5.830%
	28	$400,908,530	100.0%	1.26x	74.9%	72.8%	89	6.014%

COBALT CMBS Commercial Mortgage Trust 2006-C1

LOCKBOX SUMMARY FOR ALL MORTGAGE LOANS

Lockbox Summary	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
None	88	$917,667,369	36.1%	1.33x	70.7%	64.6%	108	5.991%
Hard	26	882,115,519	0.3	1.57x	67.2%	62.1%	102	6.040%
Springing	43	522,029,773	0.2	1.32x	74.5%	71.6%	112	5.911%
Soft	7	176,963,000	0.1	1.26x	73.7%	70.9%	89	6.263%
Direct Pay	3	46,385,827	0.0	1.26x	74.9%	67.3%	117	6.264%
	167	$2,545,161,488	100.0%	1.41x	70.6%	65.7%	106	6.015%

COBALT CMBS Commercial Mortgage Trust 2006-C1

LOCKBOX SUMMARY FOR LOAN GROUP 1 MORTGAGE LOANS

Lockbox Summary	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group 1 Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
Hard	26	$882,115,519	41.1%	1.57x	67.2%	62.1%	102	6.040%
None	67	645,121,839	0.3	1.36x	68.9%	61.4%	114	6.031%
Springing	41	510,129,773	0.2	1.32x	74.5%	71.7%	112	5.907%
Soft	2	60,500,000	0.0	1.28x	70.9%	64.0%	119	6.224%
Direct Pay	3	46,385,827	0.0	1.26x	74.9%	67.3%	117	6.264%
	139	$2,144,252,958	100.0%	1.43x	69.7%	64.3%	109	6.016%

COBALT CMBS Commercial Mortgage Trust 2006-C1

LOCKBOX SUMMARY FOR LOAN GROUP 2 MORTGAGE LOANS

Lockbox Summary	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Group 2 Balance	Wtd. Avg. DSCR	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. Maturity Date LTV Ratio (2)	Wtd. Avg. Remaining Term to Maturity (Months) (2)	Wtd. Avg. Mortgage Rate
None	21	$272,545,530	68.0%	1.26x	74.9%	72.2%	94	5.897%
Soft	5	116,463,000	0.3	1.26x	75.1%	74.5%	73	6.283%
Springing	2	11,900,000	0.0	1.31x	73.0%	69.4%	117	6.069%
	28	$400,908,530	100.0%	1.26x	74.9%	72.8%	89	6.014%

COBALT CMBS Commercial Mortgage Trust 2006-C1

CALL PROTECTION SUMMARY FOR ALL MORTGAGE LOANS (6) (7) (9) (10)

Lockbox Summary	Dec-06	Dec-07	Dec-08	Dec-09	Dec-10	Dec-11	Dec-12	Dec-13	Dec-14	Dec-15	Dec-16
Locked Out	92.75%	92.10%	6.59%	3.82%	0.76%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00%	0.00%	76.86%	77.32%	72.37%	90.65%	90.68%	85.16%	85.18%	85.50%	86.85%
Yield Maintenance	7.25%	7.90%	16.56%	15.49%	10.69%	9.35%	9.32%	9.50%	9.47%	8.26%	13.15%
Prepayment Premium	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Open	0.00%	0.00%	0.00%	3.37%	16.19%	0.00%	0.00%	5.34%	5.35%	6.24%	0.00%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Mortgage Pool Balance
Outstanding (in millions)	$2,545.16	$2,538.21	$2,529.84	$2,518.26	$2,504.43	$1,943.25	$1,922.93	$1,860.26	$1,837.69	$1,785.88	$47.55
% of Initial Pool Balance	100.00%	99.73%	99.40%	98.94%	98.40%	76.35%	75.55%	73.09%	72.20%	70.17%	1.87%

COBALT CMBS Commercial Mortgage Trust 2006-C1

CALL PROTECTION SUMMARY FOR LOAN GROUP 1 MORTGAGE LOANS (6) (8) (9) (10)

Lockbox Summary	Dec-06	Dec-07	Dec-08	Dec-09	Dec-10	Dec-11	Dec-12	Dec-13	Dec-14	Dec-15	Dec-16
Locked Out	96.96%	96.19%	7.82%	4.54%	0.90%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00%	0.00%	83.82%	84.41%	78.56%	92.40%	92.43%	86.30%	86.33%	87.14%	86.85%
Yield Maintenance	3.04%	3.81%	8.35%	8.27%	7.78%	7.60%	7.57%	7.72%	7.67%	6.27%	13.15%
Prepayment Premium	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Open	0.00%	0.00%	0.00%	2.77%	12.77%	0.00%	0.00%	5.99%	6.00%	6.58%	0.00%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Mortgage Pool Balance
Outstanding (in millions)	$2,144.25	$2,137.56	$2,129.49	$2,118.34	$2,105.25	$1,738.27	$1,719.69	$1,658.89	$1,638.32	$1,588.62	$47.55
% of Initial Pool Balance	100.00%	99.69%	99.31%	98.79%	98.18%	81.07%	80.20%	77.36%	76.41%	74.09%	2.22%

COBALT CMBS Commercial Mortgage Trust 2006-C1

CALL PROTECTION SUMMARY FOR LOAN GROUP 2 MORTGAGE LOANS (6) (9) (10)

Lockbox Summary	Dec-06	Dec-07	Dec-08	Dec-09	Dec-10	Dec-11	Dec-12	Dec-13	Dec-14	Dec-15	Dec-16
Locked Out	70.25%	70.23%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00%	0.00%	39.80%	39.78%	39.75%	75.84%	75.81%	75.78%	75.75%	72.28%	0.00%
Yield Maintenance	29.75%	29.77%	60.20%	53.72%	26.02%	24.16%	24.19%	24.22%	24.25%	24.29%	0.00%
Prepayment Premium	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Open	0.00%	0.00%	0.00%	6.50%	34.23%	0.00%	0.00%	0.00%	0.00%	3.43%	0.00%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
Mortgage Pool Balance
Outstanding (in millions)	$400.91	$400.64	$400.35	$399.92	$399.17	$204.98	$203.24	$201.36	$199.38	$197.27	$—
% of Initial Pool Balance	100.00%	99.93%	99.86%	99.75%	99.57%	51.13%	50.69%	50.23%	49.73%	49.20%	0.00%

(1)

Because this table presents information relating to the Mortgaged Properties and not the mortgage loans, the information for mortgage loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related mortgage loan documents).

(2)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.
(3)

For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

(4)

The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(5)

Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the mortgage loans (and assuming that each ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.

(6)

Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that each ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.

(7)	Based on the assumptions set forth in footnote (6) above, after December 2016, the outstanding loan balances represent less than 1.87% of the Initial Mortgage Pool Balance.
(8)	Based on the assumptions set forth in footnote (6) above, after December 2016, the outstanding loan balances represent less than 2.22% of the Initial Loan Group 1 Balance.
(9)	Assumes yield maintenance for each mortgage loan with the option to defease or pay yield maintenance.
(10)	Certain mortgage loans allow the related borrower to structure a defeasance such that the defeased mortgage loan will prepay on the first payment date in the open period.

(THIS PAGE WAS INTENTIONALLY LEFT BLANK)

ANNEX D

Decrement Tables

Percentages of the Closing Date Certificate Balance of the Class A-1 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Payment Date	0 CPR	25 CPR	50 CPR	75 CPR	100 CPR
Initial Date	100	100	100	100	100
December 15, 2007	86	86	86	86	86
December 15, 2008	69	69	69	69	69
December 15, 2009	45	40	32	21	0
December 15, 2010	17	0	0	0	0
December 15, 2011	0	0	0	0	0
Weighted Average Life in Years	2.67	2.43	2.35	2.30	2.25

Percentages of the Closing Date Certificate Balance of the Class A-2 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Payment Date	0 CPR	25 CPR	50 CPR	75 CPR	100 CPR
Initial Date	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	90
December 15, 2010	100	97	93	88	83
December 15, 2011	0	0	0	0	0
Weighted Average Life in Years	4.78	4.69	4.57	4.44	4.05

Percentages of the Closing Date Certificate Balance of the Class A-AB Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Payment Date	0 CPR	25 CPR	50 CPR	75 CPR	100 CPR
Initial Date	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	87	87	87	87	87
December 15, 2013	42	42	42	43	45
December 15, 2014	28	28	28	28	30
December 15, 2015	7	7	7	0	0
December 15, 2016	0	0	0	0	0
Weighted Average Life in Years	7.27	7.27	7.27	7.24	7.23

Percentages of the Closing Date Certificate Balance of the Class A-3 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Payment Date	0 CPR	25 CPR	50 CPR	75 CPR	100 CPR
Initial Date	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	100	100	100	100	100
December 15, 2013	100	92	82	68	0
December 15, 2014	100	70	43	20	0
December 15, 2015	80	33	3	0	0
December 15, 2016	0	0	0	0	0
Weighted Average Life in Years	9.32	8.49	7.87	7.45	6.75

Percentages of the Closing Date Certificate Balance of the Class A-4 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Payment Date	0 CPR	25 CPR	50 CPR	75 CPR	100 CPR
Initial Date	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	100	100	100	100	100
December 15, 2013	100	100	100	100	100
December 15, 2014	100	100	100	100	100
December 15, 2015	100	100	100	100	98
December 15, 2016	0	0	0	0	0
Weighted Average Life in Years	9.77	9.74	9.70	9.66	9.49

Percentages of the Closing Date Certificate Balance of the Class A-1A Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Payment Date	0 CPR	25 CPR	50 CPR	75 CPR	100 CPR
Initial Date	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	99	99	98	93
December 15, 2010	100	97	94	91	65
December 15, 2011	51	51	51	51	51
December 15, 2012	51	51	51	51	51
December 15, 2013	50	50	50	50	50
December 15, 2014	50	50	50	50	50
December 15, 2015	49	49	49	49	49
December 15, 2016	0	0	0	0	0
Weighted Average Life in Years	7.28	7.22	7.16	7.08	6.81

Percentages of the Closing Date Certificate Balance of the Class A-M Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Payment Date	0 CPR	25 CPR	50 CPR	75 CPR	100 CPR
Initial Date	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	100	100	100	100	100
December 15, 2013	100	100	100	100	100
December 15, 2014	100	100	100	100	100
December 15, 2015	100	100	100	100	100
December 15, 2016	0	0	0	0	0
Weighted Average Life in Years	9.90	9.90	9.90	9.90	9.73

Percentages of the Closing Date Certificate Balance of the Class A-J Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Payment Date	0 CPR	25 CPR	50 CPR	75 CPR	100 CPR
Initial Date	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	100	100	100	100	100
December 15, 2013	100	100	100	100	100
December 15, 2014	100	100	100	100	100
December 15, 2015	100	100	100	100	100
December 15, 2016	0	0	0	0	0
Weighted Average Life in Years	9.96	9.95	9.93	9.91	9.73

Percentages of the Closing Date Certificate Balance of the Class B Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Payment Date	0 CPR	25 CPR	50 CPR	75 CPR	100 CPR
Initial Date	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	100	100	100	100	100
December 15, 2013	100	100	100	100	100
December 15, 2014	100	100	100	100	100
December 15, 2015	100	100	100	100	100
December 15, 2016	0	0	0	0	0
Weighted Average Life in Years	9.98	9.98	9.98	9.98	9.73

Percentages of the Closing Date Certificate Balance of the Class C Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Payment Date	0 CPR	25 CPR	50 CPR	75 CPR	100 CPR
Initial Date	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	100	100	100	100	100
December 15, 2013	100	100	100	100	100
December 15, 2014	100	100	100	100	100
December 15, 2015	100	100	100	100	100
December 15, 2016	0	0	0	0	0
Weighted Average Life in Years	9.98	9.98	9.98	9.98	9.73

Percentages of the Closing Date Certificate Balance of the Class D Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Payment Date	0 CPR	25 CPR	50 CPR	75 CPR	100 CPR
Initial Date	100	100	100	100	100
December 15, 2007	100	100	100	100	100
December 15, 2008	100	100	100	100	100
December 15, 2009	100	100	100	100	100
December 15, 2010	100	100	100	100	100
December 15, 2011	100	100	100	100	100
December 15, 2012	100	100	100	100	100
December 15, 2013	100	100	100	100	100
December 15, 2014	100	100	100	100	100
December 15, 2015	100	100	100	100	100
December 15, 2016	0	0	0	0	0
Weighted Average Life in Years	9.98	9.98	9.98	9.98	9.73

ANNEX E

Terms of the Class XP Certificates

Class XP Pass-Through Rate:

The pass-through rate applicable to the class XP certificates for each payment date will equal the weighted average of the class XP strip rates at which interest accrues from time to time on the various components of the class XP certificates outstanding immediately prior to such payment date (weighted on the basis of the balances of those class XP components immediately prior to the payment date). Each class XP component will be comprised of all or a designated portion of the principal balance of a specified class of principal balance certificates. If all or a designated portion of the principal balance of any class of principal balance certificates is identified in the table below as being part of the notional amount of the class XP certificates immediately prior to any payment date, then that principal balance (or designated portion thereof) will represent one or more separate class XP components for purposes of calculating the pass-through rate of the class XP certificates. For each payment date through and including the payment date in December 2013, the class XP strip rate for each class XP component will equal (x) the lesser of (1) the Weighted Average Pool Pass-Through Rate for such payment date, and (2) the reference rate specified on Schedule F-1 hereto for such payment date minus 0.03% per annum, minus (y) the pass-through rate for the corresponding principal balance class of certificates related to such component (but in no event will any class XP strip rate be less than zero).

After the payment date in December 2013, the class XP certificates will cease to accrue interest and will have a 0% pass-through rate.

Notional Amount of Class XP Certificates:

The notional amount of the class XP certificates will vary over time as follows:

(i) until the Distribution Date in June 2007, the sum of (a) the lesser of $44,475,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $400,795,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of Class A-2, Class A-AB, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, and Class H Certificates;

(ii) after the Distribution Date in June 2007, through and including the Distribution Date in December 2007, the sum of (a) the lesser of $41,217,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $400,666,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of Class A-2, Class A-AB, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, and Class H Certificates;

(iii) after the Distribution Date in December 2007, through and including the Distribution Date in June 2008, the sum of (a) the lesser of $2,108,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $393,903,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of Class A-2, Class A-AB, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, and Class H Certificates;

(iv) after the Distribution Date in June 2008, through and including the Distribution Date in December 2008, the sum of (a) the lesser of $315,981,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $386,036,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of Class A-AB, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, and Class H Certificates;

(v) after the Distribution Date in December 2008, through and including the Distribution Date in June 2009, the sum of (a) the lesser of $271,155,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $378,367,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of Class A-AB, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, and Class G Certificates; and (d) the lesser of $33,542,000 and the Certificate Balance of the Class H Certificates;

(vi) after the Distribution Date in June 2009, through and including the Distribution Date in December 2009, the sum of (a) the lesser of $183,152,000 and the Certificate Balance of the Class A-2 Certificates (b) the lesser of $349,223,000 and the Certificate Balance of the Class A-1A Certificates, and (c) the aggregate Certificate Balances of Class A-AB, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, and Class G Certificates; and (d) the lesser of $8,799,000 and the Certificate Balance of the Class H Certificates;

(vii) after the Distribution Date in December 2009, through and including the Distribution Date in June 2010, the sum of (a) the lesser of $135,878,000 and the Certificate Balance of the Class A-2 Certificates (b) the lesser of $341,870,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-AB, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, and Class F Certificates; and (d) the lesser of $10,306,000 and the Certificate Balance of the Class G Certificates;

(viii) after the Distribution Date in June 2010, through and including the Distribution Date in December 2010, the sum of (a) the lesser of $86,740,000 and the Certificate Balance of the Class A-2 Certificates (b) the lesser of $314,432,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-AB, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, and Class E Certificates and (d) the lesser of $15,776,000 and the Certificate Balance of the Class F Certificates;

(ix) after the Distribution Date in December 2010, through and including the Distribution Date in June 2011, the sum of (a) the lesser of $111,783,000 and the Certificate Balance of the Class A-AB Certificates (b) the lesser of $238,309,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-4, Class A-M, Class A-J, Class B, Class C, and Class D Certificates and (d) the lesser of $16,391,000 and the Certificate Balance of the Class E Certificates;

(x) after the Distribution Date in June 2011, through and including the Distribution Date in December 2011, the sum of (a) the lesser of $25,923,000 and the Certificate Balance of the Class A-AB certificates (b) the lesser of $190,294,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-4, Class A-M, Class A-J, Class B, and Class C Certificates and (d) the lesser of $31,595,000 and the Certificate Balance of the Class D Certificates;

(xi) after the Distribution Date in December 2011, through and including the Distribution Date in June 2012, the sum of (a) the lesser of $726,477,000 and the Certificate Balance of the Class A-4 certificates (b) the lesser of $186,457,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-M, Class A-J, Class B, and Class C Certificates and (d) the lesser of $15,193,000 and the Certificate Balance of the Class D Certificates;

(xii) after the Distribution Date in June 2012, through and including the Distribution Date in December 2012, the sum of (a) the lesser of $693,751,000 and the Certificate Balance of the Class A-4 certificates (b) the lesser of $182,757,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-M, Class A-J, and Class B, Certificates and (d) the lesser of $28,011,000 and the Certificate Balance of the Class C Certificates;

(xiii) after the Distribution Date in December 2012, through and including the Distribution Date in June 2013, the sum of (a) the lesser of $661,489,000 and the Certificate Balance of the Class A-4 certificates (b) the lesser of $179,116,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-M, Class A-J, and Class B, Certificates and (d) the lesser of $12,745,000 and the Certificate Balance of the Class C Certificates;

(xiv) after the Distribution Date in June 2013, through and including the Distribution Date in December 2013, the sum of (a) the lesser of $547,467,000 and the Certificate Balance of the Class A-4 certificates (b) the lesser of $175,628,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-M, and Class A-J Certificates and (d) the lesser of $48,924,000 and the Certificate Balance of the Class B Certificates;

(xv) after the Distribution Date in December 2013, $0.

The initial Notional Amount of the Class X-P Certificates will be $2,469,093,000.

Schedule E-1

Class XP Reference Rates (%)

Distribution Date	Class XP Reference Rate (%)
1/15/2007	5.98855%
2/15/2007	5.98853%
3/15/2007	5.98863%
4/15/2007	6.18899%
5/15/2007	5.98846%
6/15/2007	6.18894%
7/15/2007	5.98841%
8/15/2007	6.18889%
9/15/2007	6.18887%
10/15/2007	5.98834%
11/15/2007	6.18882%
12/15/2007	5.98829%
1/15/2008	6.18876%
2/15/2008	5.98823%
3/15/2008	5.98826%
4/15/2008	6.18867%
5/15/2008	5.98814%
6/15/2008	6.18861%
7/15/2008	5.98809%
8/15/2008	6.18855%
9/15/2008	6.18852%
10/15/2008	5.98800%
11/15/2008	6.18845%
12/15/2008	5.98793%
1/15/2009	5.98789%
2/15/2009	5.98786%
3/15/2009	5.98803%
4/15/2009	6.18826%
5/15/2009	5.98774%
6/15/2009	6.18818%
7/15/2009	5.98766%
8/15/2009	6.18810%
9/15/2009	6.18806%
10/15/2009	5.98754%
11/15/2009	6.18797%
12/15/2009	5.98547%
1/15/2010	5.98513%
2/15/2010	5.98509%
3/15/2010	5.98531%
4/15/2010	6.18538%
5/15/2010	5.98493%
6/15/2010	6.18527%
7/15/2010	5.98483%
8/15/2010	6.18517%
9/15/2010	6.18512%
10/15/2010	5.98469%
11/15/2010	6.17950%
12/15/2010	5.97793%
1/15/2011	5.96492%
2/15/2011	5.98680%
3/15/2011	5.98703%
4/15/2011	6.18714%
5/15/2011	5.98665%
6/15/2011	6.18704%
7/15/2011	5.98655%
8/15/2011	6.18694%
9/15/2011	6.17228%
10/15/2011	6.00556%
11/15/2011	6.20771%
12/15/2011	6.01438%
1/15/2012	6.21645%
2/15/2012	6.01497%
3/15/2012	6.01508%
4/15/2012	6.21626%
5/15/2012	6.01479%
6/15/2012	6.21613%
7/15/2012	6.01466%
8/15/2012	6.21600%
9/15/2012	6.21595%
10/15/2012	6.01448%
11/15/2012	6.21582%
12/15/2012	6.01436%
1/15/2013	6.01429%
2/15/2013	6.01423%
3/15/2013	6.01469%
4/15/2013	6.21546%
5/15/2013	6.01401%
6/15/2013	6.21533%
7/15/2013	6.01388%
8/15/2013	6.21519%
9/15/2013	6.21512%
10/15/2013	5.98913%
11/15/2013	6.18615%
12/15/2013	5.98563%

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ANNEX F

Class A-AB Planned Principal Balance

Period	Month of Payment Date	Balance ($)

0	December 21, 2006	137,993,000.00
1	January 15, 2007	137,993,000.00
2	February 15, 2007	137,993,000.00
3	March 15, 2007	137,993,000.00
4	April 15, 2007	137,993,000.00
5	May 15, 2007	137,993,000.00
6	June 15, 2007	137,993,000.00
7	July 15, 2007	137,993,000.00
8	August 15, 2007	137,993,000.00
9	September 15, 2007	137,993,000.00
10	October 15, 2007	137,993,000.00
11	November 15, 2007	137,993,000.00
12	December 15, 2007	137,993,000.00
13	January 15, 2008	137,993,000.00
14	February 15, 2008	137,993,000.00
15	March 15, 2008	137,993,000.00
16	April 15, 2008	137,993,000.00
17	May 15, 2008	137,993,000.00
18	June 15, 2008	137,993,000.00
19	July 15, 2008	137,993,000.00
20	August 15, 2008	137,993,000.00
21	September 15, 2008	137,993,000.00
22	October 15, 2008	137,993,000.00
23	November 15, 2008	137,993,000.00
24	December 15, 2008	137,993,000.00
25	January 15, 2009	137,993,000.00
26	February 15, 2009	137,993,000.00
27	March 15, 2009	137,993,000.00
28	April 15, 2009	137,993,000.00
29	May 15, 2009	137,993,000.00
30	June 15, 2009	137,993,000.00
31	July 15, 2009	137,993,000.00
32	August 15, 2009	137,993,000.00
33	September 15, 2009	137,993,000.00
34	October 15, 2009	137,993,000.00
35	November 15, 2009	137,993,000.00
36	December 15, 2009	137,993,000.00
37	January 15, 2010	137,993,000.00
38	February 15, 2010	137,993,000.00
39	March 15, 2010	137,993,000.00
40	April 15, 2010	137,993,000.00
41	May 15, 2010	137,993,000.00
42	June 15, 2010	137,993,000.00
43	July 15, 2010	137,993,000.00
44	August 15, 2010	137,993,000.00
45	September 15, 2010	137,993,000.00
46	October 15, 2010	137,993,000.00
47	November 15, 2010	137,993,000.00
48	December 15, 2010	137,993,000.00
49	January 15, 2011	137,993,000.00
50	February 15, 2011	137,993,000.00
51	March 15, 2011	137,993,000.00
52	April 15, 2011	137,993,000.00
53	May 15, 2011	137,993,000.00
54	June 15, 2011	137,993,000.00
55	July 15, 2011	137,993,000.00
56	August 15, 2011	137,993,000.00
57	September 15, 2011	137,993,000.00
58	October 15, 2011	137,993,000.00
59	November 15, 2011	137,993,000.00
60	December 15, 2011	137,992,732.13
61	January 15, 2012	136,598,069.46
62	February 15, 2012	135,196,046.44
63	March 15, 2012	133,349,162.60
64	April 15, 2012	131,929,986.88
65	May 15, 2012	130,285,146.59
66	June 15, 2012	128,849,796.60
67	July 15, 2012	127,189,220.98
68	August 15, 2012	125,737,527.89
69	September 15, 2012	124,278,172.71
70	October 15, 2012	122,594,243.34
71	November 15, 2012	121,118,294.49
72	December 15, 2012	119,418,221.76
73	January 15, 2013	117,925,506.02
74	February 15, 2013	116,424,911.13
75	March 15, 2013	114,269,792.80
76	April 15, 2013	112,749,892.58
77	May 15, 2013	111,007,061.18
78	June 15, 2013	109,469,935.20
79	July 15, 2013	107,710,345.52
80	August 15, 2013	106,155,813.95
81	September 15, 2013	104,593,076.12
82	October 15, 2013	102,808,569.61
83	November 15, 2013	101,222,954.29
84	December 15, 2013	58,618,032.91
85	January 15, 2014	57,072,503.18
86	February 15, 2014	55,518,816.17
87	March 15, 2014	53,338,325.08
88	April 15, 2014	51,764,920.81
89	May 15, 2014	49,977,649.93
90	June 15, 2014	48,386,504.51
91	July 15, 2014	46,581,973.94
92	August 15, 2014	44,972,902.17
93	September 15, 2014	43,355,336.88
94	October 15, 2014	41,525,103.40
95	November 15, 2014	39,889,335.95
96	December 15, 2014	38,041,394.27
97	January 15, 2015	36,387,234.63
98	February 15, 2015	34,724,342.86
99	March 15, 2015	32,444,693.25
100	April 15, 2015	30,760,981.58
101	May 15, 2015	26,040,469.51
102	June 15, 2015	21,503,656.20
103	July 15, 2015	19,602,590.28
104	August 15, 2015	17,891,988.82
105	September 15, 2015	14,724,850.56
106	October 15, 2015	12,801,557.05
107	November 15, 2015	11,107,768.39
108	December 15, 2015	9,209,377.61
109	January 15, 2016	7,496,550.64
110	February 15, 2016	5,776,609.76
111	March 15, 2016	3,658,457.25
112	April 15, 2016	1,930,720.98
113	May 15, 2016	934.95
114	June 15, 2016	0.00

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ANNEX G

Global Clearance, Settlement and Tax Documentation Procedures

Except in limited circumstances, the globally offered COBALT CMBS Commercial Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates, Series 2006-C1, Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class XP will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including January 1, 2007) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including January 1, 2007) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•
borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.
 from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.	from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.	from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

(a) if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)

stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)

providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)

certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)

providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.

from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as a “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

CWCapital Commercial Funding Corp., the Depositor

Mortgage Pass-Through Certificates, Issuable in Series by Separate Issuing Entities

Our name is CWCapital Commercial Funding Corp., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See “Method of Distribution.”

The Offered Certificates:	The Trust Assets:

The offered certificates will be issuable in series. Each series of offered certificates will—

•      have its own series designation,

•      consist of one or more classes with various payment characteristics,

•      evidence beneficial ownership interests in a separate issuing entity that is a trust established by us, and

•      be payable solely out of the related trust assets.

The applicable prospectus supplement may provide that a governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Otherwise, payments on the offered certificates will not be guaranteed or insured by anyone. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

The assets of each of our trusts will include—

•      mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties,

•      mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

•      some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.

In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters’ compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 11 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 27, 2006.

i

Important Notice About the Information Presented in this Prospectus

When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state or other jurisdiction where the offer and sale is not permitted.

Available Information; Incorporation by Reference

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement, its exhibits and other filed materials (including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K), and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of these materials electronically through the SEC’s Web site
(http://www.sec.gov).

In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494, attention: Scott D. Spelfogel, Esq., or by telephone at (781) 707-9300.

1

Summary of Prospectus

This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

Who We Are
Our name is CWCapital Commercial Funding Corp. We are a special purpose Delaware corporation. Our principal offices are located at c/o CWCapital LLC, One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494. Our main telephone number is (781) 707-9300. We are an indirect majority owned subsidiary of Caisse de dépôt et placement du Québec and a wholly owned subsidiary of CW Financial Services LLC. We are also an affiliate of CWCapital LLC, one of the mortgage loan sellers and one of the primary servicers. See “CWCapital Commercial Funding Corp.”

The Securities Being Offered
The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See “Rating.”

Each series of offered certificates will evidence beneficial ownership interests in a separate issuing entity that is a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

The Offered Certificates May Be Issued with Other Certificates
We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under “— The Securities Being Offered” above.

The Governing Documents	In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things—

•	the issuance of each series of offered certificates,

•	the creation of and transfer of assets to the related trust, and

•	the servicing and administration of those assets.

The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the separate issuing entity that is a trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be

2

responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include—

•	one or more master servicers that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

•	one or more special servicers that will generally be responsible for servicing and administering those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

One or more primary servicers may also be a party to the governing documents(s). The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties in further detail. See “Description of the Governing Documents.”

Characteristics of the Mortgage Assets
The trust assets with respect to any series of offered certificates will, in general, include mortgage loans and/or interests in mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

•	rental, cooperatively-owned, condominium or condominium conversion buildings with multiple dwelling units;

•	retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

•	office buildings;

•	hospitality properties;

•	casino properties;

•	health care-related facilities;

•	industrial facilities;

3

•	warehouse facilities, mini-warehouse facilities and self-storage facilities;

•	restaurants, taverns and other establishments involved in the food and beverage industry;

•	manufactured housing communities, mobile home parks and recreational vehicle parks;

•	recreational and resort properties;

•	arenas and stadiums;

•	churches and other religious facilities;

•	parking lots and garages;

•	mixed use properties;

•	other income-producing properties; and/or

•	unimproved land.

The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans—

•	may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

•	may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

•	may provide for no accrual of interest;

•	may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

•	may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance;

•	may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the

4

United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates. See “The Sponsor.”

Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. If so specified in the related prospectus supplement, a governmental agency or instrumentality may guarantee or insure repayment of the mortgage loans underlying a series of offered certificates. Otherwise, repayment of such mortgage loans will not be guaranteed or insured by anyone. See “Description of the Trust Assets—Mortgage Loans.”

The trust assets with respect to any series of offered certificates may also include:

•	mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

•	certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality or governmental sponsored entity;

provided that, each mortgage-backed security will evidence an interest in, or will be secured by a pledge of, multifamily and/or commercial mortgage loans.

We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless the mortgage-backed security has been registered under the Securities Act of 1933, as amended, or each of the following are true:

•	neither the issuer of the mortgage-backed security nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the mortgage-backed security and the related series of securities to be issued;

•	neither the issuer of the mortgage-backed security nor any of its affiliates is an affiliate of us, the sponsor, issuing entity or underwriter of the related series of securities to be issued and

•	we would be free to publicly resell the mortgage-backed security without registration.

See “Description of the Trust Assets—Mortgage-Backed Securities.”

In addition to the asset classes described above in this “Characteristics of the Mortgage Assets” section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by aggregate principal balance of the related asset pool.

5

We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

Substitution, Acquisition and Removal of Mortgage Assets
If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts, various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document (or the failure to deliver such document without material defect) may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

•	cash that would be applied to pay down the principal balances of certificates of that series; and/or

•	other mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that—

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1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

Further, if so specified under circumstances described in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

If a series of offered certificates involves a prefunding period, then we will indicate in the related prospectus supplement, among other things,

•	the term or duration of the prefunding period and the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, and

•	any limitation on the ability to add pool assets.

Characteristics of the Offered Certificatess	An offered certificate may entitle the holder to receive:

•	a stated principal amount;

•	interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

•	specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

•	payments of principal, with disproportionate, nominal or no payments of interest;

•	payments of interest, with disproportionate, nominal or no payments of principal;

•	payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

•	payments of principal to be made, from time to time or for designated periods, at a rate that is—

1.	faster and, in some cases, substantially faster, or

2.	slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

•	payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

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•	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement-including payment characteristics and authorized denominations. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds. See “Description of the Certificates.”

Credit Support and Reinvestment, Interest Rate and Currency Related Protection for the Offered Certificates
Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement. The trust assets with respect to any series of offered certificates may also include any of the following agreements:

•	guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

•	interest rate exchange agreements, interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

•	currency exchange agreements or other agreements and arrangements designed to reduce the effects of currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of those offered certificates.

We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

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See “Risk Factors,” “Description of the Trust Assets” and “Description of Credit Support.”

Advances with Respect to the Mortgage Assets
If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

•	delinquent scheduled payments of principal and/or interest, other than balloon payments,

•	property protection expenses,

•	other servicing expenses, or

•	any other items specified in the related prospectus supplement.

Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See “Description of the Certificates—Advances.”

If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

Optional Termination
We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell—

•	all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

•	that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

See “Description of the Certificates—Termination.”

Federal Income Tax Consequences	Any class of offered certificates will constitute or evidence ownership of:

•	regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code; or

•	interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code.

See “Federal Income Tax Consequences.”

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Certain ERISA Considerations
If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See “Certain ERISA Considerations.”

Legal Investment
If your investment authority is subject to legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates, if any, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See “Legal Investment.”

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Risk Factors

You should consider the following factors, as well as the factors set forth under “Risk Factors” in the related prospectus supplement, in deciding whether to purchase offered certificates.

Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including—

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

•
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

•
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

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•
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates

The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

Certain Classes of the Offered Certificates are Subordinate to, and Are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series. If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things

•	the payment priorities of the respective classes of the certificates of the same series,

•	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default related shortfalls, and

•	the characteristics and quality of the mortgage loans in the related trust.

The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See “Description of the Certificates—Allocation of Losses and Shortfalls” and “Description of Credit Support.” If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others. If a form of credit support covers multiple classes and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another class will be disproportionately benefited by that credit support to your detriment.

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The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

•	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

•	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

•	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

•	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result,

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repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

•	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

•	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment. Additionally, the right of the master servicer or special servicer, as applicable, to receive interest on delinquency advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payments of interest on delinquency advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to

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maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

If losses on the mortgage loan exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.

There is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing, which involve greater risk than fully amortizing loans. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments that were calculated based on a 30/360 schedule may have a small principal payment due at maturity. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower’s ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

•	the fair market value and condition of the underlying real property;

•	the level of interest rates;

•	the borrower’s equity in the underlying real property;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the underlying real property;

•	changes in zoning and tax laws;

•	changes in competition in the relevant area;

•	changes in rental rates in the relevant area;

•	reductions in government assistance/rent subsidy programs;

•	changes in governmental regulation and fiscal policy;

•	prevailing general and regional economic conditions;

•	the state of the fixed income and mortgage markets;

•	the existence of any subordinate or mezzanine debt related to the property; and

•	the availability of credit for multifamily rental or commercial properties.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

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The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

•	the sufficiency of the net operating income of the applicable real property;

•	the market value of the applicable real property at or prior to maturity; and

•	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

The related prospectus supplement may specify that the mortgage loans underlying your offered certificates will be insured or guaranteed by a governmental entity or private mortgage insurer. Otherwise, such mortgage loans will not be insured or guaranteed by anyone.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of one-to-four family properties. This is because multifamily rental and commercial real estate lending involves larger loans to a single borrower or groups of related borrowers and, as described above, repayment is dependent upon the successful operation and value of the related real estate project. Net operating income on a multifamily or commercial real estate property can be volatile and may be insufficient to cover debt services on the loan at any given time.

Many Risk Factors are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

•	the age, design and construction quality of the property;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	the characteristics of the neighborhood where the property is located;

•	the proximity and attractiveness of competing properties;

•	the existence and construction of competing properties;

•	the adequacy of the property’s management and maintenance;

•	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

•	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

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•	demographic factors;

•	customer tastes and preferences;

•	retroactive changes in building codes;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation;

•	dependence upon a single tenant or a concentration of tenants in a particular business or industry;

•	the diversity of tenants and their industries;

•	consumer confidence;

•	changes or continued weakness in specific industry segments; and

•	public perception of safety for customers and clients.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

•	an increase in interest rates, real estate taxes and other operating expenses;

•	an increase in the capital expenditures needed to maintain the property or make improvements;

•	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

•	an increase in vacancy rates;

•	a decline in rental rates as leases are renewed or replaced; and

•	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	the rental rates at which leases are renewed or replaced;

•	the percentage of total property expenses in relation to revenue;

•	the ratio of fixed operating expenses to those that vary with revenues; and

•	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

•	to pay for maintenance and other operating expenses associated with the property;

•	to fund repairs, replacements and capital improvements at the property; and

•	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

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Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

•	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

•	an increase in tenant payment defaults;

•	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

•	an increase in the capital expenditures needed to maintain the property or to make improvements; and

•	a decline in the financial condition of a major or sole tenant.

Various factors that will affect the operation and value of a commercial property include:

•	the business operated by the tenants;

•	the creditworthiness of the tenants; and

•	the number of tenants.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease there would likely be an interruption of rental payments or of cash flow and the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry. Similarly, concentrations of particular tenants among the mortgaged properties increase the possibility that financial problems with such tenants could affect the mortgage loans.

Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant (such as an anchor tenant), or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

•	the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

•	an amount, not to exceed three years’ rent, equal to the greater of one year’s rent and 15% of the remaining reserved rent.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial

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costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

•	changes in interest rates;

•	the availability of refinancing sources;

•	changes in governmental regulations, licensing or fiscal policy;

•	changes in zoning or tax laws; and

•	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

•	operating the property and providing building services;

•	managing operating expenses; and

•	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

•	maintain or improve occupancy rates, business and cash flow,

•	reduce operating and repair costs, and

•	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient

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cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

•	rental rates;

•	location;

•	type of business or services and amenities offered; and

•	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

•	offers lower rents,

•	has lower operating costs,

•	offers a more favorable location, or

•	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

Various Types of Income-Producing Properties May Present Special Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example—

•	Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

•	Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

•
Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel’s or restaurant’s operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

•
Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

•	Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

•	Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

•	Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

•	Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an

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alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See “Description of the Trust Assets—Mortgage Loans—A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates.”

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on—

•	the operation of all of the related real properties, and

•	the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

•	any adverse economic developments that occur in the locale, state or region where the properties are located;

•	changes in the real estate market where the properties are located;

•	changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

•	acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

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In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders than Fixed Rate Mortgage Loans

Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

Subordinate or Mezzanine Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt or to otherwise incur additional subordinate debt. In addition, some or all of the mortgage loans included in one of our trusts may permit the owner of the related borrower to pledge its equity interests in such borrower as security for mezzanine debt.

Even if a mortgage loan prohibits further encumbrance of the related real property or the incurrence of additional subordinate or mezzanine debt, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt or its parent from incurring mezzanine debt.

When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans or are mezzanine loans not directly secured by the mortgaged property), the trust is subjected to additional risks. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties That Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.

Certain mortgage loans included in our trusts are each part of a loan combination or split loan structure that includes one or more additional mortgaged loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. See “DESCRIPTION OF THE TRUST ASSETS—Mortgage Loans—Loan Combinations.” Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in one of our trusts, including

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•	cure rights with respect to the mortgage loan in our trust,

•	a purchase option with respect to the mortgage loan in our trust,

•	the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or

•	the right to replace the applicable special servicer (without cause) with respect to the mortgage loan in our trust.

In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholder for so doing.

In addition, certain of mortgage loans included in our trusts that are part of a loan combination will be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans and the parties with control over the servicing of those mortgage loans may have interests that conflict with your interests. See “DESCRIPTION OF THE GOVERNING DOCUMENTS—Servicing Mortgage Loans That Are Part of a Loan Combination.”

Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates

Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter a mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower’s assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

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In its decisions in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. III. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

•	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code, and

•	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

•	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

•
that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

•	that the results of the environmental testing were accurately evaluated in all cases;

•
that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

•	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

•	tenants at the property, such as gasoline stations or dry cleaners,

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•	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby, or

•	activities of third parties not related to borrowers.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

•	agents or employees of the lender are deemed to have participated in the management of the borrower, or

•	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers—

•	any condition on the property that causes exposure to lead-based paint, and

•
the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—

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•	the bankrupt party—

1.	was insolvent at the time of granting the lien,

2.	was rendered insolvent by the granting of the lien,

3.	was left with inadequate capital, or

4.	was not able to pay its debts as they matured; and

•
the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization or subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of the borrower. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

•	the related real property, or

•	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

•	the default is deemed to be immaterial,

•	the exercise of those remedies would be inequitable or unjust, or

•	the circumstances would render the acceleration unconscionable.

Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. See “Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of securities (which may include direct, non-callable United States government securities) and thereby obtain a release of the related mortgaged property. The cash

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amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

•	war,

•	revolution,

•	governmental actions,

•	floods and other water-related causes,

•	earth movement, including earthquakes, landslides and mudflows,

•	wet or dry rot,

•	vermin, and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

Ground Leases Create Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant’s lender may not be able to succeed to the tenant’s position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant’s obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protective provisions contained in the lease or mortgage loan documents.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property

Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, and parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property’s structure or

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use to comply with the new law, but the owner may be limited in its ability to rebuild the premises “as is” in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Compliance with the Americans with Disabilities Act of 1990 May Be Expensive

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation May Adversely Affect a Borrower’s Ability to Repay its Mortgage Loan

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

•	breach of contract involving a tenant, a supplier or other party;

•	negligence resulting in a personal injury, or

•	responsibility for an environmental problem.

Litigation will divert the owner’s attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner’s ability to repay a mortgage loan secured by the property.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

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You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See “Federal Income Tax Consequences—REMICs.”

Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

•	generally will not be reduced by losses from other activities,

•	for a tax-exempt holder, will be treated as unrelated business taxable income, and

•	for a foreign holder, will not qualify for any exemption from withholding tax.

Individuals and Some Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for:

•	individuals,

•	estates,

•	trusts beneficially owned by any individual or estate, and

•	pass-through entities having any individual, estate or trust as a shareholder, member or partner.

In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or of any other person or to partnerships that have any non-U.S. Persons as partners.

See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates.”

Problems With Book-Entry Registration

Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result—

•	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

•	you may have only limited access to information regarding your offered certificates;

•	you may suffer delays in the receipt of payments on your offered certificates; and

•	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Book-Entry Registration.”

Potential Conflicts of Interest Can Affect a Person’s Performance

The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

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In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

CWCapital LLC, which is an affiliate of ours and a sponsor of each series of certificates, may act as primary servicer with respect to the mortgage loans that it sells to us for deposit into a trust. Furthermore, the special servicer for one of our trusts may be one of our affiliates.

In servicing the mortgage loans in any of our trusts, the related master servicer, primary servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

In addition, one of our affiliates may purchase certificates evidencing interests in one or more of the trusts.

Capitalized Terms Used in this Prospectus

From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the “Glossary” attached to this prospectus.

Description of the Trust Assets

General

We will be responsible for establishing the trust underlying each series of offered certificates. The certificates of each series will represent interests in the assets of the related trust fund and the certificates of each series will be backed by the assets of the related trust fund. The assets of the trust will primarily consist of:

•	various types of multifamily and/or commercial mortgage loans;

•
pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

•	a combination of mortgage loans and mortgage-backed securities of the types described above.

In addition to the asset classes described above in this “Description of the Trust Assets” section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by aggregate principal balance of the related asset pool. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

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The Originators of the Mortgage Loans

We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates. We will identify in the related prospectus supplement any originator (other than any sponsor and/or its affiliates) that will be or is expected to be an originator of mortgage loans representing in excess of 10% of the related mortgage asset pool, by aggregate principal balance.

We will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. If so specified in the related prospectus supplement, a governmental agency or instrumentality may guarantee or insure those mortgage assets. Otherwise, those mortgage assets will not be guaranteed or insured by anyone.

Mortgage Loans

General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

•	rental, cooperatively-owned, condominium or condominium conversion buildings with multiple dwelling units;

•
retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

•
retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

•	office properties;

•	hospitality properties, such as hotels, motels and other lodging facilities;

•	casino properties;

•	health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

•	industrial properties;

•	warehouse facilities, mini-warehouse facilities and self-storage facilities;

•	restaurants, taverns and other establishments involved in the food and beverage industry;

•	manufactured housing communities, mobile home parks and recreational vehicle parks;

•	recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

•	arenas and stadiums;

•	churches and other religious facilities;

•	parking lots and garages;

•	mixed use properties;

•	other income-producing properties; and

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•	unimproved land.

The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates include—

•	a fee interest or estate, which consists of ownership of the property for an indefinite period,

•	an estate for years, which consists of ownership of the property for a specified period of years,

•	a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

•	shares in a cooperative corporation which owns the property, or

•	any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied—

•	first, to the payment of court costs and fees in connection with the foreclosure,

•	second, to the payment of real estate taxes, and

•	third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement—

•	the period of the delinquency,

•	any forbearance arrangement then in effect,

•	the condition of the related real property, and

•	the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the

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trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. “RISK FACTORS—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgage Property or Properties That Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.”

A Discussion of the Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under “—Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans,” the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

•	the physical attributes of the property, such as its age, appearance, amenities and construction quality;

•	the types of services offered at the property;

•	the location of the property;

•	the characteristics of the surrounding neighborhood, which may change over time;

•	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

•	the ability of management to provide adequate maintenance and insurance;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•
the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

•	the ability of management to respond to competition;

•	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

•
adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

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•	state and local regulations, which may affect the property owner’s ability to increase rent to the market rent for an equivalent apartment;

•	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

•	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

•	the extent to which increases in operating costs may be passed through to tenants.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may—

•	require written leases;

•	require good cause for eviction;

•	require disclosure of fees;

•	prohibit unreasonable rules;

•	prohibit retaliatory evictions;

•	prohibit restrictions on a resident’s choice of unit vendors;

•	limit the bases on which a landlord may increase rent; or

•	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to—

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

Condominium Properties. Some mortgage loans underlying the offered certificates will be secured by—

•	the related borrower’s interest in multiple units in a residential condominium project, and

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•	the related voting rights in the owners’ association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners’ association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

The management and operation of a condominium is generally controlled by the board of members representing the owners of the condominium units. Generally, the consent of a majority of the voting board members is required for any action of the condominium board. The condominium board is generally responsible for administration of the affairs of the condominium, including the following:

•	providing for maintenance and repair of the general common elements;

•	determination and collection of general common charges (which may include insurance premiums, working capital, operating reserves and replacement reserve funds);

•	employment of personnel; maintaining bank accounts;

•	adopting rules and regulations relating to general common elements;

•	obtaining insurance and

•	repairing and restoring the property after a casualty.

Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board generally has the right to control the use of casualty proceeds. Additionally, the condominium board determines the budget and the amount of the common area charges and assessments due from unit owners. The condominium board has discretion to make decisions affecting the entire mortgaged property. Thus, decisions made by the condominium board including common area charges and assessments to be paid by the unit owners, insurance to be maintained on the building and many other decisions affecting the maintenance of the mortgaged property will have a significant impact on the related mortgaged property. Although the condominium board must act in accordance with state and local laws relating to condominium units, there can be no assurance that the condominium board will always act in the best interests of the related borrower and the related mortgaged property.

The payment of interest and the repayment of a mortgage loan secured by a condominium conversion property will depend upon the ability of the related borrower to sell condominium units, and on the pace and price at which condominium units are sold. Since most condominium conversion properties require some level of construction and re-development before condominium units may be sold (although condominium units may be “pre-sold” prior to completion of construction), the success of a condominium conversion property may also be affected by the amount of time and money required to complete the construction and re-development phase of the project.

Unlike some operating properties, which may have a history of operating results that may be analyzed, each condominium conversion project is unique and must be evaluated based on its likelihood for success rather than its operating history. Accordingly, information regarding debt service coverage ratio with respect to such property may not be presented in the prospectus supplement. The success of a condominium conversion project will be influenced by many of the same factors that affect operating properties, as well as by:

•	the construction, re-development and conversion experience of the parties involved;

•	the time to completion of, and potential cost of, construction and re-development;

•	cost over-runs experienced in the construction phase of the project and the adequacy and reliability of funding for construction costs;

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•	the existence of a “completion guarantee” from a credit-worthy entity guaranteeing the completion of the construction phase of the property;

•	the adequacy of reserves for debt service and other property expenses during the construction phase of the project;

•	regulatory and other obstacles encountered in the condominium conversion process;

•
the number of pre-sold condominium units and the percentage of such units that are purchased by “speculators” who are purchasing such units for re-sale (because such re-sales could potentially compete with sales of un-sold condominium units); and

•
the “absorption rate” of condominium units of the price, quality and character of the subject units in the markets where the condominium conversion property is located; and the developer’s track record in successfully completing and marketing similar projects.

Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder’s pro rata share of the corporation’s—

•	mortgage loan payments,

•	real property taxes,

•	maintenance expenses, and

•	other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation’s ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of—

•	maintenance payments from the tenant/shareholders, and

•	any rental income from units or commercial space that the cooperative corporation might control.

A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation’s ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general, the sponsor controls the corporation’s board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization

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laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non tenant/shareholders.

Retail Properties. The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

•	shopping centers,

•	factory outlet centers,

•	malls,

•	automotive sales and service centers,

•	consumer oriented businesses,

•	department stores,

•	grocery stores,

•	convenience stores,

•	specialty shops,

•	gas stations,

•	movie theaters,

•	fitness centers,

•	bowling alleys,

•	salons, and

•	dry cleaners.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

•	lower rents;

•	grant a potential tenant a free rent or reduced rent period;

•	improve the condition of the property generally; or

•	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including—

•	competition from other retail properties;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	perceptions regarding the safety of the surrounding area;

•	demographics of the surrounding area;

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•	the strength and stability of the local, regional and national economies;

•	traffic patterns and access to major thoroughfares;

•	the visibility of the property;

•	availability of parking;

•	the particular mixture of the goods and services offered at the property;

•	customer tastes, preferences and spending patterns; and

•	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

Various factors will adversely affect the economic performance of an anchored retail property, including:

•	an anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s lease;

•	the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

•
the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

•	a loss of an anchor tenant’s ability to attract shoppers.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

•	factory outlet centers;

•	discount shopping centers and clubs;

•	catalogue retailers;

•	television shopping networks and programs;

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•	internet web sites; and

•	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Office Properties. Factors affecting the value and operation of an office property include:

•	the number and quality of the tenants, particularly significant tenants, at the property;

•	the physical attributes of the building in relation to competing buildings;

•	the location of the property with respect to the central business district or population centers;

•	demographic trends within the metropolitan area to move away from or towards the central business district;

•	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

•	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

•	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

•	the quality and philosophy of building management;

•	access to mass transportation; and

•	changes in zoning laws.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

•	rental rates;

•	the building’s age, condition and design, including floor sizes and layout;

•	access to public transportation and availability of parking; and

•	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

•	the cost and quality of labor;

•	tax incentives; and

•	quality of life matters, such as schools and cultural amenities.

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The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

•	full service hotels;

•	resort hotels with many amenities;

•	limited service hotels;

•	hotels and motels associated with national or regional franchise chains;

•	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

•	other lodging facilities.

Factors affecting the economic performance of a hospitality property include:

•	the location of the property and its proximity to major population centers or attractions;

•	the seasonal nature of business at the property;

•	the level of room rates relative to those charged by competitors;

•	quality and perception of the franchise affiliation;

•	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

•	the existence or construction of competing hospitality properties;

•	nature and quality of the services and facilities;

•	financial strength and capabilities of the owner and operator;

•	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

•	increases in operating costs, which may not be offset by increased room rates;

•	the property’s dependence on business and commercial travelers and tourism; and

•	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality

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property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

•	the continued existence and financial strength of the franchisor;

•	the public perception of the franchise service mark; and

•	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

Casino Properties. Factors affecting the economic performance of a casino property include:

•	location, including proximity to or easy access from major population centers;

•	appearance;

•	economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

•	the existence or construction of competing casinos;

•	dependence on tourism; and

•	local or state governmental regulation.

Competition among major casinos may involve attracting patrons by—

•	providing alternate forms of entertainment, such as performers and sporting events, and

•	offering low-priced or free food and lodging.

Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

Any jurisdiction that currently allows legalized gambling could pass legislation banning it.

The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

Health Care-Related Properties. Health-care related properties include:

•	hospitals;

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•	skilled nursing facilities;

•	nursing homes;

•	congregate care facilities; and

•	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

•	statutory and regulatory changes;

•	retroactive rate adjustments;

•	administrative rulings;

•	policy interpretations;

•	delays by fiscal intermediaries; and

•	government funding restrictions.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

•	federal and state licensing requirements;

•	facility inspections;

•	rate setting;

•	reimbursement policies; and

•	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

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The value and operation of an industrial property depends on:

•	the location of the property, the desirability of which in a particular instance may depend on—

1.	availability of labor services,

2.	proximity to supply sources and customers, and

3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

•	the building design of the property, the desirability of which in a particular instance may depend on—

1.	ceiling heights,

2.	column spacing,

3.	number and depth of loading bays,

4.	divisibility,

5.	floor loading capacities,

6.	truck turning radius,

7.	overall functionality, and

8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

•	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, and age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self storage property depends on—

•	building design,

•	location and visibility,

•	tenant privacy,

•	efficient access to the property,

•	proximity to potential users, including apartment complexes or commercial users,

•	services provided at the property, such as security,

•	age and appearance of the improvements, and

•	quality of management.

Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

•	competition from facilities having businesses similar to a particular restaurant or tavern;

•	perceptions by prospective customers of safety, convenience, services and attractiveness;

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•	the cost, quality and availability of food and beverage products;

•	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

•	changes in demographics, consumer habits and traffic patterns;

•	the ability to provide or contract for capable management; and

•	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

•	segment,

•	product,

•	price,

•	value,

•	quality,

•	service,

•	convenience,

•	location, and

•	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

•	lower operating costs,

•	more favorable locations,

•	more effective marketing,

•	more efficient operations, or

•	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

•	actions and omissions of any franchisor, including management practices that—

1.	adversely affect the nature of the business, or

2.	require renovation, refurbishment, expansion or other expenditures;

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•	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

•	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for home sites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

•	the number of comparable competing properties in the local market;

•	the age, appearance and reputation of the property;

•	the quality of management; and

•	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

•	multifamily rental properties,

•	cooperatively-owned apartment buildings,

•	condominium complexes, and

•	single-family residential developments.

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Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to:

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority’s ability to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

•	the location and appearance of the property;

•	the appeal of the recreational activities offered;

•	the existence or construction of competing properties, whether are not they offer the same activities;

•	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

•	geographic location and dependence on tourism;

•	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

•	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

•	sensitivity to weather and climate changes; and

•	local, regional and national economic conditions.

A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

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Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

•	sporting events;

•	musical events;

•	theatrical events;

•	animal shows; and/or

•	circuses.

The ability to attract patrons is dependent on, among others, the following factors:

•	the appeal of the particular event;

•	the cost of admission;

•	perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

•	perceptions by prospective patrons of the safety of the surrounding area; and

•	the alternative forms of entertainment available in the particular locale.

In some cases, an arena’s or stadium’s success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on—

•	its location,

•	its size,

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•	the surrounding neighborhood, and

•	local zoning laws.

Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

•	the successful operation of the property, and

•	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

•	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

•	make the loan payments on the related mortgage loan,

•	cover operating expenses, and

•	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—

•	some health care-related facilities,

•	hotels and motels,

•	recreational vehicle parks, and

•	mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

•	warehouses,

•	retail stores,

•	office buildings, and

•	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or

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one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

•	increases in energy costs and labor costs;

•	increases in interest rates and real estate tax rates; and

•	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

•	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances—

•	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

•	the lender has greater protection against loss on liquidation following a borrower default.

Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

•	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

•	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

•	the income capitalization method, which takes into account the property’s projected net cash flow; or

•	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties. For example,

•	it is often difficult to find truly comparable properties that have recently been sold;

•	the replacement cost of a property may have little to do with its current market value; and

•	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

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If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from owner-occupied single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

See “Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance.”

Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

•	an original term to maturity of not more than approximately 40 years; and

•	scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

A mortgage loan included in one of our trusts may also include terms that:

•	provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

•
provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

•	provide for no accrual of interest;

•
provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

•	be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

•	permit the negative amortization or deferral of accrued interest;

•	permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

•	prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

•	the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

•	the type or types of property that provide security for repayment of the mortgage loans;

•	the earliest and latest origination date and maturity date of the mortgage loans;

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•
the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

•	loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

•	the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

•
if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

•	information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

•
debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

•	the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

Mortgage-Backed Securities

The mortgage backed-securities underlying a series of offered certificates may include:

•	mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

•	certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless the mortgage-backed security has been registered under the Securities Act of 1933, as amended, or each of the following are true:

•
neither the issuer of the mortgage-backed security nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the mortgage-backed security and the related series of securities to be issued;

•	neither the issuer of the mortgage-backed security nor any of its affiliates is an affiliate of us, the sponsor, the issuing entity or underwriter of the related series of securities to be issued and

•	we would be free to publicly resell the mortgage-backed security without registration under that Act.

We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

•	the initial and outstanding principal amount(s) and type of the securities;

•	the original and remaining term(s) to stated maturity of the securities;

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•	the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

•	the payment characteristics of the securities;

•	the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

•	a description of the related credit support, if any;

•	the type of mortgage loans underlying the securities;

•	the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

•	the terms and conditions for substituting mortgage loans backing the securities; and

•	the characteristics of any agreements or instruments providing interest rate protection to the securities.

With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

Substitution, Acquisition and Removal of Mortgage Assets

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts, various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document (or the failure to deliver such document without a material defect) may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage assets(s) that satisfy the criteria specified in the related prospectus supplement.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

•	cash that would be applied to pay down the principal balances of the certificates of that series; and/or

•	other mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

If so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

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If a series of offered certificates involves a prefunding period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding and the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds and (ii) any limitation on the ability to add pool assets.

Undelivered Mortgage Assets

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

Accounts

The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

Credit Support

The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

•	the subordination or one or more other classes of certificates of the same series;

•	a letter of credit;

•	a surety bond;

•	an insurance policy;

•	a guarantee; or

•	a reserve fund.

In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection

The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

•	interest rate exchange agreements;

•	interest rate cap agreements;

•	interest rate floor agreements;

•	currency exchange agreements; or

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•
other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

Yield and Maturity Considerations

General

The yield on your offered certificates will depend on—

•	the price you paid for your offered certificates,

•	the pass-through rate on your offered certificates, and

•	the amount and timing of payments on your offered certificates.

The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

Pass-Through Rate

A class of interest-bearing offered certificates may have a fixed, floating, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate. Such interest rates may include, without limitation:

•	a rate based on a specified portion of the interest on some or all of the related mortgage assets;

•	a rate based on the weighted average of the interest rates for some or all of the related mortgage assets;

•	a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series; and/or

•	a rate based on a percentage or combination of any one or more of the foregoing rates.

Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate. If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivatives instrument to alter the payment characteristics of such assets.

Payment Delays

There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce

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the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

Yield and Prepayment Considerations

The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

•	the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

•	the dates on which any balloon payments are due; and

•
the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon—

•	whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

•
when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either—

•	be based on the principal balances of some or all of the mortgage assets in the related trust, or

•	equal all or a portion of the total principal balance of one or more of the other classes of certificates of the same series, or

•	be based on such other formula as may be specified in the related prospectus supplement.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which—

•	payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

•	payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

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The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

•	the availability of mortgage credit;

•	the relative economic vitality of the area in which the related real properties are located;

•	the quality of management of the related real properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

In general, those factors that increase—

•	the attractiveness of selling or refinancing a commercial or multifamily property, or

•	the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as—

•	prepayment lock-out periods, and

•	requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower’s voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

•	to convert to a fixed rate loan and thereby lock in that rate, or

•	to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to—

•	realize its equity in the property,

•	meet cash flow needs or

•	make other investments.

Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to—

•	the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

•	the relative importance of those factors,

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•	the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

•	the overall rate of prepayment on those mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of—

•	scheduled amortization, or

•	prepayments, including—

1.	voluntary prepayments by borrowers, and

2.	involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth—

•	the projected weighted average life of each class of those offered certificates with principal balances, and

•	the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

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Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either—

•	to refinance the loan, or

•	to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by—

•	the bankruptcy of the borrower, or

•	adverse economic conditions in the market where the related real property is located.

In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

•	limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

•	provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

•	provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of

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those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by—

•	the number of foreclosures with respect to the underlying mortgage loans; and

•	the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

Losses and Shortfalls on the Mortgage Assets.     The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

•	a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

•	the establishment of a priority of payments among classes of certificates.

If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

•	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

•	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

•	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

•	any other amounts described in the related prospectus supplement.

The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

CWCapital Commercial Funding Corp.

We were incorporated in Delaware on January 20, 2006. We were organized, among other things, for the purposes of—

•	acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

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•	acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

•	forming pools of mortgage loans and mortgage-backed securities; and

•
acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal offices are located at c/o CWCapital LLC, One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494. Our telephone number is (781) 707-9300. We are an indirect majority owned subsidiary of Caisse de dépôt et placement du Québec (the “Caisse”) and a wholly owned subsidiary of CW Financial Services LLC. We are also an affiliate of CWCapital LLC, one of the mortgage loan sellers and one of the primary servicers. There can be no assurance that at any particular time we will have any significant assets.

CWCapital LLC

General

CWCapital LLC (“CW”) is a Massachusetts limited liability company, whose principal offices are located in Needham, Massachusetts. CW is an affiliate of CWCapital Asset Management LLC, which is the special servicer, and CWCapital Investments LLC, which is anticipated to be the initial majority certificateholder of the controlling class. In addition, CWCapital LLC will act as primary servicer of the mortgage loans originated or acquired by CW.

CW was organized as a limited liability company in the State of Massachusetts in April 2002. CW is a wholly owned subsidiary of CW Financial Services LLC. The principal offices of CW are located at One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494. CW’s telephone number is (781) 707-9300.

CW and its predecessor entities have been lending and investing in the commercial real estate industry since 1992.

CW’s Securitization Program

CW commenced directly selling mortgage loans into securitizations in the fall of 2004. To date, CW has sold commercial mortgage loans (in each case, along with other mortgage loan sellers/sponsors) into a total of six transactions, among four different securitization programs. CW originates commercial mortgage loans primarily for securitization, with the remainder being sold in third party whole loan sales or for inclusion in CDOs. The commercial mortgage loans originated by CW include both fixed rate loans and floating rate loans and both conduit loans and large loans. CW also originates and acquires mezzanine debt which is generally not securitized, and originates first mortgage loans pursuant to programs sponsored by the U.S. Department of Housing and Urban Development and Fannie Mae.

CW has originated in excess of $1.2 billion in commercial mortgage loans that were ultimately included in securitizations since the inception of its commercial mortgage securitization program in 2004, of which approximately $253 million and $598 million were securitized in 2004 and 2005, respectively.

As a sponsor, CW originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates the securitization of them by transferring the mortgage loans to a depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with the underwriters for the related securitization, CW works with rating agencies, loan sellers and servicers in structuring the securitization transaction.

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CW’s Underwriting Standards

Loan Analysis. Generally, CW performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. CW typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities and are generally required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, and a review of tenant leases. CW generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of CW or a third-party consultant for compliance with program standards.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratios for mortgage loans originated or acquired by CW will be equal to or greater than 1.20x; provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, CW may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CW’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for mortgage loans originated or acquired by CW will be equal to or less than 80%; provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, debt service coverage, reserves or other factors. For example, CW may originate a mortgage loan with an loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CW’s judgment of improved property and/or performance in the future and/or other relevant factors.

Environmental Assessments and Insurance. “Phase I” environmental site assessments or updates of previously conducted assessments were performed on all of the mortgaged properties. “Phase II” environmental site assessments were performed on some mortgaged properties. These environmental site assessments are performed for CW or the report is delivered to CW as part of its acquisition or origination of the mortgage loan. With respect to a majority of properties, these environmental assessments are performed during the 12-month period before the applicable cut-off date.

Additionally, all borrowers are required to provide customary environmental representations, warranties and covenants relating to the existence and use of hazardous substances on the mortgaged properties.

Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in the prospectus supplement.

Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination or the purchase of the related mortgage loan. For a majority of the properties, the inspections are conducted within the 12-month period before the applicable cut-off date. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

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Appraisal. An appraisal for each property is performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For a majority of the properties, the appraisals are performed during the 12-month period before the applicable cut-off date. The appraised value of the related property or properties is greater than the original principal balance of the related mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans. All such appraisals are conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute. The appraisal (or a separate letter) for all properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal.

Seismic Report. If the property consists of improvements located in California or in seismic zone 3 or 4, CW may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, CW may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, CW will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except in certain instances where credit tenants are required to obtain this insurance or may self-insure.

Flood insurance, if available, must be in effect for any property that at the time of origination included improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

•	the outstanding principal balance of the mortgage loan;

•	the full insurable value of the property;

•	the maximum amount of insurance available under the National Flood Insurance Act of 1968; and

•	100% of the replacement cost of the improvements located on the property, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates; in some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

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Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

The properties are typically not insured for earthquake risk. For properties located in California and some other seismic zones, CW typically conducts seismic studies to assess the “probable maximum loss.” In general, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the probable maximum loss is greater than 20%.

Earnouts and Additional Collateral Loans. Some of CW’s mortgage loans may be additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. For a description of the cash reserves or letters or credit and related earnout information for the CW mortgage loans, see the prospectus supplement.

Escrow Requirements. Generally, CW requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by CW are as follows:

•
Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide CW with sufficient funds to satisfy all taxes and assessments. CW may waive this escrow requirement under certain circumstances.

•
Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide CW with sufficient funds to pay all insurance premiums. CW may waive this escrow requirement under certain circumstances.

•
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. CW may waive this escrow requirement under certain circumstances.

•
Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, CW generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. CW may waive this escrow requirement under certain circumstances.

•
Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Furthermore, CW may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, CW may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CW’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

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Description of the Certificates

General

Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

A series of certificates consists of all those certificates that—

•	have the same series designation;

•	were issued under the same Governing Documents; and

•	represent beneficial ownership interests in the same trust.

A class of certificates consists of all those certificates of a particular series that—

•	have the same class designation; and

•	have the same payment terms.

The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

•	a stated principal amount, which will be represented by its principal balance;

•
interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events or for any other reason from one accrual or payment period to another, as described in the related prospectus supplement;

•	specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

•	payments of principal, with disproportionate, nominal or no payments of interest;

•	payments of interest, with disproportionate, nominal or no payments of principal;

•
payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not accrue interest, all as set forth in the related prospectus supplement;

•
payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

•	payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

•	payments of principal to be made, from time to time or for designated periods, at a rate that is—

1.	faster and, in some cases, substantially faster, or

2.	slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

•	payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

•	payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered

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certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

•
payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

•	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

•	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, for so long as they are participants in DTC.

Payments on the Certificates

General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

•	the periodic payment date for that series, and

•	the record date as of which certificateholders entitled to payments on any particular payment date will be established.

All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either—

•
by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

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•	by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate. With respect to any floating rate certificates, interest may be based on an index (which may be increased or decreased by a specified margin, and/or subject to a cap or floor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be specified in the related prospectus supplement and will be a standard index that measures interest in debt transactions, and will not be a commodities or securities index.

Interest may accrue with respect to any offered certificate on the basis of:

•	a 360-day year consisting of 12 30-day months,

•	the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

•	the actual number of days elapsed during each relevant period in a normal calendar year, or

•	any other method identified in the related prospectus supplement.

We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

•	based on the principal balances of some or all of the related mortgage assets; or

•	equal to the total principal balances of all or a portion of one or more other classes of certificates of the same series.

•	be based on such other formula as may be specified in the related prospectus supplement.

Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

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We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

The total outstanding principal balance of any class of offered certificates will be reduced by—

•	payments of principal actually made to the holders of that class, and

•	if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

Generally, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

•	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

•	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

•	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

•	any other amounts described in the related prospectus supplement.

We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

Allocation of Losses and Shortfalls

If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

•	by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

•	by establishing a priority of payments among those classes.

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See “Description of Credit Support.”

Advances

If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

•	delinquent payments of principal and/or interest, other than balloon payments,

•	property protection expenses,

•	other servicing expenses, or

•	any other items specified in the related prospectus supplement.

If there are any limitations with respect to a party’s advancing obligations, we will discuss those limitations in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of—

•	subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

•	any other specific sources identified in the related prospectus supplement.

If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances—

•	periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

•	at any other times and from any sources as we may describe in the related prospectus supplement.

If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

Incorporation of Certain Documents by Reference; Requests Filed with the SEC

All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

•
Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K of the agreements or other documents specified in the related prospectus supplement, if applicable;

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•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time frame specified in Form 8-K related to the type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the report and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund’s specific number, which will be a series number assigned to the file number of the depositor shown above.

The trustee on behalf of any trust fund will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate Trust Office of the trustee specified in the accompanying prospectus supplement.

Reports to Certificateholders

On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding—

•	the payments made on that payment date with respect to the applicable class of offered certificates, and

•	the recent performance of the mortgage assets.

Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for—

•	that calendar year, or

•	the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

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Voting Rights

Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except—

•	with respect to those amendments to the governing documents described under “Description of the Governing Documents—Amendment,” or

•	as otherwise specified in this prospectus or in the related prospectus supplement.

As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

Termination

The trust for each series of offered certificates will terminate and cease to exist following:

•	the final payment or other liquidation of the last mortgage asset in that trust; and

•	the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

If we specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

Book-Entry Registration

General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, for so long as they are participants in DTC.

DTC, Euroclear and Clearstream. DTC is:

•	a limited-purpose trust company organized under the New York Banking Law,

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•	a “banking corporation” within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

•	a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

It is our understanding that Clearstream Banking, société anonyme holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this “—Book-Entry Registration” section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

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Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC’s records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC’s rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC’s rules.

Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC’s rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments on the book-entry certificates will be made to DTC. DTC’s practice is to credit DTC participants’ accounts on the related payment date in accordance with their respective holdings shown on

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DTC’s records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be—

•	governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

•	the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Under a book-entry system, beneficial owners may receive payments after the related payment date.

The only “certificateholder” of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as “certificateholders.” The beneficial owners of book-entry certificates will be permitted to exercise the rights of “certificateholders” only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a “certificateholder” only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

Issuance of Definitive Certificates. Generally, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

•
we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor;

•
we elect, at our option, to notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, upon notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination; or

•
after the occurrence of an Event of Default under the pooling and servicing agreement, certificateholders representing a majority in principal amount of the offered certificates of any class then outstanding advise DTC through Participants in writing that the continuation of book-entry system through DTC (or a successor thereto) is no longer in the best interest of such certificateholders.

Upon the occurrence of any of these events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates. The related prospectus supplement may specify other events upon which definitive certificates may be issued.

Description of the Governing Documents

General

The “Governing Document” for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master

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servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, primary servicer, sub-servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under “CWCapital Commercial Funding Corp.”

Assignment of Mortgage Assets

At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

•	in the case of a mortgage loan—

1.	the address of the related real property,

2.	the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

3.	the remaining term to maturity,

4.	if the mortgage loan is a balloon loan, the remaining amortization term, and

5.	the outstanding principal balance; and

•	in the case of a mortgage-backed security—

1.	the outstanding principal balance, and

2.	the pass-through rate or coupon rate.

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Representations and Warranties with Respect to Mortgage Assets

We will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

•	the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

•	the warranting party’s title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

•	in the case of a mortgage loan—

1.	the enforceability of the related mortgage note and mortgage,

2.	the existence of title insurance insuring the lien priority of the related mortgage, and

3.	the payment status of the mortgage loan.

We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

Collection and Other Servicing Procedures with Respect to Mortgage Loans

The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document.

Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan that it is responsible for servicing.

The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

•	maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

•	ensuring that the related real properties are properly insured;

•	attempting to collect delinquent payments;

•	supervising foreclosures;

•	negotiating modifications;

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•	responding to borrower requests for partial releases of the encumbered real property, easements, consents to alteration or demolition and similar matters;

•	protecting the interests of certificateholders with respect to senior lienholders;

•	conducting inspections of the related real properties on a periodic or other basis;

•	collecting and evaluating financial statements for the related real properties;

•	managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

•	maintaining servicing records relating to mortgage loans in the trust.

We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

•	mortgage loans that are delinquent with respect to a specified number of scheduled payments;

•	mortgage loans as to which there is a material non-monetary default;

•	mortgage loans as to which the related borrower has—

1.	entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

2.	become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

•	real properties acquired as part of the trust with respect to defaulted mortgage loans.

The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer’s continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

A borrower’s failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can—

•	make the initial determination of appropriate action,

•	evaluate the success of corrective action,

•	develop additional initiatives,

•	institute foreclosure proceedings and actually foreclose, or

•	accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

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may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See “Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as—

•	performing property inspections and collecting, and

•	evaluating financial statements.

A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as—

•	continuing to receive payments on the mortgage loan,

•	making calculations with respect to the mortgage loan, and

•	making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

The master servicer for your series, or another party specified in the prospectus supplement, will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See “Description of Credit Support” in this prospectus.

Servicing Mortgage Loans That Are Part of a Loan Combination

Certain of the mortgage loans that are included in one of our trusts will be part of a loan combination as described under “Description of the Trust Assets—Mortgage Loans—Loan Combinations.” With respect to certain of those mortgage loans, the entire loan combination may be serviced under the Governing Document for our trust and, in that event

•
the servicers under the Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination and

•
the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in our trust.

With respect to other mortgage loans in one of our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination and, in that event

•	our servicer and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans and

•
the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in our trust. See “RISK FACTORS—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.”

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Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, the master servicer or special servicer will generally remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

Generally, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer’s or special servicer’s compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

CW may act as a primary servicer with respect to the underlying mortgage loans that it sells to us for deposit into the trust fund.

Collection of Payments on Mortgage-Backed Securities

If a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then—

•	that mortgage-backed security will be registered in the name of the related trustee or its designee;

•	the related trustee will receive payments on that mortgage-backed security; and

•
subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us

No master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon—

•
the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal, qualification or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

•
a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of—

•	willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or

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•	reckless disregard of those obligations and duties.

Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

•	specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

•	incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

•
incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

•	the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

•	either—

1.	that party is specifically required to bear the expense of the action, or

2.
the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

With limited exception, any person or entity—

•	into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

•	resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

•	succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

The compensation arrangements with respect to any master servicer, special servicer and/or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

Events of Default

We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

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Amendment

The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

1.	to cure any ambiguity;

2.
to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

3.	to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

4.
to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

5.
to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

6.
to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

7.	to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or

8.	to otherwise modify or delete existing provisions of the Governing Document.

However, no such amendment of the Governing Document for any series of offered certificates, that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, no such amendment may significantly change the activities of the related trust.

In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to—

•
reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

•
adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

•
significantly change the activities of the trust without the consent of the holders of offered and/or non-offered certificates representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

•
modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

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•
modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

List of Certificateholders

Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders proposed to send.

The Trustee

The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

Duties of the Trustee

The trustee for each series of offered certificates will not—

•	make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

•
be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee’s acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

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No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. The trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Description of Credit Support

General

Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

•	the subordination of one or more other classes of certificates of the same series;

•	the use of a letter of credit, a surety bond, an insurance policy, a guarantee;

•	the establishment of one or more reserve funds; or

•	any combination of the foregoing.

If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates.

If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes will be disproportionately benefited by that credit support to your detriment.

If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

•	the nature and amount of coverage under that credit support;

•	any conditions to payment not otherwise described in this prospectus;

•	any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

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•	the material provisions relating to that credit support.

Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

Subordinate Certificates

If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

Insurance or Guarantees with Respect to Mortgage Loans

The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

Letters of Credit

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

Certificate Insurance and Surety Bonds

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

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Reserve Funds

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

Credit Support with Respect to MBS

If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

Legal Aspects of Mortgage Loans

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See “Description of the Trust Assets—Mortgage Loans.”

If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

General

Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—

•	the terms of the mortgage,

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•	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

•	the knowledge of the parties to the mortgage, and

•	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

•	a mortgagor, who is the owner of the encumbered interest in the real property, and

•	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—

•	the trustor, who is the equivalent of a mortgagor,

•	the trustee to whom the real property is conveyed, and

•	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

•	the express provisions of the related instrument,

•	the law of the state in which the real property is located,

•	various federal laws, and

•	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the

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property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

•	without a hearing or the lender’s consent, or

•	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See “— Bankruptcy Laws” below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security

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for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are—

•	judicial foreclosure, involving court proceedings, and

•	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—

•	all parties having a subordinate interest of record in the real property, and

•	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

•	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

•	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

•	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

•	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—

1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

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Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—

•	upheld the reasonableness of the notice provisions, or

•	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

•	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

•	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

•	record a notice of default and notice of sale, and

•	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of—

•	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

•	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower’s right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender’s investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or

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resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are—

•	to enable the lender to realize upon its security, and

•	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action Rule. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, in the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

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Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

•	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

•	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

•	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

In a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interests; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Doe, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court.

Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the Governing Documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A

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recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—

•
reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

•
reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

•	extend or shorten the term to maturity of the loan;

•	permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

•
permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender’s ability to enforce the borrower’s assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

A borrower’s ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

•	past due rent,

•	accelerated rent,

•	damages, or

•	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

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In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

•	assume the lease and either retain it or assign it to a third party, or

•	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor’s damages for lease rejection to:

•	the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

•	unpaid rent to the earlier of the surrender of the property or the lessee’s bankruptcy filing.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—

•	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

•	assumes day-to-day management of operational functions of a mortgaged property.

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The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may—

•	impose liability for releases of or exposure to asbestos-containing materials, and

•	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

Due-on-Sale and Due-on-Encumbrance Provisions

Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states.

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However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

Junior Liens; Rights of Holders of Senior Liens

Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

•	first, to the payment of court costs and fees in connection with the foreclosure;

•	second, to real estate taxes;

•	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

•	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

Subordinate Financing

Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

•	the borrower may have difficulty servicing and repaying multiple loans;

•	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

•
acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

•
if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

•	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

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Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any interest above an annual rate of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the

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United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

Federal Income Tax Consequences

General

This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

•	banks,

•	insurance companies, and

•	foreign investors.

Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is—

•	given with respect to events that have occurred at the time the advice is rendered, and

•	is directly relevant to the determination of an entry on a tax return.

Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See “State and Other Tax Consequences.”

The following discussion addresses securities of two general types:

•
REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code; and

•	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC.

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The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See “Description of the Trust Assets—Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection.”

The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

•	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

•	those offered certificates will represent—

1.	regular interests in the REMIC, or

2.	residual interests in the REMIC.

Any and all offered certificates representing interests in a REMIC will be either—

•	REMIC regular certificates, representing regular interests in the REMIC, or

•	REMIC residual certificates, representing residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

•	“real estate assets” within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

•	“loans secured by an interest in real property” or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing

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characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

In addition, unless otherwise provided in the related prospectus supplement, offered certificates that are REMIC regular certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC.

Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as “real estate assets” within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

•	collections on mortgage loans held pending payment on the related offered certificates, and

•	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Accordingly:

•	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

•	a portion of that certificate may not represent ownership of “real estate assets” under Section 856(c)(5)(B) of the Internal Revenue Code; and

•	the interest on that certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

•	whether the related REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,

•	whether the related REMIC certificates will be “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Internal Revenue Code, and

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•	whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.

Taxation of Owners of REMIC Regular Certificates.

General. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

•	a single fixed rate,

•	a “qualified floating rate,”

•	an “objective rate,”

•	a combination of a single fixed rate and one or more “qualified floating rates,”

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•	a combination of a single fixed rate and one “qualified inverse floating rate,” or

•	a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

•
the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

•	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

•	the total amount of the de minimis original issue discount, and

•	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

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The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “—Market Discount” below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this “—Original Issue Discount” subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

•	the sum of:

1.
the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

•	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

•	the issue price of the certificate, increased by

•	the total amount of original issue discount previously accrued on the certificate, reduced by

•	the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

•	assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

•
using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

•	taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

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•	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

•	the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable.”

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of holders of REMIC regular certificates to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if—

•	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

•	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt

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instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See “—Premium” below.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “—Original Issue Discount” above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

•	on the basis of a constant yield method,

•
in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

•
in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

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Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See “—Market Discount” above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

•	the purchase price paid for your offered certificate, and

•	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

Realized Losses. Under Section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

•
you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

•	the loss will be characterized as a short-term capital loss.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under “—Prohibited Transactions Tax and Other Taxes” below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

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Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders’ gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “—Taxable Income of the REMIC.” Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination. Income derived from the REMIC residual certificates will be “portfolio income” for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have—

•	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

•	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

•	excess inclusions,

•	residual interests without significant value, and

•	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See “Risk Factors—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences.”

Taxable Income of the REMIC.     The taxable income of a REMIC will equal:

•	the income from the mortgage loans and other assets of the REMIC; plus

•	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

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1.
the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this “—Taxable Income of the REMIC” subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See “—REMICs—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—REMICs—Prohibited Transactions Tax and Other Taxes” below. Further, the limitation on

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miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See “—Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

•	the amount paid for that REMIC residual certificate,

•	increased by, amounts included in the income of the holder of that REMIC residual certificate, and

•	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

A holder’s basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

•	through distributions,

•	through the deduction of any net losses of the REMIC, or

•	upon the sale of its REMIC residual certificate. See “—REMICs—Sales of REMIC Certificates” below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see “—General” above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period

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the REMIC is expected to generate taxable income, or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations.

Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

•	the daily portions of REMIC taxable income allocable to that certificate, over

•	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

•	the issue price of the certificate, increased by

•	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

•	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

•	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

•
will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, “—REMICs—Foreign Investors in REMIC Certificates” below.

Furthermore, for purposes of the alternative minimum tax:

•	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

•	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so

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allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

•	regulated investment companies,

•	common trusts, and

•	some cooperatives.

The Treasury regulations, however, currently do not address this subject.

Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

•	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

•
the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

•	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

•
from the prospective transferee, providing representations as to its financial condition including an understanding that it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that it intends to pay its debts as they come due in the future, and

•
from the prospective transferee, stating that it will not cause income from the REMIC residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or of any other U.S. Person, and

•
from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

The Treasury has issued final regulations that, in addition to the affidavits above, require, in order to receive safe harbor protection against possible disregard of a transfer, that either:

(1)      the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of:

•	the present value of any consideration given to the transferee to acquire the interest,

•	the present value of the expected future distributions on the interest, and

•	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

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For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate, currently 35%, or, in certain circumstances, the alternative minimum tax rate. Further, present values are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Internal Revenue Code, for the month of such transfer and the compounding period used by the transferee; or

(2)	•	the transferee is a domestic C corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years),

•
the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer, and

•
the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See “—REMICs—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

Transfers of REMIC Residual Certificates to Investors That are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code and to United States partnerships that have (or, are permitted to have under the related partnership agreement) any non-United States persons as partners will be prohibited under the related Governing Documents.

Under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is non-United States person will be required to pay withholding tax in respect of excess inclusion

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income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Governing Document will prohibit transfer of a REMIC residual certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) not a U.S. Person.

If transfers of REMIC residual certificates to investors that are foreign persons are permitted under the related Governing Documents, and such a transfer takes place, then it is possible that the transfer will be disregarded for all federal tax purposes. The applicable Treasury regulations provide that a transfer of a REMIC residual certificate that has “tax avoidance potential” to a non-U.S. Person will be disregarded for all federal tax purposes, unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States. A REMIC residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer—

•	the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

•
the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the REMIC residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

then—

•	an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and

•
the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of—

•	3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

•	80% of the amount of itemized deductions otherwise allowable for such year.

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Under current law, the applicable limitation is reduced by one-third for taxable years beginning in 2006 and 2007, and by two-thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

•	the cost of the certificate to that certificateholder, increased by

•	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

•	payments on the certificate received by that certificateholder and by amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

The adjusted basis of a REMIC residual certificate will be determined as described above under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as described below in this “—Sales of REMIC Certificates” subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

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cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

•
the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

•	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under “—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a “conversion transaction” within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the “wash sale” rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

•	reacquires that same REMIC residual certificate,

•	acquires any other residual interest in a REMIC, or

•	acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

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In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

•	the disposition of a non-defaulted mortgage loan,

•	the receipt of income from a source other than a mortgage loan or other permitted investments,

•	the receipt of compensation for services, or

•	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a “permitted investment” under Section 860G(a)(5) of the Internal Revenue Code.

Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

•	the person has sufficient assets to do so, and

•	the tax arises out of a breach of that person’s obligations under the related Governing Document.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

•	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

•	the highest marginal federal income tax rate applicable to corporations.

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The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

•	events that have occurred up to the time of the transfer,

•	the prepayment assumption, and

•	any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

•	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

•	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

•	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

•	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

•	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

•	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	the residual interests in the entity are not held by Disqualified Organizations, and

•	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

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Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects. The related tax administrator may hold at least a nominal amount of REMIC residual certificates.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

•	income,

•	deductions

•	gains,

•	losses, and

•	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are—

•	corporations,

•	trusts,

•	securities dealers, and

•	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

•	30 days after the end of the quarter for which the information was requested, or

•	two weeks after the receipt of the request.

Reporting with respect to REMIC residual certificates, including—

•	income,

•	excess inclusions,

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•	investment expenses, and

•	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code at a rate of 28%, which rate will be increased to 31% after 2010 unless the recipient of these payments:

•	is a United States person and provides IRS Form W-9 with the correct taxpayer identification number;

•	is a foreign person and provides IRS Form W-8BEN identifying the foreign person and stating that the beneficial owner is not a United States person; or

•	can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

•	a foreign person, and

•	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on

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behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, and nominee or otherwise as an agent for the beneficial owner of a REMIC Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

•	owns 10% or more of one or more underlying mortgagors, or

•	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

•	foreign persons, or

•	U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless any beneficial owner is (or is permitted to be under the related partnership agreement) not a U.S. Person.

Grantor Trusts

Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

A grantor trust certificate may be classified as either of the following types of certificate:

•
a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest on those loans at a pass-through rate; or

•	a grantor trust strip certificate representing ownership of all or a portion of the difference between—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

•	normal administration fees, and

•	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

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Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

•
“loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

•
“obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3) of the Internal Revenue Code; and

•	“real estate assets” within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust—

•	consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,

•	consisting of mortgage loans that are “real estate assets” within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

•	the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(A) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3)(A) of the Internal Revenue Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates

General. Holders of a particular series of grantor trust fractional interest certificates generally:

•
will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

•	will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

•	Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

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The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

•	a class of grantor trust strip certificates is issued as part of the same series, or

•	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

•	a master servicer,

•	a special servicer,

•	any sub-servicer, or

•	their respective affiliates.

If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

•	the treatment of some stripped bonds as market discount bonds, and

•	de minimis market discount.

See “—Market Discount” below.

Under the stripped bond rules, the holder of a grantor trust fractional interest certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its grantor trust fractional interest certificate for each month. The amount of reportable interest income must equal the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Internal Revenue Code relating to original issue discount.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

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See “—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.” In general, the amount of that income that accrues in any month would equal the product of:

•	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in “—Sales of Grantor Trust Certificates,” and

•	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed as the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses.

With respect to some categories of debt instruments, Section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

Section 1272(a)(6) applies to any “pool of debt instruments the yield on which may be affected by reason of prepayments.” The precise application of Section 1272(a)(6) is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer’s investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

•	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury Regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount

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rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

•	there is no original issue discount or only a de minimis amount of original issue discount, or

•
the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

•	0.25% of the stated redemption price, and

•	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in “—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

•	the stated redemption price of the mortgage loans, and

•	their issue price.

For a definition of “stated redemption price,” see “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See “—REMICs— Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

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In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of this legislation is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer’s investments in pools of debt instruments, or will be applied on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder. We recommend that certificateholders consult their own tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

•	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

•	the daily portions of original issue discount for all days during the accrual period prior to that day.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

•	the issue price of the mortgage loan, increased by

•	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

•	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

•	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.

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Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if—

•	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

•	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

Section 1276(b)(3) of the Internal Revenue Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until the time that regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. Under those rules, in each accrual period, you may accrue market discount on the underlying mortgage loans, at your option:

•	on the basis of a constant yield method,

•
in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

•
in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the mortgage loans will be a pool described in that section, it appears that the prepayment assumption used, or that would be used, in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of Section 1272(a)(6) is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the grantor trust fractional interest certificate, or with respect to any holder, at the time of that holder’s purchase of the grantor trust fractional interest certificate.

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

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To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

Further, under the rules described under “—REMICs—Taxation of Owners of REMIC Regular Certificates-Market Discount” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

•	be allocated among the payments of stated redemption price on the mortgage loan, and

•	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates. See “—Market Discount” above.

Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

•	the price paid for that grantor trust strip certificate by you, and

•	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

•	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply” above.

As noted above, Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt

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instruments. The Internal Revenue Code also requires adjustments be made in the amount and rate of accrual of that discount when prepayments do not conform to the prepayment assumption. It appears that those provisions would apply to grantor trust strip certificates. It is uncertain whether the assumed prepayment rate would be determined based on:

•	conditions at the time of the first sale of the grantor trust strip certificate or,

•	with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable” above.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

•	the prepayment assumption we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

•	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this “—Sales of Grantor Trust Certificates” subsection. The amount recognized equals the difference between:

•	the amount realized on the sale or exchange of a grantor trust certificate, and

•	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

•	its cost, increased by

•	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

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•	any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

•	the amount of servicing compensation received by a master servicer or special servicer, and

•	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

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Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

On January 24, 2006, Treasury published final regulations which establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

Backup Withholding. In general, the rules described under “—REMICs—Backup Withholding with Respect to REMIC Certificates” above will also apply to grantor trust certificates.

Foreign Investors. In general, the discussion with respect to REMIC regular certificates under “—REMICs—Foreign Investors in REMIC Certificates” above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

State and Other Tax Consequences

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences concerning the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code impose various requirements on—

•	ERISA Plans, and

•	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

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Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this “Certain ERISA Considerations” section, subject to the provisions of other applicable federal and state law. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

•	investment prudence and diversification, and

•	compliance with the investing ERISA Plan’s governing the documents.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists.

The types of transactions between ERISA Plans and Parties in Interest that are prohibited include:

•	sales, exchanges or leases of property;

•	loans or other extensions of credit; and

•	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected ERISA Plan for any losses realized by that ERISA Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

Plan Asset Regulations

An ERISA Plan’s investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that ERISA Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when an ERISA Plan acquires an equity interest in an entity, the assets that ERISA Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both ERISA Plans and some employee benefit plans not subject to ERISA or Section 4975 of the Internal Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing ERISA Plan is any person who—

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•	has discretionary authority or control over the management or disposition of the assets of that ERISA Plan, or

•	provides investment advice with respect to the assets of that ERISA Plan for a fee.

If the mortgage and other assets included in one of our trusts are ERISA Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be—

•	deemed to be a fiduciary with respect to the investing ERISA Plan, and

•	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are ERISA Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing ERISA Plan, then the purchase by that ERISA Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that ERISA Plan and the Party in Interest.

The Plan Asset Regulations provide that where an ERISA Plan purchases a “guaranteed governmental mortgage pool certificate,” the assets of that ERISA Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae and Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of an ERISA Plan, the underlying mortgages would not be treated as assets of that ERISA Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of offered certificates by or on behalf of an ERISA Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing ERISA Plan.

If you are the fiduciary of an ERISA Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

Insurance Company General Accounts

The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption 95-60 for the purchase and holding of offered certificates by an insurance company general account.

Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of an ERISA Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be ERISA Plan assets.

Any assets of an insurance company general account which support insurance policies issued to an ERISA Plan after December 31, 1998, or issued to an ERISA Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as ERISA Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as ERISA Plan assets, invested in the separate account. If

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you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Consultation With Counsel

If you are a fiduciary for an ERISA Plan and you intend to purchase offered certificates on behalf of or with assets of that ERISA Plan, you should:

•	consider your general fiduciary obligations under ERISA, and

•	consult with your legal counsel as to—

1.	the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

An ERISA Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt ERISA Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” in this prospectus.

Legal Investment

If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage related securities are legal investments for entities—

•	that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

•	whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:

•	were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

•
evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation.

Effective December 31, 1996, the definition of “mortgage related securities” was modified to include among the types of loans to which the securities may relate, loans secured by “one or more parcels of real estate upon which is located one or more commercial structures.” In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate

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upon which is located more than one structure. Through September 23, 2001, any state could have enacted legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state’s laws.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

•
federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities;

•	federal credit unions may invest in mortgage related securities; and

•	national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. § 24 (Seventh),

subject in each case to regulations that the applicable federal regulatory authority may prescribe.

The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus, but subject to compliance with general standards in 12 C.F.R. § 1.5 concerning “safety and soundness” and retention of credit information, “Type IV securities,” which are defined in 12 C.F.R. § 1.2(m) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined, “commercial mortgage-related security” and “residential mortgage-related security” mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it “represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.” In the absence of any rule or administrative interpretation by the OCC defining the term “numerous obligors,” we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. § 703.140.

The OTS has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying” and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

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There may be other restrictions on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes of offered certificates as mortgage related securities, we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent—

•	the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

•	SMMEA has been overridden in any State relevant to you.

Use of Proceeds

Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

Method of Distribution

The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

1.	by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.	by placements by us with institutional investors through dealers; and

3.	by direct placements by us with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating

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to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that—

•	the obligations of the underwriters will be subject to various conditions precedent,

•	the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

•
in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

Legal Matters

Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Cadwalader, Wickersham & Taft LLP.

Rating

It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of—

•	whether the price paid for those certificates is fair;

•	whether those certificates are a suitable investment for any particular investor;

•	the tax attributes of those certificates or of the related trust;

•	the yield to maturity or, if they have principal balances, the average life of those certificates;

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•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

•	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

•	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

•	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

•
if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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Glossary

The following capitalized terms will have the respective meanings assigned to them in this “Glossary” section whenever they are used in this prospectus.

“ADA” means the Americans with Disabilities Act of 1990, as amended.

“CERCLA” means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Committee Report” means the Conference Committee Report accompanying the Tax Reform Act of 1986.

“CPR” means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

“Disqualified Organization” means:

•	the United States,

•	any State or political subdivision of the United States,

•	any foreign government,

•	any international organization,

•	any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

•
any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

•	any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

“Electing Large Partnership” means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code.

“Euroclear Operator” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity.

“Euroclear Terms and Conditions” means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

“Fannie Mae” means the Federal National Mortgage Association.

“Farmer Mac” means the Federal Agricultural Mortgage Corporation.

“FDIC” means the Federal Deposit Insurance Corporation.

“Financial Intermediary” means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

“Freddie Mac” means the Federal Home Loan Mortgage Association.

“Ginnie Mae” means the Government National Mortgage Association.

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“Governing Document” means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“IRS” means the Internal Revenue Service.

“Lender Liability Act” means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

“NCUA” means the National Credit Union Administration.

“Net Income From Foreclosure Property” means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

“OCC” means the Office of the Comptroller of the Currency.

“OTS” means the Office of Thrift Supervision.

“Party in Interest” means any person that is a “party in interest” within the meaning of ERISA or a “disqualified person” within the meaning of Section 4975 of the Internal Revenue Code.

“Pass-Through Entity” means any:

•	regulated investment company,

•	real estate investment trust,

•	trust,

•	partnership, or

•	other entities described in Section 860E(e)(6) of the Internal Revenue Code.

“Plan Asset Regulations” means the regulations of the U.S. Department of Labor promulgated under ERISA.

“PTE” means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

“REIT” means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code.

“Relief Act” means the Servicemembers Civil Relief Act, as amended.

“REMIC” means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

“SEC” means the Securities and Exchange Commission.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“SPA” means standard prepayment assumption.

“UCC” means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

“U.S. Person” means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

•
an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

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•	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

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The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is “COBALT CMBS 2006-C1*-Annex-A-1, A-2, A-3, A-4 and A-5.XLS” and is a Microsoft Excel 97(1) spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption “Description of the Mortgage Pool” in, and on Annex A-1 and Annex B to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

(1)	Microsoft Excel is a registered trademark of Microsoft Corporation.

Prospectus Supplement

Prospectus

Important Notice About the Information Presented in this Prospectus	1
Available Information; Incorporation by Reference	1
Summary of Prospectus	2
Risk Factors	11
Capitalized Terms Used in this Prospectus	30
Description of the Trust Assets	30
Yield and Maturity Considerations	54
CWCapital Commercial Funding Corp.	59
CWCapital LLC	60
Description of the Certificates	64
Description of the Governing Documents	73
Description of Credit Support	82
Legal Aspects of Mortgage Loans	84
Federal Income Tax Consequences	96
State and Other Tax Consequences	128
Certain ERISA Considerations	128
Legal Investment	131
Use of Proceeds	133
Method of Distribution	133
Legal Matters	134
Rating	134
Glossary	136

Until                            , 2007, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$2,360,637,000
(Approximate)

COBALT CMBS Commercial Mortgage Trust 2006-C1
as Issuer

CWCapital
Commercial Funding Corp.,
as Depositor

Commercial Mortgage Pass-Through
Certificates, Series 2006-C1
Class A-1, Class A-2, Class A-AB, Class A-3,
Class A-4, Class A-1A, Class XP,
Class A-M, Class A-J, Class B, Class C and Class D

FREE WRITING PROSPECTUS

Wachovia Capital Markets, LLC

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

December     , 2006